Filed pursuant to Rule 433(d)
Registration Statement No. 333-121782
FREE WRITING PROSPECTUS DATED March 14, 2006
(For use with Prospectus dated April 15, 2005)

$1,429,630,000 (Approximate)

Argent Securities Trust 2006-W3
Issuing Entity

Asset-Backed Pass-Through Certificates,
Series 2006-W3

Argent Securities Inc.
Depositor

Ameriquest Mortgage Company
Seller, Sponsor and Master Servicer

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such offered certificates, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the offered certificates. You may withdraw your indication of interest at any time.

Free Writing Prospectus dated March 14, 2006 (For use with Prospectus dated April 15, 2005)

$1,429,630,000 (Approximate)

Argent Securities Trust 2006-W3
Issuing Entity

Asset-Backed Pass-Through Certificates,
Series 2006-W3

Argent Securities Inc.
Depositor

Ameriquest Mortgage Company
Seller, Sponsor and Master Servicer

You should consider carefully the risk factors beginning on page 13 in this free writing prospectus and page 1 in the prospectus.

The certificates will represent interests in the issuing entity, the assets of which consist primarily of a pool of one- to four-family adjustable-rate and fixed-rate, first lien and second lien residential mortgage loans. The certificates will not represent ownership interests in or obligations of any other entity.

The Class A and Mezzanine Certificates —

•	will represent senior or mezzanine interests in the trust and will receive distributions from the assets of the trust;

•	will receive monthly distributions commencing in April 2006;

•	will have credit enhancement in the form of excess interest, subordination and overcollateralization; and

•	will have the benefit of an interest rate swap agreement.

Class(1)	Original Certificate Principal Balance(2)	Price to Public	Underwriting Discount	Proceeds to the Depositor(3)	Class(1)	Original Certificate Principal Balance(2)	Price to Public	Underwriting Discount	Proceeds to the Depositor(3)
Class A-1	$639,421,000	[___]%	[___]%	[___]%	Class M-3	$29,645,000	[___]%	[___]%	[___]%
Class A-2A	$239,889,000	[___]%	[___]%	[___]%	Class M-4	$26,680,000	[___]%	[___]%	[___]%
Class A-2B	$111,272,000	[___]%	[___]%	[___]%	Class M-5	$25,199,000	[___]%	[___]%	[___]%
Class A-2C	$127,730,000	[___]%	[___]%	[___]%	Class M-6	$23,716,000	[___]%	[___]%	[___]%
Class A-2D	$44,512,000	[___]%	[___]%	[___]%	Class M-7	$22,234,000	[___]%	[___]%	[___]%
Class M-1	$57,809,000	[___]%	[___]%	[___]%	Class M-8	$18,528,000	[___]%	[___]%	[___]%
Class M-2	$50,396,000	[___]%	[___]%	[___]%	Class M-9	$12,599,000	[___]%	[___]%	[___]%
________________
(1)	The pass-through rates on such classes will be based on one-month LIBOR plus the applicable margin, subject to certain caps as described in this free writing prospectus.
(2)	Approximate.
(3)	Before deducting expenses payable by the Depositor estimated to be approximately $800,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Offered Certificates or determined that this free writing prospectus or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

UBS Investment Bank	JPMorgan

Important Notice about Information presented in this Free Writing Prospectus and the accompanying Prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information. You should not assume that the information in this free writing prospectus or the prospectus is accurate as of any date other than the date on the front of this document.

We provide information to you about the Class A and Mezzanine Certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this free writing prospectus, which describes the specific terms of this series of certificates.

Argent Securities Inc. is located at 1100 Town & Country Road, Suite 1100, Orange, California 92868, Attention: Capital Markets, and its phone number is (714) 541-9960.

Table of Contents

Free Writing Prospectus

SUMMARY OF FREE WRITING PROSPECTUS	5
RISK FACTORS	15
USE OF PROCEEDS	27
AFFILIATIONS, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	28
THE MORTGAGE POOL	28
THE ISSUING ENTITY	34
The Depositor	34
THE ORIGINATOR	34
The Seller, SPONSOR and Master Servicer	39
The Trustee	44
The Interest Rate Swap Provider	45
YIELD ON THE CERTIFICATES	45
DESCRIPTION OF THE CERTIFICATES	66
POOLING AND SERVICING AGREEMENT	91
FEDERAL INCOME TAX CONSEQUENCES	99
SECONDARY MARKET	102
LEGAL OPINIONS	102
RATINGS	102
LEGAL INVESTMENT	103
ERISA CONSIDERATIONS	103
ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	I-1
ANNEX II ASSUMED MORTGAGE LOAN CHARACTERISTICS	II-1
ANNEX III COLLATERAL STATISTICS	III-1
ANNEX IV INTEREST RATE SWAP SCHEDULE	IV-1

SUMMARY OF FREE WRITING PROSPECTUS

The following summary is a brief description of key aspects of the certificates offered by this free writing prospectus and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the Class A and Mezzanine Certificates, read carefully this entire free writing prospectus and the entire accompanying prospectus. Annexes I, II, III and IV are incorporated as a part of this free writing prospectus. Capitalized terms used but not defined in this free writing prospectus have the meanings assigned to them in the prospectus. A glossary is included at the end of the prospectus.

Issuing Entity	Argent Securities Trust 2006-W3.

Title of Series	Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2006-W3.

Cut-off Date
For any mortgage loan delivered on the closing date, the close of business on March 1, 2006. For any subsequent mortgage loan, the later of the first day of the month of the transfer of such mortgage loan to the trust and the date of origination.

Closing Date	On or about March 29, 2006.

Depositor
Argent Securities Inc. (the “Depositor”), a direct wholly-owned subsidiary of Argent Mortgage Company, L.L.C. The Depositor will deposit the mortgage loans into the trust. See “The Depositor” in the prospectus.

Originator	Argent Mortgage Company, L.L.C. See “The Mortgage Pool—Underwriting Standards of the Originator” in this free writing prospectus.

Seller, Sponsor and Master Servicer	Ameriquest Mortgage Company (the “Seller,” the “Sponsor” or the “Master Servicer,” as applicable), a Delaware corporation. See “The Seller, Sponsor and Master Servicer” in this free writing prospectus.

Trustee and Custodian
Deutsche Bank National Trust Company (the “Trustee”), a national banking association, will be the Trustee of the trust, will perform administrative functions with respect to the certificates and will act as the custodian, initial paying agent and certificate registrar. See “The Trustee” in this free writing prospectus.

NIMS Insurer
One or more insurance companies (together, the “NIMS Insurer”) may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust and secured by, among other things, all or a portion of the Class CE, Class P and/or Residual Certificates.

Distribution Dates
Distributions on the Certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in April 2006 (each, a “Distribution Date”).

Certificates	The classes of Certificates, their pass-through rates and initial certificate principal balances are shown or described in the table below.

Class	Initial Certificate Principal Balance(1)	Pass-Through Rate	Margin (2)(%) (3)(%)		Ratings
					Fitch	Moody’s	S&P
Offered Certificates
A-1	$639,421,000	Variable(4)	[___]	[___]	AAA	Aaa	AAA
A-2A	$239,889,000	Variable(4)	[___]	[___]	AAA	Aaa	AAA
A-2B	$111,272,000	Variable(4)	[___]	[___]	AAA	Aaa	AAA
A-2C	$127,730,000	Variable(4)	[___]	[___]	AAA	Aaa	AAA
A-2D	$44,512,000	Variable(4)	[___]	[___]	AAA	Aaa	AAA
M-1	$57,809,000	Variable(4)	[___]	[___]	AA+	Aa1	AA+
M-2	$50,396,000	Variable(4)	[___]	[___]	AA	Aa2	AA
M-3	$29,645,000	Variable(4)	[___]	[___]	AA	Aa3	AA
M-4	$26,680,000	Variable(4)	[___]	[___]	A+	A1	AA-
M-5	$25,199,000	Variable(4)	[___]	[___]	A	A2	A+
M-6	$23,716,000	Variable(4)	[___]	[___]	A-	A3	A
M-7	$22,234,000	Variable(4)	[___]	[___]	BBB+	Baa1	A-
M-8	$18,528,000	Variable(4)	[___]	[___]	BBB	Baa2	BBB+
M-9	$12,599,000	Variable(4)	[___]	[___]	BBB-	Baa3	BBB-
Non-Offered Certificates(6)
M-10	$11,858,000	Variable(4)	[___]	[___]	BB+	Ba1	BBB-
M-11	$14,822,000	Variable(4)	[___]	[___]	BB	Ba2	BB+
CE	$25,940,467 (5)	N/A	N/A	N/A	N/R	N/R	N/R
P	$100	N/A	N/A	N/A	N/R	N/R	N/R
R	N/A	N/A	N/A	N/A	N/R	N/R	N/R
R-X	N/A	N/A	N/A	N/A	N/R	N/R	N/R
_______________
(1) Approximate, subject to a variance of plus or minus 5%.
(2) For the Interest Accrual Period for each Distribution Date on or prior to the Optional Termination Date.
(3) For the Interest Accrual Period for each Distribution Date after the Optional Termination Date.
(4) The pass-through rate on each class of Class A and Mezzanine Certificates will be based on one-month LIBOR plus the applicable margin set forth above, subject to the rate caps described in this free writing prospectus.
(5) Represents approximately 1.75% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the original pre-funded amounts and is approximately equal to the initial amount of overcollateralization required to be provided by the mortgage pool under the Pooling and Servicing Agreement.
(6) May be offered through one or more private placements.

The Issuing Entity

The Depositor will establish a trust relating to the Series 2006-W3 certificates (the “Trust” or “Issuing Entity”) pursuant to a pooling and servicing agreement, dated as of the Cut-off Date (the “Pooling and Servicing Agreement”), among the Depositor, the Master Servicer and the Trustee. The Issuing Entity will issue twenty classes of certificates. The certificates will represent in the aggregate the entire beneficial ownership interest in the Trust. Distributions of interest and/or principal on the Class A and Mezzanine Certificates will be made only from payments received in connection with the mortgage loans held in the Trust and from amounts deposited into the Swap Account.

Designations

In this free writing prospectus, the following designations are used to refer to the specified classes of Certificates, all of which, are primarily backed by the Mortgage Loans held by the Trust.

Class A Certificates

Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates.

Mezzanine Certificates

Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.

Subordinate Certificates

Mezzanine and Class CE Certificates.

•

Offered Certificates

Class A and Mezzanine Certificates (other than the Class M-10 and Class M-11 Certificates).

Non-Offered Certificates

Class M-10, Class M-11, Class CE, Class P and Residual Certificates.

Group I Certificates

Class A-1 Certificates. The Group I Certificates will receive distributions primarily from amounts received from the Group I Mortgage Loans. The Group I Certificates may, as further described in this free writing prospectus, receive distributions from amounts received from the Group II Mortgage Loans, but only after distribution of such amounts are made to the Group II Certificates. See “Description of the Certificates—Interest Distributions” and “—Principal Distributions” in this free writing prospectus.

Group II Certificates

Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates. The Group II Certificates will receive distributions primarily from amounts received from the Group II Mortgage Loans. The Group II Certificates may, as further described in this free writing prospectus, receive distributions from amounts received from the Group I Mortgage Loans, but only after distribution of such amounts are made to the Group I Certificates. See “Description of the Certificates—Interest Distributions” and “—Principal Distributions” in this free writing prospectus.

Residual Certificates

Class R and Class R-X Certificates.

The Mortgage Loans

On the Closing Date, the Issuing Entity will acquire an initial pool of mortgage loans consisting of fixed-rate and adjustable-rate mortgage loans secured by first and second liens (the “Initial Mortgage Loans”).

On or before April 15, 2006, the Trust will acquire subsequent mortgage loans to be included in the mortgage pool (the “Subsequent Mortgage Loans”; together with the Initial Mortgage Loans, the “Mortgage Loans”) subject to the conditions set forth in this free writing prospectus under “The Mortgage Pool—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Accounts.”

The Mortgage Loans will have been originated by the Originator.

For purposes of calculating interest and principal distributions on the certificates, the Mortgage Loans will be divided into two loan groups, designated as the “Group I Mortgage Loans” and the “Group II Mortgage Loans.”

The Group I Mortgage Loans will consist of adjustable-rate and fixed-rate mortgage loans with principal balances at origination that conform to Freddie Mac loan limits. The Group II Mortgage Loans will consist of adjustable-rate and fixed-rate mortgage loans with principal balances at origination that may or may not conform to Freddie Mac or Fannie Mae loan limits.

References to percentages of the mortgage loans in this free writing prospectus are based on the Initial Mortgage Loans with the aggregate scheduled principal balance of such mortgage loans as specified in the amortization schedule at the Cut-off Date after application of all amounts allocable to unscheduled payments of principal received prior to the Cut-off Date. In cases where the minimum mortgage rate for any adjustable-rate Mortgage Loan is lower than its applicable margin, the applicable margin is used as its minimum mortgage rate. Prior to the issuance of the certificates, some of the Initial Mortgage Loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise and any Initial Mortgage Loans that prepay or default will be removed. Other mortgage loans may be included in the mortgage pool prior to the issuance of the Certificates. However, the removal and inclusion of such mortgage loans will not alter the aggregate principal balance of the Initial Mortgage Loans, any statistic presented on a weighted average basis or any statistic based on a particular loan group or all of the Initial Mortgage Loans by more than plus or minus 5%, although the range of mortgage rates, maturities or certain other characteristics of the Initial Mortgage Loans may vary.

The Initial Mortgage Loans included in Group I (the “Group I Initial Mortgage Loans”) have the following approximate characteristics as of the Cut-off Date:

Number of Group I Initial Mortgage Loans:	2,983
Aggregate Scheduled Principal Balance:	$549,886,610
Group I Initial Mortgage Loans with prepayment charges:	62.64%
Fixed-rate Group I Initial Mortgage Loans:	13.13%
Adjustable-rate Group I Initial Mortgage Loans:	86.87%
Interest-only Group I Initial Mortgage Loans:	14.64%
Stepped-rate Group I Initial Mortgage Loans:	18.78%
First lien Group I Initial Mortgage Loans:	100.00%
Range of current mortgage rates:	6.000% - 12.750%
Weighted average current mortgage rate:	8.393%
Weighted average gross margin of the adjustable-rate Group I Initial Mortgage Loans:	5.998%
Weighted average minimum mortgage rate of the adjustable-rate Group I Initial Mortgage Loans:	8.410%
Weighted average maximum mortgage rate of the adjustable-rate Group I Initial Mortgage Loans:	14.410%
Weighted average next adjustment date of the adjustable-rate Group I Initial Mortgage Loans:	May 2008

Weighted average remaining term to maturity:	358 months
Range of principal balances as of the Cut-off Date:	$19,907 - 618,068
Average principal balance as of the Cut-off Date:	$184,340
Range of original loan-to-value ratios:	17.94% - 100.00%
Weighted average original loan-to-value ratio:	82.45%
Geographic concentrations in excess of 5%: California Florida Illinois Ohio Arizona	22.99% 12.04% 8.30% 6.98% 6.28%

The Initial Mortgage Loans included in Group II (the “Group II Initial Mortgage Loans”) have the following approximate characteristics as of the Cut-off Date:

Number of Group II Initial Mortgage Loans:	1,809
Aggregate Scheduled Principal Balance:	$450,113,957
Group II Initial Mortgage Loans with prepayment charges:	70.06%
Fixed-rate Group II Initial Mortgage Loans:	7.32%
Adjustable-rate Group II Initial Mortgage Loans:	92.68%
Interest-only Group II Initial Mortgage Loans:	26.09%
Stepped-rate Group II Initial Mortgage Loans:	21.41%
First lien Group II Initial Mortgage Loans:	97.74%
Second lien Group II Initial Mortgage Loans:	2.26%
Range of current mortgage rates:	6.150% - 12.575%
Weighted average current mortgage rate:	8.269%
Weighted average gross margin of the adjustable-rate Group II Initial Mortgage Loans:	5.998%
Weighted average minimum mortgage rate of the adjustable-rate Group II Initial Mortgage Loans:	8.210%
Weighted average maximum mortgage rate of the adjustable-rate Group II Initial Mortgage Loans:	14.210%
Weighted average next adjustment date of the adjustable-rate Group II Initial Mortgage Loans:	April 2008
Weighted average remaining term to maturity:	358 months
Range of principal balances as of the Cut-off Date:	$21,885 - $959,259
Average principal balance as of the Cut-off Date:	$248,819
Range of original loan-to-value ratios:	23.36% - 100.00%
Weighted average original loan-to-value ratio:	82.45%
Geographic concentrations in excess of 5%: California Florida Arizona	43.58% 15.39% 6.11%

The mortgage rate on each adjustable-rate Mortgage Loan will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the related gross margin, subject to periodic and lifetime limitations. With respect to the adjustable-rate Mortgage Loans, the first adjustment date will occur only after an initial period of two or three years after origination.

Approximately 14.64% of the Group I Initial Mortgage Loans and approximately 26.09% of the Group II Initial Mortgage Loans, in each case by aggregate scheduled principal balance of the related loan group as of the Cut-off Date, require the mortgagors to make monthly payments only of accrued interest for the first two or five years following origination. After such interest only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that the Mortgage Loan will amortize fully by its final payment date.

For additional information regarding the Initial Mortgage Loans, see “The Mortgage Pool” in this free writing prospectus and Annex III.

Pre-Funding Accounts

On the Closing Date, the Depositor will pay to the Trustee approximately $265,182,667, which will be held by the Trustee in a pre-funding account relating to the Group I Mortgage Loans (the “Group I Pre-Funding Account”) and approximately $217,067,333, which will be held by the Trustee in another pre-funding account relating to the Group II Mortgage Loans (the “Group II Pre-Funding Account,” and together with the Group I Pre-Funding Account, the “Pre-Funding Accounts”).

The amount on deposit in the Pre-Funding Accounts will be reduced by the amounts used to purchase Subsequent Mortgage Loans for the related loan group from the period from the Closing Date up to and including April 15, 2006. Any amounts remaining in the Pre-Funding Accounts after the earlier to occur of (i) April 15, 2006 and (ii) the date the amount on deposit in the Pre-Funding Accounts is reduced to $100,000 or less, will be distributed on the next Distribution Date to the holders of the related Class A Certificates in the manner set forth in “Description of the Certificates—Principal Distributions” herein. See “The Mortgage Pool—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Accounts” in this free writing prospectus.

Interest Coverage Accounts

On the Closing Date, the Depositor may pay to the Trustee, for deposit in one or more interest coverage accounts, amounts as specified in the Pooling and Servicing Agreement. Funds on deposit in the interest coverage accounts, if any, will be applied by the Trustee to cover a portion of certain shortfalls in the amount of interest generated by the assets of the Trust attributable to the pre-funding feature during the funding period. See “Description of the Certificates—Interest Coverage Accounts” in this free writing prospectus.

The Certificates

The Offered Certificates will be sold by the Depositor to the Underwriters on the Closing Date.

The final scheduled Distribution Date for the Class A and Mezzanine Certificates will be the Distribution Date in April 2036. The final scheduled Distribution Date for the Class A and Mezzanine Certificates is one month following the maturity date for the latest maturing Mortgage Loan. The actual final Distribution Date for the Class A Certificates and Mezzanine Certificates may be earlier or later, and could be substantially earlier, than the final scheduled Distribution Date.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of a nominee of The Depository Trust Company in minimum denominations of $100,000 and integral multiples of $1.00 in excess thereof. See “Description of the Securities—Book-Entry Certificates” in the prospectus.

The Class M-10, Class M-11, Class CE, Class P and Residual Certificates, which are being issued simultaneously with the Offered Certificates, are not offered by this free writing prospectus. Such certificates may be delivered to the Seller as partial consideration for the Mortgage Loans or alternatively, the Depositor may sell all or a portion of such certificates to one or more third-party investors in one or more private transactions.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A and Mezzanine Certificates consists of excess interest, subordination and overcollateralization, each as described below and under “Description of the Certificates—Credit Enhancement” and “—Overcollateralization Provisions” in this free writing prospectus.

Excess Interest. The Mortgage Loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the Class A and Mezzanine Certificates and to pay certain fees and expenses of the Trust (including any Net Swap Payment and any Swap Termination Payment owed to the Interest Rate Swap Provider other than termination payments resulting from a Swap Provider Trigger Event). Any excess interest from the Mortgage Loans each month will be available to absorb realized losses on the Mortgage Loans and to maintain or restore overcollateralization at required levels.

Subordination. The rights of the holders of the Mezzanine Certificates and the Class CE Certificates to receive distributions will be subordinated, to the extent described in this free writing prospectus, to the rights of the holders of the Class A Certificates.

In addition, the rights of the holders of Mezzanine Certificates with higher numerical class designations to receive distributions in respect of the Mortgage Loans will be subordinated to the rights of holders of Mezzanine Certificates with lower numerical class designations, and the rights of the holders of the Class CE Certificates to receive distributions in respect of the Mortgage Loans will be subordinated to the rights of the holders of the Mezzanine Certificates, in each case to the extent described under “Description of the Certificates—Allocation of Losses; Subordination” in this free writing prospectus.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford such certificates protection against realized losses on the Mortgage Loans.

Overcollateralization. The sum of the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and the amounts on deposit in the Pre-Funding Accounts as of the Closing Date is expected to exceed the aggregate certificate principal balance of the Class A, Mezzanine and Class P Certificates on the Closing Date by an amount equal to the initial amount of overcollateralization required to be provided by the mortgage pool under the Pooling and Servicing Agreement. The amount of overcollateralization will be available to absorb realized losses on the Mortgage Loans. See “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

Allocation of Losses. On any Distribution Date, realized losses on the Mortgage Loans will first, reduce the excess interest and second, reduce the overcollateralization for such Distribution Date. If on any Distribution Date, the amount of overcollateralization is reduced to zero, any additional realized losses will be allocated to reduce the certificate principal balance of each class of Mezzanine Certificates in reverse numerical order until the certificate principal balance of each such class has been reduced to zero. The Pooling and Servicing Agreement does not permit the allocation of realized losses on the Mortgage Loans to the Class A or Class P Certificates. However, investors in the Class A Certificates should realize that under certain loss scenarios, there may not be enough principal and interest on the Mortgage Loans to distribute to the Class A Certificates all principal and interest amounts to which such certificates are then entitled. See “Description of the Certificates—Allocation of Losses; Subordination” in this free writing prospectus.

Once realized losses are allocated to the Mezzanine Certificates, such realized losses will not be reinstated (except in the case of subsequent recoveries) nor will such certificates accrue interest on any allocated realized loss amounts. However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Account” in this free writing prospectus.

Interest Rate Swap Agreement

The Trustee, on behalf of the Trust, will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with Deutsche Bank AG, New York Branch as swap provider (the “Interest Rate Swap Provider”). Under the Interest Rate Swap Agreement, on each Distribution Date, the Issuing Entity will be obligated to make a payment equal to the product of (x) the fixed rate of 5.180%, (y) the Base Calculation Amount for that Distribution Date multiplied by 250 and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, 26) and the denominator of which is 360 and the Interest Rate Swap Provider will be obligated to make a payment equal to the product of (x) the floating rate of one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Base Calculation Amount for that Distribution Date multiplied by 250, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, 27), and the denominator of which is 360. To the extent that the fixed rate payment exceeds the floating rate payment on any Distribution Date, amounts otherwise available to Certificateholders will be applied to make a net payment to the Interest Rate Swap Provider, and to the extent that the floating rate payment exceeds the fixed rate payment on any Distribution Date, the Interest Rate Swap Provider will make a net payment to the Trust (each, a “Net Swap Payment”) for deposit into a segregated trust account established on the Closing Date (the “Swap Account”) pursuant to a swap administration agreement, dated as of the Closing Date (the “Swap Administration Agreement”), as more fully described in this free writing prospectus.

Upon early termination of the Interest Rate Swap Agreement, the Trust or the Interest Rate Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to any distribution to Certificateholders. See “Description of the Certificates—The Interest Rate Swap Agreement and the Interest Rate Swap Provider” in this free writing prospectus.

Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) payable by the Issuing Entity will be deducted from Available Funds before distributions to Certificateholders and will first be deposited into the Swap Account before payment to the Interest Rate Swap Provider.

Fees and Expenses

Before distributions are made on the Certificates, the following fees and expenses will be payable: (i) the Master Servicer will be paid a monthly fee (the “Servicing Fee”) equal to one-twelfth of 0.500% (the “Servicing Fee Rate”) on the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period and (ii) the Trustee will be paid a monthly fee (the “Trustee Fee”) equal to one-twelfth of 0.0017% (the “Trustee Fee Rate”) on the sum of (x) the aggregate principal balance of the Mortgage Loans and (y) any amounts on deposit in the Pre-Funding Accounts. The Servicing Fee will be payable from amounts on deposit in the Collection Account and the Trustee Fee will be payable from amounts on deposit in the Distribution Account.

For further information, see “Description of the Certificates—Fees and Expenses of the Trust” in this free writing prospectus.

Advances

The Master Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans, subject to the limitations described in this free writing prospectus. The Master Servicer is entitled to be reimbursed for such advances, and therefore such advances are not a form of credit enhancement. See “Description of the Certificates —Advances” in this free writing prospectus and “Distributions on the Securities—Advances by Master Servicer in Respect of Delinquencies on the Trust Fund Assets” in the prospectus.

Trigger Events

The occurrence of a Trigger Event, following the Stepdown Date, may have the effect of accelerating or decelerating the amortization of certain classes of Class A Certificates and Mezzanine Certificates and affecting the weighted average lives of such certificates. The Stepdown Date is the earlier to occur of (1) the first Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (2) the later of (x) the Distribution Date occurring in April 2009 and (y) the first Distribution Date on which the subordination available to the Class A Certificates has doubled. A Trigger Event will be in effect if delinquencies or losses on the mortgage loans exceed the levels set forth in the definition thereof.

See “Description of the Certificates—Principal Distributions,” “Definitions” and “Yield on the Certificates—Yield Sensitivity of the Mezzanine Certificates” in this free writing prospectus for additional information.

Repurchase or Substitution of Mortgage Loans for Breaches of Representations and Warranties

The Seller will make certain representations and warranties with respect to each Mortgage Loan at the time of origination or as of the Closing Date. Upon discovery of a breach of such representations and warranties that materially and adversely affects the interests of the Certificateholders, the Seller will be obligated to cure such breach, or otherwise repurchase or replace such Mortgage Loan. See “Pooling and Servicing Agreement- Assignment and Substitution of the Mortgage Loans” in this free writing prospectus and “The Depositor’s Mortgage Loan Purchase Program—Representations by or behalf of Mortgage Loan Sellers; Remedies for Breach of Representation” in the prospectus.

Optional Termination

The majority holders of the Class CE Certificates or the Master Servicer, in that order, may purchase all of the Mortgage Loans, together with any properties in respect thereof acquired on behalf of the Trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust has been reduced to an amount less than 10% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the original pre-funded amounts. If the majority holders of the Class CE Certificates and the Master Servicer fail to exercise their option, the NIMS Insurer, if any, may exercise that option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus and “Distributions on the Securities—Termination of the Trust Fund and Disposition of Trust Fund Assets” in the prospectus.

Federal Income Tax Consequences

One or more elections will be made to treat designated portions of the Trust (exclusive of the Pre-Funding Accounts, the Interest Coverage Accounts, if any, the Interest Rate Swap Agreement, the Swap Account and the Net WAC Rate Carryover Reserve Account, as described more fully herein) as real estate mortgage investment conduits for federal income tax purposes. See “Federal Income Tax Consequences—REMICs” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Class A and Mezzanine Certificates, see “Federal Income Tax Consequences” in this free writing prospectus and in the prospectus.

Ratings

It is a condition to the issuance of the certificates that the Class A and Mezzanine Certificates receive the ratings from Fitch Ratings (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) set forth on the table on page 6.

A security rating does not address the frequency of prepayments on the Mortgage Loans, the receipt of any amounts from the Swap Account (with respect to Net WAC Rate Carryover Amounts), the Net WAC Rate Carryover Reserve Account or the corresponding effect on yield to investors. See “Yield on the Certificates” and “Ratings” in this free writing prospectus and “Yield and Maturity Considerations” in the prospectus.

Legal Investment

The Class A and Mezzanine Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

ERISA Considerations

The Class A and Mezzanine Certificates will not be eligible for purchase by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”). Each certificate owner of a Class A or Mezzanine Certificate or any interest therein will (i) be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that it is not a plan investor or (ii) provide the Trustee with an opinion of counsel on which the Depositor, the Trustee and the Master Servicer may rely, that the purchase of a Class A or Mezzanine Certificate (a) is permissible under applicable law, (b) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and (c) will not subject the Depositor, the Trustee or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement, which opinion of counsel will not be an expense of the Depositor, the Trustee or the Master Servicer. A fiduciary of such a plan or arrangement also must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See “ERISA Considerations” in this free writing prospectus and “Considerations for Benefit Plan Investors” in the prospectus.

RISK FACTORS

In addition to the matters described elsewhere in this free writing prospectus and the prospectus, prospective investors should carefully consider the following factors before deciding to invest in the Class A and Mezzanine Certificates.

The Originator’s Underwriting Standards Are Not as Stringent as Those of More Traditional Lenders, Which May Result in Losses Allocated to Certain Offered Certificates

The Originator’s underwriting standards are primarily intended to assess the applicant’s credit standing and ability to repay as well as the value and the adequacy of the mortgaged property as collateral for the mortgage loan. The Originator provides loans primarily to mortgagors who do not qualify for loans conforming to the underwriting standards of more traditional lenders but who generally have equity in their property and the apparent ability to repay. While the Originator’s primary considerations in underwriting a mortgage loan are the applicant’s credit standing and repayment ability, as well as the value and adequacy of the mortgaged property as collateral, the Originator also considers, among other things, the applicant’s credit history and debt service-to-income ratio, and the type and occupancy status of the mortgaged property. The Originator’s underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the Originator’s first lien mortgage loan (or at any time thereafter), which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the Originator’s loan-to-value ratio determination.

As a result of such underwriting standards, the Mortgage Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. To the extent the credit enhancement features described in this free writing prospectus are insufficient to cover such losses, holders of the related Certificates may suffer a loss on their investment.

Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. See “The Mortgage Pool—Underwriting Standards of the Originator” in this free writing prospectus.

Certain Mortgage Loans Have High Loan-to-Value Ratios (in the Case of First Liens) or Combined Loan-to-Value Ratios (in the Case of Second Liens) Which May Present a Greater Risk of Loss Relating to Such Mortgage Loans

Mortgage loans with a loan-to-value ratio or combined loan-to-value ratio of greater than 80.00% may present a greater risk of loss than mortgage loans with loan-to-value ratios or combined loan-to-value ratios of 80.00% or below. Approximately 48.33% of the Group I Initial Mortgage Loans and approximately 41.62% of the Group II Initial Mortgage Loans, in each case by aggregate scheduled principal balance of the related loan group as of the Cut-off Date, had a loan-to-value ratio or combined loan-to-value ratio at origination in excess of 80.00% and are not covered by any primary mortgage insurance. No Initial Mortgage Loan had a loan-to-value ratio or combined loan-to-value ratio exceeding 100.00% at origination. An overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the Mortgage Loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio or combined loan-to-value ratio may increase over what it was at the time of origination. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Mortgage Loan. There can be no assurance that the loan-to-value ratio or combined loan-to-value ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio or combined loan-to-value ratio. Additionally, the Originator’s determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or combined loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property. See “The Mortgage Pool—General” in this free writing prospectus.

Most of the Initial Mortgage Loans Are Newly Originated and Have Little, if any, Payment History

None of the Initial Mortgage Loans are delinquent in their monthly payments as of the Cut-off Date. Investors should note, however, that certain of the Initial Mortgage Loans will have a first payment date occurring after the Cut-off Date and, therefore, such Mortgage Loans could not have been delinquent in any monthly payment as of the Cut-off Date. However, certain of the Initial Mortgage Loans have been delinquent in the past. See “Historical Delinquency of the Initial Mortgage Loans,” “Historical Delinquency of the Group I Mortgage Loans,” and “Historical Delinquency of the Group II Mortgage Loans,” in Annex III of this free writing prospectus.

Second Lien Loans Have a Greater Risk of Loss

None of the Group I Initial Mortgage Loans and approximately 2.26% of the Group II Initial Mortgage Loans, by aggregate scheduled principal balance of the related loan group as of the Cut-off Date, are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the Master Servicer may write off the entire balance of such Mortgage Loan as a bad debt. The foregoing considerations will be particularly applicable to Mortgage Loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the Master Servicer would determine foreclosure to be uneconomical in the case of such Mortgage Loans. In addition, the rate of default of second lien Mortgage Loans may be greater than that of Mortgage Loans secured by first liens on comparable properties.

Simultaneous Second Lien Risk

With respect to approximately 20.67% of the Group I Initial Mortgage Loans and approximately 38.91% of the Group II Initial Mortgage Loans, in each case by aggregate scheduled principal balance of the related loan group as of the Cut-off Date, at the time of origination of the first lien Mortgage Loan, the Originator also originated a second lien mortgage loan which will not be included in the Trust. The weighted average loan-to-value ratio at origination of the first-liens on such Mortgage Loans is approximately 80.00% and the weighted average combined loan-to-value ratio at origination of such Mortgage Loans (including the second lien) is approximately 99.94%.

With respect to any Mortgage Loans originated with a simultaneous second lien, foreclosure frequency may be increased relative to Mortgage Loans that were originated without a simultaneous second lien because the mortgagors on Mortgage Loans with a simultaneous second lien have less equity in the mortgaged property than is shown in the loan-to-value ratios set forth in this free writing prospectus. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the Originator or from any other lender.

Interest-Only Mortgage Loans and Stepped-Rate Loans

Approximately 14.64% of the Group I Initial Mortgage Loans and approximately 26.09% of the Group II Initial Mortgage Loans, in each case by aggregate scheduled principal balance of the related loan group as of the Cut-off Date, require the mortgagors to make monthly payments only of accrued interest for the first two or five years following origination. After such interest only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that the Mortgage Loan will amortize fully prior to its final payment date (such mortgage loans are also referred to herein as “interest-only mortgage loans”).

Approximately 18.78% of the Group I Initial Mortgage Loans and approximately 21.41% of the Group II Initial Mortgage Loans, in each case by aggregate scheduled principal balance of the related loan group as of the Cut-off Date, require the mortgagors to make monthly payments based on a forty year amortization schedule during the first ten years following origination. At the end of such period, the mortgagor’s monthly payment will be recalculated so that the Mortgage Loan will amortize fully prior to its final payment date, which is generally 240 months following the end of the initial ten-year period (such mortgage loans are also referred to herein as “stepped-rate mortgage loans”).

Interest-only mortgage loans and stepped-rate mortgage loans have been originated in significant volume only recently. As a result, the long-term performance characteristics of these loans are largely unknown. The interest-only feature of the interest-only mortgage loans and the amortization periods of the stepped-rate mortgage loans may reduce the likelihood of prepayment during the interest-only period (with respect to the interest-only Mortgage Loans) or during the initial ten year period (with respect to the stepped-rate Mortgage Loans) due to the smaller monthly payments relative to a fully-amortizing mortgage loan. If the monthly payment increases, the related mortgagor may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. In addition, due to the lack of amortization the borrower may not be able to refinance because of insufficient equity in the property. Because no principal payments may be made on interest-only mortgage loans for an extended period following origination and because smaller principal payments are made on stepped-rate mortgage loans for the initial ten year period, if the mortgagor defaults, the unpaid principal balance of the related Mortgage Loan will be greater than otherwise would be the case, increasing the risk of loss in that situation. In addition, the Class A and Mezzanine Certificates will receive smaller principal payments during the interest-only period (with respect to the interest-only Mortgage Loans) or during the initial ten year period (with respect to the stepped-rate Mortgage Loans) than they would have received if the related mortgagors were required to make monthly payments of interest and principal for the entire lives of such Mortgage Loans over a standard 30 year period.

Investors should consider the fact that such mortgage loans reduce the monthly payment required by mortgagors during the interest-only period or initial ten year period, as applicable, and consequently, the monthly housing expense used to qualify mortgagors. As a result, such mortgage loans may allow some mortgagors to qualify for a mortgage loan who would not otherwise qualify for a fully amortizing loan or may allow them to qualify for a larger mortgage loan than otherwise would be the case.

Geographic Concentration Risk

The charts entitled “Geographic Distribution” for the Initial Mortgage Loans presented in Annex III list geographic concentrations of the Group I Initial Mortgage Loans and the Group II Initial Mortgage Loans, respectively, by state. Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the Mortgage Loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, mudslides, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

In addition, the conditions below will have a disproportionate impact on the Mortgage Loans in general:

•	Economic conditions in states with high concentrations of Mortgage Loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.

•
Declines in the residential real estate markets in states with high concentrations of Mortgage Loans may reduce the value of properties located in those states, which would result in an increase in loan-to-value ratios.

•
Any increase in the market value of properties located in states with high concentrations of Mortgage Loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the Mortgage Loans.

Hurricanes May Pose Special Risks

At the end of August 2005 and September 2005, Hurricane Katrina and Hurricane Rita, respectively, caused catastrophic damage to areas in the Gulf Coast region of the United States. The Seller will represent and warrant as of the Closing Date that each mortgaged property is free of material damage and in good repair (including Mortgage Loans that are secured by properties in the states of Texas, Louisiana, Mississippi and Alabama that are located in a FEMA Individual Assistance designated area as a result of Hurricane Katrina or Hurricane Rita). In the event of a breach of that representation and warranty that materially and adversely affects the value of such Mortgage Loan, the Seller will be obligated to repurchase or substitute for the related Mortgage Loan. Any such repurchase would have the effect of increasing the rate of principal payment on the Class A and Mezzanine Certificates. Any damage to a mortgaged property that secures a Mortgage Loan in the Trust occurring after the Closing Date as a result of any other casualty event (including, but not limited to, other hurricanes) will not cause a breach of this representation and warranty.

The full economic impact of Hurricane Katrina and Hurricane Rita is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. We have no way to determine the particular nature of such economic effects, how long any of these effects may last, or how these effects may impact the performance of the Mortgage Loans. Any impact of these events on the performance of the Mortgage Loans may increase the amount of losses borne by the holders of the Class A or Mezzanine Certificates or impact the weighted average lives of the Class A or Mezzanine Certificates.

Violation of Various Federal and State Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

The Mortgage Loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the Mortgage Loans;

•
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience;

•	the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws; and

•	the Alternative Mortgage Transaction Parity Act of 1982, which preempts certain state lending laws which regulate alternative mortgage transactions.

Violations of certain provisions of these federal and state laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Trust to damages and administrative enforcement and could result in the mortgagors rescinding such Mortgage Loans whether held by the Trust or subsequent holders of the Mortgage Loans.

The Seller will represent that each Mortgage Loan at the time of origination, was in compliance with applicable federal, state and local laws and regulations. In the event of a breach of such representation, the Seller will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan in the manner described in the prospectus. If the Seller is unable or otherwise fails to satisfy such obligations, the yield on the Class A and Mezzanine Certificates may be materially and adversely affected.

High Cost Loans

The Seller will represent that none of the Mortgage Loans will be “High Cost Loans” within the meaning of the Home Ownership and Equity Protection Act of 1994 (the “Homeownership Act”) and none of the Mortgage Loans will be high cost loans under any state or local law, ordinance or regulation similar to the Homeownership

Act. See “Legal Aspects of Mortgage Assets—Anti-Deficiency Legislation and Other Limitations on Lenders” in the prospectus.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and municipal level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The Originator’s failure to comply with these laws could subject the Trust, and other assignees of the Mortgage Loans, to monetary penalties and could result in the mortgagors rescinding such Mortgage Loans whether held by the Trust or subsequent holders of the Mortgage Loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if an originator reasonably believed that the test was satisfied. Any determination by a court that a Mortgage Loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the Seller will be required to purchase such Mortgage Loan from the Trust.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Mortgage Loan Balance

Substantial delays could be encountered in connection with the liquidation of delinquent Mortgage Loans. Further, reimbursement of advances made on a Mortgage Loan and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds distributable to you. If a mortgaged property fails to provide adequate security for the Mortgage Loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

The Subsequent Mortgage Loans Will Have Different Characteristics than the Initial Mortgage Loans

Each Subsequent Mortgage Loan will generally satisfy the eligibility criteria described in this free writing prospectus at the time of its sale to the Trust. The characteristics of the Subsequent Mortgage Loans will, however, vary from the specific characteristics reflected in the statistical information relating to the Initial Mortgage Loans presented in this free writing prospectus, although the extent of such variance is not expected to be material. See “The Mortgage Pool—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Accounts” in this free writing prospectus.

The Difference Between the Pass-Through Rates on the Class A and Mezzanine Certificates and the Mortgage Rates on the Mortgage Loans May Affect the Yields on such Certificates

Each class of Class A and Mezzanine Certificates accrues interest at a pass-through rate based on a one-month LIBOR index plus a specified margin, but such pass-through rate is subject to a limit. The limit on the pass-through rate for each class of Class A Certificates is based on the weighted average of the mortgage rates of the Mortgage Loans in the related loan group, net of certain fees and expenses of the Trust (including any Net Swap Payment and any Swap Termination Payment owed to the Interest Rate Swap Provider other than termination payments resulting from a Swap Provider Trigger Event). The limit on the pass-through rate for each class of Mezzanine Certificates is based on the weighted average (weighted on the basis of the results of subtracting from the aggregate principal balance of each loan group the current certificate principal balance of the related Class A Certificates) of (i) the limit on the Group I Certificates and (ii) the limit on the Group II Certificates. The adjustable-rate Mortgage Loans have mortgage rates that adjust based on a six-month LIBOR index, have periodic and lifetime limitations on adjustments to their mortgage rates, and have the first adjustment to their mortgage rates two or three years after the origination thereof. The fixed-rate Mortgage Loans have mortgage rates that do not adjust. As a result of the limits on the pass-through rates on the Class A and Mezzanine Certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margin.

A variety of factors could limit the pass-through rates and adversely affect the yields to maturity on the Class A and Mezzanine Certificates. Some of these factors are described below.

•
The pass-through rates for the Class A and Mezzanine Certificates may adjust monthly while the mortgage rates on the adjustable-rate Mortgage Loans adjust less frequently and the mortgage rates on the fixed-rate Mortgage Loans do not adjust at all. Furthermore, all of the adjustable-rate Mortgage Loans will have the first adjustment to their mortgage rates two or three years after their origination. Consequently, the limits on the pass-through rates on the Class A and Mezzanine Certificates may prevent any increases in the pass-through rate on one or more classes of such certificates for extended periods in a rising interest rate environment.

•
If prepayments, defaults and liquidations occur more rapidly on the applicable Mortgage Loans with relatively higher mortgage rates than on the Mortgage Loans with relatively lower mortgage rates, the pass-through rate on one or more classes of Class A and Mezzanine Certificates is more likely to be limited.

•
The mortgage rates on the adjustable-rate Mortgage Loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on the adjustable-rate Mortgage Loans may decline while the pass-through rates on the Class A and Mezzanine Certificates are stable or rising. It is also possible that the mortgage rates on the adjustable-rate Mortgage Loans and the pass-through rates on the Class A and Mezzanine Certificates may both decline or increase during the same period, but that the pass-through rates on the Class A and Mezzanine Certificates may decline more slowly or increase more rapidly.

If the pass-through rate on any class of Class A or Mezzanine Certificates is limited for any Distribution Date, the resulting basis risk shortfalls may be recovered by the holders of the certificates on the same Distribution Date or on future Distribution Dates, to the extent that on such Distribution Date or future Distribution Dates there are any available funds remaining after certain other distributions on the Class A and Mezzanine Certificates and the payment of certain fees and expenses of the Trust (including any Net Swap Payment and any Swap Termination Payment owed to the Interest Rate Swap Provider other than termination payments resulting from a Swap Provider Trigger Event). The ratings on the Class A and Mezzanine Certificates will not address the likelihood of any recovery of basis risk shortfalls by holders of the Class A and Mezzanine Certificates.

Amounts used to pay such shortfalls on the Class A and Mezzanine Certificates may be supplemented by the Interest Rate Swap Agreement to the extent that the floating rate payment by the Interest Rate Swap Provider exceeds the fixed rate payment by the Trust on any Distribution Date and such amount is available in the priority described in this free writing prospectus. However, the amount received from the Interest Rate Swap Provider under the Interest Rate Swap Agreement may be insufficient to pay the holders of the applicable certificates the full amount of interest which they would have received absent the limitations of the rate cap.

Risk Relating to Distribution Priority of the Group II Certificates

As set forth in this free writing prospectus under “Description of the Certificates—Principal Distributions,” principal distributions on the classes of Group II Certificates will be made in a sequential manner. The weighted average lives of the classes of Group II Certificates receiving principal distributions later will be longer than would be the case if distributions of principal were to be allocated on a pro rata basis among such classes of Group II Certificates. In addition, as a result of a sequential allocation of principal, the holders of the classes of Group II Certificates receiving principal distributions later will have a greater risk of losses on the related mortgage loans, adversely affecting the yields to maturity on such certificates. See “Description of the Certificates— Principal Distributions” for more information.

The Rate and Timing of Principal Distributions on the Class A and Mezzanine Certificates Will Be Affected by Prepayment Speeds

The rate and timing of distributions allocable to principal on the Class A and Mezzanine Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to distribute principal on such certificates as described under “Description of the Certificates—Principal Distributions” in this free writing prospectus. As is the case with asset-backed pass-through certificates generally, the Class A and Mezzanine Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time.

With respect to approximately 62.64% of the Group I Initial Mortgage Loans and approximately 70.06% of the Group II Initial Mortgage Loans, in each case by aggregate scheduled principal balance of the related loan group as of the Cut-off Date, a mortgagor principal prepayment may subject the related mortgagor to a prepayment charge, subject to certain limitations in the related mortgage note and limitations upon collection in the Pooling and Servicing Agreement. Generally, each such Mortgage Loan provides for payment of a prepayment charge on certain prepayments made within a defined period set forth in the related mortgage note (generally within the first three years but possibly as short as one year from the date of origination of such mortgage loan). A prepayment charge may or may not act as a deterrent to prepayment of the related Mortgage Loan.

The rate of prepayments on the Mortgage Loans will be sensitive to prevailing interest rates. Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the Mortgage Loans will result in a reduced rate of principal distributions to investors in the Class A and Mezzanine Certificates at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the Mortgage Loans will result in a greater rate of principal distributions to investors in the Class A and Mezzanine Certificates at a time when reinvestment at comparable yields may not be possible. Furthermore, because the mortgage rates for the adjustable-rate Mortgage Loans are based on six-month LIBOR plus a fixed percentage amount, such rates could be higher than prevailing market interest rates at the time of adjustment, and this may result in an increase in the rate of prepayments on such Mortgage Loans after such adjustment.

The Seller may be required to repurchase Mortgage Loans from the Trust in the event certain breaches of representations and warranties have not been cured. In addition, the NIMS Insurer, if any, or the Master Servicer may purchase Mortgage Loans 90 days or more delinquent, subject to the conditions set forth in the Pooling and Servicing Agreement. The Seller may sell all or a portion of the Class CE, Class P or Residual Certificates to one or more unaffiliated parties in one or more private transactions. As part of such sale, the Master Servicer, if requested, will agree, upon the direction of such purchaser, to exercise its purchase right with respect to Mortgage Loans 90 days or more delinquent, subject to the conditions set forth in the Pooling and Servicing Agreement. These purchases will have the same effect on the holders of the Class A and Mezzanine Certificates as a prepayment of those Mortgage Loans.

The majority holders of the Class CE Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase all of the Mortgage Loans when the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) is less than 10% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the original pre-funded amounts.

The Yields to Maturity on the Class A and Mezzanine Certificates Will Depend on a Variety of Factors

The yield to maturity on each class of Class A and Mezzanine Certificates will depend, in general, on (i) the applicable pass-through rate thereon from time to time; (ii) the applicable purchase price; (iii) the rate and timing of principal payments (including any amounts distributed to the Class A Certificates after the end of the funding period, prepayments and collections upon defaults, liquidations and repurchases) and the allocation thereof to reduce the certificate principal balance of such certificates; (iv) the rate, timing and severity of realized losses on the Mortgage Loans; (v) adjustments to the mortgage rates on the adjustable-rate Mortgage Loans; (vi) the amount of excess interest generated by the Mortgage Loans; (vii) the allocation to the Class A and Mezzanine Certificates of some types of interest shortfalls and (viii) payments due from the Trust in relationship to payments received from the Interest Rate Swap Provider under the Interest Rate Swap Agreement.

In general, if the Class A and Mezzanine Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Class A and Mezzanine Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

As a result of the absorption of realized losses on the Mortgage Loans by excess interest and overcollateralization, each as described in this free writing prospectus, liquidations of defaulted Mortgage Loans, whether or not realized losses are allocated to the Mezzanine Certificates upon such liquidations, will result in an earlier return of principal to the Class A and Mezzanine Certificates and will influence the yields on such certificates in a manner similar to the manner in which principal prepayments on the Mortgage Loans will influence the yields on the Class A and Mezzanine Certificates. The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the Class A and Mezzanine Certificates at any time that the overcollateralization provided by the mortgage pool falls below the required level.

Potential Inadequacy of Credit Enhancement for the Class A and Mezzanine Certificates

The credit enhancement features described in this free writing prospectus are intended to increase the likelihood that holders of the Class A and Mezzanine Certificates will receive regular distributions of interest and principal. If delinquencies or defaults occur on the Mortgage Loans, neither the Master Servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted Mortgage Loans if such advances are deemed non-recoverable. If substantial losses occur as a result of defaults and delinquent payments on the Mortgage Loans, holders of the Offered Certificates may suffer losses.

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain or Restore Overcollateralization

The Mortgage Loans are expected to generate more interest than is needed to distribute interest owed on the Class A and Mezzanine Certificates and to pay certain fees and expenses of the Trust (including any Net Swap Payment owed to the Interest Rate Swap Provider). Any remaining interest generated by the Mortgage Loans will first be used to absorb losses that occur on the Mortgage Loans and will then be used to maintain or restore overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain or restore the required level of overcollateralization. The factors described below will affect the amount of excess interest that the Mortgage Loans will generate.

•
Each time a Mortgage Loan is prepaid in full, liquidated, written off or repurchased, excess interest may be reduced because the Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•
If the rates of delinquencies, defaults or losses on the Mortgage Loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Class A and Mezzanine Certificates.

•
The adjustable-rate Mortgage Loans have mortgage rates that adjust less frequently than, and on the basis of an index that is different from, the index used to determine the pass-through rates on the Class A and Mezzanine Certificates, and the fixed-rate Mortgage Loans have mortgage rates that do not adjust. As a result, the pass-through rates on the related Class A and Mezzanine Certificates may increase relative to mortgage rates on the applicable Mortgage Loans, requiring that a greater portion of the interest generated by those Mortgage Loans be applied to cover interest on the related Class A and Mezzanine Certificates.

The Class A Certificates May Receive a Principal Distribution as a Result of Excess Funds in the Pre-Funding Accounts

To the extent that amounts on deposit in the Pre-Funding Accounts have not been fully applied to the purchase of related Subsequent Mortgage Loans by the end of the funding period, the holders of the related Class A Certificates will receive, on the Distribution Date immediately following the end of the funding period, any amounts in the related Pre-Funding Account after giving effect to any purchase of related Subsequent Mortgage Loans, which will be applied as principal in reduction of the Certificate Principal Balance of those certificates. Although no assurance can be given, the Depositor intends that the principal amount of Subsequent Mortgage Loans sold to the Trust will require the application of substantially all amounts on deposit in the Pre-Funding Accounts and that there will be no material principal distribution to the holders of the Class A Certificates on such Distribution Date.

There are Various Risks Associated With the Mezzanine Certificates

The weighted average lives of, and the yields to maturity on, the Mezzanine Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificate may be lower than the yield anticipated by such holder. The timing of losses on the Mortgage Loans will also affect an investor’s yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the Mortgage Loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related Distribution Date, will reduce the certificate principal balance of the class of Mezzanine Certificates then outstanding with the highest numerical class designation. As a result of these reductions, less interest will accrue on these classes of certificates than would be the case if those losses were not so allocated. Once a realized loss is allocated to a Mezzanine Certificate, such written down amount will not be reinstated (except in the case of subsequent recoveries) and will not accrue interest. However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of such certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Account” in this free writing prospectus.

Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least the Distribution Date in April 2009 or a later date as provided in this free writing prospectus or during any period in which delinquencies or realized losses on the Mortgage Loans exceed certain levels described under “Description of the Certificates—Principal Distributions” in this free writing prospectus. As a result, the weighted average lives of such certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of such certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels described under “Description of the Certificates—Principal Distributions” in this free writing prospectus are exceeded, it is possible for such certificates to receive no principal distributions on a particular Distribution Date even if no losses have occurred on the mortgage pool.

In addition, the multiple class structure of the Mezzanine Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment on the Mortgage Loans. Because distributions of principal will be made to the holders of the Mezzanine Certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on the Mezzanine Certificates will also be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent such losses are not covered by excess interest otherwise distributable to the Class CE Certificates or a class of Mezzanine Certificates with a higher numerical class designation. Furthermore, as described in this free writing prospectus, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Prepayment Interest Shortfalls and Relief Act Shortfalls

When a Mortgage Loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to (but not including) the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next Distribution Date. The Master Servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount of the Master Servicer’s servicing fee for the related period. In addition, certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act and similar state laws (the “Relief Act”) will not be covered by the Master Servicer.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the Master Servicer, in each case regardless of which loan group experienced the shortfall, will first, reduce the interest accrued on the Class CE Certificates, and thereafter, will reduce the monthly interest distributable amounts with respect to the Class A and Mezzanine Certificates, on a pro rata basis based on the respective amounts of interest accrued on such certificates for such Distribution Date. The holders of the Class A and Mezzanine Certificates will not be entitled to reimbursement for any such interest shortfalls. If these shortfalls are allocated to the Class A and Mezzanine Certificates, the amount of interest distributed to those certificates will be reduced, adversely affecting the yield on your investment.

Reimbursement of Advances by the Master Servicer Could Delay Distributions on the Certificates

Under the Pooling and Servicing Agreement, the Master Servicer will make cash advances to cover delinquent payments of principal and interest on the Mortgage Loans to the extent it reasonably believes that the cash advances are recoverable from future payments on the Mortgage Loans. The Master Servicer may make such advances from amounts held for future distribution. In addition, the Master Servicer may withdraw from the collection account funds that were not included in Available Funds for the preceding Distribution Date to reimburse itself for advances previously made. Any such amounts withdrawn by the Master Servicer in reimbursement of advances previously made are generally required to be replaced by the Master Servicer on or before the next Distribution Date, subject to subsequent withdrawal. To the extent that the Master Servicer is unable to replace any amounts withdrawn in reimbursement of advances previously made, there could be a delay in distributions on the Class A and Mezzanine Certificates. Furthermore, the Master Servicer’s right to reimburse itself for advances previously made from funds held for future distribution could lead to amounts required to be restored to the collection account by the Master Servicer that are higher, and potentially substantially higher, than one month’s advance obligation.

The Offered Certificates are Obligations of the Trust Only

The Offered Certificates will not represent an ownership interest in or obligation of the Depositor, the Master Servicer, the Seller, the Originator, the Trustee or any of their respective affiliates. Neither the Offered Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, the Seller, the Originator, the Trustee or any of their respective affiliates. Proceeds of the assets included in the Trust will be the sole source of distributions on the Class A and Mezzanine Certificates, and there will be no recourse to the Depositor, the Master Servicer, the Seller, the Originator, the Trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided for under the Offered Certificates.

The Interest Rate Swap Agreement and the Interest Rate Swap Provider

Any amounts received from the Interest Rate Swap Provider under the Interest Rate Swap Agreement will be applied as described in this free writing prospectus to pay interest shortfalls and basis risk shortfalls, maintain overcollateralization and cover losses. However, no amounts will be payable by the Interest Rate Swap Provider unless the floating amount owed by the Interest Rate Swap Provider on a Distribution Date exceeds the fixed amount owed to the Interest Rate Swap Provider on such Distribution Date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) exceeds 5.180%. No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls, basis risk shortfalls and losses on the Mortgage Loans. Any net payment payable to the Interest Rate Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to Certificateholders, and may reduce the Pass-Through Rates of the certificates. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the Mortgage Loans, thereby increasing the relative proportion of interest collections on the Mortgage Loans that must be applied to make net payments to the Interest Rate Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Class A and Mezzanine Certificates. In addition, any termination payment payable to the Interest Rate Swap Provider (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) will reduce amounts available for distribution to Certificateholders.

Upon early termination of the Interest Rate Swap Agreement, the Trust or the Interest Rate Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to Certificateholders. This feature may result in losses on the Certificates. Due to the priority of the applications of the Available Funds, the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the Trust before such effects are borne by the Class A Certificates and one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment. Investors should note that the level of one-month LIBOR as of March 13, 2006 is approximately 4.7488% which means the Issuing Entity will make a Net Swap Payment to the Interest Rate Swap Provider unless and until one-month LIBOR equals approximately 5.180%.

To the extent that distributions on the Class A and Mezzanine Certificates depend in part on payments to be received by the Trust under the Interest Rate Swap Agreement, the ability of the Trustee to make such distributions on such certificates will be subject to the credit risk of the Interest Rate Swap Provider. The credit ratings of the Interest Rate Swap Provider as of the date of this free writing prospectus are lower than the ratings assigned to the Class A Certificates. See “The Interest Rate Swap Provider” in this free writing prospectus.

The Liquidity of Your Certificates May Be Limited

Neither UBS Securities LLC nor J.P. Morgan Securities Inc. (together, the “Underwriters”) has any obligation to make a secondary market in the classes of Offered Certificates. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The Ratings on the Certificates Could Be Reduced or Withdrawn

Each rating agency rating the Class A and Mezzanine Certificates may change or withdraw its initial ratings at any time in the future if, in its sole judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the Class A or Mezzanine Certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Rights of the NIMS Insurer May Negatively Impact the Class A and Mezzanine Certificates

One or more insurance companies (together, the “NIMS Insurer”) may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust. Such net interest margin securities will not be backed by any of the Mortgage Loans or other assets of the Trust but will be secured by, among other things, all or a portion of the Class CE, Class P and/or Residual Certificates. The issuance of such net interest margin securities will not affect distributions on the Certificates. Pursuant to the terms of the Pooling and Servicing Agreement, unless there exists a continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities (such event, a “NIMS Insurer Default”), the NIMS Insurer, if any, will be entitled to exercise, among others, the following rights of the holders of the Class A and Mezzanine Certificates, without the consent of such holders, and the holders of the Class A and Mezzanine Certificates may exercise such rights only with the prior written consent of the NIMS Insurer, if any: (i) the right to provide notices of Master Servicer defaults and the right to direct the Trustee to terminate the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement in the event of a default by the Master Servicer; (ii) the right to remove the Trustee or any co-trustee or custodian pursuant to the Pooling and Servicing Agreement; and (iii) the right to direct the Trustee to make investigations and take actions pursuant to the Pooling and Servicing Agreement. In addition, unless a NIMS Insurer Default exists, such NIMS Insurer’s consent will be required prior to, among other things, (i) the removal and replacement of the Master Servicer, any successor master servicer or the Trustee, (ii) the appointment or termination of any subservicer or co-trustee or (iii) any amendment to the Pooling and Servicing Agreement. The NIMS Insurer, if any, will not have any claim against the Mortgage Loans.

Investors in the Class A and Mezzanine Certificates should note that:

•	any insurance policy issued by the NIMS Insurer, if any, will not cover, and will not benefit, in any manner whatsoever, the Class A or Mezzanine Certificates;

•	the rights to be granted to the NIMS Insurer, if any, are extensive;

•
the interests of the NIMS Insurer, if any, may be inconsistent with, and adverse to, the interests of the holders of the Class A and Mezzanine Certificates and the NIMS Insurer, if any, has no obligation or duty to consider the interests of the Class A and Mezzanine Certificates in connection with the exercise or non-exercise of such NIMS Insurer’s rights;

•
such NIMS Insurer’s, if any, exercise of the rights and consents set forth above may negatively affect the Class A and Mezzanine Certificates and the existence of such NIMS Insurer’s, if any, rights, whether or not exercised, may adversely affect the liquidity of the Class A and Mezzanine Certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings; and

•	there may be more than one series of notes insured by the NIMS Insurer and the NIMS Insurer will have the rights set forth herein so long as any such series of notes remain outstanding.

Environmental Risks

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the mortgage loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the Trust as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the Trust is considered the owner or operator of a property, it may suffer losses as a result of any liability imposed for environmental hazards on the property.

Terrorist Attacks and Military Action Could Adversely Affect the Yield on your Certificates

The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the Mortgage Loans. In accordance with the servicing standard set forth in the Pooling and Servicing Agreement, the Master Servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of Mortgage Loans to mortgagors affected in some way by such past and possible future events.

In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of Mortgage Loans whose mortgage rates are reduced by the application of the Relief Act and similar state laws. See “Legal Aspects of Mortgage Assets—Servicemembers Civil Relief Act” in the prospectus. Certain shortfalls in interest collections arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the Master Servicer, any subservicer or any bond guaranty insurance policy.

Legal Actions and Regulatory Actions are Pending Against the Sponsor

Because the nature of the sub-prime mortgage lending and servicing business involves the collection of numerous accounts, the validity of liens and compliance with state and federal lending laws, sub-prime lenders and servicers, including the Sponsor, are subject to numerous claims, legal actions and other matters regarding regulatory compliance (collectively, “Actions”) in the ordinary course of their businesses. These Actions may include lawsuits styled as class actions alleging violations of various federal and state consumer protection laws. While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to such Actions, and an adverse judgment in one or more Actions may have a significant adverse financial effect on the Sponsor, the Sponsor believes that the aggregate amount of liabilities arising from such Actions will not result in monetary damages which will have a material adverse effect on the financial condition or results of the Sponsor. For further information, please see “The Seller, Sponsor and Master Servicer—Legal Actions are Pending Against the Sponsor” and “—Regulatory Matters Concerning the Sponsor” in this free writing prospectus.

Suitability of the Class A and Mezzanine Certificates as Investments

The Class A and Mezzanine Certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The Class A and Mezzanine Certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

USE OF PROCEEDS

The Seller will sell the Initial Mortgage Loans to the Depositor and the Depositor will convey the Initial Mortgage Loans plus the original pre-funded amounts to the Trust in exchange for and concurrently with the delivery of the Certificates. Net proceeds, after deduction of expenses, equal to approximately $[_____] from the sale of the Offered Certificates will be applied by the Depositor to the purchase of the Initial Mortgage Loans from the Seller and to fund the Pre-Funding Accounts. These net proceeds, together with delivery of the Class M-10, Class M-11, Class CE, Class P and Residual Certificates (or the proceeds from the private placement thereof) will represent the Purchase Price to be paid by the Depositor to the Seller for the Initial Mortgage Loans. The Seller will have acquired the Initial Mortgage Loans prior to the sale of the Initial Mortgage Loans to the Depositor.

AFFILIATIONS, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Argent Securities Inc. (the “Depositor”) is a Delaware corporation and is a direct wholly-owned subsidiary of Argent Mortgage Company, L.L.C.

There is not currently, and there was not during the past two years, any material business relationship agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party and either the Sponsor and the Depositor.

The Underwriters or their affiliates have ongoing banking relationships with affiliates of the Depositor. Approximately [_____]% of the proceeds received from the sale of the Offered Certificates will be used by the Depositor to satisfy obligations under financing facilities in place with affiliates of the Underwriters with respect to some of the Mortgage Loans.

THE MORTGAGE POOL

The statistical information presented in this free writing prospectus relates to the Initial Mortgage Loans as of the Cut-off Date. References to percentages of the Initial Mortgage Loans in this free writing prospectus are based on the aggregate scheduled principal balance of such Initial Mortgage Loans as specified in the amortization schedule at the Cut-off Date after application of all amounts allocable to unscheduled payments of principal received prior to the Cut-off Date. Prior to the issuance of the Certificates, some Initial Mortgage Loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise and any Initial Mortgage Loans that prepay or default will be removed. Other mortgage loans may be included in the mortgage pool prior to the issuance of the Certificates. However, the removal and inclusion of such mortgage loans will not alter the aggregate principal balance of the Initial Mortgage Loans, any statistic presented on a weighted average basis or any statistic based on a particular loan group or all of the Initial Mortgage Loans by more than plus or minus 5%, although the range of mortgage rates, maturities or certain other characteristics of the Initial Mortgage Loans may vary.

If any material pool characteristic of the Initial Mortgage Loans on the Closing Date differs by more than 5% or more from the description of the Initial Mortgage Loans in this free writing prospectus, the Depositor will file updated pool characteristics by Form 8-K within four days following the Closing Date. In addition, a Current Report on Form 8-K will be filed by the Depositor following the purchase of Subsequent Mortgage Loans.

General

The mortgage loans delivered to the Trust on the Closing Date (the “Initial Mortgage Loans”) will consist of conventional, one- to four- family, adjustable-rate and fixed-rate mortgage loans. The Depositor will purchase the Initial Mortgage Loans from the Seller pursuant to the Mortgage Loan Purchase Agreement, to be dated as of the date of this free writing prospectus (the “Mortgage Loan Purchase Agreement”), between the Seller and the Depositor. Pursuant to the Pooling and Servicing Agreement, to be dated as of the Cut-off Date (the “Pooling and Servicing Agreement”), among the Depositor, the Master Servicer and the Trustee, the Depositor will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the certificateholders.

The Group I Initial Mortgage Loans and the Group II Initial Mortgage Loans are expected to have an aggregate principal balance as of the Cut-off Date of approximately $549,886,610 and $450,113,957, respectively.

Subsequent Group I Mortgage Loans (the “Subsequent Group I Mortgage Loans”) and subsequent Group II Mortgage Loans (the “Subsequent Group II Mortgage Loans”; together with the Subsequent Group I Mortgage Loans, the “Subsequent Mortgage Loans”) are intended to be purchased by the Trust from the Depositor from time to time on or before April 15, 2006 from funds on deposit in the Pre-Funding Accounts. The Subsequent Mortgage Loans, if available, will be purchased by the Depositor and sold by the Depositor to the Trust for deposit in the mortgage pool. The Pooling and Servicing Agreement will provide that each Mortgage Loan in the mortgage pool must conform to certain specified characteristics and following the conveyance of the Subsequent Mortgage Loans, the mortgage pool must conform to certain specified characteristics, as described below under “—Conveyance of Subsequent Mortgage Loans and Pre-Funding Accounts.”

The Mortgage Loans will be secured by mortgages or deeds of trust or other similar security instruments creating first or second liens on residential properties (the “Mortgaged Properties”) consisting of attached, detached or semi-detached one-to four-family dwelling units, individual condominium units or individual units in planned unit developments and manufactured housing. The Mortgage Loans will have original terms to maturity of not greater than 30 years from the date on which the first payment was due on each Mortgage Loan. None of the Group I Initial Mortgage Loans and approximately 2.26% of the Group II Initial Mortgage Loans, by aggregate scheduled principal balance of the related loan group as of the Cut-off Date, are secured by second liens.

Each adjustable-rate Mortgage Loan will accrue interest at the adjustable-rate calculated as specified under the terms of the related mortgage note and each fixed-rate Mortgage Loan will have a Mortgage Rate that is fixed for the life of such Mortgage (each such rate, a “Mortgage Rate”).

All of the Mortgage Loans were originated by Argent Mortgage Company, L.L.C. The Mortgage Loans were selected by the Seller and the Depositor using criteria established by the Seller and the Depositor in consultation with other parties.

The adjustable-rate Mortgage Loans will provide for semi-annual adjustment to the Mortgage Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an “Adjustment Date”); provided, that the first adjustment for approximately 70.76% of the adjustable-rate Group I Initial Mortgage Loans and approximately 80.35% of the adjustable-rate Group II Initial Mortgage Loans, in each case by aggregate scheduled principal balance of the adjustable-rate Mortgage Loans in the related loan group as of the Cut-off Date, will occur after an initial period of two years after origination, and the first adjustment for approximately 29.24% of the adjustable-rate Group I Initial Mortgage Loans and approximately 19.65% of the adjustable-rate Group II Initial Mortgage Loans, in each case by aggregate scheduled principal balance of the adjustable-rate Mortgage Loans in the related loan group as of the Cut-off Date, will occur after an initial period of three years after origination. On each Adjustment Date for each adjustable-rate Mortgage Loan, the Mortgage Rate thereon will be adjusted (subject to rounding) to equal the sum of the applicable Index (as defined below) and a fixed percentage amount (the “Gross Margin”). The Mortgage Rate on each adjustable-rate Mortgage Loan will not decrease on the first related Adjustment Date, will not increase by more than 2.000% per annum on the first related Adjustment Date (the “Initial Periodic Rate Cap”) and will not increase or decrease by more than 1.000% per annum on any Adjustment Date thereafter (the “Periodic Rate Cap”). Each Mortgage Rate on each adjustable-rate Mortgage Loan will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the “Maximum Mortgage Rate”) or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the “Minimum Mortgage Rate”). In cases where the minimum mortgage rate for any adjustable-rate Mortgage Loan is lower than its applicable margin, the applicable margin is used as its minimum mortgage rate. Effective with the first monthly payment due on each adjustable-rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each such adjustable-rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. None of the adjustable-rate Mortgage Loans permits the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

The Mortgage Loans will have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, a “Due Date”). Each Mortgage Loan will contain a customary “due-on-sale” clause which provides that (subject to state and federal restrictions) the Mortgage Loan must be repaid at the time of sale of the related mortgaged property or with the consent of the holder of the mortgage note assumed by a creditworthy purchaser of the related mortgaged property.

None of the Mortgage Loans will be buydown mortgage loans. A buydown mortgage loan consists of monthly payments made by the mortgagor during the buy-down period that will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from: (i) funds contributed by the seller of the mortgaged property or another source and placed in the buy-down account; (ii) if the funds are contributed on a present value basis, investment earnings on the funds; or (iii) additional funds to be contributed over time by the mortgagor’s employer or another source.

The Originator provides loans primarily to borrowers who do not qualify for loans conforming to the underwriting standards of more traditional lenders but who generally have equity in their property and the apparent ability to repay. While the Originator’s primary consideration in underwriting a mortgage loan are the applicant’s credit standing and repayment ability as well as the value and adequacy of the mortgaged property as collateral, the Originator also considers, among other things, the applicant’s credit history, debt service-to-income ratio, and the type and occupancy status of the mortgaged property. As a result of such underwriting standards, the Mortgage Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. See “Risk Factors”, “-Underwriting Standards of the Originator” and Annex II of this free writing prospectus.

For purposes of calculating interest and principal distributions on the Class A Certificates, the Mortgage Loans will be divided into two loan groups, designated as the “Group I Mortgage Loans” and the “Group II Mortgage Loans.” The Group I Mortgage Loans will consist of adjustable-rate and fixed-rate mortgage loans with principal balances at origination that conform to Freddie Mac loan limits and the Group II Mortgage Loans will consist of adjustable-rate and fixed-rate mortgage loans with principal balances at origination that may or may not conform to Freddie Mac or Fannie Mae loan limits. As of the Closing Date, the loan limits of Freddie Mac and Fannie Mae are as follows:

	Maximum Original Loan Amount
Number of Units	Continental United States or Puerto Rico	Alaska, Guam, Hawaii or Virgin Islands
1	$417,000	$625,500
2	$533,850	$800,775
3	$645,300	$967,950
4	$801,950	$1,202,925

Approximately 62.64% of the Group I Initial Mortgage Loans and approximately 70.06% of the Group II Initial Mortgage Loans, in each case by aggregate scheduled principal balances of the related loan group as of the Cut-off Date, provide for payment by the mortgagor of a prepayment charge on certain principal prepayments, subject to certain limitations in the related mortgage note and limitations upon collection in the Pooling and Servicing Agreement. Generally, each such Mortgage Loan provides for payment of a prepayment charge on certain prepayments made within a defined period set forth in the related Mortgage Note (generally within the first three years but possibly as short as one year from the date of origination of such Mortgage Loan). The amount of the prepayment charge is as provided in the related Mortgage Note. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans in each loan group, and such amounts will not be available for distribution on the other classes of Certificates. Under certain instances, as described under the terms of the Pooling and Servicing Agreement, the Master Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Master Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representation as to the effect that the prepayment charges, and decisions by the Master Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of the Originator to impose prepayment charges, was amended, and as a result, the Originator will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. However, the ruling of the Office of Thrift Supervision (the “OTS”) does not retroactively affect loans originated before July 1, 2003. See “Legal Aspects of Mortgage Assets—Enforceability of Certain Provisions—Prepayment Charges” in the prospectus.

Mortgage Loan Statistics

The Group I Initial Mortgage Loans consist of 2,983 adjustable-rate and fixed-rate Mortgage Loans having an aggregate principal balance as of the Cut-off Date of approximately $549,886,610, after application of scheduled payments due on or before the Cut-off Date whether or not received and application of all unscheduled payments of principal received prior to the Cut-off Date, and subject to a permitted variance of plus or minus 5%. None of the Group I Initial Mortgage Loans had a first Due Date prior to September1, 2005 or after April 1, 2006, or will have a remaining term to stated maturity of less than 173 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Group I Initial Mortgage Loan is March 1, 2036. The Group I Initial Mortgage Loans are expected to have the characteristics set forth in Annex III of this free writing prospectus as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding).

The Group II Initial Mortgage Loans consist of 1,809 adjustable-rate and fixed-rate Mortgage Loans having an aggregate principal balance as of the Cut-off Date of approximately $450,113,957, after application of scheduled payments due on or before the Cut-off Date whether or not received and application of all unscheduled payments of principal received prior to the Cut-off Date, and subject to a permitted variance of plus or minus 5%. None of the Group II Initial Mortgage Loans had a first Due Date prior to September 1, 2005 or after April 1, 2006, or will have a remaining term to stated maturity of less than 179 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Group II Initial Mortgage Loan is March 1, 2036. The Group II Initial Mortgage Loans are expected to have the characteristics set forth in Annex III of this free writing prospectus as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding).

The Depositor believes that the information set forth in this free writing prospectus and in Annex III with respect to the Initial Mortgage Loans will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans may vary. The characteristics of the final mortgage pool will not differ materially from the information provided herein.

Unless otherwise noted, all statistical percentages or weighted averages set forth in this free writing prospectus are measured as a percentage of the aggregate scheduled principal balance of the Initial Mortgage Loans in the related loan group as of the Cut-off Date.

Conveyance of Subsequent Mortgage Loans and the Pre-Funding Accounts

Under and to the extent provided in the Pooling and Servicing Agreement, following the initial issuance of the Certificates, the Trust will be obligated to purchase from the Depositor during the Funding Period (as defined herein), subject to the availability thereof, the Subsequent Mortgage Loans. Each Subsequent Mortgage Loan is required to have been underwritten in accordance with the criteria set forth under “—Underwriting Standards of the Originator” herein. The Subsequent Mortgage Loans will be transferred to the Trust pursuant to subsequent transfer instruments (the “Subsequent Transfer Instruments”) between the Depositor and the Trust. In connection with the purchase of Subsequent Mortgage Loans on such dates of transfer (the “Subsequent Transfer Dates”), the Trust will be required to pay to the Depositor from amounts on deposit in the Group I Pre-Funding Account or the Group II Pre-Funding Account, as applicable, a cash purchase price of 100% of the principal balance thereof. The Depositor will designate the later of the first day of the month in which the related Subsequent Transfer Date occurs and the origination date of such mortgage loan as the Cut-off Date with respect to the related Subsequent Mortgage Loans (each a “Subsequent Cut-off Date”). The amount paid from the Group I Pre-Funding Account or the Group II Pre-Funding Account, as applicable, on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Mortgage Loans. Following each Subsequent Transfer Date, the aggregate principal balance of the Group I Mortgage Loans or the Group II Mortgage Loans, as applicable, will increase by an amount equal to the aggregate principal balance of the related Subsequent Mortgage Loans so purchased, and the amount in the Group I Pre-Funding Account or the Group II Pre-Funding Account, as applicable, will decrease accordingly. The “Funding Period” is the period from the Closing Date until the earlier of (i) the date on which the amounts on deposit in the Pre-Funding Accounts are reduced to $100,000 or less and (ii) April 15, 2006.

A segregated trust account (the “Group I Pre-Funding Account”) will be established by the Trustee and funded on the Closing Date by the Depositor with approximately $265,182,667 (the “Original Group I Pre-Funded Amount”), subject to a permitted variance equal to the aggregate principal balance of any of the Group I Initial Mortgage Loans which are added or removed from the Trust within the permitted variance as described herein under “The Mortgage Pool,” to provide the Trust with sufficient funds to purchase Subsequent Group I Mortgage Loans. The Original Group I Pre-Funded Amount will be reduced during the Funding Period by the amount used to purchase Subsequent Group I Mortgage Loans for the mortgage pool in accordance with the Pooling and Servicing Agreement.

A segregated trust account (the “Group II Pre-Funding Account”) will be established by the Trustee and funded on the Closing Date by the Depositor with approximately $217,067,333 (the “Original Group II Pre-Funded Amount” and together with the Original Group I Pre-Funded Amount, the “Original Pre-Funded Amounts”), subject to a permitted variance equal to the aggregate principal balance of any of the Group II Initial Mortgage Loans which are added or removed from the Trust within the permitted variance as described herein under “The Mortgage Pool,” to provide the Trust with sufficient funds to purchase Subsequent Group II Mortgage Loans. The Original Group II Pre-Funded Amount will be reduced during the Funding Period by the amount used to purchase Subsequent Group II Mortgage Loans for the mortgage pool in accordance with the Pooling and Servicing Agreement.

Any conveyance of Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to:

(a) each such Mortgage Loan must satisfy the representations and warranties specified in the related Subsequent Transfer Instrument and the Pooling and Servicing Agreement;

(b) the Depositor will not select such Mortgage Loans in a manner that it believes to be adverse to the interests of the certificateholders;

(c) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Mortgage Loans;

(d) the NIMS Insurer, if any, must consent to such conveyance; and

(e) as of the related Subsequent Cut-off Date, each Mortgage Loan will satisfy the following criteria:

(i) the Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date; provided, however that the Subsequent Mortgage Loans may have a first payment date occurring on or after the Subsequent Cut-off Date and, therefore, such Mortgage Loans could not have been delinquent as of the Subsequent Cut-off Date;

(ii) the remaining term to stated maturity of the Mortgage Loan will not be less than 170 months and will not exceed 360 months from its first payment date;

(iii) the Mortgage Loan will not provide for negative amortization;

(iv) the Mortgage Loan will not have a loan-to-value ratio greater than 100.00%;

(v) the Mortgage Loans will have, as of the related Subsequent Cut-off Date, a weighted average age since origination not in excess of 5 months;

(vi) no Mortgage Loan will have a mortgage rate less than 6.000% or greater than 12.750%;

(vii) the Mortgage Loan will have been serviced by the Master Servicer since origination or purchase by the Seller in accordance with its standard servicing practices;

(viii) the Mortgage Loan will have a first payment date occurring on or before May 1, 2006;

(ix) the Mortgage Loan will have a principal balance no greater than $959,259 and

(x) the Mortgage Loan will have been underwritten in accordance with the criteria set forth under “—Underwriting Standards of the Originator” herein.

Following the purchase of any Subsequent Group I Mortgage Loan by the Trust, the Group I Mortgage Loans (including the Subsequent Group I Mortgage Loans) will as of the related Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 360 months from the first payment date thereon; (ii) have a weighted average Mortgage Rate of not less than 8.393% and not more than 8.493%; (iii) have a weighted average loan-to-value ratio of not more than 82.45%, (iv) have no Mortgage Loan with a principal balance in excess of Freddie Mac loan limits, (v) consist of Mortgage Loans with prepayment charges representing no less than approximately 62.64% of the Group I Mortgage Loans, (vi) with respect to the adjustable-rate Group I Mortgage Loans, have a weighted average Gross Margin of not less than 5.998%, (vii) have a weighted average FICO score of not less than 612 and (viii) have no more than 12.19% of the Group I Mortgage Loans with a FICO score of less than 540. For purposes of the calculations described in this paragraph, percentages of the Group I Mortgage Loans will be based on the principal balance of the Initial Mortgage Loans in loan group I as of the Cut-off Date and the principal balance of the Subsequent Group I Mortgage Loans as of the related Subsequent Cut-off Date.

Following the purchase of any Subsequent Group II Mortgage Loan by the Trust, the Group II Mortgage Loans (including the Subsequent Group II Mortgage Loans) will as of the related Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 360 months from the first payment date thereon; (ii) have a weighted average Mortgage Rate of not less than 8.269% and not more than 8.369%; (iii) have a weighted average loan-to-value ratio of not more than 82.45%, (iv) have no Mortgage Loan with a principal balance in excess of $959,259, (v) consist of Mortgage Loans with prepayment charges representing no less than approximately 70.06% of the Group II Mortgage Loans (vi) with respect to the adjustable-rate Group II Mortgage Loans, have a weighted average Gross Margin of not less than 5.998%, (vii) have a weighted average FICO score of not less than 625 and (viii) have no more than 7.49% of the Group II Mortgage Loans with a FICO score of less than 540. For purposes of the calculations described in this paragraph, percentages of the Group II Mortgage Loans will be based on the principal balance of the Initial Mortgage Loans in loan group II as of the Cut-off Date and the principal balance of the Subsequent Group II Mortgage Loans as of the related Subsequent Cut-off Date.

Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by the NIMS Insurer, if any, or by Fitch, Moody’s or S&P, if the inclusion of such Subsequent Mortgage Loan would adversely affect the ratings on any class of Offered Certificates.

FICO Scores

“FICO Scores” are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a mortgagor’s creditworthiness. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the mortgagor’s probability of default. The FICO Score is based on a mortgagor’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, i.e., that a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the mortgagor. The FICO Scores set forth in the tables in Annex III to this free writing prospectus were obtained at the time of origination of the Initial Mortgage Loans. None of the Seller, the Originator, the Master Servicer, the Trustee, the Underwriters or the Depositor makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular FICO Score should be relied upon as a basis for an expectation that the mortgagor will repay the Mortgage Loan according to its terms.

The Index

The Index for each adjustable-rate Mortgage Loan will be set forth in the related Mortgage Note. The “Index” is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related mortgage note as published in the Western Edition of The Wall Street Journal (“Six-Month LIBOR”). If the Index becomes unpublished or is otherwise unavailable, the Master Servicer will select an alternative index which is based upon comparable information.

THE ISSUING ENTITY

Argent Securities Trust 2006-W3, the “Issuing Entity” or the “Trust”, will be a New York common law trust established pursuant to the Pooling and Servicing Agreement. The Trust will not own any assets other than the Mortgage Loans and the other assets described under “The Pooling and Servicing Agreement” in this free writing prospectus. The Trust will not have any liabilities other than those incurred in connection with the Pooling and Servicing Agreement and any related agreement. The Trust will not have any directors, officers, or other employees. No equity contribution will be made to the Trust by the Sponsor, the Depositor or any other party, and the Trust will not have any other capital. The fiscal year end of the Trust will be December 31. The Trust will act through the Trustee and the Master Servicer.

THE DEPOSITOR

Argent Securities Inc., the Depositor, is a Delaware corporation incorporated in May 2003 as a wholly-owned subsidiary of Ameriquest Mortgage Company. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The Depositor maintains its principal office at 1100 Town & Country Road, Orange, California 92868. Its telephone number is (714) 541-9960.

The Depositor does not have, nor is it expected in the future to have, any significant assets. There will be no further obligations of the Depositor subsequent to the issuance of the Certificates.

THE ORIGINATOR

All of the Mortgage Loans were originated by Argent Mortgage Company, L.L.C. (the “Originator”), an affiliate of the Sponsor. The Originator provided the information in the following paragraphs. The Originator has been originating mortgage loans since January 2003. Prior to January 2003 wholesale mortgage loans were originated through the Sponsor.

The following table summarizes Argent’s wholesale originated one- to four-family residential mortgage loan origination and whole loan sales and securitization activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by Argent from other loan originators.

Wholesale Originations

	Year Ended December 31,			Nine Months Ending September 30,
	2002[1]	2003	2004	2005
	(Dollars in Thousands)
Originations	$ 4,832,951	$ 21,140,156	$47,319,352	$38,785,957
Whole Loan Sales and Securitizations	$ 3,917,432	$ 16,461,828	$45,864,688	$34,526,274

1 Prior to January 1, 2003, wholesale originations were completed through the Sponsor.

Underwriting Standards of the Originator

All of the Mortgage Loans acquired by the Seller were originated in accordance with guidelines (the “Underwriting Guidelines”) established by the Originator as described below and with one of the following income documentation types: “Full Documentation,” “Limited Documentation” or “Stated Income.” The Underwriting Guidelines are primarily intended to evaluate: (1) the applicant’s credit standing and repayment ability and (2) the value and adequacy of the mortgaged property as collateral. On a case-by-case basis, the Originator may determine that, based upon compensating factors, a loan applicant, not strictly qualifying under one of the Risk Categories described below, warrants an exception to the requirements set forth in the Underwriting Guidelines. Compensating factors may include, but are not limited to, loan-to-value ratio, debt-to-income ratio, good credit history, stable employment history, length at current employment and time in residence at the applicant’s current address. It is expected that a substantial number of the Mortgage Loans to be included in the mortgage pool will represent such underwriting exceptions.

The Underwriting Guidelines are less stringent than the standards generally acceptable to more traditional lenders with regard to: (1) the applicant’s credit standing and repayment ability and (2) the property offered as collateral. Applicants who qualify under the Underwriting Guidelines generally have payment histories and debt ratios which would not satisfy the underwriting guidelines of more traditional lenders and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

All of the Mortgage Loans originated by the Originator are based on loan application packages submitted directly or indirectly by a loan applicant to the Originator. Each loan application package has an application completed by the applicant that includes information with respect to the applicant’s liabilities, income, credit history and employment history, as well as certain other personal information. The Originator also obtains (or the broker submits) a credit report on each applicant from a credit reporting company. The credit report typically contains the reported information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and reported records of default, bankruptcy, repossession and judgments. If applicable, the loan application package must also generally include a letter from the applicant explaining all late payments on mortgage debt and, generally, consumer (i.e. non-mortgage) debt.

During the underwriting process, the Originator reviews and verifies the loan applicant’s sources of income (except under the Stated Income and Limited Documentation types, under which programs such information may not be independently verified), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant’s ability to repay the loan, and reviews the mortgaged property for compliance with the Underwriting Guidelines. The Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property which conforms to the Uniform Standards of Professional Appraisal Practice and are generally on forms similar to those acceptable to Fannie Mae and Freddie Mac and (ii) a review of such appraisal, which review may be conducted by a representative of the Originator or a fee appraiser and may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. The Underwriting Guidelines permit loans with combined loan-to-value ratios at origination of up to 100%, subject to certain Risk Category limitations (as further described in that section). The maximum allowable loan-to-value ratio varies based upon the income documentation, property type, creditworthiness, debt service-to-income ratio of the applicant and the overall risks associated with the loan decision.

A. Income Documentation Types

Approximately 54.27%, 8.14% and 37.59% of the Initial Mortgage Loans were originated under the Full Documentation, Limited Documentation and Stated Income documentation programs, respectively, each as further described below.

Full Documentation. The Full Documentation residential loan program is generally based upon current year to date income documentation as well as the previous year’s income documentation (i.e., tax returns and/or W-2 forms and/or written verification of employment) or bank statements for the previous twelve months. The documentation required is specific to the applicant’s sources of income. The applicant’s employment and/or business licenses are generally verified.

Limited Documentation. The Limited Documentation residential loan program is generally based on bank statements from the past six months supported by additional documentation provided by the applicant or current year to date documentation. The applicant’s employment and/or business licenses are generally verified.

Stated Income. The Stated Income residential loan program requires the applicant’s employment and income sources to be stated on the application. The applicant’s income as stated must be reasonable for the related occupation in the loan underwriter’s discretion. However, the applicant’s income as stated on the application is not independently verified.

B. Property Requirements

Properties that are to secure mortgage loans have a valuation obtained by an appraisal performed by a qualified and licensed appraiser who is an independent appraiser who is in good standing with the Originator’s in-house appraisal department. Generally, properties below average standards in condition and repair are not acceptable as security for mortgage loans under the Underwriting Guidelines. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Every independent appraisal is reviewed through an automated valuation model, by a representative of the Originator or a fee appraiser before the mortgage loan is funded. The Originator requires that all mortgage loans have title insurance. The Originator also requires that fire and extended coverage casualty insurance be maintained on the property in an amount equal to the lesser of the principal balance of the mortgage loan or the replacement cost of the property.

Any dwelling unit built on a permanent chassis (including mobile homes) and attached to a permanent foundation system is a “manufactured home” for purposes of the Originator’s guidelines. Any of the following factors would make a manufactured home ineligible under the Originator’s guidelines: manufactured homes located in a mobile home park or on leasehold land; manufactured homes not built in accordance with HUD guidelines; manufactured homes with additions; manufactured homes not classified as real property; single wide mobile homes; and manufactured homes located in the following states: Delaware, Hawaii, Iowa, Maryland, New Jersey, New York, North Dakota, Oklahoma, Pennsylvania, Rhode Island and Texas. Other factory-built housing, such as modular, prefabricated, panelized, or sectional housing is not considered a “manufactured home” under the Originator’s guidelines.

C. Risk Categories

Under the Underwriting Guidelines, various Risk Categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These Risk Categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor’s credit history and debt ratio. In general, higher credit risk mortgage loans are graded in Risk Categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such Risk Categories.

The Underwriting Guidelines have the following Risk Categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

Risk Categories - Argent Mortgage Company, L.L.C.(1)(2)(3)

	I	II	III	IV	V
Mortgage History (Last 12 Months)	None	3 x 30	1 x 60	1 x 90	1 x 120 or greater
Bankruptcy or Foreclosure	AND none in last 36 months	AND none in last 24 months	AND none in last 12 months	OR in last 12 months	Not currently in
FICO Score	Maximum LTV(4)
680	100%(5)	95%	90%	80%	75%
650	100%(5)	95%	90%	80%	75%
620	100%(5)	95%	90%	80%	70%
600	100%(5)	95%	90%	80%	70%
580	95%	95%	90%	75%	70%
550	90%	90%	90%	75%	70%
525	85%	85%	80%	75%	70%
500	80%	80%	80%	75%	70%
Maximum Debt Ratio(6)	50%	50%	50%	50%	55%
Other Credit(7)	max $5,000 open major derogatory credit	max $5,000 open major derogatory credit	max $5,000 open major derogatory credit	max $5,000 open major derogatory credit	max $5,000 open major derogatory credit

(1)
Loans between $500,000 and $850,000 are available for all income documentation types. In addition, the underwriting guidelines provide for lower maximum LTV’s depending on loan size; no bankruptcies in the last 36 months and mortgaged properties that are owner occupied. Rural properties and manufactured homes are excluded. Loans between $850,001 and $1,000,000 with a maximum LTV of 85% are available for borrowers who meet the following conditions: (i) full and limited documentation types; (ii) mortgaged properties that are owner occupied; (iii) a mortgage history of no worse than 3x30; and(iv) no bankruptcies in the last 24 months. These loans are not available in all states.

(2)
Interest-only loans are available for all income documentation types, with a maximum LTV ratio of 95%. Interest-only loans are available with interest-only periods of 2, 3 or 5 years. In addition to the program specific guidelines, the interest only guidelines require: a minimum FICO score of 600; a mortgage history of 3x30; no bankruptcies in the last 24 months; and mortgaged properties that are owner occupied. Mortgaged properties that are secured by manufactured homes are excluded.

(3)
Stepped-rate loans are available for all income documentation types. Stepped-rate loans require: a minimum FICO score of 550; a mortgage history of 3x30; no bankruptcies in the last 24 months; mortgaged properties that are owner occupied; no rural or 3-4 unit properties; no interest-only periods and a maximum loan amount of $850,000.

(4)
The maximum LTV referenced is for mortgagors providing Full Documentation. The LTV may be reduced up to 5% for each of the following characteristics: non-owner occupancy and second homes. LTV may be reduced up to 10% for each of the following characteristics: 3-4 unit properties, manufactured homes, rural locations, and no mortgage or rental history.

(5)
LTV if originated under the 100% Advantage Program (allows qualified applicants the ability to borrow up to 100% LTV on a first-lien) or CLTV if originated under the 80/20 Combo Advantage Program (first lien and second lien mortgage loan closed simultaneously to allow applicants to borrow up to 100% combined CLTV).

(6)	Debt ratios may be increased if the LTV ratio is decreased. LTV equal to or less than 75% may have a 55% debt ratio. LTV equal to or less than 100% may have a 50% debt ratio.
(7) Open major derogatory credit may be increased (up to a maximum of $5,000) if the LTV ratio is decreased.

The Seller, SPONSOR and Master Servicer

Ameriquest Mortgage Company provided the information set forth in the following paragraphs.

Ameriquest Mortgage Company (sometimes referred to herein as “Ameriquest,” the “Seller,” the “Sponsor,” or the “Master Servicer”), a Delaware corporation, is a specialty finance company engaged in the business of originating, purchasing and selling retail and wholesale sub-prime mortgage loans secured by one- to four-family residences. Ameriquest’s mortgage business was begun in 1979 as a savings and loan association and later as a federal savings bank. In 1994 Ameriquest ceased depository operations to focus entirely on its mortgage banking business. In May 1997, Ameriquest sold its wholesale operations and reorganized its retail lending and servicing operations under the name of “Ameriquest Mortgage Company” (the “Reorganization”). In January of 2000, Ameriquest recommenced wholesale lending as a separate division (a.k.a. Argent Mortgage Company, L.L.C.) while continuing its retail and servicing operations. As of January 1, 2003, the wholesale lending division of Ameriquest reorganized its business as a wholly owned subsidiary of Ameriquest under the name of Argent Mortgage Company, L.L.C. Argent Mortgage Company, L.L.C. is currently an affiliate of Ameriquest but is no longer a subsidiary of Ameriquest. Effective as of the close of business on December 31, 2004, the loan servicing division of Ameriquest was transferred to an affiliate, AMC Mortgage Services, Inc. (formerly known as Bedford Home Loans, Inc.). Currently, AMC Mortgage Services, Inc. acts as a sub-servicer for Ameriquest and originates retail loans.

Securitization of mortgage loans originated by the Sponsor or its affiliates is an integral part of the Sponsor’s management of its capital. Since August 2003, the Sponsor has engaged in securitizations of mortgage loans originated by the Sponsor or its affiliates through the Depositor. The Sponsor has been engaged in securitizations of mortgage loans through other depositors since 1996.

The following table shows, for each of the most recent three years, the aggregate principal balance of all mortgage loans originated by the Sponsor and its affiliates and the portion of those mortgage loans securitized during that year.

Origination and Securitization of Mortgage Loans

	At December 31,			Nine Months Ended September 30
	2002	2003	2004	2005
	(Dollar Amounts in thousands)
Aggregate Principal Balance of Mortgage Loans Originated by Sponsor and its affiliates	$14,940,669	$41,694,619	$82,757,745	$62,803,473
% of Mortgage Loans Securitized	51.8%	68.9%	60.4%	59.2%

With respect to 12 of the 85 securitizations of the Depositor or its affiliate Ameriquest Mortgage Securities Inc. (“AMSI”) from 2000 to December 2005, a trigger event has occurred with respect to the loss and delinquency experience of the mortgage loans included in the related trust, resulting in a sequential distribution of principal to the related offered certificates, from the certificate with the highest credit rating to the one with the lowest rating.

Pursuant to the Pooling and Servicing Agreement, Ameriquest will serve as the Master Servicer for the Mortgage Loans. Ameriquest is approved as a seller/servicer for Fannie Mae and Freddie Mac and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development. As of September 30, 2005, Ameriquest had 285 retail offices (consisting of 38 loan origination centers located in California and 247 loan origination centers located throughout the rest of the United States).

Lending Activities and Loan Sales. Ameriquest Mortgage Company currently originates real estate loans through its network of retail branches. Ameriquest also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold. In other cases Ameriquest’s whole loan sale agreements provide for the transfer of servicing rights.

Ameriquest’s primary lending activity is funding loans to enable mortgagors to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property. Ameriquest’s single-family real estate loans are predominantly “conventional” mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

Loan Servicing. Ameriquest services all of the mortgage loans it or any affiliate originates which are portfolio retained and continues to service a majority of its and its affiliates loans that have been sold to investors. Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, and supervising foreclosure in the event of unremedied defaults. Ameriquest’s servicing activities are audited periodically by applicable regulatory authorities. Certain financial records of Ameriquest relating to its loan servicing activities are reviewed annually as part of the audit of Ameriquest’s financial statements conducted by its independent accountants.

Collection Procedures; Delinquency and Loss Experience. When a mortgagor fails to make a required payment on a residential mortgage loan, Ameriquest attempts to cause the deficiency to be cured by corresponding or making telephone contact with the mortgagor. Pursuant to Ameriquest’s customary procedures for residential mortgage loans serviced by it for its own account, Ameriquest generally mails a notice of intent to foreclose to the mortgagor within ten days after the loan has become 31 days past due (two payments due but not received) and upon expiration of the notice of intent to foreclose, generally one month thereafter, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan. If foreclosed, the property is sold at a public or private sale. Ameriquest, in its capacity as Master Servicer, typically enters a bid based upon an analysis of the property value, estimated marketing and carrying costs and presence of junior liens, which may be equal to or less than the full amount owed. In the event the property is acquired at the foreclosure sale by Ameriquest, as Master Servicer, it is placed on the market for sale through local real estate brokers experienced in the sale of similar properties.

Ameriquest Residential Loan Servicing Portfolio—Retail Originations

The following table sets forth the delinquency and loss experience at the dates indicated for residential (one- to four-family) retail first lien mortgage loans serviced by Ameriquest that were originated or purchased by Ameriquest’s retail division (including loans originated or purchased by Ameriquest prior to the Reorganization) either directly, or through Ameriquest’s affiliates, Town & Country Credit Corporation and AMC Mortgage Services, Inc. (in its former capacity as Bedford Home Loans, Inc.):

	At December 31,			At September 30,
	2002	2003	2004	2005
	(Dollars in Thousands)
Total Outstanding Principal Balance	$14,858,277	$26,163,721	$39,725,751	$43,910,370
Number of Loans	127,716	198,902	267,604	296,778
DELINQUENCY
Period of Delinquency:
31-60 Days
Principal Balance	$242,400	$368,227	$598,542	$745,141
Number of Loans	2,455	3,348	4,994	5,865
Delinquency as a Percentage of Total Outstanding Principal Balance	1.63%	1.41%	1.51%	1.70%
Delinquency as a Percentage of Number of Loans	1.92%	1.68%	1.87%	1.98%
61-90 Days
Principal Balance	$138,666	$183,342	$331,491	$350,074
Number of Loans	1,382	1,714	2,757	2,816
Delinquency as a Percentage of Total Outstanding Principal Balance	0.93%	0.70%	0.83%	0.80%
Delinquency as a Percentage of Number of Loans	1.08%	0.86%	1.03%	0.95%
91 Days or More
Principal Balance	$661,405	$1,013,144	$1,464,824	$1,547,867
Number of Loans	7,059	9,869	12,919	13,078
Delinquency as a Percentage of Total Outstanding Principal Balance	4.45%	3.87%	3.69%	3.53%
Delinquency as a Percentage of Number of Loans	5.53%	4.96%	4.83%	4.41%
Total Delinquencies:
Principal Balance	$1,042,471	$1,564,713	$2,392,587	$2,643,082
Number of Loans	10,896	14,931	20,670	21,759
Delinquency as a Percentage of Total Outstanding Principal Balance	7.02%	5.98%	6.02%	6.02%
Delinquency as a Percentage of Number of Loans	8.53%	7.51%	7.72%	7.33%
FORECLOSURES PENDING(1)
Principal Balance	$486,159	$661,027	$1,122,392	$1,180,446
Number of Loans	5,085	6,474	9,804	9,859
Foreclosures Pending as a Percentage of Total Outstanding Principal Balance	3.27%	2.53%	2.83%	2.69%
Foreclosures Pending as a Percentage of Number of Loans	3.98%	3.25%	3.66%	3.32%
NET LOAN LOSSES for the Period (2)	$82,293	$105,463	$151,988	$$133,510
NET LOAN LOSSES as a Percentage of Total Outstanding Principal Balance	0.72%	0.52%	0.43%	0.42%

(1) Includes mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

(2) The net loan loss for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan.

Ameriquest Residential Loan Servicing Portfolio—Wholesale Originations

The following table sets forth the delinquency and loss experience at the dates indicated for residential (one- to four-family) wholesale first lien mortgage loans serviced by Ameriquest that were originated or purchased by Ameriquest, either directly, or through Argent Mortgage Company, L.L.C. and Olympus Mortgage Company:

	At December 31,			At September 30,
	2002	2003	2004	2005
	(Dollars in Thousands)
Total Outstanding Principal Balance	$5,121,238	$23,468,319	$40,606,293	$32,090,158
Number of Loans	29,461	136,667	238,319	185,787
DELINQUENCY
Period of Delinquency:
31-60 Days
Principal Balance	$35,854	$200,587	$513,072	$447,834
Number of Loans	205	1,253	3,412	3,178
Delinquency as a Percentage of Total Outstanding Principal Balance	0.70%	0.85%	1.26%	1.40%
Delinquency as a Percentage of Number of Loans	0.70%	0.92%	1.43%	1.71%
61-90 Days
Principal Balance	$22,697	$88,940	$272,164	$234,109
Number of Loans	129	556	1,789	1,598
Delinquency as a Percentage of Total Outstanding Principal Balance	0.44%	0.38%	0.67%	0.73%
Delinquency as a Percentage of Number of Loans	0.44%	0.41%	0.75%	0.86%
91 Days or More
Principal Balance	$40,441	$290,745	$1,011,432	$1,006,525
Number of Loans	229	1,775	7,032	7,228
Delinquency as a Percentage of Total Outstanding Principal Balance	0.79%	1.24%	2.49%	3.14%
Delinquency as a Percentage of Number of Loans	0.78%	1.30%	2.95%	3.92%
Total Delinquencies:
Principal Balance	$98,992	$580,272	$1,796,668	$1,688,468
Number of Loans	563	3,584	12,233	12,064
Delinquency as a Percentage of Total Outstanding Principal Balance	1.93%	2.47%	4.42%	5.26%
Delinquency as a Percentage of Number of Loans	1.91%	2.62%	5.13%	6.49%
FORECLOSURES PENDING(1)
Principal Balance	$27,577	$161,615	$788,469	$788,089
Number of Loans	150	1,006	5,453	5,642
Foreclosures Pending as a Percentage of Total Outstanding Principal Balance	0.54%	0.69%	1.94%	2.46%
Foreclosures Pending as a Percentage of Number of Loans	0.51%	0.74%	2.29%	3.04%
NET LOAN LOSSES for the Period (2)	$259	$7,935	$47,076	$$84,924
NET LOAN LOSSES as a Percentage of Total Outstanding Principal Balance	0.01%	0.06%	0.14%	0.32%

(1) Includes mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired. Foreclosures pending are included in the delinquencies set forth above.

(2) The net loan loss for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan.

As of September 30, 2005, 2,854 one- to four-family residential properties relating to loans in Ameriquest’s retail servicing portfolio and 1,879 one- to four-family residential property relating to loans in Ameriquest’s wholesale servicing portfolio had been acquired through foreclosure or deed in lieu of foreclosure and were not liquidated.

The delinquency and loss experience percentages set forth above in the immediately preceding tables are calculated on the basis of the total mortgage loans serviced as of the end of the periods indicated. However, because the total outstanding principal balance of retail residential loans serviced by Ameriquest has increased from $14,858,277,354 at December 31, 2002 to approximately $43,910,370,440 at September 30, 2005 and the total outstanding principal balance of wholesale residential loans serviced by Ameriquest has increased from $5,121,238,268 at December 31, 2002 to approximately $32,090,158,048 at September 30, 2005, the total outstanding principal balance of all loans serviced as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. In the absence of such substantial and continual additions of newly originated loans to the total amount of loans serviced, the percentages indicated above would be higher and could be substantially higher. The actual delinquency percentages with respect to the Mortgage Loans may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the Mortgage Loans will not change.

There can be no assurance that the delinquency and loss experience of the Mortgage Loans will correspond to the loss experience of Ameriquest’s servicing portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency and loss experience for Ameriquest’s total servicing portfolio only for the periods presented, whereas the aggregate delinquency and loss experience on the Mortgage Loans will depend on the results obtained over the life of the Trust. Ameriquest’s servicing portfolio includes mortgage loans with payment and other characteristics that are not representative of the payment and other characteristics of the Mortgage Loans. A substantial number of the Mortgage Loans may also have been originated based on underwriting guidelines that are less stringent than those generally applicable to the servicing portfolio reflected in the foregoing table due to changes in the underwriting standards used by the Sponsor or its affiliates from time to time. If the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by Ameriquest. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.

Ameriquest Loan Servicing Portfolio— Static Pool Information

Static pool information regarding delinquencies, cumulative losses and prepayments for securitized pools serviced by Ameriquest for the last five years can be obtained from the following website: http://www.amcinvestors.com/arsi. With respect to information regarding prior securitized pools of the Sponsor that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006 and with respect to information regarding the currently offered pool, information about the pool for period before January 1, 2006, is not deemed to be a part of this free writing prospectus or the Depositor’s registration statement.

Ameriquest Loan Servicing Portfolio— Advances

Ameriquest, in its capacity as master servicer in connection with securitizations of the Depositor or its affiliate, Ameriquest Mortgage Securities Inc., where it has substantially identical advancing obligations for this transaction, has complied with and fulfilled all of its advancing obligations for all such transactions for the past three years.

Legal Actions are Pending Against the Sponsor

In the year 2000, three plaintiffs filed separate actions in California Superior Court against the Sponsor, including claims under California Code Sections 17200 and 17500, alleging that the Sponsor engaged in unfair business practices in connection with the origination of its mortgage loans. These cases were consolidated in 2001.

The complaints sought damages for fraud, restitution and injunctive relief. The claims for fraud and damages were subsequently dismissed on the Sponsor’s motion for summary judgment.

On March 7, 2003, the California Superior Court certified a class including all persons (a) who had obtained a mortgage loan from the Sponsor in California during the period from October 1996 to the present or in any of 32 other states during the period from April 1998 to the present and (b) whose mortgage loan contains or contained terms that differ from those set forth in the Good Faith Estimate (“GFE”) of costs and fees provided to the borrower pursuant to the Real Estate Settlement Procedures Act at the time of the loan application with respect to any of the following: (1) the GFE referred to a fixed rate mortgage loan and the borrower received an adjustable-rate mortgage loan; (2) the GFE contained a lower interest rate than the actual mortgage loan interest rate; (3) the GFE contained lower origination or discount fees than actual fees; (4) the GFE did not provide for any prepayment charges and the mortgage loan obtained contained provisions for prepayment charges; or (5) the mortgage loan obtained did not include monthly payments for property taxes and insurance, and the GFE did not disclose this fact. In August 2003, the California Court of Appeals modified the class as certified by the trial court by reducing the number of states involved from 33 to four, which states are Alabama, Alaska, California and Texas. The settlement was approved by the court on June 24, 2005, and the payout of claims commenced in January 2006.

Regulatory Matters Concerning the Sponsor

On January 23, 2006, ACC Capital Holdings Corporation (“ACCCHC”), the parent company of the Sponsor and its retail lending affiliates, AMC Mortgage Services, Inc. (formerly known as Bedford Home Loans, Inc.) and Town and Country Credit Corp. (collectively, the “Affiliates”) announced that it had entered into a settlement agreement with forty-nine states and the District of Columbia (the “States”). The settlement was reached after representatives of the financial regulatory agencies and/or attorney general’s offices of many of the States raised concerns relating to the lending policies of the Affiliates, for the appropriateness of discount points charged prior to February 2003; the accuracy of appraisal valuations; stated income loans and oral statements to borrowers relating to loan terms and disclosures. ACCCHC has agreed on behalf of itself and the Affiliates to supplement several of its business practices and to submit itself to independent monitoring. Under the terms of the settlement agreement, ACCCHC agreed to pay $295 million toward restitution to borrowers and $30 million to cover the States’ legal costs and other expenses. In June 2005, ACCCHC recorded a provision of $325 million in its financial statements to reflect the expected settlement.

THE TRUSTEE

General

Deutsche Bank National Trust Company (“DBNTC”) will act as Trustee. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. As Trustee, DBNTC will be calculating certain items and reporting as set forth in the Pooling and Servicing Agreement. DBNTC has acted as calculation agent in numerous mortgage-backed transactions since 1991. DBNTC also will act as a custodian of the mortgage files pursuant to the Pooling and Servicing Agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but they will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the trust. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as Trustee on behalf of the holders of the Certificates or as custodian. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the Pooling and Servicing Agreement.

DBNTC is providing the information in the foregoing paragraph at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB.

Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

The Trustee will have the following duties under the Pooling and Servicing Agreement: (i) to authenticate and deliver the Certificates; (ii) to maintain a certificate register; (iii) to calculate and make the required distributions to certificateholders on each Distribution Date; (iv) to prepare and make available to certificateholders the monthly distribution reports and any other reports required to be delivered by the Trustee under the Pooling and Servicing Agreement; (v) to act as successor master servicer, or to appoint a successor master servicer; (vi) to perform tax administration services for the Trust as specified in the Pooling and Servicing Agreement and (vii) to communicate with investors and Rating Agencies with respect to the Certificates as specified in the Pooling and Servicing Agreement.

In addition, the Trustee will act as custodian for the Trust pursuant to the Pooling and Servicing Agreement. The Trustee will hold the mortgage notes, mortgages and other legal documents in the mortgage files for the benefit of the certificateholders. The Trustee will review each mortgage file and deliver a certification that each such mortgage file has been received in accordance with the criteria specified in the Pooling and Servicing Agreement.

The principal compensation to be paid to the Trustee in respect of its obligations under the Pooling and Servicing Agreement will be equal to any interest or other income earned on funds held in the distribution account as provided in the Pooling and Servicing Agreement and the Trustee Fee. The Trustee Fee is payable monthly and accrues at the Trustee Fee Rate of 0.0017% per annum on the sum of (i) the aggregate principal balance of the Mortgage Loans and (ii) any amounts on deposit in the Pre-Funding Accounts.

THE INTEREST RATE SWAP PROVIDER

Deutsche Bank AG, New York Branch (the “Branch”) was established in 1978 and is licensed by the New York Superintendent of Banks. Its office is currently located at 60 Wall Street, New York, NY 10005-2858. The Branch is examined by the New York State Banking Department and is subject to the banking laws and regulations applicable to a foreign bank that operates a New York branch. The Branch is also examined by the Federal Reserve Bank of New York. The long-term senior debt of the Branch has been assigned a rating of AA- (outlook stable) by Standard & Poor’s, Aa3 (outlook stable) by Moody’s Investors Services and AA- (outlook stable) by Fitch Ratings.

YIELD ON THE CERTIFICATES

Certain Shortfalls in Collections of Interest

When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to (but not including) the date of such prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of such prepayment for the month in which such prepayment is made. With respect to any Determination Date and each Mortgage Loan as to which a voluntary principal prepayment in full was applied during the portion of the related Prepayment Period occurring in the month preceding the month of such Determination Date, the “Prepayment Interest Shortfall” is an amount equal to the interest at the applicable Mortgage Rate (net of the Servicing Fee) on the amount of such principal prepayment for the number of days from the day after the last date on which interest was collected from the related mortgagor through the last day of such preceding calendar month. In addition, the application of the Relief Act to any Mortgage Loan will adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on such Mortgage Loan. See “Legal Aspects of Mortgage Assets—Servicemembers Civil Relief Act” in the prospectus.

The Master Servicer is obligated to pay from its own funds Prepayment Interest Shortfalls, but only to the extent of its aggregate Servicing Fee for the related Due Period. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” herein. Accordingly, the effect of (i) any Prepayment Interest Shortfall that exceeds any payments made by the Master Servicer from its own funds in respect thereof or (ii) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest that is distributed to certificateholders. Any such shortfalls will be allocated among the Certificates as provided under “Description of the Certificates—Interest Distributions” and “—Overcollateralization Provisions” herein. If these shortfalls are allocated to the Class A and Mezzanine Certificates the amount of interest distributed to those Certificates will be reduced, adversely affecting the yield on your investment. The holders of the Class A and Mezzanine Certificates will not be entitled to reimbursement for any such interest shortfalls.

General Prepayment and Default Considerations

The yield to maturity on the Class A and Mezzanine Certificates will be sensitive to defaults on the Mortgage Loans. If a purchaser of a Class A or Mezzanine Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Because the Mortgage Loans were underwritten in accordance with standards less stringent than those of more traditional lenders with regard to a mortgagor’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with the underwriting standards of more traditional lenders.

The rate of principal distributions on the Class A and Mezzanine Certificates, the aggregate amount of distributions on the Class A and Mezzanine Certificates and the yield to maturity on the Class A and Mezzanine Certificates will be related to the rate and timing of payments of principal on the applicable Mortgage Loans and the amount, if any, distributed from the Pre-Funding Accounts at the end of the Pre-Funding Period. The rate of principal payments on the adjustable-rate Mortgage Loans will in turn be affected by the amortization schedules for such Mortgage Loans as they change from time to time to accommodate changes in the Mortgage Rates and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Seller or the Master Servicer, as the case may be). The Mortgage Loans generally may be prepaid by the mortgagors at any time; however, a mortgagor principal prepayment may subject that mortgagor to a prepayment charge as described under “The Mortgage Pool—General” herein. Furthermore, the interest-only feature of the interest-only Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the related Mortgage Rates. However, as a Mortgage Loan with such a feature nears the end of its interest-only period, the mortgagor may be more likely to refinance the Mortgage Loan, even if market interest rates are only slightly less than the related Mortgage Rate in order to avoid the increase in the monthly payments to amortize the Mortgage Loan over its remaining life.

Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions in respect of principal to the holders of the class or classes of Class A and Mezzanine Certificates then entitled to receive such distributions that otherwise would be distributed over the remaining terms of the Mortgage Loans. See “Yield and Maturity Considerations” in the prospectus. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the prospectus under “Yield and Maturity Considerations”), no assurance can be given as to the rate of principal prepayments on the Mortgage Loans. The extent to which the yield to maturity on any class of Class A or Mezzanine Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and the degree to which the timing of distributions thereon is sensitive to prepayments on the Mortgage Loans. Further, an investor should consider, in the case of any Class A or Mezzanine Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Class A or Mezzanine Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing)

would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. The adjustable-rate Mortgage Loans may be subject to greater rates of prepayment as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than their Mortgage Rates as mortgagors seek to avoid changes in their monthly payments. In addition, the existence of the applicable Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate on the adjustable-rate Mortgage Loans may affect the likelihood of prepayments resulting from refinancings. Moreover, the Group I Mortgage Loans (which have principal balances at origination that conform to Freddie Mac loan limits) may experience prepayment behavior that differs from that experienced by the Group II Mortgage Loans (which have principal balances at origination that may or may not conform to Freddie Mac and Fannie Mae loan limits). There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Certificates. See “Yield and Maturity Considerations” in the prospectus.

The prepayment experience of any Mortgage Loans secured by second liens will likely differ from that on Mortgage Loans secured by first liens. The smaller principal balances of second lien mortgage loans relative to the principal balances of first lien mortgage loans may reduce the perceived benefits of refinancing. In addition, the reduced equity in the related mortgaged property due to the existence of a second lien mortgage loan may reduce the opportunities for refinancing. The reduced opportunity for refinancing may result in a greater rate of default and will likely result in a greater severity of loss following default. On the other hand, many borrowers do not view second lien mortgage loans as permanent financing and may be more inclined to prepay those mortgage loans as a result. We cannot assure you as to the prepayment experience of any of the Mortgage Loans, including those secured by second liens.

Because principal distributions are made to certain classes of Class A and Mezzanine Certificates before other such classes, holders of classes of Class A and Mezzanine Certificates having a later priority of payment bear a greater risk of losses (because such Certificates will represent an increasing percentage interest in the Trust during the period prior to the commencement of distributions of principal thereon) than holders of classes having earlier priorities for distribution of principal. As described under “Description of the Certificates—Principal Distributions” herein, prior to the Stepdown Date, all principal payments on the Mortgage Loans will be allocated to the Class A Certificates. Thereafter, as further described herein, during certain periods, subject to certain delinquency and loss triggers described herein, all principal payments on the Mortgage Loans will be allocated to the Class A and Mezzanine Certificates in the priorities described under “Description of the Certificates—Principal Distributions” in this free writing prospectus.

In general, defaults on mortgage loans may occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a Mortgage Loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment. See “The Mortgage Pool—Underwriting Standards of the Originator” herein.

Furthermore, to the extent that the Original Pre-Funded Amounts have not been fully applied to the purchase of Subsequent Group I Mortgage Loans or Subsequent Group II Mortgage Loans, as applicable, by the end of the Funding Period, the holders of the related Class A Certificates will receive on the Distribution Date immediately following the end of the Funding Period a distribution of principal in an amount equal to any amounts remaining in the related Pre-Funding Account. Although no assurance can be given, it is anticipated by the Depositor that the principal amount of Subsequent Mortgage Loans sold to the Trust will require the application of substantially all amounts on deposit in the Pre-Funding Accounts, and that there will be no material amount of principal distributions to holders of the Class A Certificates. However, it is unlikely that the Depositor will be able to deliver Subsequent Mortgage Loans with an aggregate principal balance identical to the Original Pre-Funded Amounts.

Special Yield Considerations

The Mortgage Rates on the adjustable-rate Mortgage Loans adjust semi-annually based upon the Index after an initial period of two or three years after origination and the fixed-rate Mortgage Loans do not adjust at all.

The Pass-Through Rates on the Class A and Mezzanine Certificates may adjust monthly based upon One-Month LIBOR as described under “Description of the Certificates—Calculation of One-Month LIBOR” herein, subject to the related Net WAC Pass-Through Rate. As a result, increases in the Pass-Through Rates on the Class A and Mezzanine Certificates may be limited for extended periods in a rising interest rate environment. The interest due on the related Mortgage Loans during any Due Period, net of the expenses of the Trust (including any Net Swap Payment and any Swap Termination Payment owed to the Interest Rate Swap Provider other than termination payments resulting from a Swap Provider Trigger Event), may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable margin on the Class A and Mezzanine Certificates during the related Interest Accrual Period. In addition, the Index and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and the Index rise during the same period, One-Month LIBOR may rise more rapidly than the Index or may rise higher than the Index, potentially resulting in the application of the related Net WAC Pass-Through Rate on one or more classes of the Class A and Mezzanine Certificates which would adversely affect the yield to maturity on such Certificates. In addition, the Net WAC Pass-Through Rate for a class of Certificates will be reduced by the prepayment of the related Mortgage Loans with relatively higher Mortgage Rates.

If the pass-through rate on any class of Class A or Mezzanine Certificates is limited by the Net WAC Pass-Through Rate for any Distribution Date, the resulting basis risk shortfalls may be recovered by the holders of such Certificates on such Distribution Date or on future Distribution Dates, to the extent that on such Distribution Date or future Distribution Dates there are any available funds remaining after certain other distributions on the Class A and Mezzanine Certificates and the payment of certain fees and expenses of the Trust (including any Net Swap Payments or Swap Termination Payments owed to the Interest Rate Swap Provider other than termination payments resulting from a Swap Provider Trigger Event). The ratings on the Class A and Mezzanine Certificates do not address the likelihood of the recovery of any basis risk shortfalls by holders of the Class A or Mezzanine Certificates.

As described under “Description of the Certificates—Allocation of Losses; Subordination” herein, amounts otherwise distributable to holders of the Mezzanine Certificates may be made available to protect the holders of the Class A Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by Advances. Such delinquencies may affect the yield to investors on the Mezzanine Certificates and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Mezzanine Certificates. In addition, the rate of delinquencies or losses will affect the rate of principal payments on each class of Mezzanine Certificates. See “Description of the Certificates—Principal Distributions” herein.

Weighted Average Lives

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Class A and Mezzanine Certificates will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases by the Seller, or purchases by the Master Servicer and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing thereof.

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The models used with respect to the Mortgage Loans (the “Prepayment Assumption”) assume:

(i)
In the case of the fixed-rate Mortgage Loans, 100% of the Fixed-Rate Vector. The “Fixed-Rate Vector” means a constant prepayment rate (“CPR”) of 2% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2% per annum in each month thereafter until the 10th month, and then beginning in the 10th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 20% per annum.

(ii)	In the case of the adjustable-rate Mortgage Loans, 100% of the Adjustable-Rate Vector. The “Adjustable-Rate Vector” means (a) a constant prepayment rate (“CPR”) of 5% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2% per annum in each month thereafter until the 12th month, and then beginning in the 12th month and in each month thereafter until the 23rd month, a CPR of 27% per annum, (b) beginning in the 24th month and in each month thereafter until the 27th month, a CPR of 60% per annum and (c) beginning in the 28th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 30% per annum. However, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of the Adjustable-Rate Vector.

CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust. Each of the Prepayment Scenarios in the table below assumes the respective percentages of the applicable prepayment vector indicated for such scenario.

The tables entitled “Percent of Original Certificate Principal Balance Outstanding” were prepared on the basis of the following assumptions (the “Modeling Assumptions”):

(i) the Mortgage Loans have the characteristics set forth in the table entitled “Assumed Mortgage Loan Characteristics” in Annex II of this free writing prospectus;

(ii) distributions on the Class A and Mezzanine Certificates are made on the 25th day of each month, commencing in the month after the month of the Cut-off Date and the pass-through rates for the Class A and Mezzanine Certificates are determined as set forth herein;

(iii) the prepayment rates are the percentages of the respective Prepayment Assumption set forth in the table entitled “Prepayment Scenarios”;

(iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls in collection of interest are incurred;

(v) none of the Seller, the Originator, the Master Servicer, the NIMS Insurer, if any, or any other person purchases from the Trust any Mortgage Loan pursuant to any obligation or option under the Pooling and Servicing Agreement, except as indicated in the footnotes in the tables below;

(vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in the month after the month of the Cut-off Date, and are computed prior to giving effect to any prepayments received in the prior month (except for the interest-only Mortgage Loans during the initial interest-only period);

(vii) voluntary principal prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in the month of the Cut-off Date, and include 30 days’ interest thereon;

(viii) the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate and remaining term to stated maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to stated maturity;

(ix) the Certificates are purchased on March 29, 2006;

(x) with respect to the adjustable-rate Mortgage Loans, the Index remains constant at 5.04875% per annum and the Mortgage Rate on each such Mortgage Loan is adjusted on the next Adjustment Date (and on subsequent Adjustment Dates if necessary) to equal the Index plus the applicable Gross Margin, subject to the applicable Initial Periodic Rate Cap, Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate and

in cases where the minimum mortgage rate for any adjustable-rate Mortgage Loan is lower than its applicable margin, the applicable margin is used as its minimum mortgage rate;

(xi) One-Month LIBOR remains constant at 4.740% per annum;

(xii) the monthly payment on each adjustable-rate Mortgage Loan (and for each interest-only Mortgage Loan following its initial interest-only period) is adjusted on the Due Date immediately following the next Adjustment Date (and on subsequent Adjustment Dates if necessary) to equal a fully amortizing monthly payment as described in clause (viii) above;

(xiii) the Mortgage Rate for each adjustable-rate Mortgage Loan adjusts every six months following its first Adjustment Date;

(xiv) all amounts in the Pre-Funding Accounts are used to purchase Subsequent Mortgage Loans and all Subsequent Mortgage Loans are purchased on the Closing Date;

(xv) the initial Certificate Principal Balance of the Class P Certificates is $0.00;

(xvi) the Servicing Fee Rate is equal to 0.500% per annum and the Trustee Fee Rate is equal to 0.0017% per annum; and

(xvii) the Fixed Swap Payment is calculated based on a schedule, a copy of which is attached hereto as Annex IV and no Swap Termination Payment to the Interest Rate Swap Provider is made.

Prepayment Scenarios(1)

	I	II	III	IV	V	VI
Fixed-rate Mortgage Loans:	0%	50%	75%	100%	125%	150%
Adjustable-rate Mortgage Loans:	0%	50%	75%	100%	125%	150%
_______________
(1) Percentages of the Fixed-Rate Vector for the fixed-rate Mortgage Loans and percentages of the Adjustable-Rate Vector for the adjustable-rate Mortgage Loans.

There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics included in the Modeling Assumptions. Any such discrepancy may have an effect upon the percentages of the original Certificate Principal Balances outstanding (and the corresponding weighted average lives) of the Class A and Mezzanine Certificates set forth in the tables. In addition, since it is not likely the level of the Index or One-Month LIBOR will remain constant as assumed, the Class A and Mezzanine Certificates may mature earlier or later than indicated by the table. As described under “Description of the Certificates—Principal Distributions” herein, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the Class A and Mezzanine Certificates and affecting the weighted average lives of such Certificates. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the mortgage pool. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of original Certificate Principal Balances (and the corresponding weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals any of the Prepayment Scenarios shown in the immediately following tables.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A-1 Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
March 25, 2007	99	88	82	77	71	65
March 25, 2008	98	69	56	43	30	19
March 25, 2009	98	53	35	19	5	0
March 25, 2010	97	41	28	19	5	0
March 25, 2011	96	33	22	14	5	0
March 25, 2012	95	28	17	10	5	0
March 25, 2013	94	24	13	7	3	0
March 25, 2014	93	20	10	5	2	0
March 25, 2015	92	17	8	4	2	0
March 25, 2016	90	15	6	3	1	0
March 25, 2017	89	12	5	2	1	0
March 25, 2018	86	11	4	1	*	0
March 25, 2019	84	9	3	1	0	0
March 25, 2020	82	7	2	1	0	0
March 25, 2021	79	6	2	*	0	0
March 25, 2022	76	5	1	*	0	0
March 25, 2023	72	4	1	0	0	0
March 25, 2024	68	4	1	0	0	0
March 25, 2025	64	3	1	0	0	0
March 25, 2026	59	2	*	0	0	0
March 25, 2027	54	2	*	0	0	0
March 25, 2028	48	2	0	0	0	0
March 25, 2029	42	1	0	0	0	0
March 25, 2030	35	1	0	0	0	0
March 25, 2031	31	1	0	0	0	0
March 25, 2032	26	*	0	0	0	0
March 25, 2033	20	0	0	0	0	0
March 25, 2034	14	0	0	0	0	0
March 25, 2035	7	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	20.45	5.13	3.52	2.58	1.86	1.37
Weighted Average Life (years) to Optional Termination(2)(3)	20.41	4.79	3.24	2.37	1.7	1.37
_________________________
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A-2A Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
March 25, 2007	99	74	61	49	36	23
March 25, 2008	97	32	2	0	0	0
March 25, 2009	96	0	0	0	0	0
March 25, 2010	95	0	0	0	0	0
March 25, 2011	94	0	0	0	0	0
March 25, 2012	92	0	0	0	0	0
March 25, 2013	90	0	0	0	0	0
March 25, 2014	87	0	0	0	0	0
March 25, 2015	85	0	0	0	0	0
March 25, 2016	82	0	0	0	0	0
March 25, 2017	78	0	0	0	0	0
March 25, 2018	73	0	0	0	0	0
March 25, 2019	68	0	0	0	0	0
March 25, 2020	63	0	0	0	0	0
March 25, 2021	57	0	0	0	0	0
March 25, 2022	50	0	0	0	0	0
March 25, 2023	43	0	0	0	0	0
March 25, 2024	34	0	0	0	0	0
March 25, 2025	25	0	0	0	0	0
March 25, 2026	15	0	0	0	0	0
March 25, 2027	3	0	0	0	0	0
March 25, 2028	0	0	0	0	0	0
March 25, 2029	0	0	0	0	0	0
March 25, 2030	0	0	0	0	0	0
March 25, 2031	0	0	0	0	0	0
March 25, 2032	0	0	0	0	0	0
March 25, 2033	0	0	0	0	0	0
March 25, 2034	0	0	0	0	0	0
March 25, 2035	0	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	14.78	1.59	1.22	1.00	0.85	0.74
Weighted Average Life (years) to Optional Termination(2)(3)	14.78	1.59	1.22	1.00	0.85	0.74
_________________________
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A-2B Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100
March 25, 2008	100	100	100	41	0	0
March 25, 2009	100	91	3	0	0	0
March 25, 2010	100	35	0	0	0	0
March 25, 2011	100	0	0	0	0	0
March 25, 2012	100	0	0	0	0	0
March 25, 2013	100	0	0	0	0	0
March 25, 2014	100	0	0	0	0	0
March 25, 2015	100	0	0	0	0	0
March 25, 2016	100	0	0	0	0	0
March 25, 2017	100	0	0	0	0	0
March 25, 2018	100	0	0	0	0	0
March 25, 2019	100	0	0	0	0	0
March 25, 2020	100	0	0	0	0	0
March 25, 2021	100	0	0	0	0	0
March 25, 2022	100	0	0	0	0	0
March 25, 2023	100	0	0	0	0	0
March 25, 2024	100	0	0	0	0	0
March 25, 2025	100	0	0	0	0	0
March 25, 2026	100	0	0	0	0	0
March 25, 2027	100	0	0	0	0	0
March 25, 2028	80	0	0	0	0	0
March 25, 2029	49	0	0	0	0	0
March 25, 2030	15	0	0	0	0	0
March 25, 2031	0	0	0	0	0	0
March 25, 2032	0	0	0	0	0	0
March 25, 2033	0	0	0	0	0	0
March 25, 2034	0	0	0	0	0	0
March 25, 2035	0	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	22.97	3.78	2.47	2.00	1.77	1.54
Weighted Average Life (years) to Optional Termination(2)(3)	22.97	3.78	2.47	2.00	1.77	1.54
_________________________
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A-2C Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100
March 25, 2008	100	100	100	100	82	36
March 25, 2009	100	100	100	37	0	0
March 25, 2010	100	100	76	37	0	0
March 25, 2011	100	99	51	18	0	0
March 25, 2012	100	79	32	2	0	0
March 25, 2013	100	62	17	0	0	0
March 25, 2014	100	47	6	0	0	0
March 25, 2015	100	34	0	0	0	0
March 25, 2016	100	24	0	0	0	0
March 25, 2017	100	15	0	0	0	0
March 25, 2018	100	7	0	0	0	0
March 25, 2019	100	*	0	0	0	0
March 25, 2020	100	0	0	0	0	0
March 25, 2021	100	0	0	0	0	0
March 25, 2022	100	0	0	0	0	0
March 25, 2023	100	0	0	0	0	0
March 25, 2024	100	0	0	0	0	0
March 25, 2025	100	0	0	0	0	0
March 25, 2026	100	0	0	0	0	0
March 25, 2027	100	0	0	0	0	0
March 25, 2028	100	0	0	0	0	0
March 25, 2029	100	0	0	0	0	0
March 25, 2030	100	0	0	0	0	0
March 25, 2031	94	0	0	0	0	0
March 25, 2032	73	0	0	0	0	0
March 25, 2033	50	0	0	0	0	0
March 25, 2034	23	0	0	0	0	0
March 25, 2035	0	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	26.94	8.19	5.35	3.50	2.22	1.99
Weighted Average Life (years) to Optional Termination(2)(3)	26.94	8.19	5.35	3.50	2.22	1.99
_________________________
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A-2D Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100
March 25, 2008	100	100	100	100	100	100
March 25, 2009	100	100	100	100	44	0
March 25, 2010	100	100	100	100	44	0
March 25, 2011	100	100	100	100	44	0
March 25, 2012	100	100	100	100	44	0
March 25, 2013	100	100	100	76	35	0
March 25, 2014	100	100	100	54	23	0
March 25, 2015	100	100	90	38	15	0
March 25, 2016	100	100	70	27	10	0
March 25, 2017	100	100	54	19	4	0
March 25, 2018	100	100	42	14	0	0
March 25, 2019	100	100	33	10	0	0
March 25, 2020	100	84	25	5	0	0
March 25, 2021	100	70	19	1	0	0
March 25, 2022	100	58	15	0	0	0
March 25, 2023	100	48	11	0	0	0
March 25, 2024	100	40	8	0	0	0
March 25, 2025	100	33	4	0	0	0
March 25, 2026	100	27	1	0	0	0
March 25, 2027	100	21	0	0	0	0
March 25, 2028	100	17	0	0	0	0
March 25, 2029	100	13	0	0	0	0
March 25, 2030	100	10	0	0	0	0
March 25, 2031	100	6	0	0	0	0
March 25, 2032	100	2	0	0	0	0
March 25, 2033	100	0	0	0	0	0
March 25, 2034	100	0	0	0	0	0
March 25, 2035	83	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	29.40	17.82	12.28	8.97	5.37	2.32
Weighted Average Life (years) to Optional Termination(2)(3)	28.98	13.98	9.34	6.77	3.88	2.32
_________________________
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-1 Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100
March 25, 2008	100	100	100	100	100	100
March 25, 2009	100	100	100	100	100	79
March 25, 2010	100	100	76	56	100	79
March 25, 2011	100	91	59	36	81	79
March 25, 2012	100	77	46	26	22	58
March 25, 2013	100	66	36	19	9	35
March 25, 2014	100	56	28	13	6	20
March 25, 2015	100	47	22	10	4	7
March 25, 2016	100	40	17	7	2	0
March 25, 2017	100	34	13	5	0	0
March 25, 2018	100	29	10	4	0	0
March 25, 2019	100	24	8	1	0	0
March 25, 2020	100	20	6	0	0	0
March 25, 2021	100	17	5	0	0	0
March 25, 2022	100	14	4	0	0	0
March 25, 2023	100	12	3	0	0	0
March 25, 2024	100	10	*	0	0	0
March 25, 2025	100	8	0	0	0	0
March 25, 2026	100	6	0	0	0	0
March 25, 2027	100	5	0	0	0	0
March 25, 2028	100	4	0	0	0	0
March 25, 2029	100	3	0	0	0	0
March 25, 2030	99	1	0	0	0	0
March 25, 2031	86	0	0	0	0	0
March 25, 2032	72	0	0	0	0	0
March 25, 2033	56	0	0	0	0	0
March 25, 2034	39	0	0	0	0	0
March 25, 2035	19	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	27.24	10.19	6.83	5.42	5.77	6.13
Weighted Average Life (years) to Optional Termination(2)(3)	27.15	9.29	6.14	4.89	5.10	3.77
_________________________
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-2 Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100
March 25, 2008	100	100	100	100	100	100
March 25, 2009	100	100	100	100	100	100
March 25, 2010	100	100	76	51	100	100
March 25, 2011	100	91	59	36	21	33
March 25, 2012	100	77	46	26	14	7
March 25, 2013	100	66	36	19	9	4
March 25, 2014	100	56	28	13	6	0
March 25, 2015	100	47	22	10	4	0
March 25, 2016	100	40	17	7	0	0
March 25, 2017	100	34	13	5	0	0
March 25, 2018	100	29	10	4	0	0
March 25, 2019	100	24	8	0	0	0
March 25, 2020	100	20	6	0	0	0
March 25, 2021	100	17	5	0	0	0
March 25, 2022	100	14	4	0	0	0
March 25, 2023	100	12	*	0	0	0
March 25, 2024	100	10	0	0	0	0
March 25, 2025	100	8	0	0	0	0
March 25, 2026	100	6	0	0	0	0
March 25, 2027	100	5	0	0	0	0
March 25, 2028	100	4	0	0	0	0
March 25, 2029	100	3	0	0	0	0
March 25, 2030	99	0	0	0	0	0
March 25, 2031	86	0	0	0	0	0
March 25, 2032	72	0	0	0	0	0
March 25, 2033	56	0	0	0	0	0
March 25, 2034	39	0	0	0	0	0
March 25, 2035	19	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	27.24	10.17	6.81	5.28	5.01	4.95
Weighted Average Life (years) to Optional Termination(2)(3)	27.15	9.29	6.14	4.78	4.62	4.07
_________________________
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-3 Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100
March 25, 2008	100	100	100	100	100	100
March 25, 2009	100	100	100	100	100	100
March 25, 2010	100	100	76	51	66	54
March 25, 2011	100	91	59	36	21	12
March 25, 2012	100	77	46	26	14	7
March 25, 2013	100	66	36	19	9	4
March 25, 2014	100	56	28	13	6	0
March 25, 2015	100	47	22	10	3	0
March 25, 2016	100	40	17	7	0	0
March 25, 2017	100	34	13	5	0	0
March 25, 2018	100	29	10	*	0	0
March 25, 2019	100	24	8	0	0	0
March 25, 2020	100	20	6	0	0	0
March 25, 2021	100	17	5	0	0	0
March 25, 2022	100	14	2	0	0	0
March 25, 2023	100	12	0	0	0	0
March 25, 2024	100	10	0	0	0	0
March 25, 2025	100	8	0	0	0	0
March 25, 2026	100	6	0	0	0	0
March 25, 2027	100	5	0	0	0	0
March 25, 2028	100	4	0	0	0	0
March 25, 2029	100	0	0	0	0	0
March 25, 2030	99	0	0	0	0	0
March 25, 2031	86	0	0	0	0	0
March 25, 2032	72	0	0	0	0	0
March 25, 2033	56	0	0	0	0	0
March 25, 2034	39	0	0	0	0	0
March 25, 2035	19	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	27.24	10.14	6.78	5.20	4.70	4.32
Weighted Average Life (years) to Optional Termination(2)(3)	27.15	9.29	6.14	4.71	4.32	4.00
_________________________
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-4 Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100
March 25, 2008	100	100	100	100	100	100
March 25, 2009	100	100	100	100	100	100
March 25, 2010	100	100	76	51	33	20
March 25, 2011	100	91	59	36	21	12
March 25, 2012	100	77	46	26	14	7
March 25, 2013	100	66	36	19	9	1
March 25, 2014	100	56	28	13	6	0
March 25, 2015	100	47	22	10	0	0
March 25, 2016	100	40	17	7	0	0
March 25, 2017	100	34	13	5	0	0
March 25, 2018	100	29	10	0	0	0
March 25, 2019	100	24	8	0	0	0
March 25, 2020	100	20	6	0	0	0
March 25, 2021	100	17	5	0	0	0
March 25, 2022	100	14	0	0	0	0
March 25, 2023	100	12	0	0	0	0
March 25, 2024	100	10	0	0	0	0
March 25, 2025	100	8	0	0	0	0
March 25, 2026	100	6	0	0	0	0
March 25, 2027	100	5	0	0	0	0
March 25, 2028	100	1	0	0	0	0
March 25, 2029	100	0	0	0	0	0
March 25, 2030	99	0	0	0	0	0
March 25, 2031	86	0	0	0	0	0
March 25, 2032	72	0	0	0	0	0
March 25, 2033	56	0	0	0	0	0
March 25, 2034	39	0	0	0	0	0
March 25, 2035	19	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	27.24	10.11	6.76	5.15	4.54	4.05
Weighted Average Life (years) to Optional Termination(2)(3)	27.15	9.29	6.14	4.68	4.17	3.77
_________________________
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-5 Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100
March 25, 2008	100	100	100	100	100	100
March 25, 2009	100	100	100	100	100	100
March 25, 2010	100	100	76	51	33	20
March 25, 2011	100	91	59	36	21	12
March 25, 2012	100	77	46	26	14	7
March 25, 2013	100	66	36	19	9	0
March 25, 2014	100	56	28	13	6	0
March 25, 2015	100	47	22	10	0	0
March 25, 2016	100	40	17	7	0	0
March 25, 2017	100	34	13	1	0	0
March 25, 2018	100	29	10	0	0	0
March 25, 2019	100	24	8	0	0	0
March 25, 2020	100	20	6	0	0	0
March 25, 2021	100	17	*	0	0	0
March 25, 2022	100	14	0	0	0	0
March 25, 2023	100	12	0	0	0	0
March 25, 2024	100	10	0	0	0	0
March 25, 2025	100	8	0	0	0	0
March 25, 2026	100	6	0	0	0	0
March 25, 2027	100	3	0	0	0	0
March 25, 2028	100	0	0	0	0	0
March 25, 2029	100	0	0	0	0	0
March 25, 2030	99	0	0	0	0	0
March 25, 2031	86	0	0	0	0	0
March 25, 2032	72	0	0	0	0	0
March 25, 2033	56	0	0	0	0	0
March 25, 2034	39	0	0	0	0	0
March 25, 2035	19	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	27.24	10.08	6.72	5.10	4.41	3.86
Weighted Average Life (years) to Optional Termination(2)(3)	27.15	9.29	6.14	4.66	4.06	3.59
_________________________
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-6 Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100
March 25, 2008	100	100	100	100	100	100
March 25, 2009	100	100	100	100	100	100
March 25, 2010	100	100	76	51	33	20
March 25, 2011	100	91	59	36	21	12
March 25, 2012	100	77	46	26	14	7
March 25, 2013	100	66	36	19	9	0
March 25, 2014	100	56	28	13	1	0
March 25, 2015	100	47	22	10	0	0
March 25, 2016	100	40	17	6	0	0
March 25, 2017	100	34	13	0	0	0
March 25, 2018	100	29	10	0	0	0
March 25, 2019	100	24	8	0	0	0
March 25, 2020	100	20	3	0	0	0
March 25, 2021	100	17	0	0	0	0
March 25, 2022	100	14	0	0	0	0
March 25, 2023	100	12	0	0	0	0
March 25, 2024	100	10	0	0	0	0
March 25, 2025	100	8	0	0	0	0
March 25, 2026	100	4	0	0	0	0
March 25, 2027	100	0	0	0	0	0
March 25, 2028	100	0	0	0	0	0
March 25, 2029	100	0	0	0	0	0
March 25, 2030	99	0	0	0	0	0
March 25, 2031	86	0	0	0	0	0
March 25, 2032	72	0	0	0	0	0
March 25, 2033	56	0	0	0	0	0
March 25, 2034	39	0	0	0	0	0
March 25, 2035	19	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	27.24	10.03	6.68	5.04	4.30	3.71
Weighted Average Life (years) to Optional Termination(2)(3)	27.15	9.29	6.14	4.63	3.98	3.46
_________________________
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-7 Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100
March 25, 2008	100	100	100	100	100	100
March 25, 2009	100	100	100	100	100	100
March 25, 2010	100	100	76	51	33	20
March 25, 2011	100	91	59	36	21	12
March 25, 2012	100	77	46	26	14	0
March 25, 2013	100	66	36	19	9	0
March 25, 2014	100	56	28	13	0	0
March 25, 2015	100	47	22	10	0	0
March 25, 2016	100	40	17	0	0	0
March 25, 2017	100	34	13	0	0	0
March 25, 2018	100	29	10	0	0	0
March 25, 2019	100	24	5	0	0	0
March 25, 2020	100	20	0	0	0	0
March 25, 2021	100	17	0	0	0	0
March 25, 2022	100	14	0	0	0	0
March 25, 2023	100	12	0	0	0	0
March 25, 2024	100	10	0	0	0	0
March 25, 2025	100	5	0	0	0	0
March 25, 2026	100	0	0	0	0	0
March 25, 2027	100	0	0	0	0	0
March 25, 2028	100	0	0	0	0	0
March 25, 2029	100	0	0	0	0	0
March 25, 2030	99	0	0	0	0	0
March 25, 2031	86	0	0	0	0	0
March 25, 2032	72	0	0	0	0	0
March 25, 2033	56	0	0	0	0	0
March 25, 2034	39	0	0	0	0	0
March 25, 2035	19	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	27.23	9.95	6.62	4.98	4.20	3.58
Weighted Average Life (years) to Optional Termination(2)(3)	27.15	9.29	6.14	4.62	3.91	3.36
_________________________
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-8 Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100
March 25, 2008	100	100	100	100	100	100
March 25, 2009	100	100	100	100	100	53
March 25, 2010	100	100	76	51	33	20
March 25, 2011	100	91	59	36	21	12
March 25, 2012	100	77	46	26	14	0
March 25, 2013	100	66	36	19	*	0
March 25, 2014	100	56	28	13	0	0
March 25, 2015	100	47	22	3	0	0
March 25, 2016	100	40	17	0	0	0
March 25, 2017	100	34	13	0	0	0
March 25, 2018	100	29	7	0	0	0
March 25, 2019	100	24	0	0	0	0
March 25, 2020	100	20	0	0	0	0
March 25, 2021	100	17	0	0	0	0
March 25, 2022	100	14	0	0	0	0
March 25, 2023	100	12	0	0	0	0
March 25, 2024	100	4	0	0	0	0
March 25, 2025	100	0	0	0	0	0
March 25, 2026	100	0	0	0	0	0
March 25, 2027	100	0	0	0	0	0
March 25, 2028	100	0	0	0	0	0
March 25, 2029	100	0	0	0	0	0
March 25, 2030	99	0	0	0	0	0
March 25, 2031	86	0	0	0	0	0
March 25, 2032	72	0	0	0	0	0
March 25, 2033	56	0	0	0	0	0
March 25, 2034	39	0	0	0	0	0
March 25, 2035	19	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	27.22	9.84	6.54	4.90	4.10	3.47
Weighted Average Life (years) to Optional Termination(2)(3)	27.15	9.29	6.14	4.60	3.87	3.29
_________________________
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-9 Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100
March 25, 2008	100	100	100	100	100	100
March 25, 2009	100	100	100	100	100	34
March 25, 2010	100	100	76	51	33	20
March 25, 2011	100	91	59	36	21	2
March 25, 2012	100	77	46	26	12	0
March 25, 2013	100	66	36	19	0	0
March 25, 2014	100	56	28	10	0	0
March 25, 2015	100	47	22	0	0	0
March 25, 2016	100	40	17	0	0	0
March 25, 2017	100	34	10	0	0	0
March 25, 2018	100	29	0	0	0	0
March 25, 2019	100	24	0	0	0	0
March 25, 2020	100	20	0	0	0	0
March 25, 2021	100	17	0	0	0	0
March 25, 2022	100	14	0	0	0	0
March 25, 2023	100	2	0	0	0	0
March 25, 2024	100	0	0	0	0	0
March 25, 2025	100	0	0	0	0	0
March 25, 2026	100	0	0	0	0	0
March 25, 2027	100	0	0	0	0	0
March 25, 2028	100	0	0	0	0	0
March 25, 2029	100	0	0	0	0	0
March 25, 2030	99	0	0	0	0	0
March 25, 2031	86	0	0	0	0	0
March 25, 2032	72	0	0	0	0	0
March 25, 2033	56	0	0	0	0	0
March 25, 2034	39	0	0	0	0	0
March 25, 2035	19	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	27.21	9.70	6.43	4.82	4.01	3.37
Weighted Average Life (years) to Optional Termination(2)(3)	27.15	9.29	6.14	4.60	3.84	3.24
_________________________
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of CPR reflected in the Prepayment Scenarios indicated in the tables above, or to any other level, or that the actual weighted average lives of the Class A and Mezzanine Certificates will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average lives of the Class A and Mezzanine Certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment, Index or One-Month LIBOR level assumptions.

The characteristics of the Mortgage Loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity, that all of the Mortgage Loans will prepay at the same rate or that the level of the Index or One-Month LIBOR will remain constant or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and the level of the Index or One-Month LIBOR is consistent with the expectations of investors.

Yield Sensitivity of the Mezzanine Certificates

If the Overcollateralized Amount and each class of Mezzanine Certificates with a lower distribution priority have been reduced to zero, the yield to maturity on the class of Mezzanine Certificates with the lowest distribution priority will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to that class of Certificates. Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. Once a Realized Loss is allocated to a Mezzanine Certificate, such written down amount will not bear interest and will not be reinstated (except in the case of Subsequent Recoveries). However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to the holders of such Certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Account” in this free writing prospectus.

The Mezzanine Certificates will not be entitled to any principal distributions until the Stepdown Date or on any Distribution Date on which a Trigger Event is in effect (unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero).

As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the Class A and Mezzanine Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such Certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event may be based on delinquencies, it is possible for the Mezzanine Certificates to receive no principal distributions (unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the mortgage pool. For additional considerations relating to the yield on the Mezzanine Certificates, see “Yield and Maturity Considerations” in the prospectus.

DESCRIPTION OF THE CERTIFICATES

General

The Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2006-W3 (the “Certificates”) will consist of twenty classes of certificates, designated as: (i) the Class A-1 Certificates (the “Group I Certificates”); (ii) Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Group II Certificates,” and together with the Group I Certificates, the “Class A Certificates”); (iii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates (collectively, the “Mezzanine Certificates”); (iv) the Class CE Certificates (together with the Mezzanine Certificates, the “Subordinate Certificates”); (v) the Class P Certificates; and (vi) the Class R and Class R-X Certificates (together, the “Residual Certificates”). Only the Class A and Mezzanine Certificates (other than the Class M-10 and Class M-11 Certificates) are offered hereby (the “Offered Certificates”). The Class M-10, Class M-11, Class CE, Class P and Residual Certificates are not offered by this free writing prospectus. Such certificates may be delivered to the Seller as partial consideration for the Mortgage Loans or alternatively, the Depositor may sell all or a portion of such certificates to one or more third-party investors. Statistical information presented in this free writing prospectus which is based on the characteristics of the mortgage loans may change due to the permitted variance with respect to such characteristics.

Distributions on the Class A and Mezzanine Certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in April 2006 (each, a “Distribution Date”).

The Certificates will represent in the aggregate the entire beneficial ownership interest in the issuing entity (the “Trust”), the assets of which consist primarily of the mortgage pool and funds deposited by the Depositor in the Pre-Funding Accounts and the Interest Coverage Accounts, if any, as of the Closing Date. Each class of Class A and Mezzanine Certificates will have the approximate original Certificate Principal Balances as set forth in the table under “Summary of Free Writing Prospectus —The Certificates” in this free writing prospectus. The Pass-Through Rates on the Class A and Mezzanine Certificates will be calculated for each Distribution Date as described under “—Pass-Through Rates” below.

The Class A, Mezzanine and Class CE Certificates evidence the following initial undivided interests in the Trust:

Class	Percentage Interest (1)
A	78.45%
M-1	3.90%
M-2	3.40%
M-3	2.00%
M-4	1.80%
M-5	1.70%
M-6	1.60%
M-7	1.50%
M-8	1.25%
M-9	0.85%
M-10	0.80%
M-11	1.00%
CE	1.75%
_________________
(1) Approximate, subject to a variance of plus or minus 5%.

The Offered Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its participants in minimum denominations of $100,000 and integral multiples of $1.00 in excess thereof. If the use of book-entry facilities for the Class A and Mezzanine Certificates is terminated, then any definitive certificates issued in respect of the Class A and Mezzanine Certificates will be transferable and exchangeable at the offices of the Trustee designated for such purposes. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

All distributions to holders of the Certificates will be made by the Trustee to the persons in whose names such Certificates are registered at the close of business on each Record Date, which will be DTC or its nominee unless definitive certificates are issued. The “Record Date” for each Distribution Date (i) with respect to any book-entry certificate will be the close of business on the business day immediately preceding such Distribution Date or (ii) with respect to any definitive certificates, will be the close of business on the last business day of the month preceding the month in which such Distribution Date occurs. Such distributions will be made by wire transfer in immediately available funds to the account of each certificateholder specified in writing to the Trustee at least five business days prior to the relevant Record Date by such holder of Certificates or, if such instructions are not received, then by check mailed to the address of each such certificateholder as it appears in the Certificate Register. The final distribution on any class of Certificates will be made in like manner, but only upon presentment and surrender of such Certificates at the offices of the Trustee designated for such purposes or such other location specified in the notice to certificateholders of such final distribution. As of the Closing Date, the Trustee designates the office of its agent located at c/o DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attn: Transfer Unit, for such purposes.

Fees and Expenses of the Trust

The following fees and expenses will be paid from amounts received on the Mortgage Loans prior to distributions to certificateholders:

Fee or Amount Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Master Servicer	Monthly
For each Mortgage Loan, a monthly fee paid to the Master Servicer. The monthly fee is calculated as one-twelfth of the Servicing Fee Rate on the unpaid Principal Balance of the Mortgage Loan at the end of the applicable Due Period.

Withdrawn from amounts on deposit in the Collection Account, before distributions to Certificateholders.(1)
Trustee	Monthly
A monthly fee payable to the Trustee. The monthly fee is calculated as one-twelfth of the Trustee Fee Rate on the sum of (i) the aggregate Principal Balance of the Mortgage Loans and (ii) any amounts on deposit in the Pre-Funding Accounts.

Withdrawn from amounts on deposit in the Distribution Account, before distributions to Certificateholders.
Interest Rate Swap Provider	Monthly
The Interest Rate Swap Provider is entitled to a monthly payment from amounts on deposit in the Distribution Account equal to one-twelfth of 5.180% the Base Calculation Amount (as defined herein) for such Distribution Date multiplied by 250. Simultaneously, the Issuing Entity is entitled to an amount equal to one-month LIBOR (as set forth in the Interest Rate Swap Agreement and calculated on an actual/360 basis) on the Base Calculation Amount for such Distribution Date multiplied by 250.

Only the positive net payment of the two obligations will be paid by the applicable party. If a net payment is owed to the Interest Rate Swap Provider, the Trustee will pay such amount from the Distribution Account before distributions are made on the Certificates.

_________________________
(1) See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus for a description of additional compensation that the Master Servicer may receive.

Book-Entry Certificates

The Class A and Mezzanine Certificates will be book-entry certificates. Persons acquiring beneficial ownership interests in the Class A and Mezzanine Certificates, or certificate owners, will hold the Class A and Mezzanine Certificates through DTC in the United States, or Clearstream Banking Luxembourg, or Clearstream, formerly known as Cedelbank SA, or Euroclear in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. See “Description of the Securities—Book Entry Certificates” in the prospectus.

Pass-Through Rates

The “Pass-Through Rate” on any Distribution Date with respect to each class of the Class A and Mezzanine Certificates will equal the lesser of (a) the related Formula Rate and (b) the related Net WAC Pass-Through Rate for such Distribution Date. With respect to the Class A and Mezzanine Certificates, interest in respect of any Distribution Date will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

The “Formula Rate” for each class of Class A and Mezzanine Certificates will be the lesser of (a) One-Month LIBOR determined as described under “—Calculation of One-Month LIBOR” in this free writing prospectus plus the related Certificate Margin and (b) the related Maximum Cap Rate.

The “Certificate Margin” with respect to each class of Class A and Mezzanine Certificates will be the percentages set forth below.
Certificate Margin
Class	(1) (%)	(2) (%)
A-1	[___]	[___]
A-2A	[___]	[___]
A-2B	[___]	[___]
A-2C	[___]	[___]
A-2D	[___]	[___]
M-1	[___]	[___]
M-2	[___]	[___]
M-3	[___]	[___]
M-4	[___]	[___]
M-5	[___]	[___]
M-6	[___]	[___]
M-7	[___]	[___]
M-8	[___]	[___]
M-9	[___]	[___]
M-10	[___]	[___]
M-11	[___]	[___]
__________
(1) For the Interest Accrual Period for each Distribution Date on or prior to the Optional Termination Date.
(2) For each other Interest Accrual Period.

The “Net WAC Pass-Through Rate” for any Distribution Date with respect to

(a) the Group I Certificates, will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (x) a fraction, expressed as a percentage, the numerator of which is the sum of (i) the amount of interest which accrued on the Group I Mortgage Loans in the prior calendar month minus the Trustee Fee and the Servicing Fee payable with respect to the Group I Mortgage Loans for such Distribution Date and an amount equal to the Group I Net WAC Allocation Percentage of any Net Swap Payments or Swap Termination Payment, if any, payable by the Trust (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) and (ii) any amount withdrawn from the Interest Coverage Account, if any, relating to the Group I Mortgage Loans for such Distribution Date and the denominator of which is the sum of (i) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period and (ii) any amount on deposit in the Group I Pre-Funding Account, and (y) 12;

(b) each class of Group II Certificates, will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (x) a fraction, expressed as a percentage, the numerator of which is the sum of (i) the amount of interest which accrued on the Group II Mortgage Loans in the prior calendar month minus the Trustee Fee and the Servicing Fee payable with respect to the Group II Mortgage Loans for such Distribution Date and an amount equal to the Group II Net WAC Allocation Percentage of any Net Swap Payments or Swap Termination Payment, if any, payable by the Trust (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) and (ii) any amount withdrawn from the Interest Coverage Account, if any, relating to the Group II Mortgage Loans for such Distribution Date and the denominator of which is the sum of (i) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period and (ii) any amount on deposit in the Group II Pre-Funding Account, and (y) 12; and

(c) each class of Mezzanine Certificates, will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average (weighted on the basis of the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates) of the Net WAC Pass-Through Rate for the Group I Certificates and the Net WAC Pass-Through Rate for the Group II Certificates.

The “Expense Adjusted Net Mortgage Rate” for any Mortgage Loan for any Distribution Date will be a per annum rate equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

The “Maximum Cap Rate” for any Distribution Date and each class of Class A and Mezzanine Certificates is calculated in the same manner as the related Net WAC Pass-Through Rate, but based on the Expense Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Expense Adjusted Net Mortgage Rates plus an amount, expressed as a per annum rate, equal to the Net Swap Payment made by the Interest Rate Swap Provider divided by the outstanding principal balance of the Mortgage Loans.

The “Expense Adjusted Net Maximum Mortgage Rate” for any Mortgage Loan for any Distribution Date will be a per annum rate equal to the applicable Maximum Mortgage Rate (or the Mortgage Rate for such Mortgage Loan in the case of any fixed-rate Mortgage Loans) as of the first day of the month preceding the month in which the Distribution Date occurs minus the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

The Pass-Through Rates on the Class A and Mezzanine Certificates for the Interest Accrual Period beginning on a Distribution Date, to the extent they have been determined, and for the immediately preceding Interest Accrual Period will be made available via the Trustee’s internet website, together with the monthly statements required by the Pooling and Servicing Agreement. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such.

Net WAC Rate Carryover Amounts

On the Closing Date, the Trustee will establish a segregated trust account (the “Net WAC Rate Carryover Reserve Account”) from which distributions in respect of Net WAC Rate Carryover Amounts on the Class A and Mezzanine Certificates will be made. The Net WAC Rate Carryover Reserve Account will be an asset of the Trust but not of any REMIC. On each Distribution Date, to the extent required following the distribution of the Available Funds as described under “—Overcollateralization Provisions” in this free writing prospectus, the Trustee will withdraw from amounts in the Net WAC Rate Carryover Reserve Account to distribute to the Class A and Mezzanine Certificates any Net WAC Rate Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the Net WAC Rate Carryover Reserve Account:

first, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount on a pro rata basis based on such respective Net WAC Rate Carryover Amounts; and

second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Net WAC Rate Carryover Amount.

Interest Rate Swap Agreement and the Swap Account

The Interest Rate Swap Agreement

On or before the Closing Date, the Trustee on behalf of the Issuing Entity will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with the Interest Rate Swap Provider. On each Distribution Date, the Trustee, as Swap Administrator pursuant to a Swap Administration Agreement (as further described below), will deposit into a segregated trust account (the “Swap Account”) certain amounts, if any, received from the Interest Rate Swap Provider from which distributions in respect of Interest Carry Forward Amounts, Net WAC Rate Carryover Amounts, amounts necessary to maintain the applicable Overcollateralization Target Amount and Allocated Realized Loss Amounts on the Mezzanine Certificates will be made. The Interest Rate Swap Agreement and the Swap Account will be assets of the Trust but not of any REMIC.

Under the Interest Rate Swap Agreement, on each Distribution Date, the Issuing Entity will be obligated to pay to the Interest Rate Swap Provider from amounts available therefor pursuant to the Pooling and Servicing Agreement, an amount equal to the product of (x) the fixed rate of 5.180%, (y) the Base Calculation Amount for that Distribution Date multiplied by 250 and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, 26) and the denominator of which is 360 (the “Fixed Swap Payment”) and the Interest Rate Swap Provider will be obligated to make a payment equal to the product of (x) the floating rate of one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Base Calculation Amount for that Distribution Date multiplied by 250, and (z) a fraction, the numerator of which is the actual number of days in the related calculation period, as provided in the Interest Rate Swap Agreement, and the denominator of which is 360. A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Trust to the Interest Rate Swap Provider to the extent that the fixed rate amount exceeds the corresponding floating rate amount, or (b) by the Interest Rate Swap Provider to the Trust to the extent that the floating rate amount exceeds the corresponding fixed rate amount.

The “Base Calculation Amount” is set forth with respect to each Distribution Date on Annex IV (which will be substantially the same schedule attached to the Interest Rate Swap Agreement). The initial Base Calculation Amount will be approximately $5,536,799. The Interest Rate Swap Agreement will terminate immediately following the Distribution Date in April 2010 unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event (each as defined below).

The respective obligations of the Interest Rate Swap Provider and the Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

“Events of Default” under the Interest Rate Swap Agreement (each a “Swap Default”) include the following standard events of default under the ISDA Master Agreement:

•	“Failure to Pay or Deliver,”

•	“Bankruptcy” and

•	“Merger without Assumption” (which generally relates to the Interest Rate Swap Provider),

as described in the Interest Rate Swap Agreement.

“Termination Events” under the Interest Rate Swap Agreement (each a “Termination Event”) consist of the following standard events under the ISDA Master Agreement:

•	“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•
“Tax Event” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax) and

•
“Tax Event Upon Merger” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax in either case as a result of a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the Interest Rate Swap Agreement. In addition, there are “Additional Termination Events” (as defined in the Interest Rate Swap Agreement) including if the Trust should terminate or if, pursuant to the terms of the Pooling and Servicing Agreement, the majority holders of the Class CE Certificates, the Master Servicer or the NIMS Insurer, if any, exercise the option to purchase the Mortgage Loans. With respect to the Interest Rate Swap Provider, an Additional Termination Event will occur if the Interest Rate Swap Provider fails to comply with the Downgrade Provisions (as defined below).

Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon any Swap Early Termination, the Trust or the Interest Rate Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Interest Rate Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid from the Trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to Certificateholders.

Upon a Swap Early Termination, the Trustee, at the direction of the Depositor and with the consent of the NIMS Insurer, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the Trust receives a Swap Termination Payment from the Interest Rate Swap Provider, the Trust will apply, as set forth in the Swap Administration Agreement, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Trust is required to pay a Swap Termination Payment to the Interest Rate Swap Provider, the Trust will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Interest Rate Swap Provider.

A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Interest Rate Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the

Interest Rate Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Interest Rate Swap Provider is the sole Affected Party, will be a “Swap Provider Trigger Event.”

If the Interest Rate Swap Provider’s long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement, the Interest Rate Swap Provider will be required (if so specified in the Interest Rate Swap Agreement), subject to the Rating Agency Condition (as defined in the Interest Rate Swap Agreement) to (1) post collateral securing its obligations under the Interest Rate Swap Agreement, (2) obtain a substitute Interest Rate Swap Provider acceptable to the Rating Agencies and the NIMS Insurer that will assume the obligations of the Interest Rate Swap Provider under the Interest Rate Swap Agreement, (3) obtain a guaranty or contingent agreement of the Interest Rate Swap Provider’s obligations under the Interest Rate Swap Agreement from another person acceptable to the Rating Agencies or (4) establish any other arrangement sufficient to restore the credit rating of the Class A and Mezzanine Certificates and any notes insured by the NIMS Insurer, all as provided in the Interest Rate Swap Agreement, provided, however, that if the Interest Rate Swap Provider’s long-term or short-term credit rating by S&P falls below “BBB-“ or “A-3”, as applicable, the Interest Rate Swap Provider will be required to act in accordance with clause (2) or (3) above (such provisions, the “Downgrade Provisions”).

The Trust will not be subject to any gross-up on its payments to the Interest Rate Swap Provider on account of any tax withholding.

The aggregate significance percentage (as calculated in accordance with Regulation AB Item 1115) of the Interest Rate Swap Agreement is less than 10%. The Swap Provider may be replaced in certain circumstances, including if the aggregate significance percentage of the Interest Rate Swap Agreement is equal to or greater than 10%.

The Swap Administration Agreement and the Swap Account

The Interest Rate Swap Agreement will be administered by Deutsche Bank National Trust Company as Swap Administrator pursuant to a swap administration agreement (the “Swap Administration Agreement”). Any Net Swap Payments made by the Interest Rate Swap Provider will be distributed in accordance with the Swap Administration Agreement. The Swap Administrator will be required to deposit into the Swap Account an amount equal to any remaining and unpaid Interest Carry Forward Amounts, Net WAC Rate Carryover Amounts, Allocated Realized Loss Amounts and amounts necessary to maintain the Overcollateralization Target Amount on the Class A and Mezzanine Certificates, up to the Net Swap Payment received by the Swap Administrator from the Interest Rate Swap Provider. Any excess amounts received by the Swap Administrator will be paid to Ameriquest Mortgage Company or its designee.

Net Swap Payments and Swap Termination Payments payable by the Trust (other than termination payments resulting from a Swap Provider Trigger Event) will be deducted from Available Funds before distributions to Certificateholders and will first be deposited into the Swap Account before payment to the Interest Rate Swap Provider.

On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow as described in “—Overcollateralization Provisions” in this free writing prospectus and withdrawals from the Net WAC Rate Carryover Reserve Account as described in “—Net WAC Rate Carryover Amounts”, the Trustee will withdraw from amounts in the Swap Account to distribute to the Class A and Mezzanine Certificates in the following order of priority:

first, to the Interest Rate Swap Provider, any Net Swap Payment owed to the Interest Rate Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

second, to the Interest Rate Swap Provider, any Swap Termination Payment owed to the Interest Rate Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

third, concurrently, to each class of Class A Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, on a pro rata basis based on such respective remaining Senior Interest Distribution Amounts, fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;

fifth, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account;

seventh, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the Overcollateralization Target Amount after taking into account distributions made pursuant to clause first under “—Overcollateralization Provisions;” and eighth, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow.

In the event that the Trust receives a Swap Termination Payment, and a successor Interest Rate Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Swap Administrator, on each subsequent Distribution Date (until the termination date of the original Interest Rate Swap Agreement), will withdraw the amount of any Net Swap Payment due to the Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement and the Swap Administration Agreement.

Calculation of One-Month LIBOR

With respect to each Interest Accrual Period (other than the first Interest Accrual Period) and the Class A and Mezzanine Certificates, on the second business day preceding such Interest Accrual Period (each such date, an “Interest Determination Date”), the Trustee will determine one-month LIBOR for the next Interest Accrual Period. With respect to the first Interest Accrual Period, on the Closing Date, the Trustee will determine one-month LIBOR for such Interest Accrual Period based on the information available on the second business day preceding the Closing Date. “One-Month LIBOR” means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period will be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

As used in this section, “business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; “Telerate Page 3750” means the display page currently so designated on Moneyline Telerate (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the Trustee (after consultation with the Depositor) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Trustee and (iii) not controlling, controlled by, or under common control with, the Depositor or the Seller; and “Reserve Interest Rate” will be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee (after consultation with the Depositor) are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee (after consultation with the Depositor) are quoting on such Interest Determination Date to leading European banks.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Class A and Mezzanine Certificates for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

Interest Distributions

Holders of the Class A and Mezzanine Certificates will be entitled to receive on each Distribution Date, the applicable Interest Distribution Amount, in the priorities set forth below.

I. On each Distribution Date, the Group I Interest Remittance Amount will be distributed in the following order of priority:

(i) to the holders of the Group I Certificates, the Senior Interest Distribution Amount related to such Certificates; and

(ii) concurrently, to the holders of each class of Group II Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Distribution Amount related to such Certificates, to the extent remaining undistributed after the distribution of the Group II Interest Remittance Amount as set forth in clause II below.

II. On each Distribution Date, the Group II Interest Remittance Amount will be distributed in the following order of priority:

(i) concurrently, to the holders of each class of Group II Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Distribution Amount related to such Certificates; and

(ii) to the holders of the Group I Certificates, the Senior Interest Distribution Amount related to such Certificates, to the extent remaining undistributed after the distribution of the Group I Interest Remittance Amount as set forth in clause I above.

III. On each Distribution Date, following the distributions of interest to the holders of each class of the Class A Certificates, to the extent of the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount remaining will be distributed sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in an amount equal to the Interest Distribution Amount for each such class.

On any Distribution Date, any shortfalls resulting from application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer, in each case regardless of which loan group experienced the shortfall, will be allocated first, to reduce the interest accrued on the Class CE Certificates, and thereafter, to reduce the Interest Distribution Amounts with respect to the Class A and

Mezzanine Certificates on a pro rata basis based on the respective amounts of interest accrued on such Certificates for such Distribution Date. The holders of the Class A and Mezzanine Certificates will not be entitled to reimbursement for any such interest shortfalls.

Principal Distributions

I. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

(i) to the holders of the Group I Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(ii) to the holders of the Group II Certificates (allocated among the classes of Group II Certificates in the priority described below), after taking into account the distribution of the Group II Principal Distribution Amount already distributed, as described herein, until the Certificate Principal Balances thereof have been reduced to zero.

II. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

(i) to the holders of the Group II Certificates (allocated among the classes of Group II Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero; and

(ii) to the holders of the Group I Certificates, after taking into account the distribution of the Group I Principal Distribution Amount already distributed, as described herein, until the Certificate Principal Balance thereof has been reduced to zero.

III. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be made sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case, until the Certificate Principal Balance of each such class has been reduced to zero.

IV. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

(i) to the holders of the Group I Certificates, the Senior Group I Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(ii) to the holders of the Group II Certificates (allocated among the classes of Group II Certificates in the priority described below), after taking into account the distribution of the Group II Principal Distribution Amount as described herein, up to an amount equal to the Senior Group II Principal Distribution Amount remaining undistributed, until the Certificate Principal Balances thereof have been reduced to zero.

V. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

(i) to the holders of the Group II Certificates, the Senior Group II Principal Distribution Amount (allocated among the classes of Group II Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero; and

(ii) to the holders of the Group I Certificates, after taking into account the distribution of the Group I Principal Distribution Amount as described herein, up to an amount equal to the Senior Group I Principal Distribution Amount remaining undistributed, until the Certificate Principal Balance thereof has been reduced to zero.

VI. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be made in the following amounts and order of priority:

(i) to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(ii) to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iii) to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iv) to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(v) to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vi) to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vii) to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(viii) to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(ix) to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(x) to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(xi) to the holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

With respect to the Group II Certificates, all principal distributions will be distributed sequentially, to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero.

Notwithstanding the foregoing, if the aggregate Certificate Principal Balance of the Group II Certificates exceeds the aggregate principal balance of the Group II Mortgage Loans plus amounts on deposit in the related Pre-Funding Account, principal distributions to the classes of Group II Certificates will be allocated concurrently, on a pro rata basis.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A and Mezzanine Certificates consists of subordination, as described below, excess interest and overcollateralization, as described under “—Overcollateralization Provisions” herein. The holders of the Class A and Mezzanine Certificates will have the benefit of certain proceeds received pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement.

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly distributions of interest and principal and to afford such holders protection against Realized Losses.

The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distributions of interest on the Subordinate Certificates, distributions in respect of interest and prior to distributions of principal on the Subordinate Certificates, distributions in respect of principal, subject to available funds.

The allocation of distributions in respect of principal to the Class A Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the Trust of the Subordinate Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

In addition, the rights of the holders of Mezzanine Certificates with lower numerical class designations will be senior to the rights of holders of Mezzanine Certificates with higher numerical class designations, and the rights of the holders of the Mezzanine Certificates to receive distributions in respect of the Mortgage Loans will be senior to the rights of the holders of the Class CE Certificates, in each case to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior Certificates of distributions in respect of interest and principal and to afford such holders protection against Realized Losses.

Overcollateralization Provisions

The weighted average Expense Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Class A and Mezzanine Certificates, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest distributions on the Class A and Mezzanine Certificates. The Pooling and Servicing Agreement will require that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be distributed as follows:

first, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, distributable as part of the Group I Principal Distribution Amount or the Group II Principal Distribution Amount as described under “—Principal Distributions”;

second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case up to the Interest Carry Forward Amount for each such class of Mezzanine Certificates for such Distribution Date;

third, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case up to the Allocated Realized Loss Amount for each such class of Mezzanine Certificates for such Distribution Date;

fourth, to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required to distribute to the holders of the Class A and Mezzanine Certificates any Net WAC Rate Carryover Amounts for such classes, without taking into account amounts, if any, received under the Interest Rate Swap Agreement;

fifth, to the Interest Rate Swap Provider, any Swap Termination Payment owed to the Interest Rate Swap Provider, triggered by a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

sixth, to the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement; and

seventh, to the holders of the Residual Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest prepayment charge term or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the holders of the Residual Certificates.

On each Distribution Date, after making the distributions of the remainder of the Net Monthly Excess Cashflow as described above, the Trustee will withdraw from the Net WAC Rate Carryover Reserve Account the amounts on deposit therein and will distribute these amounts to the holders of the Class A and Mezzanine Certificates in the order and priority set forth under “—Net WAC Rate Carryover Amounts” herein.

On each Distribution Date, the Trustee will withdraw from the distribution account all amounts representing prepayment charges in respect of the Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.

In the event that Realized Losses are incurred on the Mortgage Loans, such Realized Losses could result in an overcollateralization deficiency since such Realized Losses would reduce the principal balance of the Mortgage Loans without a corresponding reduction to the aggregate Certificate Principal Balances of the Class A and Mezzanine Certificates. In such event, the Pooling and Servicing Agreement will require the distribution from Net Monthly Excess Cashflow, if any on such Distribution Date, of an amount equal to the Overcollateralization Increase Amount, which will constitute a principal distribution on the Class A and Mezzanine Certificates in reduction of the Certificate Principal Balances thereof in order to eliminate such overcollateralization deficiency. This will have the effect of accelerating the amortization of the Class A and Mezzanine Certificates relative to the amortization of the Mortgage Loans, and of increasing the Overcollateralized Amount.

In the event that the Overcollateralization Target Amount is permitted to step down on any Distribution Date, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Class A and Mezzanine Certificates on such Distribution Date will be distributed to the holders of the Class CE Certificates pursuant to the priorities set forth above. This will have the effect of decelerating the amortization of the Class A and Mezzanine Certificates relative to the amortization of the Mortgage Loans, and of reducing the Overcollateralized Amount. However, if on any Distribution Date a Trigger Event is in effect, the Overcollateralization Target Amount will not be permitted to step down on such Distribution Date.

Allocation of Losses; Subordination

Any Realized Losses on the Mortgage Loans incurred during a Due Period will first, reduce the Net Monthly Excess Cashflow for the related Distribution Date and second, reduce the Overcollateralized Amount, if any, for such Distribution Date. If after all distributions are made by the Trustee on a Distribution Date, the aggregate Certificate Principal Balance of the Class A, Mezzanine and Class P Certificates exceeds the sum of (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (ii) any amounts remaining on deposit in the Pre-Funding Accounts, the amount of such excess will be allocated to reduce the Certificate Principal Balances of the Mezzanine Certificates in reverse numerical order, beginning with the class of Mezzanine Certificates then outstanding with the highest numerical class designation, until the Certificate Principal Balance of each such class has been reduced to zero. The Pooling and Servicing Agreement does not permit the allocation of any Realized Losses to the Class A or Class P Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios, there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be distributed to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization Provisions” above or from the Swap Account, according to the priorities set forth under “—The Swap Administration Agreement and the Swap Account” above.

Any allocation of a Realized Loss to a Mezzanine Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described herein, in no event will the Certificate Principal Balance of any Mezzanine Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Certificate in respect of Realized Losses and (ii) distributable as principal to the holder of such Certificate from Net Monthly Excess Cashflow.

“Subsequent Recoveries” are unanticipated amounts received on a liquidated Mortgage Loan that resulted in a Realized Loss in a prior month, net of amounts reimbursable to the Master Servicer therefrom. If Subsequent Recoveries are received, they will be included as part of the Principal Remittance Amount for the following Distribution Date and distributed in accordance with the priorities described in this free writing prospectus. In addition, after giving effect to all distributions on a Distribution Date, if any Allocated Realized Loss Amounts are outstanding, the Allocated Realized Loss Amount for the class of Mezzanine Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the class with the next highest distribution priority), and the Certificate Principal Balance of such class or classes of Mezzanine Certificates will be increased by the same amount. Thereafter, such class or classes of Mezzanine Certificates will accrue interest on the increased Certificate Principal Balance.

Definitions

An “Allocated Realized Loss Amount” with respect to any class of the Mezzanine Certificates and any Distribution Date will be an amount equal to (x) the sum of any Realized Loss allocated to that class of Certificates on the Distribution Date as described above in “—Allocation of Losses; Subordination” and any Allocated Realized Loss Amount for that class remaining undistributed from the previous Distribution Date minus (y) the amount of the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries.

The “Available Funds” for any Distribution Date will be equal to the sum, net of amounts reimbursable or payable therefrom to the Master Servicer, the Trustee or the Interest Rate Swap Provider (including any Net Swap Payment or Swap Termination Payment owed to the Interest Rate Swap Provider other than termination payments resulting from a Swap Provider Trigger Event), of (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the Servicing Fee and the Trustee Fee for such Distribution Date, (ii) unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases or purchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period, (iii) proceeds from the purchase of the Mortgage Loans due to the optional termination of the Trust, (iv) all Advances with respect to the Mortgage Loans received for such Distribution Date, (v) any Compensating Interest paid by the Master Servicer, (vi) with respect to the Distribution Date immediately following the end of the Funding Period, any amounts remaining in the Pre-Funding Accounts after giving effect to any purchase of Subsequent Mortgage Loans and (vii) with respect to the Distribution Date immediately following the end of the Funding Period, any amounts required to be withdrawn by the Trustee from the Interest Coverage Accounts, if any, for distribution on the Certificates. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the Class A and Mezzanine Certificates.

A “Bankruptcy Loss” is a Deficient Valuation or a Debt Service Reduction.

The “Certificate Principal Balance” of the Class A, Mezzanine and Class P Certificates as of any date of determination will be equal to the initial Certificate Principal Balance thereof reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) with respect to any Mezzanine Certificate, any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein (taking into account any increases in the Certificate Principal Balance thereof due to the receipt of Subsequent Recoveries). The “Certificate Principal Balance” of the Class CE Certificates as of any date of determination will be equal to the excess, if any, of (a) the then aggregate principal balance of the Mortgage Loans over (b) the then aggregate Certificate Principal Balance of the Class A, Mezzanine and Class P Certificates.

The “Class A Principal Distribution Amount” will be an amount equal to the sum of (i) the Senior Group I Principal Distribution Amount and (ii) the Senior Group II Principal Distribution Amount.

The “Class M-1 Principal Distribution Amount” for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 64.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $7,411,253.

The “Class M-2 Principal Distribution Amount” for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 71.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $7,411,253.

The “Class M-3 Principal Distribution Amount” for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately

75.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $7,411,253.

The “Class M-4 Principal Distribution Amount” for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 79.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $7,411,253.

The “Class M-5 Principal Distribution Amount” for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 82.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $7,411,253.

The “Class M-6 Principal Distribution Amount” for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution

Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 85.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $7,411,253.

The “Class M-7 Principal Distribution Amount” for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $7,411,253.

The “Class M-8 Principal Distribution Amount” for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period

(after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $7,411,253.

The “Class M-9 Principal Distribution Amount” for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $7,411,253.

The “Class M-10 Principal Distribution Amount” for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such date) and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $7,411,253.

The “Class M-11 Principal Distribution Amount” for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such date), (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the distribution of the Class M-10 Principal Distribution Amount on such date) and (xii) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 96.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $7,411,253.

The “Credit Enhancement Percentage” for any Distribution Date and for any class of Certificates will be the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the classes of Certificates with a lower distribution priority than such class, in each case calculated after distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date by (y) the aggregate principal balance of the Mortgage Loans plus amounts on deposit in the Pre-Funding Accounts, calculated after taking into account distributions of principal on the Mortgage Loans during the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period).

A “Debt Service Reduction” is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

A “Deficient Valuation” with respect to any Mortgage Loan is a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

The “Delinquency Percentage” with respect to any Distribution Date is the percentage obtained by dividing (x) the principal amount of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, Mortgage Loans with respect to which the related Mortgaged Properties have been acquired by the Trust and Mortgage Loans discharged due to bankruptcy) by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month.

The “Determination Date” with respect to any Distribution Date will be the 10th day of the calendar month in which such Distribution Date occurs or, if such 10th day is not a business day, the business day immediately preceding such 10th day.

The “Due Period” with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

The “Group I Allocation Percentage” for any Distribution Date will be the percentage equivalent of a fraction, the numerator of which will be (x) the Group I Principal Remittance Amount for such Distribution Date and the denominator of which will be (y) the Principal Remittance Amount for such Distribution Date.

The “Group I Interest Remittance Amount” for any Distribution Date will be that portion of the Available Funds for such Distribution Date that represents interest received or advanced on the Group I Mortgage Loans or withdrawn from the Group I Interest Coverage Account, if any, minus an amount equal to the Group I Net WAC Allocation Percentage of any Net Swap Payment or Swap Termination Payment (other than termination payments resulting from a Swap Provider Trigger Event) paid to the Interest Rate Swap Provider.

The “Group I Net WAC Allocation Percentage” for any Distribution Date will be the percentage equivalent of a fraction, the numerator of which will be (x) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any amount remaining on deposit in the Group I Pre-Funding Account and the denominator of which will be (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any amounts remaining on deposit in the Pre-Funding Accounts.

The “Group I Principal Distribution Amount” for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I Mortgage Loans due during the related Due Period, to the extent received on or prior to the related Determination Date or advanced prior to such Distribution Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Mortgage Loans; (iv) in the case of the Distribution Date immediately following the end of the Funding Period, any amounts remaining in the Group I Pre-Funding Account and not used by the Trustee to purchase Subsequent Group I Mortgage Loans and (v) the Group I Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date; minus (vi) the Group I Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date. In no event will the Group I Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Class A and Mezzanine Certificates.

The “Group I Principal Remittance Amount” for any Distribution Date will be the sum of the amounts described in clauses (i) through (iv) of the definition of Group I Principal Distribution Amount.

The “Group II Allocation Percentage” for any Distribution Date will be the percentage equivalent of a fraction, the numerator of which will be (x) the Group II Principal Remittance Amount for such Distribution Date and the denominator of which will be (y) the Principal Remittance Amount for such Distribution Date.

The “Group II Interest Remittance Amount” for any Distribution Date will be that portion of the Available Funds for such Distribution Date that represents interest received or advanced on the Group II Mortgage Loans or withdrawn from the Group II Interest Coverage Account, if any, minus an amount equal to the Group II Net WAC Allocation Percentage of any Net Swap Payment or Swap Termination Payment (other than termination payments resulting from a Swap Provider Trigger Event) paid to the Interest Rate Swap Provider.

The “Group II Net WAC Allocation Percentage” for any Distribution Date will be the percentage equivalent of a fraction, the numerator of which will be (x) the aggregate principal balance of the Group II Mortgage

Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any amount remaining on deposit in the Group II Pre-Funding Account and the denominator of which will be (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any amounts remaining on deposit in the Pre-Funding Accounts.

The “Group II Principal Distribution Amount” for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II Mortgage Loans due during the related Due Period, to the extent received on or prior to the related Determination Date or advanced prior to such Distribution Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Mortgage Loans; (iv) in the case of the Distribution Date immediately following the end of the Funding Period, any amounts remaining in the Group II Pre-Funding Account and not used by the Trustee to purchase Subsequent Group II Mortgage Loans and (v) the Group II Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date; minus (vi) the Group II Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date. In no event will the Group II Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Class A and Mezzanine Certificates.

The “Group II Principal Remittance Amount” for any Distribution Date will be the sum of the amounts described in clauses (i) through (iv) of the definition of Group II Principal Distribution Amount.

The “Interest Accrual Period” for any Distribution Date and the Class A and Mezzanine Certificates will be the period commencing on the Distribution Date in the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first period, commencing on the Closing Date) and ending on the day preceding such Distribution Date, and all distributions of interest on the Class A and Mezzanine Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

The “Interest Carry Forward Amount” with respect to any class of Class A and Mezzanine Certificates and any Distribution Date will be equal to the amount, if any, by which the Interest Distribution Amount for such class of Certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such Certificates in respect of interest on such immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such Certificates remaining undistributed from the previous Distribution Date plus interest accrued thereon at the related Pass-Through Rate on such Certificates for the most recently ended Interest Accrual Period. The Interest Carry Forward Amount with respect to the Class A Certificates, if any, will be distributed as part of the Senior Interest Distribution Amount on each Distribution Date. The Interest Carry Forward Amount with respect to the Mezzanine Certificates, to the extent not distributed from Net Monthly Excess Cashflow or the Interest Rate Swap Agreement on such Distribution Date, will be carried forward to succeeding Distribution Dates and, subject to available funds, will be distributed in the manner set forth in “—Overcollateralization Provisions” herein.

The “Interest Distribution Amount” for the Class A and Mezzanine Certificates of any class on any Distribution Date will be equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable Pass-Through Rate for such class and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of Prepayment Interest Shortfalls not covered by Compensating Interest and shortfalls resulting from the application of the Relief Act, in each case to the extent not allocated to interest accrued on the Class CE Certificates.

The “Net Monthly Excess Cashflow” for any Distribution Date will be equal to the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (i) the Senior Interest Distribution Amount distributable to the Class A Certificates, (ii) the Interest Distribution Amounts distributable to the holders of the Mezzanine Certificates and (iii) the Principal Remittance Amount.

The “Net WAC Rate Carryover Amount” for any Distribution Date and for any class of Class A and Mezzanine Certificates is an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class of Certificates would have accrued for such Distribution Date had the applicable Pass-Through Rate been the related Formula Rate, over (y) the amount of interest such class of Certificates accrued for such Distribution Date at the related Net WAC Pass-Through Rate and (ii) the undistributed portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such undistributed portion for the most recently ended Interest Accrual Period at the related Formula Rate.

The “Overcollateralization Increase Amount” with respect to any Distribution Date equals the lesser of (i) the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed) and (ii) the Net Monthly Excess Cashflow for such Distribution Date.

The “Overcollateralization Reduction Amount” with respect to any Distribution Date will be the lesser of (A) the Principal Remittance Amount on such Distribution Date or (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

The “Overcollateralization Target Amount” means, with respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to approximately 1.75% (subject to a variance of plus 5%) of the sum of (x) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (y) the Original Pre-Funded Amounts, (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (x) approximately 3.50% (subject to a variance of plus 5%) of the aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) approximately $7,411,253 or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

The “Overcollateralized Amount” with respect to any Distribution Date will be the excess, if any, of (a) the sum of (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (ii) any amounts remaining on deposit in the Pre-Funding Accounts on that Distribution Date over (b) the sum of the aggregate Certificate Principal Balance of the Class A, Mezzanine and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

The “Prepayment Period” with respect to any Distribution Date will be the period commencing on the day after the Determination Date in the month preceding the month in which such Distribution Date falls (or, in the case of the first Distribution Date, commencing on March 1, 2006) and ending on the Determination Date in the calendar month in which such Distribution Date occurs. The “Principal Remittance Amount” for any Distribution Date will be the sum of (i) the Group I Principal Remittance Amount and (ii) the Group II Principal Remittance Amount.

A “Realized Loss” is (a) the amount of any Bankruptcy Loss or (b) with respect to any defaulted Mortgage Loan that is liquidated through foreclosure sale, disposition of the related mortgaged property (if acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure) or otherwise, is the amount of loss realized, if any, equal to the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for Advances, servicing advances and other related expenses, including attorney’s fees) towards interest and principal owing on the Mortgage Loan.

The “Senior Group I Principal Distribution Amount” for any Distribution Date will be an amount, not less than zero, equal to the excess of (x) the Certificate Principal Balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 56.90% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $4,075,346.

The “Senior Group II Principal Distribution Amount” for any Distribution Date will be an amount, not less than zero, equal to the excess of (x) the aggregate Certificate Principal Balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 56.90% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $3,335,906.

The “Senior Interest Distribution Amount” on any Distribution Date will be equal to the sum of the Interest Distribution Amount for such Distribution Date for the Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date for the Class A Certificates.

The “Stepdown Date” will be the earlier of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in April 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to approximately 43.10%.

A “Trigger Event” is in effect with respect to any Distribution Date on and after the Stepdown Date if:

(a) the Delinquency Percentage exceeds the applicable percentages of the Credit Enhancement Percentage for the prior Distribution Date as set forth below for the most senior class of Class A and Mezzanine Certificates then outstanding:

Class	Percentage
Class A Certificates	37.12%
Class M-1 Certificates	45.32%
Class M-2 Certificates	56.14%
Class M-3 Certificates	65.30%
Class M-4 Certificates	76.55%
Class M-5 Certificates	91.42%
Class M-6 Certificates	111.88%
Class M-7 Certificates	141.58%
Class M-8 Certificates	181.80%
Class M-9 Certificates	225.33%
Class M-10 Certificates	290.88%
Class M-11 Certificates	457.09%
or

(b) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Due Period) divided by the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the Original Pre-Funded Amounts exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage
April 2008 through March 2009	1.35% for the first month plus an additional 1/12th of 1.65% for each month thereafter
April 2009 through March 2010	3.00% for the first month plus an additional 1/12th of 1.70% for each month thereafter
April 2010 through March 2011	4.70% for the first month plus an additional 1/12th of 1.35% for each month thereafter
April 2011 through March 2012	6.05% for the first month plus an additional 1/12th of 0.70% for each month thereafter
April 2012 and thereafter	6.75%

Mandatory Principal Distributions on Class A Certificates

One or more classes of Class A Certificates will receive a principal distribution on the Distribution Date immediately following the end of the Funding Period to the extent of any amounts remaining on deposit in the related Pre-Funding Account on such Distribution Date. Although no assurance can be given, it is anticipated by the Depositor that the principal amount of Subsequent Mortgage Loans sold to the Trust will require the application of substantially all of the Original Pre-Funded Amounts and that there will be no material amount of principal distribution to the holders of any class of Class A Certificates from the related Pre-Funding Account. It is unlikely, however, that the Depositor will be able to deliver Subsequent Mortgage Loans with an aggregate Principal Balance identical to the Original Pre-Funded Amounts. Accordingly, a small amount of principal is likely to be distributed on the related Class A Certificates on the Distribution Date immediately following the end of the Funding Period.

Interest Coverage Accounts

The Trustee may establish for the benefit of the Certificateholders one or more trust accounts (the “Interest Coverage Accounts”), as required in the Pooling and Servicing Agreement and on the Closing Date, the Depositor may deliver to the Trustee for deposit in the Interest Coverage Accounts cash amounts as specified in the Pooling and Servicing Agreement. On each Distribution Date during, and the Distribution Date immediately following, the Funding Period, funds on deposit in the Interest Coverage Accounts, if any, will be applied by the Trustee to cover certain shortfalls in the amount of interest generated by the assets of the Trust attributable to the pre-funding feature. Such shortfall may exist during the Funding Period because the interest accruing on the aggregate Principal Balance of the related Mortgage Loans during such period will be less than the amount of interest which would have accrued on the Mortgage Loans if the related Subsequent Mortgage Loans were included in the Trust as of the Closing Date. On the first Distribution Date following the termination of the Funding Period (after the distribution on the Certificates to be made on such Distribution Date), funds on deposit in the related Interest Coverage Account, if any, to the extent not needed to fund any shortfall of the kind described above, will be released by the Trustee to the Depositor or its designee. The Interest Coverage Accounts, if any, will not be assets of any REMIC.

Advances

Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date from its own funds (or from funds in the distribution account that are not included in the Available Funds for such Distribution Date or a combination of both) an amount equal to the aggregate of all payments of principal and interest (net of the Servicing Fee) that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, an “Advance” and together, the “Advances”). Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act. Subject to the recoverability standard above, the Master Servicer’s obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

All Advances will be reimbursable to the Master Servicer from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. The Master Servicer may recover at any time from amounts in the collection account the amount of any Advance that the Master Servicer deems nonrecoverable or that remains unreimbursed to the Master Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan. In addition, the Master Servicer may, at any time, withdraw from the collection account funds that were not included in the Available Funds for the preceding Distribution Date to reimburse itself for Advances previously made by the Master Servicer. In the event the Master Servicer fails in its obligation to make any required Advance, the Trustee, in its capacity as successor Master Servicer, will be obligated to make any such Advance, to the extent required in the Pooling and Servicing Agreement.

In the course of performing its servicing obligations, the Master Servicer will pay all reasonable and customary “out-of-pocket” costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any environmental audit, (iii) any enforcement or judicial proceedings, including foreclosures and (iv) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a “Servicing Advance.”

The Master Servicer’s right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds, condemnation proceeds and such other amounts as may be collected by the Master Servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Master Servicer may recover at any time from amounts in the collection account the amount of any Servicing Advance that the Master Servicer deems nonrecoverable or that remains unreimbursed to the Master Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan. See “Description of the Certificates—Allocation of Available Funds.”

The Pooling and Servicing Agreement provides that the Master Servicer or the Trustee, on behalf of the Trust, may enter into a facility with any person which provides that such person (an “Advancing Person”) may directly or indirectly fund Advances and/or Servicing Advances, although no such facility will reduce or otherwise affect the Master Servicer’s obligation to fund such Advances and/or Servicing Advances. Such facility will not require the consent of the certificateholders. Any Advances and/or Servicing Advances made by an Advancing Person would be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the Master Servicer if such advances were funded by the Master Servicer.

POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission following the initial issuance of the Certificates. In addition, a Current Report on Form 8-K will be filed by the Depositor following the purchase of Subsequent Mortgage Loans. The Trust created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor’s right, title and interest in the Mortgage Loans, the related Mortgage Notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement, (v) the Net WAC Rate Carryover Reserve Account, (vi) the rights of the Depositor under the Mortgage Loan Purchase Agreement, (vii) the right to any Net Swap Payment and any Swap Termination Payment made by the Interest Rate Swap Provider and deposited into the Swap Account, (viii) the Pre-Funding Accounts and the Interest Coverage Accounts, if any, and (ix) any rights conveyed by the Depositor to the Trustee under any related Subsequent Transfer Instrument.

The Interest Rate Swap Provider and the NIMS Insurer, if any, will each be a third-party beneficiary of the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement. In addition, the NIMS Insurer, if any, will have several rights under the Pooling and Servicing Agreement including, but not limited to, the rights set forth under “Risk Factors—Rights of the NIMS Insurer May Negatively Impact the Class A and Mezzanine Certificates” in this free writing prospectus.

Reference is made to the prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Pooling and Servicing Agreement and the Class A and Mezzanine Certificates. The Depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Argent Securities Inc., 1100 Town & Country Road, Suite 1100, Orange, California 92868, Attention: Capital Markets.

Assignment of the Mortgage Loans

The Depositor will deliver to the Trustee (or to a custodian on the Trustee’s behalf) with respect to each Mortgage Loan (i) the mortgage note endorsed without recourse in blank to reflect the transfer of the Mortgage Loan, (ii) the original mortgage with evidence of recording indicated thereon and (iii) an assignment of the mortgage in recordable form endorsed in blank without recourse, reflecting the transfer of the Mortgage Loan. The Depositor will not cause to be recorded any assignment of mortgage which relates to a Mortgage Loan in any jurisdiction (except with respect to any Mortgage Loan located in the State of Maryland) unless such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any class of Certificates; provided, however, upon the occurrence of certain events set forth in the Pooling and Servicing Agreement, each such assignment of mortgage will be recorded, or submitted for recording by the Seller, at the Seller’s expense (or, if the Seller is unable to pay the cost of recording the assignments of mortgage, such expense will be paid by the Trustee, which expense will be reimbursed by the Trust) as set forth in the Pooling and Servicing Agreement.

The Seller will make certain representations and warranties as of the Closing Date as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., the Principal Balance and the Mortgage Rate). In addition, the Seller will represent and warrant, among other things that at the time of transfer to the Depositor: (i) the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the related documents, free of any lien; (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable local, state and/or federal laws and (iii) the Mortgage Loans are not subject to the requirements of the Homeownership Act and no Mortgage Loan is subject to, or in violation of, any applicable state or local law, ordinance or regulation similar to the Homeownership Act. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan and related documents, the Seller will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure. If the breach cannot be cured within the 90 day period, the Seller will be obligated to repurchase or replace the affected Mortgage Loan in the manner described in the prospectus, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreement. The same procedure and limitations that are set forth above for the substitution or repurchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or repurchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders.

Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as “Deleted Mortgage Loans.”

Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Master Servicer in respect of its servicing activities for the Certificates will be equal to accrued interest at the Servicing Fee Rate of 0.500% per annum with respect to each Mortgage Loan for each calendar month on the same principal balance on which interest on such Mortgage Loan accrues for such calendar month (the “Servicing Fee”). As additional servicing compensation, the Master Servicer is entitled to retain all ancillary income, including late charges, NSF fees, reconveyance fees and assumption fees (with the exception of prepayment charges, which will be distributed to the holders of the Class P Certificates) to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account and any escrow accounts.

The Master Servicer is obligated to offset any Prepayment Interest Shortfall on any Distribution Date to the extent of its aggregate Servicing Fee for such Distribution Date (such amount is referred to herein as “Compensating Interest”). The Master Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the mortgage pool and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement and is entitled to reimbursement therefor as provided in the Pooling and Servicing Agreement. See “Description of the Securities—Retained Interest; Servicing or Administration Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the Master Servicer and “Federal Income Tax Consequences” herein regarding certain taxes payable by the Master Servicer.

Events of Default and Removal of Servicer or Master Servicer

The circumstances under which the Master Servicer may be removed are set forth under “Description of the Securities—Events of Default” in the prospectus. In addition to those events, the Master Servicer may be removed if cumulative losses on the Mortgage Loans exceed the level specified below for the applicable period:

Months (following the Closing Date)	Cumulative Loss (%)
37-48	4.75
49-60	6.25
61-72	7.50
73 and thereafter	8.00

In the event of an Event of Default regarding the Master Servicer, the Trustee will become the successor master servicer under the Pooling and Servicing Agreement (or, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in the Pooling and Servicing Agreement) and will assume all future responsibilities and liabilities of the Master Servicer as successor master servicer.

The Trustee will be required to notify certificateholders and the rating agencies of any event of a default by the Master Servicer actually known to a responsible officer of the Trustee and of the appointment of any successor master servicer.

All reasonable out-of-pocket servicing transfer costs will be paid by the predecessor master servicer, as applicable, upon presentation of reasonable documentation of such costs, and if such predecessor master servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor master servicer (in which case the successor master servicer shall be entitled to reimbursement therefor from the assets of the Trust).

The Pooling and Servicing Agreement provides that the Master Servicer may pledge its servicing rights under the Pooling and Servicing Agreement to one or more lenders. No such pledge will reduce or otherwise affect the Master Servicer’s servicing obligations under the Pooling and Servicing Agreement. Upon an event of default by the Master Servicer under the Pooling and Servicing Agreement, the Trustee may remove the Master Servicer as the Master Servicer and the Trustee will, or under certain circumstances, the Master Servicer or its designee may appoint a successor master servicer. In any event, the successor master servicer must meet the requirements for successor master servicers under the Pooling and Servicing Agreement.

Master Servicer’s Limitations on Liability

The Master Servicer will not be liable to the Trust or the Certificateholder for any action taken, or for refraining from the taking of any action, in good faith or for errors in judgment. This limitation on liability does not protect the Master Servicer and any director, officer, employee or agent of the Master Servicer from liability in connection with willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties. The terms of the Pooling and Servicing Agreement will provide that the Master Servicer will be indemnified and held harmless by the Trust against any loss, liability, or expense incurred by the Master Servicer in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates other than any loss, liability or expense (i) incurred by the Master’s Servicer’s willful misfeasance, bad faith or negligence in the performance of the Master Servicer’s duties under the Pooling and Servicing Agreement or (ii) by reason of reckless disregard, of the Master Servicer’s obligations and duties under the Pooling and Servicing Agreement. The Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action unless: (i) such action relates to the Master Servicer’s duties under the Pooling and Servicing Agreement; or (ii) the Master Servicer deems such action necessary or desirable. In the event that the Master Servicer appears in, prosecutes or defends any legal action, the Pooling and Servicing Agreement will provide that the Master Servicer and any director, officer, employee or agent of the Master Servicer will be reimbursed from the Trust for all costs.

See “Description of the Securities—Matters Regarding the Master Servicer and the Depositor” in the prospectus.

Certain Matters Regarding the Master Servicer

The Master Servicer may delegate its duties and obligations under the Pooling and Servicing Agreement to a sub-servicer, with the consent of the NIMS Insurer, as long as such delegation would not result in a withdrawal or a downgrade by any Rating Agency of the ratings on any Class of Certificates.

See “Description of the Securities- Description of Sub-Servicing” in the prospectus.

As set forth in the Pooling and Servicing Agreement, the Master Servicer is permitted to resign from its obligations and duties only upon determination that its duties are no longer permissible under applicable law, or with the written consent of the Trustee, the NIMS Insurer and written confirmation from each Rating Agency (which confirmation will be furnished to the Depositor, the NIMS Insurer and the Trustee) that its resignation will not cause the Rating Agency to reduce the then current rating of the Class A Certificates or the Mezzanine Certificates. See “Description of the Securities- Matters Regarding the Master Servicer and Depositor.”

Servicing of Delinquent Mortgage Loans

The Master Servicer will be required to act with respect to delinquent Mortgage Loans in accordance with procedures set forth in the Pooling and Servicing Agreement. These procedures, as followed with respect to any delinquent Mortgage Loan, may, among other things, result in (i) foreclosing on such Mortgage Loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the mortgagor under such Mortgage Loan a modification or forbearance or (iv) accepting payment from the mortgagor under such Mortgage Loan of an amount less than the principal balance of such Mortgage Loan in final satisfaction of such Mortgage Loan. However, following these procedures may not lead to the alternative that would result in the recovery by the Trust of the highest net present value of proceeds on such Mortgage Loan or otherwise to the alternative that is in the best interests of the certificateholders.

Optional Purchase of Delinquent Mortgage Loans

As to any Mortgage Loan which is delinquent in payment by 90 days or more, the NIMS Insurer, if any, may, at its option and in accordance with the terms of the Pooling and Servicing Agreement, purchase such Mortgage Loan from the Trust at a purchase price for such Mortgage Loan generally equal to par plus accrued interest. In addition, the Master Servicer will have the option to purchase from the Trust Mortgage Loans that are delinquent in payment 90 days or more at a purchase price for such Mortgage Loan generally equal to par plus accrued interest, under certain circumstances set forth in the Pooling and Servicing Agreement and, with respect to each such delinquent Mortgage Loan, during certain prescribed time periods relating to the length of time such Mortgage Loan has been delinquent, in each case as set forth in the Pooling and Servicing Agreement. The Seller may sell all or a portion of the Class CE, Class P or Residual Certificates to one or more unaffiliated parties in one or more private transactions. As part of such sale, the Master Servicer, if requested, will agree, upon the direction of such purchaser, to exercise its purchase right with respect to Mortgage Loans 90 days or more delinquent, subject to the conditions set forth in the Pooling and Servicing Agreement.

Trustee’s Limitations of Liability and Indemnification

The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the Trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) resulting from a breach of the Master Servicer’s obligations and duties under the Pooling and Servicing Agreement (for which the Trustee receives indemnity from the Master Servicer), (ii) that constitutes a specific liability of the Trustee under the Pooling and Servicing Agreement or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties under the Pooling and Servicing Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee’s obligations and duties under the Pooling and Servicing Agreement. In addition, the Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be reimbursed from the Trust for all costs associated with the transfer of servicing in the event of a Master Servicer Event of Default (as defined in the Pooling and Servicing Agreement).

Removal and Termination of Trustee

If at any time the Trustee becomes ineligible in accordance with the provisions of the Pooling and Servicing Agreement and fails to resign after written request by the Depositor or the NIMS Insurer, or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or of its respective property is appointed, or any public officer takes charge or control of the Trustee or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the NIMS Insurer may remove the Trustee and appoint a successor trustee acceptable to the NIMS Insurer by written instrument, in duplicate, which instrument will be delivered to the removed Trustee and to the successor trustee. A copy of such instrument will be delivered to the Certificateholders and the Master Servicer by the Depositor.

The Certificateholders entitled to at least 51% of the voting rights or the NIMS Insurer upon failure of the Trustee to perform its obligations may at any time remove the Trustee and appoint a successor trustee acceptable to the NIMS Insurer by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments will be delivered to the Depositor, one complete set to the removed Trustee and one complete set to the appointed successor. A copy of such instrument will be delivered to the Certificateholders and the Master Servicer by the Depositor.

Upon satisfaction of certain conditions as specified in the Pooling and Servicing Agreement, the Trustee may resign from its duties under the Pooling and Servicing Agreement. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

Reports to Certificateholders

On each Distribution Date, the Trustee will prepare and make available to each holder of a Certificate, a statement based upon information received from the Master Servicer, if applicable, generally setting forth, among other things:

(1) all amounts received on the Mortgage Loans during the related Due Period and the related Prepayment Period and any amounts received from any other source used to make distributions on the Certificates, separately identifying the source thereof;

(2) the amount of the distribution made on such Distribution Date to the holders of the Certificates allocable to principal and the amount of the distribution made to the holders of the Class P Certificates allocable to Prepayment Charges;

(3) the amount of the distribution made on such Distribution Date to the holders of the certificates allocable to interest and the aggregate unpaid accrued interest, if any, on each class of Certificates as of such Distribution Date after giving effect to all distributions and allocations made on such Distribution Date;

(4) the fees and expenses (including extraordinary expenses) of the Trust accrued and paid on such Distribution Date and to whom such fees and expenses were paid;

(5) the aggregate amount of Advances for the related Due Period (including the general purpose of such Advance so long as such information is provided to the Trustee by the Master Servicer) and the aggregate amount of unreimbursed Advances and the aggregate amount of Advances reimbursed to the Master Servicer from amounts on deposit in the Collection Account;

(6) the amount on deposit in the Collection Account, Distribution Account, and any other account maintained for the benefit of the certificateholders as of the previous Distribution Date and of the related Distribution Date, and any material account activity during the period;

(7) the aggregate principal balance of the Mortgage Loans as of the close of business at the end of the related Due Period and as of the close of business at the end of the prior Due Period;

(8) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Determination Date;

(9) the number and aggregate principal balance of Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 days or more; (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related mortgagor has filed for bankruptcy;

(10) with respect to any mortgaged property acquired on behalf of certificateholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the principal balance of the related Mortgage Loan as the related Distribution Date;

(11) the aggregate principal balance of each class of Certificates (including any class of Certificates not offered hereby) issued by the issuing entity as of such Distribution Date after giving effect to all distributions and allocations made on such Distribution Date, separately identifying any reduction in the principal balance due to the allocation of any Realized Loss or Relief Act shortfalls;

(12) the aggregate amount any Prepayment Interest Shortfall to the extent not covered by Compensating Interest;

(13) the Net Monthly Excess Cashflow, the Overcollateralized Amount, the Overcollateralization Target Amount as of such Distribution Date and the Credit Enhancement Percentage for such Distribution Date;

(14) with respect to Mortgage Loans as to which a final liquidation has occurred, the number of Mortgage Loans, the aggregate unpaid principal balance of such Mortgage Loans and the aggregate amount of proceeds (including liquidation proceeds and insurance proceeds) collected in respect of such Mortgage Loans;

(15) the respective Pass-Through Rates applicable to each class of Class A Certificates, each class of Mezzanine Certificates and the Class CE Certificates for such Distribution Date and the Pass-Through Rate applicable to each class of Class A Certificates and each class of Mezzanine Certificates for the immediately succeeding Distribution Date;

(16) the amount on deposit in the Net WAC Carryover Reserve Account;

(17) whether a Trigger Event is in effect;

(18) the Net WAC Rate Carryover Amount for the Class A Certificates and the Mezzanine Certificates, if any, for such Distribution Date, the amount remaining unpaid after reimbursements therefor on such Distribution Date;

(19) the amount of any Net Swap Payments or Swap Termination Payments; and

(20) for the distribution occurring on the Distribution Date immediately following the end of the Funding Period, the final balance withdrawn from the Pre-Funding Accounts that was not used to purchase Subsequent Mortgage Loans and that is being distributed to the holders of the related Class A Certificates as a mandatory prepayment of principal, if any, on such Distribution Date.

The Trustee will make available to certificateholders the statement as described above (and, at its option, any additional files containing the same information in an alternative format) each month via the Trustee’s internet website. Assistance in using the website can be obtained by calling the Trustee’s investor relations desk at 1-800-735-7777. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such. The Trustee will have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee will provide timely and adequate notification to all above parties regarding any such changes.

The Trustee also will be entitled to rely on, but will not be responsible for, the content or accuracy of any information provided by third parties for purposes of preparing the monthly statements and may affix to that statement any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party to the pooling and servicing agreement).

The primary source of information available to investors concerning the Class A Certificates and Mezzanine Certificates will be the monthly statements made available via the Trustee’s internet website, which will include information as to the outstanding Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates. Also, investors may read and copy any Form 10-D, Form 10-K or Form 8-K at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also makes any such materials filed electronically available at the following website: http://www.sec.gov.

Any Form 10-D, Form 10-K or Form 8-K will be filed on behalf of the Issuing Entity will be signed by the Depositor. In addition Form 10-D will include, among other things, any material breaches of representations and warranties regarding the Mortgage Loans, any modifications or waivers of a Trigger Event and status of the applicable form of credit enhancement.

Copies of the Trust’s Annual Reports on Form 10-K, Distribution Reports on Form 10-D and Current Reports on Form 8-K, and any amendments to those reports, will be made available to investors by calling the investor relations desk as soon as reasonably practicable after such material is electronically filed with, or furnished to the Securities and Exchange Commission.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each holder of a certificate of record during the previous calendar year and the NIMS Insurer a statement containing information necessary to enable holders of the certificates to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Voting Rights

At all times, 98% of all voting rights will be allocated among the holders of the Class A, Mezzanine and Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, 1% of all voting rights will be allocated among the holders of the Class P Certificates and 1% of all voting rights will be allocated among the holders of the Residual Certificates in proportion to the percentage interests in such classes evidenced by their respective Certificates.

Modifications to the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMS Insurer, if any, and without the consent of the Certificateholders in order to: (i) cure any ambiguity or defect, (ii) correct, modify or supplement any provisions (including to give effect to the expectations of Certificateholders) or (iii) make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, provided that such action will not adversely affect the interests of the Certificateholders evidenced by an opinion of counsel or confirmation from the rating agencies that such amendment will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates.

The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the NIMS Insurer and the Trustee with the consent of the NIMS Insurer and the Certificateholders entitled to at least 66% of the Voting Rights for the purpose of either adding, changing, or eliminating any provisions of the Pooling and Servicing Agreement or of modifying the rights of the Certificateholders; however, no such amendment may: (i) reduce the amount of, or delay the timing of, payments received on Mortgage Loans or (ii) adversely affect in any material respect the interests of the Certificateholders.

None of the Depositor, the Master Servicer nor the Trustee may enter into an amendment of the Pooling and Servicing Agreement that would: (i) significantly change the permitted activities of the Trust fund without the consent of the NIMS Insurer and the Certificateholders that represent more than 50% of the aggregate Certificate Principal Balance of all Certificates or (ii) have a material adverse affect on the Interest Rate Swap Provider without the prior written consent of the Interest Rate Swap Provider. The Trustee will make available a copy of any such amendment to each Certificateholder.

Evidence as to Compliance

The Master Servicer is required to deliver to the Depositor and the Rating Agencies by not later than March 1st of each year, starting in March 2007, an officer’s certificate stating that (i) a review of the activities of the Master Servicer during the preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default.

In addition, notwithstanding anything in the prospectus to the contrary, the Pooling and Servicing Agreement will generally provide that on or before March 1, 2007, each party participating in the servicing function will provide to the Depositor and the Trustee a report on an assessment of compliance with the applicable minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”) and each such party will provide such reports annually for so long as the Issuing Entity is required to file such reports. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Termination

The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Certificates are described in “Description of the Securities—Termination of the Trust Fund and Disposition of Trust Fund Assets” in the prospectus. The majority holders of the Class CE Certificates, the Master Servicer or the NIMS Insurer, if any, will have the right to purchase all remaining Mortgage Loans and any properties acquired in respect thereof and thereby effect early retirement of the Certificates on any Distribution Date following the Due Period during which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust at the time of purchase is reduced to an amount less than 10% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the Original Pre-Funded Amounts (the “Optional Termination Date”). In the event the majority holders of the Class CE Certificates, the Master Servicer or the NIMS Insurer, if any, exercise such option, the purchase price payable in connection therewith generally will be equal to the sum of (x) the fair market value of the Mortgage Loans and such properties, plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is distributed, together with any amounts due to the Master Servicer for servicing compensation at the Servicing Fee Rate and any unreimbursed Advances and servicing advances and (y) any Swap Termination Payment owed to the Interest Rate Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement. However, this option may be exercised only if (i) the fair market value of the Mortgage Loans and REO Properties is at least equal to the aggregate principal balance of the Mortgage Loans and the appraised value of the REO Properties and (ii) the termination price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the principal balance of, the notes guaranteed by the NIMS Insurer and any amounts owed to the NIMS Insurer at the time the option is exercised. Proceeds from such repurchase will be included in Available Funds and will be distributed to the holders of the Certificates in accordance with the Pooling and Servicing Agreement.

In the event that such option is exercised, the portion of the purchase price allocable to the Class A and Mezzanine Certificates of each class will be, to the extent of available funds:

(i)	100% of the then outstanding Certificate Principal Balance of the Class A and Mezzanine Certificates, plus

(ii)	one month’s interest on the then outstanding Certificate Principal Balance thereof at the then applicable Pass-Through Rate for such class, plus

(iii)
any previously accrued but undistributed interest thereon to which the holders of such Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts (payable to and from the Net WAC Rate Carryover Reserve Account or the Swap Account); plus

(iv)	in the case of the Mezzanine Certificates, any previously undistributed Allocated Realized Loss Amount.

The holders of the Residual Certificates will pledge any amount received by such holders in a termination in excess of par to the holders of the Class CE Certificates. In no event will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement. See “Description of the Securities—Termination of the Trust Fund and Disposition of Trust Fund Assets” in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat designated portions of the Trust (exclusive of the Pre-Funding Accounts, the Interest Coverage Accounts, if any, the Net WAC Rate Carryover Reserve Account, the Swap Account and the Interest Rate Swap Agreement) as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes. Upon the issuance of the Class A and Mezzanine Certificates, Thacher Proffitt & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Issuing Entity will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the “Code”).

For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of “residual interests” in each REMIC elected by the Trust and (ii) the Class A and Mezzanine Certificates (exclusive of any right of the holder of the Class A and Mezzanine Certificates to receive payments from the Net WAC Rate Carryover Reserve Account or the Swap Account in respect of the Net WAC Rate Carryover Amount or the obligation to make payments to the Swap Account), the Class CE and Class P Certificates will represent the “regular interests” in, and generally will be treated as debt instruments of, a REMIC. See “Federal Income Tax Consequences—REMICs” in the prospectus.

For federal income tax reporting purposes, the Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See “Federal Income Tax Consequences—REMICs” in the prospectus.

The Internal Revenue Service (the “IRS”) has issued regulations (the “OID Regulations”) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See “Federal Income Tax Consequences—REMICs” in the prospectus.

Each holder of a Class A or Mezzanine Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Net WAC Rate Carryover Reserve Account or the Swap Account in respect of the related Net WAC Rate Carryover Amount or the obligation to make payments to the Swap Account. The Net WAC Rate Carryover Reserve Account, the Interest Rate Swap Agreement and the Swap Account are not assets of any REMIC. The REMIC regular interest corresponding to a Class A or Mezzanine Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Pass-Through Rate computed for this purpose by limiting the Base Calculation Amount (multiplied by 250) of the Interest Rate Swap Agreement to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Class A or Mezzanine Certificate may exceed the actual amount of distributions on the Class A or Mezzanine Certificate.

The treatment of amounts received by a holder of a Class A or Mezzanine Certificate under such holder’s right to receive the Net WAC Rate Carryover Amount, will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of a Class A or Mezzanine Certificate must allocate its purchase price for the Class A or Mezzanine Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The Trustee will, as required, treat payments made to the holders of the Class A and Mezzanine Certificates with respect to the Net WAC Rate Carryover Amount, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation. For tax reporting purposes, the Trustee may, as required, treat the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of Net WAC Rate Carryover Amounts with respect to the Class A and Mezzanine Certificates as having more than a de minimis value. Upon request, the Trustee will make available information regarding such amounts as has been provided to it. Under the REMIC Regulations, the Trustee is required to account for the REMIC regular interest and the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the related Net WAC Rate Carryover Amount as discrete property rights. Holders of the Class A and Mezzanine Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Class A and Mezzanine Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Trustee’s treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for the right to the related Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of a Class A or Mezzanine Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Class A or Mezzanine Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Swap Account pursuant to the Swap Administration Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net WAC Rate Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Class A and Mezzanine Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

Because a beneficial owner of any Net WAC Rate Carryover Amounts will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of a Class A or Mezzanine Certificate may have income that exceeds cash distributions on the Class A or Mezzanine Certificate, in any period and over the term of the Class A or Mezzanine Certificate. As a result, the Class A or Mezzanine Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amounts would be subject to the limitations described above.

Upon the sale of a Class A or Mezzanine Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Class A or Mezzanine Certificate, as the case may be. A holder of a Class A or Mezzanine Certificate will have gain or loss from such a termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount.

Gain or loss realized upon the termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of the Net WAC Rate Carryover Amounts could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount. Holders of the Class A and Mezzanine Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

The REMIC regular interest component of each Class A and Mezzanine Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Class A and Mezzanine Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Class A and Mezzanine Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Class A and Mezzanine Certificates generally may not be a suitable investment for a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code. Amounts held in the Pre-Funding Accounts and the Interest Coverage Accounts, if any, may not be treated as assets in the foregoing sections of the Code.

Because the Net WAC Rate Carryover Amount is treated as separate rights of the Class A and Mezzanine Certificates not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC. In addition, any amounts received from the Net WAC Rate Carryover Reserve Account and the Swap Account will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

It is not anticipated that any REMIC elected by the Issuing Entity will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the Trust, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (ii) by the Master Servicer, if the Master Servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement and (iii) otherwise by the Trust, with a resulting reduction in amounts otherwise distributable to holders of the Class A and Mezzanine Certificates. See “Description of the Securities” and “Federal Income Tax Consequences REMICs” in the prospectus. The responsibility for filing annual federal information returns and other reports will be borne by the Trustee. See “Federal Income Tax Consequences—REMICs” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Class A and Mezzanine Certificates, see “Federal Income Tax Consequences—REMICs” in the prospectus.

SECONDARY MARKET

There is currently no secondary market for the Class A and Mezzanine Certificates and there can be no assurance that a secondary market for the Class A and Mezzanine Certificates will develop or, if it does develop, that it will continue. Each Underwriter intends to establish a market in the classes of Offered Certificates purchased by it, but no Underwriter has any obligation to do so. The primary source of information available to investors concerning the Class A and Mezzanine Certificates will be the monthly reports made available via the Trustee’s internet website, which will include information as to the outstanding Certificate Principal Balance of the Class A and Mezzanine Certificates. There can be no assurance that any additional information regarding the Class A and Mezzanine Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Class A and Mezzanine Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Class A and Mezzanine Certificates may adversely affect the liquidity of the Class A and Mezzanine Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL OPINIONS

Certain legal matters relating to the Class A and Mezzanine Certificates will be passed upon for the Depositor by Thacher Proffitt & Wood llp, New York, New York and for the Underwriters by McKee Nelson LLP.

RATINGS

It is a condition to the issuance of the Certificates that the Offered Certificates receive the following ratings from Fitch Ratings (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. (“S&P”; and together with Fitch and Moody’s, the “Rating Agencies”):

Offered Certificates	Fitch	Moody’s	S&P
A-1	AAA	Aaa	AAA
A-2A	AAA	Aaa	AAA
A-2B	AAA	Aaa	AAA
A-2C	AAA	Aaa	AAA
A-2D	AAA	Aaa	AAA
M-1	AA+	Aa1	AA+
M-2	AA	Aa2	AA
M-3	AA	Aa3	AA
M-4	A+	A1	AA-
M-5	A	A2	A+
M-6	A-	A3	A
M-7	BBB+	Baa1	A-
M-8	BBB	Baa2	BBB+
M-9	BBB-	Baa3	BBB-

The ratings of the Rating Agencies assigned to asset-backed pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. The rating process addresses structural and legal aspects associated with the Certificates, including the nature of the underlying Mortgage Loans. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the distribution of the Net WAC Rate Carryover Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The Depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

LEGAL INVESTMENT

The Class A and Mezzanine Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

The Depositor makes no representations as to the proper characterization of any class of Class A and Mezzanine Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Class A and Mezzanine Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Class A and Mezzanine Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Class A and Mezzanine Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See “Legal Investment” in the prospectus.

ERISA CONSIDERATIONS

A fiduciary of any ERISA plan, IRA, Keogh plan or government plan, collectively referred to here as “benefit plans,” or any insurance company, whether through its general or separate accounts, or any other person investing benefit plan assets of any benefit plan, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. Each certificate owner of a Class A or Mezzanine Certificate or any interest therein will (i) be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that it is not a plan investor or (ii) provide the Trustee with an Opinion of Counsel on which the Depositor, the Trustee and the Master Servicer may rely, that the purchase of a Class A or Mezzanine Certificate (a) is permissible under applicable law, (b) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and (c) will not subject the Depositor, the Trustee or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel will not be an expense of the Depositor, the Trustee or the Master Servicer.

If any Offered Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted certificate owner will be treated as the certificate owner of that Class A or Mezzanine Certificate, retroactive to the date of transfer to the purported certificate owner. Any purported certificate owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph will indemnify and hold harmless the Depositor, the

Trustee, the Master Servicer, any subservicer, and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Any benefit plan fiduciary that proposes to cause a benefit plan to purchase a Certificate should consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the Certificates, see “Considerations for Benefit Plan Investors” in the prospectus.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be available only in book-entry form. Investors in the Offered Certificates may hold such Offered Certificates through any of DTC, Clearstream or Euroclear. The Offered Certificates will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Offered Certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Offered Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Offered Certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

Investors electing to hold their Offered Certificates through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Offered Certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Offered Certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Participants. When Offered Certificates are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Offered Certificates against payment. Payment will include interest accrued on the Offered Certificates from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period, and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant’s account against delivery of the Offered Certificates. After settlement has been completed, the Offered Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Offered Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Offered Certificates are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Offered Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Offered Certificates were credited to their accounts. However, interest on the Offered Certificates would accrue from the value date. Therefore, in many cases the investment income on the Offered Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Offered Certificates to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Offered Certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to credit the Offered Certificates to the DTC Participant’s account against payment. Payment will include interest accrued on the Offered Certificates from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Offered Certificates from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Offered Certificates in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Offered Certificates sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Offered Certificates holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.

The Certificate Owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the Trust and one or more United States persons have authority to control all substantial decisions of the Trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Offered Certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Offered Certificates.

ANNEX II

ASSUMED MORTGAGE LOAN CHARACTERISTICS

ARSI 2006-W3
Annex II
Assumed Mortgage Loan Characteristics

Group	Cut-Off Date Balance ($)	Gross Mortgage Rate (%)	Original Term to Maturity (months)	Amort. Term	AGE	Prepayment	Margin (%)	Months to Next Adj. Date (mos.)	Freq	Max. Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Min. Mortgage Rate (%)	LTV	Flag	Position	Index	IO (mos.)	Group	Sub-Group	PP_DESC
1	344,000.00	8.30000	180	120	1	0	6.00000	23	6	14.30000	2.00000	1.00000	8.30000	80.0000	N	1	LIBOR_6MO	60	1	A
2	203,750.00	7.85000	240	180	1	0	6.00000	35	6	13.85000	2.00000	1.00000	7.85000	88.5900	N	1	LIBOR_6MO	60	1	A
3	368,000.00	7.32500	360	300	5	12	6.00000	19	6	13.32500	2.00000	1.00000	7.32500	80.0000	N	1	LIBOR_6MO	60	1	A	HE6MO80PCT
4	543,999.84	6.71618	360	300	5	24	6.00000	19	6	12.71618	2.00000	1.00000	6.71618	80.0000	N	1	LIBOR_6MO	60	1	A	HE6MO80PCT
5	312,000.00	7.55000	360	300	3	12	6.00000	21	6	13.55000	2.00000	1.00000	7.55000	80.0000	N	1	LIBOR_6MO	60	1	A	HE6MO80PCT
6	146,400.00	7.75000	360	300	3	24	6.00000	21	6	13.75000	2.00000	1.00000	7.75000	80.0000	N	1	LIBOR_6MO	60	1	A	HE6MO80PCT
7	1,135,295.00	8.94627	360	300	2	0	6.00000	22	6	14.94627	2.00000	1.00000	8.94627	80.0000	N	1	LIBOR_6MO	60	1	A
8	676,800.00	7.37535	360	300	2	12	6.00000	22	6	13.37535	2.00000	1.00000	7.37535	80.0000	N	1	LIBOR_6MO	60	1	A	HE6MO80PCT
9	176,000.00	8.00000	360	300	2	24	6.00000	22	6	14.00000	2.00000	1.00000	8.00000	80.0000	N	1	LIBOR_6MO	60	1	A	HE2MO
10	8,547,038.00	7.51366	360	300	2	24	6.00000	22	6	13.51366	2.00000	1.00000	7.51366	79.5701	N	1	LIBOR_6MO	60	1	A	HE6MO80PCT
11	8,396,817.00	8.27764	360	300	1	0	6.00000	23	6	14.27764	2.00000	1.00000	8.27764	77.8054	N	1	LIBOR_6MO	60	1	A
12	3,275,542.00	7.94900	360	300	1	12	6.00000	23	6	13.94900	2.00000	1.00000	7.94900	78.3736	N	1	LIBOR_6MO	60	1	A	HE6MO80PCT
13	229,520.00	7.68834	360	300	1	24	6.00000	23	6	13.68834	2.00000	1.00000	7.68834	80.0000	N	1	LIBOR_6MO	60	1	A	HE2PCT80PCTOPB
14	29,958,318.00	7.48487	360	300	1	24	6.00000	23	6	13.48487	2.00000	1.00000	7.48487	79.0925	N	1	LIBOR_6MO	60	1	A	HE6MO80PCT
15	1,177,000.00	8.41402	360	300	0	0	6.00000	24	6	14.41402	2.00000	1.00000	8.41402	79.8010	N	1	LIBOR_6MO	60	1	A
16	425,600.00	7.80241	360	300	0	12	6.00000	24	6	13.80241	2.00000	1.00000	7.80241	80.0000	N	1	LIBOR_6MO	60	1	A	HE6MO80PCT
17	106,912.00	8.56500	360	300	0	24	6.00000	24	6	14.56500	2.00000	1.00000	8.56500	80.0000	N	1	LIBOR_6MO	60	1	A	HE1YR5PCT4YR3PCT
18	5,674,950.00	7.48747	360	300	0	24	6.03473	24	6	13.48747	2.00000	1.00000	7.48747	79.0381	N	1	LIBOR_6MO	60	1	A	HE6MO80PCT
19	305,200.00	6.25000	360	300	3	36	6.00000	33	6	12.25000	2.00000	1.00000	6.25000	80.0000	N	1	LIBOR_6MO	60	1	A	HE6MO80PCT
20	565,600.00	7.76372	360	300	2	0	6.00000	34	6	13.76372	2.00000	1.00000	7.76372	80.0000	N	1	LIBOR_6MO	60	1	A
21	1,482,249.82	7.08022	360	300	2	36	6.00000	34	6	13.08022	2.00000	1.00000	7.08022	76.8316	N	1	LIBOR_6MO	60	1	A	HE6MO80PCT
22	4,380,480.00	8.01811	360	300	1	0	6.00000	35	6	14.01811	2.00000	1.00000	8.01811	78.2227	N	1	LIBOR_6MO	60	1	A
23	574,000.00	7.75087	360	300	1	36	6.00000	35	6	13.75087	2.00000	1.00000	7.75087	80.0000	N	1	LIBOR_6MO	60	1	A	HE2MO
24	5,268,202.00	7.08180	360	300	1	36	6.00000	35	6	13.08180	2.00000	1.00000	7.08180	75.7887	N	1	LIBOR_6MO	60	1	A	HE6MO80PCT
25	2,264,160.00	7.60255	360	300	0	0	6.00000	36	6	13.60255	2.00000	1.00000	7.60255	74.1988	N	1	LIBOR_6MO	60	1	A
26	1,061,200.00	7.91860	360	300	0	36	6.00000	36	6	13.91860	2.00000	1.00000	7.91860	72.7601	N	1	LIBOR_6MO	60	1	A	HE6MO80PCT
27	236,250.00	6.20000	360	336	6	24	6.00000	18	6	12.20000	2.00000	1.00000	6.20000	75.0000	N	1	LIBOR_6MO	24	1	A	HE6MO80PCT
28	94,620.73	8.90000	360	360	7	24	6.00000	17	6	14.90000	2.00000	1.00000	8.90000	100.0000	N	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
29	615,741.37	7.59340	360	360	6	0	6.00000	18	6	13.59340	2.00000	1.00000	7.59340	85.7785	N	1	LIBOR_6MO	N/A	1	A
30	147,734.46	9.30000	360	360	6	24	6.00000	18	6	15.30000	2.00000	1.00000	9.30000	95.0000	N	1	LIBOR_6MO	N/A	1	A	HE1PCT80PCT
31	302,505.55	8.25634	360	360	6	24	6.00000	18	6	14.25634	2.00000	1.00000	8.25634	91.2334	N	1	LIBOR_6MO	N/A	1	A	HE1PCTPPM
32	105,025.60	8.70000	360	360	6	24	6.00000	18	6	14.70000	2.00000	1.00000	8.70000	94.9600	N	1	LIBOR_6MO	N/A	1	A	HE1YR5PCT4YR3PCT
33	224,112.43	8.30000	360	360	6	24	6.00000	18	6	14.30000	2.00000	1.00000	8.30000	90.0000	N	1	LIBOR_6MO	N/A	1	A	HE2MO
34	83,669.68	8.20000	360	360	6	24	6.00000	18	6	14.20000	2.00000	1.00000	8.20000	75.0000	N	1	LIBOR_6MO	N/A	1	A	HE2PCT80PCTOPB
35	1,147,098.29	8.17314	360	360	6	24	6.00000	18	6	14.17314	2.00000	1.00000	8.17314	89.3851	N	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
36	1,359,822.90	8.16063	360	360	5	0	5.54580	19	6	14.16063	2.00000	1.00000	8.16063	88.9784	N	1	LIBOR_6MO	N/A	1	A
37	458,373.42	7.68665	360	360	5	24	6.00000	19	6	13.68665	2.00000	1.00000	7.68665	90.1236	N	1	LIBOR_6MO	N/A	1	A	HE1PCTPPM
38	81,672.38	7.35000	360	360	5	24	6.00000	19	6	13.35000	2.00000	1.00000	7.35000	81.5100	N	1	LIBOR_6MO	N/A	1	A	HE2MO
39	167,583.99	8.05000	360	360	5	24	6.00000	19	6	14.05000	2.00000	1.00000	8.05000	95.0000	N	1	LIBOR_6MO	N/A	1	A	HE2PCT80PCTOPB
40	1,593,942.92	7.62903	360	360	5	24	6.00000	19	6	13.62903	2.00000	1.00000	7.62903	88.3187	N	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
41	899,999.82	8.53087	360	360	4	0	5.17259	20	6	14.53087	2.00000	1.00000	8.53087	90.2755	N	1	LIBOR_6MO	N/A	1	A
42	67,012.03	9.35000	360	360	4	24	6.00000	20	6	15.35000	2.00000	1.00000	9.35000	85.0000	N	1	LIBOR_6MO	N/A	1	A	HE1PCT80PCT
43	585,894.05	8.33674	360	360	4	24	6.00000	20	6	14.33674	2.00000	1.00000	8.33674	89.3835	N	1	LIBOR_6MO	N/A	1	A	HE1PCTPPM
44	67,827.38	8.35000	360	360	4	24	6.00000	20	6	14.35000	2.00000	1.00000	8.35000	85.0000	N	1	LIBOR_6MO	N/A	1	A	HE2PCT80PCTOPB
45	1,890,042.55	7.65810	360	360	4	24	6.00000	20	6	13.65810	2.00000	1.00000	7.65810	86.3838	N	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
46	232,645.23	7.19837	360	360	3	0	6.00000	21	6	13.19837	2.00000	1.00000	7.19837	79.5031	N	1	LIBOR_6MO	N/A	1	A
47	178,474.88	8.10000	360	360	3	12	6.00000	21	6	14.10000	2.00000	1.00000	8.10000	90.0000	N	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
48	234,140.11	9.13283	360	360	3	24	6.00000	21	6	15.13283	2.00000	1.00000	9.13283	90.2052	N	1	LIBOR_6MO	N/A	1	A	HE1PCT80PCT
49	554,536.44	8.34385	360	360	3	24	6.00000	21	6	14.34385	2.00000	1.00000	8.34385	90.1837	N	1	LIBOR_6MO	N/A	1	A	HE1PCTPPM
50	197,524.88	8.35000	360	360	3	24	6.00000	21	6	14.35000	2.00000	1.00000	8.35000	94.2900	N	1	LIBOR_6MO	N/A	1	A	HE2MO
51	1,363,933.00	8.68773	360	360	3	24	6.00000	21	6	14.68773	2.00000	1.00000	8.68773	88.2278	N	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
52	2,501,450.01	8.95717	360	360	2	0	6.00000	22	6	14.95717	2.00000	1.00000	8.95717	82.1446	N	1	LIBOR_6MO	N/A	1	A
53	297,034.43	7.25000	360	360	2	12	6.00000	22	6	13.25000	2.00000	1.00000	7.25000	85.0000	N	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
54	468,570.26	8.02714	360	360	2	24	6.00000	22	6	14.02714	2.00000	1.00000	8.02714	82.8393	N	1	LIBOR_6MO	N/A	1	A	HE1PCT80PCT
55	5,183,715.56	9.19531	360	360	2	24	6.00000	22	6	15.19531	2.00000	1.00000	9.19531	87.2873	N	1	LIBOR_6MO	N/A	1	A	HE1PCTPPM
56	235,215.11	8.52500	360	360	2	24	6.00000	22	6	14.52500	2.00000	1.00000	8.52500	95.0000	N	1	LIBOR_6MO	N/A	1	A	HE2MO
57	103,384.13	8.90000	360	360	2	24	6.00000	22	6	14.90000	2.00000	1.00000	8.90000	90.0000	N	1	LIBOR_6MO	N/A	1	A	HE2MO80PCT
58	214,882.13	8.52596	360	360	2	24	6.00000	22	6	14.52596	2.00000	1.00000	8.52596	85.6315	N	1	LIBOR_6MO	N/A	1	A	HE2PCT80PCTOPB
59	5,844,233.49	8.24577	360	360	2	24	6.00000	22	6	14.24577	2.00000	1.00000	8.24577	84.4849	N	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
60	40,121,675.04	9.15678	360	360	1	0	6.00000	23	6	15.15678	2.00000	1.00000	9.15678	81.8607	N	1	LIBOR_6MO	N/A	1	A
61	193,375.34	8.20000	360	360	1	12	6.00000	23	6	14.20000	2.00000	1.00000	8.20000	90.0000	N	1	LIBOR_6MO	N/A	1	A	HE2MO80PCT
62	1,000,190.49	9.11938	360	360	1	12	6.00000	23	6	15.11938	2.00000	1.00000	9.11938	83.0131	N	1	LIBOR_6MO	N/A	1	A	HE2PCT80PCTOPB
63	308,588.24	9.20000	360	360	1	12	6.00000	23	6	15.20000	2.00000	1.00000	9.20000	95.0000	N	1	LIBOR_6MO	N/A	1	A	HE3MO
64	6,301,806.19	9.02440	360	360	1	12	6.00000	23	6	15.02440	2.00000	1.00000	9.02440	84.5754	N	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
65	6,895,314.80	9.27475	360	360	1	24	6.00000	23	6	15.27475	2.00000	1.00000	9.27475	87.8703	N	1	LIBOR_6MO	N/A	1	A	HE1PCT80PCT
66	5,342,951.66	9.27694	360	360	1	24	6.00000	23	6	15.27694	2.00000	1.00000	9.27694	88.0511	N	1	LIBOR_6MO	N/A	1	A	HE1PCTPPM
67	309,164.93	9.14208	360	360	1	24	6.00000	23	6	15.14208	2.00000	1.00000	9.14208	90.0000	N	1	LIBOR_6MO	N/A	1	A	HE1YR2PCT2YR1PCT
68	1,500,996.98	9.06742	360	360	1	24	6.00000	23	6	15.06742	2.00000	1.00000	9.06742	88.6539	N	1	LIBOR_6MO	N/A	1	A	HE1YR5PCT4YR3PCT
69	2,195,524.64	9.57670	360	360	1	24	6.00000	23	6	15.57670	2.00000	1.00000	9.57670	83.6233	N	1	LIBOR_6MO	N/A	1	A	HE2MO
70	98,950.79	9.45000	360	360	1	24	6.00000	23	6	15.45000	2.00000	1.00000	9.45000	90.0000	N	1	LIBOR_6MO	N/A	1	A	HE2MO80PCT
71	7,136,657.38	9.44829	360	360	1	24	6.01812	23	6	15.44829	2.00000	1.00000	9.44829	88.2189	N	1	LIBOR_6MO	N/A	1	A	HE2PCT80PCTOPB
72	548,138.84	8.11090	360	360	1	24	6.00000	23	6	14.11090	2.00000	1.00000	8.11090	82.2654	N	1	LIBOR_6MO	N/A	1	A	HE3MO
73	84,438,398.71	8.51014	360	360	1	24	6.00096	23	6	14.51014	2.00000	1.00000	8.51014	81.9454	N	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
74	9,377,915.00	8.85783	360	360	0	0	6.00000	24	6	14.85783	2.00000	1.00000	8.85783	83.2889	N	1	LIBOR_6MO	N/A	1	A
75	1,152,410.00	9.10630	360	360	0	12	6.00000	24	6	15.10630	2.00000	1.00000	9.10630	85.8014	N	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
76	1,042,650.00	8.63429	360	360	0	24	6.00000	24	6	14.63429	2.00000	1.00000	8.63429	85.5056	N	1	LIBOR_6MO	N/A	1	A	HE1PCT80PCT
77	461,400.00	9.37588	360	360	0	24	6.00000	24	6	15.37588	2.00000	1.00000	9.37588	87.6382	N	1	LIBOR_6MO	N/A	1	A	HE1PCTPPM
78	68,425.00	10.80000	360	360	0	24	6.00000	24	6	16.80000	2.00000	1.00000	10.80000	85.0000	N	1	LIBOR_6MO	N/A	1	A	HE1YR3PCT2YR2PCT
79	618,600.00	9.02924	360	360	0	24	6.00000	24	6	15.02924	2.00000	1.00000	9.02924	91.0136	N	1	LIBOR_6MO	N/A	1	A	HE2MO
80	134,000.00	10.11819	360	360	0	24	6.00000	24	6	16.11819	2.00000	1.00000	10.11819	89.6082	N	1	LIBOR_6MO	N/A	1	A	HE2PCT80PCTOPB
81	11,737,311.00	8.59149	360	360	0	24	6.00000	24	6	14.59149	2.00000	1.00000	8.59149	82.6759	N	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
82	338,741.73	8.50000	360	360	6	0	6.00000	30	6	14.50000	2.00000	1.00000	8.50000	100.0000	N	1	LIBOR_6MO	N/A	1	A
83	66,082.89	9.10000	360	360	6	36	6.00000	30	6	15.10000	2.00000	1.00000	9.10000	85.0000	N	1	LIBOR_6MO	N/A	1	A	HE1PCTPPM
84	94,160.87	8.65000	360	360	6	36	6.00000	30	6	14.65000	2.00000	1.00000	8.65000	90.0000	N	1	LIBOR_6MO	N/A	1	A	HE2PCT80PCTOPB
85	65,381.57	7.15000	360	360	6	36	6.00000	30	6	13.15000	2.00000	1.00000	7.15000	90.0000	N	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
86	1,404,424.93	8.03746	360	360	5	0	6.00000	31	6	14.03746	2.00000	1.00000	8.03746	87.8847	N	1	LIBOR_6MO	N/A	1	A
87	86,066.26	6.65000	360	360	5	36	6.00000	31	6	12.65000	2.00000	1.00000	6.65000	95.0000	N	1	LIBOR_6MO	N/A	1	A	HE1PCT80PCT
88	366,504.72	7.78971	360	360	5	36	6.00000	31	6	13.78971	2.00000	1.00000	7.78971	92.7495	N	1	LIBOR_6MO	N/A	1	A	HE1PCTPPM
89	134,531.67	7.90000	360	360	5	36	6.00000	31	6	13.90000	2.00000	1.00000	7.90000	90.0000	N	1	LIBOR_6MO	N/A	1	A	HE2MO80PCT
90	202,572.33	7.11946	360	360	5	36	6.00000	31	6	13.11946	2.00000	1.00000	7.11946	90.0000	N	1	LIBOR_6MO	N/A	1	A	HE2PCT80PCTOPB
91	61,832.58	7.85000	360	360	5	36	6.00000	31	6	13.85000	2.00000	1.00000	7.85000	85.0000	N	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
92	1,336,364.75	8.10796	360	360	4	0	6.00000	32	6	14.10796	2.00000	1.00000	8.10796	89.5327	N	1	LIBOR_6MO	N/A	1	A
93	130,152.76	8.09484	360	360	4	36	6.00000	32	6	14.09484	2.00000	1.00000	8.09484	90.0000	N	1	LIBOR_6MO	N/A	1	A	HE1PCT80PCT
94	161,579.86	8.85004	360	360	4	36	6.00000	32	6	14.85004	2.00000	1.00000	8.85004	90.0000	N	1	LIBOR_6MO	N/A	1	A	HE1PCTPPM
95	425,584.88	6.99000	360	360	4	36	6.00000	32	6	12.99000	2.00000	1.00000	6.99000	89.9000	N	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
96	900,529.54	8.02242	360	360	3	0	6.00000	33	6	14.02242	2.00000	1.00000	8.02242	85.2286	N	1	LIBOR_6MO	N/A	1	A
97	161,687.76	8.25001	360	360	3	36	6.00000	33	6	14.25001	2.00000	1.00000	8.25001	90.0000	N	1	LIBOR_6MO	N/A	1	A	HE1PCTPPM
98	67,011.15	7.90000	360	360	3	36	6.00000	33	6	13.90000	2.00000	1.00000	7.90000	85.0000	N	1	LIBOR_6MO	N/A	1	A	HE2MO80PCT
99	135,624.05	7.99805	360	360	3	36	6.00000	33	6	13.99805	2.00000	1.00000	7.99805	90.0000	N	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
100	3,083,379.19	8.67263	360	360	2	0	6.00000	34	6	14.67263	2.00000	1.00000	8.67263	84.4000	N	1	LIBOR_6MO	N/A	1	A
101	80,912.08	9.05000	360	360	2	24	6.00000	34	6	15.05000	2.00000	1.00000	9.05000	90.0000	N	1	LIBOR_6MO	N/A	1	A	HE1PCTPPM
102	75,899.72	8.10000	360	360	2	36	6.00000	34	6	14.10000	2.00000	1.00000	8.10000	95.0000	N	1	LIBOR_6MO	N/A	1	A	HE1PCT80PCT
103	4,102,819.99	8.85626	360	360	2	36	6.03131	34	6	14.85626	2.00000	1.00000	8.85626	87.0483	N	1	LIBOR_6MO	N/A	1	A	HE1PCTPPM
104	498,310.35	9.57078	360	360	2	36	6.00000	34	6	15.57078	2.00000	1.00000	9.57078	86.2903	N	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
105	53,298,898.08	8.46779	360	360	1	0	6.00000	35	6	14.46779	2.00000	1.00000	8.46779	81.5862	N	1	LIBOR_6MO	N/A	1	A
106	660,956.48	9.30640	360	360	1	12	6.00000	35	6	15.30640	2.00000	1.00000	9.30640	78.7245	N	1	LIBOR_6MO	N/A	1	A	HE2PCT80PCTOPB
107	606,854.32	8.87530	360	360	1	24	6.00000	35	6	14.87530	2.00000	1.00000	8.87530	85.5578	N	1	LIBOR_6MO	N/A	1	A	HE1PCT80PCT
108	199,847.05	7.35000	360	360	1	24	6.00000	35	6	13.35000	2.00000	1.00000	7.35000	28.1700	N	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
109	1,225,104.70	8.20522	360	360	1	36	6.00000	35	6	14.20522	2.00000	1.00000	8.20522	84.0911	N	1	LIBOR_6MO	N/A	1	A	HE1PCT80PCT
110	3,423,378.26	8.72685	360	360	1	36	6.00000	35	6	14.72685	2.00000	1.00000	8.72685	87.6468	N	1	LIBOR_6MO	N/A	1	A	HE1PCTPPM
111	119,952.56	10.52500	360	360	1	36	6.00000	35	6	16.52500	2.00000	1.00000	10.52500	80.0000	N	1	LIBOR_6MO	N/A	1	A	HE1YR3PCT2YR2PCT
112	87,845.97	11.35000	360	360	1	36	6.00000	35	6	17.35000	2.00000	1.00000	11.35000	95.0000	N	1	LIBOR_6MO	N/A	1	A	HE1YR5PCT4YR3PCT
113	534,916.09	9.15337	360	360	1	36	6.00000	35	6	15.15337	2.00000	1.00000	9.15337	88.1698	N	1	LIBOR_6MO	N/A	1	A	HE2MO
114	281,222.56	9.89095	360	360	1	36	6.00000	35	6	15.89095	2.00000	1.00000	9.89095	91.0974	N	1	LIBOR_6MO	N/A	1	A	HE2MO80PCT
115	727,910.93	8.45285	360	360	1	36	6.00000	35	6	14.45285	2.00000	1.00000	8.45285	89.0696	N	1	LIBOR_6MO	N/A	1	A	HE2PCT80PCTOPB
116	10,564,241.57	8.48929	360	360	1	36	6.00000	35	6	14.48929	2.00000	1.00000	8.48929	82.8712	N	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
117	8,267,600.00	8.70628	360	360	0	0	6.00000	36	6	14.70628	2.00000	1.00000	8.70628	86.4021	N	1	LIBOR_6MO	N/A	1	A
118	141,100.00	10.10000	360	360	0	24	6.00000	36	6	16.10000	2.00000	1.00000	10.10000	85.0000	N	1	LIBOR_6MO	N/A	1	A	HE1PCT80PCT
119	84,150.00	9.50000	360	360	0	24	6.00000	36	6	15.50000	2.00000	1.00000	9.50000	90.0000	N	1	LIBOR_6MO	N/A	1	A	HE1PCTPPM
120	137,750.00	10.55000	360	360	0	36	6.00000	36	6	16.55000	2.00000	1.00000	10.55000	95.0000	N	1	LIBOR_6MO	N/A	1	A	HE1PCT80PCT
121	444,350.00	9.21102	360	360	0	36	6.00000	36	6	15.21102	2.00000	1.00000	9.21102	88.9186	N	1	LIBOR_6MO	N/A	1	A	HE1PCTPPM
122	102,000.00	10.85000	360	360	0	36	6.00000	36	6	16.85000	2.00000	1.00000	10.85000	85.0000	N	1	LIBOR_6MO	N/A	1	A	HE1YR3PCT2YR2PCT
123	210,000.00	8.57500	360	360	0	36	6.00000	36	6	14.57500	2.00000	1.00000	8.57500	66.6700	N	1	LIBOR_6MO	N/A	1	A	HE2MO
124	2,381,125.00	8.55229	360	360	0	36	6.00000	36	6	14.55229	2.00000	1.00000	8.55229	86.1587	N	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
125	94,397.27	7.20000	360	480	3	24	6.00000	21	6	13.20000	2.00000	1.00000	7.20000	90.0000	Y	1	LIBOR_6MO	N/A	1	A	HE1PCTPPM
126	101,874.26	6.75000	360	480	3	24	6.00000	21	6	12.75000	2.00000	1.00000	6.75000	85.0000	Y	1	LIBOR_6MO	N/A	1	A	HE2PCT80PCTOPB
127	673,993.76	7.09196	360	480	3	24	6.00000	21	6	13.09196	2.00000	1.00000	7.09196	87.5951	Y	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
128	959,037.61	7.61736	360	480	2	0	6.00000	22	6	13.61736	2.00000	1.00000	7.61736	82.9478	Y	1	LIBOR_6MO	N/A	1	A
129	561,698.58	8.29865	360	480	2	12	6.00000	22	6	14.29865	2.00000	1.00000	8.29865	83.1631	Y	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
130	123,464.48	10.35000	360	480	2	24	6.00000	22	6	16.35000	2.00000	1.00000	10.35000	95.0000	Y	1	LIBOR_6MO	N/A	1	A	HE1PCTPPM
131	381,547.55	8.28780	360	480	2	24	6.00000	22	6	14.28780	2.00000	1.00000	8.28780	82.2016	Y	1	LIBOR_6MO	N/A	1	A	HE2MO
132	4,350,319.81	7.90812	360	480	2	24	6.00000	22	6	13.90812	2.00000	1.00000	7.90812	83.6028	Y	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
133	10,402,524.70	8.44350	360	480	1	0	6.00000	23	6	14.44350	2.00000	1.00000	8.44350	84.7441	Y	1	LIBOR_6MO	N/A	1	A
134	2,290,266.99	8.83572	360	480	1	12	6.00000	23	6	14.83572	2.00000	1.00000	8.83572	85.3589	Y	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
135	352,850.57	9.05606	360	480	1	24	6.00000	23	6	15.05606	2.00000	1.00000	9.05606	95.0000	Y	1	LIBOR_6MO	N/A	1	A	HE1PCTPPM
136	106,372.47	8.35000	360	480	1	24	6.00000	23	6	14.35000	2.00000	1.00000	8.35000	80.0000	Y	1	LIBOR_6MO	N/A	1	A	HE1YR5PCT4YR3PCT
137	781,815.81	8.76376	360	480	1	24	6.00000	23	6	14.76376	2.00000	1.00000	8.76376	80.5407	Y	1	LIBOR_6MO	N/A	1	A	HE2MO
138	236,461.00	9.88278	360	480	1	24	6.00000	23	6	15.88278	2.00000	1.00000	9.88278	93.3403	Y	1	LIBOR_6MO	N/A	1	A	HE2PCT80PCTOPB
139	33,692,356.75	8.05284	360	480	1	24	6.00000	23	6	14.05284	2.00000	1.00000	8.05284	82.8654	Y	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
140	4,039,011.00	8.62189	360	480	0	0	6.00000	24	6	14.62189	2.00000	1.00000	8.62189	83.6640	Y	1	LIBOR_6MO	N/A	1	A
141	1,152,750.00	8.63136	360	480	0	12	6.00000	24	6	14.63136	2.00000	1.00000	8.63136	83.3476	Y	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
142	223,250.00	9.40000	360	480	0	24	6.00000	24	6	15.40000	2.00000	1.00000	9.40000	95.0000	Y	1	LIBOR_6MO	N/A	1	A	HE2MO
143	70,400.00	8.20000	360	480	0	24	6.00000	24	6	14.20000	2.00000	1.00000	8.20000	80.0000	Y	1	LIBOR_6MO	N/A	1	A	HE2PCT80PCTOPB
144	7,211,474.00	8.25896	360	480	0	24	6.00000	24	6	14.25896	2.00000	1.00000	8.25896	83.2189	Y	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
145	884,981.35	8.93923	360	480	3	0	6.00000	33	6	14.93923	2.00000	1.00000	8.93923	84.9258	Y	1	LIBOR_6MO	N/A	1	A
146	197,397.04	7.40000	360	480	3	36	6.00000	33	6	13.40000	2.00000	1.00000	7.40000	80.0000	Y	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
147	2,187,980.76	7.36081	360	480	2	0	6.00000	34	6	13.36081	2.00000	1.00000	7.36081	78.2980	Y	1	LIBOR_6MO	N/A	1	A
148	322,804.14	7.82765	360	480	2	36	6.00000	34	6	13.82765	2.00000	1.00000	7.82765	86.1843	Y	1	LIBOR_6MO	N/A	1	A	HE1PCTPPM
149	199,767.33	9.36186	360	480	2	36	6.00000	34	6	15.36186	2.00000	1.00000	9.36186	91.9681	Y	1	LIBOR_6MO	N/A	1	A	HE2PCT80PCTOPB
150	1,015,026.67	7.31453	360	480	2	36	6.00000	34	6	13.31453	2.00000	1.00000	7.31453	71.8143	Y	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
151	8,996,689.29	8.22905	360	480	1	0	6.00000	35	6	14.22905	2.00000	1.00000	8.22905	84.7233	Y	1	LIBOR_6MO	N/A	1	A
152	197,956.42	8.90000	360	480	1	12	6.00000	35	6	14.90000	2.00000	1.00000	8.90000	90.0000	Y	1	LIBOR_6MO	N/A	1	A	HE2PCT80PCTOPB
153	159,938.18	6.95000	360	480	1	24	6.00000	35	6	12.95000	2.00000	1.00000	6.95000	80.0000	Y	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
154	283,433.81	8.70000	360	480	1	36	6.00000	35	6	14.70000	2.00000	1.00000	8.70000	90.0000	Y	1	LIBOR_6MO	N/A	1	A	HE1PCT80PCT
155	186,220.64	6.60000	360	480	1	36	6.00000	35	6	12.60000	2.00000	1.00000	6.60000	90.0000	Y	1	LIBOR_6MO	N/A	1	A	HE1PCTPPM
156	191,151.24	8.40000	360	480	1	36	6.00000	35	6	14.40000	2.00000	1.00000	8.40000	80.0000	Y	1	LIBOR_6MO	N/A	1	A	HE2MO
157	94,288.63	7.48000	360	480	1	36	6.00000	35	6	13.48000	2.00000	1.00000	7.48000	80.0000	Y	1	LIBOR_6MO	N/A	1	A	HE2PCT80PCTOPB
158	4,895,600.57	7.64809	360	480	1	36	6.00000	35	6	13.64809	2.00000	1.00000	7.64809	80.9056	Y	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
159	5,279,925.00	8.13955	360	480	0	0	6.00000	36	6	14.13955	2.00000	1.00000	8.13955	84.7026	Y	1	LIBOR_6MO	N/A	1	A
160	173,600.00	7.05000	360	480	0	12	6.00000	36	6	13.05000	2.00000	1.00000	7.05000	80.0000	Y	1	LIBOR_6MO	N/A	1	A	HE2PCT80PCTOPB
161	836,625.00	7.97114	360	480	0	36	6.00000	36	6	13.97114	2.00000	1.00000	7.97114	78.1874	Y	1	LIBOR_6MO	N/A	1	A	HE6MO80PCT
162	743,225.71	8.23106	180	180	1	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	66.7723	N	1		N/A	1	F
163	128,255.22	8.05000	180	180	2	24	N/A	N/A	N/A	N/A	N/A	N/A	N/A	75.0000	N	1		N/A	1	F	HE6MO80PCT
164	177,012.64	8.51171	180	180	2	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	84.6504	N	1		N/A	1	F	HE1PCTPPM
165	612,829.57	7.96666	180	180	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	74.1493	N	1		N/A	1	F	HE6MO80PCT
166	504,572.11	7.58091	240	240	1	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	70.7564	N	1		N/A	1	F
167	358,754.62	8.00660	240	240	2	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	90.2945	N	1		N/A	1	F	HE1PCTPPM
168	710,296.14	8.11169	240	240	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	77.8545	N	1		N/A	1	F	HE6MO80PCT
169	1,770,218.00	8.13922	360	300	2	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	79.3092	N	1		60	1	F
170	290,000.00	7.40000	360	300	0	12	N/A	N/A	N/A	N/A	N/A	N/A	N/A	82.8600	N	1		60	1	F	HE6MO80PCT
171	92,000.00	6.35000	360	300	4	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	80.0000	N	1		60	1	F	HE1PCTPPM
172	521,000.00	7.08057	360	300	4	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	80.4466	N	1		60	1	F	HE6MO80PCT
173	21,095,619.02	8.28594	360	360	1	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	82.1508	N	1		N/A	1	F
174	190,000.00	9.25000	360	360	0	12	N/A	N/A	N/A	N/A	N/A	N/A	N/A	74.9500	N	1		N/A	1	F	HE2PCTPPM
175	3,561,791.21	7.95172	360	360	1	12	N/A	N/A	N/A	N/A	N/A	N/A	N/A	74.8839	N	1		N/A	1	F	HE6MO80PCT
176	282,083.21	8.44456	360	360	2	24	N/A	N/A	N/A	N/A	N/A	N/A	N/A	77.8312	N	1		N/A	1	F	HE1PCTPPM
177	168,209.41	9.07166	360	360	1	24	N/A	N/A	N/A	N/A	N/A	N/A	N/A	80.1433	N	1		N/A	1	F	HE2PCTPPM
178	1,913,636.88	8.39321	360	360	1	24	N/A	N/A	N/A	N/A	N/A	N/A	N/A	81.0010	N	1		N/A	1	F	HE6MO80PCT
179	868,064.90	8.95011	360	360	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	87.3864	N	1		N/A	1	F	HE1PCT80PCT
180	4,082,570.63	8.69367	360	360	2	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	83.2938	N	1		N/A	1	F	HE1PCTPPM
181	94,743.15	8.55000	360	360	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	81.0300	N	1		N/A	1	F	HE1YR3PCT2YR2PCT
182	352,434.87	7.91190	360	360	2	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	84.3885	N	1		N/A	1	F	HE1YR5PCT4YR3PCT
183	355,745.04	7.68066	360	360	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	81.8005	N	1		N/A	1	F	HE2MO
184	260,352.75	8.84012	360	360	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	89.8292	N	1		N/A	1	F	HE2MO80PCT
185	1,213,514.83	8.58342	360	360	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	86.8596	N	1		N/A	1	F	HE2PCTPPM
186	20,222,953.74	8.22959	360	360	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	79.4099	N	1		N/A	1	F	HE6MO80PCT
187	4,085,904.96	7.75531	360	480	1	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	82.2033	Y	1		N/A	1	F
188	1,153,687.04	7.42225	360	480	1	12	N/A	N/A	N/A	N/A	N/A	N/A	N/A	70.0311	Y	1		N/A	1	F	HE6MO80PCT
189	324,933.16	9.13539	360	480	1	24	N/A	N/A	N/A	N/A	N/A	N/A	N/A	70.4016	Y	1		N/A	1	F	HE6MO80PCT
190	365,154.07	8.30349	360	480	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	77.2654	Y	1		N/A	1	F	HE1PCT80PCT
191	296,796.83	8.42056	360	480	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	89.9349	Y	1		N/A	1	F	HE1PCTPPM
192	139,888.13	8.27500	360	480	3	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	80.0000	Y	1		N/A	1	F	HE2MO
193	67,485.58	9.00000	360	480	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	90.0000	Y	1		N/A	1	F	HE2PCTPPM
194	2,901,685.55	7.57261	360	480	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	82.2665	Y	1		N/A	1	F	HE6MO80PCT
195	62,150.03	11.64414	180	180	6	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	100.0000	N	1		N/A	1	F
196	2,208,281.42	10.94815	360	360	4	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	100.0000	N	1		N/A	1	F
197	92,590.00	8.00000	180	180	0	24	6.00000	24	6	14.00000	2.00000	1.00000	8.00000	74.3700	N	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
198	252,000.00	8.00000	240	180	1	24	6.00000	23	6	14.00000	2.00000	1.00000	8.00000	80.0000	N	1	LIBOR_6MO	60	2	A	HE6MO80PCT
199	242,400.00	8.05000	360	300	5	12	6.00000	19	6	14.05000	2.00000	1.00000	8.05000	80.0000	N	1	LIBOR_6MO	60	2	A	HE6MO80PCT
200	488,000.00	6.99000	360	300	4	24	6.00000	20	6	12.99000	2.00000	1.00000	6.99000	80.0000	N	1	LIBOR_6MO	60	2	A	HE6MO80PCT
201	80,000.00	8.20000	360	300	3	0	6.00000	21	6	14.20000	2.00000	1.00000	8.20000	80.0000	N	1	LIBOR_6MO	60	2	A
202	573,894.96	7.76236	360	300	3	24	6.00000	21	6	13.76236	2.00000	1.00000	7.76236	80.0000	N	1	LIBOR_6MO	60	2	A	HE6MO80PCT
203	1,761,843.00	8.87543	360	300	2	0	6.00000	22	6	14.87543	2.00000	1.00000	8.87543	81.8069	N	1	LIBOR_6MO	60	2	A
204	13,464,557.18	7.30583	360	300	2	24	6.00000	22	6	13.30583	2.00000	1.00000	7.30583	79.4959	N	1	LIBOR_6MO	60	2	A	HE6MO80PCT
205	12,104,639.00	8.72076	360	300	1	0	6.00000	23	6	14.72076	2.00000	1.00000	8.72076	81.5861	N	1	LIBOR_6MO	60	2	A
206	8,501,431.00	8.13550	360	300	1	12	6.00000	23	6	14.13550	2.00000	1.00000	8.13550	81.2244	N	1	LIBOR_6MO	60	2	A	HE6MO80PCT
207	54,480,172.00	7.55616	360	300	1	24	6.00000	23	6	13.55616	2.00000	1.00000	7.55616	79.7519	N	1	LIBOR_6MO	60	2	A	HE6MO80PCT
208	2,049,600.00	8.53399	360	300	0	0	6.00000	24	6	14.53399	2.00000	1.00000	8.53399	78.7924	N	1	LIBOR_6MO	60	2	A
209	986,760.00	8.12986	360	300	0	12	6.00000	24	6	14.12986	2.00000	1.00000	8.12986	84.9252	N	1	LIBOR_6MO	60	2	A	HE6MO80PCT
210	127,920.00	8.82000	360	300	0	24	6.00000	24	6	14.82000	2.00000	1.00000	8.82000	80.0000	N	1	LIBOR_6MO	60	2	A	HE1YR5PCT4YR3PCT
211	765,000.00	7.35000	360	300	0	24	6.00000	24	6	13.35000	2.00000	1.00000	7.35000	90.0000	N	1	LIBOR_6MO	60	2	A	HE2MO
212	5,443,239.00	7.30999	360	300	0	24	6.00000	24	6	13.30999	2.00000	1.00000	7.30999	79.7557	N	1	LIBOR_6MO	60	2	A	HE6MO80PCT
213	276,000.00	7.25000	360	300	4	0	6.00000	32	6	13.25000	2.00000	1.00000	7.25000	80.0000	N	1	LIBOR_6MO	60	2	A
214	102,000.00	6.95000	360	300	4	36	6.00000	32	6	12.95000	2.00000	1.00000	6.95000	80.0000	N	1	LIBOR_6MO	60	2	A	HE6MO80PCT
215	235,160.00	7.50000	360	300	3	36	6.00000	33	6	13.50000	2.00000	1.00000	7.50000	80.0000	N	1	LIBOR_6MO	60	2	A	HE6MO80PCT
216	743,700.00	7.01973	360	300	2	0	6.00000	34	6	13.01973	2.00000	1.00000	7.01973	71.4784	N	1	LIBOR_6MO	60	2	A
217	1,260,640.00	7.13713	360	300	2	36	6.00000	34	6	13.13713	2.00000	1.00000	7.13713	80.0000	N	1	LIBOR_6MO	60	2	A	HE6MO80PCT
218	4,658,016.00	8.01392	360	300	1	0	6.00000	35	6	14.01392	2.00000	1.00000	8.01392	78.7459	N	1	LIBOR_6MO	60	2	A
219	252,800.00	6.80000	360	300	1	12	6.00000	35	6	12.80000	2.00000	1.00000	6.80000	80.0000	N	1	LIBOR_6MO	60	2	A	HE2PCT80PCTOPB
220	588,000.00	6.90000	360	300	1	24	6.00000	35	6	12.90000	2.00000	1.00000	6.90000	80.0000	N	1	LIBOR_6MO	60	2	A	HE6MO80PCT
221	189,000.00	6.85000	360	300	1	36	6.00000	35	6	12.85000	2.00000	1.00000	6.85000	70.0000	N	1	LIBOR_6MO	60	2	A	HE1PCTPPM
222	3,549,184.00	7.66043	360	300	1	36	6.00000	35	6	13.66043	2.00000	1.00000	7.66043	76.9357	N	1	LIBOR_6MO	60	2	A	HE6MO80PCT
223	2,809,400.00	7.40513	360	300	0	0	6.00000	36	6	13.40513	2.00000	1.00000	7.40513	77.9711	N	1	LIBOR_6MO	60	2	A
224	434,320.00	7.70978	360	300	0	36	6.00000	36	6	13.70978	2.00000	1.00000	7.70978	80.0000	N	1	LIBOR_6MO	60	2	A	HE6MO80PCT
225	147,682.26	7.30000	360	360	7	24	6.00000	17	6	13.30000	2.00000	1.00000	7.30000	90.0000	N	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
226	156,865.13	8.35871	360	360	6	24	6.00000	18	6	14.35871	2.00000	1.00000	8.35871	90.0000	N	1	LIBOR_6MO	N/A	2	A	HE1PCTPPM
227	292,162.25	7.85000	360	360	6	24	6.00000	18	6	13.85000	2.00000	1.00000	7.85000	90.0000	N	1	LIBOR_6MO	N/A	2	A	HE1YR5PCT4YR3PCT
228	609,546.69	8.41818	360	360	6	24	6.00000	18	6	14.41818	2.00000	1.00000	8.41818	93.6096	N	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
229	1,242,723.42	8.07653	360	360	5	0	6.00000	19	6	14.07653	2.00000	1.00000	8.07653	94.5207	N	1	LIBOR_6MO	N/A	2	A
230	498,272.44	7.92000	360	360	5	24	6.00000	19	6	13.92000	2.00000	1.00000	7.92000	68.4900	N	1	LIBOR_6MO	N/A	2	A	HE1PCT80PCT
231	146,318.07	9.31818	360	360	5	24	6.00000	19	6	15.31818	2.00000	1.00000	9.31818	90.0000	N	1	LIBOR_6MO	N/A	2	A	HE1PCTPPM
232	79,868.59	8.80000	360	360	5	24	6.00000	19	6	14.80000	2.00000	1.00000	8.80000	90.0000	N	1	LIBOR_6MO	N/A	2	A	HE2MO80PCT
233	2,652,509.87	7.68661	360	360	5	24	6.00000	19	6	13.68661	2.00000	1.00000	7.68661	87.3081	N	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
234	666,986.46	9.01194	360	360	4	0	6.00000	20	6	15.01194	2.00000	1.00000	9.01194	85.7743	N	1	LIBOR_6MO	N/A	2	A
235	151,824.57	9.95000	360	360	4	24	6.00000	20	6	15.95000	2.00000	1.00000	9.95000	90.0000	N	1	LIBOR_6MO	N/A	2	A	HE1PCT80PCT
236	382,338.76	8.86017	360	360	4	24	6.00000	20	6	14.86017	2.00000	1.00000	8.86017	93.6440	N	1	LIBOR_6MO	N/A	2	A	HE1PCTPPM
237	235,228.35	8.55000	360	360	4	24	6.00000	20	6	14.55000	2.00000	1.00000	8.55000	90.0000	N	1	LIBOR_6MO	N/A	2	A	HE2MO80PCT
238	2,946,729.86	7.91839	360	360	4	24	6.00000	20	6	13.91839	2.00000	1.00000	7.91839	80.8731	N	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
239	918,950.62	9.75019	360	360	3	0	6.00000	21	6	15.75019	2.00000	1.00000	9.75019	67.6208	N	1	LIBOR_6MO	N/A	2	A
240	221,895.77	8.66174	360	360	3	24	6.00000	21	6	14.66174	2.00000	1.00000	8.66174	90.0000	N	1	LIBOR_6MO	N/A	2	A	HE1PCT80PCT
241	2,332,421.52	8.04394	360	360	3	24	6.00000	21	6	14.04394	2.00000	1.00000	8.04394	84.9614	N	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
242	873,581.87	8.23873	360	360	2	0	4.88890	22	6	14.23873	2.00000	1.00000	8.23873	90.0000	N	1	LIBOR_6MO	N/A	2	A
243	480,824.95	7.80000	360	360	2	12	6.00000	22	6	13.80000	2.00000	1.00000	7.80000	90.0000	N	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
244	103,357.78	7.90000	360	360	2	24	6.00000	22	6	13.90000	2.00000	1.00000	7.90000	90.0000	N	1	LIBOR_6MO	N/A	2	A	HE1PCT80PCT
245	2,102,051.75	8.91012	360	360	2	24	6.00000	22	6	14.91012	2.00000	1.00000	8.91012	87.4881	N	1	LIBOR_6MO	N/A	2	A	HE1PCTPPM
246	8,959,618.60	7.80534	360	360	2	24	6.00000	22	6	13.80534	2.00000	1.00000	7.80534	86.0993	N	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
247	26,976,300.99	8.98285	360	360	1	0	6.00000	23	6	14.98285	2.00000	1.00000	8.98285	83.9874	N	1	LIBOR_6MO	N/A	2	A
248	109,934.71	8.60000	360	360	1	12	6.00000	23	6	14.60000	2.00000	1.00000	8.60000	70.5100	N	1	LIBOR_6MO	N/A	2	A	HE1YR3PCT2YR2PCT
249	120,103.27	10.60000	360	360	1	12	6.00000	23	6	16.60000	2.00000	1.00000	10.60000	90.0000	N	1	LIBOR_6MO	N/A	2	A	HE2PCT80PCTOPB
250	7,893,408.99	8.99157	360	360	1	12	6.00000	23	6	14.99157	2.00000	1.00000	8.99157	78.6808	N	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
251	2,083,463.74	9.51046	360	360	1	24	6.00000	23	6	15.51046	2.00000	1.00000	9.51046	90.6052	N	1	LIBOR_6MO	N/A	2	A	HE1PCT80PCT
252	2,002,146.45	9.20250	360	360	1	24	6.00000	23	6	15.20250	2.00000	1.00000	9.20250	86.8571	N	1	LIBOR_6MO	N/A	2	A	HE1PCTPPM
253	1,001,314.05	8.96467	360	360	1	24	6.00000	23	6	14.96467	2.00000	1.00000	8.96467	82.2006	N	1	LIBOR_6MO	N/A	2	A	HE1YR5PCT4YR3PCT
254	1,293,680.55	7.90917	360	360	1	24	6.00000	23	6	13.90917	2.00000	1.00000	7.90917	78.8102	N	1	LIBOR_6MO	N/A	2	A	HE2MO
255	59,965.47	8.75000	360	360	1	24	6.00000	23	6	14.75000	2.00000	1.00000	8.75000	57.1400	N	1	LIBOR_6MO	N/A	2	A	HE2MO80PCT
256	3,064,599.53	9.22786	360	360	1	24	6.00000	23	6	15.22786	2.00000	1.00000	9.22786	86.2817	N	1	LIBOR_6MO	N/A	2	A	HE2PCT80PCTOPB
257	71,541,892.45	8.39016	360	360	1	24	6.00293	23	6	14.39016	2.00000	1.00000	8.39016	82.1133	N	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
258	4,496,808.00	9.40907	360	360	0	0	6.00000	24	6	15.40907	2.00000	1.00000	9.40907	80.9893	N	1	LIBOR_6MO	N/A	2	A
259	723,000.00	8.49793	360	360	0	12	6.00000	24	6	14.49793	2.00000	1.00000	8.49793	80.3779	N	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
260	214,920.00	8.75404	360	360	0	24	6.00000	24	6	14.75404	2.00000	1.00000	8.75404	82.9313	N	1	LIBOR_6MO	N/A	2	A	HE1PCT80PCT
261	189,000.00	9.05000	360	360	0	24	6.00000	24	6	15.05000	2.00000	1.00000	9.05000	90.0000	N	1	LIBOR_6MO	N/A	2	A	HE2MO
262	453,650.00	9.60417	360	360	0	24	6.00000	24	6	15.60417	2.00000	1.00000	9.60417	80.4561	N	1	LIBOR_6MO	N/A	2	A	HE2PCT80PCTOPB
263	10,034,959.00	8.52976	360	360	0	24	6.00000	24	6	14.52976	2.00000	1.00000	8.52976	84.4019	N	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
264	824,172.75	8.09940	360	360	6	0	6.00000	30	6	14.09940	2.00000	1.00000	8.09940	89.9867	N	1	LIBOR_6MO	N/A	2	A
265	73,540.53	8.75000	360	360	6	36	6.00000	30	6	14.75000	2.00000	1.00000	8.75000	90.0000	N	1	LIBOR_6MO	N/A	2	A	HE1PCTPPM
266	78,071.54	9.65000	360	360	6	36	6.00000	30	6	15.65000	2.00000	1.00000	9.65000	90.0000	N	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
267	1,962,748.70	7.45352	360	360	5	0	6.00000	31	6	13.45352	2.00000	1.00000	7.45352	90.1070	N	1	LIBOR_6MO	N/A	2	A
268	61,038.89	9.25000	360	360	5	36	6.00000	31	6	15.25000	2.00000	1.00000	9.25000	90.0000	N	1	LIBOR_6MO	N/A	2	A	HE1PCTPPM
269	182,697.43	7.49222	360	360	5	36	6.00000	31	6	13.49222	2.00000	1.00000	7.49222	84.4203	N	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
270	1,227,300.96	7.96564	360	360	4	0	6.00000	32	6	13.96564	2.00000	1.00000	7.96564	83.8254	N	1	LIBOR_6MO	N/A	2	A
271	888,002.47	7.06938	360	360	4	36	6.00000	32	6	13.06938	2.00000	1.00000	7.06938	86.7303	N	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
272	874,157.90	7.86512	360	360	3	0	5.70185	33	6	13.86512	2.00000	1.00000	7.86512	85.2064	N	1	LIBOR_6MO	N/A	2	A
273	264,853.93	8.19544	360	360	3	36	6.00000	33	6	14.19544	2.00000	1.00000	8.19544	88.1524	N	1	LIBOR_6MO	N/A	2	A	HE1PCTPPM
274	458,050.91	7.90000	360	360	3	36	6.00000	33	6	13.90000	2.00000	1.00000	7.90000	85.0000	N	1	LIBOR_6MO	N/A	2	A	HE2MO
275	274,798.49	7.67244	360	360	3	36	6.00000	33	6	13.67244	2.00000	1.00000	7.67244	90.0000	N	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
276	2,244,598.21	7.48366	360	360	2	0	6.00000	34	6	13.48366	2.00000	1.00000	7.48366	90.6504	N	1	LIBOR_6MO	N/A	2	A
277	62,917.77	8.50000	360	360	2	36	6.00000	34	6	14.50000	2.00000	1.00000	8.50000	90.0000	N	1	LIBOR_6MO	N/A	2	A	HE1PCT80PCT
278	1,261,223.08	8.92067	360	360	2	36	6.00000	34	6	14.92067	2.00000	1.00000	8.92067	88.7708	N	1	LIBOR_6MO	N/A	2	A	HE1PCTPPM
279	1,769,291.76	7.39451	360	360	2	36	6.00000	34	6	13.39451	2.00000	1.00000	7.39451	82.0176	N	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
280	22,499,763.47	8.71723	360	360	1	0	6.00000	35	6	14.71723	2.00000	1.00000	8.71723	80.8879	N	1	LIBOR_6MO	N/A	2	A
281	427,954.92	8.89074	360	360	1	12	6.00000	35	6	14.89074	2.00000	1.00000	8.89074	79.8196	N	1	LIBOR_6MO	N/A	2	A	HE2PCT80PCTOPB
282	402,345.95	9.47576	360	360	1	24	6.00000	35	6	15.47576	2.00000	1.00000	9.47576	84.2373	N	1	LIBOR_6MO	N/A	2	A	HE1PCT80PCT
283	655,882.39	8.93231	360	360	1	36	6.00000	35	6	14.93231	2.00000	1.00000	8.93231	88.1645	N	1	LIBOR_6MO	N/A	2	A	HE1PCT80PCT
284	608,205.45	9.70188	360	360	1	36	6.00000	35	6	15.70188	2.00000	1.00000	9.70188	94.2322	N	1	LIBOR_6MO	N/A	2	A	HE1PCTPPM
285	60,272.45	9.85000	360	360	1	36	6.00000	35	6	15.85000	2.00000	1.00000	9.85000	90.0000	N	1	LIBOR_6MO	N/A	2	A	HE2MO80PCT
286	869,578.60	9.03448	360	360	1	36	6.00000	35	6	15.03448	2.00000	1.00000	9.03448	88.9189	N	1	LIBOR_6MO	N/A	2	A	HE2PCT80PCTOPB
287	8,253,175.29	8.04748	360	360	1	36	6.00000	35	6	14.04748	2.00000	1.00000	8.04748	82.4241	N	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
288	2,752,059.00	8.44556	360	360	0	0	6.00000	36	6	14.44556	2.00000	1.00000	8.44556	79.2890	N	1	LIBOR_6MO	N/A	2	A
289	144,900.00	8.90000	360	360	0	36	6.00000	36	6	14.90000	2.00000	1.00000	8.90000	90.0000	N	1	LIBOR_6MO	N/A	2	A	HE1PCTPPM
290	164,700.00	10.20000	360	360	0	36	6.00000	36	6	16.20000	2.00000	1.00000	10.20000	90.0000	N	1	LIBOR_6MO	N/A	2	A	HE2MO
291	108,000.00	9.80000	360	360	0	36	6.00000	36	6	15.80000	2.00000	1.00000	9.80000	90.0000	N	1	LIBOR_6MO	N/A	2	A	HE2PCT80PCTOPB
292	390,300.00	7.50906	360	360	0	36	6.00000	36	6	13.50906	2.00000	1.00000	7.50906	71.1796	N	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
293	1,955,122.06	8.37661	360	480	3	24	6.00000	21	6	14.37661	2.00000	1.00000	8.37661	85.2895	Y	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
294	1,996,118.01	8.51377	360	480	2	0	6.00000	22	6	14.51377	2.00000	1.00000	8.51377	82.9780	Y	1	LIBOR_6MO	N/A	2	A
295	806,883.14	7.85081	360	480	2	12	6.00000	22	6	13.85081	2.00000	1.00000	7.85081	85.1171	Y	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
296	5,382,956.79	7.57372	360	480	2	24	6.00000	22	6	13.57372	2.00000	1.00000	7.57372	78.8525	Y	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
297	7,336,130.62	8.71902	360	480	1	0	6.00000	23	6	14.71902	2.00000	1.00000	8.71902	82.9941	Y	1	LIBOR_6MO	N/A	2	A
298	5,709,103.18	8.14939	360	480	1	12	6.00000	23	6	14.14939	2.00000	1.00000	8.14939	81.2185	Y	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
299	738,125.96	8.28461	360	480	1	24	6.00000	23	6	14.28461	2.00000	1.00000	8.28461	86.0365	Y	1	LIBOR_6MO	N/A	2	A	HE1PCT80PCT
300	158,703.71	8.25000	360	480	1	24	6.00000	23	6	14.25000	2.00000	1.00000	8.25000	90.0000	Y	1	LIBOR_6MO	N/A	2	A	HE2PCT80PCTOPB
301	34,815,891.01	8.00003	360	480	1	24	6.00000	23	6	14.00003	2.00000	1.00000	8.00003	83.9173	Y	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
302	3,867,042.00	9.01765	360	480	0	0	6.00000	24	6	15.01765	2.00000	1.00000	9.01765	85.1670	Y	1	LIBOR_6MO	N/A	2	A
303	2,214,730.00	8.20244	360	480	0	12	6.00000	24	6	14.20244	2.00000	1.00000	8.20244	84.5272	Y	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
304	10,334,210.00	7.96407	360	480	0	24	6.00000	24	6	13.96407	2.00000	1.00000	7.96407	83.5562	Y	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
305	628,571.25	7.77229	360	480	2	0	6.00000	34	6	13.77229	2.00000	1.00000	7.77229	78.7365	Y	1	LIBOR_6MO	N/A	2	A
306	849,497.10	7.90000	360	480	2	36	6.00000	34	6	13.90000	2.00000	1.00000	7.90000	89.4700	Y	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
307	7,820,753.98	8.14413	360	480	1	0	6.00000	35	6	14.14413	2.00000	1.00000	8.14413	85.1187	Y	1	LIBOR_6MO	N/A	2	A
308	241,332.85	9.30000	360	480	1	24	6.00000	35	6	15.30000	2.00000	1.00000	9.30000	90.0000	Y	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
309	2,596,320.27	7.43528	360	480	1	36	6.00000	35	6	13.43528	2.00000	1.00000	7.43528	77.8226	Y	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
310	3,140,800.00	8.61064	360	480	0	0	6.00000	36	6	14.61064	2.00000	1.00000	8.61064	84.2036	Y	1	LIBOR_6MO	N/A	2	A
311	442,000.00	8.50000	360	480	0	12	6.00000	36	6	14.50000	2.00000	1.00000	8.50000	85.0000	Y	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
312	1,302,000.00	8.11369	360	480	0	36	6.00000	36	6	14.11369	2.00000	1.00000	8.11369	79.2966	Y	1	LIBOR_6MO	N/A	2	A	HE6MO80PCT
313	114,874.08	8.30000	180	120	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	65.0000	N	1		60	2	F	HE6MO80PCT
314	114,635.59	6.95000	180	180	1	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	73.2500	N	1		N/A	2	F
315	61,977.44	8.45000	180	180	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	55.0000	N	1		N/A	2	F	HE6MO80PCT
316	174,484.90	7.42652	240	240	2	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	72.9169	N	1		N/A	2	F
317	349,470.99	7.58074	240	240	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	79.3721	N	1		N/A	2	F	HE6MO80PCT
318	511,500.00	7.99000	360	300	0	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	58.4600	N	1		60	2	F	HE1PCT80PCT
319	391,800.00	7.27744	360	300	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	75.4289	N	1		60	2	F	HE6MO80PCT
320	6,594,492.39	8.21011	360	360	2	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	80.8817	N	1		N/A	2	F
321	696,987.04	9.15077	360	360	2	12	N/A	N/A	N/A	N/A	N/A	N/A	N/A	83.2510	N	1		N/A	2	F	HE6MO80PCT
322	79,149.49	8.25000	360	360	1	24	N/A	N/A	N/A	N/A	N/A	N/A	N/A	90.0000	N	1		N/A	2	F	HE1PCTPPM
323	756,300.47	9.71140	360	360	1	24	N/A	N/A	N/A	N/A	N/A	N/A	N/A	79.8116	N	1		N/A	2	F	HE6MO80PCT
324	73,376.10	8.90000	360	360	3	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	70.0000	N	1		N/A	2	F	HE1PCT80PCT
325	1,397,207.37	9.14342	360	360	2	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	87.9075	N	1		N/A	2	F	HE1PCTPPM
326	191,500.00	8.47500	360	360	0	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	70.9300	N	1		N/A	2	F	HE2MO
327	86,757.30	9.50000	360	360	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	70.0000	N	1		N/A	2	F	HE2MO80PCT
328	287,033.93	8.73019	360	360	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	70.7528	N	1		N/A	2	F	HE2PCTPPM
329	6,854,423.91	8.01512	360	360	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	74.1423	N	1		N/A	2	F	HE6MO80PCT
330	873,319.45	7.28051	360	480	2	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	74.0353	Y	1		N/A	2	F
331	215,958.35	9.37918	360	480	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	81.6452	Y	1		N/A	2	F	HE1PCTPPM
332	2,959,518.38	7.51133	360	480	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	75.4350	Y	1		N/A	2	F	HE6MO80PCT
333	10,175,122.04	10.96501	360	360	4	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	99.9986	N	2		N/A	2	F
334	165,893.91	8.30000	180	120	1	0	6.00000	23	6	14.30000	2.00000	1.00000	8.30000	80.0000	N	1	LIBOR_6MO	60	Prefund Gr1	A
335	98,258.38	7.85000	240	180	1	0	6.00000	35	6	13.85000	2.00000	1.00000	7.85000	88.5900	N	1	LIBOR_6MO	60	Prefund Gr1	A
336	177,467.90	7.32500	360	300	5	12	6.00000	19	6	13.32500	2.00000	1.00000	7.32500	80.0000	N	1	LIBOR_6MO	60	Prefund Gr1	A	HE6MO80PCT
337	262,343.77	6.71618	360	300	5	24	6.00000	19	6	12.71618	2.00000	1.00000	6.71618	80.0000	N	1	LIBOR_6MO	60	Prefund Gr1	A	HE6MO80PCT
338	150,461.91	7.55000	360	300	3	12	6.00000	21	6	13.55000	2.00000	1.00000	7.55000	80.0000	N	1	LIBOR_6MO	60	Prefund Gr1	A	HE6MO80PCT
339	70,601.36	7.75000	360	300	3	24	6.00000	21	6	13.75000	2.00000	1.00000	7.75000	80.0000	N	1	LIBOR_6MO	60	Prefund Gr1	A	HE6MO80PCT
340	547,495.70	8.94627	360	300	2	0	6.00000	22	6	14.94627	2.00000	1.00000	8.94627	80.0000	N	1	LIBOR_6MO	60	Prefund Gr1	A
341	326,386.61	7.37535	360	300	2	12	6.00000	22	6	13.37535	2.00000	1.00000	7.37535	80.0000	N	1	LIBOR_6MO	60	Prefund Gr1	A	HE6MO80PCT
342	84,875.95	8.00000	360	300	2	24	6.00000	22	6	14.00000	2.00000	1.00000	8.00000	80.0000	N	1	LIBOR_6MO	60	Prefund Gr1	A	HE2MO
343	4,121,806.74	7.51366	360	300	2	24	6.00000	22	6	13.51366	2.00000	1.00000	7.51366	79.5701	N	1	LIBOR_6MO	60	Prefund Gr1	A	HE6MO80PCT
344	4,049,362.70	8.27764	360	300	1	0	6.00000	23	6	14.27764	2.00000	1.00000	8.27764	77.8054	N	1	LIBOR_6MO	60	Prefund Gr1	A
345	1,579,629.23	7.94900	360	300	1	12	6.00000	23	6	13.94900	2.00000	1.00000	7.94900	78.3736	N	1	LIBOR_6MO	60	Prefund Gr1	A	HE6MO80PCT
346	110,685.96	7.68834	360	300	1	24	6.00000	23	6	13.68834	2.00000	1.00000	7.68834	80.0000	N	1	LIBOR_6MO	60	Prefund Gr1	A	HE2PCT80PCTOPB
347	14,447,390.66	7.48487	360	300	1	24	6.00000	23	6	13.48487	2.00000	1.00000	7.48487	79.0925	N	1	LIBOR_6MO	60	Prefund Gr1	A	HE6MO80PCT
348	567,607.93	8.41402	360	300	0	0	6.00000	24	6	14.41402	2.00000	1.00000	8.41402	79.8010	N	1	LIBOR_6MO	60	Prefund Gr1	A
349	205,245.48	7.80241	360	300	0	12	6.00000	24	6	13.80241	2.00000	1.00000	7.80241	80.0000	N	1	LIBOR_6MO	60	Prefund Gr1	A	HE6MO80PCT
350	51,558.28	8.56500	360	300	0	24	6.00000	24	6	14.56500	2.00000	1.00000	8.56500	80.0000	N	1	LIBOR_6MO	60	Prefund Gr1	A	HE1YR5PCT4YR3PCT
351	2,736,743.09	7.48747	360	300	0	24	6.03473	24	6	13.48747	2.00000	1.00000	7.48747	79.0381	N	1	LIBOR_6MO	60	Prefund Gr1	A	HE6MO80PCT
352	147,182.62	6.25000	360	300	3	36	6.00000	33	6	12.25000	2.00000	1.00000	6.25000	80.0000	N	1	LIBOR_6MO	60	Prefund Gr1	A	HE6MO80PCT
353	272,760.45	7.76372	360	300	2	0	6.00000	34	6	13.76372	2.00000	1.00000	7.76372	80.0000	N	1	LIBOR_6MO	60	Prefund Gr1	A
354	714,814.57	7.08022	360	300	2	36	6.00000	34	6	13.08022	2.00000	1.00000	7.08022	76.8316	N	1	LIBOR_6MO	60	Prefund Gr1	A	HE6MO80PCT
355	2,112,485.28	8.01811	360	300	1	0	6.00000	35	6	14.01811	2.00000	1.00000	8.01811	78.2227	N	1	LIBOR_6MO	60	Prefund Gr1	A
356	276,811.34	7.75087	360	300	1	36	6.00000	35	6	13.75087	2.00000	1.00000	7.75087	80.0000	N	1	LIBOR_6MO	60	Prefund Gr1	A	HE2MO
357	2,540,588.97	7.08180	360	300	1	36	6.00000	35	6	13.08180	2.00000	1.00000	7.08180	75.7887	N	1	LIBOR_6MO	60	Prefund Gr1	A	HE6MO80PCT
358	1,091,890.54	7.60255	360	300	0	0	6.00000	36	6	13.60255	2.00000	1.00000	7.60255	74.1988	N	1	LIBOR_6MO	60	Prefund Gr1	A
359	511,763.41	7.91860	360	300	0	36	6.00000	36	6	13.91860	2.00000	1.00000	7.91860	72.7601	N	1	LIBOR_6MO	60	Prefund Gr1	A	HE6MO80PCT
360	113,931.50	6.20000	360	336	6	24	6.00000	18	6	12.20000	2.00000	1.00000	6.20000	75.0000	N	1	LIBOR_6MO	24	Prefund Gr1	A	HE6MO80PCT
361	45,630.82	8.90000	360	360	7	24	6.00000	17	6	14.90000	2.00000	1.00000	8.90000	100.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
362	296,941.11	7.59340	360	360	6	0	6.00000	18	6	13.59340	2.00000	1.00000	7.59340	85.7785	N	1	LIBOR_6MO	N/A	Prefund Gr1	A
363	71,244.90	9.30000	360	360	6	24	6.00000	18	6	15.30000	2.00000	1.00000	9.30000	95.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCT80PCT
364	145,883.22	8.25634	360	360	6	24	6.00000	18	6	14.25634	2.00000	1.00000	8.25634	91.2334	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCTPPM
365	50,648.57	8.70000	360	360	6	24	6.00000	18	6	14.70000	2.00000	1.00000	8.70000	94.9600	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1YR5PCT4YR3PCT
366	108,078.16	8.30000	360	360	6	24	6.00000	18	6	14.30000	2.00000	1.00000	8.30000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2MO
367	40,349.68	8.20000	360	360	6	24	6.00000	18	6	14.20000	2.00000	1.00000	8.20000	75.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2PCT80PCTOPB
368	553,187.84	8.17314	360	360	6	24	6.00000	18	6	14.17314	2.00000	1.00000	8.17314	89.3851	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
369	655,774.22	8.16063	360	360	5	0	5.54580	19	6	14.16063	2.00000	1.00000	8.16063	88.9784	N	1	LIBOR_6MO	N/A	Prefund Gr1	A
370	221,050.46	7.68665	360	360	5	24	6.00000	19	6	13.68665	2.00000	1.00000	7.68665	90.1236	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCTPPM
371	39,386.48	7.35000	360	360	5	24	6.00000	19	6	13.35000	2.00000	1.00000	7.35000	81.5100	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2MO
372	80,817.33	8.05000	360	360	5	24	6.00000	19	6	14.05000	2.00000	1.00000	8.05000	95.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2PCT80PCTOPB
373	768,678.54	7.62903	360	360	5	24	6.00000	19	6	13.62903	2.00000	1.00000	7.62903	88.3187	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
374	434,024.67	8.53087	360	360	4	0	5.17259	20	6	14.53087	2.00000	1.00000	8.53087	90.2755	N	1	LIBOR_6MO	N/A	Prefund Gr1	A
375	32,316.53	9.35000	360	360	4	24	6.00000	20	6	15.35000	2.00000	1.00000	9.35000	85.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCT80PCT
376	282,547.25	8.33674	360	360	4	24	6.00000	20	6	14.33674	2.00000	1.00000	8.33674	89.3835	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCTPPM
377	32,709.74	8.35000	360	360	4	24	6.00000	20	6	14.35000	2.00000	1.00000	8.35000	85.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2PCT80PCTOPB
378	911,472.50	7.65810	360	360	4	24	6.00000	20	6	13.65810	2.00000	1.00000	7.65810	86.3838	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
379	112,193.10	7.19837	360	360	3	0	6.00000	21	6	13.19837	2.00000	1.00000	7.19837	79.5031	N	1	LIBOR_6MO	N/A	Prefund Gr1	A
380	86,069.46	8.10000	360	360	3	12	6.00000	21	6	14.10000	2.00000	1.00000	8.10000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
381	112,914.00	9.13283	360	360	3	24	6.00000	21	6	15.13283	2.00000	1.00000	9.13283	90.2052	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCT80PCT
382	267,425.05	8.34385	360	360	3	24	6.00000	21	6	14.34385	2.00000	1.00000	8.34385	90.1837	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCTPPM
383	95,256.32	8.35000	360	360	3	24	6.00000	21	6	14.35000	2.00000	1.00000	8.35000	94.2900	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2MO
384	657,756.32	8.68773	360	360	3	24	6.00000	21	6	14.68773	2.00000	1.00000	8.68773	88.2278	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
385	1,206,323.58	8.95717	360	360	2	0	6.00000	22	6	14.95717	2.00000	1.00000	8.95717	82.1446	N	1	LIBOR_6MO	N/A	Prefund Gr1	A
386	143,244.77	7.25000	360	360	2	12	6.00000	22	6	13.25000	2.00000	1.00000	7.25000	85.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
387	225,967.88	8.02714	360	360	2	24	6.00000	22	6	14.02714	2.00000	1.00000	8.02714	82.8393	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCT80PCT
388	2,499,845.41	9.19531	360	360	2	24	6.00000	22	6	15.19531	2.00000	1.00000	9.19531	87.2873	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCTPPM
389	113,432.42	8.52500	360	360	2	24	6.00000	22	6	14.52500	2.00000	1.00000	8.52500	95.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2MO
390	49,856.97	8.90000	360	360	2	24	6.00000	22	6	14.90000	2.00000	1.00000	8.90000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2MO80PCT
391	103,626.85	8.52596	360	360	2	24	6.00000	22	6	14.52596	2.00000	1.00000	8.52596	85.6315	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2PCT80PCTOPB
392	2,818,380.00	8.24577	360	360	2	24	6.00000	22	6	14.24577	2.00000	1.00000	8.24577	84.4849	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
393	19,348,666.82	9.15678	360	360	1	0	6.00000	23	6	15.15678	2.00000	1.00000	9.15678	81.8607	N	1	LIBOR_6MO	N/A	Prefund Gr1	A
394	93,255.20	8.20000	360	360	1	12	6.00000	23	6	14.20000	2.00000	1.00000	8.20000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2MO80PCT
395	482,341.59	9.11938	360	360	1	12	6.00000	23	6	15.11938	2.00000	1.00000	9.11938	83.0131	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2PCT80PCTOPB
396	148,816.59	9.20000	360	360	1	12	6.00000	23	6	15.20000	2.00000	1.00000	9.20000	95.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE3MO
397	3,039,044.31	9.02440	360	360	1	12	6.00000	23	6	15.02440	2.00000	1.00000	9.02440	84.5754	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
398	3,325,263.68	9.27475	360	360	1	24	6.00000	23	6	15.27475	2.00000	1.00000	9.27475	87.8703	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCT80PCT
399	2,576,636.98	9.27694	360	360	1	24	6.00000	23	6	15.27694	2.00000	1.00000	9.27694	88.0511	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCTPPM
400	149,094.70	9.14208	360	360	1	24	6.00000	23	6	15.14208	2.00000	1.00000	9.14208	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1YR2PCT2YR1PCT
401	723,855.38	9.06742	360	360	1	24	6.00000	23	6	15.06742	2.00000	1.00000	9.06742	88.6539	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1YR5PCT4YR3PCT
402	1,058,791.16	9.57670	360	360	1	24	6.00000	23	6	15.57670	2.00000	1.00000	9.57670	83.6233	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2MO
403	47,718.99	9.45000	360	360	1	24	6.00000	23	6	15.45000	2.00000	1.00000	9.45000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2MO80PCT
404	3,441,651.07	9.44829	360	360	1	24	6.01812	23	6	15.44829	2.00000	1.00000	9.44829	88.2189	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2PCT80PCTOPB
405	264,339.81	8.11090	360	360	1	24	6.00000	23	6	14.11090	2.00000	1.00000	8.11090	82.2654	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE3MO
406	40,720,394.68	8.51014	360	360	1	24	6.00096	23	6	14.51014	2.00000	1.00000	8.51014	81.9454	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
407	4,522,496.94	8.85783	360	360	0	0	6.00000	24	6	14.85783	2.00000	1.00000	8.85783	83.2889	N	1	LIBOR_6MO	N/A	Prefund Gr1	A
408	555,749.41	9.10630	360	360	0	12	6.00000	24	6	15.10630	2.00000	1.00000	9.10630	85.8014	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
409	502,817.68	8.63429	360	360	0	24	6.00000	24	6	14.63429	2.00000	1.00000	8.63429	85.5056	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCT80PCT
410	222,510.02	9.37588	360	360	0	24	6.00000	24	6	15.37588	2.00000	1.00000	9.37588	87.6382	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCTPPM
411	32,997.94	10.80000	360	360	0	24	6.00000	24	6	16.80000	2.00000	1.00000	10.80000	85.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1YR3PCT2YR2PCT
412	298,319.68	9.02924	360	360	0	24	6.00000	24	6	15.02924	2.00000	1.00000	9.02924	91.0136	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2MO
413	64,621.46	10.11819	360	360	0	24	6.00000	24	6	16.11819	2.00000	1.00000	10.11819	89.6082	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2PCT80PCTOPB
414	5,660,315.02	8.59149	360	360	0	24	6.00000	24	6	14.59149	2.00000	1.00000	8.59149	82.6759	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
415	163,358.11	8.50000	360	360	6	0	6.00000	30	6	14.50000	2.00000	1.00000	8.50000	100.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A
416	31,868.46	9.10000	360	360	6	36	6.00000	30	6	15.10000	2.00000	1.00000	9.10000	85.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCTPPM
417	45,409.05	8.65000	360	360	6	36	6.00000	30	6	14.65000	2.00000	1.00000	8.65000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2PCT80PCTOPB
418	31,530.24	7.15000	360	360	6	36	6.00000	30	6	13.15000	2.00000	1.00000	7.15000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
419	677,283.54	8.03746	360	360	5	0	6.00000	31	6	14.03746	2.00000	1.00000	8.03746	87.8847	N	1	LIBOR_6MO	N/A	Prefund Gr1	A
420	41,505.43	6.65000	360	360	5	36	6.00000	31	6	12.65000	2.00000	1.00000	6.65000	95.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCT80PCT
421	176,746.80	7.78971	360	360	5	36	6.00000	31	6	13.78971	2.00000	1.00000	7.78971	92.7495	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCTPPM
422	64,877.86	7.90000	360	360	5	36	6.00000	31	6	13.90000	2.00000	1.00000	7.90000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2MO80PCT
423	97,690.45	7.11946	360	360	5	36	6.00000	31	6	13.11946	2.00000	1.00000	7.11946	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2PCT80PCTOPB
424	29,818.74	7.85000	360	360	5	36	6.00000	31	6	13.85000	2.00000	1.00000	7.85000	85.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
425	644,461.54	8.10796	360	360	4	0	6.00000	32	6	14.10796	2.00000	1.00000	8.10796	89.5327	N	1	LIBOR_6MO	N/A	Prefund Gr1	A
426	62,766.13	8.09484	360	360	4	36	6.00000	32	6	14.09484	2.00000	1.00000	8.09484	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCT80PCT
427	77,921.84	8.85004	360	360	4	36	6.00000	32	6	14.85004	2.00000	1.00000	8.85004	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCTPPM
428	205,238.19	6.99000	360	360	4	36	6.00000	32	6	12.99000	2.00000	1.00000	6.99000	89.9000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
429	434,280.12	8.02242	360	360	3	0	6.00000	33	6	14.02242	2.00000	1.00000	8.02242	85.2286	N	1	LIBOR_6MO	N/A	Prefund Gr1	A
430	77,973.88	8.25001	360	360	3	36	6.00000	33	6	14.25001	2.00000	1.00000	8.25001	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCTPPM
431	32,316.11	7.90000	360	360	3	36	6.00000	33	6	13.90000	2.00000	1.00000	7.90000	85.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2MO80PCT
432	65,404.66	7.99805	360	360	3	36	6.00000	33	6	13.99805	2.00000	1.00000	7.99805	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
433	1,486,958.77	8.67263	360	360	2	0	6.00000	34	6	14.67263	2.00000	1.00000	8.67263	84.4000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A
434	39,019.83	9.05000	360	360	2	24	6.00000	34	6	15.05000	2.00000	1.00000	9.05000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCTPPM
435	36,602.62	8.10000	360	360	2	36	6.00000	34	6	14.10000	2.00000	1.00000	8.10000	95.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCT80PCT
436	1,978,583.82	8.85626	360	360	2	36	6.03131	34	6	14.85626	2.00000	1.00000	8.85626	87.0483	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCTPPM
437	240,310.03	9.57078	360	360	2	36	6.00000	34	6	15.57078	2.00000	1.00000	9.57078	86.2903	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
438	25,703,379.02	8.46779	360	360	1	0	6.00000	35	6	14.46779	2.00000	1.00000	8.46779	81.5862	N	1	LIBOR_6MO	N/A	Prefund Gr1	A
439	318,746.08	9.30640	360	360	1	12	6.00000	35	6	15.30640	2.00000	1.00000	9.30640	78.7245	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2PCT80PCTOPB
440	292,655.33	8.87530	360	360	1	24	6.00000	35	6	14.87530	2.00000	1.00000	8.87530	85.5578	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCT80PCT
441	96,376.19	7.35000	360	360	1	24	6.00000	35	6	13.35000	2.00000	1.00000	7.35000	28.1700	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
442	590,806.41	8.20522	360	360	1	36	6.00000	35	6	14.20522	2.00000	1.00000	8.20522	84.0911	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCT80PCT
443	1,650,923.23	8.72685	360	360	1	36	6.00000	35	6	14.72685	2.00000	1.00000	8.72685	87.6468	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCTPPM
444	57,847.09	10.52500	360	360	1	36	6.00000	35	6	16.52500	2.00000	1.00000	10.52500	80.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1YR3PCT2YR2PCT
445	42,363.70	11.35000	360	360	1	36	6.00000	35	6	17.35000	2.00000	1.00000	11.35000	95.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1YR5PCT4YR3PCT
446	257,963.14	9.15337	360	360	1	36	6.00000	35	6	15.15337	2.00000	1.00000	9.15337	88.1698	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2MO
447	135,619.50	9.89095	360	360	1	36	6.00000	35	6	15.89095	2.00000	1.00000	9.89095	91.0974	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2MO80PCT
448	351,034.85	8.45285	360	360	1	36	6.00000	35	6	14.45285	2.00000	1.00000	8.45285	89.0696	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2PCT80PCTOPB
449	5,094,602.61	8.48929	360	360	1	36	6.00000	35	6	14.48929	2.00000	1.00000	8.48929	82.8712	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
450	3,987,047.84	8.70628	360	360	0	0	6.00000	36	6	14.70628	2.00000	1.00000	8.70628	86.4021	N	1	LIBOR_6MO	N/A	Prefund Gr1	A
451	68,045.44	10.10000	360	360	0	24	6.00000	36	6	16.10000	2.00000	1.00000	10.10000	85.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCT80PCT
452	40,581.31	9.50000	360	360	0	24	6.00000	36	6	15.50000	2.00000	1.00000	9.50000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCTPPM
453	66,429.90	10.55000	360	360	0	36	6.00000	36	6	16.55000	2.00000	1.00000	10.55000	95.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCT80PCT
454	214,287.67	9.21102	360	360	0	36	6.00000	36	6	15.21102	2.00000	1.00000	9.21102	88.9186	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCTPPM
455	49,189.47	10.85000	360	360	0	36	6.00000	36	6	16.85000	2.00000	1.00000	10.85000	85.0000	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1YR3PCT2YR2PCT
456	101,272.44	8.57500	360	360	0	36	6.00000	36	6	14.57500	2.00000	1.00000	8.57500	66.6700	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2MO
457	1,148,296.88	8.55229	360	360	0	36	6.00000	36	6	14.55229	2.00000	1.00000	8.55229	86.1587	N	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
458	45,523.06	7.20000	360	480	3	24	6.00000	21	6	13.20000	2.00000	1.00000	7.20000	90.0000	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCTPPM
459	49,128.83	6.75000	360	480	3	24	6.00000	21	6	12.75000	2.00000	1.00000	6.75000	85.0000	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2PCT80PCTOPB
460	325,033.31	7.09196	360	480	3	24	6.00000	21	6	13.09196	2.00000	1.00000	7.09196	87.5951	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
461	462,495.63	7.61736	360	480	2	0	6.00000	22	6	13.61736	2.00000	1.00000	7.61736	82.9478	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A
462	270,878.99	8.29865	360	480	2	12	6.00000	22	6	14.29865	2.00000	1.00000	8.29865	83.1631	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
463	59,540.71	10.35000	360	480	2	24	6.00000	22	6	16.35000	2.00000	1.00000	10.35000	95.0000	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCTPPM
464	184,001.20	8.28780	360	480	2	24	6.00000	22	6	14.28780	2.00000	1.00000	8.28780	82.2016	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2MO
465	2,097,940.54	7.90812	360	480	2	24	6.00000	22	6	13.90812	2.00000	1.00000	7.90812	83.6028	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
466	5,016,614.69	8.44350	360	480	1	0	6.00000	23	6	14.44350	2.00000	1.00000	8.44350	84.7441	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A
467	1,104,480.63	8.83572	360	480	1	12	6.00000	23	6	14.83572	2.00000	1.00000	8.83572	85.3589	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
468	170,162.09	9.05606	360	480	1	24	6.00000	23	6	15.05606	2.00000	1.00000	9.05606	95.0000	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCTPPM
469	51,298.09	8.35000	360	480	1	24	6.00000	23	6	14.35000	2.00000	1.00000	8.35000	80.0000	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1YR5PCT4YR3PCT
470	377,030.46	8.76376	360	480	1	24	6.00000	23	6	14.76376	2.00000	1.00000	8.76376	80.5407	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2MO
471	114,033.25	9.88278	360	480	1	24	6.00000	23	6	15.88278	2.00000	1.00000	9.88278	93.3403	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2PCT80PCTOPB
472	16,248,129.83	8.05284	360	480	1	24	6.00000	23	6	14.05284	2.00000	1.00000	8.05284	82.8654	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
473	1,947,811.95	8.62189	360	480	0	0	6.00000	24	6	14.62189	2.00000	1.00000	8.62189	83.6640	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A
474	555,913.37	8.63136	360	480	0	12	6.00000	24	6	14.63136	2.00000	1.00000	8.63136	83.3476	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
475	107,662.25	9.40000	360	480	0	24	6.00000	24	6	15.40000	2.00000	1.00000	9.40000	95.0000	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2MO
476	33,950.38	8.20000	360	480	0	24	6.00000	24	6	14.20000	2.00000	1.00000	8.20000	80.0000	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2PCT80PCTOPB
477	3,477,731.36	8.25896	360	480	0	24	6.00000	24	6	14.25896	2.00000	1.00000	8.25896	83.2189	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
478	426,782.01	8.93923	360	480	3	0	6.00000	33	6	14.93923	2.00000	1.00000	8.93923	84.9258	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A
479	95,194.67	7.40000	360	480	3	36	6.00000	33	6	13.40000	2.00000	1.00000	7.40000	80.0000	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
480	1,055,153.12	7.36081	360	480	2	0	6.00000	34	6	13.36081	2.00000	1.00000	7.36081	78.2980	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A
481	155,672.21	7.82765	360	480	2	36	6.00000	34	6	13.82765	2.00000	1.00000	7.82765	86.1843	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCTPPM
482	96,337.74	9.36186	360	480	2	36	6.00000	34	6	15.36186	2.00000	1.00000	9.36186	91.9681	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2PCT80PCTOPB
483	489,496.33	7.31453	360	480	2	36	6.00000	34	6	13.31453	2.00000	1.00000	7.31453	71.8143	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
484	4,338,650.95	8.22905	360	480	1	0	6.00000	35	6	14.22905	2.00000	1.00000	8.22905	84.7233	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A
485	95,464.43	8.90000	360	480	1	12	6.00000	35	6	14.90000	2.00000	1.00000	8.90000	90.0000	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2PCT80PCTOPB
486	77,130.14	6.95000	360	480	1	24	6.00000	35	6	12.95000	2.00000	1.00000	6.95000	80.0000	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
487	136,685.88	8.70000	360	480	1	36	6.00000	35	6	14.70000	2.00000	1.00000	8.70000	90.0000	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCT80PCT
488	89,804.85	6.60000	360	480	1	36	6.00000	35	6	12.60000	2.00000	1.00000	6.60000	90.0000	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE1PCTPPM
489	92,182.63	8.40000	360	480	1	36	6.00000	35	6	14.40000	2.00000	1.00000	8.40000	80.0000	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2MO
490	45,470.67	7.48000	360	480	1	36	6.00000	35	6	13.48000	2.00000	1.00000	7.48000	80.0000	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2PCT80PCTOPB
491	2,360,902.04	7.64809	360	480	1	36	6.00000	35	6	13.64809	2.00000	1.00000	7.64809	80.9056	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
492	2,546,242.39	8.13955	360	480	0	0	6.00000	36	6	14.13955	2.00000	1.00000	8.13955	84.7026	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A
493	83,718.55	7.05000	360	480	0	12	6.00000	36	6	13.05000	2.00000	1.00000	7.05000	80.0000	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE2PCT80PCTOPB
494	403,462.18	7.97114	360	480	0	36	6.00000	36	6	13.97114	2.00000	1.00000	7.97114	78.1874	Y	1	LIBOR_6MO	N/A	Prefund Gr1	A	HE6MO80PCT
495	358,420.40	8.23106	180	180	1	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	66.7723	N	1		N/A	Prefund Gr1	F
496	61,851.04	8.05000	180	180	2	24	N/A	N/A	N/A	N/A	N/A	N/A	N/A	75.0000	N	1		N/A	Prefund Gr1	F	HE6MO80PCT
497	85,364.30	8.51171	180	180	2	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	84.6504	N	1		N/A	Prefund Gr1	F	HE1PCTPPM
498	295,536.89	7.96666	180	180	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	74.1493	N	1		N/A	Prefund Gr1	F	HE6MO80PCT
499	243,329.76	7.58091	240	240	1	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	70.7564	N	1		N/A	Prefund Gr1	F
500	173,009.32	8.00660	240	240	2	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	90.2945	N	1		N/A	Prefund Gr1	F	HE1PCTPPM
501	342,540.12	8.11169	240	240	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	77.8545	N	1		N/A	Prefund Gr1	F	HE6MO80PCT
502	853,687.15	8.13922	360	300	2	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	79.3092	N	1		60	Prefund Gr1	F
503	139,852.42	7.40000	360	300	0	12	N/A	N/A	N/A	N/A	N/A	N/A	N/A	82.8600	N	1		60	Prefund Gr1	F	HE6MO80PCT
504	44,366.97	6.35000	360	300	4	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	80.0000	N	1		60	Prefund Gr1	F	HE1PCTPPM
505	251,252.11	7.08057	360	300	4	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	80.4466	N	1		60	Prefund Gr1	F	HE6MO80PCT
506	10,173,356.50	8.28594	360	360	1	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	82.1508	N	1		N/A	Prefund Gr1	F
507	91,627.45	9.25000	360	360	0	12	N/A	N/A	N/A	N/A	N/A	N/A	N/A	74.9500	N	1		N/A	Prefund Gr1	F	HE2PCTPPM
508	1,717,672.84	7.95172	360	360	1	12	N/A	N/A	N/A	N/A	N/A	N/A	N/A	74.8839	N	1		N/A	Prefund Gr1	F	HE6MO80PCT
509	136,034.55	8.44456	360	360	2	24	N/A	N/A	N/A	N/A	N/A	N/A	N/A	77.8312	N	1		N/A	Prefund Gr1	F	HE1PCTPPM
510	81,118.94	9.07166	360	360	1	24	N/A	N/A	N/A	N/A	N/A	N/A	N/A	80.1433	N	1		N/A	Prefund Gr1	F	HE2PCTPPM
511	922,850.86	8.39321	360	360	1	24	N/A	N/A	N/A	N/A	N/A	N/A	N/A	81.0010	N	1		N/A	Prefund Gr1	F	HE6MO80PCT
512	418,624.06	8.95011	360	360	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	87.3864	N	1		N/A	Prefund Gr1	F	HE1PCT80PCT
513	1,968,818.57	8.69367	360	360	2	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	83.2938	N	1		N/A	Prefund Gr1	F	HE1PCTPPM
514	45,689.86	8.55000	360	360	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	81.0300	N	1		N/A	Prefund Gr1	F	HE1YR3PCT2YR2PCT
515	169,961.62	7.91190	360	360	2	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	84.3885	N	1		N/A	Prefund Gr1	F	HE1YR5PCT4YR3PCT
516	171,557.95	7.68066	360	360	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	81.8005	N	1		N/A	Prefund Gr1	F	HE2MO
517	125,555.04	8.84012	360	360	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	89.8292	N	1		N/A	Prefund Gr1	F	HE2MO80PCT
518	585,217.19	8.58342	360	360	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	86.8596	N	1		N/A	Prefund Gr1	F	HE2PCTPPM
519	9,752,513.91	8.22959	360	360	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	79.4099	N	1		N/A	Prefund Gr1	F	HE6MO80PCT
520	1,970,426.55	7.75531	360	480	1	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	82.2033	Y	1		N/A	Prefund Gr1	F
521	556,365.26	7.42225	360	480	1	12	N/A	N/A	N/A	N/A	N/A	N/A	N/A	70.0311	Y	1		N/A	Prefund Gr1	F	HE6MO80PCT
522	156,698.93	9.13539	360	480	1	24	N/A	N/A	N/A	N/A	N/A	N/A	N/A	70.4016	Y	1		N/A	Prefund Gr1	F	HE6MO80PCT
523	176,095.45	8.30349	360	480	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	77.2654	Y	1		N/A	Prefund Gr1	F	HE1PCT80PCT
524	143,130.19	8.42056	360	480	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	89.9349	Y	1		N/A	Prefund Gr1	F	HE1PCTPPM
525	67,461.01	8.27500	360	480	3	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	80.0000	Y	1		N/A	Prefund Gr1	F	HE2MO
526	32,544.90	9.00000	360	480	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	90.0000	Y	1		N/A	Prefund Gr1	F	HE2PCTPPM
527	1,399,337.06	7.57261	360	480	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	82.2665	Y	1		N/A	Prefund Gr1	F	HE6MO80PCT
528	29,971.83	11.64414	180	180	6	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	100.0000	N	1		N/A	Prefund Gr1	F
529	1,064,943.11	10.94815	360	360	4	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	100.0000	N	1		N/A	Prefund Gr1	F
530	44,651.50	8.00000	180	180	0	24	6.00000	24	6	14.00000	2.00000	1.00000	8.00000	74.3700	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
531	121,526.93	8.00000	240	180	1	24	6.00000	23	6	14.00000	2.00000	1.00000	8.00000	80.0000	N	1	LIBOR_6MO	60	Prefund Gr2	A	HE6MO80PCT
532	116,897.33	8.05000	360	300	5	12	6.00000	19	6	14.05000	2.00000	1.00000	8.05000	80.0000	N	1	LIBOR_6MO	60	Prefund Gr2	A	HE6MO80PCT
533	235,337.87	6.99000	360	300	4	24	6.00000	20	6	12.99000	2.00000	1.00000	6.99000	80.0000	N	1	LIBOR_6MO	60	Prefund Gr2	A	HE6MO80PCT
534	38,579.98	8.20000	360	300	3	0	6.00000	21	6	14.20000	2.00000	1.00000	8.20000	80.0000	N	1	LIBOR_6MO	60	Prefund Gr2	A
535	276,760.69	7.76236	360	300	3	24	6.00000	21	6	13.76236	2.00000	1.00000	7.76236	80.0000	N	1	LIBOR_6MO	60	Prefund Gr2	A	HE6MO80PCT
536	849,648.30	8.87543	360	300	2	0	6.00000	22	6	14.87543	2.00000	1.00000	8.87543	81.8069	N	1	LIBOR_6MO	60	Prefund Gr2	A
537	6,493,279.02	7.30583	360	300	2	24	6.00000	22	6	13.30583	2.00000	1.00000	7.30583	79.4959	N	1	LIBOR_6MO	60	Prefund Gr2	A	HE6MO80PCT
538	5,837,458.85	8.72076	360	300	1	0	6.00000	23	6	14.72076	2.00000	1.00000	8.72076	81.5861	N	1	LIBOR_6MO	60	Prefund Gr2	A
539	4,099,812.77	8.13550	360	300	1	12	6.00000	23	6	14.13550	2.00000	1.00000	8.13550	81.2244	N	1	LIBOR_6MO	60	Prefund Gr2	A	HE6MO80PCT
540	26,273,048.05	7.55616	360	300	1	24	6.00000	23	6	13.55616	2.00000	1.00000	7.55616	79.7519	N	1	LIBOR_6MO	60	Prefund Gr2	A	HE6MO80PCT
541	988,419.04	8.53399	360	300	0	0	6.00000	24	6	14.53399	2.00000	1.00000	8.53399	78.7924	N	1	LIBOR_6MO	60	Prefund Gr2	A
542	475,864.74	8.12986	360	300	0	12	6.00000	24	6	14.12986	2.00000	1.00000	8.12986	84.9252	N	1	LIBOR_6MO	60	Prefund Gr2	A	HE6MO80PCT
543	61,689.39	8.82000	360	300	0	24	6.00000	24	6	14.82000	2.00000	1.00000	8.82000	80.0000	N	1	LIBOR_6MO	60	Prefund Gr2	A	HE1YR5PCT4YR3PCT
544	368,921.04	7.35000	360	300	0	24	6.00000	24	6	13.35000	2.00000	1.00000	7.35000	90.0000	N	1	LIBOR_6MO	60	Prefund Gr2	A	HE2MO
545	2,625,000.52	7.30999	360	300	0	24	6.00000	24	6	13.30999	2.00000	1.00000	7.30999	79.7557	N	1	LIBOR_6MO	60	Prefund Gr2	A	HE6MO80PCT
546	133,100.92	7.25000	360	300	4	0	6.00000	32	6	13.25000	2.00000	1.00000	7.25000	80.0000	N	1	LIBOR_6MO	60	Prefund Gr2	A
547	49,189.47	6.95000	360	300	4	36	6.00000	32	6	12.95000	2.00000	1.00000	6.95000	80.0000	N	1	LIBOR_6MO	60	Prefund Gr2	A	HE6MO80PCT
548	113,405.85	7.50000	360	300	3	36	6.00000	33	6	13.50000	2.00000	1.00000	7.50000	80.0000	N	1	LIBOR_6MO	60	Prefund Gr2	A	HE6MO80PCT
549	358,649.12	7.01973	360	300	2	0	6.00000	34	6	13.01973	2.00000	1.00000	7.01973	71.4784	N	1	LIBOR_6MO	60	Prefund Gr2	A
550	607,943.30	7.13713	360	300	2	36	6.00000	34	6	13.13713	2.00000	1.00000	7.13713	80.0000	N	1	LIBOR_6MO	60	Prefund Gr2	A	HE6MO80PCT
551	2,246,326.94	8.01392	360	300	1	0	6.00000	35	6	14.01392	2.00000	1.00000	8.01392	78.7459	N	1	LIBOR_6MO	60	Prefund Gr2	A
552	121,912.73	6.80000	360	300	1	12	6.00000	35	6	12.80000	2.00000	1.00000	6.80000	80.0000	N	1	LIBOR_6MO	60	Prefund Gr2	A	HE2PCT80PCTOPB
553	283,562.84	6.90000	360	300	1	24	6.00000	35	6	12.90000	2.00000	1.00000	6.90000	80.0000	N	1	LIBOR_6MO	60	Prefund Gr2	A	HE6MO80PCT
554	91,145.20	6.85000	360	300	1	36	6.00000	35	6	12.85000	2.00000	1.00000	6.85000	70.0000	N	1	LIBOR_6MO	60	Prefund Gr2	A	HE1PCTPPM
555	1,711,593.01	7.66043	360	300	1	36	6.00000	35	6	13.66043	2.00000	1.00000	7.66043	76.9357	N	1	LIBOR_6MO	60	Prefund Gr2	A	HE6MO80PCT
556	1,354,832.38	7.40513	360	300	0	0	6.00000	36	6	13.40513	2.00000	1.00000	7.40513	77.9711	N	1	LIBOR_6MO	60	Prefund Gr2	A
557	209,450.70	7.70978	360	300	0	36	6.00000	36	6	13.70978	2.00000	1.00000	7.70978	80.0000	N	1	LIBOR_6MO	60	Prefund Gr2	A	HE6MO80PCT
558	71,219.73	7.30000	360	360	7	24	6.00000	17	6	13.30000	2.00000	1.00000	7.30000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
559	75,648.17	8.35871	360	360	6	24	6.00000	18	6	14.35871	2.00000	1.00000	8.35871	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE1PCTPPM
560	140,895.17	7.85000	360	360	6	24	6.00000	18	6	13.85000	2.00000	1.00000	7.85000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE1YR5PCT4YR3PCT
561	293,953.72	8.41818	360	360	6	24	6.00000	18	6	14.41818	2.00000	1.00000	8.41818	93.6096	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
562	599,303.03	8.07653	360	360	5	0	6.00000	19	6	14.07653	2.00000	1.00000	8.07653	94.5207	N	1	LIBOR_6MO	N/A	Prefund Gr2	A
563	240,291.75	7.92000	360	360	5	24	6.00000	19	6	13.92000	2.00000	1.00000	7.92000	68.4900	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE1PCT80PCT
564	70,561.85	9.31818	360	360	5	24	6.00000	19	6	15.31818	2.00000	1.00000	9.31818	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE1PCTPPM
565	38,516.61	8.80000	360	360	5	24	6.00000	19	6	14.80000	2.00000	1.00000	8.80000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE2MO80PCT
566	1,279,172.16	7.68661	360	360	5	24	6.00000	19	6	13.68661	2.00000	1.00000	7.68661	87.3081	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
567	321,654.04	9.01194	360	360	4	0	6.00000	20	6	15.01194	2.00000	1.00000	9.01194	85.7743	N	1	LIBOR_6MO	N/A	Prefund Gr2	A
568	73,217.36	9.95000	360	360	4	24	6.00000	20	6	15.95000	2.00000	1.00000	9.95000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE1PCT80PCT
569	184,382.76	8.86017	360	360	4	24	6.00000	20	6	14.86017	2.00000	1.00000	8.86017	93.6440	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE1PCTPPM
570	113,438.81	8.55000	360	360	4	24	6.00000	20	6	14.55000	2.00000	1.00000	8.55000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE2MO80PCT
571	1,421,059.67	7.91839	360	360	4	24	6.00000	20	6	13.91839	2.00000	1.00000	7.91839	80.8731	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
572	443,163.69	9.75019	360	360	3	0	6.00000	21	6	15.75019	2.00000	1.00000	9.75019	67.6208	N	1	LIBOR_6MO	N/A	Prefund Gr2	A
573	107,009.17	8.66174	360	360	3	24	6.00000	21	6	14.66174	2.00000	1.00000	8.66174	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE1PCT80PCT
574	1,124,809.64	8.04394	360	360	3	24	6.00000	21	6	14.04394	2.00000	1.00000	8.04394	84.9614	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
575	421,284.62	8.23873	360	360	2	0	4.88890	22	6	14.23873	2.00000	1.00000	8.23873	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr2	A
576	231,877.70	7.80000	360	360	2	12	6.00000	22	6	13.80000	2.00000	1.00000	7.80000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
577	49,844.26	7.90000	360	360	2	24	6.00000	22	6	13.90000	2.00000	1.00000	7.90000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE1PCT80PCT
578	1,013,713.88	8.91012	360	360	2	24	6.00000	22	6	14.91012	2.00000	1.00000	8.91012	87.4881	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE1PCTPPM
579	4,320,773.62	7.80534	360	360	2	24	6.00000	22	6	13.80534	2.00000	1.00000	7.80534	86.0993	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
580	13,009,313.77	8.98285	360	360	1	0	6.00000	23	6	14.98285	2.00000	1.00000	8.98285	83.9874	N	1	LIBOR_6MO	N/A	Prefund Gr2	A
581	53,015.98	8.60000	360	360	1	12	6.00000	23	6	14.60000	2.00000	1.00000	8.60000	70.5100	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE1YR3PCT2YR2PCT
582	57,919.77	10.60000	360	360	1	12	6.00000	23	6	16.60000	2.00000	1.00000	10.60000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE2PCT80PCTOPB
583	3,806,594.33	8.99157	360	360	1	12	6.00000	23	6	14.99157	2.00000	1.00000	8.99157	78.6808	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
584	1,004,749.82	9.51046	360	360	1	24	6.00000	23	6	15.51046	2.00000	1.00000	9.51046	90.6052	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE1PCT80PCT
585	965,534.58	9.20250	360	360	1	24	6.00000	23	6	15.20250	2.00000	1.00000	9.20250	86.8571	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE1PCTPPM
586	482,883.43	8.96467	360	360	1	24	6.00000	23	6	14.96467	2.00000	1.00000	8.96467	82.2006	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE1YR5PCT4YR3PCT
587	623,877.09	7.90917	360	360	1	24	6.00000	23	6	13.90917	2.00000	1.00000	7.90917	78.8102	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE2MO
588	28,918.33	8.75000	360	360	1	24	6.00000	23	6	14.75000	2.00000	1.00000	8.75000	57.1400	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE2MO80PCT
589	1,477,902.29	9.22786	360	360	1	24	6.00000	23	6	15.22786	2.00000	1.00000	9.22786	86.2817	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE2PCT80PCTOPB
590	34,501,058.07	8.39016	360	360	1	24	6.00293	23	6	14.39016	2.00000	1.00000	8.39016	82.1133	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
591	2,168,584.43	9.40907	360	360	0	0	6.00000	24	6	15.40907	2.00000	1.00000	9.40907	80.9893	N	1	LIBOR_6MO	N/A	Prefund Gr2	A
592	348,666.55	8.49793	360	360	0	12	6.00000	24	6	14.49793	2.00000	1.00000	8.49793	80.3779	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
593	103,645.11	8.75404	360	360	0	24	6.00000	24	6	14.75404	2.00000	1.00000	8.75404	82.9313	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE1PCT80PCT
594	91,145.20	9.05000	360	360	0	24	6.00000	24	6	15.05000	2.00000	1.00000	9.05000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE2MO
595	218,772.59	9.60417	360	360	0	24	6.00000	24	6	15.60417	2.00000	1.00000	9.60417	80.4561	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE2PCT80PCTOPB
596	4,839,356.23	8.52976	360	360	0	24	6.00000	24	6	14.52976	2.00000	1.00000	8.52976	84.4019	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
597	397,457.08	8.09940	360	360	6	0	6.00000	30	6	14.09940	2.00000	1.00000	8.09940	89.9867	N	1	LIBOR_6MO	N/A	Prefund Gr2	A
598	35,464.90	8.75000	360	360	6	36	6.00000	30	6	14.75000	2.00000	1.00000	8.75000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE1PCTPPM
599	37,649.98	9.65000	360	360	6	36	6.00000	30	6	15.65000	2.00000	1.00000	9.65000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
600	946,535.02	7.45352	360	360	5	0	6.00000	31	6	13.45352	2.00000	1.00000	7.45352	90.1070	N	1	LIBOR_6MO	N/A	Prefund Gr2	A
601	29,435.99	9.25000	360	360	5	36	6.00000	31	6	15.25000	2.00000	1.00000	9.25000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE1PCTPPM
602	88,105.79	7.49222	360	360	5	36	6.00000	31	6	13.49222	2.00000	1.00000	7.49222	84.4203	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
603	591,865.55	7.96564	360	360	4	0	6.00000	32	6	13.96564	2.00000	1.00000	7.96564	83.8254	N	1	LIBOR_6MO	N/A	Prefund Gr2	A
604	428,238.95	7.06938	360	360	4	36	6.00000	32	6	13.06938	2.00000	1.00000	7.06938	86.7303	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
605	421,562.41	7.86512	360	360	3	0	5.70185	33	6	13.86512	2.00000	1.00000	7.86512	85.2064	N	1	LIBOR_6MO	N/A	Prefund Gr2	A
606	127,725.74	8.19544	360	360	3	36	6.00000	33	6	14.19544	2.00000	1.00000	8.19544	88.1524	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE1PCTPPM
607	220,894.93	7.90000	360	360	3	36	6.00000	33	6	13.90000	2.00000	1.00000	7.90000	85.0000	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE2MO
608	132,521.50	7.67244	360	360	3	36	6.00000	33	6	13.67244	2.00000	1.00000	7.67244	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
609	1,082,456.87	7.48366	360	360	2	0	6.00000	34	6	13.48366	2.00000	1.00000	7.48366	90.6504	N	1	LIBOR_6MO	N/A	Prefund Gr2	A
610	30,342.08	8.50000	360	360	2	36	6.00000	34	6	14.50000	2.00000	1.00000	8.50000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE1PCT80PCT
611	608,224.49	8.92067	360	360	2	36	6.00000	34	6	14.92067	2.00000	1.00000	8.92067	88.7708	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE1PCTPPM
612	853,240.47	7.39451	360	360	2	36	6.00000	34	6	13.39451	2.00000	1.00000	7.39451	82.0176	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
613	10,850,504.78	8.71723	360	360	1	0	6.00000	35	6	14.71723	2.00000	1.00000	8.71723	80.8879	N	1	LIBOR_6MO	N/A	Prefund Gr2	A
614	206,381.14	8.89074	360	360	1	12	6.00000	35	6	14.89074	2.00000	1.00000	8.89074	79.8196	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE2PCT80PCTOPB
615	194,031.22	9.47576	360	360	1	24	6.00000	35	6	15.47576	2.00000	1.00000	9.47576	84.2373	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE1PCT80PCT
616	316,299.10	8.93231	360	360	1	36	6.00000	35	6	14.93231	2.00000	1.00000	8.93231	88.1645	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE1PCT80PCT
617	293,306.91	9.70188	360	360	1	36	6.00000	35	6	15.70188	2.00000	1.00000	9.70188	94.2322	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE1PCTPPM
618	29,066.37	9.85000	360	360	1	36	6.00000	35	6	15.85000	2.00000	1.00000	9.85000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE2MO80PCT
619	419,354.04	9.03448	360	360	1	36	6.00000	35	6	15.03448	2.00000	1.00000	9.03448	88.9189	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE2PCT80PCTOPB
620	3,980,091.53	8.04748	360	360	1	36	6.00000	35	6	14.04748	2.00000	1.00000	8.04748	82.4241	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
621	1,327,179.70	8.44556	360	360	0	0	6.00000	36	6	14.44556	2.00000	1.00000	8.44556	79.2890	N	1	LIBOR_6MO	N/A	Prefund Gr2	A
622	69,877.99	8.90000	360	360	0	36	6.00000	36	6	14.90000	2.00000	1.00000	8.90000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE1PCTPPM
623	79,426.53	10.20000	360	360	0	36	6.00000	36	6	16.20000	2.00000	1.00000	10.20000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE2MO
624	52,082.97	9.80000	360	360	0	36	6.00000	36	6	15.80000	2.00000	1.00000	9.80000	90.0000	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE2PCT80PCTOPB
625	188,222.07	7.50906	360	360	0	36	6.00000	36	6	13.50906	2.00000	1.00000	7.50906	71.1796	N	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
626	942,857.08	8.37661	360	480	3	24	6.00000	21	6	14.37661	2.00000	1.00000	8.37661	85.2895	Y	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
627	962,627.36	8.51377	360	480	2	0	6.00000	22	6	14.51377	2.00000	1.00000	8.51377	82.9780	Y	1	LIBOR_6MO	N/A	Prefund Gr2	A
628	389,119.17	7.85081	360	480	2	12	6.00000	22	6	13.85081	2.00000	1.00000	7.85081	85.1171	Y	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
629	2,595,929.44	7.57372	360	480	2	24	6.00000	22	6	13.57372	2.00000	1.00000	7.57372	78.8525	Y	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
630	3,537,846.99	8.71902	360	480	1	0	6.00000	23	6	14.71902	2.00000	1.00000	8.71902	82.9941	Y	1	LIBOR_6MO	N/A	Prefund Gr2	A
631	2,753,213.45	8.14939	360	480	1	12	6.00000	23	6	14.14939	2.00000	1.00000	8.14939	81.2185	Y	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
632	355,961.04	8.28461	360	480	1	24	6.00000	23	6	14.28461	2.00000	1.00000	8.28461	86.0365	Y	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE1PCT80PCT
633	76,534.82	8.25000	360	480	1	24	6.00000	23	6	14.25000	2.00000	1.00000	8.25000	90.0000	Y	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE2PCT80PCTOPB
634	16,789,953.92	8.00003	360	480	1	24	6.00000	23	6	14.00003	2.00000	1.00000	8.00003	83.9173	Y	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
635	1,864,879.95	9.01765	360	480	0	0	6.00000	24	6	15.01765	2.00000	1.00000	9.01765	85.1670	Y	1	LIBOR_6MO	N/A	Prefund Gr2	A
636	1,068,052.94	8.20244	360	480	0	12	6.00000	24	6	14.20244	2.00000	1.00000	8.20244	84.5272	Y	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
637	4,983,669.95	7.96407	360	480	0	24	6.00000	24	6	13.96407	2.00000	1.00000	7.96407	83.5562	Y	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
638	303,128.31	7.77229	360	480	2	0	6.00000	34	6	13.77229	2.00000	1.00000	7.77229	78.7365	Y	1	LIBOR_6MO	N/A	Prefund Gr2	A
639	409,669.74	7.90000	360	480	2	36	6.00000	34	6	13.90000	2.00000	1.00000	7.90000	89.4700	Y	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
640	3,771,556.47	8.14413	360	480	1	0	6.00000	35	6	14.14413	2.00000	1.00000	8.14413	85.1187	Y	1	LIBOR_6MO	N/A	Prefund Gr2	A
641	116,382.70	9.30000	360	480	1	24	6.00000	35	6	15.30000	2.00000	1.00000	9.30000	90.0000	Y	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
642	1,252,074.74	7.43528	360	480	1	36	6.00000	35	6	13.43528	2.00000	1.00000	7.43528	77.8226	Y	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
643	1,514,649.94	8.61064	360	480	0	0	6.00000	36	6	14.61064	2.00000	1.00000	8.61064	84.2036	Y	1	LIBOR_6MO	N/A	Prefund Gr2	A
644	213,154.38	8.50000	360	480	0	12	6.00000	36	6	14.50000	2.00000	1.00000	8.50000	85.0000	Y	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
645	627,889.14	8.11369	360	480	0	36	6.00000	36	6	14.11369	2.00000	1.00000	8.11369	79.2966	Y	1	LIBOR_6MO	N/A	Prefund Gr2	A	HE6MO80PCT
646	55,397.99	8.30000	180	120	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	65.0000	N	1		60	Prefund Gr2	F	HE6MO80PCT
647	55,282.98	6.95000	180	180	1	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	73.2500	N	1		N/A	Prefund Gr2	F
648	29,888.60	8.45000	180	180	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	55.0000	N	1		N/A	Prefund Gr2	F	HE6MO80PCT
649	84,145.30	7.42652	240	240	2	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	72.9169	N	1		N/A	Prefund Gr2	F
650	168,532.29	7.58074	240	240	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	79.3721	N	1		N/A	Prefund Gr2	F	HE6MO80PCT
651	246,670.74	7.99000	360	300	0	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	58.4600	N	1		60	Prefund Gr2	F	HE1PCT80PCT
652	188,945.44	7.27744	360	300	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	75.4289	N	1		60	Prefund Gr2	F	HE6MO80PCT
653	3,180,192.15	8.21011	360	360	2	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	80.8817	N	1		N/A	Prefund Gr2	F
654	336,121.81	9.15077	360	360	2	12	N/A	N/A	N/A	N/A	N/A	N/A	N/A	83.2510	N	1		N/A	Prefund Gr2	F	HE6MO80PCT
655	38,169.82	8.25000	360	360	1	24	N/A	N/A	N/A	N/A	N/A	N/A	N/A	90.0000	N	1		N/A	Prefund Gr2	F	HE1PCTPPM
656	364,725.69	9.71140	360	360	1	24	N/A	N/A	N/A	N/A	N/A	N/A	N/A	79.8116	N	1		N/A	Prefund Gr2	F	HE6MO80PCT
657	35,385.60	8.90000	360	360	3	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	70.0000	N	1		N/A	Prefund Gr2	F	HE1PCT80PCT
658	673,802.87	9.14342	360	360	2	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	87.9075	N	1		N/A	Prefund Gr2	F	HE1PCTPPM
659	92,350.82	8.47500	360	360	0	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	70.9300	N	1		N/A	Prefund Gr2	F	HE2MO
660	41,838.68	9.50000	360	360	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	70.0000	N	1		N/A	Prefund Gr2	F	HE2MO80PCT
661	138,422.03	8.73019	360	360	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	70.7528	N	1		N/A	Prefund Gr2	F	HE2PCTPPM
662	3,305,544.06	8.01512	360	360	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	74.1423	N	1		N/A	Prefund Gr2	F	HE6MO80PCT
663	421,158.07	7.28051	360	480	2	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	74.0353	Y	1		N/A	Prefund Gr2	F
664	104,145.86	9.37918	360	480	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	81.6452	Y	1		N/A	Prefund Gr2	F	HE1PCTPPM
665	1,427,226.93	7.51133	360	480	1	36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	75.4350	Y	1		N/A	Prefund Gr2	F	HE6MO80PCT
666	4,906,949.82	10.96501	360	360	4	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	99.9986	N	2		N/A	Prefund Gr2	F

Note: 40 year loans amortize on a 40 year schedule for 10 years and then switch to a 20 year amortization schedule for the remaining 20 years of the loan term.

II-1

ANNEX III

COLLATERAL STATISTICS

DESCRIPTION OF THE TOTAL COLLATERAL

Collateral Summary
Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics		Range (if applicable)

Number of Mortgage Loans	4,792

Aggregate Current Principal Balance	$1,000,000,567
Average Current Principal Balance	$208,681		$19,907 to $959,259

Aggregate Original Principal Balance	$1,000,555,302
Average Original Principal Balance	$208,797		$20,200 to $960,000

Fully Amortizing Mortgage Loans	100.00%

1st Lien	98.98%

Weighted Avg. Gross Coupon	8.337%		6.000% to 12.750%

Weighted Avg. Original Term (months)	359		180 to 360
Weighted Avg. Remaining Term (months)	358		173 to 360

Weighted Avg. Margin(ARM Loans Only)	5.998%		3.750% to 7.125%

Weighted Avg. Maximum Rate (ARM Loans Only)	14.317%		12.000% to 18.575%

Weighted Avg. Minimum Rate (ARM Loans Only)	8.317%		6.000% to 12.575%

Weighted Avg. Original LTV (1)	82.45%		17.94% to 100.00%

Weighted Avg. Borrower FICO	618		500 to 813

Geographic Distribution (Top 5)	CA	32.26%
	FL	13.55%
	IL	6.51%
	AZ	6.20%
	OH	5.03%
(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

III-1

DESCRIPTION OF THE TOTAL COLLATERAL

Collateral Type
COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2/6 MONTH LIBOR	1,874	367,040,361.02	36.70	359	40.11	8.676	602	83.37
2/6 MONTH LIBOR - 40yr	482	143,120,883.09	14.31	359	41.92	8.167	617	83.45
2/6 MONTH LIBOR -2 YR IO	1	236,250.00	0.02	354	40.00	6.200	693	75.00
2/6 MONTH LIBOR -5 YR IO	528	162,815,647.98	16.28	358	41.03	7.718	666	79.76
3/6 MONTH LIBOR	784	147,323,962.04	14.73	359	39.61	8.477	601	83.30
3/6 MONTH LIBOR - 40yr	159	43,124,661.52	4.31	359	41.70	8.040	612	83.06
3/6 MONTH LIBOR -5 YR IO	116	31,203,061.82	3.12	358	40.50	7.542	663	77.30
FIXED RATE	776	88,060,016.06	8.81	352	39.84	8.666	609	82.86
FIXED RATE - 40yr	58	13,384,331.50	1.34	359	39.44	7.703	617	78.90
FIXED RATE - IO	14	3,691,392.08	0.37	353	38.30	7.780	654	76.02
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45
[1] Original LTV if first lien, combined LTV if second lien.
Principal Balances at Origination*
RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	REMAINING TERM TO MATURITY (months)*	DEBT-TO-INCOME (%)*	GROSS COUPON (%)*	FICO*	OLTV[1] (%)
0.01 - 50,000.00	99	3,563,657.00	0.36	352	39.54	11.135	659	100.00
50,000.01 - 100,000.00	1,007	78,998,035.00	7.90	356	37.73	9.067	608	85.81
100,000.01 - 150,000.00	913	114,054,093.00	11.40	357	38.60	8.713	603	82.28
150,000.01 - 200,000.00	804	140,837,007.00	14.08	359	40.00	8.459	613	81.66
200,000.01 - 250,000.00	567	127,166,855.00	12.71	358	39.97	8.285	617	81.18
250,000.01 - 300,000.00	404	110,639,201.00	11.06	358	40.76	8.316	620	82.44
300,000.01 - 350,000.00	278	89,896,586.00	8.98	358	40.94	8.144	624	81.27
350,000.01 - 400,000.00	216	80,847,044.00	8.08	359	40.99	8.121	628	82.66
400,000.01 - 450,000.00	174	74,301,977.00	7.43	359	42.28	8.038	625	82.33
450,000.01 - 500,000.00	131	62,226,338.00	6.22	359	41.85	8.029	621	82.35
500,000.01 - 550,000.00	73	38,314,125.00	3.83	359	42.26	7.961	625	83.73
550,000.01 - 600,000.00	49	28,242,628.00	2.82	359	43.18	7.893	613	82.72
600,000.01 - 650,000.00	45	28,309,584.00	2.83	359	42.17	8.014	621	83.04
650,000.01 - 700,000.00	15	10,065,272.00	1.01	359	44.01	8.206	643	82.32
700,000.01 - 750,000.00	9	6,515,650.00	0.65	359	44.06	7.723	631	80.48
750,000.01 - 800,000.00	4	3,083,500.00	0.31	359	33.55	7.815	663	82.07
800,000.01 - 850,000.00	2	1,678,750.00	0.17	358	45.51	7.801	574	87.26
850,000.01 - 900,000.00	1	855,000.00	0.09	359	47.00	11.200	613	88.14
950,000.01 - 1,000,000.00	1	960,000.00	0.10	359	40.00	7.300	602	80.00
Total:	4,792	1,000,555,302.00	100.00	358	40.49	8.337	618	82.45
1 Original LTV if first lien, combined LTV if second lien.

*Based on the original balances of the Mortgage Loans.

III-2

DESCRIPTION OF THE TOTAL COLLATERAL

Principal Balance as of the Cut-Off Date
RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
0.01 - 50,000.00	99	3,556,748.74	0.36	352	39.54	11.135	659	100.00
50,000.01 - 100,000.00	1,007	78,919,347.59	7.89	356	37.73	9.067	608	85.81
100,000.01 - 150,000.00	913	113,975,376.58	11.40	357	38.60	8.713	603	82.28
150,000.01 - 200,000.00	804	140,767,249.14	14.08	359	40.00	8.460	613	81.66
200,000.01 - 250,000.00	567	127,101,592.88	12.71	358	39.97	8.285	617	81.18
250,000.01 - 300,000.00	404	110,584,109.92	11.06	358	40.76	8.316	620	82.44
300,000.01 - 350,000.00	279	90,209,805.24	9.02	358	40.97	8.144	625	81.29
350,000.01 - 400,000.00	215	80,465,764.38	8.05	359	40.96	8.121	628	82.65
400,000.01 - 450,000.00	174	74,272,723.47	7.43	359	42.28	8.038	625	82.33
450,000.01 - 500,000.00	132	62,689,257.09	6.27	359	41.84	8.018	621	82.33
500,000.01 - 550,000.00	72	37,784,584.00	3.78	359	42.27	7.979	625	83.78
550,000.01 - 600,000.00	49	28,227,076.63	2.82	359	43.18	7.893	613	82.72
600,000.01 - 650,000.00	45	28,296,848.94	2.83	359	42.17	8.014	621	83.04
650,000.01 - 700,000.00	15	10,063,516.97	1.01	359	44.01	8.206	643	82.32
700,000.01 - 750,000.00	9	6,513,363.43	0.65	359	44.06	7.723	631	80.48
750,000.01 - 800,000.00	4	3,082,772.28	0.31	359	33.55	7.815	663	82.08
800,000.01 - 850,000.00	2	1,676,463.16	0.17	358	45.51	7.801	574	87.27
850,000.01 - 900,000.00	1	854,708.16	0.09	359	47.00	11.200	613	88.14
950,000.01 - 1,000,000.00	1	959,258.51	0.10	359	40.00	7.300	602	80.00
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45
1 Original LTV if first lien, combined LTV if second lien.

Remaining Term to Maturity
RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
121 - 180	19	2,451,550.28	0.25	179	37.23	8.212	618	73.25
181 - 240	19	2,553,328.76	0.26	239	40.83	7.841	631	79.14
301 - 360	4,754	994,995,688.07	99.50	359	40.50	8.339	618	82.48
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45
1 Original LTV if first lien, combined LTV if second lien.

III-3

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rates
RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
6.000 - 6.499	30	8,244,454.27	0.82	358	38.42	6.311	634	72.98
6.500 - 6.999	283	80,372,269.59	8.04	358	41.26	6.816	638	77.50
7.000 - 7.499	531	136,993,005.67	13.70	358	40.95	7.245	632	79.51
7.500 - 7.999	894	222,934,768.46	22.29	358	40.90	7.754	626	80.20
8.000 - 8.499	711	148,424,530.72	14.84	357	41.38	8.237	614	81.98
8.500 - 8.999	784	158,688,514.24	15.87	359	39.92	8.735	612	84.06
9.000 - 9.499	480	86,989,028.25	8.70	359	39.64	9.235	601	85.68
9.500 - 9.999	485	82,100,346.36	8.21	359	39.70	9.716	600	87.82
10.000 - 10.499	219	33,236,214.12	3.32	358	38.20	10.207	601	88.60
10.500 - 10.999	179	21,475,517.80	2.15	359	39.07	10.729	603	88.04
11.000 - 11.499	108	11,604,676.19	1.16	358	42.18	11.223	604	89.68
11.500 - 11.999	45	5,066,419.39	0.51	355	39.50	11.682	597	90.60
12.000 - 12.499	40	3,299,166.09	0.33	357	35.19	12.160	599	92.52
12.500 - 12.999	3	571,655.96	0.06	359	53.88	12.571	518	62.00
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45
1 Original LTV if first lien, combined LTV if second lien.

Original Loan-to-Value Ratios(1)
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[2] (%)
<= 25.00	4	476,919.61	0.05	360	33.47	8.675	594	22.67
25.01 - 30.00	6	1,077,746.62	0.11	359	37.83	8.574	590	26.86
30.01 - 35.00	11	1,790,096.07	0.18	338	37.22	8.302	597	32.87
35.01 - 40.00	15	2,353,519.29	0.24	359	35.53	7.712	606	37.98
40.01 - 45.00	15	2,015,470.68	0.20	350	39.56	8.049	586	42.64
45.01 - 50.00	33	5,603,612.26	0.56	359	41.12	8.119	584	47.97
50.01 - 55.00	27	4,741,612.93	0.47	357	35.98	8.172	597	53.39
55.01 - 60.00	56	11,587,845.23	1.16	355	38.91	7.901	596	58.11
60.01 - 65.00	116	24,778,093.61	2.48	358	41.00	8.074	593	63.60
65.01 - 70.00	156	33,697,046.96	3.37	358	41.61	7.807	590	68.93
70.01 - 75.00	295	63,968,360.62	6.40	357	42.35	8.236	582	73.99
75.01 - 80.00	1,584	394,846,642.63	39.48	358	41.45	7.883	639	79.84
80.01 - 85.00	501	103,394,742.11	10.34	358	39.58	8.390	591	84.51
85.01 - 90.00	1,265	233,832,804.63	23.38	358	38.88	8.727	606	89.78
90.01 - 95.00	439	94,209,632.46	9.42	359	40.56	9.161	624	94.79
95.01 - 100.00	269	21,626,421.40	2.16	356	39.37	10.410	664	100.00
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45

(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

2 Original LTV if first lien, combined LTV if second lien.

III-4

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score at Origination
RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
500 - 519	227	39,687,230.28	3.97	357	42.28	9.105	509	78.71
520 - 539	321	61,092,869.18	6.11	358	41.38	8.884	530	79.96
540 - 559	422	82,100,078.65	8.21	358	40.43	8.675	551	82.29
560 - 579	382	78,116,024.90	7.81	358	40.65	8.525	569	82.44
580 - 599	493	103,327,354.47	10.33	359	41.61	8.173	589	82.78
600 - 619	643	130,791,875.81	13.08	358	40.22	8.286	609	82.66
620 - 639	779	171,305,149.75	17.13	358	40.81	8.213	629	82.75
640 - 659	519	108,373,954.53	10.84	357	39.84	8.249	650	82.92
660 - 679	357	76,749,039.93	7.67	359	39.50	8.216	668	83.86
680 - 699	305	69,253,644.57	6.93	358	40.05	7.978	688	82.28
700 - 719	160	36,086,330.18	3.61	357	39.86	8.091	709	82.24
720 - 739	75	19,883,493.51	1.99	357	39.72	7.898	729	83.22
740 - 759	61	13,875,697.46	1.39	359	37.82	8.368	749	83.67
760 - 779	33	6,811,499.97	0.68	359	38.62	8.285	769	85.36
780 - 799	9	1,578,570.23	0.16	359	36.60	7.942	786	83.78
800 - 819	6	967,753.69	0.10	358	40.49	9.105	807	88.56
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45
1 Original LTV if first lien, combined LTV if second lien.

Debt-to-Income Ratio
RANGE OF DEBT-TO-INCOME RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
<= 20.00	235	42,054,084.96	4.21	357	14.07	8.584	627	84.75
20.01 - 25.00	201	36,513,313.98	3.65	357	23.33	8.551	624	82.09
25.01 - 30.00	375	63,705,221.94	6.37	358	28.31	8.439	623	81.57
30.01 - 35.00	498	93,986,958.11	9.40	358	33.12	8.356	613	82.42
35.01 - 40.00	776	156,073,456.21	15.61	359	38.25	8.327	621	82.24
40.01 - 45.00	1,129	244,673,928.64	24.47	358	43.17	8.249	622	82.72
45.01 - 50.00	1,468	340,092,872.86	34.01	358	48.16	8.315	615	83.24
50.01 - 55.00	110	22,900,730.41	2.29	357	53.27	8.522	561	68.19
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45
1 Original LTV if first lien, combined LTV if second lien.

III-5

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution
STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
California	902	322,607,539.81	32.26	359	41.83	7.971	629	80.61
Florida	736	135,476,660.67	13.55	358	39.56	8.509	625	83.02
Illinois	309	65,100,431.92	6.51	358	40.78	8.520	617	83.06
Arizona	338	62,046,926.54	6.20	357	40.51	8.315	624	80.97
Ohio	495	50,327,236.50	5.03	356	38.29	8.716	592	87.23
New York	133	42,423,624.59	4.24	359	41.38	8.093	622	81.63
Maryland	171	40,438,140.08	4.04	358	40.95	7.895	597	80.01
New Jersey	143	37,022,413.52	3.70	357	40.72	8.378	602	81.30
Texas	202	26,072,589.61	2.61	355	38.00	8.928	608	84.00
Nevada	90	24,053,330.19	2.41	359	39.63	8.439	630	82.52
Michigan	149	19,147,832.02	1.91	359	40.10	8.935	592	86.47
Utah	102	17,928,986.58	1.79	355	38.92	8.535	631	84.37
Missouri	153	17,916,811.73	1.79	359	39.17	9.211	596	87.18
Colorado	70	14,436,440.90	1.44	356	42.16	8.286	614	84.62
Massachusetts	53	13,390,204.48	1.34	359	38.20	8.142	604	82.25
Washington	61	12,697,846.83	1.27	359	39.48	8.418	612	83.63
Pennsylvania	85	12,130,136.10	1.21	359	38.72	8.504	590	83.97
Minnesota	48	10,470,513.84	1.05	359	40.43	8.589	616	83.85
Wisconsin	69	8,846,784.73	0.88	359	41.05	9.145	602	86.50
Indiana	84	7,369,039.65	0.74	359	35.87	8.988	612	88.64
Hawaii	25	7,333,821.07	0.73	359	42.34	7.901	643	80.01
Connecticut	35	7,100,209.13	0.71	359	38.54	8.932	601	84.62
Tennessee	36	4,329,367.82	0.43	357	38.71	9.413	588	90.24
New Mexico	30	4,239,032.07	0.42	359	37.72	9.088	593	83.52
North Carolina	26	3,268,809.64	0.33	359	37.27	9.138	594	84.43
Rhode Island	14	2,979,366.84	0.30	359	43.22	8.844	608	81.71
Louisiana	25	2,779,519.38	0.28	359	38.88	8.974	606	84.63
Oklahoma	26	2,623,448.37	0.26	355	38.84	9.310	599	88.75
Maine	15	2,285,414.50	0.23	358	41.12	8.295	600	81.31
Kentucky	20	2,238,241.83	0.22	354	42.83	8.788	592	86.24
Nebraska	19	2,198,212.03	0.22	359	37.63	9.009	611	88.20
Alabama	14	2,108,544.13	0.21	359	41.15	8.871	566	86.86
Iowa	19	2,019,127.07	0.20	359	32.38	8.982	578	86.78
Kansas	17	1,950,079.09	0.20	357	41.82	9.093	562	84.97
Idaho	12	1,929,077.34	0.19	360	38.21	8.452	632	83.19
Georgia	10	1,848,115.01	0.18	358	37.90	8.823	573	83.51
New Hampshire	7	1,847,447.41	0.18	359	34.45	8.804	596	83.78
Oregon	8	1,628,523.33	0.16	359	40.46	7.709	638	81.00
Delaware	10	1,457,322.88	0.15	359	40.17	9.264	564	72.73
South Carolina	9	1,329,062.14	0.13	359	41.51	9.541	551	86.93
Mississippi	10	1,149,294.70	0.11	357	37.77	8.537	594	87.44
Alaska	4	650,687.75	0.07	359	38.41	9.283	597	85.37
Arkansas	5	495,055.42	0.05	359	41.33	9.825	537	79.81
South Dakota	2	193,324.33	0.02	358	31.83	8.702	607	89.58
Wyoming	1	115,973.54	0.01	359	44.00	8.780	622	80.00
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45
1 Original LTV if first lien, combined LTV if second lien.

III-6

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status
OCCUPANCY STATUS*	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Owner Occupied	4,082	894,240,453.25	89.42	358	41.30	8.260	615	81.95
Non-Owner Occupied	659	95,648,499.23	9.56	358	33.06	9.041	642	86.85
Second Home	51	10,111,614.63	1.01	355	39.39	8.480	645	84.52
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45
1 Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

Documentation Type
INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Full Documentation	2,772	542,697,692.58	54.27	358	40.15	8.103	601	82.07
Limited Documentation	349	81,392,054.22	8.14	357	38.10	8.186	619	82.93
Stated Documentation	1,671	375,910,820.31	37.59	358	41.50	8.708	642	82.89
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45
1 Original LTV if first lien, combined LTV if second lien.

Loan Purpose
PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Refinance-Debt Consolidation Cash Out**	2,283	497,183,411.86	49.72	358	40.66	8.291	594	80.76
Purchase	2,298	468,396,110.45	46.84	359	40.42	8.385	644	84.28
Refinance-Debt Consolidation No Cash Out***	211	34,421,044.80	3.44	355	38.99	8.362	599	81.96
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45
1 Original LTV if first lien, combined LTV if second lien.

** Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

*** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

III-7

DESCRIPTION OF THE TOTAL COLLATERAL

Credit Grade
RISK CATEGORY	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1	3,693	771,482,162.24	77.15	358	40.42	8.230	630	83.13
2	764	160,243,053.52	16.02	358	40.38	8.513	584	82.61
3	178	35,939,546.79	3.59	358	39.50	8.992	562	78.24
4	130	27,130,715.72	2.71	359	43.54	9.019	557	70.95
5	27	5,205,088.84	0.52	359	44.56	10.744	543	65.99
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45
1 Original LTV if first lien, combined LTV if second lien.

Property Type
PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Single Family	3,530	727,683,726.82	72.77	358	40.60	8.325	614	82.31
Pud	501	118,472,548.25	11.85	358	41.20	8.350	620	82.78
Two-to-Four Family	377	82,753,782.06	8.28	359	39.55	8.331	628	81.98
Condominium	364	66,584,551.50	6.66	359	39.17	8.483	639	83.89
Pud Attached	15	3,380,889.86	0.34	359	40.26	7.843	632	83.27
Single Family Attached	5	1,125,068.62	0.11	359	40.21	7.904	671	81.42
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45
1 Original LTV if first lien, combined LTV if second lien.

Prepayment Charge Term
PREPAYMENT CHARGE TERM AT ORIGINATION (MONTHS)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
No Prepayment Penalty	1,689	340,191,231.13	34.02	358	40.35	8.639	619	82.99
12 Months	188	54,330,849.49	5.43	359	41.22	8.422	627	81.25
24 Months	2,195	487,153,415.31	48.72	359	40.70	8.170	618	82.49
36 Months	720	118,325,071.18	11.83	356	39.68	8.119	609	81.25
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45
1 Original LTV if first lien, combined LTV if second lien.

Conforming Balances
CONFORMING BALANCE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Conforming	4,360	784,896,589.45	78.49	358	39.96	8.414	616	82.31
Non-Conforming	432	215,103,977.66	21.51	359	42.42	8.056	624	82.94
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45
1 Original LTV if first lien, combined LTV if second lien.

III-8

DESCRIPTION OF THE TOTAL COLLATERAL

Maximum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
12.000 - 12.499	27	7,917,316.19	0.88	358	38.54	6.313	634	72.94
12.500 - 12.999	259	75,273,398.48	8.41	359	41.43	6.812	638	77.63
13.000 - 13.499	437	118,591,423.48	13.25	359	41.01	7.243	633	79.63
13.500 - 13.999	765	201,543,116.69	22.52	359	40.99	7.756	628	80.54
14.000 - 14.499	570	131,423,527.72	14.69	358	41.54	8.237	617	82.07
14.500 - 14.999	685	145,344,699.97	16.24	359	40.01	8.737	614	84.36
15.000 - 15.499	418	79,749,128.00	8.91	359	39.75	9.237	601	85.84
15.500 - 15.999	417	74,701,507.23	8.35	359	39.55	9.718	599	87.87
16.000 - 16.499	169	28,632,426.68	3.20	359	38.41	10.204	599	88.78
16.500 - 16.999	118	17,741,313.46	1.98	359	39.19	10.732	593	86.40
17.000 - 17.499	51	8,617,426.76	0.96	359	42.97	11.188	589	86.60
17.500 - 17.999	16	3,114,791.53	0.35	359	37.94	11.655	567	84.72
18.000 - 18.499	10	1,663,890.28	0.19	359	30.64	12.236	567	85.17
18.500 - 18.999	2	550,861.00	0.06	359	54.44	12.564	515	60.56
Total:	3,944	894,864,827.47	100.00	359	40.58	8.317	618	82.49
• [1]Original LTV if first lien, combined LTV if second lien
Minimum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
6.000 - 6.499	27	7,917,316.19	0.88	358	38.54	6.313	634	72.94
6.500 - 6.999	259	75,273,398.48	8.41	359	41.43	6.812	638	77.63
7.000 - 7.499	437	118,591,423.48	13.25	359	41.01	7.243	633	79.63
7.500 - 7.999	765	201,543,116.69	22.52	359	40.99	7.756	628	80.54
8.000 - 8.499	570	131,423,527.72	14.69	358	41.54	8.237	617	82.07
8.500 - 8.999	685	145,344,699.97	16.24	359	40.01	8.737	614	84.36
9.000 - 9.499	418	79,749,128.00	8.91	359	39.75	9.237	601	85.84
9.500 - 9.999	417	74,701,507.23	8.35	359	39.55	9.718	599	87.87
10.000 - 10.499	169	28,632,426.68	3.20	359	38.41	10.204	599	88.78
10.500 - 10.999	118	17,741,313.46	1.98	359	39.19	10.732	593	86.40
11.000 - 11.499	51	8,617,426.76	0.96	359	42.97	11.188	589	86.60
11.500 - 11.999	16	3,114,791.53	0.35	359	37.94	11.655	567	84.72
12.000 - 12.499	10	1,663,890.28	0.19	359	30.64	12.236	567	85.17
12.500 - 12.999	2	550,861.00	0.06	359	54.44	12.564	515	60.56
Total:	3,944	894,864,827.47	100.00	359	40.58	8.317	618	82.49
•  1Original LTV if first lien, combined LTV if second lien
•
Gross Margins of the Adjustable-Rate Loans
RANGE OF GROSS MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
3.750 - 3.999	2	605,468.18	0.07	356	44.36	7.504	580	91.46
4.000 - 4.249	2	615,632.52	0.07	358	29.94	8.202	570	90.00
6.000 - 6.249	3,935	892,887,625.61	99.78	359	40.58	8.317	618	82.48
6.750 - 6.999	1	279,801.86	0.03	359	45.00	7.737	633	80.00
7.000 - 7.249	4	476,299.30	0.05	359	44.41	9.085	645	87.22
Total:	3,944	894,864,827.47	100.00	359	40.58	8.317	618	82.49
1 Original LTV if first lien, combined LTV if second lien.

III-9

DESCRIPTION OF THE TOTAL COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans
NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
August 1, 2007	2	242,302.99	0.03	353	35.66	7.925	646	93.91
September 1, 2007	22	3,920,711.45	0.44	354	39.25	8.055	603	88.91
October 1, 2007	47	9,435,487.84	1.05	355	39.43	7.786	607	87.07
November 1, 2007	40	8,381,883.83	0.94	356	36.86	8.100	584	85.13
December 1, 2007	49	10,172,204.76	1.14	357	40.19	8.273	592	84.24
January 1, 2008	296	67,691,479.22	7.56	358	40.33	7.963	620	82.70
February 1, 2008	2,064	486,701,586.00	54.39	359	40.95	8.391	622	82.19
March 1, 2008	365	86,667,486.00	9.68	360	40.37	8.414	624	82.92
September 1, 2008	8	1,540,151.88	0.17	354	37.73	8.333	611	91.98
October 1, 2008	22	4,462,417.51	0.50	355	39.75	7.679	584	89.41
November 1, 2008	19	4,546,985.68	0.51	356	38.86	7.710	582	86.72
December 1, 2008	26	4,759,452.12	0.53	357	38.23	7.982	595	85.07
January 1, 2009	122	22,435,189.22	2.51	358	41.50	8.000	601	83.36
February 1, 2009	719	150,835,424.97	16.86	359	39.90	8.327	614	81.73
March 1, 2009	143	33,072,064.00	3.70	360	40.97	8.322	618	82.51
Total:	3,944	894,864,827.47	100.00	359	40.58	8.317	618	82.49
1 Original LTV if first lien, combined LTV if second lien.

Initial Periodic Rate Cap of the Adjustable-Rate Loans
INITIAL PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2.000	3,944	894,864,827.47	100.00	359	40.58	8.317	618	82.49
Total:	3,944	894,864,827.47	100.00	359	40.58	8.317	618	82.49
1 Original LTV if first lien, combined LTV if second lien.

Periodic Rate Cap of the Adjustable-Rate Loans
PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1.000	3,944	894,864,827.47	100.00	359	40.58	8.317	618	82.49
Total:	3,944	894,864,827.47	100.00	359	40.58	8.317	618	82.49
1 Original LTV if first lien, combined LTV if second lien.

Historical Delinquency of the Mortgage Loans Since Origination
STATUS	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1 x 30	72	11,038,838.32	1.10	355	40.46	8.431	582	85.84
Never Delinquent	4,720	988,961,728.79	98.90	358	40.49	8.336	618	82.41
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45

III-10

DESCRIPTION OF THE GROUP I COLLATERAL

Collateral Summary
Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics		Range (if applicable)

Number of Mortgage Loans	2,983

Aggregate Current Principal Balance	$549,886,610
Average Current Principal Balance	$184,340		$19,907 to $618,068

Aggregate Original Principal Balance	$550,195,032
Average Original Principal Balance	$184,444		$20,200 to $618,300

Fully Amortizing Mortgage Loans	100.00%

1st Lien	100.00%

Weighted Avg. Gross Coupon	8.393%		6.000% to 12.750%

Weighted Avg. Original Term (months)	359		180 to 360
Weighted Avg. Remaining Term (months)	358		173 to 360

Weighted Avg. Margin(ARM Loans Only)	5.998%		3.750% to 7.125%

Weighted Avg. Maximum Rate (ARM Loans Only)	14.410%		12.000% to 18.550%

Weighted Avg. Minimum Rate (ARM Loans Only)	8.410%		6.000% to 12.550%

Weighted Avg. Original LTV (1)	82.45%		17.94% to 100.00%

Weighted Avg. Borrower FICO	612		500 to 813

Geographic Distribution (Top 5):	CA	22.99%
	FL	12.04%
	IL	8.30%
	OH	6.98%
	AZ	6.28%
(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

III-11

DESCRIPTION OF THE GROUP I COLLATERAL

Collateral Type
COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV1 (%)
2/6 MONTH LIBOR	1,227	208,486,864.24	37.91	359	39.32	8.764	601	83.52
2/6 MONTH LIBOR - 40yr	278	67,805,866.61	12.33	359	41.65	8.209	617	83.57
2/6 MONTH LIBOR -2 YR IO	1	236,250.00	0.04	354	40.00	6.200	693	75.00
2/6 MONTH LIBOR -5 YR IO	219	61,494,191.84	11.18	358	41.83	7.670	661	79.02
3/6 MONTH LIBOR	555	97,479,359.20	17.73	359	39.16	8.527	601	83.40
3/6 MONTH LIBOR - 40yr	108	26,103,386.07	4.75	359	41.45	7.988	610	82.82
3/6 MONTH LIBOR -5 YR IO	61	16,104,841.82	2.93	358	41.57	7.506	655	76.66
FIXED RATE	482	60,167,097.10	10.94	350	39.87	8.385	601	81.30
FIXED RATE - 40yr	42	9,335,535.32	1.70	359	39.12	7.765	612	80.38
FIXED RATE - IO	10	2,673,218.00	0.49	358	39.36	7.791	648	79.94
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45
[1]Original LTV if a first lien, Combined LTV if a second lien.

Principal Balances at Origination*
RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	REMAINING TERM TO MATURITY (months)*	DEBT-TO-INCOME (%)*	GROSS COUPON (%)*	FICO*	OLTV[1] (%)
0.01 - 50,000.00	31	929,728.00	0.17	343	42.69	11.139	656	100.00
50,000.01 - 100,000.00	735	58,825,139.00	10.69	356	37.70	8.945	603	85.05
100,000.01 - 150,000.00	648	80,505,247.00	14.63	357	39.27	8.706	601	82.70
150,000.01 - 200,000.00	509	89,206,886.00	16.21	358	40.36	8.470	605	82.37
200,000.01 - 250,000.00	319	71,164,504.00	12.93	357	39.90	8.279	606	80.88
250,000.01 - 300,000.00	208	57,064,509.00	10.37	358	40.06	8.384	605	82.19
300,000.01 - 350,000.00	242	78,403,640.00	14.25	358	40.71	8.136	625	81.56
350,000.01 - 400,000.00	204	76,387,004.00	13.88	359	41.21	8.112	630	82.65
400,000.01 - 450,000.00	66	27,326,425.00	4.97	359	41.88	7.922	624	82.27
450,000.01 - 500,000.00	15	7,112,300.00	1.29	359	40.59	8.077	608	81.52
500,000.01 - 550,000.00	4	2,061,350.00	0.37	358	42.39	8.342	634	88.78
550,000.01 - 600,000.00	1	590,000.00	0.11	359	43.00	7.000	564	69.41
600,000.01 - 650,000.00	1	618,300.00	0.11	359	36.00	7.050	687	90.00
Total:	2,983	550,195,032.00	100.00	358	40.08	8.393	612	82.45
1 Original LTV if first lien, combined LTV if second lien.

*Based on the original balances of the Mortgage Loans.

III-12

DESCRIPTION OF THE GROUP I COLLATERAL

Principal Balance as of the Cut-Off Date
RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
0.01 - 50,000.00	31	927,563.88	0.17	343	42.69	11.138	656	100.00
50,000.01 - 100,000.00	735	58,771,289.66	10.69	356	37.70	8.945	603	85.05
100,000.01 - 150,000.00	648	80,450,834.66	14.63	357	39.27	8.706	601	82.70
150,000.01 - 200,000.00	509	89,159,247.55	16.21	358	40.36	8.470	605	82.37
200,000.01 - 250,000.00	319	71,121,339.91	12.93	357	39.90	8.279	606	80.88
250,000.01 - 300,000.00	208	57,035,674.46	10.37	358	40.06	8.384	605	82.19
300,000.01 - 350,000.00	243	78,724,127.20	14.32	358	40.74	8.137	625	81.57
350,000.01 - 400,000.00	203	76,007,959.71	13.82	359	41.18	8.112	630	82.64
400,000.01 - 450,000.00	66	27,313,502.69	4.97	359	41.88	7.922	624	82.27
450,000.01 - 500,000.00	15	7,108,275.10	1.29	359	40.59	8.077	608	81.52
500,000.01 - 550,000.00	4	2,058,952.44	0.37	358	42.39	8.342	634	88.79
550,000.01 - 600,000.00	1	589,775.22	0.11	359	43.00	7.000	564	69.41
600,000.01 - 650,000.00	1	618,067.72	0.11	359	36.00	7.050	687	90.00
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45
1 Original LTV if first lien, combined LTV if second lien.

Remaining Term to Maturity
RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
121 - 180	15	2,067,473.17	0.38	179	38.46	8.280	623	74.20
181 - 240	14	1,777,372.87	0.32	239	43.26	7.910	609	79.58
301 - 360	2,954	546,041,764.16	99.30	359	40.08	8.395	612	82.49
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45
1 Original LTV if first lien, combined LTV if second lien.

III-13

DESCRIPTION OF THE GROUP I COLLATERAL

Mortgage Rate
RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
6.000 - 6.499	15	3,753,957.06	0.68	358	37.66	6.295	638	73.89
6.500 - 6.999	166	40,532,972.37	7.37	358	40.23	6.819	637	76.76
7.000 - 7.499	323	72,251,973.13	13.14	357	41.51	7.246	630	79.38
7.500 - 7.999	515	109,375,916.56	19.89	357	40.89	7.754	621	79.55
8.000 - 8.499	469	85,089,571.26	15.47	357	41.22	8.237	605	82.34
8.500 - 8.999	514	91,822,906.75	16.70	358	38.76	8.729	605	83.99
9.000 - 9.499	327	53,566,442.42	9.74	359	38.84	9.226	602	86.29
9.500 - 9.999	332	52,345,546.57	9.52	359	39.07	9.724	598	87.66
10.000 - 10.499	140	19,786,178.43	3.60	357	39.63	10.199	592	87.54
10.500 - 10.999	98	11,783,393.37	2.14	359	38.11	10.705	597	87.38
11.000 - 11.499	48	5,824,232.89	1.06	359	41.09	11.213	587	86.96
11.500 - 11.999	20	2,277,096.15	0.41	353	37.61	11.679	574	82.45
12.000 - 12.499	14	1,212,689.77	0.22	358	27.52	12.192	595	93.28
12.500 - 12.999	2	263,733.47	0.05	359	53.74	12.566	536	52.65
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45
1 Original LTV if first lien, combined LTV if second lien.

Original Loan-to-Value Ratios(1)
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[2] (%)
<= 25.00	3	316,919.61	0.06	360	33.20	8.310	614	22.32
25.01 - 30.00	5	597,985.23	0.11	359	36.08	7.871	572	28.14
30.01 - 35.00	6	967,876.25	0.18	320	37.58	8.619	618	33.05
35.01 - 40.00	9	1,438,934.26	0.26	359	35.92	7.684	598	37.92
40.01 - 45.00	11	1,384,398.90	0.25	346	42.89	8.197	573	42.83
45.01 - 50.00	17	3,149,529.66	0.57	359	40.15	8.262	599	48.56
50.01 - 55.00	13	2,816,439.19	0.51	359	34.83	8.176	603	53.45
55.01 - 60.00	34	6,754,025.41	1.23	353	36.95	7.640	606	57.74
60.01 - 65.00	69	14,586,555.74	2.65	359	39.92	8.168	593	64.10
65.01 - 70.00	80	16,961,610.89	3.08	358	41.54	7.769	593	68.17
70.01 - 75.00	219	42,921,902.19	7.81	358	41.52	8.252	581	74.42
75.01 - 80.00	912	192,257,121.76	34.96	358	41.49	7.964	628	79.75
80.01 - 85.00	433	73,537,460.40	13.37	357	38.91	8.427	592	84.51
85.01 - 90.00	762	122,845,380.18	22.34	358	38.19	8.786	608	89.77
90.01 - 95.00	327	61,427,708.87	11.17	359	40.40	9.145	622	94.79
95.01 - 100.00	83	7,922,761.66	1.44	356	38.80	10.041	662	100.00
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45

(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

2 Original LTV if first lien, combined LTV if second lien.

III-14

DESCRIPTION OF THE GROUP I COLLATERAL

FICO Score at Origination
RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
500 - 519	172	26,658,609.54	4.85	357	41.11	9.120	510	79.05
520 - 539	237	40,394,700.78	7.35	359	41.25	8.976	530	80.19
540 - 559	294	49,593,101.73	9.02	358	40.46	8.729	551	82.46
560 - 579	254	42,960,763.91	7.81	357	39.66	8.564	569	81.64
580 - 599	331	60,211,982.72	10.95	359	41.17	8.229	589	82.91
600 - 619	422	79,607,974.96	14.48	358	39.38	8.299	609	82.94
620 - 639	450	87,040,833.53	15.83	358	40.22	8.238	629	82.89
640 - 659	294	58,177,945.87	10.58	356	39.39	8.169	650	83.03
660 - 679	192	37,454,256.45	6.81	359	40.08	8.231	668	83.91
680 - 699	146	28,682,962.11	5.22	357	39.15	8.067	688	82.05
700 - 719	93	18,408,231.11	3.35	357	38.83	8.167	708	82.70
720 - 739	40	8,517,041.99	1.55	359	40.01	7.743	729	82.38
740 - 759	37	7,358,692.27	1.34	359	39.17	8.668	749	84.35
760 - 779	14	3,598,034.66	0.65	359	41.14	8.244	770	84.62
780 - 799	3	525,804.99	0.10	359	31.12	8.157	786	87.62
800 - 819	4	695,673.58	0.13	359	43.30	9.418	806	90.82
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45
1 Original LTV if first lien, combined LTV if second lien.

Debt-to-Income Ratio
RANGE OF DEBT-TO-INCOME RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
<= 20.00	165	26,495,624.93	4.82	357	13.64	8.801	615	84.04
20.01 - 25.00	125	20,283,903.92	3.69	357	23.25	8.713	619	82.77
25.01 - 30.00	225	37,735,416.82	6.86	357	28.21	8.402	615	81.51
30.01 - 35.00	312	55,459,825.65	10.09	358	33.11	8.432	611	82.74
35.01 - 40.00	472	85,130,930.59	15.48	359	38.14	8.361	614	81.99
40.01 - 45.00	679	129,870,964.38	23.62	358	43.10	8.310	617	82.61
45.01 - 50.00	937	181,515,192.74	33.01	358	48.21	8.349	610	83.40
50.01 - 55.00	68	13,394,751.17	2.44	356	53.30	8.515	560	68.75
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45
1 Original LTV if first lien, combined LTV if second lien.

III-15

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution
STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
California	403	126,444,631.65	22.99	359	41.32	7.968	628	79.56
Florida	342	66,217,089.53	12.04	358	39.11	8.529	616	82.64
Illinois	228	45,626,913.02	8.30	357	40.90	8.529	616	83.10
Ohio	390	38,363,516.00	6.98	355	38.60	8.685	591	87.18
Arizona	203	34,529,149.57	6.28	357	40.90	8.320	612	80.41
Maryland	121	26,696,440.04	4.85	359	40.14	7.988	600	80.19
New York	81	25,690,126.47	4.67	359	41.38	8.022	618	80.81
New Jersey	99	24,077,548.32	4.38	356	38.89	8.417	606	81.83
Texas	128	14,558,449.61	2.65	353	38.14	8.807	614	83.40
Michigan	108	13,246,113.13	2.41	359	39.94	8.973	589	87.39
Missouri	114	12,267,997.14	2.23	359	39.97	9.196	594	87.81
Nevada	46	10,773,611.97	1.96	359	38.95	8.491	631	82.49
Utah	67	10,666,762.64	1.94	353	37.39	8.637	630	85.72
Colorado	56	10,022,793.19	1.82	355	41.72	8.050	614	84.07
Massachusetts	38	9,635,733.20	1.75	359	37.71	8.000	603	81.42
Pennsylvania	67	9,520,465.13	1.73	359	38.14	8.432	591	83.21
Washington	43	8,380,202.32	1.52	359	42.12	8.446	598	83.23
Minnesota	40	7,408,582.38	1.35	359	42.01	8.834	608	84.07
Wisconsin	55	6,939,045.36	1.26	359	41.27	9.151	591	86.31
Connecticut	29	5,879,505.95	1.07	359	38.42	8.863	602	84.16
Hawaii	17	5,115,412.90	0.93	359	42.73	7.730	640	79.62
Indiana	58	4,819,332.51	0.88	359	36.37	9.069	611	87.57
New Mexico	21	2,993,510.28	0.54	359	37.73	8.822	594	80.30
Tennessee	28	2,932,329.39	0.53	359	38.18	9.225	593	89.14
North Carolina	19	2,505,311.42	0.46	359	37.14	9.122	594	84.12
Rhode Island	9	2,016,751.62	0.37	359	43.00	8.636	606	80.88
Oklahoma	20	1,961,051.61	0.36	354	39.92	9.403	607	88.39
Georgia	10	1,848,115.01	0.34	358	37.90	8.823	573	83.51
Louisiana	16	1,788,786.18	0.33	359	40.01	8.960	594	86.52
Kentucky	16	1,724,625.59	0.31	352	43.73	8.803	599	86.43
Kansas	15	1,699,568.73	0.31	357	41.81	9.339	559	85.36
Iowa	15	1,605,538.31	0.29	359	32.11	9.033	584	87.61
Maine	10	1,500,183.10	0.27	358	40.06	8.090	605	80.74
Nebraska	14	1,487,215.93	0.27	359	38.82	9.040	622	88.47
Delaware	8	1,324,463.84	0.24	359	39.80	9.418	558	73.90
Idaho	9	1,316,665.06	0.24	359	37.14	8.393	616	81.92
New Hampshire	5	1,276,754.50	0.23	359	32.07	8.549	610	85.88
Oregon	6	1,224,720.67	0.22	359	40.80	7.806	639	81.33
Alabama	9	1,184,316.31	0.22	359	41.56	8.936	561	87.89
South Carolina	6	979,220.08	0.18	359	41.98	9.598	537	87.58
Mississippi	6	570,632.60	0.10	358	38.95	8.534	641	84.84
Alaska	2	435,858.06	0.08	359	42.31	9.218	607	88.34
Arkansas	4	385,120.71	0.07	359	42.85	10.174	547	82.47
South Dakota	1	130,475.63	0.02	359	25.00	9.450	582	89.38
Wyoming	1	115,973.54	0.02	359	44.00	8.780	622	80.00
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45
1 Original LTV if first lien, combined LTV if second lien.

III-16

DESCRIPTION OF THE GROUP I COLLATERAL

Occupancy Status
OCCUPANCY STATUS*	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Owner Occupied	2,431	469,410,351.82	85.36	358	41.23	8.290	607	81.76
Non-Owner Occupied	510	72,464,628.92	13.18	358	32.75	9.042	641	86.56
Second Home	42	8,011,629.46	1.46	354	39.42	8.553	648	85.34
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45
1 Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

Documentation Type
INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Full Documentation	1,871	326,096,048.03	59.30	358	39.91	8.192	596	82.32
Limited Documentation	176	37,346,523.67	6.79	355	38.15	8.237	612	82.42
Stated Documentation	936	186,444,038.50	33.91	358	40.77	8.776	640	82.68
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45
1 Original LTV if first lien, combined LTV if second lien.

Loan Purpose
PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Refinance-Debt Consolidation Cash Out**	1,728	328,242,593.88	59.69	358	40.11	8.341	596	81.01
Purchase	1,082	195,704,069.64	35.59	358	40.18	8.474	642	84.85
Refinance-Debt Consolidation No Cash Out***	173	25,939,946.68	4.72	355	38.98	8.436	595	82.51
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45
1 Original LTV if first lien, combined LTV if second lien.

* Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

III-17

DESCRIPTION OF THE GROUP I COLLATERAL

Credit Grade
RISK CATEGORY*	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1	2,177	401,486,069.21	73.01	358	40.16	8.262	625	83.23
2	564	104,512,743.33	19.01	358	39.58	8.584	585	82.29
3	134	24,518,110.83	4.46	357	38.47	9.090	561	78.76
4	93	16,803,122.30	3.06	359	43.45	9.024	555	72.66
5	15	2,566,564.53	0.47	359	42.55	10.296	547	66.62
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45
1 Original LTV if first lien, combined LTV if second lien.

Property Type
PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Single Family	2,264	403,087,644.43	73.30	357	40.30	8.398	608	82.43
Two-to-Four Family	267	57,564,812.59	10.47	359	38.92	8.352	627	81.75
Pud	260	55,824,554.76	10.15	358	40.61	8.341	614	82.12
Condominium	180	30,435,301.32	5.53	359	38.43	8.547	631	84.49
Pud Attached	9	2,162,028.48	0.39	359	40.85	7.837	634	85.03
Single Family Attached	3	812,268.62	0.15	359	38.07	8.110	677	81.96
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45
1 Original LTV if first lien, combined LTV if second lien.

Prepayment Charge Term
PREPAYMENT CHARGE TERM AT ORIGINATION (MONTHS)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
No Prepayment Penalty	1,070	205,426,410.55	37.36	357	39.69	8.556	614	82.45
12 Months	105	24,722,528.29	4.50	359	40.63	8.441	626	81.30
24 Months	1,299	242,055,620.38	44.02	359	40.48	8.315	611	82.73
36 Months	509	77,682,050.98	14.13	355	39.70	8.190	606	81.93
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45
1 Original LTV if first lien, combined LTV if second lien.

Conforming Balances
CONFORMING BALANCE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Conforming	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45
1 Original LTV if first lien, combined LTV if second lien.

III-18

DESCRIPTION OF THE GROUP I COLLATERAL

Maximum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
12.000 - 12.499	13	3,580,927.21	0.75	358	37.70	6.295	638	73.49
12.500 - 12.999	148	36,922,705.13	7.73	359	40.51	6.816	637	76.62
13.000 - 13.499	253	59,752,239.60	12.51	359	41.80	7.243	630	79.33
13.500 - 13.999	418	92,767,485.67	19.42	359	41.01	7.758	623	79.77
14.000 - 14.499	354	71,611,868.64	14.99	358	41.38	8.238	608	82.47
14.500 - 14.999	437	80,978,932.87	16.95	359	38.75	8.731	607	84.24
15.000 - 15.499	285	48,271,352.08	10.10	359	38.90	9.229	603	86.77
15.500 - 15.999	287	47,392,224.76	9.92	359	38.82	9.727	599	88.01
16.000 - 16.499	116	17,475,848.86	3.66	359	39.78	10.198	594	88.02
16.500 - 16.999	83	10,770,083.10	2.25	359	37.91	10.703	597	87.13
17.000 - 17.499	36	5,286,616.96	1.11	359	41.66	11.208	582	86.31
17.500 - 17.999	11	1,759,488.31	0.37	359	35.88	11.691	553	77.29
18.000 - 18.499	7	898,048.08	0.19	359	22.77	12.231	584	90.93
18.500 - 18.999	1	242,938.51	0.05	359	55.00	12.550	531	48.60
Total:	2,449	477,710,759.78	100.00	359	40.13	8.410	613	82.65
1 Original LTV if first lien, combined LTV if second lien.
•
•
•
Minimum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
6.000 - 6.499	13	3,580,927.21	0.75	358	37.70	6.295	638	73.49
6.500 - 6.999	148	36,922,705.13	7.73	359	40.51	6.816	637	76.62
7.000 - 7.499	253	59,752,239.60	12.51	359	41.80	7.243	630	79.33
7.500 - 7.999	418	92,767,485.67	19.42	359	41.01	7.758	623	79.77
8.000 - 8.499	354	71,611,868.64	14.99	358	41.38	8.238	608	82.47
8.500 - 8.999	437	80,978,932.87	16.95	359	38.75	8.731	607	84.24
9.000 - 9.499	285	48,271,352.08	10.10	359	38.90	9.229	603	86.77
9.500 - 9.999	287	47,392,224.76	9.92	359	38.82	9.727	599	88.01
10.000 - 10.499	116	17,475,848.86	3.66	359	39.78	10.198	594	88.02
10.500 - 10.999	83	10,770,083.10	2.25	359	37.91	10.703	597	87.13
11.000 - 11.499	36	5,286,616.96	1.11	359	41.66	11.208	582	86.31
11.500 - 11.999	11	1,759,488.31	0.37	359	35.88	11.691	553	77.29
12.000 - 12.499	7	898,048.08	0.19	359	22.77	12.231	584	90.93
12.500 - 12.999	1	242,938.51	0.05	359	55.00	12.550	531	48.60
Total:	2,449	477,710,759.78	100.00	359	40.13	8.410	613	82.65
1 Original LTV if first lien, combined LTV if second lien.
•
•
Gross Margins of the Adjustable-Rate Loans
RANGE OF GROSS MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
3.750 - 3.999	2	605,468.18	0.13	356	44.36	7.504	580	91.46
6.000 - 6.249	2,443	476,628,992.30	99.77	359	40.12	8.410	613	82.63
7.000 - 7.249	4	476,299.30	0.10	359	44.41	9.085	645	87.22
Total:	2,449	477,710,759.78	100.00	359	40.13	8.410	613	82.65
1 Original LTV if first lien, combined LTV if second lien.
•

III-19

DESCRIPTION OF THE GROUP I COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans
NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
August 1, 2007	1	94,620.73	0.02	353	32.00	8.900	625	100.00
September 1, 2007	17	2,862,137.38	0.60	354	39.92	7.983	608	87.74
October 1, 2007	28	4,573,395.45	0.96	355	38.27	7.670	617	87.16
November 1, 2007	25	3,510,775.83	0.73	356	38.42	8.041	596	87.83
December 1, 2007	28	4,089,919.83	0.86	357	37.40	8.074	604	87.41
January 1, 2008	170	31,759,686.15	6.65	358	40.48	8.203	616	83.06
February 1, 2008	1,241	246,458,579.32	51.59	359	40.28	8.509	615	82.34
March 1, 2008	215	44,674,058.00	9.35	360	40.52	8.485	618	82.82
September 1, 2008	4	564,367.06	0.12	354	44.27	8.439	662	95.42
October 1, 2008	15	2,255,932.49	0.47	355	40.02	7.849	584	89.18
November 1, 2008	11	2,053,682.25	0.43	356	33.04	7.934	586	89.68
December 1, 2008	16	2,652,430.89	0.56	357	34.54	8.088	612	84.67
January 1, 2009	86	13,614,750.05	2.85	358	40.62	8.227	596	82.59
February 1, 2009	490	97,162,839.35	20.34	359	39.67	8.325	610	81.84
March 1, 2009	102	21,383,585.00	4.48	360	41.46	8.395	612	83.52
Total:	2,449	477,710,759.78	100.00	359	40.13	8.410	613	82.65
1 Original LTV if first lien, combined LTV if second lien.

Initial Periodic Rate Cap of the Adjustable-Rate Loans
INITIAL PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2.000	2,449	477,710,759.78	100.00	359	40.13	8.410	613	82.65
Total:	2,449	477,710,759.78	100.00	359	40.13	8.410	613	82.65
1 Original LTV if first lien, combined LTV if second lien.

Periodic Rate Cap of the Adjustable-Rate Loans
PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1.000	2,449	477,710,759.78	100.00	359	40.13	8.410	613	82.65
Total:	2,449	477,710,759.78	100.00	359	40.13	8.410	613	82.65
1 Original LTV if first lien, combined LTV if second lien.

Historical Delinquency of the Mortgage Loans Since Origination
STATUS	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1 x 30	40	4,974,975.08	0.90	355	36.63	8.516	580	87.24
Never Delinquent	2,943	544,911,635.12	99.10	358	40.11	8.392	612	82.41
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45

III-20

DESCRIPTION OF THE GROUP II COLLATERAL

Collateral Summary
Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics		Range (if applicable)

Number of Mortgage Loans	1,809

Aggregate Current Principal Balance	$450,113,957
Average Current Principal Balance	$248,819		$21,885 to $959,259

Aggregate Original Principal Balance	$450,360,270
Average Original Principal Balance	$248,955		$22,000 to $960,000

Fully Amortizing Mortgage Loans	100.00%

1st Lien	97.74%

Weighted Avg. Gross Coupon	8.269%		6.150% to 12.575%

Weighted Avg. Original Term (months)	360		180 to 360
Weighted Avg. Remaining Term (months)	358		179 to 360

Weighted Avg. Margin(ARM Loans Only)	5.988%		4.000% to 6.750%

Weighted Avg. Maximum Rate (ARM Loans Only)	14.210%		12.150% to 18.575%

Weighted Avg. Minimum Rate (ARM Loans Only)	8.210%		6.150% to 12.575%

Weighted Avg. Original LTV (1)	82.45%		23.36% to 100.00%

Weighted Avg. Borrower FICO	625		500 to 811

Geographic Distribution (Top 5)	CA	43.58%
	FL	15.39%
	AZ	6.11%
	IL	4.33%
	NY	3.72%
(1)The loan-to-value (“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

III-21

DESCRIPTION OF THE GROUP II COLLATERAL

Collateral Type
COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2/6 MONTH LIBOR	647	158,553,496.78	35.23	359	41.15	8.561	603	83.19
2/6 MONTH LIBOR - 40yr	204	75,315,016.48	16.73	359	42.17	8.129	618	83.35
2/6 MONTH LIBOR -5 YR IO	309	101,321,456.14	22.51	359	40.55	7.747	669	80.21
3/6 MONTH LIBOR	229	49,844,602.84	11.07	358	40.50	8.380	601	83.12
3/6 MONTH LIBOR - 40yr	51	17,021,275.45	3.78	359	42.08	8.119	615	83.44
3/6 MONTH LIBOR -5 YR IO	55	15,098,220.00	3.35	359	39.37	7.579	671	77.97
FIXED RATE	294	27,892,918.96	6.20	354	39.77	9.274	628	86.21
FIXED RATE - 40YR	16	4,048,796.18	0.90	359	40.19	7.561	628	75.46
FIXED RATE - IO	4	1,018,174.08	0.23	339	35.53	7.751	668	65.73
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45
[1] Original LTV if first lien, combined LTV if second lien.

Principal Balances at Origination
RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	REMAINING TERM TO MATURITY (months)*	DEBT-TO-INCOME (%)*	GROSS COUPON (%)*	FICO*	OLTV[1] (%)
0.01 - 50,000.00	68	2,633,929.00	0.58	356	38.43	11.133	660	99.99
50,000.01 - 100,000.00	272	20,172,896.00	4.48	355	37.81	9.423	622	88.01
100,000.01 - 150,000.00	265	33,548,846.00	7.45	357	36.97	8.731	608	81.26
150,000.01 - 200,000.00	295	51,630,121.00	11.46	359	39.37	8.441	626	80.44
200,000.01 - 250,000.00	248	56,002,351.00	12.44	359	40.06	8.292	631	81.57
250,000.01 - 300,000.00	196	53,574,692.00	11.90	358	41.51	8.244	635	82.71
300,000.01 - 350,000.00	36	11,492,946.00	2.55	359	42.54	8.194	619	79.33
350,000.01 - 400,000.00	12	4,460,040.00	0.99	359	37.23	8.279	595	82.81
400,000.01 - 450,000.00	108	46,975,552.00	10.43	359	42.51	8.106	625	82.37
450,000.01 - 500,000.00	116	55,114,038.00	12.24	359	42.01	8.023	622	82.46
500,000.01 - 550,000.00	69	36,252,775.00	8.05	359	42.25	7.939	625	83.44
550,000.01 - 600,000.00	48	27,652,628.00	6.14	359	43.19	7.913	614	83.00
600,000.01 - 650,000.00	44	27,691,284.00	6.15	359	42.31	8.036	620	82.89
650,000.01 - 700,000.00	15	10,065,272.00	2.23	359	44.01	8.206	643	82.32
700,000.01 - 750,000.00	9	6,515,650.00	1.45	359	44.06	7.723	631	80.48
750,000.01 - 800,000.00	4	3,083,500.00	0.68	359	33.55	7.815	663	82.07
800,000.01 - 850,000.00	2	1,678,750.00	0.37	358	45.51	7.801	574	87.26
850,000.01 - 900,000.00	1	855,000.00	0.19	359	47.00	11.200	613	88.14
950,000.01 - 1,000,000.00	1	960,000.00	0.21	359	40.00	7.300	602	80.00
Total:	1,809	450,360,270.00	100.00	358	40.98	8.269	625	82.45
1 Original LTV if first lien, combined LTV if second lien.

*Based on the original balances of the Mortgage Loans.

III-22

DESCRIPTION OF THE GROUP II COLLATERAL

Principal Balance as of the Cut-Off Date
RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
0.01 - 50,000.00	68	2,629,184.86	0.58	356	38.43	11.133	660	99.99
50,000.01 - 100,000.00	272	20,148,057.93	4.48	355	37.81	9.423	622	88.01
100,000.01 - 150,000.00	265	33,524,541.92	7.45	357	36.97	8.731	608	81.26
150,000.01 - 200,000.00	295	51,608,001.59	11.47	359	39.37	8.441	626	80.44
200,000.01 - 250,000.00	248	55,980,252.97	12.44	359	40.06	8.292	631	81.57
250,000.01 - 300,000.00	196	53,548,435.46	11.90	358	41.51	8.245	635	82.70
300,000.01 - 350,000.00	36	11,485,678.04	2.55	359	42.54	8.194	619	79.32
350,000.01 - 400,000.00	12	4,457,804.67	0.99	359	37.23	8.279	595	82.81
400,000.01 - 450,000.00	108	46,959,220.78	10.43	359	42.51	8.106	625	82.37
450,000.01 - 500,000.00	117	55,580,981.99	12.35	359	42.00	8.010	623	82.44
500,000.01 - 550,000.00	68	35,725,631.56	7.94	359	42.27	7.958	624	83.49
550,000.01 - 600,000.00	48	27,637,301.41	6.14	359	43.19	7.913	615	83.00
600,000.01 - 650,000.00	44	27,678,781.22	6.15	359	42.31	8.036	620	82.89
650,000.01 - 700,000.00	15	10,063,516.97	2.24	359	44.01	8.206	643	82.32
700,000.01 - 750,000.00	9	6,513,363.43	1.45	359	44.06	7.723	631	80.48
750,000.01 - 800,000.00	4	3,082,772.28	0.68	359	33.55	7.815	663	82.08
800,000.01 - 850,000.00	2	1,676,463.16	0.37	358	45.51	7.801	574	87.27
850,000.01 - 900,000.00	1	854,708.16	0.19	359	47.00	11.200	613	88.14
950,000.01 - 1,000,000.00	1	959,258.51	0.21	359	40.00	7.300	602	80.00
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45
1 Original LTV if first lien, combined LTV if second lien.

Remaining Term to Maturity
RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
121 - 180	4	384,077.11	0.09	179	30.66	7.849	590	68.11
181 - 240	5	775,955.89	0.17	239	35.27	7.682	683	78.12
301 - 360	1,800	448,953,923.91	99.74	359	41.00	8.271	625	82.47
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45
1 Original LTV if first lien, combined LTV if second lien.

III-23

DESCRIPTION OF THE GROUP II COLLATERAL

Mortgage Rate
RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
6.000 - 6.499	15	4,490,497.21	1.00	358	39.06	6.325	630	72.22
6.500 - 6.999	117	39,839,297.22	8.85	358	42.31	6.814	639	78.24
7.000 - 7.499	208	64,741,032.54	14.38	358	40.31	7.244	635	79.65
7.500 - 7.999	379	113,558,851.90	25.23	359	40.90	7.755	631	80.82
8.000 - 8.499	242	63,334,959.46	14.07	358	41.59	8.237	627	81.49
8.500 - 8.999	270	66,865,607.49	14.86	359	41.51	8.743	622	84.16
9.000 - 9.499	153	33,422,585.83	7.43	359	40.92	9.249	599	84.71
9.500 - 9.999	153	29,754,799.79	6.61	359	40.81	9.700	601	88.12
10.000 - 10.499	79	13,450,035.69	2.99	359	36.10	10.219	613	90.17
10.500 - 10.999	81	9,692,124.43	2.15	358	40.23	10.759	610	88.84
11.000 - 11.499	60	5,780,443.30	1.28	358	43.27	11.233	622	92.43
11.500 - 11.999	25	2,789,323.24	0.62	357	41.05	11.685	615	97.26
12.000 - 12.499	26	2,086,476.32	0.46	357	39.65	12.141	601	92.08
12.500 - 12.999	1	307,922.49	0.07	359	54.00	12.575	502	70.00
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45
1 Original LTV if first lien, combined LTV if second lien.

Original Loan-to-Value Ratios(1)
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[2] (%)
<= 25.00	1	160,000.00	0.04	360	34.00	9.400	553	23.36
25.01 - 30.00	1	479,761.39	0.11	359	40.00	9.450	613	25.26
30.01 - 35.00	5	822,219.82	0.18	359	36.80	7.930	571	32.65
35.01 - 40.00	6	914,585.03	0.20	359	34.92	7.755	619	38.06
40.01 - 45.00	4	631,071.78	0.14	359	32.26	7.723	615	42.23
45.01 - 50.00	16	2,454,082.60	0.55	359	42.36	7.935	564	47.22
50.01 - 55.00	14	1,925,173.74	0.43	353	37.65	8.167	589	53.32
55.01 - 60.00	22	4,833,819.82	1.07	359	41.65	8.264	581	58.63
60.01 - 65.00	47	10,191,537.87	2.26	357	42.55	7.938	594	62.88
65.01 - 70.00	76	16,735,436.07	3.72	359	41.68	7.845	587	69.71
70.01 - 75.00	76	21,046,458.43	4.68	356	44.05	8.204	586	73.12
75.01 - 80.00	672	202,589,520.87	45.01	359	41.41	7.805	649	79.93
80.01 - 85.00	68	29,857,281.71	6.63	359	41.23	8.301	588	84.50
85.01 - 90.00	503	110,987,424.45	24.66	359	39.64	8.663	604	89.79
90.01 - 95.00	112	32,781,923.59	7.28	359	40.87	9.192	628	94.81
95.01 - 100.00	186	13,703,659.74	3.04	356	39.70	10.624	666	100.00
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45
(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

2 Original LTV if first lien, combined LTV if second lien.

III-24

DESCRIPTION OF THE GROUP II COLLATERAL

FICO Score at Origination
RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
500 - 519	55	13,028,620.74	2.89	358	44.67	9.076	508	78.03
520 - 539	84	20,698,168.40	4.60	358	41.63	8.704	530	79.53
540 - 559	128	32,506,976.92	7.22	358	40.38	8.592	551	82.02
560 - 579	128	35,155,260.99	7.81	358	41.87	8.478	569	83.40
580 - 599	162	43,115,371.75	9.58	358	42.23	8.093	589	82.60
600 - 619	221	51,183,900.85	11.37	359	41.53	8.265	609	82.23
620 - 639	329	84,264,316.22	18.72	359	41.42	8.188	629	82.61
640 - 659	225	50,196,008.66	11.15	358	40.36	8.342	651	82.79
660 - 679	165	39,294,783.48	8.73	359	38.95	8.201	668	83.82
680 - 699	159	40,570,682.46	9.01	359	40.69	7.914	688	82.45
700 - 719	67	17,678,099.07	3.93	357	40.94	8.012	711	81.77
720 - 739	35	11,366,451.52	2.53	356	39.51	8.014	729	83.85
740 - 759	24	6,517,005.19	1.45	359	36.30	8.029	749	82.90
760 - 779	19	3,213,465.31	0.71	358	35.80	8.330	768	86.19
780 - 799	6	1,052,765.24	0.23	359	39.34	7.835	786	81.87
800 - 819	2	272,080.11	0.06	358	33.32	8.302	809	82.80
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45
1 Original LTV if first lien, combined LTV if second lien.

Debt-to-Income Ratio
RANGE OF DEBT-TO-INCOME RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
<= 20.00	70	15,558,460.03	3.46	358	14.80	8.213	648	85.97
20.01 - 25.00	76	16,229,410.06	3.61	356	23.42	8.350	630	81.24
25.01 - 30.00	150	25,969,805.12	5.77	359	28.44	8.493	634	81.66
30.01 - 35.00	186	38,527,132.46	8.56	358	33.13	8.246	616	81.97
35.01 - 40.00	304	70,942,525.62	15.76	358	38.38	8.286	629	82.53
40.01 - 45.00	450	114,802,964.26	25.51	359	43.25	8.180	629	82.84
45.01 - 50.00	531	158,577,680.12	35.23	359	48.10	8.276	621	83.06
50.01 - 55.00	42	9,505,979.24	2.11	359	53.22	8.531	562	67.42
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45
1 Original LTV if first lien, combined LTV if second lien.

III-25

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution
STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
California	499	196,162,908.16	43.58	359	42.17	7.973	631	81.28
Florida	394	69,259,571.14	15.39	358	39.98	8.489	633	83.39
Arizona	135	27,517,776.97	6.11	357	40.02	8.310	639	81.66
Illinois	81	19,473,518.90	4.33	359	40.47	8.500	619	82.95
New York	52	16,733,498.12	3.72	358	41.37	8.201	628	82.90
Maryland	50	13,741,700.04	3.05	357	42.53	7.716	591	79.65
Nevada	44	13,279,718.22	2.95	359	40.18	8.396	630	82.54
New Jersey	44	12,944,865.20	2.88	358	44.14	8.304	595	80.33
Ohio	105	11,963,720.50	2.66	357	37.29	8.813	596	87.38
Texas	74	11,514,140.00	2.56	357	37.82	9.080	599	84.75
Utah	35	7,262,223.94	1.61	359	41.17	8.384	633	82.40
Michigan	41	5,901,718.89	1.31	359	40.46	8.851	598	84.41
Missouri	39	5,648,814.59	1.25	359	37.43	9.244	600	85.82
Colorado	14	4,413,647.71	0.98	359	43.17	8.823	614	85.86
Washington	18	4,317,644.51	0.96	359	34.36	8.363	639	84.39
Massachusetts	15	3,754,471.28	0.83	359	39.46	8.506	606	84.38
Minnesota	8	3,061,931.46	0.68	359	36.61	7.997	634	83.33
Pennsylvania	18	2,609,670.97	0.58	359	40.86	8.770	587	86.72
Indiana	26	2,549,707.14	0.57	358	34.91	8.836	613	90.66
Hawaii	8	2,218,408.17	0.49	359	41.44	8.293	649	80.88
Wisconsin	14	1,907,739.37	0.42	359	40.21	9.126	645	87.22
Tennessee	8	1,397,038.43	0.31	353	39.82	9.809	577	92.53
New Mexico	9	1,245,521.79	0.28	359	37.70	9.727	593	91.25
Connecticut	6	1,220,703.18	0.27	359	39.10	9.268	600	86.88
Louisiana	9	990,733.20	0.22	359	36.85	8.999	628	81.23
Rhode Island	5	962,615.22	0.21	359	43.67	9.279	612	83.44
Alabama	5	924,227.82	0.21	359	40.61	8.788	574	85.54
Maine	5	785,231.40	0.17	359	43.15	8.684	591	82.41
North Carolina	7	763,498.22	0.17	359	37.72	9.189	593	85.42
Nebraska	5	710,996.10	0.16	359	35.13	8.945	587	87.64
Oklahoma	6	662,396.76	0.15	359	35.66	9.035	573	89.83
Idaho	3	612,412.28	0.14	360	40.50	8.580	667	85.91
Mississippi	4	578,662.10	0.13	356	36.61	8.541	549	90.00
New Hampshire	2	570,692.91	0.13	360	39.79	9.373	564	79.09
Kentucky	4	513,616.24	0.11	359	39.82	8.735	569	85.62
Iowa	4	413,588.76	0.09	359	33.40	8.781	553	83.60
Oregon	2	403,802.66	0.09	359	39.44	7.414	633	80.00
South Carolina	3	349,842.06	0.08	359	40.21	9.384	590	85.11
Kansas	2	250,510.36	0.06	359	41.87	7.422	584	82.29
Alaska	2	214,829.69	0.05	358	30.49	9.413	578	79.34
Delaware	2	132,859.04	0.03	359	43.84	7.732	627	61.04
Arkansas	1	109,934.71	0.02	359	36.00	8.600	501	70.51
South Dakota	1	62,848.70	0.01	357	46.00	7.150	658	90.00
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45
1 Original LTV if first lien, combined LTV if second lien.

III-26

DESCRIPTION OF THE GROUP II COLLATERAL

Occupancy Status
OCCUPANCY STATUS*	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Owner Occupied	1,651	424,830,101.43	94.38	358	41.37	8.227	623	82.17
Non-Owner Occupied	149	23,183,870.31	5.15	358	34.03	9.040	644	87.74
Second Home	9	2,099,985.17	0.47	360	39.26	8.202	637	81.43
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45
1 Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

Documentation Type
INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Full Documentation	901	216,601,644.55	48.12	358	40.50	7.968	607	81.70
Limited Documentation	173	44,045,530.55	9.79	358	38.05	8.144	625	83.35
Stated Documentation	735	189,466,781.81	42.09	358	42.21	8.642	645	83.09
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45
1 Original LTV if first lien, combined LTV if second lien.

Loan Purpose
PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Purchase	1,216	272,692,040.81	60.58	359	40.59	8.321	645	83.87
Refinance-Debt Consolidation Cash Out**	555	168,940,817.98	37.53	358	41.72	8.192	592	80.26
Refinance-Debt Consolidation No Cash Out***	38	8,481,098.12	1.88	357	39.05	8.135	610	80.27
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45
1 Original LTV if first lien, combined LTV if second lien.

* Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

III-27

DESCRIPTION OF THE GROUP II COLLATERAL

Credit Grade
RISK CATEGORY*	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1	1,516	369,996,093.03	82.20	358	40.71	8.195	635	83.02
2	200	55,730,310.19	12.38	358	41.87	8.381	583	83.22
3	44	11,421,435.96	2.54	359	41.71	8.781	564	77.12
4	37	10,327,593.42	2.29	359	43.68	9.010	561	68.16
5	12	2,638,524.31	0.59	358	46.52	11.178	539	65.38
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45
1 Original LTV if first lien, combined LTV if second lien.

Property Type
PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Single Family	1,266	324,596,082.39	72.11	359	40.97	8.235	622	82.17
Pud	241	62,647,993.49	13.92	358	41.73	8.359	625	83.38
Condominium	184	36,149,250.18	8.03	359	39.79	8.429	645	83.39
Two-to-Four Family	110	25,188,969.47	5.60	358	41.01	8.284	632	82.50
Pud Attached	6	1,218,861.38	0.27	359	39.22	7.854	628	80.16
Single Family Attached	2	312,800.00	0.07	359	45.78	7.367	655	80.00
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45
1 Original LTV if first lien, combined LTV if second lien.

Prepayment Charge Term
PREPAYMENT CHARGE TERM AT ORIGINATION (MONTHS)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
No Prepayment Penalty	619	134,764,820.58	29.94	358	41.34	8.766	628	83.82
12 Months	83	29,608,321.20	6.58	359	41.71	8.407	628	81.20
24 Months	896	245,097,794.93	54.45	359	40.92	8.027	624	82.26
36 Months	211	40,643,020.20	9.03	357	39.63	7.984	615	79.97
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45
1 Original LTV if first lien, combined LTV if second lien.

Conforming Balances
CONFORMING BALANCE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Conforming	1,382	235,609,476.60	52.34	358	39.67	8.470	625	82.04
Non-Conforming	427	214,504,480.31	47.66	359	42.42	8.048	624	82.90
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45
1 Original LTV if first lien, combined LTV if second lien.

III-28

DESCRIPTION OF THE GROUP II COLLATERAL

Maximum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
12.000 - 12.499	14	4,336,388.98	1.04	358	39.24	6.328	632	72.48
12.500 - 12.999	111	38,350,693.35	9.19	359	42.31	6.808	639	78.61
13.000 - 13.499	184	58,839,183.88	14.10	359	40.22	7.242	635	79.94
13.500 - 13.999	347	108,775,631.02	26.08	359	40.97	7.754	632	81.20
14.000 - 14.499	216	59,811,659.08	14.34	358	41.73	8.235	629	81.60
14.500 - 14.999	248	64,365,767.10	15.43	359	41.59	8.745	622	84.51
15.000 - 15.499	133	31,477,775.92	7.55	359	41.04	9.249	597	84.42
15.500 - 15.999	130	27,309,282.47	6.55	359	40.81	9.703	599	87.63
16.000 - 16.499	53	11,156,577.82	2.67	359	36.27	10.213	607	89.96
16.500 - 16.999	35	6,971,230.36	1.67	359	41.16	10.776	588	85.28
17.000 - 17.499	15	3,330,809.80	0.80	359	45.04	11.156	600	87.07
17.500 - 17.999	5	1,355,303.22	0.32	359	40.61	11.609	584	94.36
18.000 - 18.499	3	765,842.20	0.18	359	39.86	12.242	547	78.41
18.500 - 18.999	1	307,922.49	0.07	359	54.00	12.575	502	70.00
Total:	1,495	417,154,067.69	100.00	359	41.08	8.210	624	82.31
[1] Original LTV if first lien, combined LTV if second lien.
Minimum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
6.000 - 6.499	14	4,336,388.98	1.04	358	39.24	6.328	632	72.48
6.500 - 6.999	111	38,350,693.35	9.19	359	42.31	6.808	639	78.61
7.000 - 7.499	184	58,839,183.88	14.10	359	40.22	7.242	635	79.94
7.500 - 7.999	347	108,775,631.02	26.08	359	40.97	7.754	632	81.20
8.000 - 8.499	216	59,811,659.08	14.34	358	41.73	8.235	629	81.60
8.500 - 8.999	248	64,365,767.10	15.43	359	41.59	8.745	622	84.51
9.000 - 9.499	133	31,477,775.92	7.55	359	41.04	9.249	597	84.42
9.500 - 9.999	130	27,309,282.47	6.55	359	40.81	9.703	599	87.63
10.000 - 10.499	53	11,156,577.82	2.67	359	36.27	10.213	607	89.96
10.500 - 10.999	35	6,971,230.36	1.67	359	41.16	10.776	588	85.28
11.000 - 11.499	15	3,330,809.80	0.80	359	45.04	11.156	600	87.07
11.500 - 11.999	5	1,355,303.22	0.32	359	40.61	11.609	584	94.36
12.000 - 12.499	3	765,842.20	0.18	359	39.86	12.242	547	78.41
12.500 - 12.999	1	307,922.49	0.07	359	54.00	12.575	502	70.00
Total:	1,495	417,154,067.69	100.00	359	41.08	8.210	624	82.31
[1] Original LTV if first lien, combined LTV if second lien.
Gross Margins of the Adjustable-Rate Loans
RANGE OF GROSS MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
4.000 - 4.249	2	615,632.52	0.15	358	29.94	8.202	570	90.00
6.000 - 6.249	1,492	416,258,633.31	99.79	359	41.10	8.210	624	82.30
6.750 - 6.999	1	279,801.86	0.07	359	45.00	7.737	633	80.00
Total:	1,495	417,154,067.69	100.00	359	41.08	8.210	624	82.31
1 Original LTV if first lien, combined LTV if second lien.

III-29

DESCRIPTION OF THE GROUP II COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans
NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
August 1, 2007	1	147,682.26	0.04	353	38.00	7.300	659	90.00
September 1, 2007	5	1,058,574.07	0.25	354	37.45	8.253	589	92.08
October 1, 2007	19	4,862,092.39	1.17	355	40.51	7.896	598	86.98
November 1, 2007	15	4,871,108.00	1.17	356	35.73	8.143	575	83.18
December 1, 2007	21	6,082,284.93	1.46	357	42.06	8.407	585	82.10
January 1, 2008	126	35,931,793.07	8.61	358	40.19	7.752	623	82.37
February 1, 2008	823	240,243,006.68	57.59	359	41.64	8.270	629	82.04
March 1, 2008	150	41,993,428.00	10.07	360	40.21	8.338	630	83.01
September 1, 2008	4	975,784.82	0.23	354	33.95	8.272	581	89.99
October 1, 2008	7	2,206,485.02	0.53	355	39.47	7.506	584	89.63
November 1, 2008	8	2,493,303.43	0.60	356	43.65	7.526	580	84.28
December 1, 2008	10	2,107,021.23	0.51	357	42.88	7.848	575	85.58
January 1, 2009	36	8,820,439.17	2.11	358	42.87	7.651	607	84.54
February 1, 2009	229	53,672,585.62	12.87	359	40.31	8.332	621	81.53
March 1, 2009	41	11,688,479.00	2.80	360	40.07	8.189	630	80.65
Total:	1,495	417,154,067.69	100.00	359	41.08	8.210	624	82.31
1 Original LTV if first lien, combined LTV if second lien.

Initial Periodic Rate Cap of the Adjustable-Rate Loans
INITIAL PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2.000	1,495	417,154,067.69	100.00	359	41.08	8.210	624	82.31
Total:	1,495	417,154,067.69	100.00	359	41.08	8.210	624	82.31
1 Original LTV if first lien, combined LTV if second lien.

Periodic Rate Cap of the Adjustable-Rate Loans
PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1.000	1,495	417,154,067.69	100.00	359	41.08	8.210	624	82.31
Total:	1,495	417,154,067.69	100.00	359	41.08	8.210	624	82.31
1 Original LTV if first lien, combined LTV if second lien.

Historical Delinquency of the Mortgage Loans Since Origination
STATUS	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1 x 30	32	6,063,863.24	1.35	356	43.61	8.362	584	84.68
Never Delinquent	1,777	444,050,093.67	98.65	358	40.95	8.268	625	82.42
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45

III-30

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Collateral Summary
Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics		Range (if applicable)

Number of Mortgage Loans	659

Aggregate Current Principal Balance	$197,946,352
Average Current Principal Balance	$300,374		$65,250 to $765,000

Aggregate Original Principal Balance	$197,948,446
Average Original Principal Balance	$300,377		$65,250 to $765,000

Fully Amortizing Mortgage Loans	100.00%

1st Lien	100.00%

Weighted Avg. Gross Coupon	7.689%		6.000% to 10.900%

Weighted Avg. Original Term (months)	359		180 to 360
Weighted Avg. Remaining Term (months)	358		179 to 360

Weighted Avg. Margin(ARM Loans Only)	6.001%		6.000% to 7.125%

Weighted Avg. Maximum Rate (ARM Loans Only)	13.688%		12.000% to 16.900%

Weighted Avg. Minimum Rate (ARM Loans Only)	7.688%		6.000% to 10.900%

Weighted Avg. Original LTV (1)	79.30%		36.67% to 95.00%

Weighted Avg. Borrower FICO	665		601 to 801

Geographic Distribution (Top 5):	CA	61.91%
	FL	12.26%
	AZ	7.86%
	IL	2.97%
	NV	2.87%
(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

III-31

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Collateral Type
COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2/6 MONTH LIBOR -2 YR IO	1	236,250.00	0.12	354	40.00	6.200	693	75.00
2/6 MONTH LIBOR -5 YR IO	528	162,815,647.98	82.25	358	41.03	7.718	666	79.76
3/6 MONTH LIBOR -5 YR IO	116	31,203,061.82	15.76	358	40.50	7.542	663	77.30
FIXED RATE - IO	14	3,691,392.08	1.86	353	38.30	7.780	654	76.02
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30
[1] Original LTV if first lien, combined LTV if second lien.
Principal Balances at Origination*
RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	REMAINING TERM TO MATURITY (months)*	DEBT-TO-INCOME (%)*	GROSS COUPON (%)*	FICO*	OLTV[1] (%)
50,000.01 - 100,000.00	4	322,850.00	0.16	358	33.34	7.856	652	82.02
100,000.01 - 150,000.00	63	8,287,563.00	4.19	356	36.97	7.906	667	76.66
150,000.01 - 200,000.00	122	21,442,463.00	10.83	359	39.64	7.720	666	79.08
200,000.01 - 250,000.00	104	23,441,684.00	11.84	358	38.31	7.674	662	78.77
250,000.01 - 300,000.00	78	21,393,114.00	10.81	357	39.65	7.802	664	78.63
300,000.01 - 350,000.00	80	25,874,444.00	13.07	356	42.39	7.591	656	78.34
350,000.01 - 400,000.00	55	20,557,418.00	10.39	359	42.35	7.775	660	79.40
400,000.01 - 450,000.00	59	25,202,361.00	12.73	359	42.95	7.682	671	79.54
450,000.01 - 500,000.00	36	16,966,753.00	8.57	359	42.17	7.485	659	79.97
500,000.01 - 550,000.00	19	10,010,684.00	5.06	359	41.04	7.766	663	79.68
550,000.01 - 600,000.00	15	8,723,556.00	4.41	359	42.03	7.299	673	81.37
600,000.01 - 650,000.00	14	8,764,684.00	4.43	359	38.52	7.723	684	80.70
650,000.01 - 700,000.00	6	4,017,972.00	2.03	359	45.81	8.132	675	80.83
700,000.01 - 750,000.00	3	2,177,900.00	1.10	359	47.67	8.023	675	83.38
750,000.01 - 800,000.00	1	765,000.00	0.39	360	18.00	7.350	757	90.00
Total:	659	197,948,446.00	100.00	358	40.90	7.689	665	79.30
1 Original LTV if first lien, combined LTV if second lien.

*Based on the original balances of the Mortgage Loans.

III-32

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Principal Balance as of the Cut-Off Date
RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
50,000.01 - 100,000.00	4	322,850.00	0.16	358	33.34	7.856	652	82.02
100,000.01 - 150,000.00	63	8,286,737.04	4.19	356	36.97	7.906	667	76.66
150,000.01 - 200,000.00	122	21,442,262.00	10.83	359	39.64	7.720	666	79.08
200,000.01 - 250,000.00	104	23,441,672.84	11.84	358	38.31	7.674	662	78.77
250,000.01 - 300,000.00	78	21,393,113.34	10.81	357	39.65	7.802	664	78.63
300,000.01 - 350,000.00	80	25,874,422.00	13.07	356	42.39	7.591	656	78.34
350,000.01 - 400,000.00	55	20,557,396.00	10.39	359	42.35	7.775	660	79.40
400,000.01 - 450,000.00	59	25,201,360.82	12.73	359	42.95	7.682	671	79.54
450,000.01 - 500,000.00	36	16,966,741.84	8.57	359	42.17	7.485	659	79.97
500,000.01 - 550,000.00	19	10,010,684.00	5.06	359	41.04	7.766	663	79.68
550,000.01 - 600,000.00	15	8,723,556.00	4.41	359	42.03	7.299	673	81.37
600,000.01 - 650,000.00	14	8,764,684.00	4.43	359	38.52	7.723	684	80.70
650,000.01 - 700,000.00	6	4,017,972.00	2.03	359	45.81	8.132	675	80.83
700,000.01 - 750,000.00	3	2,177,900.00	1.10	359	47.67	8.023	675	83.38
750,000.01 - 800,000.00	1	765,000.00	0.39	360	18.00	7.350	757	90.00
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30
1 Original LTV if first lien, combined LTV if second lien.

Remaining Term to Maturity
RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
121 - 180	2	458,874.08	0.23	179	39.24	8.300	654	76.24
181 - 240	2	455,750.00	0.23	239	39.71	7.933	673	83.84
301 - 360	655	197,031,727.80	99.54	359	40.90	7.687	665	79.29
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30
1 Original LTV if first lien, combined LTV if second lien.

III-33

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Mortgage Rate
RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
6.000 - 6.499	12	3,173,799.84	1.60	358	37.41	6.314	671	70.79
6.500 - 6.999	102	34,601,719.00	17.48	359	41.28	6.826	664	77.86
7.000 - 7.499	148	44,222,403.00	22.34	359	40.01	7.240	662	79.75
7.500 - 7.999	199	58,789,071.96	29.70	359	40.76	7.735	667	79.03
8.000 - 8.499	102	28,246,739.08	14.27	355	41.60	8.249	665	79.59
8.500 - 8.999	73	22,050,810.00	11.14	359	41.65	8.706	667	81.29
9.000 - 9.499	10	3,259,026.00	1.65	359	41.94	9.286	656	80.48
9.500 - 9.999	9	2,382,086.00	1.20	359	44.23	9.723	667	81.20
10.000 - 10.499	3	1,076,697.00	0.54	359	39.90	10.159	685	89.50
10.500 - 10.999	1	144,000.00	0.07	360	28.00	10.900	624	80.00
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30
1 Original LTV if first lien, combined LTV if second lien.

Original Loan-to-Value Ratios(1)
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[2] (%)
35.01 - 40.00	3	391,000.00	0.20	359	28.77	7.551	647	38.76
40.01 - 45.00	2	314,800.00	0.16	358	43.63	7.366	658	41.76
45.01 - 50.00	3	787,000.00	0.40	360	44.68	7.306	635	47.48
50.01 - 55.00	2	545,000.00	0.28	359	21.30	7.745	627	53.78
55.01 - 60.00	7	2,045,500.00	1.03	359	30.16	7.430	665	57.88
60.01 - 65.00	12	3,463,874.08	1.75	353	38.44	7.083	640	63.93
65.01 - 70.00	14	3,389,100.00	1.71	359	40.45	7.218	645	69.02
70.01 - 75.00	20	5,696,808.00	2.88	359	40.18	7.256	651	73.26
75.01 - 80.00	552	167,149,395.80	84.44	358	41.31	7.701	666	79.95
80.01 - 85.00	22	6,740,574.00	3.41	359	41.95	7.720	662	84.29
85.01 - 90.00	16	5,123,353.00	2.59	354	38.58	8.095	691	89.94
90.01 - 95.00	6	2,299,947.00	1.16	359	33.86	8.930	694	94.94
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30

(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

2 Original LTV if first lien, combined LTV if second lien.

III-34

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

FICO Score at Origination
RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
600 - 619	32	9,755,942.00	4.93	359	39.42	7.494	608	73.00
620 - 639	180	54,187,746.00	27.37	358	41.90	7.721	630	79.32
640 - 659	133	37,549,819.70	18.97	357	41.26	7.729	650	79.24
660 - 679	100	29,316,714.34	14.81	359	40.57	7.746	668	79.73
680 - 699	101	31,298,933.84	15.81	359	41.30	7.567	688	79.89
700 - 719	55	16,224,841.00	8.20	357	39.14	7.728	710	78.85
720 - 739	32	12,075,741.00	6.10	359	40.84	7.523	729	81.07
740 - 759	14	4,528,396.00	2.29	359	36.18	8.043	751	81.69
760 - 779	9	2,479,650.00	1.25	359	38.97	7.954	770	81.58
780 - 799	2	385,600.00	0.19	360	35.15	7.734	782	80.00
800 - 819	1	142,968.00	0.07	359	46.00	7.550	801	80.00
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30
1 Original LTV if first lien, combined LTV if second lien.

Debt-to-Income Ratio
RANGE OF DEBT-TO-INCOME RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
<= 20.00	25	7,813,997.00	3.95	359	15.98	7.541	673	79.31
20.01 - 25.00	23	5,611,016.08	2.83	355	23.16	7.882	669	77.16
25.01 - 30.00	48	11,815,881.00	5.97	359	28.29	7.636	667	77.66
30.01 - 35.00	54	13,666,927.66	6.90	356	33.41	7.659	666	78.62
35.01 - 40.00	109	30,888,431.00	15.60	359	38.83	7.686	669	79.49
40.01 - 45.00	202	62,425,462.84	31.54	358	43.10	7.617	667	79.72
45.01 - 50.00	198	65,724,636.30	33.20	359	48.07	7.776	659	79.42
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30
1 Original LTV if first lien, combined LTV if second lien.

III-35

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Geographic Distribution
STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
California	329	122,539,853.84	61.91	359	41.61	7.626	664	79.24
Florida	105	24,271,839.00	12.26	359	40.01	7.804	663	79.39
Arizona	86	15,552,030.04	7.86	356	39.03	7.892	673	80.75
Illinois	26	5,877,490.00	2.97	355	43.83	7.866	651	77.01
Nevada	21	5,675,771.00	2.87	359	38.18	8.164	655	79.91
New York	12	4,987,500.00	2.52	359	39.02	7.372	685	79.94
Utah	15	3,303,104.00	1.67	340	43.38	7.900	666	80.00
Washington	9	2,412,644.00	1.22	359	32.22	7.662	652	80.00
Hawaii	5	2,087,750.00	1.05	359	44.90	7.430	668	81.78
Maryland	8	1,943,600.00	0.98	359	39.46	7.394	660	78.61
Colorado	9	1,821,800.00	0.92	359	41.23	7.725	653	79.87
Minnesota	5	1,515,000.00	0.77	359	30.97	7.577	732	85.05
New Jersey	5	1,419,120.00	0.72	359	41.08	7.531	653	68.83
Texas	6	870,568.00	0.44	359	37.04	8.419	681	80.00
Maine	2	515,200.00	0.26	359	46.19	7.350	677	80.31
Michigan	1	511,500.00	0.26	360	34.00	7.990	701	58.46
Massachusetts	1	360,000.00	0.18	360	45.00	6.575	665	67.54
Oregon	1	304,340.00	0.15	359	42.00	6.800	648	80.00
Ohio	2	281,000.00	0.14	358	43.07	6.686	641	73.27
Indiana	1	260,000.00	0.13	359	39.00	9.550	636	80.00
Rhode Island	1	252,800.00	0.13	359	44.00	6.800	695	80.00
Missouri	2	229,520.00	0.12	359	41.17	7.688	701	80.00
New Hampshire	1	200,000.00	0.10	359	46.00	7.250	677	78.13
Nebraska	1	168,080.00	0.08	359	39.00	8.550	624	80.00
Connecticut	1	161,760.00	0.08	360	42.00	8.680	632	80.00
Louisiana	1	127,920.00	0.06	360	23.00	8.820	704	80.00
New Mexico	1	124,000.00	0.06	360	29.00	7.750	650	80.00
Mississippi	1	106,912.00	0.05	360	22.00	8.565	711	80.00
Wisconsin	1	65,250.00	0.03	359	22.00	8.975	665	90.00
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30
1 Original LTV if first lien, combined LTV if second lien.

III-36

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Occupancy Status
OCCUPANCY STATUS*	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Owner Occupied	653	196,361,351.88	99.20	358	40.92	7.690	665	79.30
Second Home	6	1,585,000.00	0.80	359	38.14	7.573	665	79.25
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30
1 Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

Documentation Type
INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Full Documentation	312	91,252,536.80	46.10	359	40.14	7.383	661	79.13
Limited Documentation	78	24,023,323.00	12.14	356	38.65	7.611	666	79.97
Stated Documentation	269	82,670,492.08	41.76	358	42.39	8.050	669	79.28
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30
1 Original LTV if first lien, combined LTV if second lien.

Loan Purpose
PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Purchase	508	156,294,767.96	78.96	358	41.07	7.757	668	80.38
Refinance-Debt Consolidation Cash Out**	138	38,173,033.92	19.28	358	40.38	7.429	653	75.07
Refinance-Debt Consolidation No Cash Out***	13	3,478,550.00	1.76	352	38.91	7.492	664	77.00
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30
1 Original LTV if first lien, combined LTV if second lien.

** Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

*** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

III-37

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Credit Grade
RISK CATEGORY	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1	632	190,409,951.88	96.19	358	41.02	7.697	666	79.46
2	26	7,306,400.00	3.69	359	37.63	7.524	635	75.22
5	1	230,000.00	0.12	359	44.00	6.750	651	74.68
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30
1 Original LTV if first lien, combined LTV if second lien.

Property Type
PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Single Family	474	144,588,663.88	73.04	358	41.05	7.659	663	79.25
Pud	80	23,428,900.00	11.84	358	40.66	7.928	661	79.54
Condominium	71	18,432,549.00	9.31	359	40.38	7.825	670	80.09
Two-to-Four Family	28	10,385,039.00	5.25	359	39.85	7.335	691	77.84
Pud Attached	4	798,400.00	0.40	359	44.67	7.801	646	80.00
Single Family Attached	2	312,800.00	0.16	359	45.78	7.367	655	80.00
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30
1 Original LTV if first lien, combined LTV if second lien.

Prepayment Charge Term
PREPAYMENT CHARGE TERM AT ORIGINATION (MONTHS)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
No Prepayment Penalty	141	44,720,518.00	22.59	357	41.72	8.270	667	79.17
12 Months	42	15,331,333.00	7.75	359	41.74	7.984	666	80.70
24 Months	410	121,802,170.98	61.53	359	40.70	7.486	665	79.58
36 Months	66	16,092,329.90	8.13	357	39.31	7.334	658	76.17
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30
1 Original LTV if first lien, combined LTV if second lien.

Conforming Balances
CONFORMING BALANCE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Conforming	530	131,415,157.04	66.39	358	40.46	7.718	663	78.74
Non-Conforming	129	66,531,194.84	33.61	359	41.76	7.634	670	80.40
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30
1 Original LTV if first lien, combined LTV if second lien.

III-38

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Maximum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
12.000 - 12.499	11	3,081,799.84	1.59	358	37.48	6.313	671	70.51
12.500 - 12.999	100	33,975,719.00	17.49	359	41.44	6.828	665	77.90
13.000 - 13.499	144	43,340,603.00	22.31	359	39.96	7.239	663	79.77
13.500 - 13.999	197	58,134,603.96	29.93	359	40.81	7.733	666	79.21
14.000 - 14.499	99	27,599,865.00	14.21	356	41.65	8.249	665	79.65
14.500 - 14.999	72	21,638,810.00	11.14	359	41.70	8.709	667	81.32
15.000 - 15.499	9	2,880,776.00	1.48	359	42.32	9.317	660	79.89
15.500 - 15.999	9	2,382,086.00	1.23	359	44.23	9.723	667	81.20
16.000 - 16.499	3	1,076,697.00	0.55	359	39.90	10.159	685	89.50
16.500 - 16.999	1	144,000.00	0.07	360	28.00	10.900	624	80.00
Total:	645	194,254,959.80	100.00	358	40.95	7.688	665	79.36
[1] Original LTV if first lien, combined LTV if second lien.
Minimum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
6.000 - 6.499	11	3,081,799.84	1.59	358	37.48	6.313	671	70.51
6.500 - 6.999	100	33,975,719.00	17.49	359	41.44	6.828	665	77.90
7.000 - 7.499	144	43,340,603.00	22.31	359	39.96	7.239	663	79.77
7.500 - 7.999	197	58,134,603.96	29.93	359	40.81	7.733	666	79.21
8.000 - 8.499	99	27,599,865.00	14.21	356	41.65	8.249	665	79.65
8.500 - 8.999	72	21,638,810.00	11.14	359	41.70	8.709	667	81.32
9.000 - 9.499	9	2,880,776.00	1.48	359	42.32	9.317	660	79.89
9.500 - 9.999	9	2,382,086.00	1.23	359	44.23	9.723	667	81.20
10.000 - 10.499	3	1,076,697.00	0.55	359	39.90	10.159	685	89.50
10.500 - 10.999	1	144,000.00	0.07	360	28.00	10.900	624	80.00
Total:	645	194,254,959.80	100.00	358	40.95	7.688	665	79.36
[1] Original LTV if first lien, combined LTV if second lien.
Gross Margins of the Adjustable-Rate Loans
RANGE OF GROSS MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
6.000 - 6.249	644	194,079,759.80	99.91	358	40.94	7.687	665	79.36
7.000 - 7.249	1	175,200.00	0.09	360	48.00	8.275	702	80.00
Total:	645	194,254,959.80	100.00	358	40.95	7.688	665	79.36
1 Original LTV if first lien, combined LTV if second lien.

III-39

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans
NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
September 1, 2007	1	236,250.00	0.12	354	40.00	6.200	693	75.00
October 1, 2007	4	1,154,399.84	0.59	355	42.48	7.190	641	80.00
November 1, 2007	1	488,000.00	0.25	356	48.00	6.990	629	80.00
December 1, 2007	6	1,112,294.96	0.57	357	41.15	7.733	667	80.00
January 1, 2008	90	25,761,533.18	13.26	358	42.43	7.561	658	79.72
February 1, 2008	372	117,542,439.00	60.51	358	41.03	7.766	666	79.70
March 1, 2008	55	16,756,981.00	8.63	360	38.57	7.680	676	80.18
November 1, 2008	2	378,000.00	0.19	356	44.65	7.169	673	80.00
December 1, 2008	2	540,360.00	0.28	357	45.82	6.794	643	80.00
January 1, 2009	14	4,052,189.82	2.09	358	41.55	7.182	648	77.28
February 1, 2009	77	19,663,432.00	10.12	358	40.10	7.632	668	77.62
March 1, 2009	21	6,569,080.00	3.38	360	40.38	7.576	658	75.96
Total:	645	194,254,959.80	100.00	358	40.95	7.688	665	79.36
1 Original LTV if first lien, combined LTV if second lien.

Initial Periodic Rate Cap of the Adjustable-Rate Loans
INITIAL PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2.000	645	194,254,959.80	100.00	358	40.95	7.688	665	79.36
Total:	645	194,254,959.80	100.00	358	40.95	7.688	665	79.36
1 Original LTV if first lien, combined LTV if second lien.

Periodic Rate Cap of the Adjustable-Rate Loans
PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1.000	645	194,254,959.80	100.00	358	40.95	7.688	665	79.36
Total:	645	194,254,959.80	100.00	358	40.95	7.688	665	79.36
1 Original LTV if first lien, combined LTV if second lien.

Historical Delinquency of the Mortgage Loans Since Origination
STATUS	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1 x 30	2	703,975.00	0.36	356	46.47	7.239	629	80.00
Never Delinquent	657	197,242,376.88	99.64	358	40.88	7.691	665	79.29
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30

III-40

ANNEX IV

INTEREST RATE SWAP SCHEDULE

Distribution Date	Base Calculation Amount ($)	Distribution Date	Base Calculation Amount ($)
4/25/06	5,536,798.77	2/25/09	1,079,211.04
5/25/06	5,501,832.91	3/25/09	1,060,697.52
6/25/06	5,463,464.91	4/25/09	1,043,528.09
7/25/06	5,396,188.22	5/25/09	1,013,675.05
8/25/06	5,328,609.06	6/25/09	984,826.45
9/25/06	5,258,181.20	7/25/09	956,907.90
10/25/06	5,158,332.97	8/25/09	929,874.70
11/25/06	5,059,313.89	9/25/09	903,560.66
12/25/06	4,954,044.52	10/25/09	877,836.75
1/25/07	4,790,737.53	11/25/09	852,582.47
2/25/07	4,631,768.32	12/25/09	827,804.39
3/25/07	4,471,990.31	1/25/10	803,861.25
4/25/07	4,270,090.16	2/25/10	780,677.37
5/25/07	4,077,355.61	3/25/10	758,253.56
6/25/07	3,893,418.59	4/25/10	736,515.60
7/25/07	3,717,925.18
8/25/07	3,550,337.24
9/25/07	3,380,527.71
10/25/07	3,143,883.00
11/25/07	2,923,954.39
12/25/07	2,714,170.41
1/25/08	2,472,121.59
2/25/08	2,252,484.65
3/25/08	1,565,638.39
4/25/08	1,528,478.72
5/25/08	1,491,319.04
6/25/08	1,454,159.36
7/25/08	1,416,999.69
8/25/08	1,379,840.01
9/25/08	1,342,680.33
10/25/08	1,153,265.11
11/25/08	1,134,751.59
12/25/08	1,116,238.07
1/25/09	1,097,724.55

IV-1

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE-BACKED NOTES
                              (ISSUABLE IN SERIES)

                             ARGENT SECURITIES INC.
                                    Depositor

--------------------------------------------------------------------------------
YOU SHOULD  CONSIDER  CAREFULLY  THE RISK  FACTORS  BEGINNING  ON PAGE 1 OF THIS
PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT.

THE  PROSPECTUS  TOGETHER  WITH  THE  ACCOMPANYING  PROSPECTUS  SUPPLEMENT  WILL
CONSTITUTE THE FULL PROSPECTUS.
--------------------------------------------------------------------------------

THE SECURITIES:

Argent Securities Inc., as depositor, will sell the securities,  which may be in the form of mortgage  pass-through  certificates or mortgage-backed  notes. Each issue of  securities  will have its own  series  designation  and will  evidence either:

      o     the ownership of trust fund assets, or

      o     debt obligations secured by trust fund assets.

THE TRUST FUND AND ITS ASSETS:

The assets of a trust fund will  primarily  include any  combination  of various types of one- to four-family  residential  first and junior lien mortgage loans, multifamily  first and  junior  mortgage  loans,  commercial  first  and  junior mortgage loans,  mixed-use  residential and commercial first and junior mortgage loans, home equity lines of credit,  cooperative  apartment loans,  manufactured housing  conditional  sales  contracts and  installment  loan agreements or home improvement installment sales contracts and installment loan agreements.

CREDIT ENHANCEMENT

The  assets of the  trust  fund for a series of  securities  may also  include a financial guaranty insurance policy, pool insurance policies, letters of credit,
reserve  funds  or  currency  or  interest  rate  exchange   agreements  or  any
combination of credit support.  Credit enhancement may also be provided by means of subordination  of one or more classes of securities,  cross-collateralization or by overcollateralization.

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION HAS APPROVED THESE  SECURITIES OR DETERMINED  THAT THIS PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the  securities  may be made  through one or more  different  methods, including through underwriters as described in "Methods of Distribution" in this prospectus and in the related prospectus supplement.

                 The date of this Prospectus is April 15, 2005.

                                       ii

                                       iii

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                  RISK FACTORS

      The offered securities are not suitable investments for all investors.  In particular, you should not purchase the offered securities unless you understand and are  able  to bear  the  prepayment,  credit,  liquidity  and  market  risks associated with the securities.

      You should carefully consider the following factors in connection with the purchase of the securities offered hereby as well as any additional risk factors that are set forth in the prospectus supplement related to your security:

The  Securities  Will Have Limited  Liquidity So Investors May Be Unable to Sell
Their  Securities or May Be Forced to Sell Them at a Discount from Their Initial
Offering Price

      There can be no assurance  that a resale market for the  securities of any series will develop following the issuance and sale of any series of securities.
Even if a resale market does develop,  it may not provide  securityholders  with liquidity  of  investment  or  continue  for the life of the  securities  of any series. The prospectus supplement for any series of securities may indicate that an  underwriter  specified in the prospectus  supplement  intends to establish a secondary market in the securities,  however no underwriter will be obligated to do so. As a result,  any resale  prices  that may be  available  for any offered security in any market  that may  develop may be at a discount  from the initial offering  price.  The  securities  offered  hereby  will  not be  listed  on any securities exchange.

Credit Support May Be Limited;  the Failure of Credit Support to Cover Losses on
the Trust Fund Assets Will Result in Losses Allocated to the Related Securities

      Credit support is intended to reduce the effect of delinquent  payments or losses on the underlying  trust fund assets on those classes of securities  that have  the  benefit  of the  credit  support.  With  respect  to each  series  of securities, credit support will be provided in one or more of the forms referred to in this prospectus and the related prospectus  supplement.  Regardless of the form of credit support provided,  the amount of coverage will usually be limited in amount and in most cases will be subject to periodic  reduction in accordance with a schedule or formula.  Furthermore,  credit  support may provide only very limited  coverage as to particular  types of losses or risks, and may provide no coverage  as to other  types of  losses or  risks.  If losses on the trust  fund assets  exceed  the amount of  coverage  provided  by any credit  support or the losses are of a type not  covered by any credit  support,  these  losses will be borne by the  holders  of the  related  securities  or  specific  classes of the related securities. See "Description of Credit Support."

The  Types  of  Mortgage  Loans  Included  in the  Trust  Fund  Related  to Your
Securities May Be Especially  Prone to Defaults Which May Expose Your Securities
to Greater Losses

      The securities  will be directly or indirectly  backed by mortgage  loans,
manufactured   housing   conditional   sales  contracts  and  installment   loan
agreements.  The types of mortgage  loans  included in the trust fund may have a greater  likelihood of delinquency and foreclosure,  and a greater likelihood of loss in the event of delinquency  and  foreclosure.  You should be aware that if the  mortgaged  properties  fail to provide  adequate  security for the mortgage loans included in a trust fund, any resulting  losses, to the extent not covered by credit  support,  will be allocated to the related  securities  in the manner described in the related prospectus  supplement and consequently would adversely affect the yield to maturity on those  securities.  The depositor  cannot assure you that the values of the mortgaged  properties have remained or will remain at the appraised  values on the dates of origination of the related mortgage loans.
The  prospectus  supplement  for each series of  securities  will  describe  the mortgage  loans  which are to be

                                       1

included in the trust fund related to your  security and risks  associated  with those mortgage loans which you should carefully  consider in connection with the purchase of your security.

Nonperfection of Security  Interests in Manufactured  Homes May Result in Losses
on the Related  Manufactured  Housing Contracts and the Securities Backed by the
Manufactured Housing Contracts

      Any  conditional  sales  contracts and  installment  loan  agreements with respect  to  manufactured  homes  included  in a trust fund will be secured by a security interest in a manufactured  home.  Perfection of security  interests in manufactured  homes and  enforcement  of rights to realize upon the value of the manufactured  homes as collateral  for the  manufactured  housing  contracts are subject to a number of federal and state laws,  including the Uniform Commercial
Code as adopted in each state and each state's  certificate  of title  statutes.
The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the master  servicer fails,  due to clerical errors or otherwise,  to take the appropriate  steps to perfect the security  interest, the trustee may not have a first priority  security interest in the manufactured home securing a  manufactured  housing  contract.  Additionally,  courts in many states have held that manufactured homes may become subject to real estate title and recording  laws. As a result,  a security  interest in a  manufactured  home could be rendered  subordinate  to the  interests of other  parties  claiming an interest in the home under  applicable  state real  estate  law.  The failure to properly  perfect a valid,  first priority  security  interest in a manufactured home securing a manufactured  housing contract could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

Foreclosure  of Mortgage  Loans May Result in  Limitations or Delays in Recovery
and Losses Allocated to the Related Securities

      Even assuming that the mortgaged  properties provide adequate security for the mortgage loans, substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding  delays in the receipt of related proceeds by the  securityholders  could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes, rules and judicial  decisions  and is subject to many of the delays and expenses of other  lawsuits  if  defenses  or  counterclaims  are  interposed,  sometimes requiring  several  years to complete.  In several  states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property.  In the event of a default  by a  mortgagor,  these  restrictions  may impede the ability of the master  servicer to foreclose on or sell the mortgaged property or to obtain liquidation  proceeds  sufficient to repay all amounts due on the related  mortgage  loan.  The master  servicer will be entitled to deduct from liquidation proceeds all expenses incurred in attempting to recover amounts due on the  related  liquidated  mortgage  loan  and not yet  repaid,  including payments to prior  lienholders,  accrued  servicing fees,  ancillary fees, legal fees and costs of legal action, real estate taxes,  maintenance and preservation expenses,  monthly advances and servicing advances.  If any mortgaged properties fail to  provide  adequate  security  for the  mortgage  loans in the trust fund related  to  your  security  and  insufficient  funds  are  available  from  any applicable credit support, you could experience a loss on your investment.

      Liquidation  expenses with respect to defaulted mortgage loans do not vary directly  with  the  outstanding  principal  balance  of the loan at the time of default.  Therefore,  assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining  principal balance as it would in the  case of a  defaulted  mortgage  loan  having  a  larger  principal balance,  the amount  realized after expenses of liquidation  would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

                                       2

Mortgaged  Properties  Are  Subject  to  Environmental  Risks  and  the  Cost of
Environmental Clean-up May Increase Losses on the Related Mortgage Loans

      Under various federal,  state and local environmental laws, ordinances and regulations,  a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the  property.  These laws often  impose  liability  whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  A lender also risks liability on foreclosure of the mortgage on the property.  In addition,  the presence of hazardous or toxic  substances,  or the failure to properly remediate the property,  may adversely affect the owner's or operator's  ability to sell the property.  Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the related trust fund as owner of the related property.

      In some states, a lien on the property due to  contamination  has priority over the lien of an existing  mortgage.  Further,  a mortgage lender may be held liable as an "owner" or  "operator"  for costs  associated  with the  release of petroleum from an underground storage tank under certain  circumstances.  If the trust is considered the owner or operator of a property, it may suffer losses as a result of any liability imposed for environmental hazards on the property.

      Although  the  incidence of  environmental  contamination  of  residential properties is less common than that for  commercial  properties,  mortgage loans contained in a trust fund may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations.  The master servicer is generally prohibited from foreclosing on a mortgaged property unless it has taken adequate steps to ensure environmental compliance with respect to the mortgaged property.
However,  to the extent the master  servicer  errs and  forecloses  on mortgaged property that is subject to  environmental  law violations,  and to the extent a mortgage loan seller does not provide  adequate  representations  and warranties against  environmental  law violations,  or is unable to honor its  obligations, including  the  obligation  to  repurchase a mortgage  loan upon the breach of a representation  or warranty,  a trust fund could experience losses which, to the extent  not  covered  by credit  support,  could  adversely  affect the yield to maturity on the related securities.

The Ratings of Your  Securities May Be Lowered or Withdrawn  Which May Adversely
Affect the Liquidity or Market Value of Your Security

      It is a condition  to the issuance of the  securities  that each series of securities be rated in one of the four highest rating categories by a nationally recognized  statistical rating agency. A security rating is not a recommendation to buy, sell or hold  securities and may be subject to revision or withdrawal at any time.  No person is obligated to maintain  the rating on any  security,  and accordingly,  there can be no assurance to you that the ratings  assigned to any security  on the date on which the  security  is  originally  issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any  series  of  securities  by any  applicable  rating  agency  may be  lowered following the initial  issuance of the securities as a result of the downgrading of the obligations of any applicable credit support provider,  or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor, the  master  servicer  nor any of  their  respective  affiliates  will  have any obligation to replace or  supplement  any credit  support,  or to take any other action to maintain any rating(s) of any series of  securities.  If any rating is revised or withdrawn,  the liquidity or the market value of your security may be adversely affected.

                                       3

Failure of the Mortgage Loan Seller to Repurchase or Replace a Mortgage Loan May
Result in Losses Allocated to the Related Securities

      Each mortgage loan seller will have made representations and warranties in respect of the mortgage  loans sold by the mortgage loan seller and evidenced by a series of  securities.  In the event of a breach of a mortgage  loan  seller's representation  or warranty that materially  adversely  affects the interests of the securityholders in a mortgage loan, the related mortgage loan seller will be obligated  to cure the  breach or  repurchase  or,  if  permitted,  replace  the mortgage loan as described  under "Mortgage Loan  Program-Representations  as to
Mortgage Loans to be made by or on Behalf of Mortgage Loan Sellers; Remedies for
Breach of  Representation."  However,  there can be no assurance that a mortgage loan seller will honor its  obligation  to cure,  repurchase  or, if  permitted, replace any mortgage loan as to which a breach of a  representation  or warranty arises.  A mortgage  loan  seller's  failure or refusal to honor its  repurchase obligation  could  lead to losses  that,  to the  extent  not  covered by credit support, may adversely affect the yield to maturity of the related securities.

      In  instances  where a mortgage  loan seller is unable,  or  disputes  its obligation,  to repurchase  affected  mortgage  loans,  the master  servicer may negotiate  and enter into one or more  settlement  agreements  with the mortgage loan  seller  that  could  provide  for the  purchase  of only a portion  of the affected  mortgage  loans.  Any settlement  could lead to losses on the mortgage loans which would be borne by the related securities.  Neither the depositor nor the master  servicer will be obligated to purchase a mortgage loan if a mortgage loan seller  defaults on its  obligation to do so, and no assurance can be given that the mortgage loan sellers will carry out their  repurchase  obligations.  A default by a mortgage  loan seller is not a default by the  depositor  or by the master  servicer.  Any mortgage loan not so repurchased or substituted for shall remain in the related  trust fund and any related  losses  shall be allocated to the related credit  support,  to the extent  available,  and otherwise to one or more classes of the related series of securities.

      All of the  representations  and  warranties  of a mortgage loan seller in respect  of a  mortgage  loan  will  have  been made as of the date on which the mortgage loan was purchased from the mortgage loan seller by or on behalf of the depositor  which  will be a date prior to the date of  initial  issuance  of the related  series of  securities.  A  substantial  period of time may have elapsed between the date as of which the  representations  and warranties  were made and the  later  date of  initial  issuance  of the  related  series  of  securities.
Accordingly,  the mortgage loan seller's repurchase obligation, or, if specified in the related prospectus supplement, limited replacement option, will not arise if,  during the period  after the date of sale by the mortgage  loan seller,  an event occurs that would have given rise to a repurchase obligation had the event occurred  prior to sale of the affected  mortgage loan. The occurrence of events during this period that are not covered by a mortgage loan  seller's  repurchase obligation  could  lead to losses  that,  to the  extent  not  covered by credit support, may adversely affect the yield to maturity of the related securities.

The Yield to  Maturity  on Your  Securities  Will Depend on a Variety of Factors
Including Prepayments

      The timing of  principal  payments on the  securities  of a series will be affected by a number of factors, including the following:

      o     the extent of prepayments on the underlying assets in the trust fund or;

      o     how  payments  of  principal  are  allocated  among the  classes  of securities  of that series as  specified  in the related  prospectus supplement;

                                       4

      o     if any party  has an option to  terminate  the  related  trust  fund early, the effect of the exercise of the option;

      o     the rate and  timing of  defaults  and  losses on the  assets in the related trust fund; and

      o     repurchases  of  assets  in the  related  trust  fund as a result of material  breaches of  representations  and  warranties  made by the depositor, master servicer or mortgage loan seller.

      Prepayments  on  mortgage  loans are  influenced  by a number of  factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility.  The rate of prepayment of the mortgage loans included in or underlying  the assets in each trust fund may affect the yield to maturity  of the  securities.  In  general,  if you  purchase a class of offered securities  at a  price  higher  than  its  outstanding  principal  balance  and principal  distributions  on your class occur faster than you  anticipate at the time of purchase,  the yield will be lower than you anticipate.  Conversely,  if you purchase a class of offered securities at a price lower than its outstanding principal  balance and principal  distributions  on that class occur more slowly than you  anticipate  at the time of purchase,  the yield will be lower than you anticipate.

      To the extent  amounts in any  pre-funding  account  have not been used to purchase  additional  mortgage  loans,  holders of the  related  securities  may receive an additional prepayment.

      The yield to  maturity  on the types of classes of  securities,  including securities  that  are  entitled  to  principal  distributions  only or  interest distributions only, securities as to which accrued interest or a portion thereof will not be  distributed  but  rather  added  to the  principal  balance  of the security,  and securities with an interest rate which fluctuates  inversely with an index,  may be  relatively  more  sensitive to the rate of  prepayment on the related  mortgage loans than other classes of securities and, if applicable,  to the  occurrence  of an  early  retirement  of  the  securities.  The  prospectus supplement  for a series will set forth the related  classes of securities  that
may  be  more   sensitive  to   prepayment   rates.   See  "Yield  and  Maturity
Considerations" in this Prospectus.

The Exercise of an Optional  Termination Right Will Affect the Yield to Maturity
on the Related Securities

      The prospectus supplement for each series of securities will set forth the party that may, at its option,  purchase the assets of the related trust fund if the  aggregate  principal  balance of the  mortgage  loans and other  trust fund assets in the trust fund for that series is less than the  percentage  specified in the related prospectus  supplement of the aggregate  principal balance of the outstanding  mortgage  loans and other trust fund assets at the cut-off date for that  series.  The  percentage  will be between 25% and 0%. The  exercise of the termination  right will effect the early  retirement  of the  securities of that series.  The prospectus  supplement for each series of securities will set forth the price to be paid by the  terminating  party and the amounts that the holders of the securities will be entitled to receive upon early retirement.

      In addition to the  repurchase  of the assets in the related trust fund as described in the paragraph above, the related  prospectus  supplement may permit that, a holder of a non-offered class of securities will have the right,  solely at its discretion,  to terminate the related trust fund on any distribution date after the 12th  distribution  date following the date of initial issuance of the related  series of  securities  and until the date as the option to terminate as described in the paragraph  above becomes  exercisable  and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire  trust fund at one time;  multiple  calls  with  respect to any series of securities will not be permitted. In this case, the call class must remit to the trustee for distribution to the holders of the related securities offered hereby a price

                                       5

equal to 100% of the principal balance of their securities  offered hereby as of the day of the purchase plus accrued interest thereon at the applicable interest rate during the related period on which interest accrues on their securities. If funds equal to the call price are not deposited  with the related  trustee,  the securities will remain  outstanding.  There will not be any additional  remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, the termination  will constitute a
"qualified  liquidation"  under  Section 860F of the Internal  Revenue  Code. In
connection   with  a  call  by  the  call  class,   the  final  payment  to  the
securityholders  will be made upon  surrender of the related  securities  to the trustee.  Once the securities have been surrendered and paid in full, there will not be any continuing  liability from the securityholders or from the trust fund to securityholders.

      A trust fund may also be terminated and the certificates  retired upon the master  servicer's  determination,  if  applicable  and based upon an opinion of counsel,  that the  REMIC  status  of the  trust  fund  has been  lost or that a substantial  risk exists that the REMIC status will be lost for the then current taxable year.

      The termination of a trust fund and the early  retirement of securities by any party would  decrease the average life of the  securities  and may adversely affect the yield to holders of some or all classes of the related securities.

Violations  of  Consumer  Protection  Laws May Result in Losses on the  Mortgage
Loans and the Securities Backed by Those Mortgage Loans

      Federal and state laws,  public  policy and general  principles  of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

      o     regulate interest rates and other charges on mortgage loans;

      o     require specific disclosures to borrowers;

      o     require licensing of originators; and

      o     regulate generally the origination, servicing and collection process for the mortgage loans.

      Depending on the specific facts and circumstances involved, violations may limit the ability of a trust fund to collect all or a part of the  principal  of or  interest on the  mortgage  loans,  may  entitle the  borrower to a refund of
amounts   previously  paid  and  could  result  in  liability  for  damages  and administrative  enforcement  against  the  originator  or  an  assignee  of  the originator, like a trust fund, or the initial servicer or a subsequent servicer, as the case may be. In  particular,  it is possible that mortgage loans included in a trust fund will be subject to the Home Ownership and Equity  Protection Act of 1994. The Homeownership  Act adds additional  provisions to Regulation Z, the implementing  regulation of the Federal  Truth-In-Lending  Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase  money mortgage  loans with interest rates or origination  costs in excess of prescribed  levels. The provisions of the Homeownership Act apply on a mandatory  basis to all mortgage  loans  originated on or after October 1, 1995.
These  provisions can impose specific  statutory  liabilities upon creditors who fail to comply with their  provisions and may affect the  enforceability  of the related  loans.  In addition,  any assignee of the creditor,  like a trust fund, would  generally be subject to all claims and defenses  that the consumer  could assert  against the creditor,  including the right to rescind the mortgage loan.
Recently,  class action lawsuits under the  Homeownership  Act have been brought naming

                                       6

as a defendant  securitization  trusts like the trust  funds  described  in this prospectus with respect to the mortgage loans.

      In addition,  amendments to the federal bankruptcy laws have been proposed that could result in (1) the  treatment of a claim secured by a junior lien in a borrower's  principal  residence as protected  only to the extent that the claim was secured when the  security  interest  was made and (2) the  disallowance  of claims  based on secured  debt if the  creditor  failed to comply with  specific provisions  of the Truth in Lending Act (15 U.S.C.  ss.1639).  These  amendments could apply  retroactively  to secured debt  incurred by the debtor prior to the date of effectiveness of the amendments.

      In  addition,  the  mortgage  loans are  subject  to other  federal  laws, including  the  Equal  Credit  Opportunity  Act  and  Regulation  B  promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion,  marital status,  national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;  the Fair Credit Reporting Act, which regulates the use and reporting of  information  related to the  borrower's  credit  experience;  the Depository
Institutions  Deregulation  and  Monetary  Control Act of 1980,  which  preempts certain state usury laws; and the Alternative Mortgage Transaction Parity Act of
1982,  which  preempts  certain  state lending laws which  regulate  alternative mortgage transactions.

      In addition to federal law, some states have enacted,  or may enact,  laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or  origination  costs in excess of prescribed  levels,  and require that borrowers be given certain disclosures prior to the consummation of the mortgage  loans.  The  originator's  failure to comply with these laws could subject the related  trust fund (and other  assignees of the mortgage  loans) to monetary  penalties  and could result in the borrowers  rescinding  the mortgage loans against the related trust fund.

      Violations of certain provisions of these federal and state laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the mortgage  loans and in addition  could subject the related trust fund  to  damages  and  administrative  enforcement  and  could  result  in  the mortgagors rescinding such mortgage loans whether held by the related trust fund or subsequent holders of the mortgage loans.

      The depositor will  represent  that all applicable  federal and state laws were complied with in connection  with the origination of the mortgage loans. If there is a material and adverse breach of a  representation,  the depositor will be obligated to  repurchase  any affected  mortgage  loan or to substitute a new mortgage loan into the related trust fund. If the depositor  fails to repurchase or substitute,  a trust fund could  experience  losses which,  to the extent not covered by credit support,  could adversely  affect the yield to maturity on the related securities. See "Legal Aspects of Mortgage Assets."

      Several  capitalized  terms are used in this  prospectus  to assist you in understanding the terms of the securities.  All of the capitalized terms used in this  prospectus  are  defined  in the  glossary  beginning  on page 152 in this prospectus.

                                       7

                         DESCRIPTION OF THE TRUST FUNDS

      The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of:

      o     a segregated pool of various types of first and junior lien mortgage loans, cooperative apartment loans, manufactured housing conditional sales contracts and installment  loan agreements or home improvement installment  sales contracts and installment  loan agreements as are subject to the related agreement governing the trust fund;

      o     amounts on deposit in the distribution account, pre-funding account, if  applicable,  or any other account  maintained for the benefit of the securityholders;

      o     property acquired on behalf of securityholders by foreclosure,  deed in lieu of foreclosure or repossession and any revenues  received on the property;

      o     the rights of the depositor under any hazard insurance policies, FHA insurance  policies,  VA guarantees and primary  mortgage  insurance policies to be included in the trust fund,  each as described  under
            "Description of Primary Insurance Policies";

      o     the rights of the depositor under the agreement or agreements  under which it  acquired  the  mortgage  loans to be included in the trust fund;

      o     the rights of the trustee in any cash advance reserve fund or surety bond to be  included  in the trust  fund,  each as  described  under
            "Advances  by Master  Servicer  in Respect of  Delinquencies  on the
            Trust Fund Assets"; and

      o     any letter of credit, mortgage pool insurance policy, special hazard insurance policy,  bankruptcy bond,  financial  guarantee  insurance policy,  reserve fund,  currency or interest rate exchange agreement or  guarantee,  each  as  described  under  "Description  of  Credit
            Support."

      To the extent specified in the related prospectus supplement, a portion of the  interest  received on a mortgage  loan may not be included in the trust for that series.  Instead,  the retained  interest will be retained by or payable to the  originator,  servicer or seller (or a designee of one of the  foregoing) of the loan,  free and clear of the interest of  securityholders  under the related agreement.

Description of the Mortgage Assets to Be Included in a Trust Fund

      Each  mortgage  asset  will be  originated  by a  person  other  than  the depositor.  Each mortgage  asset will be selected by the depositor for inclusion in a trust fund from among those purchased by the depositor,  either directly or through its  affiliates,  from Argent Mortgage  Company,  LLC, the parent of the depositor,  and its  affiliates  or from banks,  savings and loan  associations, mortgage  bankers,  mortgage  brokers,  investment  banking  firms,  the Federal
Deposit Insurance Corporation and other mortgage loan originators or sellers not affiliated  with the depositor.  Each seller of mortgage assets will be referred to in this prospectus and the related  prospectus  supplement as a mortgage loan seller.  The mortgage assets acquired by the depositor will have been originated in accordance with the underlying  criteria  described in this prospectus  under
"The Depositor's Mortgage Loan Purchase  Program-Underwriting  Standards" and in
the prospectus supplement. All mortgage assets to be included in a trust fund as of the closing date will have been  purchased by the  depositor on or before the date of initial issuance of the related securities.

                                       8

      The  mortgage  assets  included  in a trust  fund will be  evidenced  by a promissory note or contract,  referred to in this prospectus as a mortgage note, and may be secured by any of the following:

      o     first or junior liens on one- to four-family  residential properties including detached and attached  dwellings,  townhouses,  rowhouses, individual  condominium  units,  individual  units  in  planned-unit
            developments  and  individual  units  in  de  minimis   planned-unit
            developments. Loans secured by this type of property are referred to in this  prospectus as  single-family  loans and may be conventional loans,  FHA-insured loans or VA-guaranteed loans as specified in the related prospectus supplement;

      o     first or junior  liens  secured  by shares in a private  cooperative housing  corporation  that give the owner of the shares the right to occupy a particular dwelling unit in the cooperative;

      o     rental apartments or projects,  including  apartment buildings owned
            by  cooperative  housing  corporations,   containing  five  or  more
            dwelling units.  The multifamily  properties may include  high-rise, mid-rise  or  garden  apartments.  Loans  secured  by  this  type of property may be conventional loans or FHA-insured loans as specified in the related prospectus supplement;

      o     commercial  properties including office buildings,  retail buildings and a variety of other commercial  properties as may be described in the related prospectus supplement;

      o     properties   consisting   of  mixed   residential   and   commercial
            structures;

      o     leasehold interests in residential properties, the title of which is held by third party lessors;

      o     manufactured  homes  that,  in  the  case  of  mortgage  loans,  are permanently  affixed to their  site or, in the case of  manufactured home  conditional  sales contracts and installment  loan agreements, may be relocated; or

      o     real property acquired upon foreclosure or comparable  conversion of the mortgage loans included in a trust fund.

      No more than 10% of the  assets of a trust  fund,  by  original  principal balance of the pool, will be secured by commercial  properties.  The term of any leasehold will exceed the term of the mortgage note by at least five years.

      The manufactured homes securing the mortgage loans or manufactured housing contracts  will  consist of  manufactured  homes within the meaning of 42 United
States Code, Section 5402(6), which defines a manufactured home as "a structure, transportable  in one or more  sections,  which in the traveling  mode, is eight body  feet or more in width or  forty  body  feet or more in  length,  or,  when erected on site, is three hundred twenty or more square feet, and which is built on a permanent  chassis and designed to be used as a dwelling  with or without a permanent foundation when connected to the required utilities,  and includes the plumbing,  heating, air conditioning,  and electrical systems contained therein;
except  that  such  term  shall  include  any  structure  which  meets  all  the requirements of this paragraph except the size  requirements and with respect to which  the  manufacturer  voluntarily  files  a  certification  required  by the
Secretary  of Housing and Urban  Development  and  complies  with the  standards established under this chapter."

                                       9

      The home improvement  contracts will be secured  primarily by mortgages on single family  properties  that are generally  subordinate to other mortgages on the same mortgaged  property or by purchase money security interests in the home improvements financed thereby.

      The  mortgaged  properties  may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United
States.  The mortgaged  properties  may include  vacation,  second and non-owner occupied homes.

      The mortgage  assets to be included in a trust fund will be any one of the following types of mortgage assets:

      o     Fully  amortizing  mortgage assets with a fixed rate of interest and level monthly payments to maturity;

      o     Fully amortizing  mortgage assets with an interest rate that adjusts periodically,  with  corresponding  adjustments  in  the  amount  of monthly payments, to equal the sum, which may be rounded, of a fixed percentage amount and an index;

      o     ARM Loans that provide for an election, at the borrower's option, to convert the adjustable interest rate to a fixed interest rate, which will be described in the related prospectus supplement;

      o     ARM Loans that  provide for  negative  amortization  or  accelerated amortization  resulting from delays in or limitations on the payment adjustments  necessary to amortize fully the  outstanding  principal balance of the loan at its then  applicable  interest  rate over its remaining term;

      o     Fully  amortizing  mortgage  assets with a fixed  interest  rate and level monthly  payments,  or payments of interest  only,  during the early years of the term, followed by periodically increasing monthly payments of  principal  and interest for the duration of the term or for a  specified  number of years,  which will be  described  in the related prospectus supplement;

      o     Fixed interest rate mortgage  assets  providing for level payment of principal  and  interest  on the  basis of an  assumed  amortization schedule and a balloon payment at the end of a specified term;

      o     Mortgage  assets  that  provide  for a line of  credit  under  which amounts may be advanced to the borrower from time to time;

      o     Fixed  interest rate mortgage  assets that provide that the interest may increase upon default,  which  increased  rate may be subject to adjustment  and may or may not convert  back to the  original  fixed interest rate upon cure of the default;

      o     Fixed  interest rate mortgage  assets that provide for reductions in the interest rate,  and  corresponding  monthly  payment due thereon during the first 36 months of the term thereof; and

      o     Another type of mortgage  loan  described in the related  prospectus supplement.

                                       10

      Each  single-family  loan having a  loan-to-value  ratio at origination in excess of 80%,  may be  required  to be covered by a primary  mortgage  guaranty insurance  policy  insuring  against default on the mortgage loan as to at least the  principal  amount  thereof  exceeding  75% of the  value  of the  mortgaged property at origination of the mortgage loan. This type of insurance will remain in force at least  until the  mortgage  loan  amortizes  to a level  that  would produce a  loan-to-value  ratio  lower  than 80%.  See  "Description  of Primary
Insurance Policies--Primary Mortgage Insurance Policies."

      A mortgaged  property  may have been  subject to  secondary  financing  at origination of the mortgage loan, but, unless otherwise specified in the related prospectus  supplement,  the total amount of primary and secondary  financing at the time of  origination  of the  mortgage  loan did not, to the  mortgage  loan seller's  knowledge,  produce a combined  loan-to-value ratio in excess of 150%.
The trust fund may  contain  mortgage  loans  secured by junior  liens,  and the related  senior lien may not be included in the trust fund.  The primary risk to holders of  mortgage  loans  secured  by junior  liens is the  possibility  that adequate  funds will not be received in  connection  with a  foreclosure  of the related  senior  liens to satisfy  fully  both the  senior  liens and the junior mortgage  loan.  In addition,  some or all of the single family loans secured by
junior   liens  may  be  High  LTV  Loans.   See  "Legal   Aspects  of  Mortgage
Assets--Foreclosure on Mortgages."

      The loan-to-value ratio of a mortgage loan at any given time is the ratio, expressed as a  percentage,  of the then  outstanding  principal  balance of the mortgage loan, or, in the case of a home equity line of credit loan, the maximum principal  amount which may be advanced over the term of the loan,  plus, in the case of a mortgage  loan secured by a junior  lien,  the  outstanding  principal balance of the  related  senior  liens,  to the value of the  related  mortgaged property.  The value of a  single-family  property or  cooperative  unit, is the lesser of (a) the appraised  value  determined  in an appraisal  obtained by the originator at origination of the loan and (b) if the mortgaged property is being purchased in  conjunction  with the  origination  of the mortgage loan the sales price for the property. For purposes of calculating the loan-to-value ratio of a manufactured  housing contract relating to a new manufactured home, the value is no  greater  than the sum of a fixed  percentage  of the list  price of the unit actually billed by the  manufacturer to the dealer,  exclusive of freight to the dealer site, including  accessories  identified in the invoice,  plus the actual cost of any  accessories  purchased  from the  dealer,  a  delivery  and  set-up allowance,  depending  on the size of the unit,  and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used  manufactured  home,  the value is generally  the least of the
sale  price,  the  appraised  value,  and  the  National   Automobile   Dealer's
Association  book value plus prepaid taxes and hazard  insurance  premiums.  The appraised  value of a  manufactured  home is based upon the age and condition of the  manufactured  housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.  Manufactured homes are less likely than other  types of housing to  experience  appreciation  in value and are more likely to experience depreciation in value.

      The  underwriting  standards of the mortgage  loan  originator or mortgage loan  seller  may  require  an  internal  review  of the  appraisal  (a  "review appraisal") used to determine the  loan-to-value of a mortgage loan which may be performed by  underwriters  rather than a licensed  appraiser.  Where the review appraisal  results in a valuation of the mortgaged  property that is less than a specified  percentage of the original appraisal,  the loan-to-value ratio of the related  mortgage  loan will be based on the review  appraisal.  The  prospectus supplement  of each series will  describe the  percentage  variance  used by the related mortgage loan originator or mortgage loan seller in determining  whether the review appraisal will apply.

      As of the cut-off date specified in the related prospectus supplement, the aggregate  principal balance of mortgage loans secured by condominium units will not exceed 30% of the aggregate  principal  balance of the mortgage loans in the related mortgage pool. A mortgage loan secured by a condominium

                                       11

unit will not be included in a mortgage pool unless,  at the time of sale of the mortgage loan by the mortgage loan seller,  representations and warranties as to the condominium  project are made by the mortgage loan seller or an affiliate of the mortgage loan seller or by another person acceptable to the depositor having knowledge regarding the subject matter of those  representations and warranties.
The mortgage  loan seller,  or another  party on its behalf,  will have made the following representations and warranties:

      o     If a  condominium  project  is subject  to  developer  control or to incomplete  phasing or add-ons,  at least 50% of the units have been sold to bona fide purchasers to be occupied as primary residences or vacation or second homes.

      o     If a  condominium  project has been  controlled  by the unit owners, other than the developer,  and is not subject to incomplete  phasing or add-ons,  at least 50% of the units been are  occupied as primary residences or vacation or second homes.

      See "The Depositor's Mortgage Loan Purchase Program--Representations by or
on Behalf of Mortgage Loan Sellers;  Remedies for Breach of  Representation"  in
this Prospectus for a description of other  representations made by or on behalf of mortgage loan sellers at the time mortgage loans are sold.

      The trust fund may include  mortgage  loans  subject to temporary  buydown plans which provide that the monthly  payments made by the borrower in the early years of the mortgage loan will be less than the scheduled  monthly  payments on the mortgage  loan,  the  resulting  difference to be made up from (a) an amount contributed by the borrower,  the seller of the mortgaged  property,  or another source and placed in a custodial  account and (b) unless otherwise  specified in the  prospectus  supplement,  investment  earnings  on the  buydown  funds.  The borrower under a buydown mortgage loan is usually qualified at the lower monthly payment  taking  into  account  the funds on deposit in the  custodial  account.
Accordingly,  the  repayment  of a buydown  mortgage  loan is  dependent  on the ability of the borrower to make larger level monthly payments after the funds in the custodial  account have been depleted.  See "The  Depositor's  Mortgage Loan
Purchase   Program--Underwriting   Standards"  for  a  discussion  of  loss  and
delinquency considerations relating to buydown mortgage loans.

      The trust  fund may  include  mortgage  loans that  provide  for a line of credit under which  amounts may be advanced to the  borrower  from time to time.
Interest on each home equity line of credit loan,  excluding  introductory rates offered from time to time during  promotional  periods,  is computed and payable monthly on the average daily outstanding balance of the mortgage loan. Principal on a home equity line of credit loan may be drawn down,  up to a maximum  amount as set forth in the related prospectus supplement, or repaid under each mortgage loan from time to time, but may be subject to a minimum periodic  payment.  Each home equity  line of credit  loan  included in a trust fund will be secured by a lien on a one-to-four  family property or a manufactured home. A trust fund will not include any amounts  borrowed  under a home equity line of credit loan after the cut-off date specified in the related prospectus supplement.

      The trust fund may include  mortgage loans with respect to which a portion of the loan proceeds are held back from the mortgagor until required  repairs or improvements  on the mortgaged  property are completed,  in accordance  with the mortgage loan seller's underwriting standards.

      The trust fund may include  mortgage  loans that are  delinquent as of the date the  related  series of  securities  is issued.  In that case,  the related prospectus  supplement  will set  forth,  as to each  mortgage  loan,  available information as to the period of delinquency and any other  information  relevant for a prospective  purchaser to make an investment decision. No mortgage loan in a trust fund will be 90 or

                                       12

more days delinquent and no trust fund will include a concentration  of mortgage loans which are more than 30 and less than 90 days  delinquent  of greater  than
20%.

      If so specified in the related prospectus supplement,  a mortgage loan may contain a prohibition on prepayment or a Lockout Period or require  payment of a prepayment charge. A multifamily,  commercial or mixed-use loan may also contain a provision  that  entitles the lender to a share of profits  realized  from the operation or disposition of the related  mortgaged  property.  If the holders of any class or classes of offered  securities  of a series will be entitled to all or a portion  of this  type of  equity  participation,  the  related  prospectus supplement will describe the equity  participation  and the method or methods by which distributions in respect thereof will be made to such holders.

      Mortgage  Loan  Information  in  Prospectus  Supplement.  Each  prospectus supplement will contain specific information with respect to the mortgage assets contained in the related  trust fund,  as of the cut-off  date  specified in the prospectus supplement,  which will usually be close of business on the first day of the month of formation of the related trust fund, to the extent  specifically known to the depositor as of the date of the  prospectus  supplement,  including the following:

      o     the aggregate outstanding  principal balance, the largest,  smallest and average outstanding principal balance of the mortgage assets,

      o     the type of property securing the mortgage assets and the percentage of mortgage assets in the related mortgage pool which are secured by that type of property,

      o     the original terms to maturity of the mortgage assets,

      o     the earliest origination date and latest maturity date,

      o     the   aggregate   principal   balance  of  mortgage   loans   having
            loan-to-value ratios at origination  exceeding 80%, or, with respect to mortgage loans secured by a junior lien, the aggregate  principal balance of  mortgage  loans  having  combined  loan-to-value  ratios exceeding 80%,

      o     the interest  rates or range of interest rates borne by the mortgage loans,

      o     the  geographical  distribution  of the  mortgaged  properties  on a state-by-state basis,

      o     the  number and  aggregate  principal  balance  of buydown  mortgage loans, if any,

      o     a description of the retained interest, if any,

      o     with respect to ARM Loans,  the index,  the  adjustment  dates,  the highest,  lowest and weighted average gross margin,  and the maximum interest rate  variation at the time of any  adjustment and over the life of the ARM Loan,

the  range of debt  service  coverage  ratios  for  mortgage  loans  secured  by multifamily properties or commercial properties,  and whether the mortgage loans provide  for  payments  of interest  only for any period and the  frequency  and amount by which, and the term during which, monthly payments adjust.

                                       13

      If specific  information  respecting the trust fund assets is not known to the  depositor  at the time  securities  are  initially  offered,  more  general information of the nature  described in the bullet points above will be provided in the  prospectus  supplement,  and specific  information  as to the trust fund assets  to be  included  in the  trust  fund  on the  date  of  issuance  of the securities  will be set forth in a report which will be available to  purchasers of the related  securities at or before the initial  issuance of the  securities and will be filed,  together with the related  pooling and servicing  agreement, with respect to each series of certificates, or the related servicing agreement, trust agreement and indenture,  with respect to each series of notes, as part of a report on Form 8-K with the Securities and Exchange  Commission within fifteen days after the initial issuance.  If mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement, the addition or  deletion  will be noted on the  Current  Report  or Form  8-K.  In no event, however,  will more than 5%, by principal  balance at the cut-off  date,  of the mortgage loans deviate from the  characteristics of the mortgage loans set forth in the related prospectus supplement.  In addition, a report on Form 8-K will be filed  within  15  days  after  the  end of any  pre-funding  period  containing information  respecting the trust fund assets  transferred to a trust fund after the date of issuance of the related  securities  as described  in the  following paragraph.

Description of the Pre-funding  Account for the Purchase of Additional  Mortgage
Loans

      The agreement governing the trust fund may provide for the transfer by the mortgage  loan seller of  additional  mortgage  assets to the related trust fund after the date of initial  issuance of the  securities.  In that case, the trust fund will  include a  pre-funding  account,  into  which all or a portion of the proceeds of the sale of one or more classes of securities of the related  series will be deposited to be released as additional  mortgage assets are transferred.
Additional  mortgage assets will be required to conform to the  requirements set forth in the related  agreement or other  agreement  providing for the transfer, and will be underwritten to the same standards as the mortgage assets  initially included  in the trust  fund.  A  pre-funding  account  will be  required  to be maintained  as an eligible  account  under the related  agreement and the amount held in the  pre-funding  account  shall at no time exceed 50% of the  aggregate outstanding principal balance of the securities. The related agreement providing for the transfer of additional  mortgage  assets will provide that all transfers must be made within 3 months,  if a REMIC election has been made with respect to the trust,  or within 6 months  after the date on which the  related  securities were  issued,  and that  amounts set aside to fund the  transfers,  whether in a pre-funding account or otherwise,  and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the related prospectus supplement.

      The depositor  will be required to provide data  regarding the  additional mortgage  assets  to the  rating  agencies  and the  security  insurer,  if any, sufficiently in advance of the scheduled transfer to permit review by the rating agencies and the security  insurer.  Transfer of the additional  mortgage assets will be further  conditioned  upon  confirmation by the rating agencies that the addition of mortgage assets to the trust fund will not result in the downgrading of the  securities  or, in the case of a series  guaranteed  or  supported  by a security  insurer,  will not adversely  affect the capital  requirements  of the security insurer.  Finally, a legal opinion to the effect that the conditions to the  transfer of the  additional  mortgage  assets have been  satisfied  will be required.

                                  THE DEPOSITOR

      Argent  Securities  Inc.,  the  depositor,   is  a  Delaware   corporation
incorporated  on May 22,  2003 as a direct  wholly-owned  subsidiary  of  Argent
Mortgage Company, LLC. The depositor was organized for the purpose of serving as a private  secondary  mortgage  market  conduit.  The  depositor  maintains  its principal  office at 1100 Town & Country Road,  Orange,  California  92868.  Its
telephone number is (714) 541-9960.

                                       14

      The depositor does not have, nor is it expected in the future to have, any significant assets. The prospectus supplement for each series of securities will disclose if the depositor is a party to any legal  proceedings that could have a material  impact on the related  trust fund and the  interests of the  potential investors.

                                 USE OF PROCEEDS

      The net proceeds to be received  from the sale of the  securities  will be applied by the depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of offerings of securities  will depend on a number of factors,  including  the volume of mortgage  assets  acquired by the  depositor, prevailing interest rates, availability of funds and general market conditions.

                        YIELD AND MATURITY CONSIDERATIONS

      The yield on any offered security will depend on the following:

      o     the price paid by the securityholder,

      o     the rate at which interest accrued on the security,

      o     the receipt and timing of receipt of distributions on the security,

      o     the  weighted  average  life of the  mortgage  assets in the related trust fund,

      o     liquidations of mortgage assets following mortgagor defaults,

      o     purchases of mortgage assets in the event of optional termination of the trust fund or  breaches  of  representations  made in respect of such  mortgage  assets by the  depositor,  the master  servicer  and others, and

      o     in the case of  securities  evidencing  interests  in ARM Loans,  by changes in the interest  rates or the  conversions of ARM Loans to a fixed interest rate.

      Security  Interest Rate.  Securities of any class within a series may have fixed,  variable or adjustable  security interest rates, which may or may not be based upon the interest rates borne by the mortgage  assets in the related trust fund. The prospectus  supplement  with respect to any series of securities  will specify the security  interest rate for each class of securities or, in the case of a variable or adjustable  security  interest  rate, the method of determining the security interest rate.  Holders of Stripped Interest  Securities or a class of securities  having a security interest rate that varies based on the weighted average  interest  rate of the  underlying  mortgage  assets will be affected by disproportionate  prepayments  and  repurchases of mortgage assets having higher interest rates than the average interest rate.

      Timing of  Payment of  Interest  And  Principal.  The  effective  yield to securityholders entitled to payments of interest will be slightly lower than the yield otherwise produced by the applicable security interest rate because, while interest on the mortgage assets may accrue from the first day of each month, the distributions  of such  interest  will not be made until the  distribution  date which may be as late as the 25th day of the month  following  the month in which interest accrues on the mortgage assets. On each distribution date, a payment of interest on the securities,  or addition to the principal  balance of a class of
Accrual  Securities,  will include  interest accrued during the interest accrual period described in the related

                                       15

prospectus  supplement for that remittance  date. If the interest accrual period ends on a date other than a remittance  date for the related  series,  the yield realized by the holders of the securities may be lower than the yield that would result if the interest accrual period ended on the remittance date. In addition, if so specified in the related  prospectus  supplement,  interest accrued for an interest  accrual period for one or more classes of securities may be calculated on  the  assumption  that  distributions  of  principal,  and  additions  to the principal  balance  of  Accrual  Securities,  and  allocations  of losses on the mortgage assets may be made on the first day of the interest  accrual period for a remittance  date and not on the remittance  date.  This method would produce a lower  effective  yield than if  interest  were  calculated  on the basis of the actual principal amount outstanding during an interest accrual period.

      When a  principal  prepayment  in full is made  on a  mortgage  loan,  the borrower  is  charged  interest  only  for the  period  from the due date of the preceding  monthly  payment up to the date of the  prepayment,  instead of for a full month. When a partial  prepayment is made on a mortgage loan, the mortgagor is not charged  interest on the amount of the  prepayment for the month in which the prepayment is made. Accordingly, the effect of principal prepayments in full during any month will be to reduce the  aggregate  amount of interest  collected that is available for distribution to  securityholders.  The mortgage loans in a trust fund may contain provisions limiting  prepayments or requiring the payment of a prepayment  charge upon  prepayment  in full or in part. If so specified in the related prospectus supplement,  a prepayment charge collected may be applied to offset the above-described  shortfalls in interest collections on the related distribution date. Otherwise,  prepayment charges collected may be available for distribution  only to a specific class of securities or may not be a part of the related trust at all, and, therefore not available for distribution to any class of  securities.  Full and partial  principal  prepayments  collected  during the prepayment  period set forth in a prospectus  supplement  will be available  for distribution to  securityholders  on the related  distribution date. Neither the trustee nor the  depositor  will be  obligated  to fund  shortfalls  in interest collections  resulting from prepayments.  The prospectus supplement for a series of securities may specify that the master servicer will be obligated to pay from its own funds, without reimbursement,  those interest shortfalls attributable to full and partial prepayments by mortgagors but only up to an amount equal to its servicing fee for the related due period. See "Description of the Securities."

      In  addition,  if so  specified in the related  prospectus  supplement,  a holder of a non-offered  class of securities will have the right,  solely at its discretion,  to terminate the related trust fund on any distribution  date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the Clean-up Call becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the  entire  trust  fund at one time;  multiple  calls with respect to any series of  securities  will not be permitted.  Early  termination would result in the concurrent  retirement of all outstanding  securities of the
related   series  and  would  decrease  the  average  lives  of  the  terminated securities,  perhaps  significantly.  The earlier  after the date of the initial issuance of the securities that the termination occurs, the greater would be the effect.

      Principal  Prepayments.  The yield to maturity on the  securities  will be affected by the rate of  principal  payments on the mortgage  assets,  including principal  prepayments,  curtailments,  defaults and  liquidations.  The rate at which principal  prepayments  occur on the mortgage assets will be affected by a variety of factors, including, without limitation, the following:

      o     the terms of the mortgage assets,

      o     the level of prevailing interest rates,

      o     the availability of mortgage credit,

                                       16

      o     in the case of multifamily  loans and commercial  loans, the quality of management of the mortgaged properties, and

      o     economic, demographic, geographic, tax, legal and other factors.

      In general, however, if prevailing interest rates fall significantly below the interest rates on the mortgage assets  included in a particular  trust fund, those  mortgage  assets  are  likely  to be  the  subject  of  higher  principal prepayments than if prevailing rates remain at the rates borne by those mortgage assets.  Conversely,  if prevailing  interest rates rise significantly above the interest rates on the mortgage assets included in a particular trust fund, those mortgage assets are likely to be the subject of lower principal prepayments than if prevailing rates remain at the rates borne by those mortgage assets. The rate of principal  payments on some or all of the classes of  securities  of a series will  correspond  to the  rate of  principal  payments  on the  mortgage  assets included in the related trust fund and is likely to be affected by the existence of prepayment  premium provisions of the mortgage assets in a mortgage pool, and by the  extent  to which  the  servicer  of any such  mortgage  asset is able to enforce such provisions. There can be no certainty as to the rate of prepayments on the  mortgage  assets  during  any  period  or over the  life of the  related securities.

      If the  purchaser  of a  security  offered at a  discount  calculates  its anticipated  yield to  maturity  based on an assumed  rate of  distributions  of principal that is faster than that actually  experienced on the mortgage assets, the actual yield to maturity will be lower than that so calculated.  Conversely, if the purchaser of a security  offered at a premium  calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually  experienced on the mortgage assets,  the actual yield to maturity will be lower than that so calculated. In either case, the effect on yield of  prepayments  on one or more classes of  securities  of a series may be mitigated or exacerbated by the priority of  distributions of principal to those classes as provided in the related prospectus supplement.

      The timing of changes in the rate of  principal  payments on the  mortgage assets may significantly affect an investor's actual yield to maturity,  even if the average rate of  distributions of principal is consistent with an investor's expectation.  In general,  the  earlier a  principal  payment is received on the mortgage assets and distributed in respect of a security, the greater the effect on such  investor's  yield to  maturity.  The effect on an  investor's  yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor  during a given  period may not be offset by a  subsequent  like decrease or increase in the rate of principal payments.

      Defaults. The rate of defaults on the mortgage assets will also affect the rate and timing of principal  payments on the mortgage assets and thus the yield on the securities.  In general,  defaults on single family loans are expected to occur with greater frequency in their early years. However, mortgage assets that require balloon payments, including multifamily loans, risk default at maturity, or that the  maturity of the balloon loan may be extended in  connection  with a workout.  The rate of default on mortgage  loans which are  refinance or limited documentation  mortgage loans,  mortgage assets with high loan-to-value  ratios, and  ARM  Loans  may  be  higher  than  for  other  types  of  mortgage  assets.
Furthermore,  the rate and timing of defaults and  liquidations  on the mortgage assets will be affected by the general  economic  condition of the region of the country in which the  related  mortgaged  properties  are  located.  The risk of delinquencies  and loss is greater  and  prepayments  are less likely in regions where a weak or  deteriorating  economy  exists,  as may be evidenced  by, among other factors, increasing unemployment or falling property values.

                                       17

Maturity and Weighted Average Life

      Prepayments.  The rates at which  principal  payments  are received on the mortgage assets included in a trust fund and the rate at which payments are made from any credit  support for the  related  series of  securities  may affect the ultimate  maturity  and the  weighted  average life of each class of the series.
Weighted average life refers to the average amount of time that will elapse from the date of issue of a security  until each dollar of principal of that security will be  repaid  to the  investor.  The  weighted  average  life  of a class  of securities of a series will be influenced by, among other  factors,  the rate at which principal on the related mortgage assets is paid to that class,  which may be in the form of scheduled  amortization or prepayments.  For this purpose, the term prepayment includes prepayments,  in whole or in part, and liquidations due to default.  Prepayments  on the mortgage  assets in a trust fund will generally accelerate the rate at which  principal is paid on some or all of the classes of the securities of the related series.

      If so provided in the  prospectus  supplement  for a series of securities, one or more classes of securities may have a final  scheduled  remittance  date, which  is the  date on or  prior  to which  the  principal  balance  thereof  is scheduled  to be reduced  to zero,  calculated  on the basis of the  assumptions applicable to such series set forth therein.

      In addition,  the weighted  average life of the securities may be affected by the varying maturities of the related mortgage assets. If any mortgage assets in a trust fund have  actual  terms to  maturity  of less than those  assumed in calculating the final scheduled  remittance  dates for the classes of securities of the related  series,  one or more classes of the securities may be fully paid prior to their respective final scheduled  remittance dates, even in the absence of  prepayments.  Accordingly,  the  prepayment  experience of the mortgage pool will, to some extent,  be a function of the mix of interest rates and maturities of the mortgage  assets in that mortgage  pool.  See  "Description  of the Trust
Funds."

      Prepayments on loans are also commonly  measured  relative to a prepayment standard or model, such as the Constant  Prepayment Rate prepayment model or the
Standard  Prepayment  Assumption  prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding  principal  balance of a pool of loans for the life of those  loans.
SPA  represents  an assumed rate of prepayment  each month  relative to the then outstanding  principal  balance of a pool of loans.  A prepayment  assumption of
100% of SPA assumes  prepayment  rates of 0.2% per annum of the then outstanding principal  balance of the loans in the first  month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month.
Beginning in the thirtieth month and in each month thereafter during the life of the loans,  100% of SPA assumes a constant  prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption  purports to be an historical  description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans.  Moreover, CPR and SPA were developed based upon historical  prepayment  experience for single family loans.
Thus, it is likely that  prepayment  of any mortgage  assets will not conform to any particular level of CPR or SPA.

      The  prospectus  supplement  with respect to each series of securities may contain tables, if applicable, setting forth the projected weighted average life of one or more classes of offered securities of the series and the percentage of the  initial  principal  balance  of each class  that  would be  outstanding  on specified  remittance  dates based on the assumptions  stated in that prospectus supplement,  including  assumptions  that  prepayments  on the related  mortgage assets are made at rates  corresponding to various percentages of CPR, SPA or at other rates specified in the prospectus  supplement.  Tables and assumptions are intended to  illustrate  the  sensitivity  of the  weighted  average life of the securities  to
\

                                       18

various  prepayment  rates  and  are  not  intended  to  predict  or to  provide information  that will enable  investors to predict the actual weighted  average life of the  securities.  It is unlikely that  prepayment of any mortgage assets for any series will  conform to any  particular  level of CPR,  SPA or any other rate specified in the related prospectus supplement.

      There can be no  assurance  as to the rate of  prepayment  of the mortgage loans  underlying  or  comprising  the trust fund assets in any trust fund.  The depositor  is not aware of any  publicly  available  statistics  relating to the principal prepayment  experience of diverse portfolios of mortgage loans over an extended  period of time. All  statistics  known to the depositor that have been compiled with respect to prepayment  experience on mortgage loans indicates that while some mortgage loans may remain  outstanding until their stated maturities, a substantial  number will be paid prior to their respective stated  maturities.
The depositor is not aware of any historical  prepayment experience with respect to  mortgage  loans  secured by  properties  located in Puerto Rico or Guam and, accordingly,  prepayments  on loans secured by properties in Puerto Rico or Guam may not  occur at the same  rate or be  affected  by the same  factors  as other mortgage loans.

      Type of Mortgage  Asset.  The type of mortgage  assets included in a trust fund may affect the weighted average life of the related securities. A number of mortgage  assets may have  balloon  payments  due at  maturity,  and because the ability of a mortgagor to make a balloon payment  typically will depend upon its ability either to refinance the loan or to sell the related mortgaged  property, there is a risk that  mortgage  assets  having  balloon  payments may default at maturity,  or that the servicer may extend the maturity of the mortgage asset in connection  with a workout.  In  addition,  a number of  mortgage  assets may be junior  mortgage  loans.  The rate of  default on junior  mortgage  loans may be greater  than  that of  mortgage  loans  secured  by first  liens on  comparable properties.  In the case of  defaults,  recovery of proceeds  may be delayed by, among other things,  bankruptcy  of the  mortgagor or adverse  conditions in the market where the property is located.  In order to minimize  losses on defaulted mortgage assets, the servicer may, to the extent and under the circumstances set forth in this prospectus and in the related servicing agreement, be permitted to modify  mortgage  assets  that are in default  or as to which a payment  default appears imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage  asset will tend to extend the  weighted  average life of the securities,  thereby lengthening the period of time elapsed from the date of issuance of a security until it is retired.

      Although  the  interest  rates on ARM Loans will be  subject  to  periodic adjustments,  adjustments  generally  will,  unless  otherwise  specified in the related prospectus supplement, (1) not increase or decrease the interest rate by more than a fixed  percentage  amount on each adjustment  date, (2) not increase the interest rate over a fixed percentage amount during the life of any ARM Loan and (3) be based on an index,  which may not rise and fall consistently with the mortgage  interest  rate,  plus the related  fixed  percentage  set forth in the related  mortgage  note,  which may be different  from margins being used at the time for newly  originated  adjustable  rate mortgage  loans.  As a result,  the interest rates on the ARM Loans in a mortgage pool at any time may not equal the prevailing rates for similar,  newly originated  adjustable rate mortgage loans.
In certain rate environments,  the prevailing rates on fixed rate mortgage loans may be sufficiently  low in relation to the  then-current  mortgage rates on ARM
Loans with the result that the rate of  prepayments  may increase as a result of refinancings.  There can be no  certainty as to the rate of  prepayments  on the mortgage assets during any period or over the life of any series of securities.

      The interest rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates, as well as immediately  after  origination when initial  interest  rates  are  generally  lower  than  the  sum of  the  indices applicable  at  origination  and the  related  margins,  the amount of  interest accruing on the principal  balance of these types of mortgage  assets may exceed the amount of the minimum  scheduled  monthly payment

                                       19

thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage  assets  may  become  deferred  interest  which  will be  added  to the principal  balance  thereof and will bear  interest at the  applicable  interest rate.  The addition of any  deferred  interest to the  principal  balance of any related  class or classes of  securities  of a series will lengthen the weighted average  life  thereof  and may  adversely  affect  yield  to  holders  thereof, depending upon the price at which the securities  were  purchased.  In addition, with  respect to certain ARM Loans  subject to negative  amortization,  during a period of  declining  interest  rates,  it might be expected  that each  minimum scheduled  monthly  payment on the ARM Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof,  and since such excess will be applied to reduce the  principal  balance of the related class or classes of  securities,  the  weighted  average life of the  securities  will be reduced which may adversely affect yield to holders thereof,  depending upon the price at which such securities were purchased.

Foreclosures and Payment Plans

      The number of foreclosures and the principal amount of the mortgage assets that are foreclosed in relation to the number of mortgage assets that are repaid in  accordance  with their terms will affect the weighted  average life of those mortgage  assets  and  that  of the  related  series  of  securities.  Servicing decisions made with respect to the mortgage assets, including the use of payment plans  prior to a demand for  acceleration  and the  restructuring  of  mortgage assets in  bankruptcy  proceedings,  may also have an  effect  upon the  payment patterns of particular mortgage assets and thus the weighted average life of the securities.

      Due-on-sale  Clauses.  Acceleration  of  mortgage  payments as a result of certain transfers of or the creation of encumbrances  upon underlying  mortgaged property is another factor affecting  prepayment rates that may not be reflected
in  the  prepayment   standards  or  models  used  in  the  relevant  prospectus supplement. In most cases the mortgage assets will include "due-on-sale" clauses that permit the lender in certain  instances to  accelerate  the maturity of the loan if the  borrower  sells,  transfers  or conveys  the  property.  The master servicer,  on behalf of the trust  fund,  will  employ  its usual  practices  in determining whether to exercise any right that the trustee may have as mortgagee to accelerate  payment of the mortgage asset. An ARM Loan may be assumable under some  conditions if the proposed  transferee of the related  mortgaged  property establishes  its  ability to repay the  mortgage  asset and,  in the  reasonable judgment of the servicer or the related  sub-servicer,  the security for the ARM
Loan would not be impaired by the assumption.  The extent to which ARM Loans are assumed by  purchasers of the  mortgaged  properties  rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See "Legal
Aspects of Mortgage Assets--Enforceability of Certain Provisions."

                 THE DEPOSITOR'S MORTGAGE LOAN PURCHASE PROGRAM

      The mortgage loans to be included in a trust fund will be purchased by the depositor, either directly or indirectly, from the mortgage loan sellers.

Underwriting Standards

      All  mortgage  loans to be included in a trust fund will have been subject to underwriting  standards  acceptable to the depositor and applied as described in the following  paragraph.  Each mortgage loan seller, or another party on its behalf, will represent and warrant that mortgage loans purchased by or on behalf of the  depositor  from it have been  originated by the related  originators  in accordance with these underwriting guidelines.

                                       20

      The underwriting  standards are applied by the originators to evaluate the value of the  mortgaged  property and to evaluate the adequacy of the  mortgaged property as collateral for the mortgage  loan.  While the  originator's  primary consideration  in  underwriting  a mortgage  loan is the value of the  mortgaged property,  the  originator  also  considers the  borrower's  credit  history and repayment  ability as well as the type and use of the mortgaged  property.  As a result  of  this  underwriting  criteria,  changes  in the  values  of  mortgage properties may have a greater effect on the  delinquency,  foreclosure  and loss experience  on the mortgage  loans in a trust fund than these  changes  would be expected to have on mortgage  loans that are  originated  in a more  traditional manner.  No  assurance  can be given by the  depositor  that the  values  of the related  mortgaged  properties  have  remained  or will  remain at the levels in effect on the dates of origination of the related mortgage loans.

      High LTV Loans are underwritten  with an emphasis on the  creditworthiness of the related mortgagor.  High LTV are underwritten with a limited  expectation of recovering any amounts from the foreclosure of the related property.

      In the case of the multifamily loans, commercial loans or mixed-use loans, lenders  typically  look to the  debt  service  coverage  ratio  of a loan as an important  measure of the risk of default on that loan. Unless otherwise defined in the related  prospectus  supplement,  the debt  service  coverage  ratio of a multifamily  loan or  commercial  loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized  scheduled  payments on the mortgage loan and on any other loan that is secured by a lien on the  mortgaged  property  prior to the lien of the related  mortgage.  Net operating  incomes is: the total operating  revenues derived from a  multifamily,  commercial or mixed-use  property,  as applicable, during that period,  minus the total operating  expenses  incurred in respect of that  property  during  that  period  other  than  (a)  non-cash  items  such as depreciation and amortization,  (b) capital expenditures and (c) debt service on loans  (including the related  mortgage loan) secured by liens on that property.
The net operating income of a multifamily,  commercial or mixed-use property, as applicable,  will  fluctuate over time and may or may not be sufficient to cover debt  service on the related  mortgage  loan at any given  time.  As the primary source of the  operating  revenues of a  multifamily,  commercial  or mixed- use
property,   as  applicable,   rental  income  (and  maintenance   payments  from
tenant-stockholders  of a  cooperatively  owned  multifamily  property)  may  be affected by the  condition  of the  applicable  real estate  market  and/or area economy.  Increases in operating expenses due to the general economic climate or economic  conditions  in a locality or industry  segment,  such as  increases in interest  rates,  real  estate tax rates,  energy  costs,  labor costs and other operating  expenses,  and/or to changes in governmental  rules,  regulations and fiscal  policies,  may  also  affect  the  risk  of  default  on a  multifamily, commercial or mixed-use loan. Lenders also look to the loan-to-value  ratio of a multifamily,  commercial  or  mixed-use  loan as a measure  of risk of loss if a property must be liquidated following a default.

      Typically,  the underwriting process used by an originator is as described in this and the next two following  paragraphs.  The prospectus supplement for a series will describe any variations to this process as it applies to the related mortgage assets.  Initially,  a prospective  borrower is required to complete an application  with  respect  to the  applicant's  liabilities,  income and credit history and personal  information,  as well as an  authorization  to apply for a credit report that summarizes the borrower's  reported credit history with local merchants and lenders and any record of bankruptcy.  In addition,  an employment verification  is obtained  that reports the  borrower's  current  salary and may contain information regarding length of employment. If a prospective borrower is self- employed,  the borrower is required to submit copies of signed tax returns or other  proof of  business  income.  The  borrower  may  also be  required  to authorize  verification of deposits at financial institutions where the borrower has demand or savings accounts.  In the case of a multifamily  loan,  commercial loan or mixed-use  loan, the mortgagor will also be required to provide  certain information  regarding the related mortgaged property,  including a current rent roll and operating income  statements  which may be pro forma and unaudited.  In addition,  the

                                       21

originator will generally also consider the location of the mortgaged  property, the  availability  of  competitive  lease space and rental  income of comparable properties  in the relevant  market area,  the overall  economy and  demographic features of the geographic area and the mortgagor's  prior  experience in owning and operating  properties  similar to the  multifamily  properties or commercial properties, as the case may be.

      In determining the adequacy of the property as collateral, an appraisal is made of each  property  considered  for  financing,  except  in the  case of new manufactured  homes whose appraised value is determined  using the list price of the unit and  accessories  as described  above under  "Description  of the Trust
Funds." Each appraiser is selected in accordance with  predetermined  guidelines established  for  appraisers.  The appraiser is required to inspect the property and verify that it is in good condition and that construction,  if new, has been completed.  The appraisal is based on the market value of comparable  homes, the estimated rental income,  if considered  applicable by the appraiser,  and, when deemed appropriate,  the cost of replacing the home. With respect to multifamily properties,  commercial properties and mixed-use properties,  the appraisal must specify  whether an income  analysis,  a market  analysis or a cost analysis was used. An appraisal  employing the income approach to value analyzes a property's projected net cash flow,  capitalization  and other  operational  information in determining  the  property's  value.  The market  approach to value analyzes the prices paid for the purchase of similar  properties in the property's area, with adjustments made for variations  between those other properties and the property being  appraised.  The cost approach to value  requires the appraiser to make an estimate of land value and then  determine the current cost of  reproducing  the improvements  less any accrued  depreciation.  The value of the  property  being financed,  as  indicated  by the  appraisal,  must  be  high  enough  so that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

      In the case of single  family  loans and  contracts,  once all  applicable employment,  credit and property information is received, the originator reviews the applicant's  source of income,  calculates the amount of income from sources indicated on the loan application or similar  documentation,  reviews the credit history  of the  applicant,  calculates  the  debt  service-to-income  ratio  to determine  the  applicant's  ability  to repay  the  loan,  reviews  the type of property  being  financed and reviews the  property.  In  evaluating  the credit quality of borrowers,  the originator may utilize the FICO score supplied by the credit  bureau with the credit  report (a  statistical  ranking of likely future credit performance  developed by Fair, Isaac & Company and three national credit data repositories - Equifax, TransUnion and Experian).

      In the case of a  mortgage  loan  secured  by a  leasehold  interest  in a residential  property,  the title to which is held by a third party lessor,  the mortgage  loan  seller,  or another  party on its  behalf,  will be  required to warrant,  among  other  things,  that the  remaining  term of the  lease and any sublease be at least five years longer than the  remaining  term of the mortgage loan.

      With respect to any loan  insured by the FHA, the mortgage  loan seller is
required  to  represent   that  the  FHA  loan  complies  with  the   applicable
underwriting  policies  of  the  FHA.  See  "Description  of  Primary  Insurance
Policies--FHA Insurance."
      With respect to any loan  guaranteed  by the VA, the mortgage  loan seller will be required to  represent  that the VA loan  complies  with the  applicable
underwriting   policies  of  the  VA.  See  "Description  of  Primary  Insurance
Policies--VA Guarantees."

      The recent  foreclosure or repossession  and  delinquency  experience with respect  to  loans  serviced  by  the  master  servicer  or,  if  applicable,  a significant sub-servicer will be provided in the related prospectus supplement.

                                       22

Qualifications of Originators and Mortgage Loan Sellers

      Each originator will be required to satisfy the  qualifications  set forth in this  paragraph.  Each  originator  must  be an  institution  experienced  in originating  conventional  mortgage  loans  in  accordance  with  customary  and
reasonable   practices  and  the  mortgage  loan  seller's  or  the  depositor's guidelines,  and must maintain satisfactory facilities to originate those loans.
Each originator  must be a HUD-approved  mortgagee or an institution the deposit accounts in which are insured by the Bank Insurance Fund or Savings  Association
Insurance Fund of the FDIC. In addition,  with respect to FHA loans or VA loans, each  originator  must be approved to originate the mortgage loans by the FHA or
VA, as  applicable.  Each  originator and mortgage loan seller must also satisfy criteria  as to  financial  stability  evaluated  on a case by case basis by the depositor.

Representations by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of
Representation

      Each  mortgage  loan  seller,  or a party on its  behalf,  will  have made representations  and  warranties  in respect of the mortgage  loans sold by that mortgage loan seller. The following material  representations  and warranties as to the mortgage loans will be made by or on behalf of each mortgage loan seller:

      o     that any required hazard  insurance was effective at the origination of each mortgage  loan,  and that each required  policy  remained in effect  on the  date of  purchase  of the  mortgage  loan  from  the mortgage loan seller by or on behalf of the depositor;

      o     that  either  (A)  title   insurance   insuring,   subject  only  to
            permissible  title  insurance  exceptions,  the lien  status  of the
            Mortgage was effective at the  origination of each mortgage loan and the  policy  remained  in  effect  on the  date of  purchase  of the mortgage  loan from the mortgage  loan seller by or on behalf of the depositor  or (B) if the  mortgaged  property  securing any mortgage loan is  located  in an area  where  title  insurance  policies  are generally not  available,  there is in the related  mortgage file an attorney's  certificate of title indicating,  subject to permissible exceptions set forth therein, the lien status of the mortgage;

      o     that the mortgage  loan seller had good title to each  mortgage loan and each  mortgage loan was subject to no valid  offsets,  defenses, counterclaims or rights of rescission  except to the extent that any buydown agreement  described herein may forgive some indebtedness of a borrower;

      o     that each Mortgage constituted a valid lien on, or security interest in,  the  mortgaged  property,  subject  only to  permissible  title insurance  exceptions  and  senior  liens,  if  any,  and  that  the mortgaged  property  was free from  material  damage and was in good repair;

      o     that there were no delinquent  tax or  assessment  liens against the mortgaged property;

      o     that  each  mortgage  loan  was  not  currently  more  than  90 days
            delinquent  as  to  required   monthly  payments  of  principal  and
            interest; and

      o     that  each  mortgage  loan  was  made  in  compliance  with,  and is enforceable  under, all applicable local, state and federal laws and regulations in all material respects.

      If a person other than a mortgage  loan seller makes any of the  foregoing representations  and  warranties  on behalf of the  mortgage  loan  seller,  the identity of the person will be specified in the related  prospectus  supplement.
Any person making  representations  and  warranties on behalf of a mortgage loan seller shall be an affiliate of the mortgage loan

                                       23

seller or a person  acceptable to the depositor having  knowledge  regarding the subject matter of those representations and warranties.

      All of the  representations  and  warranties  made  by or on  behalf  of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan seller sold the mortgage loan to or on behalf of the depositor.  A substantial  period of time may have elapsed  between the date the representation or warranty was made to or on behalf of the depositor and the date of initial  issuance of the series of securities  evidencing an interest in the related  mortgage  loan. In the event of a breach of any  representation  or warranty  made by a mortgage  loan  seller,  the  mortgage  loan  seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan as described in the second following  paragraph.  Since the  representations and warranties  made by or on behalf of a mortgage loan seller do not address events that may occur  following  the sale of a  mortgage  loan by that  mortgage  loan seller, it will have a cure, repurchase or substitution obligation in connection with a breach of a  representation  and warranty only if the relevant event that causes  the breach  occurs  prior to the date of the sale to or on behalf of the depositor.  A mortgage  loan seller  would have no  repurchase  or  substitution obligations  if the relevant  event that causes the breach occurs after the date of the sale to or on behalf of the  depositor.  However,  the depositor will not include  any  mortgage  loan in the trust fund for any series of  securities  if anything has come to the  depositor's  attention  that would cause it to believe that the  representations and warranties made in respect of a mortgage loan will not be accurate and complete in all material  respects as of the date of initial issuance of the related series of securities.

      The only  representations  and  warranties  to be made for the  benefit of holders of  securities  in respect of any mortgage  loan  relating to the period commencing on the date of sale of a mortgage loan by the mortgage loan seller to or on  behalf  of the  depositor  will  be the  limited  representations  of the depositor and of the master servicer  described below under  "Description of the
Securities--Assignment of Trust Fund Assets; Review of Files by Trustee." If the
master  servicer is also a mortgage  loan seller  with  respect to a  particular series,  the  representations  will be in  addition to the  representations  and warranties  made by the master  servicer  in its  capacity  as a  mortgage  loan seller.

      The master servicer and the trustee, or the trustee,  will promptly notify the  relevant  mortgage  loan  seller  of any  breach of any  representation  or warranty  made  by or  on  behalf  of it in  respect  of a  mortgage  loan  that materially  and  adversely  affects  the  value  of  that  mortgage  loan or the interests  in the mortgage  loan of the  securityholders.  If the mortgage  loan seller  cannot  cure a breach  within a  specified  time period from the date on which the  mortgage  loan seller was  notified of the breach,  then the mortgage loan seller will be obligated to repurchase the affected  mortgage loan from the trustee  within a specified time period from the date on which the mortgage loan seller was notified of the breach,  at the purchase price  therefor.  A mortgage loan seller,  rather than  repurchase  a mortgage  loan as to which a breach has occurred,  may have the option, within a specified period after initial issuance of the related series of  securities,  to cause the removal of the mortgage loan from the trust  fund and  substitute  in its place  one or more  other  mortgage loans,  in accordance with the standards  described below under  "Description of the  Securities--Assignment  of the Mortgage Loans." The master servicer will be required  under the  applicable  servicing  agreement to use its best efforts to enforce the repurchase or  substitution  obligations of the mortgage loan seller for the benefit of the trustee and the holders of the securities,  following the practices it would employ in its good faith business  judgment were it the owner of the mortgage loan. This repurchase or substitution obligation will constitute the sole remedy  available to holders of  securities or the trustee for a breach
of  representation   by  a  mortgage  loan  seller.   See  "Description  of  the
Securities."

      Neither  the  depositor  nor the  master  servicer  will be  obligated  to purchase or substitute for a mortgage loan if a mortgage loan seller defaults on its  obligation  to do so,  and no  assurance  can be given that  mortgage  loan sellers will carry out their repurchase or substitution obligations with respect to  mortgage  loans.  To the  extent  that a breach of the  representations  and warranties  of a  mortgage  loan  seller

                                       24

may also  constitute a breach of a  representation  made by the  depositor,  the depositor may have a repurchase or  substitution  obligation as described  below under "Description of the Securities--Assignment of Trust Fund Assets; Review of
Files by Trustee."

                          DESCRIPTION OF THE SECURITIES

      The  securities  will be issued in  series.  Each  series of  certificates evidencing interests in a trust fund consisting of mortgage loans will be issued in accordance with a pooling and servicing  agreement  among the depositor,  the master servicer and the trustee named in the prospectus supplement.  Each series of notes  evidencing  indebtedness  of a trust fund consisting of mortgage loans will be issued in accordance  with an indenture  between the related  issuer and the trustee named in the prospectus supplement.  The issuer of notes will be the depositor or an owner trust  established  under an owner trust agreement between the  depositor  and the owner  trustee  for the  purpose  of issuing a series of notes.  Where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement.  The provisions  of each  agreement  will  vary  depending  upon  the  nature  of the securities  to be issued  thereunder  and the nature of the related  trust fund.
Various forms of pooling and servicing  agreement,  servicing  agreement,  owner trust  agreement,  trust  agreement and indenture have been filed as exhibits to the  registration  statement of which this  prospectus is a part.  The following summaries describe specific provisions which will appear in each agreement.  The prospectus  supplement  for a series  of  securities  will  describe  additional provisions of the agreement relating to a series.  This prospectus together with the  prospectus  supplement  will  describe the material  terms of the agreement governing  the trust  fund  related to a series of  securities.  As used in this prospectus  supplement with respect to any series,  the term  certificate or the term note refers to all of the certificates or notes of that series,  whether or not offered by this prospectus and by the related prospectus supplement,  unless the context otherwise requires.

      The  certificates of each series,  including any class of certificates not offered hereby,  will be issued in fully registered form only and will represent the  entire  beneficial  ownership  interest  in the trust  fund  created by the related pooling and servicing agreement. The notes of each series, including any class of notes not offered hereby,  will be issued in fully registered form only and will  represent  indebtedness  of the  trust  fund  created  by the  related indenture. If so provided in the prospectus supplement,  any class of securities of any series may be represented by a certificate or note registered in the name of a nominee of The Depository Trust Company. The interests of beneficial owners of securities  registered in the name of DTC will be  represented  by entries on the records of participating  members of DTC.  Definitive  certificates or notes will be available  for  securities  registered in the name of DTC only under the limited  circumstances  provided herein. The securities will be transferable and exchangeable  for like  securities  of the same class and  series in  authorized denominations  at the corporate  trust office of the trustee as specified in the related  prospectus  supplement.  The  prospectus  supplement for each series of securities will describe any limitations on  transferability.  No service charge will be made for any registration of exchange or transfer of securities, but the depositor  or the trustee or any agent of the  trustee may require  payment of a sum sufficient to cover any tax or other governmental charge.

      Each series of securities may consist of either:

      o     a single  class  of  securities  evidencing  the  entire  beneficial ownership of or indebtedness of the related trust fund;

      o     two or more classes of securities  evidencing the entire  beneficial ownership of or  indebtedness of the related trust fund, one or more classes  of which  will be senior in right of payment to one or more of the other classes;

                                       25

      o     two or more classes of securities,  one or more classes of which are entitled  to (a)  principal  distributions,  with  disproportionate, nominal or no interest distributions or (b) interest  distributions, with disproportionate, nominal or no principal distributions;

      o     two or  more  classes  of  securities  which  differ  as to  timing, sequential  order,  priority of payment,  security  interest rate or amount of  distributions  of principal or interest or both, or as to which  distributions  of  principal or interest or both on any class may be made upon the occurrence of specified  events,  in accordance with a schedule  or  formula,  or on the basis of  collections  from designated  portions of the mortgage pool,  which series may include one or more classes of securities, as to which accrued interest or a portion  thereof will not be distributed but rather will be added to the principal  balance of the security on each  distribution date in the manner described in the related prospectus supplement; and

      o     other types of classes of  securities,  as  described in the related prospectus supplement.

      With respect to any series of notes, the equity  certificates,  insofar as they  represent  the  beneficial  ownership  interest  in the  issuer,  will  be subordinate to the related notes.

      Each class of securities,  other than interest only Strip Securities, will have a stated  principal  amount and, unless  otherwise  provided in the related prospectus  supplement,  will be  entitled to payments of interest on the stated
principal  amount based on a fixed,  variable or adjustable  interest  rate. The security  interest  rate of each security  offered  hereby will be stated in the related  prospectus  supplement  as the  pass-through  rate  with  respect  to a
certificate   and  the  note  interest   rate  with  respect  to  a  note.   See
"--Distribution of Interest on the Securities" and  "--Distribution of Principal
of the Securities" below.

      The specific percentage ownership interest of each class of securities and the  minimum  denomination  for each  security  will be set forth in the related prospectus supplement.

      As to each series of  certificates  with respect to which a REMIC election is to be made, the master  servicer or the trustee will be obligated to take all actions  required in order to comply with applicable laws and  regulations,  and will be obligated to pay any Prohibited  Transaction Taxes or Contribution Taxes
arising  out of a breach  of its  obligations  with  respect  to its  compliance without  any right of  reimbursement  therefor  from the trust  fund or from any securityholder.  A Prohibited Transaction Tax or Contribution Tax resulting from any other cause will be charged  against the related trust fund,  resulting in a reduction in amounts otherwise distributable to securityholders.
See "Federal Income Tax Consequences."

Assignment of Trust Fund Assets; Review of Files by Trustee

      At the time of issuance of any series of  securities,  the depositor  will cause the pool of mortgage assets to be included in the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the  depositor on or with respect to the mortgage  assets after the related  cut-off  date,  other than  principal and interest due on or before the
cut-off  date  and  other  than  any  retained   interest.   The  trustee  will,
concurrently  with the assignment of mortgage assets,  deliver the securities to the depositor in exchange for the trust fund assets. Each mortgage asset will be identified in a schedule appearing as an exhibit to the related  agreement.  The schedule of mortgage assets will include detailed information as to the mortgage asset included in the related trust fund,  including the  outstanding  principal balance of each mortgage asset after  application of payments due on the cut-off date,  information  regarding  the  interest  rate on the  mortgage  asset,  the interest  rate net of the sum of the rates at which the  servicing  fees and the retained interest,  if any, are calculated,  the retained interest,  if any, the current scheduled monthly payment of principal and interest, the maturity of the mortgage note, the value of the

                                       26

mortgaged property, the loan-to-value ratio at origination and other information with respect to the mortgage assets.

      If so specified in the related  prospectus  supplement,  and in accordance with the rules of  membership  of  Merscorp,  Inc.  and/or  Mortgage  Electronic
Registration  Systems,  Inc.  or, MERS,  assignments  of the  mortgages  for the mortgage  loans in the related trust will be registered  electronically  through
Mortgage Electronic  Registration Systems, Inc., or MERS(R) System. With respect to mortgage loans  registered  through the MERS(R)  System,  MERS shall serve as mortgagee of record solely as a nominee in an administrative  capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

      The depositor will, with respect to each mortgage asset,  deliver or cause to be delivered to the trustee, or to the custodian hereinafter referred to:

      o     With respect to each mortgage  loan, (1) the mortgage note endorsed, without  recourse,  to the order of the trustee or in blank, (2) the original  Mortgage with evidence of recording  indicated thereon and an  assignment  of the  Mortgage  to the  trustee  or in  blank,  in recordable  form.  If,  however,  a  mortgage  loan has not yet been returned  from the  public  recording  office,  the  depositor  will deliver or cause to be  delivered  a copy of the  Mortgage  together with its certificate that the original of the Mortgage was delivered to the  recording  office.  The depositor  will  promptly  cause the assignment  of each  related  mortgage  loan to be  recorded  in the appropriate  public  office for real  property  records,  except for
            Mortgages  held under the MERS(R)  System and except in the State of
            California  or in other  states  where,  in the  opinion  of counsel acceptable  to  the  trustee,  recording  of the  assignment  is not required to protect the  trustee's  interest  in the  mortgage  loan against the claim of any  subsequent  transferee or any successor to or creditor of the  depositor,  the master  servicer,  the  relevant mortgage loan seller or any other prior holder of the mortgage loan.
            If the depositor uses the MERS(R) System,  it will deliver  evidence that the Mortgage is held for the trustee through the MERS(R) System instead of an assignment of the Mortgage in recordable form.

      o     With respect to each cooperative loan, (1) the cooperative note, (2)
            the  original  security  agreement,  (3) the  proprietary  lease  or occupancy  agreement,  (4) the related stock certificate and related stock powers endorsed in blank, and (5) a copy of the original filed financing  statement  together  with an  assignment  thereof  to the trustee in a form sufficient for filing. The depositor will promptly cause  the  assignment  and  financing  statement  of  each  related cooperative  loan to be  filed  in the  appropriate  public  office, except in states where in the opinion of counsel  acceptable  to the trustee,  filing of the  assignment  and financing  statement is not required to protect the trustee's  interest in the cooperative  loan against the claim of any  subsequent  transferee or any successor to or creditor of the  depositor,  the master  servicer,  the  relevant mortgage loan seller or any prior holder of the cooperative loan.

      o     With  respect  to  each   manufactured   housing  contract  or  home
            improvement  contract,  (1) the original contract endorsed,  without recourse,  to the order of the trustee and copies of  documents  and
            (2) instruments related to the contract and the security interest in the property securing the contract,  and (3) a blanket assignment to the  trustee  of all  contracts  in the  related  trust fund and the documents  and  instruments.  In order to give  notice of the right, title and  interest of the  securityholders  to the  contracts,  the depositor  will cause to be executed and  delivered to the trustee a
            UCC-1  financing  statement  identifying  the trustee as the secured party and identifying all contracts as collateral.

                                       27

      With respect to any mortgage loan secured by a mortgaged  property located in Puerto Rico,  the Mortgages  with respect to these  mortgage loans either (a)
secure a specific obligation for the benefit of a specified person or (b) secure an instrument  transferable by endorsement.  Endorsable Puerto Rico Mortgages do not require an  assignment  to transfer the related  lien.  Rather,  transfer of endorsable  mortgages  follows an effective  endorsement of the related mortgage note and, therefore,  delivery of the assignment referred to in the first bullet point above would be inapplicable.  Puerto Rico Mortgages that secure a specific obligation for the benefit of a specified person, however, require an assignment to be  recorded  with  respect  to any  transfer  of the  related  lien  and the assignment for that purpose would be delivered to the trustee.

      The trustee,  or the  custodian,  will review the mortgage loan  documents within a specified period after receipt, and the trustee, or the custodian, will
hold  the   mortgage   loan   documents   in  trust  for  the   benefit  of  the
securityholders.  If any  mortgage  loan  document  is  found to be  missing  or defective in any material respect,  the trustee, or the custodian,  shall notify the master servicer and the depositor, and the master servicer shall immediately notify the relevant  mortgage  loan seller.  If the mortgage  loan seller cannot cure the omission or defect  within a specified  number of days after receipt of notice,  the mortgage  loan seller will be obligated to  repurchase  the related mortgage  asset from the trustee at the  repurchase  price or substitute for the mortgage  asset.  There can be no  assurance  that a mortgage  loan  seller will fulfill this repurchase or substitution obligation. Although the master servicer is obligated to use its best efforts to enforce the  repurchase or  substitution obligation to the extent  described above under "The  Depositor's  Mortgage Loan
Purchase  Program-Representations  by or on behalf  of  Mortgage  Loan  Sellers;
Remedies  for Breach of  Representation",  neither the master  servicer  nor the depositor  will be obligated to repurchase or substitute for that mortgage asset if the mortgage loan seller  defaults on its  obligation.  The assignment of the mortgage  assets to the trustee will be without  recourse to the  depositor  and this repurchase or substitution obligation constitutes the sole remedy available to the  securityholders or the trustee for omission of, or a material defect in, a constituent document.

Representations and Warranties; Repurchases

      With  respect  to the  mortgage  assets  included  in a  trust  fund,  the depositor  will make  representations  and  warranties  as of a specified  date, covering by way of example, the following matters:

      o     the type of mortgaged property;

      o     the geographical concentration of the mortgage assets;

      o     the original loan-to-value ratio;

      o     the principal balance as of the cut-off date;

      o     the interest rate and maturity; and

      o     the payment  status of the mortgage  asset;  and the accuracy of the information  set  forth  for  each  mortgage  asset  on the  related mortgage loan schedule.

      Upon a breach of any  representation  of the depositor that materially and adversely  affects  the  value  of a  mortgage  asset  or the  interests  of the securityholders in the mortgage asset, the depositor will be obligated either to cure the breach in all material  respects,  repurchase the mortgage asset at the repurchase  price or  substitute  for that  mortgage  asset as  described in the paragraph below.

                                       28

      If the  depositor  discovers  or  receives  notice  of any  breach  of its representations  or warranties with respect to a mortgage  asset,  the depositor may be  permitted  under the  agreement  governing  the trust fund to remove the mortgage asset from the trust fund,  rather than  repurchase the mortgage asset, and  substitute in its place one or more mortgage  assets,  but only if (a) with respect  to a  trust  fund  for  which  a  REMIC  election  is to be  made,  the substitution is effected within two years of the date of initial issuance of the certificates,  plus permissible extensions,  or (b) with respect to a trust fund for which no REMIC election is to be made, the  substitution  is effected within
180 days of the date of initial  issuance  of the  securities.  Each  substitute mortgage  asset will,  on the date of  substitution,  comply with the  following requirements:

      (1)   have  an  outstanding  principal  balance,  after  deduction  of all scheduled  payments due in the month of substitution,  not in excess of, and not more than $10,000 less than, the  outstanding  principal balance,  after deduction of all unpaid scheduled payments due as of the date of substitution, of the deleted mortgage asset,

      (2)   have an  interest  rate not less than,  and not more than 1% greater than, the interest rate of the deleted mortgage asset,

      (3)   have a remaining  term to maturity  not greater  than,  and not more than one year less than, that of the deleted mortgage asset,

      (4)   have a Lockout  Date,  if  applicable,  not earlier than the Lockout
            Date on the deleted mortgage loan, and

      (5)   comply with all of the  representations  and warranties set forth in the pooling and  servicing  agreement or indenture as of the date of substitution.

      In connection  with any  substitution,  an amount equal to the  difference between the purchase  price of the deleted  mortgage  asset and the  outstanding principal  balance of the  substitute  mortgage  asset,  after  deduction of all scheduled  payments due in the month of substitution,  together with one month's interest  at the  applicable  rate at  which  interest  accrued  on the  deleted mortgage loan, less the servicing fee rate and the retained interest, if any, on the difference, will be deposited in the distribution account and distributed to securityholders  on the first  distribution date following the prepayment period in which the  substitution  occurred.  In the event that one  mortgage  asset is substituted for more than one deleted  mortgage asset, or more than one mortgage asset is substituted for one or more deleted  mortgage  assets,  then the amount described in (1) above will be  determined  on the basis of aggregate  principal balances,  the rate  described  in (2) above with  respect  to deleted  mortgage assets will be determined on the basis of weighted  average  interest rates, and the terms  described  in (3) above will be  determined  on the basis of weighted average remaining terms to maturity and the Lockout Dates described in (4) above will be determined on the basis of weighted average Lockout Dates.

      With respect to any series as to which credit support is provided by means of a mortgage pool insurance policy,  in addition to making the  representations and  warranties  described  above,  the  depositor or the related  mortgage loan seller,  or another  party on behalf of the related  mortgage  loan  seller,  as specified in the related  prospectus  supplement,  will represent and warrant to the  trustee  that no action has been taken or failed to be taken,  no event has occurred  and no state of facts exists or has existed on or prior to the date of the initial  issuance of the securities which has resulted or will result in the exclusion  from,  denial of or defense to coverage under any applicable  primary mortgage insurance policy, FHA insurance policy, mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of the failure of coverage but excluding any failure of an insurer to pay by reason of the insurer's own breach of its insurance  policy or its financial  inability to pay. This  representation  is

                                       29

referred to in this  prospectus  and the related  prospectus  supplement  as the insurability  representation.  Upon a breach of the insurability  representation which materially and adversely affects the interests of the securityholders in a mortgage  loan,  the depositor or the mortgage loan seller,  as the case may be, will be  obligated  either to cure the  breach in all  material  respects  or to purchase  the  affected  mortgage  asset  at the  purchase  price.  The  related prospectus  supplement  may provide that the  performance  of an  obligation  to repurchase mortgage assets following a breach of an insurability  representation will be  ensured in the  manner  specified  in the  prospectus  supplement.  See
"Description of Primary Insurance  Policies" and "Description of Credit Support"
in this  Prospectus and in the related  prospectus  supplement  for  information regarding the extent of coverage under the aforementioned insurance policies.

      The   obligation  to  repurchase  or,  other  than  with  respect  to  the
insurability   representation  if  applicable,   to  substitute  mortgage  loans
constitutes the sole remedy available to the  securityholders or the trustee for any breach of the representations.

      The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations  under,  the servicing agreement.  Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders, the master servicer will be obligated to cure the breach in all material respects.

Establishment of Collection  Account;  Deposits to Collection Account in Respect
of Trust Fund Assets

      The master servicer or the trustee will, as to each trust fund,  establish and maintain or cause to be  established  and  maintained  one or more  separate accounts for the collection of payments on the related trust fund assets.  These accounts  are  collectively  referred  to in this  prospectus  and  the  related prospectus  supplement as the collection account. The collection account must be either

      o     maintained  with  a  bank  or  trust  company,   and  in  a  manner,
            satisfactory  to the rating  agency or agencies  rating any class of securities of the series or

      o     an account or accounts  the deposits in which are insured by the BIF or the  SAIF,  to  the  limits  established  by the  FDIC,  and  the uninsured  deposits  in  which  are  otherwise  secured  so that the securityholders  have a  claim  with  respect  to the  funds  in the collection  account or a perfected first priority  security interest against any  collateral  securing  the funds that is superior to the
            claims  of  any  other  depositors  or  general   creditors  of  the
            institution with which the collection account is maintained.

      The collateral  eligible to secure  amounts in the  collection  account is
limited  to  United  States   government   securities  and  other   high-quality
investments   specified  in  the  related   servicing   agreement  as  permitted
investments.  A collection account may be maintained as an interest bearing or a non-interest bearing account, or the funds held in the collection account may be invested pending each succeeding distribution date in permitted investments. Any interest or other income earned on funds in the collection  account will be paid to  the  master  servicer  or  the  trustee  or  their  designee  as  additional compensation.  The collection account may be maintained with an institution that is an  affiliate  of the  master  servicer  or the  trustee,  provided  that the institution  meets  the  standards  set forth in the  bullet  points  above.  If permitted  by the rating  agency or  agencies  and so  specified  in the related prospectus  supplement,  a collection account may contain funds relating to more than one series of  pass-through  certificates  and may, if applicable,  contain other  funds  respecting  payments  on mortgage  loans  belonging  to the master servicer or serviced or master serviced by it on behalf of others.

                                       30

      Each  sub-servicer  servicing  a trust  fund asset  under a  sub-servicing agreement will establish and maintain one or more separate accounts which may be interest  bearing  and which will  comply  with the  standards  with  respect to collection  accounts  or other  standards  as may be  acceptable  to the  master servicer.  The  sub-servicer is required to credit to the related  sub-servicing account on a daily basis the amount of all proceeds of mortgage  assets received by the  sub-servicer,  less its servicing  compensation.  The sub-servicer  will remit to the master servicer by wire transfer of immediately available funds all funds held in the  sub-servicing  account with respect to each mortgage asset on the  monthly  remittance  date  or  dates  specified  in the  related  servicing agreement.

      The  master  servicer  will  deposit  or  cause  to be  deposited  in  the collection  account for each trust fund including  mortgage loans, the following payments and collections  received,  or advances made, by the master servicer or on its behalf  subsequent  to the cut-off  date,  other than  payments due on or before the cut-off date and exclusive of any retained interest, unless otherwise specified in the related prospectus supplement:

      (1)   all   payments  on  account  of   principal,   including   principal
            prepayments, on the mortgage assets;

      (2)   all payments on account of interest on the mortgage  assets,  net of any portion  retained by the master servicer or by a sub-servicer as its servicing compensation and net of any retained interest;

      (3)   all proceeds of the hazard insurance policies and any special hazard insurance  policy,  other  than  amounts  to be not  applied  to the restoration  or repair of the property or released to the  mortgagor in  accordance  with the normal  servicing  procedures of the master servicer  or the  related  sub-servicer,  subject  to the  terms and conditions of the related  Mortgage and mortgage  note,  any primary
            mortgage   insurance  policy,  any  FHA  insurance  policy,  any  VA
            guarantee,  any  bankruptcy  bond and any  mortgage  pool  insurance policy and all other  amounts  received and  retained in  connection with the liquidation of defaulted  mortgage loans, by foreclosure or otherwise,  together  with the net proceeds on a monthly  basis with respect to any  mortgaged  properties  acquired  for the  benefit of securityholders  by foreclosure or by deed in lieu of foreclosure or otherwise;

      (4)   any  amounts  required  to be paid under any  letter of  credit,  as described  below under  "Description  of Credit  Support--Letter  of
            Credit";

      (5)   any advances made as described  below under  "Advances by the Master
            Servicer in respect of Delinquencies on the Trust Funds Assets";

      (6)   if  applicable,  all  amounts  required  to be  transferred  to  the collection  account from a reserve  fund,  as described  below under
            "Description of Credit Support--Reserve Funds";

      (7)   any buydown funds, and, if applicable,  investment earnings thereon, required to be deposited in the  collection  account as described in the first paragraph below;

      (8)   all  proceeds  of any  mortgage  loan or  property in respect of the mortgage asset purchased by the master servicer, the depositor,  any sub-servicer  or any mortgage  loan seller as  described  under "The
            Depositor's Mortgage Loan Purchase  Program-Representations by or on
            behalf  of   Mortgage   Loan   Sellers;   Remedies   for  Breach  of
            Representations"  or "--Assignment  of Trust Fund Assets;  Review of
            Files by Trustee" above, exclusive of the retained interest, if any, in respect of the mortgage asset;

                                       31

      (9)   all proceeds of any mortgage  loan  repurchased  as described  under
            "--Termination" below;

      (10)  all payments required to be deposited in the collection account with respect to any  deductible  clause in any blanket  insurance  policy described under "Description of Primary Insurance  Policies--Primary
            Hazard Insurance Policies"; and

      (11)  any  amount  required  to be  deposited  by the master  servicer  in connection  with net losses  realized on investments for the benefit of the master servicer of funds held in the collection account.

      With respect to each buydown  mortgage  loan,  the master  servicer,  or a sub-servicer,  will deposit related buydown funds in a custodial account,  which may be interest  bearing,  and that otherwise meets the standards for collection accounts.  This  account  is  referred  to in this  prospectus  and the  related prospectus  supplement as a buydown  account.  The terms of all buydown mortgage loans provide for the  contribution  of buydown funds in an amount not less than either  (a) the total  payments  to be made  from the  buydown  funds  under the related buydown plan or (b) if the buydown funds are present valued, that amount that, together with investment earnings thereon at a specified rate,  compounded monthly,  will  support the  scheduled  level of payments  due under the buydown mortgage loan.  Neither the master servicer,  the sub-servicer nor the depositor will be  obligated  to add to the  buydown  funds  any of its own  funds  should investment  earnings  prove  insufficient  to maintain  the  scheduled  level of payments.  To  the  extent  that  any  insufficiency  in  buydown  funds  is not
recoverable  from  the  borrower,   distributions  to  securityholders  will  be
affected.  With respect to each buydown  mortgage loan, the master servicer will deposit in the collection account the amount, if any, of the buydown funds, and, if applicable, investment earnings thereon, for each buydown mortgage loan that, when added to the amount due from the  borrower  on the buydown  mortgage  loan, equals the full monthly payment which would be due on the buydown  mortgage loan if it were not subject to the buydown plan.

      If a buydown  mortgage loan is prepaid in full or liquidated,  the related buydown funds will be applied as follows. If the mortgagor on a buydown mortgage loan  prepays the loan in its  entirety  during the buydown  period,  the master servicer will  withdraw  from the buydown  account and remit to the mortgagor in accordance  with the related  buydown  plan any buydown  funds  remaining in the buydown  account.  If a  prepayment  by a mortgagor  during the  buydown  period together  with  buydown  funds will result in a prepayment  in full,  the master servicer will withdraw  from the buydown  account for deposit in the  collection account  the  buydown  funds and  investment  earnings  thereon,  if any,  which together  with the  prepayment  will  result  in a  prepayment  in full.  If the mortgagor  defaults during the buydown period with respect to a buydown mortgage loan and the  mortgaged  property is sold in  liquidation,  either by the master servicer or the insurer under any related insurance policy,  the master servicer will  withdraw  from the buydown  account the buydown  funds and all  investment earnings  thereon,  if any, for deposit in the  collection  account or remit the same to the insurer if the mortgaged  property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted  buydown  mortgage loan the buydown funds in respect of which were  supplemented  by investment  earnings,  the master  servicer will withdraw from the buydown  account and either deposit in the collection  account or remit to the  borrower,  depending  upon the terms of the buydown  plan,  any investment earnings remaining in the related buydown account.

      Any buydown funds, and any investment  earnings thereon,  deposited in the collection  account in connection  with a full prepayment of the related buydown mortgage  loan will be deemed to reduce the amount  that would be required to be paid by the  borrower to repay fully the related  mortgage  loan if the mortgage loan were not subject to the buydown plan.

                                       32

      Withdrawals.  With  respect  to each  series  of  securities,  the  master servicer,  trustee or special  servicer may make withdrawals from the collection account for the related  trust fund for any of the  following  purposes,  unless otherwise  provided  in the  related  agreement  and  described  in the  related prospectus supplement:

      (1)   to  make  distributions  to  the  related  securityholders  on  each distribution date;

      (2)   to reimburse the master servicer or any other  specified  person for unreimbursed  amounts advanced by it in respect of mortgage loans in the trust fund as described  under  "Advances by Master  Servicer in
            Respect of  Delinquencies  on the Trust Fund  Assets"  above,  these reimbursement  to  be  made  out  of  amounts  received  which  were identified and applied by the master servicer as late collections of interest  (net of related  servicing  fees) on and  principal of the particular  mortgage  assets with respect to which the advances were made or out of amounts  drawn  under any form of credit  enhancement with respect to the mortgage assets;

      (3)   to reimburse  the master  servicer or a special  servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage assets in the trust fund and properties  acquired in respect thereof,  these  reimbursement to be
            made  out  of  amounts  that  represent   Liquidation  Proceeds  and
            Insurance Proceeds  collected on the particular  mortgage assets and properties,  and net income collected on the particular  properties, with  respect  to which the fees were  earned or the  expenses  were
            incurred  or  out  of  amounts   drawn  under  any  form  of  credit
            enhancement with respect to the mortgage assets and properties;

      (4)   to reimburse the master servicer or any other  specified  person for any  advances  described  in  clause  (2)  above  made by it and any servicing  expenses  referred to in clause (3) above  incurred by it which,  in the good faith  judgment  of the master  servicer  or the other person,  will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts  collected on other mortgage assets in the trust fund or, if and to the extent so provided by the related servicing  agreement or indenture and described in the related prospectus  supplement,  only from that portion of amounts  collected on the other mortgage assets
            that  is  otherwise   distributable   on  one  or  more  classes  of
            subordinate securities of the related series;

      (5)   if and to the extent described in the related prospectus supplement, to pay the master servicer,  a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the  advances  described  in clause  (2) above made by it and the servicing  expenses  described  in clause (3) above  incurred  by it while these remain outstanding and unreimbursed;

      (6)   to  reimburse  the master  servicer,  the  company,  or any of their respective  directors,  officers,  employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "Matters Regarding the Master Servicer and the Depositor";

      (7)   if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

                                       33

      (8)   to  reimburse  the  trustee  or  any  of  its  directors,  officers, employees and agents,  as the case may be, for  expenses,  costs and liabilities  incurred thereby,  as and to the extent described under
            "Description of the Trustee";

      (9)   to  pay  the  master   servicer  or  the  trustee,   as   additional
            compensation,  interest and  investment  income earned in respect of amounts held in the collection account;

      (10)  to pay,  generally  from related  income,  the master  servicer or a
            special   servicer  for  costs  incurred  in  connection   with  the
            operation,  management  and  maintenance  of any mortgaged  property acquired  by the  trust  fund by  foreclosure  or by deed in lieu of foreclosure;

      (11)  if one or more  elections  have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions,
            as  and  to  the  extent   described   under  "Federal   Income  Tax
            Consequences--REMICS--Prohibited  Transactions  and  Other  Possible
            REMIC Taxes";

      (12)  to pay for the cost of an  independent  appraiser or other expert in real estate  matters  retained to  determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

      (13)  to pay for the cost of various opinions of counsel obtained pursuant to the related  servicing  agreement or indenture for the benefit of the related securityholders;

      (14)  to pay to itself, the depositor, a mortgage loan seller or any other appropriate  person  all  amounts  received  with  respect  to  each mortgage loan purchased,  repurchased or removed from the trust fund pursuant to the terms of the  related  servicing  agreement  and not required  to be  distributed  as of the  date on which  the  related purchase price is determined;

      (15)  to make any other  withdrawals  permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

      (16)  to pay for  costs  and  expenses  incurred  by the  trust  fund  for environmental site assessments performed with respect to multifamily or  commercial  properties  that  constitute  security for defaulted mortgage loans, and for any containment,  clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as  described  under  "Procedures  for  Realization  Upon  Defaulted
            Mortgage Loans"; and

      (17)  to clear and terminate the collection  account upon the  termination of the trust fund.

Deposits to Distribution Account

      The  trustee  will,  as to each  trust  fund,  establish  and  maintain  a distribution account which must be an eligible account. The trustee will deposit or cause to be deposited in the distribution account for each trust fund amounts received  from the master  servicer  or  otherwise  in  respect  of the  related securities.

                                       34

Book-Entry Certificates

      The offered securities will be book-entry certificates.  Persons acquiring beneficial ownership interests in the offered securities, or certificate owners, will hold the  certificates  through The Depository  Trust Company or DTC in the
United States, or Clearstream Banking Luxembourg, or Clearstream, formerly known as  Cedelbank  SA, or  Euroclear in Europe,  if they are  participants  of these systems,  or indirectly  through  organizations  which are participants in these systems. The book-entry  certificates will be issued in one or more certificates which equal the aggregate  Certificate Principal Balance of the certificates and will  initially  be  registered  in the name of Cede & Co.,  the nominee of DTC.
Clearstream  and  Euroclear  will  hold  omnibus  positions  on  behalf of their
participants  through  customers'   securities  accounts  in  Clearstream's  and
Euroclear's  names on the books of their respective  depositories  which in turn will hold positions in customers' securities accounts in the depositories' names on the  books  of DTC.  Citibank  will act as  depositary  for  Clearstream  and
JPMorgan Chase Bank will act as depositary for Euroclear.  Citibank and JPMorgan
Chase Bank will be referred to individually in this prospectus supplement as the
"Relevant  Depositary"  and will be referred to  collectively in this prospectus supplement as the "European Depositories".  Except as described in this section, no person  acquiring  a  book-entry  certificate  will be  entitled to receive a physical or definitive  certificate  representing that  certificate.  Unless and until  definitive  certificates  are  issued,  it is  anticipated  that the only
"certificateholder"  of the offered securities will be Cede & Co., as nominee of
DTC. Certificate owners will not be  certificateholders  as that term is used in the Pooling and Servicing  Agreement.  Certificate  owners are only permitted to exercise their rights indirectly through participants and DTC.

      The  certificate  owner's  ownership of a book-entry  certificate  will be recorded on the records of the brokerage firm, bank, thrift institution or other financial  intermediary that maintains the certificate  owner's account for that purpose.  In turn,  the  financial  intermediary's  ownership of the  book-entry certificate  will be recorded on the records of DTC or of a  participating  firm that acts as agent for the financial  intermediary,  whose interest will in turn be  recorded  on the  records  of  DTC,  if the  certificate  owner's  financial intermediary  is not a DTC  participant  and on the  records of  Clearstream  or
Euroclear, as appropriate.

      Certificate  owners will  receive all  distributions  of  principal of and interest on the  book-entry  certificates  from the Trustee  through DTC and DTC participants.  While the  book-entry  certificates  are  outstanding,  under the rules, regulations and procedures creating and affecting DTC and its operations,
DTC is required to make book-entry  transfers among participants on whose behalf it acts with respect to the book-entry  certificates  and is required to receive and  transmit  distributions  of principal  of, and interest on, the  book-entry certificates.  Participants  and  indirect  participants  with whom  certificate owners have  accounts  with respect to  book-entry  certificates  are  similarly required to make book-entry transfers and receive and transmit  distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates  representing their respective interests in the  book-entry  certificates,  the DTC  rules  provide  a  mechanism  by  which certificate owners will receive distributions and will be able to transfer their interest.

      Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry  certificates,  except under the limited circumstances  described under this section.  Unless and until definitive certificates are issued,  certificateholders who are not participants may transfer ownership of book-entry  certificates only through participants and
indirect   participants   by  instructing   these   participants   and  indirect
participants  to  transfer  book-entry  certificates,  by  book-entry  transfer, through DTC for the account of the  purchasers of the  book-entry  certificates, which account is maintained with their  respective  participants.  Under the DTC rules and in accordance with DTC's normal procedures,  transfers of ownership of book-entry  certificates  will be executed  through DTC and the  accounts of the respective  participants  at DTC will be debited and  credited.  Similarly,  the participants and

                                       35

indirect  participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

      Because  of time zone  differences,  credits  of  securities  received  in
Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent  securities  settlement processing and dated the business day following the DTC  settlement  date.  These credits or any  transactions  in these securities settled during this processing will be reported to the relevant
Euroclear or  Clearstream  participants  on the business day  following  the DTC settlement  date. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream  participant or Euroclear  participant to a DTC participant  will be received with value on the DTC settlement date but will be available in the relevant  Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation  procedures relating to the certificates,  see "Federal Income
Tax   Considerations--REMICs--Backup   Withholding   With   Respect   to   REMIC
Certificates" and "--Foreign  Investors in REMIC Certificates" in the prospectus and "Global Clearance and Settlement and Tax  Documentation  Procedures--Certain
U.S.  Federal  Income  Tax  Documentation  Requirements"  in  Annex  I  of  this prospectus  supplement.  Transfers between participants will occur in accordance with DTC rules.

      Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

      Cross-market  transfers  between  persons  holding  directly or indirectly through DTC, on the one hand,  and directly or  indirectly  through  Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance  with DTC  rules on  behalf of the  relevant  European  international clearing system by the Relevant Depositary; however, these types of cross market transactions  will require  delivery of  instructions  to the relevant  European international  clearing system by the  counterparty in that system in accordance with its rules and procedures  and within its  established  deadlines,  based on
European time. The relevant European  international clearing system will, if the transaction  meets its  settlement  requirements,  deliver  instructions  to the
Relevant  Depositary to take action to effect final  settlement on its behalf by delivering or receiving  securities  in DTC, and making or receiving  payment in accordance with normal  procedures for same day funds  settlement  applicable to
DTC.  Clearstream  participants  and  Euroclear  participants  may  not  deliver instructions directly to the European Depositories.

      DTC which is a New York-chartered limited purpose trust company,  performs services for its participants,  some of which directly or indirectly own DTC. In accordance with its normal  procedures,  DTC is expected to record the positions held by each DTC participant in the book- entry  certificates,  whether held for its own  account or as a nominee  for another  person.  In  general,  beneficial ownership of  book-entry  certificates  will be subject to the DTC rules,  as in effect from time to time.

      Clearstream,  67 Bd  Grande-Duchesse  Charlotte,  L-1331  Luxembourg,  was
incorporated in 1970 as a limited company under  Luxembourg law.  Clearstream is owned by banks, securities dealers and financial institutions, and currently has
about  100  shareholders,   including  U.S.  financial   institutions  or  their
subsidiaries.  No single entity may own more than five percent of  Clearstream's stock.

      Clearstream  is  registered  as a bank in  Luxembourg,  and  therefore  is subject to regulation by the Institute  Monetaire  Luxembourgeois  or "IML", the
Luxembourg Monetary Authority, which supervises Luxembourg banks.

      Clearstream  holds securities for its customers,  which are referred to in this  prospectus  supplements as Clearstream  participants,  and facilitates the clearance and  settlement of securities  transactions  by electronic  book-entry
transfers  between  their  accounts.   Clearstream  provides  various

                                       36

services,  including  safekeeping,  administration,  clearance and settlement of
internationally   traded  securities  and  securities   lending  and  borrowing.
Clearstream  also deals with domestic  securities  markets in several  countries through  established  depository and custodial  relationships.  Clearstream  has established  an  electronic  bridge with  Euroclear  Bank SA/NV as the Euroclear operator  in  Brussels  to  facilitate  settlement  of trades  between  systems.
Clearstream currently accepts over 70,000 securities issues on its books.

      Clearstream's  customers are world-wide financial  institutions  including underwriters,  securities  brokers  and  dealers,  banks,  trust  companies  and clearing  corporations.  Clearstream's  United  States  customers are limited to
securities   brokers  and  dealers  and  banks.   Currently,   Clearstream   has
approximately 3,000 customers located in over 60 countries,  including all major
European  countries,   Canada,  and  the  United  States.   Indirect  access  to
Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

      The  Euroclear  system  was  created  in 1968 to hold  securities  for its participants  which are referred to in this  prospectus  supplement as Euroclear participants and to clear and settle transactions between Euroclear participants through  simultaneous  electronic  book-entry delivery against payment,  thereby eliminating  the need for physical  movement of  certificates  and any risk from lack of  simultaneous  transfers of  securities  and cash.  Transactions  may be settled in any of 29  currencies,  including  United States  dollars.  Euroclear includes various other services,  including securities lending and borrowing and
interfaces  with  domestic   markets  in  several   countries   similar  to  the
arrangements for cross-market  transfers with DTC described above.  Euroclear is operated  by  Euroclear  Bank SA/NV,  which is  referred  to in this  prospectus supplement as the Euroclear  operator,  under contract with Euroclear  Clearance
Systems S.C., a Belgian cooperative corporation, or simply, the Cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance  accounts and Euroclear  cash accounts are accounts with the Euroclear operator, not the Cooperative.  The Cooperative establishes policy for Euroclear on behalf of  Euroclear  participants.  Euroclear  participants  include  banks, central banks,  securities brokers and dealers and other professional  financial intermediaries.  Indirect  access to Euroclear is also  available to other firms that  clear  through or  maintain  a  custodial  relationship  with a  Euroclear participant, either directly or indirectly.

      Securities  clearance  accounts  and  cash  accounts  with  the  Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related operating  procedures of the Euroclear system and applicable Belgian law,  which are  referred  to in this  prospectus  supplement  as the "terms and conditions".  The terms and conditions  govern  transfers of securities and cash within  Euroclear,  withdrawals  of  securities  and cash  from  Euroclear,  and receipts of payments with respect to securities in Euroclear.  All securities in
Euroclear  are  held  on  a  fungible  basis  without  attribution  of  specific certificates to specific securities  clearance accounts.  The Euroclear operator acts under the terms and  conditions  only on behalf of Euroclear  participants, and has no record of or  relationship  with persons  holding  through  Euroclear participants.

      Distributions  on  the  book-entry  certificates  will  be  made  on  each distribution  date by the Trustee to DTC. DTC will be responsible  for crediting the amount of these payments to the accounts of the applicable DTC  participants in  accordance  with  DTC's  normal  procedures.  Each DTC  participant  will be responsible  for  disbursing  these payments to the  certificate  owners that it represents and to each financial  intermediary for which it acts as agent.  Each
financial   intermediary  will  be  responsible  for  disbursing  funds  to  the certificate owners of the book-entry certificates that it represents.

      Under  a  book-entry   format,   certificate   owners  of  the  book-entry
certificates may experience some delay in their receipt of payments, since these payments  will be  forwarded  by the  Trustee to Cede & Co.  Distributions  with respect to certificates  held through  Clearstream or Euroclear will be credited to the

                                       37

cash  accounts  of  Clearstream   participants  or  Euroclear   participants  in
accordance  with the  relevant  system's  rules and  procedures,  to the  extent received by the Relevant Depositary.  These distributions will be subject to tax reporting in accordance  with relevant  United States tax laws and  regulations.
See "Federal Income Tax  Considerations--REMICs  Backup Withholding With Respect
to REMIC  Certificates" and "--Foreign  Investors in REMIC  Certificates" in the
prospectus. Because DTC can only act on behalf of financial intermediaries,  the ability of a certificate owner to pledge  book-entry  certificates to persons or entities that do not  participate  in the depository  system,  or otherwise take actions in respect of the  book-entry  certificates,  may be limited  due to the lack of physical  certificates  for the  book-entry  certificates.  In addition, issuance  of the  book-entry  certificates  in  book-entry  form may  reduce the liquidity of the certificates in the secondary market since potential  investors may be unwilling to purchase  certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the trust will be provided to Cede & Co., as nominee of DTC, and may be made  available by Cede & Co. to  certificate  owners upon request, in accordance with the rules,  regulations and procedures creating and affecting the depository,  and to the financial  intermediaries to whose DTC accounts the book-entry certificates of the certificate owners are credited.

      DTC  has  advised  the  Depositor  that,   unless  and  until   definitive
certificates  are issued,  DTC will take any action permitted to be taken by the holders of the book-entry certificates under the Pooling and Servicing Agreement only at the  direction  of one or more  financial  intermediaries  to whose  DTC accounts the book-entry  certificates  are credited,  to the extent that actions are taken on behalf of  financial  intermediaries  whose  holdings  include  the book-entry certificates.  Clearstream or the Euroclear operator, as the case may be,  will take any other  action  permitted  to be taken by a  certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream participant or  Euroclear  participant  only in  accordance  with  its  relevant  rules  and procedures  and  subject to the  ability of the  Relevant  Depositary  to effect actions on its behalf through DTC. DTC may take actions, at the direction of the related  participants,  with  respect  to  some  book-entry  certificates  which conflict with actions taken with respect to other book-entry certificates.

      Definitive  certificates  will be issued to certificate  owners,  or their nominees, rather than to DTC, only if:

      o     DTC or the  Depositor  advises the Trustee in writing that DTC is no
            longer  willing,   qualified  or  able  to  discharge  properly  its
            responsibilities as nominee and depository with respect to the book-
            entry  certificates  and the  Depositor  or the Trustee is unable to locate a qualified successor;

      o     the Depositor,  at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or

      o     after the  occurrence  of an event of  default,  certificate  owners having  percentage  interests  aggregating  not less than 51% of the book-entry  certificates  advise the  Trustee  and DTC  through  the financial  intermediaries  and the DTC  participants in writing that the continuation of a book-entry  system through DTC, or a successor to DTC, is no longer in the best interests of certificate owners.

      Upon the occurrence of any of the events described above, the Trustee will be required to notify all certificate  owners of the occurrence of the event and the availability through DTC of definitive  certificates.  Upon surrender by DTC
of  the  global   certificate  or  certificates   representing   the  book-entry
certificates  and  instructions  for  re-registration,  the  Trustee  will issue definitive  certificates,  and thereafter

                                       38

the  Trustee  will  recognize  the  holders of the  definitive  certificates  as certificateholders under the Pooling and Servicing Agreement.

      Although  DTC,  Clearstream  and  Euroclear  have agreed to the  foregoing procedures in order to facilitate  transfers of  book-entry  certificates  among participants of DTC, Clearstream and Euroclear,  they are under no obligation to perform or continue to perform  these  procedures  and these  procedures  may be discontinued at any time.

      None of the  Depositor,  the Master  Servicer or the Trustee will have any responsibility  for any aspect of the records  relating  to or payments  made on account of beneficial ownership interests of the book-entry certificates held by
Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

                         DISTRIBUTIONS ON THE SECURITIES

      Distributions  allocable to principal  and interest on the  securities  of each series will be made by or on behalf of the trustee  each month on each date as  specified  in  the  related  prospectus  supplement  and  referred  to  as a distribution  date,  commencing  with the month following the month in which the applicable  cut-off  date occurs.  Distributions  will be made to the persons in whose names the securities are registered at the close of business on the Record
Date, and the amount of each  distribution will be determined as of the close of business on the date specified in the related prospectus supplement and referred to as the determination  date. All  distributions  with respect to each class of securities  on each  distribution  date  will be  allocated  pro rata  among the outstanding  securities in that class.  Payments to the holders of securities of any class on each distribution date will be made to the  securityholders  of the respective  class of record on the next  preceding  Record  Date,  other than in respect of the final distribution,  based on the aggregate  fractional undivided interests in that class  represented by their  respective  securities.  Payments will be made by wire transfer in immediately available funds to the account of a securityholder,  if the securityholder  holds securities in the requisite amount specified in the related prospectus  supplement and if the securityholder has so notified the  depositor or its designee no later than the date  specified in the related prospectus supplement.  Otherwise, payments will be made by check mailed to the address of the person  entitled to payment as it appears on the  security register  maintained by the depositor or its agent.  The final  distribution  in retirement of the securities will be made only upon  presentation  and surrender of the  securities  at the  office  or  agency  of the  depositor  or its  agent specified  in the  notice to  securityholders  of the final  distribution.  With respect to each series of certificates or notes,  the security  register will be referred to as the certificate register or note register, respectively.

      All  distributions  on the securities of each series on each  distribution date will be made from the available  distribution  amount described in the next sentence,  in  accordance  with the terms  described  in the related  prospectus supplement. The available distribution amount for each series of securities will be described in the related prospectus supplement and will generally include the following amounts for each distribution date:

      (1)   the total amount of all cash on deposit in the related  distribution account as of the corresponding determination date, exclusive of:

            (a)   all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period,

                                       39

            (b)   all  prepayments,   together  with  related  payments  of  the
                  interest thereon, Liquidation Proceeds, Insurance Proceeds and
                  other  unscheduled   recoveries  received  subsequent  to  the
                  related Prepayment Period, and

            (c)   all  amounts  in the  distribution  account  that  are  due or reimbursable  to the depositor,  the trustee,  a mortgage loan seller,  a  sub-servicer  or the master  servicer  or that are payable in respect of specified  expenses of the related trust fund;

      (2)   if the  related  prospectus  supplement  so  provides,  interest  or investment income on amounts on deposit in the distribution account;

      (3)   all advances with respect to the distribution date;

      (4)   if the related prospectus supplement so provides,  amounts paid with respect to interest shortfalls resulting from prepayments during the related Prepayment Period;

      (5)   to the extent not on deposit in the related  distribution account as of the  corresponding  determination  date,  any  amounts  collected under,  from or in respect of any credit support with respect to the distribution date; and

      (6)   any other amounts described in the related prospectus supplement.

      The entire  available  distribution  amount will be distributed  among the related  securities,  including  any  securities  not  offered  hereby,  on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

      Distributions of Interest on the Securities.  Each class of securities may earn interest at a different rate, which may be a fixed,  variable or adjustable security  interest  rate.  The related  prospectus  supplement  will specify the security  interest  rate for  each  class,  or,  in the  case of a  variable  or adjustable  security  interest  rate,  the method for  determining  the security interest rate. Unless otherwise specified in the related prospectus  supplement, interest on the  securities  will be  calculated  on the basis of a 360-day year consisting of twelve 30-day months.

      With respect to each series of securities and each distribution  date, the distribution in respect of interest on each security,  other than principal only
Strip  Securities,  will be equal to one  month's  interest  on the  outstanding principal balance of the security immediately prior to the distribution date, at the  applicable  security  interest rate,  subject to the following.  As to each
Strip Security with no or a nominal  principal  balance,  the  distributions  in respect of interest on any distribution  date will be on the basis of a notional amount and equal one month's  Stripped  Interest.  Prior to the time interest is distributable on any class of Accrual Securities, interest accrued on that class will be  added to the  principal  balance  thereof  on each  distribution  date.
Interest distributions on each security of a series will be reduced in the event of shortfalls in collections of interest  resulting from prepayments on mortgage loans, with that shortfall  allocated among all of the securities of that series if specified in the related prospectus  supplement unless the master servicer is obligated to cover the shortfalls from its own funds up to its servicing fee for the related due period.  With respect to each series of  certificates  or notes, the  interest  distributions  payable  will  be  referred  to in the  applicable prospectus  supplement  as the  accrued  certificate  interest  or accrued  note
interest,   respectively.  See  "Yield  and  Maturity  Considerations"  in  this prospectus.

      Distributions of Principal of the Securities.  The principal  balance of a security,  at any time,  will equal the  maximum  amount that the holder will be entitled to receive in respect of  principal  out of the future cash flow on the mortgage  assets and other  assets  included  in the  related  trust  fund.  The principal

                                       40

balance of each security offered hereby will be stated in the related prospectus supplement as the  certificate  principal  balance with respect to a certificate and the note  balance with  respect to a note.  With  respect to each  security, distributions  generally  will be  applied  to  undistributed  accrued  interest thereon,  and thereafter to principal.  The outstanding  principal  balance of a security  will be reduced to the extent of  distributions  of  principal on that security,  and,  if and to the  extent so  provided  on the  related  prospectus supplement,  by the amount of any realized  losses,  allocated to that security.
The outstanding principal balance of a security may be increased by any deferred interest if so  specified  in the  related  prospectus  supplement.  The initial aggregate  principal balance of a series and each class of securities related to a series will be specified in the related prospectus  supplement.  Distributions of principal will be made on each  distribution  date to the class or classes of securities  entitled to principal until the principal  balance of that class has been reduced to zero. With respect to a Senior/Subordinate Series, distributions allocable to principal of a class of securities  will be based on the percentage interest in the related trust fund evidenced by the class, which in turn will be based on the  principal  balance  of that  class as  compared  to the  principal balance of all classes of securities of the series.  Distributions  of principal of any class of  securities  will be made on a pro rata  basis  among all of the securities of the class.  Strip  Securities  with no principal  balance will not receive distributions of principal.

      Allocation  to  Securityholders  of Losses on The Trust Fund Assets.  With
respect  to any  defaulted  mortgage  loan that is finally  liquidated,  through foreclosure  sale or  otherwise,  the amount of the  realized  loss  incurred in connection  with  liquidation  will  equal the  excess,  if any,  of the  unpaid principal balance of the liquidated loan immediately prior to liquidation,  over the aggregate amount of Liquidation Proceeds derived from liquidation  remaining after  application of the proceeds to unpaid accrued  interest on the liquidated loan and to  reimburse  the master  servicer  or any sub-  servicer  for related unreimbursed  servicing  expenses.  With respect to mortgage loans the principal balances of which have been reduced in connection with  bankruptcy  proceedings, the amount of that  reduction also will be treated as a realized loss. As to any series of securities,  other than a Senior/Subordinate Series, any realized loss not covered as described under "Description of Credit Support" will be allocated among all of the  securities on a pro rata basis.  As to any  Senior/Subordinate
Series, realizes losses will be allocated first to the most subordinate class of
securities    as    described    below    under     "Description    of    Credit
Support--Subordination."

Advances by Master Servicer in Respect of Delinquencies on the Trust Fund Assets

      With respect to any series of securities, the master servicer will advance on or  before  each  distribution  date  its  own  funds  or  funds  held in the distribution account that are not included in the available  distribution amount for that distribution date unless the master servicer, in good faith, determines that any  advances  made will not be  reimbursable  from  proceeds  subsequently recovered  on the  mortgage  asset  related to the  advance.  The amount of each advance will be equal to the  aggregate of payments of interest,  net of related servicing  fees and  retained  interest,  that were due during the  related  Due
Period and were  delinquent on the related  determination  date.  The prospectus supplement for a series may also provide that the master  servicer will advance, together with delinquent  interest,  the aggregate amount of principal  payments that  were  due  during  the  related  Due  Period  and  delinquent  as  of  the determination  date,  subject to the same  reimbursement  determination,  except that,  with  respect to balloon  loans,  the  master  servicer  will not have to advance a delinquent balloon payment.

      Advances are  intended to maintain a regular  flow of  scheduled  interest payments to holders of the class or classes of securities  entitled to payments, rather  than to  guarantee  or insure  against  losses.  Advances  of the master servicer's  funds will be  reimbursable  only out of related  recoveries  on the mortgage assets respecting which advances were made,  including amounts received under any form of credit support;  provided,  however,  that any advance will be reimbursable from any amounts in the distribution account to the extent that the master servicer shall  determine that the advance is not ultimately  recoverable from Related  Proceeds.  If advances have been made by the master  servicer from

                                       41

excess funds in the distribution account, the master servicer will replace those funds in the distribution  account on any future distribution date to the extent that funds in the distribution  account on that  distribution date are less than payments required to be made to securityholders on that date. If so specified in the related  prospectus  supplement,  the  obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable,  information  regarding the  characteristics of, and the identity of any obligor  on, any surety  bond,  will be set forth in the related  prospectus supplement.

Form of Reports to Securityholders

      With each  distribution to holders of any class of securities of a series, the master  servicer or the  trustee,  will  forward or cause to be forwarded to each  securityholder,  to the  depositor  and to those  other  parties as may be specified in the related  servicing  agreement,  a statement  setting  forth the following as of the distribution date:

      (1)   the amount of the  distribution  to holders  of  securities  of that class applied to reduce the principal balance of the securities;

      (2)   the amount of the  distribution  to holders  of  securities  of that class allocable to interest;

      (3)   the  amount of  related  administration  or  servicing  compensation received by the trustee or the master servicer and any  sub-servicer and any other  customary  information  as the master  servicer deems
            necessary  or  desirable,   or  that  a  securityholder   reasonably
            requests, to enable securityholders to prepare their tax returns;

      (4)   if  applicable,  the  aggregate  amount of advances  included in the distribution,  and the aggregate amount of unreimbursed  advances at the close of business on that distribution date;

      (5)   the aggregate  principal  balance of the mortgage loans at the close of business on that distribution date;

      (6)   the number and  aggregate  principal  balance of mortgage  loans (a)
            delinquent one month, (b) delinquent two or more months,  and (c) as to which foreclosure proceedings have been commenced;

      (7)   with  respect  to any  mortgaged  property  acquired  on  behalf  of securityholders  through  foreclosure or deed in lieu of foreclosure during the preceding  calendar month,  the principal  balance of the
            related   mortgage   loan  as  of  the  close  of  business  on  the
            distribution date in that month;

      (8)   the  aggregate   principal  balance  of  each  class  of  securities
            (including any class of securities not offered  hereby) at the close of business on that distribution  date,  separately  identifying any reduction  in the  principal  balance due to the  allocation  of any realized loss;

      (9)   the amount of any special hazard  realized  losses  allocated to the subordinate  securities,  if any,  at the close of  business on that distribution date;

      (10)  the  aggregate  amount of  principal  prepayments  made and realized losses incurred during the related Prepayment Period;

                                       42

      (11)  the  amount   deposited  in  the  reserve  fund,  if  any,  on  that
            distribution date;

      (12)  the amount remaining in the reserve fund, if any, as of the close of business on that distribution date;

      (13)  the  aggregate  unpaid  accrued  interest,  if any, on each class of securities at the close of business on that distribution date;

      (14)  in the case of securities that accrue interest at the variable rate, the security interest rate applicable to that distribution  date, as calculated  in accordance  with the method  specified in the related prospectus supplement; and

      (15)  as to any  series  which  includes  credit  support,  the  amount of coverage of each instrument of credit support  included in the trust fund as of the close of business on that distribution date.

      In the case of  information  furnished  under  subclauses  (1) through (3)
above,   the  amounts  shall  be  expressed  as  a  dollar  amount  per  minimum denomination of securities or for other specified portion thereof.  With respect to each series of certificates or notes,  securityholders will be referred to as the certificateholders or the noteholders, respectively.

      Within a reasonable  period of time after the end of each  calendar  year, the master  servicer or the  trustee,  as  provided  in the  related  prospectus supplement,  shall  furnish to each person who at any time  during the  calendar year was a holder of a security a statement containing the information set forth in subclauses  (1) through (3) above,  aggregated  for that calendar year or the applicable  portion thereof during which that person was a  securityholder.  The obligation  of the master  servicer or the trustee  shall be deemed to have been satisfied  to the extent  that  substantially  comparable  information  shall be provided  by  the  master  servicer  or  the  trustee  in  accordance  with  any requirements of the Code as are from time to time in force.

Collection and Other Servicing Procedures Employed by the Master Servicer

      The  master  servicer,  directly  or  through  sub-servicers,   will  make
reasonable  efforts to collect all scheduled  payments  under the mortgage loans and will follow or cause to be followed the  collection  procedures  as it would follow with  respect to  mortgage  assets that are  comparable  to the  mortgage assets and held for its own account,  provided  these  procedures are consistent
with  the  related  servicing   agreement  and  any  related  insurance  policy,
bankruptcy bond, letter of credit or other insurance  instrument described under
"Description of Primary Insurance  Policies" or "Description of Credit Support."
Consistent  with this  servicing  standard,  the  master  servicer  may,  in its discretion,  waive any late payment  charge in respect of a late  mortgage  loan payment and, only upon determining that the coverage under any related insurance instrument  will not be  affected,  extend or cause to be extended the due dates for payments due on a mortgage note for a period not greater than 180 days.

      In  instances  in which a mortgage  asset is in default,  or if default is reasonably  foreseeable,  and if determined by the master  servicer to be in the best interests of the related  securityholders,  the master  servicer may permit modifications of the mortgage asset rather than proceeding with foreclosure.  In making that determination,  the estimated realized loss that might result if the mortgage asset were liquidated  would be taken into account.  Modifications  may have the effect of reducing the interest rate on the mortgage  asset,  forgiving the payment of principal or interest or extending the final maturity date of the mortgage  asset.  Any modified  mortgage  asset may remain in the related  trust fund,  and the reduction

                                       43

in  collections   resulting  from  the   modification   may  result  in  reduced
distributions  of  interest,  or other  amounts,  on,  or may  extend  the final maturity of, one or more classes of the related securities.

      In connection with any significant partial prepayment of a mortgage asset, the  master  servicer,  to the  extent  not  inconsistent  with the terms of the mortgage  note and local law and practice,  may permit the mortgage  asset to be reamortized so that the monthly  payment is  recalculated as an amount that will fully  amortize the  remaining  principal  amount of the  mortgage  asset by the original maturity date based on the original interest rate.  Reamortization will not be permitted if it would constitute a modification of the mortgage asset for federal income tax purposes.

      In any case in which property securing a mortgage asset, other than an ARM
Loan, multifamily loan or commercial loan, has been, or is about to be, conveyed by the borrower, or in any case in which property securing a multifamily loan or commercial  loan has been, or is about to be,  encumbered  by the borrower,  the master  servicer will exercise or cause to be exercised on behalf of the related trust fund the lender's  rights to accelerate the maturity of the mortgage asset under any due-on-sale or  due-on-encumbrance  clause applicable to that mortgage asset.  The master servicer will only exercise these rights only if the exercise of any these  rights  is  permitted  by  applicable  law and will not  impair or threaten to impair any recovery under any related insurance instrument. If these conditions  are not met or if the  master  servicer  reasonably  believes  it is unable  under  applicable  law to enforce a  due-on-sale  or  due-on-encumbrance clause,  the master  servicer  will  enter  into or cause to be entered  into an assumption and  modification  agreement with the person to whom the property has been or is about to be conveyed or  encumbered,  under which that person becomes liable under the mortgage note, cooperative note,  manufactured housing contract or home improvement contract and, to the extent permitted by applicable law, the borrower  remains liable  thereon.  The original  mortgagor may be released from liability on a mortgage asset if the master  servicer  shall have  determined in good faith that a release will not adversely  affect the  collectability  of the mortgage  asset.  An ARM Loan  may be  assumed  if the ARM Loan is by its  terms assumable  and if,  in the  reasonable  judgment  of the  master  servicer,  the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the  security  for the ARM Loan would not be  impaired by the assumption.  If a mortgagor  transfers the mortgaged  property subject to an ARM
Loan without  consent,  that ARM Loan may be declared  due and payable.  Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master  servicer as additional servicing  compensation.  In connection  with any  assumption,  the terms of the related  mortgage  asset  may not be  changed  except in the  instance  where an
assumption   is   related  to  a   defaulted   cure.   See  "Legal   Aspects  of
Assets--Enforceability of Provisions."

      In the case of multifamily  loans,  commercial loans or mixed-use loans, a mortgagor's failure to make scheduled payments may mean that operating income is insufficient  to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily  loan,  commercial  loan or  mixed-use  loan  that is unable to make scheduled  payments  may also be unable to make timely  payment of all  required taxes and otherwise to maintain and insure the related  mortgaged  property.  In general,  the master servicer will be required to monitor any multifamily  loan, commercial  loan or  mixed-use  loan that is in  default,  evaluate  whether the causes  of  the  default  can be  corrected  over a  reasonable  period  without significant impairment of the value of the related mortgaged property,  initiate corrective  action in cooperation with the mortgagor if cure is likely,  inspect the related  mortgaged  property and take such other  actions as are  consistent with the related servicing  agreement.  A significant  period of time may elapse before the servicer is able to assess the success of any such corrective  action or the  need for  additional  initiatives.  The time  within  which  the  master servicer can make the initial determination of appropriate action,  evaluate the
success  of  corrective  action,  develop  additional   initiatives,   institute
foreclosure  proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary  considerably  depending  on the  particular  multifamily  loan, commercial loan or mixed-use loan, the

                                       44

mortgaged property, the mortgagor, the presence of an acceptable party to assume the  multifamily  loan,  commercial  loan or mixed-use  loan and the laws of the jurisdiction in which the mortgaged property is located.

      If a mortgagor  files a  bankruptcy  petition,  the servicer may not be permitted  to  accelerate  the  maturity  of the  related  mortgage  asset or to foreclose on the  mortgaged  property  for a  considerable  period of time.  See
"Legal Aspects of Mortgage Assets."

Description of Sub-Servicing

      Any master  servicer may delegate its servicing  obligations in respect of the mortgage  assets to  third-party  servicers,  but the master  servicer  will remain obligated under the related servicing  agreement.  Each sub-servicer will be required  to perform  the  customary  functions  of a servicer of  comparable assets, including:

      o     collecting  payments from borrowers and remitting the collections to the master servicer,

      o     maintaining primary hazard insurance as described in this prospectus and in any related prospectus supplement,

      o     filing and settling claims under primary hazard insurance  policies, which may be subject to the right of the master  servicer to approve in advance any settlement,

      o     maintaining escrow or impoundment  accounts of borrowers for payment of taxes,  insurance  and  other  items  required  to be paid by any borrower in accordance with the mortgage asset,

      o     processing  assumptions or substitutions  where a due-on-sale clause is not exercised,

      o     attempting to cure delinquencies,

      o     supervising foreclosures or repossessions,

      o     inspecting and managing mortgaged properties, if applicable, and

      o     maintaining accounting records relating to the mortgage assets.

      The master  servicer will be responsible for filing and settling claims in respect of mortgage  assets in a particular  mortgage pool under any  applicable mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. See "Description of Credit Support."

      The sub-servicing agreement between any master servicer and a sub-servicer will be consistent  with the terms of the related  servicing  agreement and will not result in a withdrawal or downgrading  of any class of securities  issued in accordance  with the related  agreement.  With respect to those mortgage  assets serviced by the master servicer through a sub-servicer, the master servicer will remain  liable  for its  servicing  obligations  under the  related  policy  and servicing  agreement or servicing agreement as if the master servicer alone were servicing those mortgage assets. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub- servicer, the agreement under which a series of  securities  is issued  will  provide  that,  if for any reason the master servicer for the series of securities is no longer acting in a servicing capacity,  the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement.

                                       45

      The master  servicer  will be solely liable for all fees owed by it to any sub-servicer,  irrespective of whether the master servicer's  compensation under the related agreement is sufficient to pay the fees. However, a sub-servicer may be entitled to a retained  interest in mortgage assets.  Each sub- servicer will be reimbursed by the master servicer for expenditures which it makes,  generally to the same extent the master  servicer  would be  reimbursed  under the related servicing  agreement.  See  "Description of the  Securities--Retained  Interest,
Servicing or Administration Compensation and Payment of Expenses."

      The master servicer may require any sub-servicer to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in  connection  with  any  act or  failure  to act  by the  sub-servicer  in its servicing  capacity.  Each  sub-servicer is required to maintain a fidelity bond and an errors and omissions  policy with respect to its officers,  employees and other persons acting on its behalf or on behalf of the master servicer.

Procedures for Realization upon Defaulted Mortgage Assets

      The master  servicer will be required to foreclose  upon or otherwise take title in the name of the trustee, on behalf of the securityholders, of mortgaged properties  relating  to  defaulted  mortgage  assets  to which no  satisfactory arrangements can be made for collection of delinquent  payments,  but the master servicer  will not be required to foreclose if it  determines  that  foreclosure would not be in the best  interests  of the  securityholders  or the provider of credit support, if any.

      In  addition,   unless  otherwise  specified  in  the  related  prospectus supplement,  the  master  servicer  may not  acquire  title  to any  multifamily property  or  commercial  property  securing a  mortgage  loan or take any other action that would cause the related trustee,  for the benefit of securityholders of the related series,  or any other  specified  person to be considered to hold title to, to be a  "mortgagee-in-  possession"  of,  or to be an  "owner"  or an
"operator"   of  such   mortgaged   property   within  the  meaning  of  federal
environmental laws, unless the master servicer has previously determined,  based on a report  prepared by a person who regularly  conducts  environmental  audits
(which report will be an expense of the trust fund), that either:

      (1)   the   mortgaged   property   is  in   compliance   with   applicable
            environmental  laws and  regulations or, if not, that taking actions as are  necessary to bring the mortgaged  property  into  compliance with these laws is reasonably  likely to produce a greater  recovery on a present value basis than not taking those actions; and

      (2)   there are no  circumstances  or conditions  present at the mortgaged
            property  that  have  resulted  in  any   contamination   for  which
            investigation,   testing,  monitoring,   containment,   clean-up  or
            remediation  could be required  under any  applicable  environmental laws and  regulations or, if those  circumstances  or conditions are present for which any such action  could be  required,  taking those actions with respect to the mortgaged  property is reasonably likely to  produce a greater  recovery  on a present  value  basis than not
            taking   those    actions.    See   "Legal   Aspects   of   Mortgage
            Assets--Environmental Legislation."

      As servicer  of the  mortgage  loans,  the master  servicer,  on behalf of itself, the trustee and the securityholders,  will present claims to the insurer under each insurance instrument, and will take reasonable steps as are necessary to receive  payment or to permit  recovery  thereunder with respect to defaulted mortgage  assets.  As set forth above  under  "-Collection  and Other  Servicing
Procedures Employed by the Master Servicer",  all collections by or on behalf of the master  servicer  under any insurance  instrument,  other than amounts to be applied to the restoration of a mortgaged property or released to the mortgagor, are to be  deposited  in the  distribution  account for the related  trust fund, subject to  withdrawal  as  previously  described.  The master  servicer  or its designee  will not  receive  payment  under

                                       46

any letter of credit  included  as an  insurance  instrument  with  respect to a defaulted mortgage asset unless all Liquidation  Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized; however, the master servicer will be entitled to  reimbursement  for any  unreimbursed  advances and reimbursable expenses thereunder.

      If any  property  securing  a  defaulted  mortgage  asset is  damaged  and proceeds,  if any, from the related  hazard  insurance  policy or special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related credit insurance instrument,  if any, the master  servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that the restoration will increase the
proceeds  to   securityholders   on  liquidation  of  the  mortgage  loan  after
reimbursement  of the master servicer for its expenses and (b) that its expenses will be  recoverable  by it  from  related  Insurance  Proceeds  or  Liquidation
Proceeds.

      If  recovery  on a  defaulted  mortgage  asset  under any  related  credit insurance instrument is not available for the reasons set forth in the preceding paragraph, the master servicer nevertheless will be obligated to follow or cause to be followed the normal  practices  and  procedures  as it deems  necessary or advisable to realize upon the defaulted  mortgage  asset. If the proceeds of any liquidation of the property  securing the defaulted  mortgage loan are less than the outstanding  principal balance of the defaulted  mortgage loan plus interest accrued  thereon at the  interest  rate plus the  aggregate  amount of  expenses incurred by the master servicer in connection  with those  proceedings and which are reimbursable  under the servicing  agreement,  the trust fund will realize a loss in the amount of the  difference.  The master  servicer will be entitled to withdraw or cause to be withdrawn  from the collection or  distribution  account out of the Liquidation Proceeds recovered on any defaulted mortgage asset, prior to the  distribution of any  Liquidation  Proceeds to  securityholders,  amounts
representing   its  normal   servicing   compensation   on  the  mortgage  loan,
unreimbursed  servicing expenses incurred with respect to the mortgage asset and any  unreimbursed  advances of delinquent  monthly payments made with respect to the mortgage loan.

      If the master servicer or its designee  recovers  Insurance  Proceeds with respect to any defaulted  mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn  from the collection  account or  distribution account  out of  Insurance  Proceeds,  prior to  distribution  of that amount to securityholders,  amounts representing its normal servicing compensation on that mortgage  loan,  unreimbursed  servicing  expenses  incurred with respect to the mortgage loan and any unreimbursed  advances of delinquent monthly payments made with respect to the  mortgage  loan.  In the event that the master  servicer has expended its own funds to restore damaged property and those funds have not been reimbursed under any insurance instrument,  it will be entitled to withdraw from the collection account out of related Liquidation Proceeds or Insurance Proceeds an amount  equal to the  expenses  incurred by it, in which event the trust fund may  realize a loss up to the  amount so  charged.  Because  Insurance  Proceeds cannot exceed deficiency claims and expenses incurred by the master servicer, no payment or recovery  will  result in a recovery to the trust fund which  exceeds the principal  balance of the  defaulted  mortgage  asset  together with accrued interest  thereon at the interest  rate net of  servicing  fees and the retained interest, if any. In addition, when property securing a defaulted mortgage asset can be resold for an amount exceeding the outstanding  principal  balance of the related  mortgage asset together with accrued  interest and expenses,  it may be expected  that, if retention of any amount is legally  permissible,  the insurer will  exercise its right under any related  mortgage  pool  insurance  policy to
purchase  the  property  and  realize  for  itself  any  excess  proceeds.   See
"Description of Primary Insurance Policies" and "Description of Credit Support."

      With respect to collateral  securing a cooperative  loan, any  prospective purchaser  will  generally have to obtain the approval of the board of directors of the relevant  cooperative  before  purchasing the shares and acquiring rights under the  proprietary  lease or occupancy  agreement  securing the  cooperative loan. This approval is usually based on the purchaser's income and net worth and numerous  other factors.

                                       47

The necessity of acquiring  board  approval  could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell,  and realize the value of, those  shares.  See "Legal  Aspects of Mortgage
Assets--foreclosure on Cooperatives."

      Realization   on  defaulted   contracts   may  be   accomplished   through
repossession and subsequent  resale of the underlying  manufactured home or home improvement.  With respect to a defaulted home improvement contract,  the master servicer will decide whether to foreclose  upon the mortgaged  property or write off the  principal  balance of such home  improvement  contract as a bad debt or take an  unsecured  note.  In doing so, the master  servicer  will  estimate the expected proceeds and expenses to determine whether a foreclosure  proceeding or a repossession and resale is appropriate. If a home improvement contract secured by a lien on a  mortgaged  property  is junior to  another  lien on the  related mortgaged property,  following any default thereon,  unless foreclosure proceeds for such home improvement  contract are expected to at least satisfy the related senior  mortgage loan in full and to pay  foreclosure  costs,  it is likely that such  home  improvement  contract  will  be  written  off as bad  debt  with  no foreclosure proceeding.

Retained  Interest;  Servicing  or  Administration  Compensation  and Payment of
Expenses

      The prospectus  supplement for a series of securities will specify whether there will be any retained interest from the trust fund assets,  and, if so, the owner of the retained interest. If so, the retained interest will be established on a  loan-by-loan  basis and will be  specified  on an exhibit  to the  related agreement.  A retained  interest  in a trust fund asset  represents  a specified portion of the interest payable thereon.  The retained interest will be deducted from  borrower  payments as received  and will not be part of the related  trust fund. Any partial  recovery of interest on a mortgage asset,  after deduction of all applicable  servicing fees, will be allocated between retained interest,  if any, and interest at the interest rate on the mortgage loan, net of the rates at which the servicing  fees and the retained  interest are  calculated,  on a pari passu basis.

      The master  servicer's  primary  compensation  with respect to a series of securities  will come from the  monthly  payment  to it,  with  respect  to each interest payment on a trust fund asset, of an amount equal to one-twelfth of the servicing  fee rate  specified in the related  prospectus  supplement  times the scheduled principal balance of the trust fund asset. Since any retained interest and the master servicer's primary  compensation are percentages of the scheduled principal  balance of each trust fund  asset,  these  amounts  will  decrease in accordance  with  the  amortization  schedule  of  the  trust  fund  assets.  As additional  compensation in connection  with a series of securities  relating to mortgage  loans,  the  master  servicer  or the  sub-servicers  will  retain all assumption  fees,  late payment  charges  and,  unless  otherwise  stated in the prospectus  supplement,  prepayment  penalties,  to the  extent  collected  from mortgagors.  Any  interest or other  income which may be earned on funds held in the collection account, distribution account, sub-servicing account or any other account created under the related servicing  agreement may be paid as additional compensation  to the master servicer or the  sub-servicers,  as the case may be.
Any  sub-servicer  will  receive  a portion  of the  master  servicer's  primary compensation as its sub-servicing compensation.

      In addition to amounts  payable to any  sub-servicer,  the master servicer may pay from its servicing compensation expenses incurred in connection with its servicing of the mortgage loans, including,  without limitation,  payment of the fees and  disbursements of the trustee and independent  accountants,  payment of
expenses   incurred   in   connection   with   distributions   and   reports  to
securityholders,  and other  expenses,  as described  in the related  prospectus supplement.

      The master servicer is entitled to reimbursement  for expenses incurred by it in connection with the liquidation of defaulted  mortgage  assets,  including expenditures  incurred by it in  connection  with the  restoration  of mortgaged
properties,   the  right  of   reimbursement   being  prior  to  the  rights  of
securityholders

                                       48

to  receive  any  related  Liquidation  Proceeds.  The master  servicer  is also entitled to reimbursement from the collection account for advances.

Annual Evidence as to the Compliance of the Master Servicer

      Each  servicing  agreement  with  respect to a series of  securities  will provide that, on or before a specified  date in each year,  the first date being at least six months after the related cut-off date, a firm of independent public accountants  will furnish a statement to the trustee to the effect that,  on the basis of the examination by the firm conducted  substantially in compliance with either the Uniform Single Attestation  Program for Mortgage Bankers or the Audit
Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage assets under servicing agreements  substantially similar to each other, including the related servicing agreement,  was conducted in  compliance  with the terms of those  agreements  except for any  significant exceptions  or errors in records  that,  in the opinion of the firm,  either the
Audit  Program for  Mortgages  serviced  for Freddie  Mac, or paragraph 4 of the
Uniform Single Attestation Program for Mortgage Bankers,  requires it to report.
In rendering its statement the accounting firm may rely, as to matters  relating to the direct  servicing of mortgage  assets by  sub-servicers,  upon comparable statements  for  examinations  conducted  substantially  in compliance  with the
Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for
Mortgages  serviced for Freddie Mac,  rendered within one year of the statement, of  firms  of  independent  public  accountants  with  respect  to  the  related sub-servicer.

      Each servicing agreement will also provide for delivery to the trustee, on or before a specified  date in each year,  of an annual  statement  signed by an officer  of the master  servicer  to the effect  that the  master  servicer  has fulfilled its obligations under the related  agreement  throughout the preceding year.

      Copies of the annual accountants' statement and the officer's statement of the master  servicer  may be obtained  by  securityholders  without  charge upon written  request to the master  servicer at the address set forth in the related prospectus supplement.

Matters Regarding the Master Servicer and the Depositor

      The master  servicer under each  servicing  agreement will be named in the related prospectus  supplement.  The entity serving as master servicer may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates.

      Each servicing  agreement will provide that the master servicer may resign from  its  obligations  and  duties  under  the  related  agreement  only if its resignation,  and  the  appointment  of  a  successor,  will  not  result  in  a downgrading of any class of securities or upon a  determination  that its duties under the related  agreement are no longer  permissible under applicable law. No resignation will become effective until the trustee or a successor  servicer has
assumed  the  master  servicer's   obligations  and  duties  under  the  related
agreement.

      Each  servicing  agreement  will  further  provide that neither the master servicer,  the depositor nor any director,  officer,  employee,  or agent of the master  servicer or the  depositor  will be under any  liability  to the related trust fund or  securityholders  for any action taken, or for refraining from the taking of any action, in good faith under the related  agreement,  or for errors in judgment;  provided, however, that neither the master servicer, the depositor nor any  such  person  will be  protected  against  any  liability  which  would otherwise  be  imposed  by reason  of  willful  misfeasance,  bad faith or gross negligence  in the  performance  of duties  thereunder  or by reason of reckless disregard of obligations and duties  thereunder.  Each servicing  agreement will further  provide  that the master  servicer,  the  depositor  and any  director, officer,  employee  or agent of the master  servicer  or the  depositor  will be entitled to  indemnification by the

                                      49

related  trust fund and will be held  harmless  against any loss,  liability  or expense  incurred in  connection  with any legal action  relating to the related agreement,  the  securities  or a  breach  of  any  representation  or  warranty regarding the mortgage loans, other than any loss,  liability or expense that is related to any  specific  mortgage  loan or  mortgage  loans,  unless that loss, liability or expense is otherwise reimbursable under the related agreement,  and other  than any loss,  liability  or  expense  incurred  by  reason  of  willful misfeasance,  bad  faith  or  gross  negligence  in the  performance  of  duties thereunder  or by  reason  of  reckless  disregard  of  obligations  and  duties thereunder.  In addition, each servicing agreement will provide that neither the master  servicer nor the  depositor  will be under any  obligation to appear in, prosecute or defend any legal action which is not  incidental to its  respective responsibilities  under  the  related  agreement  and which in its  opinion  may involve it in any expense or  liability.  The master  servicer or the  depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the related  agreement and the rights and duties of the parties and the interests of the  securityholders.  In that event, the legal expenses and costs of the action and any resulting  liability  will be expenses, costs and  liabilities of the  securityholders,  and the master  servicer or the depositor,  as the case may be, will be entitled to be reimbursed  and to charge the trust fund for the reimbursement.  Distributions to securityholders  will be reduced  to pay for the  reimbursement  as set forth in the  related  prospectus supplement and servicing agreement.

      Any person into which the master  servicer may be merged or  consolidated, or any person  resulting  from any merger or  consolidation  to which the master servicer  is a party,  or any person  succeeding  to the  business of the master servicer,  will be the successor of the master servicer under each agreement, so long as that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Events of  Default  under the  Governing  Agreement  and Rights  upon  Events of
Default

      Pooling and Servicing Agreement

      Events of default under each pooling and servicing  agreement will include each  of  the  following  unless  otherwise  stated  in the  related  prospectus supplement:

      o     any  failure by the master  servicer  to  distribute  or cause to be distributed  to  securityholders,  or to  remit to the  trustee  for distribution to securityholders, any required payment that continues unremedied for a specified  number of business days after the giving of  written  notice of the  failure to the  master  servicer  by the trustee or the depositor,  or to the master servicer,  the depositor and the trustee by the holders of  certificates  evidencing not less than 25% of the voting rights;

      o     any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the agreement which continues  unremedied for a specified number of days after the  giving of  written  notice of the  failure  to the master servicer by the trustee or the depositor, or to the master servicer, the  depositor  and  the  trustee  by the  holders  of  certificates evidencing not less than 25% of the voting rights; and

      o     events of insolvency,  readjustment  of debt,  marshalling of assets and  liabilities or similar  proceedings and actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

      So long as an event of default  under a pooling  and  servicing  agreement remains unremedied,  the depositor or the trustee may, unless otherwise provided in the  related  prospectus  supplement,  and at the

                                       50

direction of holders of certificates  evidencing not less than 51% of the voting rights,  the trustee shall,  terminate all of the rights and  obligations of the master servicer under the pooling and servicing  agreement relating to the trust fund and in and to the mortgage assets,  other than any retained interest of the
master   servicer,   whereupon   the  trustee   will   succeed  to  all  of  the
responsibilities,  duties  and  liabilities  of the  master  servicer  under the agreement  and will be entitled  to similar  compensation  arrangements.  If the trustee is prohibited by law from obligating  itself to make advances  regarding delinquent mortgage assets, then the trustee will not be so obligated.

      If the trustee is unwilling or unable so to act, it may or, at the written request of the  holders of  certificates  entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent  jurisdiction for the appointment  of, a loan  servicing  institution  acceptable to the rating agency with a net worth at the time of the appointment of at least $1,000,000 to act as successor to the master servicer under the agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of master servicer.
The trustee  and any  successor  master  servicer  may agree upon the  servicing compensation to be paid,  which in no event may be greater than the compensation payable to the master servicer under the related agreement.

      No  certificateholder  will have the right under any pooling and servicing agreement to institute any proceeding under the agreement unless:

      o     the  certificateholder  previously has given to the trustee  written notice of default,

      o     the  holders  of  certificates  evidencing  not less than 25% of the voting  rights  have  made  written  request  upon  the  trustee  to institute the proceeding in its own name as trustee thereunder,

      o     have offered to the trustee reasonable indemnity, and

      o     the trustee for fifteen days has neglected or refused to institute a proceeding. The trustee, however, is under no obligation to exercise any of  the  trusts  or  powers  vested  in it by  any  pooling  and servicing  agreement or to make any investigation of matters arising thereunder or to institute,  conduct or defend any litigation at the request,  order or direction  of any of the holders of  certificates covered by the agreement, unless the certificateholders have offered to the trustee  reasonable  security or indemnity against the costs, expenses and liabilities which may be incurred.

      Servicing Agreement

      A servicing  default under the related  servicing  agreement  will include each of the  following  unless  otherwise  provided  in the  related  prospectus supplement:

      o     any failure by the master servicer to make a required deposit to the collection  account or, if the master  servicer is so  required,  to
            distribute   to  the  holders  of  any  class  of  notes  or  equity
            certificates  of the series any  required  payment  which  continues unremedied for a specified  number of business days after the giving of  written  notice of the  failure to the  master  servicer  by the trustee or the issuer;

      o     any failure by the master servicer duly to observe or perform in any material  respect any other of its  covenants or  agreements  in the servicing  agreement  with  respect  to the  series  of notes  which continues unremedied for a specified number of days after the giving of  written  notice of the  failure to the  master  servicer  by the trustee or the issuer;

                                       51

      o     events of insolvency,  readjustment  of debt,  marshalling of assets and liabilities or similar proceedings regarding the master servicer and actions by the master  servicer  indicating  its  insolvency  or inability to pay its obligations and

      o     any other servicing default as set forth in the servicing agreement.

      So long as a servicing default remains unremedied, either the depositor or the  trustee  may, by written  notification  to the master  servicer  and to the issuer or the trustee or trust fund, as applicable,  terminate all of the rights and obligations of the master servicer under the servicing agreement, other than any right of the  master  servicer  as  noteholder  or as  holder of the  equity certificates  and other than the right to  receive  servicing  compensation  and expenses for servicing the mortgage loans during any period prior to the date of the  termination.  Upon  termination  of the master  servicer  the trustee  will succeed to all  responsibilities,  duties and liabilities of the master servicer under the servicing agreement,  other than the obligation to repurchase mortgage loans, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the master servicer but is unwilling to so act, it may appoint, or if it is unable to so act, it shall appoint, or petition a court of competent  jurisdiction for the appointment of an approved mortgage servicing institution  with a net worth of at least  $1,000,000 to act as successor to the master  servicer  under the servicing  agreement.  Pending the  appointment of a successor,  the trustee is obligated to act in the capacity of master  servicer.
The trustee and the successor may agree upon the  servicing  compensation  to be paid,  which in no event may be greater  than the  compensation  to the  initial master servicer under the servicing agreement.

      Indenture

      An event of default under the indenture will include each of the following unless otherwise provided in the related prospectus supplement:

      o     a default for a  specified  number of days or more in the payment of any principal of or interest on any note of the series;

      o     failure to perform any other  covenant of the depositor or the trust fund in the indenture which continues for a specified number of days after notice of failure is given in accordance  with the  procedures described in the related prospectus supplement;

      o     any  representation  or warranty  made by the depositor or the trust fund in the indenture or in any related certificate or other writing having been incorrect in a material respect as of the time made, and the  breach is not cured  within a  specified  number of days  after notice  of  breach  is  given  in  accordance  with  the  procedures described in the related prospectus supplement;

      o     events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuer; or

      o     any other event of default  provided  with  respect to notes of that series.

      If an event of default with respect to the notes of any series  occurs and is  continuing,  the trustee or the holders of a majority of the then  aggregate outstanding  amount of the notes of the series may declare the principal amount, or, if the notes of that  series  are  Accrual  Securities,  the  portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement,  of all the notes of the series to be due and payable immediately.  That declaration may, under

                                       52

the circumstances  set forth in the indenture,  be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

      If following an event of default with respect to any series of notes,  the notes of the series have been  declared to be due and payable,  the trustee may,
in  its  discretion,   notwithstanding  the  acceleration,   elect  to  maintain
possession of the collateral securing the notes of the series and to continue to apply  payments  on the  collateral  as if  there  had  been no  declaration  of acceleration  if the collateral  continues to provide  sufficient  funds for the payment of  principal  of and  interest on the notes of the series as they would have become due if there had not been a  declaration.  In addition,  the trustee may not sell or  otherwise  liquidate  the  collateral  securing  the notes of a series following an event of default, unless

      o     the holders of 100% of the then aggregate  outstanding amount of the notes of the series consent to the sale,

      o     accrued  interest,  due and unpaid,  on the outstanding notes of the series at the date of the sale, or

      o     the trustee  determines that the collateral  would not be sufficient on an  ongoing  basis  to make  all  payments  on the  notes  as the payments  would have  become due if the notes had not been  declared due and payable,  and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate  outstanding amount of the notes of the series.

      If the trustee  liquidates the  collateral in connection  with an event of default,  the  indenture  may provide that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses.  As a result, upon the occurrence of an event of default,  the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not  institute  a  proceeding  for the  enforcement  of its lien  except  in connection  with a proceeding  for the  enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

      If the principal of the notes of a series is declared due and payable, the holders of those notes issued at a discount  from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the note less the amount of the discount that is unamortized.

      No noteholder or holder of an equity  certificate  generally will have any right under an owner trust  agreement or indenture to institute  any  proceeding with respect to the agreement unless:

      o     the holder  previously  has given to the trustee  written  notice of default and the default is continuing,

      o     the holders of notes or equity  certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the  class  (1)  have  made  written  request  upon the  trustee  to institute a proceeding in its own name as trustee thereunder and (2)
            have offered to the trustee reasonable indemnity,

      o     the trustee has  neglected or refused to institute a proceeding  for
            60 days after receipt of the request and indemnity, and

      o     no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note balances of the class.  However,  the trustee will be under no  obligation  to exercise any of the trusts or powers vested in it by the applicable  agreement or to institute,  conduct or defend any litigation at the request,

                                       53

            order  or  direction  of any of  the  holders  of  notes  or  equity certificates  covered  by the  agreement,  unless the  holders  have offered to the trustee reasonable  security or indemnity against the costs,  expenses and  liabilities  which may be incurred  therein or thereby.

Amendment of the Governing Agreements

      With  respect to each series of  certificates,  each  related  pooling and servicing  agreement or trust  agreement  may be amended by the  depositor,  the master servicer,  and the trustee,  upon consent of any credit support provider, without  the  consent  of any of the  holders  of  certificates  covered  by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the  agreement,  or to make any other  provisions  with respect to matters or questions  arising  under  the  agreement  which are not  inconsistent  with the provisions of the agreement,  provided that the action will not adversely affect in any material  respect the interests of any holder of certificates  covered by the agreement, as evidenced by either an opinion of counsel or a confirmation by the rating  agencies that such amendment  will not result in the  downgrading of the securities. No amendment shall be deemed to adversely affect in any material respect the interests of any certificateholder who shall have consented thereto, and no opinion of counsel or written  notice from the rating  agencies  shall be required  to address  the effect of any such  amendment  on any such  consenting certificateholder.

      Each agreement may also be amended by the depositor,  the master servicer, if any,  and the  trustee,  with the  consent  of the  holders  of  certificates evidencing not less than 66% of the voting rights, for any purpose,  but that no amendment may

      o     reduce in any manner the amount of or delay the timing of,  payments received on trust fund assets which are  required to be  distributed on  any  certificate  without  the  consent  of  the  holder  of the certificate,

      o     adversely  affect  in any  material  respect  the  interests  of the holders  of any  class of  certificates  in a manner  other  than as described in the  preceding  bullet point (as evidenced by either an opinion of counsel or a  confirmation  by the rating  agencies  that
            such   amendment   will  not  result  in  the   downgrading  of  the
            securities), or

      o     reduce the  percentage  of voting  rights  required by the preceding bullet point for the consent to any amendment without the consent of the  holders  of all  certificates  covered  by the  agreement  then outstanding.

      However,  with respect to any series of  certificates  as to which a REMIC election is to be made,  the trustee  will not consent to any  amendment  of the agreement  unless it shall  first  have  received  an  opinion of counsel to the effect that the amendment  will not cause the trust fund to fail to qualify as a
REMIC at any time that the  related  certificates  are  outstanding.  The voting rights  evidenced by any certificate will be the portion of the voting rights of all of the  certificates in the related series allocated in the manner described in the related prospectus supplement.

      With respect to each series of notes, each related servicing  agreement or indenture may be amended by the parties to the agreement  without the consent of any of the holders of the notes covered by the agreement, to cure any ambiguity, to correct,  modify or supplement any provision in the agreement, or to make any other  provisions  with  respect  to  matters  or  questions  arising  under the agreement  which are not  inconsistent  with the  provisions  of the  agreement, provided that the action will not adversely  affect in any material  respect the interests of any holder of notes covered by the agreement as evidenced by either an  opinion  of  counsel or a  confirmation  by the  rating  agencies  that such amendment will not result in the  downgrading  of the notes.  Each agreement may also be amended by the parties to the agreement  with the

                                       54

consent  of the  holders  of notes  evidencing  not less than 66% of the  voting rights, for any purpose, but that no amendment may

      o     reduce in any manner the amount of or delay the timing of,  payments received on trust fund assets which are  required to be  distributed on any note without the consent of the holder of that note,

      o     adversely  affect  in any  material  respect  the  interests  of the holders of any class of notes in a manner other than as described in the  preceding  bullet  point (as  evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not  result  in the  downgrading  of the  notes),  without  the consent of the  holders of notes of that class  evidencing  not less than 66% of the aggregate voting rights of that class, or

      o     reduce the  percentage  of voting  rights  required by the preceding bullet point for the consent to any amendment without the consent of the holders of all notes covered by the agreement then  outstanding.
            The voting  rights  evidenced by any note will be the portion of the voting rights of all of the notes in the related series allocated in the manner described in the related prospectus supplement.

Termination of the Trust Fund and Disposition of Trust Fund Assets

      The  obligations  created by the  related  agreements  for each  series of securities will terminate upon the payment to  securityholders of that series of all  amounts  held in the  distribution  account or by the master  servicer  and required to be paid to them under the agreements following the earlier of

      o     the final payment or other liquidation of the last asset included in the related trust fund or the disposition of all underlying property subject to the trust fund assets  acquired upon  foreclosure  of the trust fund assets, and

      o     the  purchase  of all of the  assets of the trust  fund by the party entitled to effect the termination,  under the  circumstances and in the manner set forth in the related prospectus supplement.

      In no event,  however,  will the trust  created by the related  agreements continue beyond the date specified in the related  agreement.  Written notice of termination of the related agreements will be given to each securityholder,  and the final  distribution will be made only upon surrender and cancellation of the securities  at an  office or  agency  appointed  by the  trustee  which  will be specified in the notice of termination.

      Any purchase of assets of the trust fund in connection with a termination, shall be made at the price set forth in the related prospectus  supplement which in most cases will be equal to the greater of:

      o     the sum of (a) 100% of the stated principal balance of each mortgage asset as of the day of the purchase plus accrued interest thereon at the applicable interest rate net of the rates at which the servicing fees and the retained interest,  if any, are calculated to the first day of the month following the purchase plus (b) the appraised value of any underlying  property  subject to the mortgage assets acquired for the benefit of securityholders, and

      o     the  aggregate  fair market  value of all of the assets in the trust fund,  as determined by the trustee,  the master  servicer,  and, if different than both such persons,  the person entitled to effect the termination,  in each case taking into account  accrued  interest at the applicable

                                       55

            interest rate net of the rates at which the  servicing  fees and the retained  interest,  if any, are  calculated to the first day of the month following the purchase.

      The exercise of an optimal  termination right will effect early retirement of the securities of that series, but the right of the person entitled to effect the termination is subject to the aggregate principal balance of the outstanding trust fund  assets for the  series at the time of  purchase  being less than the percentage  of the aggregate  principal  balance of the trust fund assets at the cut-off  date for that series  specified in the related  prospectus  supplement, which percentage will be between 25% and 0%.

      In addition to the  repurchase  of the assets in the related trust fund at the  Clean-up  Call,  if so specified in the related  prospectus  supplement,  a holder of a non-offered class of securities described in the preceding paragraph will have the right,  solely at its  discretion,  to terminate the related trust fund on any  distribution  date after the 12th  distribution  date following the date of initial  issuance of the related series of securities and until the date as the Clean-up Call becomes  exercisable and thereby effect early retirement of the securities of the series.  Any call of this type will be of the entire trust fund at one time;  multiple calls with respect to any series of securities  will not be permitted. If the call option is exercised,  the Call Class must remit to the trustee a price  equal to 100% of the  principal  balance of the  securities offered  hereby as of the day of the purchase plus accrued  interest  thereon at the  applicable  security  interest  rate  during  the  related  period on which interest  accrues  on the  securities  which  the  trustee  will  distribute  to securityholders.  If funds  to  terminate  are not  deposited  with the  related trustee,  the  securities  will  remain  outstanding.  There  will  not  be  any additional remedies available to securityholders.  In addition, in the case of a trust fund for which a REMIC  election  or  elections  have been made,  an early termination will constitute a "qualified  liquidation" under Section 860F of the
Code.  In  connection  with a call by the Call Class,  the final  payment to the securityholders  will be made upon  surrender of the related  securities  to the trustee.  Once the securities have been surrendered and paid in full, there will not be any continuing  liability from the securityholders or from the trust fund to securityholders.

Optional Purchase by the Master Servicer of Defaulted Mortgage Loans

      The master  servicer under the related  servicing  agreement will have the option  to  purchase  from the  trust  fund any  mortgage  asset 90 days or more delinquent at a purchase  price  generally  equal to the  outstanding  principal balance of the delinquent  mortgage  asset as of the date of purchase,  plus all accrued and unpaid interest on that principal balance.

Duties of the Trustee

      The trustee makes no  representations as to the validity or sufficiency of any agreement,  the  securities or any mortgage loan or related  document and is not  accountable  for the  use or  application  by or on  behalf  of the  master servicer of any funds paid to the master  servicer or its designee in respect of the  securities or the mortgage  loans,  or deposited into or withdrawn from the collection  account or any other account by or on behalf of the master servicer.
If no event of default has occurred and is  continuing,  the trustee is required to perform only those duties specifically  required under the related agreement.
However, upon receipt of the various certificates,  reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to  determine  whether  they  conform  to the  requirements  of the  related agreement.

Description of the Trustee

      The trustee or indenture trustee,  each referred to as the trustee,  under each pooling and servicing agreement, trust agreement or indenture will be named in the related prospectus supplement. The owner trustee for each series of notes will be  named  in the  related  prospectus  supplement.  The  commercial  bank,

                                       56

national  banking  association  or trust  company  serving  as  trustee or owner trustee  may  have  normal  banking  relationships  with the  depositor  and its affiliates and with the master servicer and its affiliates.

                          DESCRIPTION OF CREDIT SUPPORT

      For any series of securities,  credit support may be provided with respect to one or more classes thereof or the related  mortgage  assets.  Credit support may be in the form of the  subordination of one or more classes to other classes in a series of securities,  letters of credit, insurance policies, surety bonds,
guarantees,    the    establishment    of   one   or   more    reserve    funds,
cross-collateralization,  overcollateralization  or  another  method  of  credit support described in the related  prospectus  supplement,  or any combination of the foregoing. If so provided in the related prospectus supplement,  any form of credit  support may be structured so as to be drawn upon by more than one series of securities.

      The credit support  provided for a series of securities will in most cases not  provide  protection  against  all  risks of loss  and  will  not  guarantee repayment  of the  entire  principal  balance  of the  securities  and  interest thereon.  If losses or shortfalls occur that exceed the amount covered by credit support or that are not  covered by credit  support,  securityholders  will bear their allocable share of deficiencies.  Also, if a form of credit support covers more than one pool of mortgage assets in a trust fund or more than one series of securities,  holders of  securities  evidencing  interests in any of the covered pools or covered trusts will be subject to the risk that the credit support will be exhausted  by the claims of other  covered  pools or covered  trusts prior to that covered pool or covered trust  receiving  any of its intended  share of the coverage.

      If credit  support is  provided  with  respect  to one or more  classes of securities of a series, or the related mortgage assets,  the related  prospectus supplement will include a description of:

      o     the nature and amount of coverage under such credit support,

      o     any conditions to payment thereunder not otherwise described in this prospectus,

      o     the  conditions  under which the amount of coverage under the credit support may be reduced, terminated or replaced, and

      o     the material provisions relating to the credit support.

      Additionally,  the related  prospectus  supplement  will set forth certain information with respect to the credit support provider, including:

      o     a brief description of its principal business activities,

      o     its  principal  place of business,  place of  incorporation  and the jurisdiction under which it is chartered or licensed to do business,

      o     if  applicable,  the identity of  regulatory  agencies that exercise primary jurisdiction over the conduct of its business, and

      o     its total assets and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

                                       57

      A copy of the policy or agreement, as applicable, governing the applicable credit  support  will be filed  with the  Commission  as an exhibit to a Current
Report on Form 8-K to be filed within 15 days of issuance of the related series.

Subordination

      One or more classes of securities  may be subordinate  securities.  In the event of any realized losses on mortgage assets not in excess of the limitations
described  in  the   following   paragraph,   the  rights  of  the   subordinate
securityholders to receive distributions with respect to the mortgage loans will be  subordinate  to the  rights  of the  senior  securityholders  to the  extent described in the related prospectus supplement.

      All realized losses will be allocated to the subordinate securities of the related  series,  or, if the series  includes more than one class of subordinate securities,  to the outstanding class of subordinate securities having the first priority for  allocation of realized  losses and then to additional  outstanding classes of subordinate  securities,  if any, until the principal  balance of the applicable  subordinate  securities  has been  reduced to zero.  Any  additional realized  losses will be  allocated to the senior  securities  or, if the series includes  more than one class of senior  securities,  either on a pro rata basis among all of the senior securities in proportion to their respective outstanding
principal   balances  or  as  otherwise   provided  in  the  related  prospectus
supplement.  However,  with respect to realized losses that are  attributable to physical  damage  to  mortgaged  properties  of a type  that is not  covered  by standard hazard insurance policies,  the amount thereof that may be allocated to the  subordinate  securities  of the related  series may be limited to an amount specified in the related  prospectus  supplement.  If so, any realized losses of this type in excess of the amount  allocable to the subordinate  securities will be allocated among all outstanding  classes of securities of the related series, on a pro rata basis in  proportion  to their  respective  outstanding  principal balances,  regardless of whether any subordinate  securities remain outstanding, or as otherwise provided in the related prospectus supplement. Any allocation of a realized  loss to a security  will be made by reducing the  principal  balance thereof as of the distribution date following the Prepayment Period in which the realized loss was incurred.

      As  set  forth  under  "Description  of the  Securities--Distributions  of
Principal of the  Securities",  the rights of holders of the various  classes of securities of any series to receive  distributions  of principal and interest is determined  by the  aggregate  principal  balance of each class.  The  principal balance of any security will be reduced by all amounts previously distributed on that security in respect of principal,  and by any realized losses  allocated to that security.  If there were no realized  losses or prepayments of principal on any of the mortgage loans, the respective rights of the holders of securities of any series to future  distributions would not change.  However, to the extent so provided in the related prospectus supplement,  holders of senior securities may be  entitled  to  receive a  disproportionately  larger  amount  of  prepayments received,  which will have the effect of  accelerating  the  amortization of the senior  securities and increasing the respective  percentage  interest in future distributions evidenced by the subordinate securities in the related trust fund, with a corresponding  decrease in the senior  percentage,  as well as preserving the availability of the subordination provided by the subordinate securities. In addition,  as set forth in the paragraph  above,  realized  losses will be first allocated  to  subordinate  securities  by reduction  of the  principal  balance thereof,  which will have the effect of increasing  the  respective  interest in future  distributions  evidenced by the senior  securities  in the related trust fund.

      If so provided in the related  prospectus  supplement,  amounts  otherwise payable on any  distribution  date to holders of  subordinate  securities may be deposited  into a reserve fund.  Amounts held in any reserve fund may be applied as  described  below  under  "--Reserve  Funds"  and in the  related  prospectus supplement.

                                       58

      With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described in the preceding  paragraphs and any variation will be described in the related prospectus supplement.

      If so provided in the related  prospectus  supplement,  the credit support for the  senior  securities  of a  Senior/Subordinate  Series  may  include,  in addition to the  subordination  of the subordinate  securities of the series and the  establishment  of a reserve fund,  any of the other forms of credit support described  in this  prospectus  supplement.  If any of the other forms of credit support  described  below is  maintained  solely  for the  benefit of the senior securities of a  Senior/Subordinate  Series, then that coverage described may be limited to the extent  necessary to make  required  distributions  on the senior securities or as otherwise specified in the related prospectus supplement. If so provided in the related prospectus supplement, the obligor on any other forms of credit  support  maintained  for  the  benefit  of the  senior  securities  of a
Senior/Subordinate  Series may be reimbursed for amounts paid  thereunder out of amounts otherwise payable on the subordinate securities.

Letter of Credit

      As to any series of securities to be covered by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The master servicer or trustee will exercise its best reasonable efforts to keep or cause to be kept the letter of credit in full force and effect,  unless  coverage  thereunder has been exhausted through payment of claims.  The master servicer will agree to pay the fees for the letter of credit on a timely basis unless,  as described in the related prospectus  supplement,  the payment of those fees is otherwise provided for.

      The master  servicer or the trustee will make or cause to be made draws on the  letter  of  credit  bank  under  each  letter  of  credit.  Subject  to any differences as will be described in the related prospectus  supplement,  letters of credit may cover all or any of the  following  amounts,  in each case up to a maximum amount set forth in the letter of credit:

      (1)   For any  mortgage  asset that became a  liquidated  asset during the related  Prepayment  Period,  other than mortgage assets as to which
            amounts  paid  or  payable  under  any  related   hazard   insurance
            instrument,  including  the  letter of credit  as  described  in (2)
            below, are not sufficient  either to restore the mortgaged  property or to pay the  outstanding  principal  balance of the mortgage asset
            plus  accrued   interest,   an  amount  which,   together  with  all
            Liquidation Proceeds,  Insurance Proceeds,  and other collections on
            the  liquidated   loan,  net  of  amounts  payable  or  reimbursable
            therefrom to the master  servicer for related unpaid  servicing fees and unreimbursed  servicing expenses,  will equal the sum of (A) the unpaid  principal  balance of the  liquidated  asset,  plus  accrued interest at the  applicable  interest rate net of the rates at which the servicing fee and retained interest are calculated, plus (B) the amount of related servicing expenses,  if any, not reimbursed to the master servicer from Liquidation  Proceeds,  Insurance  Proceeds and other collections on the liquidation  asset,  which shall be paid to the master servicer;

      (2)   For each  mortgage  asset  that is  delinquent  and as to which  the mortgaged  property has suffered damage,  other than physical damage caused by hostile or warlike action in time of war or peace,  by any weapons of war, by any insurrection or rebellion,  or by any nuclear reaction  or  nuclear  radiation  or nuclear  contamination  whether
            controlled  or   uncontrolled,   or  by  any  action  taken  by  any
            governmental authority in response to any of the foregoing,  and for which any amounts paid or payable under the related  primary  hazard insurance  policy or any  special  hazard  insurance  policy are not sufficient to pay either of the following amounts,  an amount which, together  with all  Insurance  Proceeds

                                       59

            paid or payable under the related primary hazard insurance policy or any special hazard insurance policy, net, if the proceeds are not to be applied to restore the mortgaged property, of all amounts payable or reimbursable  therefrom to the master servicer for related unpaid servicing fees and unreimbursed servicing expenses, will be equal to the  lesser of (A) the amount  required  to  restore  the  mortgaged property and (B) the sum of (1) the unpaid principal  balance of the mortgage asset plus accrued interest at the applicable interest rate net of the rates at which the servicing fees and retained  interest, if any,  are  calculated,  plus (2) the amount of related  servicing expenses,  if  any,  not  reimbursed  to the  master  servicer  from
            Insurance  Proceeds paid under the related primary hazard  insurance policy or any special hazard insurance policy; and

      (3)   For  any  mortgage   asset  that  has  been  subject  to  bankruptcy
            proceedings  as  described  above,  the  amount of any debt  service reduction  or the  amount  by which  the  principal  balance  of the mortgage asset has been reduced by the bankruptcy court.

      If the related  prospectus  supplement  so  provides,  upon payment by the letter of credit bank with  respect to a liquidated  asset,  or a payment of the full amount  owing on a mortgage  asset as to which the  mortgaged  property has been damaged, as described in (2)(B) above, the liquidated asset will be removed from the  related  trust  fund in  accordance  with the  terms  set forth in the related  prospectus  supplement  and will no longer be subject to the agreement.
Unless otherwise provided in the related prospectus supplement,  mortgage assets that have been subject to bankruptcy  proceedings,  or as to which payment under the letter of credit  has been made for the  purpose of  restoring  the  related mortgaged  property,  as  described  in (2)(A)  above,  will  remain part of the related trust fund.  The maximum dollar  coverages  provided under any letter of credit  will  each be  reduced  to the  extent  of  related  unreimbursed  draws thereunder.

      In the event that the bank that has issued a letter of credit ceases to be a duly organized  commercial  bank, or its debt obligations are rated lower than the highest rating on any class of the securities on the date of issuance by the rating  agency or  agencies,  the master  servicer or trustee  will use its best reasonable  efforts  to obtain  or cause to be  obtained,  as to each  letter of credit,  a substitute  letter of credit  issued by a commercial  bank that meets these requirements and providing the same coverage;  provided, however, that, if the fees charged or collateral required by the successor bank shall be more than the fees charged or collateral  required by the predecessor bank, each component of coverage  thereunder may be reduced  proportionately to a level as results in the fees and collateral being not more than the fees then charged and collateral then required by the predecessor bank.

Mortgage Pool Insurance Policy

      As to any series of securities to be covered by a mortgage pool  insurance policy with  respect to any  realized  losses on  liquidated  loans,  the master servicer  will exercise its best  reasonable  efforts to maintain or cause to be maintained the mortgage pool insurance  policy in full force and effect,  unless coverage  thereunder has been exhausted  through  payment of claims.  The master servicer will agree to pay the premiums for each mortgage pool insurance  policy on a timely basis unless, as described in the related prospectus supplement, the payment of those fees is otherwise provided.

      The master  servicer  will present or cause to be presented  claims to the insurer under each  mortgage  pool  insurance  policy.  Mortgage pool  insurance
policies,   however,  are  not  blanket  policies  against  loss,  since  claims thereunder  may be  made  only  upon  satisfaction  of  certain  conditions,  as described in the next paragraph and, if  applicable,  in the related  prospectus supplement.

                                       60

      Mortgage pool  insurance  policies do not cover losses  arising out of the matters excluded from coverage under the primary mortgage  insurance  policy, or losses  due to a failure  to pay or denial of a claim  under a primary  mortgage insurance policy, irrespective of the reason therefor.

      Mortgage  pool  insurance  policies in general  provide  that no claim may validly be presented thereunder with respect to a mortgage loan unless:

      o     an acceptable  primary  mortgage  insurance  policy,  if the initial loan-to-value ratio of the mortgage loan exceeded 80%, has been kept in force until the loan-to-value ratio is reduced to 80%;

      o     premiums on the primary  hazard  insurance  policy have been paid by the insured and real estate taxes and  foreclosure,  protection  and preservation  expenses  have  been  advanced  by or on behalf of the insured, as approved by the insurer;

      o     if there has been physical loss or damage to the mortgaged property, it has  been  restored  to its  physical  condition  at the time the mortgage  loan became  insured  under the  mortgage  pool  insurance policy, subject to reasonable wear and tear; and

      o     the  insured  has  acquired  good  and  merchantable  title  to  the mortgaged  property,  free and clear of all liens and  encumbrances, except permitted encumbrances,  including any right of redemption by or on behalf of the mortgagor,  and if required by the insurer,  has sold the property with the approval of the insurer.

      Assuming the satisfaction of these conditions,  the insurer has the option to either (a) acquire the property  securing the  defaulted  mortgage loan for a payment  equal to the  principal  balance of the  defaulted  mortgage  loan plus accrued and unpaid  interest at the interest  rate on the  mortgage  loan to the date of acquisition and expenses described above advanced by or on behalf of the insured,  on  condition  that  the  insurer  must  be  provided  with  good  and merchantable  title to the  mortgaged  property,  unless the  property  has been conveyed under the terms of the applicable primary mortgage insurance policy, or
(b) pay the amount by which the sum of the  principal  balance of the  defaulted mortgage  loan and accrued and unpaid  interest at the interest rate to the date of the payment of the claim and the expenses exceed the proceeds received from a sale of the mortgaged  property which the insurer has approved.  In both (a) and
(b),  the  amount of payment  under a mortgage  pool  insurance  policy  will be reduced  by the  amount of the loss paid under the  primary  mortgage  insurance policy.

      Unless  earlier  directed by the  insurer,  a claim under a mortgage  pool insurance policy must be filed (a) in the case when a primary mortgage insurance policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid thereunder,  or after acquisition by the insured or a sale of the  property  approved by the  insurer,  whichever  is later,  or (b) in the case when a primary  mortgage  insurance  policy is not in force, within a specified number of days (typically,  60 days) after acquisition by the insured or a sale of the property  approved by the insurer.  A claim must be paid within a specified period  (typically,  30 days) after the claim is made by the insured.

      The amount of coverage  under each  mortgage  pool  insurance  policy will generally  be  reduced  over the life of the  securities  of any  series  by the aggregate  dollar  amount of claims paid less the  aggregate  of the net amounts realized by the insurer upon disposition of all acquired properties.  The amount of claims paid includes certain expenses incurred by the master servicer as well as accrued  interest on delinquent  mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the applicable policy limit,  coverage thereunder will be exhausted and any further losses will be borne by  securityholders  of the related series.
See  "Legal

                                       61

Aspects of Mortgage  Assets--Foreclosure  on Mortgages" and "--Repossession with
Respect to Manufactured Housing Contracts."

      If an  insurer  under a  mortgage  pool  insurance  policy  ceases to be a private  mortgage  guaranty  insurance  company  duly  qualified  as such  under applicable  laws and  approved  as an insurer  by Freddie  Mac or Fannie Mae and having a claims-paying ability acceptable to the rating agency or agencies,  the master  servicer will use its best  reasonable  efforts to obtain or cause to be
obtained  from  another  qualified   insurer  a  replacement   insurance  policy
comparable to the mortgage pool insurance  policy with a total coverage equal to the then outstanding  coverage of the mortgage pool insurance policy;  provided, however,  that if the cost of the replacement policy is greater than the cost of the original  mortgage pool insurance  policy,  the coverage of the  replacement policy may be reduced  to the level  that its  premium  rate does not exceed the premium rate on the original  mortgage pool insurance  policy.  However,  if the insurer ceases to be a qualified insurer solely because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae, the master servicer will review,  or cause to be reviewed, the financial condition of the insurer with a view towards determining  whether  recoveries  under the mortgage pool  insurance  policy are jeopardized  for reasons related to the financial  condition of the insurer.  If the master  servicer  determines  that  recoveries are so  jeopardized,  it will exercise its best reasonable  efforts to obtain from another qualified insurer a replacement policy, subject to the same cost limitation.

      Because each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming  against the insurer,  the policy will not provide  coverage against hazard losses. As set forth in the immediately following paragraph,  the primary hazard  insurance  policies  covering the mortgage loans typically  exclude from coverage  physical  damage  resulting from a number of causes and, even when the damage is covered,  may afford recoveries that are  significantly  less than the full replacement cost of the losses. Further, a special hazard insurance policy, or a letter of credit that covers special hazard realized losses, will not cover all risks, and the coverage  thereunder will be limited in amount.  These hazard risks  will,  as  a  result,  be  uninsured  and  will  therefore  be  borne  by securityholders.

Special Hazard Insurance Policy

      As to any series of  securities  to be covered by an insurance  instrument that does not cover  losses  that are  attributable  to  physical  damage to the mortgaged  properties of a type that is not covered by standard hazard insurance policies, in other words, special hazard realized losses, the related prospectus supplement  may  provide  that  the  master  servicer  will  exercise  its  best reasonable  efforts  to  maintain  or cause to be  maintained  a special  hazard insurance  policy in full force and effect  covering the special  hazard amount, unless  coverage  thereunder  has been  exhausted  through  payment  of  claims;
provided,  however,  that the master  servicer  will be under no  obligation  to maintain the policy if any  insurance  instrument  covering the series as to any realized losses on liquidated loans is no longer in effect.  The master servicer will agree to pay the  premiums on each  special  hazard  insurance  policy on a timely basis unless, as described in the related prospectus supplement,  payment of those premiums is otherwise provided for.

      Each special  hazard  insurance  policy will,  subject to the  limitations described in the next  paragraph,  protect  holders of securities of the related series from

      o     loss by reason of damage to mortgaged  properties  caused by certain hazards,  including  earthquakes  and mudflows,  not insured against under the primary  hazard  insurance  policies or a flood  insurance policy if the property is in a designated flood area, and

                                       62

      o     loss from partial damage caused by reason of the  application of the co-insurance  clause  contained  in  the  primary  hazard  insurance policies.

      Special hazard insurance policies usually will not cover losses occasioned by normal wear and tear, war, civil insurrection,  governmental actions,  errors in design, nuclear or chemical reaction or contamination,  faulty workmanship or materials,  flood,  if the property is located in a designated  flood area,  and other risks.

      Subject to the foregoing limitations, each special hazard insurance policy will provide that,  when there has been damage to property  securing a defaulted mortgage  asset  acquired  by the  insured  and to the  extent the damage is not covered  by the  related  primary  hazard  insurance  policy or flood  insurance policy, the insurer will pay the lesser of:

      (1)   the cost of repair to the property and

      (2)   upon transfer of the property to the insurer,  the unpaid  principal balance  of the  mortgage  asset at the time of  acquisition  of the
            property   by   foreclosure,   deed  in  lieu  of   foreclosure   or
            repossession,  plus accrued interest to the date of claim settlement and expenses  incurred by or on behalf of the master  servicer  with respect to the property.

      The amount of coverage under the special hazard  insurance  policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain  expenses  paid by the insurer,  less any net  proceeds  realized by the insurer from the sale of the  property,  plus (b) any amount paid as the cost of repair of the property.

      Restoration of the property with the proceeds  described  under clause (1)
of the  immediately  preceding  paragraph  will satisfy the  condition  under an insurance instrument providing coverage as to credit, or other non-hazard risks, that the property be restored before a claim thereunder may be validly presented with  respect to the  defaulted  mortgage  asset  secured by the  property.  The payment described under clause (2) of the immediately  preceding  paragraph will render unnecessary presentation of a claim in respect of the mortgage loan under an insurance  instrument  providing  coverage as to credit,  or other non-hazard risks, as to any realized losses on a liquidated loan. Therefore, so long as the insurance instrument providing coverage as to credit, or other non-hazard risks, remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total  insurance  proceeds paid to  securityholders, but will affect the  relative  amounts of coverage  remaining  under any special hazard insurance policy and any credit insurance instrument.

      The sale of a mortgaged property must be approved by the insurer under any special hazard  insurance  policy and funds received by the insured in excess of the unpaid principal  balance of the mortgage asset plus interest thereon to the date of sale plus expenses  incurred by or on behalf of the master servicer with respect to the property,  not to exceed the amount actually paid by the insurer, must be refunded to the insurer and, to that extent,  coverage under the special hazard  insurance  policy will be restored.  If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders.

      A claim under a special hazard  insurance  policy  generally must be filed within a  specified  number of days,  typically  60 days,  after the insured has acquired good and  merchantable  title to the  property,  and a claim payment is payable within a specified  number of days,  typically 30 days, after a claim is accepted by the insurer. Special hazard insurance policies provide that no claim may be paid unless primary hazard  insurance  policy  premiums,  flood insurance premiums,  if the property is located in a federally designated flood area, and, as approved by the insurer,  real estate property taxes, property

                                       63

protection and preservation  expenses and foreclosure or repossession costs have been paid by or on behalf of the insured,  and unless the insured has maintained the  primary  hazard  insurance  policy  and,  if the  property  is located in a federally  designated flood area,  flood  insurance,  as required by the special hazard insurance policy.

      If a special  hazard  insurance  policy is canceled or terminated  for any reason, other than the exhaustion of total policy coverage,  the master servicer will use its best  reasonable  efforts  to obtain or cause to be  obtained  from another insurer a replacement policy comparable to that special hazard insurance policy with a total coverage that is equal to the then existing  coverage of the replaced special hazard insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of that special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that its  premium  rate does not  exceed  the  premium  rate on that  special  hazard insurance policy.

      Since each  special  hazard  insurance  policy is  designed to permit full recoveries  as to any  realized  losses  on  liquidated  loans  under  a  credit insurance  instrument in  circumstances  in which  recoveries would otherwise be unavailable  because property has been damaged by a cause not insured against by a primary hazard insurance policy and thus would not be restored, each agreement governing  the trust fund will provide  that,  if the related  credit  insurance instrument shall have lapsed or terminated or been exhausted  through payment of claims,  the master servicer will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bond

      As to any series of  securities  to be covered by a  bankruptcy  bond with respect to actions that may be taken by a bankruptcy  court in connection with a mortgage asset, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the bankruptcy bond in full force and effect, unless coverage  thereunder has been exhausted  through  payment of claims.  The master  servicer  will pay or cause to be paid the premiums for each  bankruptcy bond  on a  timely  basis,  unless,  as  described  in  the  related  prospectus supplement,  payment of those premiums is otherwise provided for. Subject to the limit of the dollar amount of coverage provided, each bankruptcy bond will cover certain losses  resulting from an extension of the maturity of a mortgage asset, or a  reduction  by the  bankruptcy  court of the  principal  balance  of or the interest rate on a mortgage  asset,  and the unpaid  interest on the amount of a principal  reduction  during the pendency of a proceeding  under the  Bankruptcy
Code.  See "Legal  Aspects of Mortgage  Assets--Foreclosure  on  Mortgages"  and
"--Repossession with Respect to Manufactured Housing Contracts."

Financial Guarantee Insurance

      Financial  guarantee  insurance,  if any,  with  respect  to a  series  of securities  will be provided by one or more insurance  companies.  The financial guarantee  insurance  will  guarantee,  with  respect to one or more  classes of
securities  of  a  series,   timely   distributions  of  interest  only,  timely
distributions  of interest  and  ultimate  distribution  of  principal or timely distributions  of interest  and  distributions  of  principal  on the basis of a schedule of principal  distributions  set forth in or  determined  in the manner specified in the related prospectus  supplement.  If so specified in the related prospectus  supplement,  the financial  guarantee  insurance will also guarantee against any payment made to a securityholder that is subsequently recovered as a voidable  preference  payment  under  federal  bankruptcy  law.  A  copy  of the financial  guarantee  insurance policy for a series,  if any, will be filed with the  Commission  as an exhibit to a Current  Report on Form 8-K to be filed with the  Commission  within 15 days of  issuance  of the  securities  of the related series.

                                       64

Reserve Fund

      If so provided in the related  prospectus  supplement,  the depositor will deposit or cause to be deposited in an account,  a reserve fund, any combination of cash,  one or more  irrevocable  letters  of credit or one or more  permitted investments in specified  amounts,  or any other instrument  satisfactory to the rating  agency or agencies,  which will be applied and  maintained in the manner and  under  the  conditions  specified  in  the  prospectus  supplement.  In the alternative  or in  addition  to a  deposit,  the  prospectus  supplement  for a
Senior/Subordinate  Series may provide  that, a reserve  fund be funded  through application of all or a portion of amounts  otherwise payable on the subordinate securities. Amounts in a reserve fund may be distributed to securityholders,  or applied to reimburse the master  servicer for  outstanding  advances,  or may be used for other  purposes,  in the manner  specified  in the  related  prospectus supplement.  A  reserve  fund  will  typically  not be  deemed to be part of the related trust fund.

      Amounts  deposited  in any  reserve  fund for a series will be invested in permitted  investments  by, or at the direction  of, the master  servicer or any other person named in the related prospectus supplement.

Overcollateralization

      If so specified in the related prospectus supplement, interest collections on the mortgage  assets may exceed  interest  payments on the securities for the related  distribution  date. The excess interest may be deposited into a reserve fund or applied as an additional  payment of principal on one or more classes of the securities of the related series. If excess interest is applied as principal payments on the securities,  the effect will be to reduce the principal  balance of the securities  relative to the  outstanding  balance of the mortgage  loans,
thereby  creating   overcollateralization   and  additional  protection  to  the
securityholders,  as  specified  in the  related  prospectus  supplement.  If so provided in the related prospectus supplement, overcollateralization may also be provided on the date of issuance of the securities by the issuance of securities in an  initial  aggregate  principal  amount  which is less  than the  aggregate principal amount of the mortgage assets in the related trust fund.

Cross-Support Features

      If the trust fund  assets for a series are  divided  into  separate  asset groups,  the  beneficial  ownership of which is evidenced by a separate class or classes of a series,  credit support may be provided by a cross-support  feature which requires that  distributions be made on senior  securities  evidencing the beneficial  ownership of one asset group prior to  distributions  on subordinate securities  evidencing the beneficial  ownership interest in another asset group within the trust fund.  The related  prospectus  supplement  for a series  which includes a  cross-support  feature will describe the manner and  conditions  for applying  that  cross-support  feature.  As to any trust  fund that  includes  a cross-support  feature,  only  assets of the trust  fund will be used to provide cross-support,  and cross- support will be provided only to securities issued by the trust  fund.  A trust fund will not  provide a  cross-support  feature  that benefits  securities  issued by any other trust fund,  and a trust fund will not receive cross-support from any other trust fund.

                                       65

              OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Swaps and Yield Supplement Agreements

      The trustee on behalf of a trust fund may enter into  interest  rate swaps and related  caps,  floors and collars to minimize  the risk of  securityholders from adverse changes in interest rates,  which are  collectively  referred to as swaps,  and other  yield  supplement  agreements  or similar  yield  maintenance arrangements  that do not involve swap  agreements or other  notional  principal contracts, which are collectively referred to as yield supplement agreements.

      An interest  rate swap is an  agreement  between two parties to exchange a stream of interest  payments on an agreed  hypothetical or "notional"  principal amount.  No  principal  amount is  exchanged  between the  counterparties  to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional  principal amount,  while the counterparty pays a floating rate based on one or more reference  interest rates including the London Interbank  Offered
Rate,  or LIBOR,  a specified  bank's  prime rate or U.S.  Treasury  Bill rates.
Interest  rate swaps also  permit  counterparties  to  exchange a floating  rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate  obligation  based upon  another  referenced  interest  rate,  such as U.S.
Treasury Bill rates.

      Yield supplement agreements may be entered into to supplement the interest rate or other  rates on one or more  classes of the  securities  of any  series.
Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trustee and one or more counterparties. The terms of any derivative product
agreement  and  any  counterparties   will  be  described  in  the  accompanying
prospectus supplement.

      There can be no  assurance  that the trustee will be able to enter into or offset swaps or enter into yield  supplement  agreements or  derivative  product agreements  at any  specific  time or at  prices  or on  other  terms  that  are advantageous.  In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no  assurance  that  the  trustee  will  be able to  terminate  a swap or  yield supplement  agreement when it would be  economically  advantageous  to the trust fund to do so.

Purchase Obligations

      Some types of trust assets and some classes of  securities  of any series, as  specified in the  accompanying  prospectus  supplement,  may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified  events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment,  liquidity facility, remarketing  agreement,  maturity  guaranty,  put option or demand feature.  The terms and conditions of each purchase obligation,  including the purchase price, timing and payment procedure,  will be described in the accompanying  prospectus supplement.  A purchase  obligation  relating to trust assets may apply to those trust assets or to the related  securities.  Each purchase  obligation  may be a secured or unsecured  obligation  of the provider  thereof,  which may include a bank or other  financial  institution  or an insurance  company.  Each  purchase obligation  will be evidenced by an instrument  delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying  prospectus  supplement,  each purchase  obligation relating to trust  assets  will be  payable  solely to the  trustee  for the  benefit of the securityholders of the related series. Other purchase obligations may be payable to the  trustee  or  directly  to the  holders of the  securities  to which that obligation relate.

                                       66

                    DESCRIPTION OF PRIMARY INSURANCE POLICIES

      Each mortgage loan will be covered by a primary  hazard  insurance  policy and, if so specified in the prospectus supplement,  a primary mortgage insurance policy.

Primary Mortgage Insurance Policies

      Although the terms and conditions of primary mortgage  insurance  policies differ, each primary mortgage insurance policy will generally cover losses up to an amount  equal to the excess of the  unpaid  principal  amount of a  defaulted mortgage loan, plus accrued and unpaid interest  thereon and approved  expenses, over a specified percentage of the value of the related mortgaged property.

      As conditions to the filing or payment of a claim under a primary mortgage insurance  policy,  the insured  will  typically  be  required,  in the event of default by the borrower, to:

      o     advance  or  discharge  (1)  hazard  insurance  premiums  and (2) as necessary and approved in advance by the insurer, real estate taxes, property  protection and  preservation  expenses and foreclosure and related costs,

      o     in the  event  of any  physical  loss  or  damage  to the  mortgaged property,  have the  mortgaged  property  restored  to at least  its condition at the effective  date of the primary  mortgage  insurance policy, ordinary wear and tear excepted, and

      o     tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

      Multifamily  loans,  commercial  loans  and  mixed-use  loans  will not be covered  by primary  mortgage  insurance  policies,  regardless  of the  related loan-to-value ratio.

Primary Hazard Insurance Policies

      Each  servicing  agreement  will require the master  servicer to cause the borrower on each mortgage  loan to maintain a primary  hazard  insurance  policy providing  for  coverage  of the  standard  form of fire  insurance  policy with extended  coverage  customary  in the state in which the  mortgaged  property is located.  The primary  hazard  coverage will be in general in an amount equal to the lesser of the  principal  balance  owing on the mortgage loan and the amount necessary to fully  compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the  amount  necessary  to avoid  the  application  of any  co-insurance  clause contained in the hazard insurance policy.  The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance  policy referred to in the paragraph below, and upon the borrower  furnishing  information to the master servicer in respect of a claim.  All  amounts  collected  by the master  servicer  under any primary hazard insurance policy,  except for amounts to be applied to the restoration or repair of the mortgaged  property or released to the borrower in accordance with the master servicer's normal servicing procedures,  and subject to the terms and conditions of the related  Mortgage and mortgage note,  will be deposited in the collection  account.  The  agreement  will provide that the master  servicer may satisfy its  obligation  to cause each  borrower to maintain a hazard  insurance policy by the master  servicer's  maintaining a blanket policy insuring  against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the collection account all sums that would have been  deposited in the  collection  account but for that clause.  The master  servicer  also is required  to  maintain a fidelity  bond and errors and omissions  policy

                                       67

with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and  omissions in failing to maintain  insurance,  subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

      In general,  the standard form of fire and extended coverage policy covers physical  damage to or destruction of the  improvements of the property by fire, lightning,  explosion,  smoke,  windstorm and hail,  and riot,  strike and civil commotion,  subject to the conditions  and exclusions  specified in each policy.
Although the policies  relating to the mortgage  loans will be  underwritten  by different  insurers  under  different  state laws in accordance  with  different applicable  state forms,  and  therefore  will not contain  identical  terms and conditions,  the basic terms thereof are dictated by respective  state laws, and most  hazard  insurance  policies  typically  do not cover any  physical  damage resulting from the following: war, revolution,  governmental actions, floods and other water-related causes, earth movement,  including  earthquakes,  landslides and mudflows,  nuclear reactions,  wet or dry rot, vermin,  rodents,  insects or domestic  animals,  theft and,  in some  cases,  vandalism.  This list is merely indicative  of  the  kinds  of  uninsured  risks  and  is  not  intended  to  be all-inclusive.  When  a  mortgaged  property  is  located  at  origination  in a federally designated flood area and flood insurance is available, each agreement will  require the master  servicer to cause the borrower to acquire and maintain flood  insurance  in an amount  equal in general to the lesser of (1) the amount necessary to fully compensate for any damage or loss to the  improvements  which are part of the  mortgaged  property  on a  replacement  cost  basis and (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

      The hazard insurance policies covering the mortgaged  properties typically contain a co- insurance  clause that in effect requires the insured at all times to carry insurance of a specified percentage,  generally 80% to 90%, of the full replacement  value of the  improvements  on the property in order to recover the full amount of any partial  loss.  If the  insured's  coverage  falls below this specified  percentage,  the  co-insurance  clause  generally  provides  that the insurer's  liability  in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical  depreciation and (2)
the  proportion  of the loss as the  amount of  insurance  carried  bears to the specified percentage of the full replacement cost of the improvements.

      The master  servicer  will not  require  that a hazard or flood  insurance policy be maintained for any  cooperative  loan.  Generally,  the cooperative is responsible  for  maintenance of hazard  insurance for the property owned by the cooperative,  and the  tenant-stockholders  of that  cooperative do not maintain individual hazard insurance policies.  However, if a cooperative and the related borrower  on a  cooperative  note do not  maintain  hazard  insurance  or do not maintain  adequate  coverage or any  insurance  proceeds  are not applied to the
restoration  of  the  damaged  property,   damage  to  the  related   borrower's
cooperative  apartment or the cooperative's  building could significantly reduce the value of the collateral securing the cooperative note.

      Since the amount of hazard  insurance the master servicer will cause to be maintained  on the  improvements  securing  the mortgage  loans  declines as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds collected in  connection  with a partial  loss may be  insufficient  to restore  fully the damaged  property.  The terms of the mortgage  loans provide that  borrowers are
required  to  present  claims  to  insurers  under  hazard  insurance   policies
maintained on the mortgaged  properties.  The master servicer,  on behalf of the trustee and  securityholders,  is  obligated to present or cause to be presented claims under any blanket  insurance  policy  insuring  against  hazard losses on mortgaged properties.  However, the ability of the master servicer to present or cause to be  presented  these  claims  is  dependent  upon the  extent  to which information in this regard is furnished to the master servicer by borrowers.

                                       68

FHA Insurance

      The  Federal  Housing  Administration  is  responsible  for  administering various federal programs,  including  mortgage  insurance,  authorized under The
Housing  Act and the  United  States  Housing  Act of 1937,  as  amended.  If so provided in the related  prospectus  supplement,  a number of the mortgage loans will be insured by the FHA.

      There are two  primary  FHA  insurance  programs  that are  available  for multifamily  mortgage  loans.  Sections  221(d)(3) and (d)(4) of the Housing Act allow HUD to insure  mortgage  loans that are secured by newly  constructed  and substantially  rehabilitated  multifamily  rental  projects.  Section 244 of the
Housing Act provides for co-insurance of such mortgage loans made under Sections
221 (d)(3) and (d)(4) by HUD/FHA and a  HUD-approved  co-insurer.  Generally the term of such a  mortgage  loan may be up to 40 years  and the  ratio of the loan amount to property replacement cost can be up to 90%.

      Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or  refinancing  of existing  apartment  projects  which are at least three years old.  Section 244 also provides for  co-insurance  of mortgage loans made under Section 223(f).  Under Section 223(f), the loan proceeds cannot be used for substantial  rehabilitation work, but repairs may be made for up to, in general,  the  greater of 15% of the value of the project or a dollar  amount per  apartment  unit  established  from time to time by HUD. In general the loan term may not  exceed 35 years  and a loan to value  ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

      HUD has the option,  in most cases, to pay insurance  claims in cash or in debentures issued by HUD.  Presently,  claims are being paid in cash, and claims have  not  been  paid  in  debentures  since  1965.  HUD  debentures  issued  in satisfaction  of FHA  insurance  claims  bear  interest  at the  applicable  HUD debenture  interest rate. The master  servicer will be obligated to purchase any debenture  issued in  satisfaction  of a  defaulted  FHA insured  mortgage  loan serviced by it for an amount equal to the principal amount of that debenture.

      The master  servicer  will be  required  to take  steps as are  reasonably necessary to keep FHA insurance in full force and effect.

      Some of the mortgage loans  contained in a trust fund may be Title I loans as described below and in the related  prospectus  supplement.  The regulations, rules  and  procedures  promulgated  by  the  FHA  under  Title  I  contain  the requirements  under which  lenders  approved  for  participation  in the Title I
Program may obtain  insurance  against a portion of losses incurred with respect to eligible loans that have been  originated and serviced in accordance with FHA regulations, subject to the amount of insurance coverage available in such Title
I  lender's  FHA  reserve,  as  described  below and in the  related  prospectus supplement.  In general,  an  insurance  claim  against the FHA may be denied or surcharged if the Title I loan to which it relates does not strictly satisfy the requirements of the National Housing Act and FHA regulations but FHA regulations permit the Secretary of the Department of Housing and Urban Development, subject to statutory  limitations,  to waive a Title I Lender's  noncompliance  with FHA regulations if enforcement would impose an injustice on the lender.

      Unless  otherwise  specified  in the related  prospectus  supplement,  the master  servicer will either serve as or contract  with the person  specified in the prospectus  supplement to serve as the administrator for FHA claims pursuant to an FHA claims administration  agreement. The FHA claims administrator will be responsible for administering, processing and submitting FHA claims with respect to the Title I loans.  The  securityholders  will be dependent on the FHA claims administrator  to (1) make  claims on the Title I loans in  accordance  with FHA regulations  and (2) remit all FHA insurance  proceeds  received from the FHA in accordance with the related agreement.  The securityholders'  rights relating to the receipt of

                                       69

payment from and the administration,  processing and submission of FHA claims by any FHA claims  administrator  is limited and governed by the related  agreement and the FHA claims administration  agreement and these functions are obligations of the FHA claims administrator, but not the FHA.

      Under Title I, the FHA maintains an FHA insurance coverage reserve account for each Title I lender.  The amount in each Title I lender's  FHA  reserve is a maximum of 10% of the  amounts  disbursed,  advanced  or  expended  by a Title I lender in originating or purchasing  eligible loans  registered with the FHA for
Title I  insurance,  with  certain  adjustments  permitted  or  required  by FHA regulations.  The balance of such FHA reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I lender.  Mortgage loans to be  insured  under  Title I will be  registered  for  insurance  by the  FHA.
Following  either the  origination  or transfer of loans eligible under Title I, the Title I lender will submit such loans for FHA insurance  coverage within its
FHA  reserve  by  delivering  a  transfer  of note  report  or by an  electronic submission  to the FHA in the form  prescribed  under the FHA  regulations.  The increase in the FHA  insurance  coverage  for such loans in the Title I lender's
FHA reserve will occur on the date following the receipt and  acknowledgment  by the FHA of the transfer of note report for such loans.  The insurance  available to any trust  fund will be subject to the  availability,  from time to time,  of amounts in each Title I lender's FHA reserve, which will initially be limited to the amount specified in the related prospectus supplement.

      If so  provided in the related  prospectus  supplement  the trustee or FHA claims administrator may accept an assignment of the FHA reserve for the related
Title I loans, notify FHA of such assignment and request that the portion of the depositor's  FHA reserves  allocable to the Title I loans be  transferred to the trustee or the FHA claims administrator on the closing date.  Alternatively,  in the absence of such provision, the FHA reserves may be retained by the depositor and, upon an insolvency and  receivership of the depositor,  the related trustee will notify FHA and request  that the portion of the  depositor's  FHA  reserves allocable to the Title I loans be  transferred  to the trustee or the FHA claims administrator.  Although  each trustee will request such a transfer of reserves,
FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest to permit a transfer of reserves. In addition, FHA has not specified how insurance reserves would be allocated in a transfer, and there can be no assurance  that any reserve  amount,  if transferred to the trustee or the
FHA claims  administrator,  as the case may be, would not be substantially  less than 10% of the outstanding principal amount of the related Title I loans. It is likely that the depositor,  the trustee or the FHA claims administrator would be the lender of record on other Title I loans,  so that any FHA reserves  that are retained,  or permitted to be  transferred,  would  become  commingled  with FHA reserves  available  for other  Title I loans.  FHA also  reserves  the right to transfer reserves with "earmarking"  (segregating reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA's interest to do so.
      Under Title I, the FHA will reduce the insurance  coverage  available in a
Title I lender's FHA reserve with  respect to loans  insured  under that Title I lender's  contract  of  insurance  by (1) the  amount  of FHA  insurance  claims approved  for payment  related to those loans and (2) the amount of reduction of the Title I lender's FHA reserve by reason of the sale,  assignment  or transfer of loans  registered under the Title I lender's  contract of insurance.  The FHA insurance  coverage also may be reduced for any FHA insurance claims  previously disbursed to the Title I lender that are subsequently rejected by the FHA.

      Unlike certain other government loan insurance programs, loans under Title
I (other than loans in excess of $25,000) are not subject to prior review by the
FHA. The FHA disburses  insurance  proceeds with respect to defaulted  loans for which  insurance  claims have been filed by a Title I lender prior to any review of those loans.  A Title I lender is required to  repurchase a Title I loan from the FHA that is determined to be ineligible for insurance  after insurance claim payments for such loan have been paid to the lender.  Under the FHA regulations, if  the  Title  I  lender's  obligation  to  repurchase  the  Title  I  loan  is unsatisfied,  the FHA is permitted to offset the unsatisfied  obligation against future insurance claim

                                       70

payments  owed by the FHA to such  lender.  FHA  regulations  permit  the FHA to disallow an  insurance  claim with respect to any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I lender that has  submitted the  insurance  claim to  repurchase  the loan.

      The  proceeds  of loans  under the  Title I  Program  may be used only for
permitted  purposes,   including  the  alteration,   repair  or  improvement  of
residential property, the purchase of a manufactured home or lot (or cooperative interest  therein)  on  which  to  place  the  home  or the  purchase  of both a manufactured  home and the lot (or  cooperative  interest  therein) on which the home is placed.

      Subject to certain limitations described below, eligible Title I loans are generally insured by the FHA for 90% of an amount equal to the sum of

      o     the net unpaid principal amount and the uncollected  interest earned to the date of default,

      o     interest on the unpaid loan  obligation  from the date of default to the date of the initial  submission of the insurance claim,  plus 15 calendar days (the total period not to exceed nine months) at a rate of 7% per annum,

      o     uncollected court costs,

      o     title examination costs,

      o     fees for required  inspections  by the lenders or its agents,  up to
            $75, and

      o     origination fees up to a maximum of 5% of the loan amount.

      Accordingly  if  sufficient  insurance  coverage is  available in such FHA reserve,  then the Title I lender bears the risk of losses on a Title I loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of  default  to the  date  of the  initial  claim  submission  and  certain expenses.

      In general,  the FHA will insure home improvement  contracts up to $25,000 for a single  family  property,  with a maximum  term of 20 years.  The FHA will insure  loans of up to $17,500  for  manufactured  homes  which  qualify as real estate  under  applicable  state law and loans of up to  $12,000  per unit for a
$48,000 limit for four units for  owner-occupied  multifamily homes. If the loan amount is $15,000 or more,  the FHA requires a drive-by  appraisal,  the current tax  assessment  value,  or a full Uniform  Residential  Appraisal  Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on  transactions  requiring  an  appraisal is the amount of equity in the property shown by the market value determination of the property.

      With respect to Title I loans,  the FHA  regulations do not require that a borrower obtain title or fire and casualty  insurance.  However,  if the related mortgaged  property is located in a flood  hazard  area,  flood  insurance in an amount at least  equal to the loan  amount is  required.  In  addition,  the FHA regulations do not require that the borrower obtain  insurance  against physical damage  arising  from earth  movement  (including  earthquakes,  landslides  and mudflows).  Accordingly,  if a mortgaged  property  that  secures a Title I loan suffers any uninsured hazard or casualty  losses,  holders of the related series of securities that are secured in whole or in part by such Title I loan may bear the risk of loss to the extent that such losses are not recovered by foreclosure on the  defaulted  loans or from any FHA  insurance  proceeds.  Such loss may be otherwise covered by amounts available from the credit enhancement  provided for the  related  series of  securities,  if  specified  in the  related  prospectus supplement.

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      Following  a default  on a Title I loan  insured  by the FHA,  the  master servicer  may,  subject to certain  conditions  and  mandatory  loss  mitigation
procedures,   either  commence  foreclosure  proceedings  against  the  improved property  securing the loan,  if  applicable,  or submit a claim to FHA, but may submit a claim to FHA after proceeding  against the improved  property only with the prior  approval of the Secretary of HUD. The  availability  of FHA Insurance following  a default  on a Title I loan is  subject  to a number of  conditions, including  strict  compliance  with FHA regulations in originating and servicing the Title I loan.  Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA insurance claim. Prior to declaring a Title I loan in default and  submitting  a claim to FHA, the master  servicer  must take certain steps to  attempt  to cure the  default,  including  personal  contact  with the borrower  either by telephone or in a meeting and providing the borrower with 30 days' written  notice prior to  declaration  of default.  FHA may deny insurance coverage if the borrower's  nonpayment is related to a valid objection to faulty contractor  performance.  In such event,  the master servicer or other entity as specified in the related prospectus supplement will seek to obtain payment by or a judgment  against the  borrower,  and may resubmit the claim to FHA  following such a judgment.

VA Guarantees

      The United States  Department of Veterans  Affairs is an Executive  Branch
Department of the United  States,  headed by the Secretary of Veterans  Affairs.
The VA currently  administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries.  The VA administers a loan guaranty program under which the VA guarantees a portion of loans made to eligible veterans. If so provided in the prospectus supplement,  a number of the mortgage loans will be guaranteed by the VA.

      Under the VA loan guaranty program,  a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. The VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to the VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's  supplemental  servicing of the loan, the VA determines,  through an economic analysis,  whether the VA will (a)
authorize  the  holder  to  convey  the  property  securing  the VA  loan to the
Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder.  The decision as to  disposition  of  properties  securing defaulted  VA loans is made on a  case-by-case  basis using the  procedures  set forth in 38 U.S.C. Section 3732(c), as amended.

      The master  servicer  will be  required  to take  steps as are  reasonably necessary to keep the VA guarantees in full force and effect.

                        LEGAL ASPECTS OF MORTGAGE ASSETS

      The following  discussion  contains general  summaries of legal aspects of loans secured by  residential  and  commercial  properties.  Because these legal aspects are  governed  in part by  applicable  state law,  which laws may differ substantially  from state to state,  the summaries do not purport to be complete nor to reflect the laws of any  particular  state,  nor to encompass the laws of all states in which the security for the mortgage  assets is situated.  If there is a  concentration  of the  mortgage  assets  included  in a  trust  fund  in a particular state, the prospectus supplement for the related series of securities will discuss any laws of that state that could materially impact the interest of the securityholders.

Mortgage Loans

      The single-family loans, multifamily loans, commercial loans and mixed-use loans will be secured by either  mortgages,  deeds of trust,  security  deeds or deeds to secure debt depending upon the

                                       72

type of security instrument  customary to grant a security interest according to the  prevailing  practice  in the state in which the  property  subject  to that mortgage loan is located.  The filing of a mortgage or a deed of trust creates a lien upon or conveys  title to the real property  encumbered by that  instrument and  represents  the  security  for  the  repayment  of an  obligation  that  is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and  assessments.  Priority  with respect to mortgages and deeds of trust  depends on their terms and  generally on the order of recording  with the applicable  state,  county  or  municipal  office.  There are two  parties  to a mortgage, the mortgagor,  who is the borrower/homeowner or the land trustee, and the mortgagee,  who is the lender. Under the mortgage instrument,  the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust,  title  to the  property  is held by a land  trustee  under a land  trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate  undertaking to make  payments on the  mortgage  note.  Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor,  similar to a mortgagor,  who may or may not be the borrower,  the  beneficiary,  similar to a mortgagee,  who is the lender, and the trustee, a third-party  grantee.  Under a deed of trust,  the trustor grants the property,  irrevocably  until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the  obligation.  A security deed and a deed to secure debt are special types of deeds  which  indicate  on their  face  that  they are  granted  to secure an underlying  debt.  By  executing  a security  deed or deed to secure  debt,  the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee  until the time as the  underlying  debt is repaid.  The mortgagee's  authority under a mortgage and the trustee's authority under a deed of trust,  security  deed or deed to secure debt are  governed by the law of the state in which the real  property is  located,  the  express  provisions  of the mortgage,  deed of trust,  security deed or deed to secure debt and,  sometimes, the directions of the beneficiary.

Cooperative Loans

      The cooperative owns or has a leasehold  interest in all the real property and owns in fee or leases the building and all separate  dwelling units therein.
The  cooperative is directly  responsible  for project  management  and, in most cases,  payment of real estate taxes, other governmental  impositions and hazard and  liability  insurance.  If there is a blanket  mortgage  on the  cooperative apartment building and underlying land, or one or the other, the cooperative, as project  mortgagor,  is also  responsible  for meeting  these  blanket  mortgage obligations.  A blanket  mortgage is ordinarily  incurred by the  cooperative in connection  with  either  the  construction  or  purchase  of the  cooperative's apartment building or the obtaining of capital by the cooperative.  There may be a  lease  on the  underlying  land  and  the  cooperative,  as  lessee,  is also responsible  for meeting the rental  obligation.  The interests of the occupants under proprietary leases or occupancy  agreements as to which the cooperative is the landlord are  generally  subordinate  to the  interests of the holder of the blanket  mortgage  and to the  interest  of the holder of a land  lease.  If the cooperative  is unable to meet the payment  obligations  (a)  arising  under its blanket mortgage,  the mortgagee holding the blanket mortgage could foreclose on that  mortgage and terminate all  subordinate  proprietary  leases and occupancy agreements  or (b) arising  under its land lease,  the holder of the  landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant  portion  of  principal  being  due in one  final  payment  at final maturity.  The inability of the  cooperative  to refinance this mortgage and its consequent  inability to make the final payment could lead to foreclosure by the mortgagee.  Similarly,  a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative,  to purchase the land could lead to  termination  of the  cooperative's  interest in the  property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure  by the holder of the  blanket  mortgage or the  termination  of the underlying  lease could  eliminate  or  significantly  diminish the value of any collateral  held by the lender  that  financed  the  purchase  by an  individual tenant-stockholder  of cooperative shares or, in the case of the trust fund, the collateral securing the cooperative loans.

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      The cooperative is owned by tenant-stockholders  who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy  agreements which confer exclusive rights to occupy specific units.  Generally,  a  tenant-stockholder  of a cooperative  must make a monthly payment to the cooperative  representing the tenant-stockholder's pro rata share of the  cooperative's  payments for its blanket  mortgage,  real property taxes, maintenance  expenses  and other  capital or  ordinary  expenses.  An  ownership interest in a cooperative and accompanying  occupancy rights is financed through a  cooperative  share loan  evidenced  by a  promissory  note and  secured by an assignment of and a security interest in the occupancy  agreement or proprietary lease and a security  interest in the  related  cooperative  shares.  The lender generally  takes  possession of the share  certificate  and a counterpart of the proprietary lease or occupancy  agreement and a financing statement covering the proprietary lease or occupancy  agreement and the cooperative shares is filed in the appropriate  state and local offices to perfect the lender's interest in its collateral.  Upon  default  of the  tenant-stockholder,  the  lender may sue for judgment  on the  promissory  note,  dispose  of the  collateral  at a public or private sale or otherwise  proceed against the collateral or  tenant-stockholder as an individual as provided in the security  agreement  covering the assignment of the  proprietary  lease or occupancy  agreement and the pledge of cooperative shares as described under "Foreclosure on Cooperative Shares" below.

Manufactured Housing Contracts

      Under  the  laws  of  most  states,   manufactured  housing  that  is  not
permanently affixed to its site constitutes  personal property and is subject to the motor vehicle  registration laws of the state or other jurisdiction in which the unit is  located.  In a few  states,  where  certificates  of title  are not required for manufactured homes,  security interests are perfected by the filing of a financing  statement  under  Article 9 of the UCC which has been adopted by all  states.  Financing  statements  are  effective  for five  years and must be renewed at the end of each five years.  The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing  shall be  evidenced  by a  certificate  of title  issued  by the  motor vehicles department,  or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing,  so long as it is not  attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate  motor vehicle  registration office or by delivery  of the  required  documents  and payment of a fee to such office, depending on state law.

      The master servicer will be required under the related servicing agreement to effect the notation or delivery of the required  documents  and fees,  and to obtain  possession of the certificate of title, as appropriate under the laws of the state in which any manufactured  home is registered.  If the master servicer fails, due to clerical errors or otherwise,  to effect the notation or delivery, or files the security  interest under the wrong law, for example,  under a motor vehicle  title statute  rather than under the UCC, in a few states,  the trustee may  not  have a first  priority  security  interest  in the  manufactured  home securing a manufactured  housing  contract.  As  manufactured  homes have become larger  and  often  have been  attached  to their  sites  without  any  apparent intention by the  borrowers  to move them,  courts in many states have held that manufactured  homes may become subject to real estate title and recording  laws.
As a result,  a security  interest  in a  manufactured  home  could be  rendered subordinate  to the interests of other parties  claiming an interest in the home under applicable state real estate law. In order to perfect a security  interest in a  manufactured  home  under real  estate  laws,  the holder of the  security interest must file either a fixture  filing under the provisions of the UCC or a real estate  mortgage  under the real estate laws of the state where the home is located.  These  filings must be made in the real estate  records  office of the county where the home is located. Generally, manufactured housing contracts will contain  provisions  prohibiting  the obligor  from  permanently  attaching  the manufactured  home to its site.  So long as the obligor  does not  violate  this agreement,  a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security  interest on the  certificate of title or

                                       74

the filing of a UCC  financing  statement  will be  effective  to  maintain  the priority of the security  interest in the  manufactured  home.  If,  however,  a manufactured  home is  permanently  attached to its site,  other  parties  could obtain  an  interest  in the  manufactured  home  that is prior to the  security interest originally retained by the seller and transferred to the depositor.

      The depositor  will assign or cause to be assigned a security  interest in the manufactured homes to the trustee, on behalf of the securityholders. Neither the depositor,  the master servicer nor the trustee will amend the  certificates of title to identify the trustee, on behalf of the  securityholders,  as the new secured party and,  accordingly,  the depositor or the mortgage loan seller will continue to be named as the secured party on the  certificates of title relating to the  manufactured  homes.  In most  states,  an  assignment  is an  effective conveyance of a security  interest in a manufactured  home without  amendment of any lien noted on the related  certificate  of title and the new  secured  party succeeds to the  depositor's  rights as the secured party.  However,  in several states  there  exists  a  risk  that,  in the  absence  of an  amendment  to the certificate of title, the assignment of the security  interest might not be held effective against creditors of the depositor or mortgage loan seller.

      In  the  absence  of  fraud,   forgery  or  permanent  affixation  of  the
manufactured  home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required  documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured  home or subsequent  lenders who take a security  interest in the manufactured home. If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust  fund,  the  security  interest  would be  subordinate  to  subsequent purchasers  for value of  manufactured  homes and holders of perfected  security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders,  as the new secured party on the certificate of title that, through  fraud or  negligence,  the  security  interest of the trustee  could be released.

      If the owner of a  manufactured  home  moves it to a state  other than the state in which the manufactured home initially is registered,  under the laws of most states,  the perfected  security  interest in the  manufactured  home would continue for four months after the  relocation  and  thereafter  until the owner re-registers the manufactured  home in that state. If the owner were to relocate a manufactured  home to another state and re-register the  manufactured  home in the new  state,  and if the  depositor  did not  take  steps to  re-perfect  its security  interest in the new state,  the security  interest in the manufactured home  would  cease to be  perfected.  A  majority  of states  generally  require surrender  of a  certificate  of  title  to  re-register  a  manufactured  home.
Accordingly, the depositor must surrender possession if it holds the certificate of  title  to the  manufactured  home  or,  in the  case of  manufactured  homes registered  in states that provide for  notation of lien,  the  depositor  would receive notice of surrender if the security interest in the manufactured home is noted on the  certificate of title.  Accordingly,  the depositor  would have the opportunity to re-perfect its security  interest in the manufactured home in the state of  relocation.  In states that do not require a certificate  of title for registration of a manufactured  home,  re-registration  could defeat perfection.
Similarly,  when an  obligor  under a  manufactured  housing  conditional  sales contract sells a manufactured home, the obligee must surrender possession of the certificate  of title or it will  receive  notice as a result of its lien  noted
thereon and accordingly will have an opportunity to require  satisfaction of the related  manufactured  housing  conditional sales contract before release of the lien.  Under each  related  servicing  agreement,  the master  servicer  will be obligated  to  take  those  steps,  at the  master  servicer's  expense,  as are necessary  to maintain  perfection  of security  interests  in the  manufactured homes.

      Under  the  laws  of  most  states,  liens  for  repairs  performed  on  a manufactured  home take priority even over a perfected  security  interest.  The depositor will obtain the representation of the mortgage loan seller that it has no  knowledge of any liens of that type with  respect to any  manufactured  home securing a

                                       75

manufactured home loan.  However,  liens could arise at any time during the term of a  manufactured  home  loan.  No  notice  will be  given  to the  trustee  or securityholders in the event a lien for repairs arises.

Home Improvement Contracts

      The  home  improvement  contracts,   other  than  those  home  improvement
contracts  that are unsecured or secured by mortgages on real estate,  generally are "chattel paper" or constitute "purchase money security  interests",  each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security  interest in chattel  paper.  Under the related  agreement,  the depositor will transfer physical  possession of the contracts to the trustee or a designated  custodian or may retain  possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate  filing of a UCC-1 financing  statement in the appropriate states to give notice of the trustee's  ownership of the contracts.  The contracts will not be  stamped  or  otherwise  marked  to  reflect  their  assignment  from the depositor to the trustee. Therefore, if through negligence,  fraud or otherwise, a subsequent  purchaser  were able to take physical  possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

      The contracts that are secured by the home  improvements  financed thereby grant to the originator of the contracts a purchase  money security  interest in such home  improvements  to secure all or part of the purchase price of the home improvements  and related  services.  A  financing  statement  generally  is not required to be filed to perfect a purchase money  security  interest in consumer goods.  Such purchase money security  interests are  assignable.  In general,  a purchase money security  interest grants to the holder a security  interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral.  However, to the extent that the collateral subject to a  purchase  money  security  interest  becomes a  fixture,  in order for the related  purchase  money  security  interest to take priority over a conflicting interest in the fixture,  the holder's  interest in such home  improvement  must generally be perfected by a timely fixture filing. In general,  under the UCC, a security  interest  does not exist under the UCC in ordinary  building  material incorporated  into an  improvement  on land.  Home  improvement  contracts  that finance lumber, bricks, other types of ordinary building material or other goods that  are  deemed  to lose  such  characterization,  upon  incorporation  of the materials  into the related  property,  will not be secured by a purchase  money security interest in the home improvement being financed.

      So long as the home  improvement has not become subject to the real estate law,  a creditor  can  repossess  a home  improvement  securing  a  contract  by voluntary surrender,  "self-help" repossession that is "peaceful", i.e., without breach of the peace,  or, in the absence of voluntary  surrender and the ability to repossess  without  breach of the peace,  judicial  process.  The holder of a contract must give the debtor a number of days' notice,  which varies from 10 to
30  days  or  more  depending  on  the  state,  prior  to  commencement  of  any repossession.  The UCC and  consumer  protection  laws in most  states  restrict
repossession  sales,   including  requiring  prior  notice  to  the  debtor  and
commercial  reasonableness in effecting such a sale. The law in most states also requires  that the  debtor be given  notice  of any sale  prior to resale of the related property so that the debtor may redeem it at or before such resale.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency  judgment  from a debtor for any  deficiency  on  repossession  and resale of the property securing the debtor's loan.  However,  some states impose prohibitions  or  limitations  on  deficiency  judgments  and in many  cases the defaulting borrower would have no assets with which to pay a judgment.

      Other statutory  provisions,  including  federal and state  bankruptcy and insolvency laws and general equity principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

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Foreclosure on Mortgages

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, which authorizes the  trustee to sell the  property  upon any default by the  borrower  under the terms of the note or deed of trust. In several states, the trustee must record a notice of default and send a copy to the  borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale.  In addition,  the  trustee  in  several  states  must  provide  notice to any other individual  having  an  interest  in the real  property,  including  any  junior lienholder.  The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement  period, cure the default by paying the entire  amount in arrears plus the costs and expenses  incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs,  including attorneys' fees, that may be recovered by a lender. If the deed of trust is not  reinstated,  a notice  of sale  must be posted in a public place and, in most  states,  published  for a specific  period of time in one or more  newspapers.  In  addition,  several  state laws require that a copy of the notice of sale be  posted  on the  property,  recorded  and sent to all  parties having an interest in the real property.

      An action to  foreclose a mortgage  is an action to recover  the  mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property.  It is regulated by statutes and rules and subject  throughout  to the court's  equitable  powers.  A  mortgagor  is usually  bound by the terms of the mortgage  note and the  mortgage  as made and  cannot be  relieved  from its own default.  However,  since a  foreclosure  action is  equitable  in nature and is addressed  to a court of equity,  the court may relieve a mortgagor of a default and deny the mortgagee  foreclosure  on proof that the  mortgagor's  default was neither willful nor in bad faith and that the mortgagee's  action  established a waiver of fraud, bad faith,  oppressive or  unconscionable  conduct  warranted a court of equity to refuse affirmative relief to the mortgagee. A court of equity may relieve the mortgagor from an entirely  technical  default where the default was not willful.

      A foreclosure action or sale in accordance with a power of sale is subject
to  most  of  the  delays  and  expenses  of  other   lawsuits  if  defenses  or
counterclaims  are  interposed,  sometimes  requiring  up to  several  years  to complete.  Moreover,  recent judicial  decisions  suggest that a non- collusive, regularly conducted  foreclosure sale or sale in accordance with a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale  occurred  while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy  elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years.

      In case of  foreclosure  under  either a mortgage or a deed of trust,  the sale by the  referee or other  designated  officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in  determining  the exact  status of title and because  the  physical
condition  of  the  property  may  have  deteriorated   during  the  foreclosure
proceedings,  it is uncommon  for a third party to purchase  the property at the foreclosure  sale.  Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the  principal  amount of the mortgage or deed of trust plus  accrued and unpaid  interest and the expenses of foreclosure.  Thereafter,  the  lender  will  assume the  burdens of  ownership, including obtaining casualty  insurance,  paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market  conditions,  the ultimate  proceeds of the sale of the property may not equal the lender's  investment in the  property.  Any loss may be reduced by the receipt of any mortgage insurance proceeds.

      A junior  mortgagee  may not  foreclose on the property  securing a junior mortgage unless it forecloses subject to the senior mortgages,  in which case it must  either pay the entire  amount  due on the

                                       77

senior  mortgages  to the  senior  mortgagees  prior  to or at the  time  of the foreclosure  sale or undertake  the  obligation  to make  payments on the senior mortgages if the mortgagor is in default thereunder. In either event the amounts expended  will be  added  to the  balance  due on the  junior  loan,  and may be subrogated  to  the  rights  of  the  senior  mortgagees.  In  addition,  if the foreclosure  of a junior  mortgage  triggers the  enforcement  of a  due-on-sale clause in a senior  mortgage,  the junior  mortgagee  may be required to pay the full amount of the senior mortgages to the senior mortgagees.  Accordingly, with respect to those mortgage loans which are junior  mortgage  loans, if the lender purchases the property,  the lender's  title will be subject to all senior liens and claims and some governmental  liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale, real estate taxes and then in  satisfaction of the  indebtedness  secured by the mortgage  or deed of trust  under which the sale was  conducted.  Any  remaining proceeds are  generally  payable to the holders of junior  mortgages or deeds of trust and other liens and claims in order of their priority,  whether or not the borrower is in default.  Any  additional  proceeds are generally  payable to the mortgagor  or  trustor.  The  payment of the  proceeds  to the holders of junior mortgages  may occur in the  foreclosure  action of the senior  mortgagee or may require the institution of separate legal proceedings.

      If the master servicer were to foreclose on any junior lien it would do so subject to any related  senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the  foreclosure  sale of the junior  mortgage  loan would have to bid an amount  sufficient to pay off all sums due under the junior  mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. If proceeds from a foreclosure or similar sale of the mortgaged  property are  insufficient  to satisfy all senior liens and the  junior  mortgage  loan in the  aggregate,  the trust  fund as the holder of the junior lien and,  accordingly,  holders of one or more  classes of related  securities  bear  (1)  the  risk  of  delay  in  distributions  while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be  available in a  jurisdiction.  In addition,  liquidation  expenses  with respect  to  defaulted  junior  mortgage  loans  do not vary  directly  with the outstanding  principal  balance of the loans at the time of default.  Therefore, assuming  that the  master  servicer  took the same  steps in  realizing  upon a defaulted junior mortgage loan having a small remaining  principal balance as it would in the case of a defaulted  junior  mortgage loan having a large remaining principal  balance,  the amount realized after expenses of liquidation  would be smaller as a percentage of the outstanding principal balance of the small junior mortgage  loan than would be the case with the  defaulted  junior  mortgage loan having a large remaining principal balance.

      In foreclosure,  courts have imposed  general  equitable  principles.  The equitable  principles  are  generally  designed to relieve the borrower from the legal  effect of its  defaults  under the loan  documents.  Examples of judicial remedies that have been fashioned include judicial  requirements that the lender undertake  affirmative  and  expensive  actions to determine  the causes for the borrower's  default  and  the  likelihood  that  the  borrower  will  be able to reinstate the loan. In a few cases,  courts have substituted  their judgment for the lender's  judgment and have required that lenders  reinstate loans or recast payment  schedules in order to  accommodate  borrowers  who are  suffering  from temporary financial disability. In other cases, courts have limited the right of a lender to  foreclose  if the  default  under the  mortgage  instrument  is not monetary,  for  example,  the  borrower's  failure to  adequately  maintain  the property  or the  borrower's  execution  of a second  mortgage  or deed of trust affecting the property.  Finally, a few courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate  notice  require  that  borrowers  under deeds of trust or mortgages  receive notices in addition to the  statutorily-prescribed  minimums.
For the most part,  these  cases have  upheld  the  notice  provisions  as being reasonable  or have found that the sale by a trustee  under a deed of trust,  or under a  mortgage  having a power of sale,  does not  involve  sufficient  state action to afford constitutional protection to the borrower.

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Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

      Under the laws of the  Commonwealth  of Puerto Rico the  foreclosure  of a real estate  mortgage  usually  follows an ordinary  civil  action  filed in the
Superior Court for the district where the mortgaged property is located.  If the defendant does not contest the action filed, a default  judgment is rendered for the  plaintiff  and the  mortgaged  property  is sold at public  auction,  after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known,  publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least  once a week for two weeks.  There may be as many as three  public sales of the mortgaged property. If the defendant contests the foreclosure,  the case may be tried and judgment rendered based on the merits of the case.

      There are no  redemption  rights  after the  public  sale of a  foreclosed property  under the laws of the  Commonwealth  of Puerto Rico.  Commonwealth  of
Puerto Rico law  provides  for a summary  proceeding  for the  foreclosure  of a mortgage,  but it is very seldom used because of concerns regarding the validity of these  actions.  The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

      Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged  property that (1) is subject to a mortgage loan that was  obtained  for a purpose  other than the  financing  or  refinancing  of the acquisition,  construction or improvement of the property and (2) is occupied by the  mortgagor as his principal  residence,  the mortgagor of the property has a right to be paid the first $1,500 from the proceeds  obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

Foreclosure on Cooperative Shares

      The cooperative shares and proprietary lease or occupancy  agreement owned by the tenant-  stockholder  and pledged to the lender are, in almost all cases,
subject  to  restrictions  on  transfer  as  set  forth  in  the   cooperative's
certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy  agreement,  and may be canceled by the cooperative for failure by the tenant-  stockholder  to pay rent or other  obligations  or charges  owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment
building  incurred  by  the  tenant-stockholder.   Typically,   rent  and  other
obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the  cooperative  are made  liens  upon the shares to which the proprietary lease or occupancy agreement relates.  In addition,  the proprietary lease or occupancy  agreement generally permits the cooperative to terminate the lease or agreement in the event the tenant-  stockholder  fails to make payments or defaults in the performance of covenants required thereunder.  Typically, the lender and the cooperative  enter into a recognition  agreement  that,  together with any  lender  protection  provisions  contained  in the  proprietary  lease, establishes the rights and obligations of both parties in the event of a default by the  tenant-stockholder  on its obligations  under the  proprietary  lease or occupancy agreement. A default by the  tenant-stockholder  under the proprietary lease or  occupancy  agreement  will  usually  constitute  a  default  under the security agreement between the lender and the tenant-stockholder.

      The recognition  agreement  generally provides that, in the event that the tenant-stockholder  has  defaulted  under  the  proprietary  lease or  occupancy agreement,  the  cooperative  will  take no  action  to  terminate  the lease or agreement  until the lender has been provided with notice of and an  opportunity to cure the default.  The recognition  agreement  typically provides that if the proprietary  lease or occupancy

                                       79

agreement is  terminated,  the  cooperative  will  recognize  the lender's  lien against proceeds from a sale of the cooperative apartment,  subject, however, to the  cooperative's  right to sums due under the  proprietary  lease or occupancy agreement  or that have become liens on the shares  relating to the  proprietary lease or occupancy  agreement.  The total amount owed to the  cooperative by the tenant-stockholder,  which the lender  generally  cannot  restrict  and does not monitor,  could  reduce  the  value  of the  collateral  below  the  outstanding principal  balance of the  cooperative  loan and  accrued  and  unpaid  interest thereon.

      Recognition  agreements also provide that in the event of a foreclosure on a  cooperative  loan,  the lender  must  obtain the  approval  or consent of the cooperative  as  required  by the  proprietary  lease  before  transferring  the cooperative shares or assigning the proprietary lease. Generally,  the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      Under the laws  applicable in most states,  foreclosure on the cooperative shares is  accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the
UCC requires  that a sale be conducted in a  "commercially  reasonable"  manner.
Whether a  foreclosure  sale has been  conducted  in a  commercially  reasonable manner  will  depend  on the  facts  in each  case.  In  determining  commercial reasonableness, a court will look to the notice given the debtor and the method, manner,  time, place and terms of the foreclosure.  Generally,  a sale conducted according to the usual  practice of banks  selling  similar  collateral  will be considered reasonably conducted.

      Article  9 of the UCC  provides  that the  proceeds  of the  sale  will be applied  first to pay the costs and expenses of the sale and then to satisfy the
indebtedness  secured  by  the  lender's  security  interest.   The  recognition
agreement,  however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy  agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder  for the surplus.  Conversely, if a portion of the  indebtedness  remains  unpaid,  the  tenant-stockholder  is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and
Other Limitations on Lenders" below.

Repossession with Respect to Manufactured Housing Contracts

      Repossession  of  manufactured  housing  is  governed  by state law. A few states  have  enacted  legislation  that  requires  that the  debtor be given an opportunity to cure its default (typically 30 days to bring the account current)
before  repossession can commence.  Unless as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the manufactured home in the event of a default by the obligor will  generally be governed by the
UCC. Article 9 of the UCC provides the statutory  framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in minimal ways, the general repossession procedure established by the UCC is as follows:

      o     Except in those states  where the debtor must receive  notice of the right to cure a default,  repossession can commence immediately upon default  without prior notice.  Repossession  maybe effected  either through  self- help pursuant to a peaceable  retaking  without court order,  voluntary  repossession or through judicial process by means of repossession under a court-issued writ of replevin. The self-help or voluntary  repossession  methods are more commonly employed,  and are accomplished  simply by retaking  possession of the manufactured home.  In cases in which the  debtor  objects or raises a defense to repossession,  a court order must be obtained  from the  appropriate state court, and the  manufactured  home must then be repossessed in
            accordance   with  that  order.   Whether  the  method  employed  is
            self-help, voluntary repossession or judicial repossession, the

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            repossession  can  be  accomplished  either  by an  actual  physical
            removal  of  the   manufactured   home  to  a  secure  location  for
            refurbishment  and resale or by  removing  the  occupants  and their belongings from the manufactured home and maintaining  possession of the  manufactured  home on the  location  where the  occupants  were residing.  Various factors may affect whether the manufactured  home is  physically  removed or left on location,  such as the nature and term  of the  lease  of the  site on  which  it is  located  and the condition of the unit. In many cases,  leaving the manufactured home on location is  preferable if the home is already set up because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location,  expenses for site rentals will usually be incurred.

      o     Once repossession has been achieved,  preparation for the subsequent disposition of the manufactured  home can commence.  The disposition may be by public or private sale provided the method,  manner, time, place and terms of the sale are commercially reasonable.

      o     Sale proceeds are to be applied first to repossession  expenses like those  expenses  incurred in retaking,  storage,  preparing for sale including  refurbishing costs and selling,  and then to satisfaction of the  indebtedness.  While several states impose  prohibitions  or limitations on deficiency  judgments if the net proceeds from resale do not cover the full amount of the indebtedness,  the remainder may be sought  from the debtor in the form of a  deficiency  judgment in those states that do not prohibit or limit deficiency judgments. The deficiency  judgment is a personal  judgment  against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment  of all  expenses  and  indebtedness,  there is a surplus of funds.  In that  case,  the UCC  requires  the  party  suing for the deficiency judgment to remit the surplus to the debtor.  Because the defaulting  owner of a  manufactured  home generally has very little capital or income  available  following  repossession,  a deficiency judgment  may not be sought in many cases or, if  obtained,  will be settled at a significant discount in light of the defaulting owner's strained financial condition.

Rights of Redemption with Respect to Mortgage Loans

      In  several  states,  after  sale in  accordance  with a deed of  trust or foreclosure  of a  mortgage,  the trustor or  mortgagor  and  foreclosed  junior lienors are given a statutory  period in which to redeem the  property  from the foreclosure  sale.  The right of  redemption  should be  distinguished  from the equity of redemption, which is a nonstatutory right that must be exercised prior to the  foreclosure  sale.  In several  states,  redemption  may occur only upon payment  of the  entire  principal  balance of the loan,  accrued  interest  and expenses of  foreclosure.  In other states,  redemption may be authorized if the former  borrower  pays only a portion of the sums due. The effect of a statutory right of  redemption  is to  diminish  the  ability  of the  lender  to sell the foreclosed  property.  The right of  redemption  would  defeat  the title of any purchaser  acquired at a public sale.  Consequently,  the practical  effect of a right of  redemption  is to force the lender to retain the  property and pay the expenses of  ownership  and  maintenance  of the property  until the  redemption period has  expired.  In several  states,  there is no right to redeem  property after a trustee's sale under a deed of trust.

Notice of Sale; Redemption Rights with Respect to Manufactured Housing Contracts

      While  state  laws do not  usually  require  notice to be given to debtors prior to  repossession,  many states do require  delivery of a notice of default and of the debtor's right to cure defaults before repossession of a manufactured home.  The law in most states also  requires  that the debtor be given notice

                                       81

of sale  prior to the  resale  of the home so that the  owner  may  redeem at or before resale.  In addition,  the sale must comply with the  requirements of the
UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Several states have imposed statutory prohibitions that limit the remedies of a  beneficiary  under a deed of trust or a  mortgagee  under a  mortgage.  In several  states,  statutes  limit the right of the  beneficiary  or mortgagee to obtain a deficiency judgment against the borrower following  foreclosure or sale under a deed of trust. A deficiency  judgment is a personal judgment against the former  borrower  equal in most cases to the  difference  between the net amount realized  upon the public  sale of the real  property  and the amount due to the lender.  Other  statutes  require the  beneficiary  or  mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.
Finally,  other statutory  provisions limit any deficiency  judgment against the former borrower  following a judicial sale to the excess of the outstanding debt over the fair market value of the  property at the time of the public sale.  The purpose of these  statutes is generally to prevent a beneficiary  or a mortgagee from  obtaining a large  deficiency  judgment  against the former  borrower as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording  relief to debtors,  may  interfere  with or affect the ability of the secured  mortgage  lender to realize  upon  collateral  or enforce a  deficiency judgment.  For example,  with respect to federal bankruptcy law, the filing of a petition acts as a stay against the  enforcement  of remedies of collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her  Chapter 13  rehabilitative  plan to cure a monetary  default with respect to a mortgage  loan on a debtor's  residence  by paying  arrearages within a  reasonable  time period and  reinstating  the original  mortgage  loan payment schedule even though the lender  accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property  had yet  occurred)  prior to the  filing of the  debtor's  Chapter  13 petition.  Several  courts with federal  bankruptcy  jurisdiction  have approved plans, based on the particular facts of the  reorganization  case, that effected the curing of a mortgage  loan  default  by paying  arrearages  over a number of years.

      Courts with federal  bankruptcy  jurisdiction have also indicated that the terms of a mortgage  loan  secured by  property of the debtor may be modified if the borrower has filed a petition  under Chapter 13. These courts have suggested that the  modifications may include reducing the amount of each monthly payment, changing the rate of interest,  altering the repayment schedule and reducing the lender's  security  interest  to the value of the  residence,  thus  leaving the lender a general unsecured  creditor for the difference between the value of the residence and the outstanding  balance of the loan.  Federal  bankruptcy law and limited case law indicate that the foregoing  modifications could not be applied to the terms of a loan secured by property  that is the  principal  residence of the debtor.  In all cases,  the secured creditor is entitled to the value of its security plus  post-petition  interest,  attorneys' fees and costs to the extent the value of the security exceeds the debt.

      The  Bankruptcy  Reform Act of 1994  established  the National  Bankruptcy
Review  Commission  for purposes of analyzing the nation's  bankruptcy  laws and making  recommendations  to Congress for  legislative  changes to the bankruptcy laws. A similar  commission was involved in developing the Bankruptcy  Code. The
NBRC  delivered  its report to Congress,  the President of the United States and the Chief Justice of the Supreme Court on October 20, 1997.  Among other topics, high  leverage  loans were  addressed  in the  NBRC's  report.  Despite  several ambiguities,  the  NBRC's  report  appears  to  recommend  that  Congress  amend
Bankruptcy Code section  1322(b)(2) by treating a claim secured only by a junior security  interest in a debtor's  principal  residence as protected  only to the extent that the claim was secured

                                       82

when the security  interest  was made if the value of the property  securing the junior security interest is less than that amount. However, the express language of the report implies that a claim secured only by a junior security interest in a debtor's principal residence may not be modified to reduce the claim below the appraised  value of the property at the time the  security  interest was made. A strong dissent by some members of the NBRC  recommends  that the  protections of
Bankruptcy Code section 1322(b)(2) be extended to creditors  principally secured by the debtor's principal residence.  Additionally, the NBRC's report recommends that a creditor's  secured  claim in real  property  should be determined by the property's  fair market value,  less  hypothetical  costs of sale.  The standard advocated  by this  recommendation  would not apply to  mortgages on the primary residence  of a  Chapter  11 or 13  debtor  who  retains  the  residence  if the mortgages are protected  from  modification  such as those senior  mortgages not
subject  to  modification   under   Bankruptcy  Code  Sections   1322(b)(2)  and
1123(b)(5).  The final NBRC report may ultimately lead to substantive changes to the existing Bankruptcy Code, such as reducing  outstanding loan balances to the appraised  value of a  debtor's  principal  residence  at the time the  security interest in the  property  was taken,  which  could  affect the  mortgage  loans included in a trust fund and the enforcement of rights therein.

      Several tax liens  arising under the Code,  may provide  priority over the lien of a mortgage or deed of trust. In addition,  substantive  requirements are imposed  upon  mortgage  lenders  in  connection  with the  origination  and the servicing of single family mortgage loans by numerous federal and state consumer protection laws. These laws include the Federal Truth-in-Lending Act, Regulation
Z, Real Estate Settlement Procedures Act, Regulation X, Equal Credit Opportunity
Act,  Regulation  B, Fair Credit  Billing Act,  Fair  Housing  Act,  Fair Credit
Reporting Act and related statutes. These federal laws impose specific statutory liabilities  upon lenders who  originate  mortgage  loans and who fail to comply with the  provisions  of the law.  This  liability  may affect  assignees of the
mortgage  loans.  In  particular,   the  originators'  failure  to  comply  with
requirements of the Federal  Truth-in-Lending  Act, as implemented by Regulation
Z, could subject both  originators  and assignees of the obligations to monetary penalties  and  could  result  in  obligors'  rescinding  loans  against  either originators or assignees.

      In addition,  some of the Mortgage  Loans may be subject to special rules, disclosure  requirements  and other  provisions  that were added to the  federal
Truth-in-Lending  Act by the Home  Ownership and Equity  Protection  Act of 1994
(the  "Homeownership  Act"),  if such Mortgage Loans were originated on or after
October 1, 1995,  are not loans made to finance the  purchase  of the  mortgaged property  and have  mortgage  rates or  origination  costs in excess of  certain prescribed  levels  (the "High Cost  Loans").  The  Homeownership  Act  requires certain  additional  disclosures,  specifies the timing of those disclosures and limits or prohibits  inclusion of certain provisions in mortgages subject to the
Homeownership Act. Purchasers or assignees of any High Cost Loan,  including the trust,  could be liable  under  federal  law for all claims  and  subject to all defenses that the borrower  could assert against the originator of the High Cost
Loan,  under the  federal  Truth-in-Lending  Act or any other  law,  unless  the purchaser or assignee did not know and could not with reasonable  diligence have determined that the loan was subject to the provisions of the Homeownership Act.
Remedies  available  to the  borrower  include  monetary  penalties,  as well as rescission  rights if appropriate  disclosures  were not given as required or if the particular mortgage includes  provisions  prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Mortgage Loan.

      For Cooperative Loans

      Generally,  Article 9 of the UCC governs foreclosure on cooperative shares and the related  proprietary lease or occupancy  agreement.  Several courts have interpreted  Section 9-504 of the UCC to prohibit a deficiency  award unless the creditor  establishes  that the sale of the collateral,  which, in the case of a cooperative  loan,  would  be the  shares  of the  cooperative  and the  related proprietary  lease or  occupancy  agreement,  was  conducted  in a  commercially reasonable manner.

                                       83

Junior Mortgages

      The mortgage  loans may be secured by junior  mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders as the holders of a junior deed of trust or a junior  mortgage  are  subordinate  in lien  priority  and in payment priority  to  those of the  holder  of the  senior  mortgage  or deed of  trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply  hazard  insurance  and  condemnation  proceeds  and,  upon default of the mortgagor,  to cause a  foreclosure  on the  property.  Upon  completion  of the foreclosure  proceedings  by the  holder of the senior  mortgage  or the sale in
accordance   with  the  deed  of  trust,   the  junior   mortgagee's  or  junior
beneficiary's lien will be extinguished  unless the junior lienholder  satisfies the defaulted  senior loan or asserts its subordinate  interest in a property in foreclosure proceedings. See "--Foreclosure on Mortgages."

      Furthermore,  the  terms  of the  junior  mortgage  or deed of  trust  are subordinate to the terms of the senior  mortgage or deed of trust. If there is a conflict  between  the  terms of the  senior  mortgage  or deed of trust and the junior  mortgage or deed of trust,  the terms of the senior  mortgage or deed of trust  will  govern  generally.  Upon a failure of the  mortgagor  or trustor to perform any of its obligations, the senior mortgagee or beneficiary,  subject to the terms of the senior mortgage or deed of trust, may have the right to perform the  obligation  itself.  Generally,  all sums so expended by the  mortgagee  or beneficiary  become part of the indebtedness  secured by the mortgage or deed of trust. To the extent a senior mortgagee  expends sums, these sums will generally have priority over all sums due under the junior mortgage.

Home Equity Line of Credit Loans

      The form of credit  line trust  deed or  mortgage  generally  used by most institutional  lenders  which make home  equity line of credit  loans  typically contains a `future advance' clause, which provides,  in essence, that additional amounts  advanced to or on behalf of the borrower by the  beneficiary  or lender are to be  secured by the deed of trust or  mortgage.  Any  amounts so  advances after the cut-off date with respect to any Mortgage  will not be included in the trust fund.  The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded  as a credit  line deed of trust or  mortgage.  If the  beneficiary  or lender advances additional amounts,  the advance is entitled to receive the same priority  as  amounts  initially  advanced  under  the trust  deed or  mortgage, notwithstanding  the fact that there may be junior trust deeds or mortgages  and other liens which  intervene  between the date of recording of the trust deed or mortgage  and the  date of the  future  advance,  and  notwithstanding  that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or  mortgages  and other liens at the time of the advance.  In most states,  the trust deed or mortgage liens securing  mortgage loans of the type which includes home equity  credit  lines  applies  retroactively  to the date of the  original recording  of the trust  deed or  mortgage,  provided  that the total  amount of advances under the home equity credit line does not exceed the maximum specified principal  amount of the recorded trust deed or mortgage,  except as to advances made after  receipt  by the  lender of a written  notice of lien from a judgment lien creditor of the trustor.

Consumer Protection Laws with Respect to Manufactured Housing Contracts and Home
Improvement Contracts

      Numerous  federal and state consumer  protection  laws impose  substantial requirements upon creditors involved in consumer finance. These laws include the
Federal  Truth-in-Lending  Act,  Regulation Z, the Equal Credit Opportunity Act,
Regulation  B,  the Fair  Credit  Reporting  Act,  the  Real  Estate  Settlement
Procedures Act,  Regulation X, the Fair Housing Act and related statutes.  These laws can impose specific statutory liabilities upon creditors who fail to comply with  their  provisions.  This  liability  may affect an  assignee's  ability to enforce a  contract.  In  particular,  the  originators'  failure to comply with

                                       84

requirements of the Federal  Truth-in-Lending  Act, as implemented by Regulation
Z, could subject both  originators  and assignees of the obligations to monetary penalties and could result in obligors'  rescinding the contracts against either the originators or assignees.  Further, if the manufactured housing contracts or home improvement  contracts are deemed High Cost Loans within the meaning of the
Homeownership  Act,  they  would  be  subject  to  the  same  provisions  of the
Homeownership   Act  as  mortgage  loans  as  described  in   "--Anti-Deficiency
Legislation and Other Limitations on Lenders" above.

      Manufactured  housing  contracts  and  home  improvement  contracts  often contain  provisions  obligating  the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges  that may be  collected.  Unless  the  prospectus  supplement  indicates otherwise,  under the related servicing agreement, late charges will be retained by the master servicer as additional servicing  compensation,  and any inability to collect these amounts will not affect payments to securityholders.

      Courts have imposed general  equitable  principles upon  repossession  and
litigation  involving  deficiency  balances.   These  equitable  principles  are
generally  designed  to  relieve a  consumer  from the legal  consequences  of a default.

      In several cases,  consumers  have asserted that the remedies  provided to secured  parties  under  the UCC  and  related  laws  violate  the  due  process protections  provided under the 14th Amendment to the Constitution of the United
States.  For the most part,  courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve  sufficient state action to afford  constitutional protection to consumers.

      The so-called  Holder-in-Due-Course  Rule of the Federal Trade  Commission
has the  effect  of  subjecting  a  seller,  and  related  creditors  and  their assignees,  in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods.  Liability under the FTC Rule is limited to the amounts paid by a debtor on the  contract,  and the holder of the  contract  may also be unable to collect amounts still due thereunder.

      Most of the manufactured housing contracts and home improvement  contracts in a  trust  fund  will  be  subject  to  the  requirements  of  the  FTC  Rule.
Accordingly,  the trustee,  as holder of the manufactured  housing  contracts or home improvement  contracts,  will be subject to any claims or defenses that the purchaser of the related home or manufactured home may assert against the seller of the home or manufactured  home,  subject to a maximum  liability equal to the amounts  paid  by the  obligor  on the  manufactured  housing  contract  or home improvement  contract.  If an obligor is  successful  in asserting  this type of claim or  defense,  and if the  mortgage  loan  seller  had or  should  have had knowledge of that claim or defense,  the master  servicer will have the right to require the mortgage loan seller to repurchase the manufactured housing contract or home  improvement  contract because of a breach of its mortgage loan seller's representation  and warranty that no claims or defenses  exist that would affect the obligor's  obligation to make the required  payments under the  manufactured housing  contract or home improvement  contract.  The mortgage loan seller would then  have the  right to  require  the  originating  dealer  to  repurchase  the manufactured  housing  contract from it and might also have the right to recover from the dealer for any losses suffered by the mortgage loan seller with respect to which the dealer would have been primarily liable to the obligor.

Other Limitations

      In addition  to the laws  limiting or  prohibiting  deficiency  judgments, numerous  other  statutory  provisions  including  federal  bankruptcy  laws and related  state  laws may  interfere  with or affect  the  ability of a lender to realize upon  collateral  or enforce a deficiency  judgment.  For example,  in a
Chapter 13

                                       85

proceeding  under the federal  bankruptcy law, a court may prevent a lender from repossessing a home, and as part of the rehabilitation plan reduce the amount of the  secured  indebtedness  to the  market  value  of the  home  at the  time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also  reduce the monthly  payments  due under a contract or change the rate of interest and time of repayment of the indebtedness.

Enforceability of Provisions

      The mortgage loans in a trust fund will in most cases contain  due-on-sale clauses.  These clauses permit the lender to accelerate the maturity of the loan if the borrower  sells,  transfers,  or conveys the  property  without the prior consent of the lender.  The enforceability of these clauses has been impaired in various  ways in several  states by statute or  decisional  law.  The ability of lenders and their assignees and transferees to enforce  due-on-sale  clauses was addressed  by the Garn-St  Germain  Depository  Institutions  Act of 1982.  This
legislation, subject to exceptions, preempts state constitutional, statutory and case law that  prohibits the  enforcement of  due-on-sale  clauses.  The Garn-St
Germain  Act  does  encourage  lenders  to  permit  assumptions  of loans at the original  rate of  interest  or at  another  rate less than the  average  of the original rate and the market rate.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage  lender covered by the Garn-St Germain Act,  including  federal savings and loan  associations and federal savings banks, may not exercise a due-on-sale clause, even though a transfer of the property may have occurred.  These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior  encumbrance.  Regulations  promulgated under the Garn-St  Germain Act also  prohibit  the  imposition  of a  prepayment penalty upon the acceleration of a loan in accordance with a due-on-sale clause.

      The  inability  to enforce a  due-on-sale  clause may result in a mortgage loan bearing an interest  rate below the current  market rate being assumed by a new home buyer  rather  than being paid off,  which may have an impact  upon the average  life of the  mortgage  loans  related  to a series  and the  number  of mortgage loans that may be outstanding until maturity.

      Transfer of Manufactured Homes under Manufactured Housing Contracts

      Generally,  manufactured housing contracts contain provisions  prohibiting the sale or transfer of the related  manufactured  homes  without the consent of the obligee on the contract and permitting the  acceleration  of the maturity of the  contracts by the obligee on the contract  upon any sale or transfer that is not  consented to. The master  servicer  will, to the extent it has knowledge of the  conveyance  or proposed  conveyance,  exercise or cause to be exercised its rights to accelerate the maturity of the related  manufactured  housing contract through enforcement of due-on-sale clauses, subject to applicable state law. The transfer  may be made by a delinquent  obligor in order to avoid a  repossession proceeding with respect to a manufactured home.

      In the case of a transfer  of a  manufactured  home as to which the master servicer desires to accelerate the maturity of the related  manufactured housing
contract,   the  master  servicer's   ability  to  do  so  will  depend  on  the
enforceability  under state law of the due-on-sale  clause.  The Garn-St Germain
Act  preempts,  subject to exceptions  and  conditions,  state laws  prohibiting enforcement  of  due-on-sale  clauses  applicable  to  the  manufactured  homes.
Consequently, the master servicer may be prohibited from enforcing a due-on-sale clause in respect of those manufactured homes.

                                       86

      Prepayment Charges and Prepayments

      The  regulations  of the Federal Home Loan Bank Board,  predecessor to the
Office of Thrift Supervision, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the  acceleration of a loan by exercise of a  due-on-sale  clause.  A mortgagee  to whom a  prepayment  in full has been tendered  may be  compelled  to give  either a  release  of the  mortgage  or an instrument assigning the existing mortgage to a refinancing lender.

      Prepayment Charges

      Some state laws restrict the  imposition  of  prepayment  charges and late fees even when the loans expressly  provide for the collection of those charges.
Although the Alternative  Mortgage  Transaction  Parity Act of 1982 (the "Parity
Act"),  permits the collection of prepayment charges and late fees in connection
with  some  types  of  eligible   loans   preempting   any  contrary  state  law
prohibitions,  some states may not  recognize  the  preemptive  authority of the
Parity Act or have  formally  opted out of the Parity  Act.  As a result,  it is possible  that  prepayment  charges and late fees may not be  collected  even on loans that provide for the payment of those charges unless  otherwise  specified in the accompanying prospectus supplement. The master servicer or another entity identified in the  accompanying  prospectus  supplement  will be entitled to all prepayment  charges  and late  payment  charges  received on the loans and those amounts will not be  available  for payment on the  certificates.  The Office of
Thrift  Supervision  ("OTS"),  the agency  that  administers  the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and
Chief Counsel Opinions that previously  authorized  lenders to charge prepayment charges and late fees in certain  circumstances  notwithstanding  contrary state law,  effective  with  respect  to loans  originated  on or after  July 1, 2003.
However,  the OTS's ruling does not retroactively affect loans originated before
July 1, 2003.

Leases and Rents

      Mortgages  that  encumber   income-producing  property  often  contain  an
assignment  of  rents  and  leases  and/or  may  be  accompanied  by a  separate assignment  of rents and leases,  pursuant to which the borrower  assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived  therefrom,  and, unless rents are to be paid directly to the lender, retains a revocable license to collect the rents for so long as there is no default.  If the borrower defaults,  the license terminates and the lender is entitled  to  collect  the rents.  Local law may  require  that the lender  take possession  of the property  and/or  obtain a  court-appointed  receiver  before becoming  entitled to collect the rents.  In addition,  if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to  collect  the  rents may be  adversely  affected.  In the  event of  borrower default,  the amount of rent the lender is able to collect  from the tenants can significantly affect the value of the lender's security interest.

Subordinate Financing

      When the mortgagor  encumbers  mortgaged  property with one or more junior liens, the senior lender is subjected to additional  risk.  First, the mortgagor may have difficulty  servicing and repaying multiple loans. In addition,  if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior  loan does not, a  mortgagor  may be more likely to repay sums due on the junior loan than those on the senior  loan.  Second,  acts of the senior  lender that  prejudice  the junior  lender or impair the junior  lender's  security may create a superior  equity in favor of the junior  lender.  For  example,  if the mortgagor and the senior lender agree to an increase in the principal  amount of or the interest rate payable on the senior loan,  the senior lender may lose its priority to the extent an existing  junior  lender is harmed or the mortgagor is additionally  burdened.  Third, if the mortgagor  defaults on the senior loan or any

                                       87

junior loan, or both,  the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or  delay  the  taking  of  action  by the  senior  lender.  Moreover,  the bankruptcy  of a junior  lender  may  operate  to stay  foreclosure  or  similar proceeds by the senior lender.

Applicability of Usury Laws

      Title V of the Depository  Institutions  Deregulation and Monetary Control
Act of 1980  provides  that state usury  limitations  shall not apply to certain types of residential  first mortgage loans  originated by certain  lenders after
March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three  months of 1980.  The statute  authorized  any state to reimpose interest rate limits by adopting before April 1, 1983 a law or constitutional  provision that expressly rejects application of the federal law.
In addition,  even where Title V is not so rejected,  any state is authorized by the law to adopt a  provision  limiting  discount  points  or other  charges  on mortgage  loans covered by Title V. Several states have taken action to reimpose interest rate limits or to limit discount points or other charges.

      The depositor has been advised by counsel that a court  interpreting Title
V would hold that  mortgage  loans  originated  on or after  January 1, 1980 are subject  to  federal  preemption.  Therefore,  in a state that has not taken the requisite  action  to  reject  application  of Title V or to  adopt a  provision limiting  discount  points or other charges prior to origination of the mortgage loans,  any such  limitation  under the state's usury law would not apply to the mortgage loans.

      In any state in which  application of Title V has been expressly  rejected or a provision limiting discount points or other charges is adopted, no mortgage loans  originated  after the date of that  state  action  will be  eligible  for inclusion  in a trust fund if the  mortgage  loans bear  interest or provide for discount  points or charges in excess of  permitted  levels.  No  mortgage  loan originated  prior to January 1, 1980 will bear  interest or provide for discount points or charges in excess of permitted levels.

      Title V also  provides  that state usury  limitations  do not apply to any loan that is secured by a first lien on specific kinds of  manufactured  housing if certain  conditions  are met,  including the terms of any  prepayments,  late charges  and  deferral  fees and  requiring  a  30-day  notice  period  prior to instituting any action leading to repossession of or foreclosure with respect to the  related  unit.  Title V  authorized  any state to reimpose  limitations  on interest  rates and finance  charges by adopting  before  April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law.
Fifteen  states  adopted  such a law  prior to the April 1,  1983  deadline.  In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a  provision  limiting  discount  points or other  charges on loans covered by Title V. In any state in which  application  of Title V was expressly rejected  or a  provision  limiting  discount  points or other  charges has been adopted,  no  manufactured  housing  contract which imposes  finance  charges or provides for discount  points or charges in excess of permitted  levels has been included in the trust fund.

                                       88

Alternative Mortgage Instruments

      ARM Loans originated by non-federally  chartered lenders have historically been subject to a variety of  restrictions.  These  restrictions  differed  from state to state,  resulting in difficulties  in determining  whether a particular alternative mortgage instrument originated by a state-chartered  lender complied with  applicable law. These  difficulties  were  simplified  substantially  as a result of the  enactment of Title VIII of the Garn-St  Germain  Act.  Title VIII
provides that, notwithstanding any state law to the contrary,

      o     state-chartered    banks   may   originate    alternative   mortgage
            instruments,  including ARM Loans,  in accordance  with  regulations promulgated  by the  Comptroller  of the  Currency  with  respect to origination of alternative mortgage instruments by national banks,

      o     state-chartered  credit  unions may originate  alternative  mortgage instruments  in  accordance  with  regulations  promulgated  by  the
            National Credit Union  Administration with respect to origination of alternative mortgage instruments by federal credit unions, and

      o     all other  non-federally  chartered  housing  creditors,  including, without limitation,  state-chartered  savings and loan associations,
            savings  banks  and  mutual  savings  banks  and  mortgage   banking
            companies  may  originate   alternative   mortgage   instruments  in
            accordance with the regulations promulgated by the Federal Home Loan
            Bank Board,  predecessor to the Office of Thrift  Supervision,  with respect  to  origination  of  alternative  mortgage  instruments  by federal savings and loan associations.

      Title VIII further provides that any state may reject applicability of the provisions  of  Title  VIII by  adopting  prior  to  October  15,  1985 a law or
constitutional   provision   expressly  rejecting  the  applicability  of  these
provisions. Several states have taken this type of action.

      The depositor has been advised by counsel that a court  interpreting Title
VIII would hold that ARM Loans that were originated by  state-chartered  lenders before  the date of  enactment  of any  state  law or  constitutional  provision rejecting  applicability  of Title  VIII  would  not be  subject  to state  laws imposing restrictions or prohibitions on the ability of state-chartered  lenders to originate alternative mortgage instruments.

      The Alternative Mortgage Transactions Parity Act permits the collection of prepayment  charges in connection  with some types of eligible  mortgage  loans, preempting any contrary state law prohibitions.  However,  some states,  such as
Virginia, may not recognize the preemptive authority of the Parity Act.

      All  of  the  ARM  Loans  in  a  trust  fund  that  were  originated  by a state-chartered  lender  after the  enactment  of a state law or  constitutional provision  rejecting  the  applicability  of Title VIII will have  complied with applicable  state law. All of the ARM Loans in a trust fund that were originated by  federally  chartered  lenders  or that were  originated  by  state-chartered lenders prior to enactment of a state law or constitutional  provision rejecting the applicability of Title VIII will have been originated in compliance with all applicable federal regulations.

Formaldehyde Litigation with Respect to Manufactured Homes

      A number of lawsuits are pending in the United  States  alleging  personal injury from  exposure  to the  chemical  formaldehyde,  which is present in many building materials including  components of manufactured housing such as plywood flooring  and  wall  paneling.  Some  of  these  lawsuits  are  pending

                                       89

against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

      Under the FTC Rule,  which is described above under  "Consumer  Protection
Laws",  the holder of any loan or contract  secured by a manufactured  home with respect to which a  formaldehyde  claim has been  successfully  asserted  may be liable to the obligor for the amount paid by the obligor on the related  loan or contract  and may be  unable  to  collect  amounts  still  due under the loan or contract.  The  successful  assertion  of this type of claim will  constitute  a breach of a  representation  or warranty of the mortgage  loan  seller,  and the securityholders would suffer a loss only to the extent that:

      o     the mortgage loan seller  breached its  obligation to repurchase the loan or contract in the event an obligor is  successful in asserting the claim, and

      o     the  mortgage  loan  seller,  the  depositor  or  the  trustee  were unsuccessful  in asserting any claim of  contribution or subrogation on behalf of the  securityholders  against the manufacturer or other persons who were directly liable to the plaintiff for the damages.

      Typical products  liability  insurance  policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured  housing,  with the result that recoveries from the manufacturers,  suppliers  or other  persons  may be limited to their  corporate assets without the benefit of insurance.

Servicemembers Civil Relief Act

      Under the terms of the  Servicemembers  Civil  Relief Act, a borrower  who enters military service after the origination of that borrower's  mortgage loan, including  a  borrower  who was in reserve  status and is called to active  duty after origination of the mortgage loan, may not be charged  interest,  including fees  and  charges,  above  an  annual  rate of 6%  during  the  period  of that borrower's  active duty status unless a court orders  otherwise upon application of the lender.  The Relief Act applies to borrowers who are members of the Army,
Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service  assigned to duty with the military.  Because the
Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan no information  can be  provided  as to the number of loans that may be affected by the Relief Act.  Application of the Relief Act would  adversely  affect,  for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfalls in interest collections  resulting from the  application of the Relief Act would result in a reduction of the amounts  distributable  to the holders of the related series of securities,  and would not be covered by advances  or,  unless  specified in the related prospectus supplement, any form of credit support provided in connection with the securities.  In addition, the Relief Act imposes limitations that would impair the ability of the master  servicer to foreclose on an affected  mortgage loan,  cooperative loan or enforce rights under a manufactured  housing contract during the borrower's period of active duty status,  and,  sometimes,  during an additional three month period thereafter. Thus, if the Relief Act applies to any mortgage asset that goes into default, there may be delays in payment and losses incurred by the related securityholders.

Environmental Legislation

      Under the federal Comprehensive  Environmental Response,  Compensation and
Liability  Act, as amended,  and under several state laws, a secured party which takes a  deed-in-lieu  of  foreclosure,  purchases  a  mortgaged  property  at a foreclosure  sale,  or operates a mortgaged  property may become

                                       90

liable for the costs of cleaning up hazardous  substances  regardless of whether they have contaminated the property.  CERCLA imposes strict as well as joint and several  liability  on  several  classes  of  potentially  responsible  parties, including  current  owners and  operators  of the  property who did not cause or contribute  to the  contamination.  Furthermore,  liability  under CERCLA is not limited to the  original or  unamortized  principal  balance of a loan or to the value of the property  securing a loan.  Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to
CERCLA. This exemption exempts from the definition of owners and operators those who,  without  participating  in the  management of a facility,  hold indicia of ownership  primarily  to  protect a  security  interest  in the  facility.  What constitutes sufficient  participation in the management of a property securing a loan or the  business of a borrower  to render the  exemption  unavailable  to a lender  has been a matter  of  interpretation  by the  courts.  CERCLA  has been interpreted to impose liability on a secured party even absent foreclosure where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal  decisions.  However, court  interpretations of the secured creditor exemption have been inconsistent.
In addition,  when lenders  foreclose and become owners of collateral  property, courts are  inconsistent  as to  whether  that  ownership  renders  the  secured creditor  exemption  unavailable.  Other  federal  and  state  laws  may  impose liability  on a  secured  party  which  takes  a  deed-in-lieu  of  foreclosure, purchases a mortgaged  property at a  foreclosure  sale, or operates a mortgaged property  on which  contaminants  other than  CERCLA  hazardous  substances  are
present,   including  petroleum,   agricultural  chemicals,   hazardous  wastes,
asbestos,  radon,  and  lead-based  paint.  Environmental  cleanup  costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise  distributable to the holders of the related series of  securities.  Moreover,  there are federal  statutes and state statutes that impose an environmental lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup  costs.  All subsequent liens on a property  generally are subordinated to an environmental  lien and in some states even prior recorded liens are subordinated to  environmental  liens.
In the  latter  states,  the  security  interest  of the trust fund in a related parcel of real  property  that is  subject  to an  environmental  lien  could be adversely affected.

      Traditionally,  many residential  mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior  to the  origination  of the  mortgage  loan or prior  to  foreclosure  or accepting a deed-in-lieu  of foreclosure.  Accordingly,  the master servicer has not made and will not make these kinds of evaluations  prior to the  origination of the mortgage loans.  Neither the master servicer nor any replacement servicer will be required by any  servicing  agreement  to  undertake  any  environmental evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The master  servicer will not make any  representations  or warranties or assume any liability with respect to the absence or effect of  contaminants  on any related real  property  or any  casualty  resulting  from  the  presence  or  effect  of contaminants.  The master servicer will not be obligated to foreclose on related real property or accept a deed-in-lieu  of foreclosure if it knows or reasonably believes  that there are  material  contaminated  conditions  on a  property.  A
failure  so  to  foreclose  may  reduce  the  amounts  otherwise   available  to
securityholders of the related series.

Forfeitures in Drug and RICO Proceedings

      Federal  law  provides  that  property  owned  by  persons   convicted  of
drug-related  crimes or of criminal  violations of the Racketeer  Influenced and
Corrupt  Organizations  statute can be seized by the  government if the property was used in or purchased  with the proceeds of these  crimes.  Under  procedures contained in the  Comprehensive  Crime  Control Act of 1984 the  government  may seize the property even before conviction. The government must publish notice of the  forfeiture  proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

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      A lender  may avoid  forfeiture  of its  interest  in the  property  if it establishes  that: (1) its mortgage was executed and recorded before  commission of the crime upon which the  forfeiture  is based,  or (2) the lender was at the time of execution of the mortgage "reasonably without cause to believe" that the property  was used in or  purchased  with the  proceeds of illegal  drug or RICO activities.

Negative Amortization Loans

      A recent  case  decided  by the  United  States  Court of  Appeals,  First
Circuit,  held that state  restrictions  on the  compounding of interest are not preempted by the  provisions of the  Depository  Institutions  Deregulation  and
Monetary  Control Act of 1980 and as a result, a mortgage loan that provided for negative amortization  violated New Hampshire's  requirement that first mortgage loans  provide  for  computation  of interest on a simple  interest  basis.  The holding  was  limited  to the  effect  of  DIDMC  on state  laws  regarding  the compounding of interest and the court did not address the  applicability  of the
Alternative  Mortgage Transaction Parity Act of 1982, which authorizes lender to make  residential  mortgage  loans that provide for negative  amortization.  The
First Circuit's decision is binding authority only on Federal District Courts in
Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

Installment Contracts

      The trust fund may also consist of installment  sales contracts.  Under an installment  sales  contract  the  seller,  referred  to in this  section as the
"lender",  retains legal title to the property and enters into an agreement with the purchaser, referred to in this section as the "borrower", for the payment of the purchase price,  plus interest,  over the term of such contract.  Only after full  performance  by the  borrower  of the  installment  contract is the lender obligated to convey title to the property to the purchaser.  As with mortgage or deed of trust financing, during the effective period of the installment contract the  borrower is  generally  responsible  for  maintaining  the property in good condition and for paying real estate  taxes,  assessments  and hazard  insurance premiums associated with the property.

      The method of  enforcing  the rights of the  lender  under an  installment contract  varies on a  state-by-state  basis  depending upon the extent to which state  courts  are  willing or able  pursuant  to state  statute to enforce  the contract  strictly  according to its terms.  The terms of installment  contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's  equitable  interest in the property is forfeited.  The lender in such a situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is pursued if the borrower has filed the  installment  contract in local land records and an ejectment  action may be necessary  to recover  possession.  In a few  states,  particularly  in cases of borrower default during the early years of an installment  contract,  the courts will permit  ejectment of the buyer and a  forfeiture  of his or her interest in the  property.  However,  most state  legislatures  have enacted  provisions  by analogy to mortgage law protecting  borrowers under  installment  contracts from the harsh  consequences  of  forfeiture.  Under  such  statutes  a  judicial  or nonjudicial  foreclosure  may be  required,  the lender may be  required to give notice of default and the borrower may be granted some grace period during which the  installment  contract may be reinstated  upon full payment of the defaulted amount and the borrower may have a post-foreclosure  statutory redemption right.
In other  states  courts  in  equity  may  permit a  borrower  with  significant investment in the property  under an  installment  contract for the sale of real estate to share in the proceeds of sale of the property  after the  indebtedness
is  repaid  or  may  otherwise   refuse  to  enforce  the   forfeiture   clause.
Nevertheless,  generally the lender's  procedures  for obtaining  possession and clear title under an installment  contract in a given state are simpler and less time consuming and costly than are the procedures for  foreclosing and obtaining clear title to a property subject to one or more liens.

                                       92

                         FEDERAL INCOME TAX CONSEQUENCES

General

      The following  discussion  is the opinion of Thacher  Proffitt & Wood LLP, counsel to the  depositor,  with  respect  to the  material  federal  income tax consequences  of the  purchase,  ownership  and  disposition  of the  securities offered under this prospectus and the prospectus supplement.  This discussion is for  securityholders  that hold the  securities  as  capital  assets  within the meaning of Section  1221 of the Code and does not purport to discuss all federal income tax consequences  that may be applicable to the individual  circumstances of banks,  insurance  companies,  foreign investors,  tax-exempt  organizations, dealers in  securities  or  currencies,  mutual  funds,  real estate  investment trusts,  S  corporations,  estates  and  trusts,  securityholders  that hold the securities  as part  of a  hedge,  straddle  or,  an  integrated  or  conversion transaction,  or  securityholders  whose  functional  currency is not the United
States dollar.

      The authorities on which this discussion and the opinion referred to below are based are subject to change or differing  interpretations  which could apply retroactively.  Prospective  investors  should note that no rulings have been or will be  sought  from the IRS with  respect  to any of the  federal  income  tax consequences  discussed  below,  and no assurance can be given that the IRS will not take contrary  positions.  Taxpayers and preparers of tax returns  should be aware  that  under  applicable  Treasury  regulations  a  provider  of advice on specific  issues of law is not considered an income tax return  preparer  unless the advice (1) is given with  respect to events  that have  occurred at the time the advice is  rendered  and is not given with  respect to the  consequences  of contemplated  actions,  and (2) is directly  relevant to the determination of an entry on a tax return. Accordingly, it is suggested that taxpayers consult their own tax advisors and tax return preparers  regarding the preparation of any item on a tax return,  even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this  prospectus,  potential  investors  should consider the state and local tax consequences,  if  any,  of  the  purchase,  ownership  and  disposition  of the securities. See "State and Other Tax Consequences."

      The following  discussion  addresses  securities of five general  types:

      o     REMIC  Certificates  representing  interests  in a trust fund,  or a portion  thereof,  that the trustee  will elect to have treated as a
            REMIC under the REMIC Provisions of the Code,

      o     Notes representing indebtedness of an owner trust for federal income tax purposes,

      o     Grantor Trust Certificates representing interests in a Grantor Trust
            Fund as to which no REMIC election will be made,

      o     Partnership  Certificates  representing  interests in a  Partnership
            Trust Fund which is treated as a partnership  for federal income tax purposes, and

      o     Debt Certificates  representing  indebtedness of a Partnership Trust
            Fund for federal income tax purposes.

      The prospectus  supplement for each series of  certificates  will indicate whether one or more REMIC  elections will be made for the related trust fund and will  identify  all regular  interests  and  residual  interests in the REMIC or
REMICs. For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.

                                       93

      The following  discussion is based in part upon the OID Regulations and in part upon REMIC  Regulations.  The OID  Regulations  do not  adequately  address issues relevant to the offered  securities.  As described at "Taxation of Owners of REMIC Regular  Certificates--Original  Issue Discount," in some instances the
OID  Regulations  provide that they are not  applicable to  securities  like the offered securities.

      Purchasers  of the  offered  securities  should  be  aware  that  the  OID
Regulations do not  adequately  address  certain issues  relevant to, or are not applicable  to,  prepayable  securities  such  as  the  offered  securities.  In addition,  there is considerable  uncertainty  concerning the application of the
OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable  rate such as the offered  securities.  Because of the uncertainty
concerning  the   application  of  Section   1272(a)(6)  of  the  Code  to  such
Certificates  and  because  the rules of the OID  Regulations  relating  to debt instruments  having  an  adjustable  rate  of  interest  are  limited  in  their application in ways that could preclude their  application to such  Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the offered  securities should be treated as issued with original issue discount or should  be  governed  by the  rules  applicable  to debt  instruments  having contingent  payments or by some other  method not yet set forth in  regulations.
Prospective  purchasers of the offered  securities  are advised to consult their tax advisors concerning the tax treatment of such Certificates.

      It appears that a reasonable  method of reporting  original issue discount with respect to the offered securities,  if such Certificates are required to be treated as issued with original  issue  discount,  generally  would be to report income with respect to such  Certificates  as original  issue  discount for each period by computing  such original issue discount (i) by assuming that the value of the applicable  index will remain  constant for purposes of  determining  the original  yield to maturity  of, and  projecting  future  distributions  on such
Certificates,  thereby  treating such  Certificates as fixed rate instruments to which the original issue discount  computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period.

REMICs

      Classification  of  REMICs.  On or  prior  to  the  date  of  the  related prospectus  supplement  with  respect to the  issuance  of each  series of REMIC
Certificates,  counsel to the depositor will provide its opinion that,  assuming compliance with all provisions of the related  pooling and servicing  agreement, for  federal  income tax  purposes,  the related  trust fund or each  applicable portion of the related  trust fund will qualify as a REMIC and the offered REMIC
Certificates  will  be  considered  to  evidence   ownership  of  REMIC  Regular
Certificates or REMIC Residual  Certificates in that REMIC within the meaning of the REMIC Provisions.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing  requirements  of the Code for status as a REMIC  during any taxable  year,  the Code provides that the entity will not be treated as a REMIC for that year and for later years. In that event, the entity may be taxable as a corporation under Treasury  regulations,  and the related REMIC Certificates may not be accorded the status or given the tax treatment  described under "Taxation of  Owners  of REMIC  Regular  Certificates"  and  "Taxation  of Owners of REMIC
Residual  Certificates." Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of
REMIC status,  these  regulations have not been issued. If these regulations are issued, relief in the event of an inadvertent  termination may be accompanied by sanctions,  which may include  the  imposition  of a  corporate  tax on all or a portion  of the  REMIC's  income for the  period in which the  requirements  for status as a REMIC are not  satisfied.  The pooling and servicing  agreement with respect to each REMIC will  include  provisions  designed to maintain  the trust fund's status as a REMIC under the REMIC

                                       94

Provisions.  It is not anticipated  that the status of any trust fund as a REMIC will be inadvertently terminated.

      Characterization of Investments in REMIC Certificates.  Except as provided in the following  sentence,  the REMIC  Certificates  will be real estate assets within the meaning of Section  856(c)(4)(A) of the Code and assets  described in
Section  7701(a)(19)(C)  of the Code in the same proportion as the assets of the
REMIC  underlying  the  certificates.  If 95% or more of the assets of the REMIC qualify for either of the treatments  described in the previous  sentence at all times  during a calendar  year,  the REMIC  Certificates  will  qualify  for the corresponding  status  in their  entirety  for  that  calendar  year.  Interest, including original issue discount,  on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section  856(c)(3)(B)  of the Code to the extent  that the  certificates  are treated as real estate assets within the meaning of Section  856(c)(4)(A) of the
Code. In addition,  the REMIC Regular  Certificates will be qualified  mortgages within the meaning of Section  860G(a)(3) of the Code if  transferred to another
REMIC on its startup day in exchange  for regular or residual  interests of that
REMIC.  The  determination  as to the  percentage  of the  REMIC's  assets  that constitute  assets described in these sections of the Code will be made for each calendar  quarter  based on the average  adjusted  basis of each category of the assets held by the REMIC  during the calendar  quarter.  The trustee will report those  determinations  to  certificateholders  in the  manner  and at the  times required by Treasury regulations.

      The assets of the REMIC will include mortgage loans,  payments on mortgage loans held prior to the distribution of these payments to the REMIC Certificates and  any  property  acquired  by  foreclosure  held  prior  to the  sale of this property,  and may include  amounts in reserve  accounts.  It is unclear whether property  acquired by  foreclosure  held prior to the sale of this  property and amounts in  reserve  accounts  would be  considered  to be part of the  mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage  loans  for  purposes  of all of the  Code  sections  discussed  in the immediately preceding paragraph. The related prospectus supplement will describe the mortgage loans that may not be treated  entirely as assets  described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC
Regulations  do provide,  however,  that cash received from payments on mortgage loans held pending  distribution  is considered  part of the mortgage  loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore,  foreclosure property will qualify as real estate assets under Section 856(c)(4)(A) of the Code.

      Tiered REMIC Structures.  For a series of REMIC Certificates,  two or more separate elections may be made to treat designated portions of the related trust fund as  REMICs  for  federal  income  tax  purposes,  creating  a tiered  REMIC structure.  As to each  series  of REMIC  Certificates  that is a  tiered  REMIC structure, in the opinion of counsel to the depositor,  assuming compliance with all  provisions  of the related  pooling and  servicing  agreement,  each of the
REMICs in that series will qualify as a REMIC and the REMIC Certificates  issued by these  REMICs will be  considered  to  evidence  ownership  of REMIC  Regular
Certificates  or REMIC  Residual  Certificates  in the related  REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining  whether the REMIC Certificates will be real estate assets within the meaning of Section  856(c)(4)(A)  of the Code, and loans secured by an interest in real property  under Section  7701(a)(19)(C)  of the Code, and whether the income on the  certificates  is interest  described in
Section  856(c)(3)(B)  of the Code,  all of the  REMICs in that  series  will be treated as one REMIC.

                                       95

      Taxation of Owners of REMIC Regular Certificates

      General.  Except as described  in  "Taxation  of Owners of REMIC  Residual
Certificates-Possible  Pass-Through of Miscellaneous Itemized Deductions," REMIC
Regular  Certificates  will be treated for federal  income tax  purposes as debt instruments  issued by the REMIC and not as ownership  interests in the REMIC or its assets.  Moreover,  holders of REMIC Regular  Certificates  that  ordinarily report  income  under a cash  method of  accounting  will be  required to report income for REMIC Regular Certificates under an accrual method.

      Original Issue  Discount.  A REMIC Regular  Certificate may be issued with original issue discount  within the meaning of Section  1273(a) of the Code. Any holder of a REMIC Regular  Certificate  issued with original issue discount will be  required to include  original  issue  discount  in income as it accrues,  in accordance with the constant yield method, in advance of the receipt of the cash attributable to that income if the original issue discount  exceeds a de minimis amount.  In addition,  Section  1272(a)(6)  of the Code  provides  special rules applicable to REMIC Regular  Certificates and other debt instruments issued with original issue discount. Regulations have not been issued under that section.

      The Code  requires  that a reasonable  Prepayment  Assumption  be used for mortgage  loans  held by a REMIC in  computing  the  accrual of  original  issue
discount  on  REMIC  Regular   Certificates  issued  by  that  REMIC,  and  that
adjustments  be made in the  amount  and rate of  accrual  of that  discount  to reflect  differences  between  the  actual  prepayment  rate and the  Prepayment
Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations;  as noted in the preceding paragraph, those regulations have not been issued.  The Committee  Report indicates that the regulations will provide that the Prepayment Assumption used for a REMIC Regular Certificate must be the same as that used in pricing  the initial  offering of the REMIC  Regular
Certificate. The Prepayment Assumption used in reporting original issue discount for each  series of REMIC  Regular  Certificates  will be  consistent  with this standard and will be disclosed in the related  prospectus  supplement.  However, none of the  depositor,  the  master  servicer  or the  trustee  will  make  any representation  that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

      The original issue discount,  if any, on a REMIC Regular  Certificate will be the excess of its stated  redemption  price at maturity over its issue price.
The issue price of a particular class of REMIC Regular  Certificates will be the first cash price at which a substantial amount of REMIC Regular  Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC Regular  Certificates is sold for cash on or prior to the closing date, the issue price for that class will be the  fair  market  value  of that  class  on the  closing  date.  Under  the OID
Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate  other than qualified stated interest.  Qualified stated interest is interest that is  unconditionally payable at least  annually  during the entire term of the instrument at a single fixed rate, a qualified  floating  rate, an objective  rate, a combination  of a single  fixed rate and one or more  qualified  floating  rates or one  qualified inverse  floating rate, or a combination  of qualified  floating rates that does not  operate in a manner that  accelerates  or defers  interest  payments on the
REMIC Regular Certificate.

      In the case of REMIC  Regular  Certificates  bearing  adjustable  interest rates, the  determination of the total amount of original issue discount and the timing of the inclusion  thereof will vary according to the  characteristics  of the REMIC Regular  Certificates.  If the original  issue discount rules apply to the certificates in a particular series, the related prospectus  supplement will describe  the manner in which  these rules will be applied  with  respect to the certificates  in that series that bear an adjustable  interest rate in preparing information returns to the certificateholders and the IRS.

                                       96

      The first interest payment on a REMIC Regular Certificate may be made more than one month  after the date of  issuance,  which is a period  longer than the subsequent  monthly  intervals between interest  payments.  Assuming the accrual period for original  issue  discount is each monthly period that ends on the day prior to each  distribution  date, as a  consequence  of this long first accrual period  some or all  interest  payments  may be  required  to be included in the stated  redemption  price of the REMIC Regular  Certificate and accounted for as original issue discount.  Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight  difference  in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

      If the  accrued  interest  to be paid on the  first  distribution  date is computed  for a period that begins  prior to the closing  date, a portion of the purchase  price paid for a REMIC  Regular  Certificate  will reflect the accrued interest. In these cases,  information returns to the certificateholders and the
IRS will take the position  that the portion of the purchase  price paid for the interest  accrued for periods  prior to the closing  date is part of the overall cost of the REMIC  Regular  Certificate,  and not a  separate  asset the cost of which is recovered  entirely out of interest  received on the next  distribution date,  and that portion of the interest paid on the first  distribution  date in excess of interest  accrued for a number of days  corresponding to the number of days from the closing date to the first  distribution date should be included in the stated redemption price of the REMIC Regular  Certificate.  However, the OID
Regulations  state that all or a portion of the accrued  interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first  distribution date. It is unclear how an election to do so would be made  under  the  OID  Regulations  and  whether  this  election  could  be made unilaterally by a certificateholder.

      Notwithstanding   the  general  definition  of  original  issue  discount,
original issue discount on a REMIC Regular  Certificate will be considered to be de minimis if it is less than 0.25% of the stated  redemption price of the REMIC
Regular  Certificate  multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular  Certificate is computed as the sum of the amounts determined,  as to each payment included in the stated redemption price of the  REMIC  Regular  Certificate,  by  multiplying  (1) the  number  of complete  years from the issue date until that  payment is  expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate.  Under the OID Regulations,  original issue discount of only a de minimis amount, other than de minimis  original issue discount  attributable to a teaser interest rate or an initial  interest  holiday,  will be included in income as each payment of stated  principal  is made,  based on the product of the total  amount of the de minimis original issue discount attributable to that certificate and a fraction, the  numerator  of  which  is  the  amount  of the  principal  payment  and  the denominator of which is the  outstanding  stated  principal  amount of the REMIC
Regular  Certificate.  The OID Regulations also would permit a certificateholder to elect to accrue de minimis  original  issue  discount  into income  currently based on a constant  yield  method.  See  "Taxation  of Owners of REMIC  Regular
Certificates--Market  Discount" for a description of this election under the OID
Regulations.

      If original issue discount on a REMIC Regular  Certificate is in excess of a de minimis  amount,  the holder of the  certificate  must  include in ordinary gross income the sum of the daily  portions of original  issue discount for each day  during its  taxable  year on which it held the REMIC  Regular  Certificate, including the purchase date but excluding the  disposition  date. In the case of an  original  holder  of a REMIC  Regular  Certificate,  the daily  portions  of original  issue  discount  will be  determined  as  described  in the  following paragraph.

      An accrual period is a period that ends on the day prior to a distribution date and begins on the first day following  the  immediately  preceding  accrual period,  except that the first accrual  period begins on the closing date. As to each accrual period,  a calculation  will be made of the portion of the original issue discount that accrued during the accrual  period.  The portion of original issue  discount that accrues in any

                                       97

accrual period will equal the excess of (1) the sum of (a) the present value, as of the end of the accrual period,  of all of the  distributions  remaining to be
made  on  the  REMIC  Regular   Certificate   in  future  periods  and  (b)  the
distributions made on the REMIC Regular Certificate during the accrual period of amounts  included in the stated  redemption  price,  over (2) the adjusted issue price of the REMIC Regular  Certificate at the beginning of the accrual  period.
The present  value of the remaining  distributions  referred to in the preceding sentence will be calculated  assuming  that  distributions  on the REMIC Regular
Certificate will be received in future periods based on the mortgage loans being prepaid  at a rate equal to the  Prepayment  Assumption,  using a discount  rate equal to the  original  yield to  maturity  of the  certificate  and taking into account  events,  including  actual  prepayments,  that have occurred before the close of the accrual period. For these purposes,  the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions  on the  certificate  will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the  Prepayment  Assumption.
The adjusted issue price of a REMIC Regular  Certificate at the beginning of any accrual period will equal the issue price of the  certificate,  increased by the aggregate  amount of original  issue  discount  that accrued with respect to the certificate  in  prior  accrual  periods,  and  reduced  by  the  amount  of any distributions  made on the  certificate  in prior  accrual  periods  of  amounts included in the stated  redemption  price. The original issue discount  accruing during  any  accrual  period  will be  allocated  ratably to each day during the accrual  period to determine  the daily portion of original  issue  discount for that day.

      If a REMIC  Regular  Certificate  issued with original  issue  discount is purchased at a cost,  excluding any portion of the cost  attributable to accrued qualified stated interest,  less than its remaining stated redemption price, the purchaser will also be required to include in gross income the daily portions of any original issue  discount for the  certificate.  However,  if the cost of the certificate is in excess of its adjusted issue price, each daily portion will be reduced in proportion  to the ratio the excess bears to the  aggregate  original issue  discount  remaining to be accrued on the REMIC Regular  Certificate.  The adjusted issue price of a REMIC Regular  Certificate on any given day equals the sum of (1) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day and (2) the daily  portions of original issue discount for all days during the accrual period prior to that day.

      Market  Discount.  A  certificateholder  that  purchases  a REMIC  Regular
Certificate  at a market  discount  will  recognize  gain upon  receipt  of each distribution  representing  stated redemption price. A REMIC Regular Certificate issued without  original  issue discount will have market  discount if purchased for  less  than  its  remaining  stated  principal  amount  and a REMIC  Regular
Certificate  issued with original  issue  discount will have market  discount if purchased  for less than its  adjusted  issue price.  Under  Section 1276 of the
Code, a certificateholder that purchases a REMIC Regular Certificate at a market discount in excess of a de minimis  amount  will be  required  to  allocate  the portion of each  distribution  representing  stated  redemption  price  first to accrued  market  discount not  previously  included in income,  and to recognize ordinary income to that extent. A certificateholder  may elect to include market discount  in income  currently  as it  accrues  rather  than  including  it on a deferred  basis.  If made, the election will apply to all market  discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.  In addition,  the OID Regulations  permit a certificateholder  to elect to accrue all  interest  and  discount  in income as interest,  and to amortize premium, based on a constant yield method. If such an election  were made with  respect to a REMIC  Regular  Certificate  with  market discount,  the  certificateholder  would be deemed to have made an  election  to include  currently  market  discount  in income  with  respect to all other debt instruments  having market discount that the  certificateholder  acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a  certificate  that is  acquired  at a premium  would be deemed to have made an election to amortize  bond premium with respect to all debt  instruments  having amortizable bond premium that the  certificateholder  owns or acquires.  Each of these  elections  to accrue  interest,  discount  and premium  with respect to a certificate  on a constant  yield  method

                                       98

or as interest  would be  irrevocable,  except with the approval of the IRS. See
"Taxation of Owners of REMIC Regular Certificates--Premium" below.

      However,  market discount with respect to a REMIC Regular Certificate will be  considered  to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining  stated  redemption price of the REMIC  Regular  Certificate  multiplied  by the number of complete  years to maturity  remaining  after the date of its purchase.  In  interpreting a similar rule  with  respect  to  original  issue  discount  on  obligations  payable  in installments,  the OID  Regulations  refer to the weighted  average  maturity of obligations, and it is likely that the same rule will be applied with respect to market discount,  presumably taking into account the Prepayment  Assumption.  If market  discount is treated as de minimis  under this rule,  it appears that the actual  discount would be treated in a manner similar to original issue discount of a de minimis  amount.  This treatment would result in discount being included in income at a slower  rate than  discount  would be  required to be included in income  using the  method  described  above.  See  "Taxation  of Owners of REMIC
Regular Certificates--Original Issue Discount" above.

      Section  1276(b)(3)  of the  Code  specifically  authorizes  the  Treasury
Department to issue  regulations  providing  for the method for accruing  market discount on debt instruments, the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury Department, the rules described in the Committee  Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option:

      (1)   on the basis of a constant yield method,

      (2)   in the case of a REMIC Regular  Certificate  issued without original issue discount,  in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest  remaining to be paid on the REMIC  Regular  Certificate  as of the  beginning of the accrual period, or

      (3)   in the case of a REMIC  Regular  Certificate  issued  with  original issue discount,  in an amount that bears the same ratio to the total remaining  market discount as the original issue discount accrued in the  accrual  period  bears to the  total  original  issue  discount remaining on the REMIC Regular  Certificate  at the beginning of the accrual period.

      Moreover,  the Prepayment  Assumption  used in calculating  the accrual of original  issue  discount  is also used in  calculating  the  accrual  of market discount.  Because the  regulations  referred to in this paragraph have not been issued,  it is not possible to predict what effect these  regulations might have on the tax treatment of a REMIC Regular  Certificate  purchased at a discount in the secondary market.

      To the extent that REMIC Regular Certificates provide for monthly or other periodic  distributions  throughout their term, the effect of these rules may be to require  market  discount  to be  includible  in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original  issue  discount.  Moreover,  in any event a holder of a REMIC  Regular
Certificate  generally  will be  required  to treat a portion of any gain on the sale or exchange  of the  certificate  as  ordinary  income to the extent of the market discount  accrued to the date of disposition  under one of these methods, less any accrued market discount previously reported as ordinary income.

      Further,  under  Section  1277 of the  Code a  holder  of a REMIC  Regular
Certificate  may be required to defer a portion of its interest  deductions  for the taxable  year  attributable  to any  indebtedness  incurred or  continued to purchase or carry a REMIC Regular  Certificate  purchased with market  discount.
For these  purposes,  the de minimis rule applies.  Any such  deferred  interest expense  would not exceed the

                                      99

market discount that accrues during the taxable year and is, in general, allowed as a  deduction  not  later  than the  year in  which  the  market  discount  is includible in income.  If a holder elects to include  market  discount in income currently  as it accrues  on all market  discount  instruments  acquired  by the holder in that taxable year or later taxable years,  the interest  deferral rule will not apply.

      Premium. A REMIC Regular  Certificate  purchased at a cost,  excluding any portion of the cost attributable to accrued  qualified stated interest,  greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize  the premium  under the  constant  yield method over the life  of the  certificate.  If  made,  the  election  will  apply  to  all  debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument,  rather than as a separate interest deduction.  The
OID Regulations also permit certificateholders to elect to include all interest, discount  and  premium  in income  based on a  constant  yield  method,  further treating the  certificateholder  as having made the election to amortize premium generally. The Committee Report states that the same rules that apply to accrual of market discount,  which rules will require use of a Prepayment  Assumption in accruing  market  discount  with respect to REMIC Regular  Certificates  without regard to whether the certificates have original issue discount, will also apply in  amortizing  bond premium  under  Section 171 of the Code.  See  "Taxation of
Owners of REMIC Regular Certificates--Market Discount" above.

      Realized Losses.  Under Section 166 of the Code, both corporate holders of the REMIC Regular  Certificates  and  noncorporate  holders of the REMIC Regular
Certificates  that  acquire  the  certificates  in  connection  with a trade  or business should be allowed to deduct,  as ordinary losses,  any losses sustained during a taxable  year in which their  certificates  become  wholly or partially worthless as the result of one or more  realized  losses on the mortgage  loans.
However,  it appears  that a  noncorporate  holder that does not acquire a REMIC
Regular  Certificate in connection with a trade or business will not be entitled to deduct a loss under  Section 166 of the Code until the  holder's  certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

      Each  holder of a REMIC  Regular  Certificate  will be  required to accrue interest and original  issue discount with respect to the  certificate,  without giving  effect to any  reduction in  distributions  attributable  to defaults or delinquencies  on the mortgage  loans or the  certificate  underlying  the REMIC
Certificates,  as the case may be,  until it can be  established  the  reduction ultimately  will not be recoverable.  As a result,  the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic  income  actually  realized by that holder in the period.
Although the holder of a REMIC Regular  Certificate  eventually will recognize a loss or  reduction in income  attributable  to  previously  accrued and included income that as the result of a realized  loss  ultimately  will not be realized, the law is unclear  with  respect to the  timing and  character  of this loss or reduction in income.

      Taxation of Owners of REMIC Residual Certificates

      General.  Although a REMIC is a separate  entity  for  federal  income tax purposes, a REMIC is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions.  Rather, the taxable income or net loss of a REMIC is  generally  taken  into  account  by the holder of the
REMIC Residual Certificates.  Accordingly,  the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual  Certificates were treated for federal income tax purposes as direct ownership  interests in the mortgage loans or as debt instruments  issued by the REMIC. See "--Prohibited Transactions Tax and Other Taxes" below.

                                      100

      A holder of a REMIC  Residual  Certificate  generally  will be required to report its daily portion of the taxable  income or,  subject to the  limitations noted in this  discussion,  the net  loss of the  REMIC  for  each day  during a calendar quarter that the holder owned the REMIC Residual Certificate.  For this purpose,  the taxable  income or net loss of the REMIC will be allocated to each day in the  calendar  quarter  ratably  using a 30 days  per  month/90  days per quarter/360 days per year convention  unless otherwise  disclosed in the related prospectus  supplement.  The daily  amounts so allocated  will then be allocated among the REMIC Residual  Certificateholders  in proportion to their  respective ownership  interests  on that day.  Any amount  included in the gross  income or allowed  as a loss of any  REMIC  Residual  Certificateholder  by virtue of this paragraph will be treated as ordinary  income or loss. The taxable income of the
REMIC will be determined  under the rules  described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual  Certificateholders without regard to the  timing or amount of cash  distributions  by the  REMIC.  Ordinary income derived from REMIC  Residual  Certificates  will be portfolio  income for purposes of the taxation of taxpayers  subject to limitations  under Section 469 of the Code on the deductibility of passive losses.

      A holder of a REMIC Residual  Certificate  that purchased the  certificate from a prior holder of that  certificate  also will be required to report on its federal  income tax return amounts  representing  its daily share of the taxable income,  or net loss, of the REMIC for each day that it holds the REMIC Residual
Certificate.  Those daily  amounts  generally  will equal the amounts of taxable income or net loss. The Committee  Report  indicates that some  modifications of the general  rules may be made,  by  regulations,  legislation  or  otherwise to reduce,  or  increase,  the income of a REMIC  Residual  Certificateholder  that purchased the REMIC Residual  Certificate from a prior holder of the certificate at a price greater than, or less than,  the adjusted  basis,  the REMIC Residual
Certificate  would  have  had  in  the  hands  of  an  original  holder  of  the certificate.  The  REMIC  Regulations,  however,  do not  provide  for any  such modifications.

      Any  payments  received  by a holder of a REMIC  Residual  Certificate  in connection with the acquisition of the REMIC Residual  Certificate will be taken into  account in  determining  the income of the holder for  federal  income tax purposes.  Although  it  appears  likely  that  any of these  payments  would be includible  in income  immediately  upon its receipt,  the IRS might assert that these  payments  should  be  included  in  income  over  time  according  to  an amortization schedule or according to another method. Because of the uncertainty
concerning  the  treatment  of  these   payments,   holders  of  REMIC  Residual
Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

      The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability  associated with the income,  may exceed the amount of cash  distributions  received  from the REMIC for the  corresponding  period.
Consequently,  REMIC  Residual  Certificateholders  should have other sources of funds  sufficient  to pay any  federal  income  taxes  due as a result  of their ownership of REMIC Residual  Certificates or unrelated  deductions against which income may be offset,  subject to the rules relating to excess  inclusions,  and
noneconomic   residual  interests  discussed  at  "-Noneconomic  REMIC  Residual
Certificates."  The  fact  that the tax  liability  associated  with the  income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual  Certificateholders  for the corresponding period may  significantly  adversely  affect  the  REMIC  Residual  Certificateholders'
after-tax rate of return.  This disparity  between income and  distributions may not be offset by  corresponding  losses or reductions of income  attributable to the REMIC Residual  Certificateholder  until subsequent tax years and, then, may not be completely  offset due to changes in the Code,  tax rates or character of the income or loss.

      Taxable  Income of the REMIC.  The taxable  income of the REMIC will equal the  income  from the  mortgage  loans  and other  assets of the REMIC  plus any cancellation of indebtedness  income due to

                                      101

the  allocation  of  realized  losses to REMIC  Regular  Certificates,  less the deductions allowed to the REMIC for interest,  including original issue discount and  reduced by any  premium on  issuance,  on the REMIC  Regular  Certificates, whether or not  offered by the  prospectus,  amortization  of any premium on the mortgage  loans,  bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

      For purposes of  determining  its taxable  income,  the REMIC will have an initial  aggregate  basis in its assets  equal to the sum of the issue prices of all  REMIC  Certificates,  or if a  class  of  REMIC  Certificates  is not  sold initially, their fair market values. The aggregate basis will be allocated among the  mortgage  loans and the other  assets of the REMIC in  proportion  to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under  "--Taxation of Owners of
REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC
Certificate  received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of the  interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

      Subject to possible  application  of the de minimis  rules,  the method of accrual by the REMIC of  original  issue  discount  income  and market  discount income with respect to mortgage  loans that it holds will be  equivalent  to the method for accruing  original issue discount income for holders of REMIC Regular
Certificates.  However,  a REMIC that acquires  loans at a market  discount must include the market discount in income  currently,  as it accrues,  on a constant yield basis.  See  "--Taxation of Owners of REMIC Regular  Certificates"  above, which describes a method for accruing  discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

      A mortgage loan will be deemed to have been acquired with either  discount or premium to the extent that the REMIC's  basis in the mortgage  loan is either less than or greater than its stated  redemption  price.  Any  discount  will be includible  in the income of the REMIC as it  accrues,  in advance of receipt of the cash  attributable  to the  income,  under a method  similar  to the  method described  above for  accruing  original  issue  discount  on the REMIC  Regular
Certificates.  It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans.  Premium on any mortgage loan to which the  election  applies  may be  amortized  under a constant  yield method, presumably taking into account a Prepayment Assumption.

      A REMIC will be allowed deductions for interest,  including original issue discount,  on the REMIC  Regular  Certificates,  whether or not  offered by this prospectus, equal to the deductions that would be allowed if these REMIC Regular
Certificates  were  indebtedness  of the REMIC.  Original issue discount will be considered to accrue for this purpose as described  above under  "--Taxation  of
Owners of REMIC Regular  Certificates--Original Issue Discount," except that the de minimis  rule and the  adjustments  for  subsequent  holders  of these  REMIC
Regular Certificates will not apply.

      Issue  premium  is the  excess  of the  issue  price  of a  REMIC  Regular
Certificate  over its  stated  redemption  price.  If a class  of REMIC  Regular
Certificates is issued with issue premium, the net amount of interest deductions that  are  allowed  the  REMIC  in  each  taxable  year  for the  REMIC  Regular
Certificates  of that class will be reduced by an amount equal to the portion of the issue  premium  that is  considered  to be amortized or repaid in that year.
Although the matter is not entirely clear, it is likely that issue premium would be amortized  under a constant yield method in a manner  analogous to the method of accruing original issue discount  described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

                                      102

      Subject  to the  exceptions  described  in the  following  sentences,  the taxable  income of a REMIC will be determined in the same manner as if the REMIC were an  individual  having the calendar  year as its taxable year and using the accrual  method  of  accounting.  However,  no item  of  income,  gain,  loss or deduction allocable to a prohibited  transaction will be taken into account. See
"--Prohibited Transactions Tax and Other Taxes" below.

      Further,  the limitation on miscellaneous  itemized  deductions imposed on individuals  by Section 67 of the Code,  allowing these  deductions  only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income,  will not be  applied  at the REMIC  level and the REMIC will be allowed deductions  for servicing,  administrative  and other  non-interest  expenses in determining its taxable  income.  These expenses will be allocated as a separate item to the holders of REMIC Certificates,  subject to the limitation of Section
67 of the Code. If the  deductions  allowed to the REMIC exceed its gross income for a calendar  quarter,  the excess will be the net loss for the REMIC for that
calendar  quarter.  See  "--Possible   Pass-Through  of  Miscellaneous  Itemized
Deductions" below.

      Basis Rules, Net Losses and  Distributions.  The adjusted basis of a REMIC
Residual  Certificate  will be equal to the amount  paid for the REMIC  Residual
Certificate,  increased by amounts  included in the income of the REMIC Residual
Certificateholder and decreased,  but not below zero, by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

      A REMIC Residual Certificateholder is not allowed to take into account any net loss for any  calendar  quarter to the extent the net loss exceeds the REMIC
Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter, determined without regard to the net loss.
Any loss that is not currently  deductible by reason of this  limitation  may be carried forward  indefinitely to future  calendar  quarters and,  subject to the same  limitation,  may be used only to  offset  income  from the REMIC  Residual
Certificate.  The  ability of REMIC  Residual  Certificateholders  to deduct net losses may be  subject to  additional  limitations  under the Code,  as to which
REMIC Residual Certificateholders should consult their tax advisors.

      Any  distribution  on a REMIC  Residual  Certificate  will be treated as a non-taxable  return of capital  to the  extent it does not  exceed the  holder's adjusted basis in the REMIC Residual  Certificate.  To the extent a distribution on a REMIC Residual  Certificate exceeds this adjusted basis, it will be treated as gain  from the  sale of the  REMIC  Residual  Certificate.  Holders  of REMIC
Residual  Certificates may be entitled to distributions early in the term of the related  REMIC under  circumstances  in which their bases in the REMIC  Residual
Certificates  will not be  sufficiently  large  that the  distributions  will be treated as  nontaxable  returns of capital.  Their  bases in the REMIC  Residual
Certificates  will  initially  equal  the  amount  paid for the  REMIC  Residual
Certificates  and will be  increased by the REMIC  Residual  Certificateholders'
allocable shares of taxable income of the REMIC. However,  these bases increases may not occur until the end of the calendar  quarter,  or perhaps the end of the calendar  year,  with respect to which the REMIC taxable  income is allocated to the  REMIC  Residual  Certificateholders.  To  the  extent  the  REMIC  Residual
Certificateholders'  initial bases are less than the  distributions to the REMIC
Residual  Certificateholders,  and increases in initial bases either occur after the  distributions  or,  together  with their initial  bases,  are less than the amount of the  distributions,  gain  will be  recognized  by the REMIC  Residual
Certificateholders  on these  distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

      The effect of these rules is that a REMIC Residual  Certificateholder  may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis  through  distributions,  through the  deduction  of any net losses of the
REMIC or upon the sale of its REMIC Residual Certificate.  See "--Sales of REMIC
Certificates" Below.

                                      103

      For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual  Certificate other than an original holder in order to reflect any difference between the cost of the REMIC
Residual  Certificate to the REMIC Residual  Certificateholder  and the adjusted basis the REMIC  Residual  Certificate  would  have in the hands of an  original holder.  See  "--Taxation  of  Owners of REMIC  Residual  Certificates--General"
above.

      Excess Inclusions.  Any excess inclusions with respect to a REMIC Residual
Certificate will be subject to federal income tax in all events.

      In  general,  the  excess  inclusions  with  respect  to a REMIC  Residual
Certificate for any calendar quarter will be the excess, if any, of

      (1)   the daily  portions of REMIC taxable  income  allocable to the REMIC
            Residual Certificate over

      (2)   the sum of the daily  accruals  for each day during the quarter that the  REMIC  Residual  Certificate  was  held by the  REMIC  Residual
            Certificateholder.

      The  daily  accruals  of  a  REMIC  Residual   Certificateholder  will  be
determined  by  allocating  to each day during a calendar  quarter  its  ratable portion  of the  product  of the  adjusted  issue  price of the  REMIC  Residual
Certificate  at the beginning of the calendar  quarter and 120% of the long-term
Federal rate in effect on the closing date. For this purpose, the adjusted issue price  of a REMIC  Residual  Certificate  as of the  beginning  of any  calendar quarter  will be equal to the  issue  price of the REMIC  Residual  Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC Residual
Certificate  before the  beginning of that  quarter.  The issue price of a REMIC
Residual Certificate is the initial offering price to the public, excluding bond houses  and  brokers,  at  which a  substantial  amount  of the  REMIC  Residual
Certificates  were sold.  The  long-term  Federal  rate is an average of current yields on Treasury  securities with a remaining term of greater than nine years, computed  and  published  monthly by the IRS.  Although  it has not done so, the
Treasury has authority to issue  regulations  that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the
REMIC Residual Certificates are considered to have significant value.

      For REMIC Residual Certificateholders, an excess inclusion:

      (1)   will not be  permitted  to be offset by  deductions,  losses or loss carryovers from other activities,

      (2)   will be treated as unrelated business taxable income to an otherwise tax-exempt organization and

      (3)   will not be eligible for any rate  reduction or exemption  under any applicable  tax  treaty  with  respect  to  the  30%  United  States
            withholding   tax  imposed  on   distributions   to  REMIC  Residual
            Certificateholders   that  are  foreign  investors.   See,  however,
            "--Foreign Investors in REMIC Certificates" below.

      Furthermore,   for  purposes  of  the  alternative   minimum  tax,  excess
inclusions  will  not be  permitted  to be  offset  by the  alternative  tax net operating loss deduction and alternative  minimum taxable income may not be less than the  taxpayer's  excess  inclusions.  The  latter  rule has the  effect  of preventing  nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

                                      104

      In the  case of any  REMIC  Residual  Certificates  held by a real  estate investment  trust,  the aggregate  excess  inclusions  with respect to the REMIC
Residual  Certificates,  as  reduced,  but not below  zero,  by the real  estate investment trust taxable income, will be allocated among the shareholders of the trust in  proportion  to the  dividends  received by the  shareholders  from the trust,  and any amount so allocated will be treated as an excess  inclusion with respect to a REMIC Residual  Certificate as if held directly by the shareholder.
"Real estate investment trust taxable income" is defined by Section 857(b)(2) of the Code,  and as used in the prior  sentence  does not  include any net capital gain.  Treasury  regulations  yet to be issued  could  apply a  similar  rule to regulated investment companies,  common trust funds and cooperatives;  the REMIC
Regulations currently do not address this subject.

      Noneconomic  REMIC  Residual  Certificates.  Under the REMIC  Regulations,
transfers of "noneconomic"  REMIC Residual  Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the  transferor  to impede the  assessment  or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any  taxes  due with  respect  to the  income  on the  "non-economic"  REMIC
Residual  Certificate.  The  REMIC  Regulations  provide  that a REMIC  Residual
Certificate is non-economic  unless,  based on the Prepayment  Assumption and on any required or permitted clean up calls, or required  liquidation  provided for in the REMIC's organizational  documents,  (1) the present value of the expected future  distributions  (discounted  using  the  "applicable  Federal  rate"  for obligations  whose term ends on the close of the last  quarter  in which  excess
inclusions   are  expected  to  accrue  with  respect  to  the  REMIC   Residual
Certificate,  which rate is computed  and  published  monthly by the IRS) on the
REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions,  and (2) the transferor reasonably expects that the  transferee  will  receive  distributions  with  respect  to the  REMIC
Residual  Certificate  at or after the time the taxes accrue on the  anticipated excess  inclusions  in an  amount  sufficient  to  satisfy  the  accrued  taxes.
Accordingly,  all transfers of REMIC Residual  Certificates  that may constitute non-economic  residual interests will be subject to restrictions under the terms of the related  pooling and servicing  agreement that are intended to reduce the possibility  of any such transfer being  disregarded.  These  restrictions  will require each party to a transfer to provide an affidavit  that no purpose of the
transfer  is  to  impede  the   assessment  or  collection  of  tax,   including
representations as to the financial condition of the prospective transferee,  as to which the transferor is also required to make a reasonable  investigation  to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

      The IRS has issued  final  REMIC  regulations  that add to the  conditions necessary to assure that a transfer of a non-economic residual interest would be respected.  The additional conditions require that in order to qualify as a safe harbor transfer of a residual,  the transferee  represent that it will not cause the income "to be attributable  to a foreign  permanent  establishment  or fixed base (within the meaning of an applicable  income tax treaty) of the  transferee or another U.S.  taxpayer" and either (i) the amount  received by the transferee be no less on a  present  value  basis  than  the  present  value of the net tax detriment  attributable to holding the residual  interest reduced by the present value of the projected  payments to be received on the residual interest or (ii)
the transfer is to a domestic  taxable  corporation with specified large amounts of gross  and net  assets  and  that  meets  certain  other  requirements  where agreement  is  made  that  all  future  transfers  will be to  taxable  domestic corporations in transactions that qualify for the same "safe harbor"  provision.
Eligibility for the safe harbor requires, among other things, that the facts and circumstances  known to the transferor at the time of transfer not indicate to a reasonable  person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer  specifically  mentioned as negating  eligibility.  Prior to  purchasing  a REMIC  Residual  Certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual  Certificate  by such a purchaser to another  purchaser at some future day may be disregarded in accordance  with the above described rules which would result in the retention of tax liability by that purchaser.

                                      105

      The related  prospectus  supplement  will disclose  whether  offered REMIC
Residual Certificates may be considered noneconomic residual interests under the
REMIC Regulations;  provided, however, that any disclosure that a REMIC Residual
Certificate will not be considered  noneconomic will be based upon  assumptions, and the depositor will make no representation that a REMIC Residual  Certificate will not be considered  noneconomic  for purposes of the rules  described in the preceding  paragraph.  See  "--Foreign  Investors  in REMIC  Certificates--REMIC
Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

      On May 11, 2004, the Internal  Revenue  Service  issued final  regulations relating to the federal  income tax treatment of  "inducement  fees" received by transferees of non-economic REMIC residual  interests.  The regulations  provide tax  accounting  rules  for  the  inclusion  of  such  fees  in  income  over an appropriate  period,  and clarify that  inducement  fees  represent  income from sources within the United  States.  These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative  guidance addressing the procedures by which transferees of such REMIC residual  interests may obtain consent to change the method of accounting  for REMIC  inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual  certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

      Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment,  must be marked to market in  accordance  with the  applicable  Code provision  and the related  regulations.  Under  Treasury  regulations,  a REMIC
Residual  Certificate is not treated as a security and thus may not be marked to market.

      Possible  Pass-Through  of  Miscellaneous  Itemized  Deductions.  Fees and
expenses of a REMIC  generally  will be  allocated to the holders of the related
REMIC Residual  Certificates.  The  applicable  Treasury  regulations  indicate, however,  that in the case of a REMIC that is similar to a single class  grantor trust,  all or a portion of these fees and  expenses  should be allocated to the holders  of the  related  REMIC  Regular  Certificates.  Except as stated in the related  prospectus  supplement,  these fees and  expenses  will be allocated to holders of the related REMIC Residual  Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

      With respect to REMIC Residual  Certificates or REMIC Regular Certificates
the holders of which  receive an  allocation  of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a pass-through  entity  beneficially owned by one or more individuals, estates or trusts,

      o     an amount equal to the  individual's,  estate's or trust's  share of the fees and  expenses  will be added  to the  gross  income  of the holder, and

      o     the individual's, estate's or trust's share of the fees and expenses will be  treated as a  miscellaneous  itemized  deduction  allowable subject to the limitation of Section 67 of the Code.

      Section 67 of the Code permits  these  deductions  only to the extent they exceed in the aggregate two percent of a taxpayer's  adjusted  gross income.  In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise  allowable for an individual  whose  adjusted  gross income  exceeds a specified  amount  will be  reduced by the lesser of (1) 3% of the excess of the individual's  adjusted gross income over that amount or (2) 80% of the amount of itemized  deductions  otherwise  allowable for the taxable  year.  The amount of additional  taxable  income  reportable  by  REMIC  Certificateholders  that are subject to the limitations of either Section 67 or Section 68 of the Code may be

                                      106

substantial.  Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual,  estate or trust, or a pass-through  entity  beneficially owned by one or more individuals,  estates or trusts,  no  deduction  will be allowed for the  holder's  allocable  portion of servicing fees and other  miscellaneous  itemized  deductions of the REMIC, even though an amount  equal to the amount of the fees and other  deductions  will be included in the holder's gross income. Accordingly, these REMIC Certificates may
not  be  appropriate  investments  for  individuals,   estates,  or  trusts,  or
pass-through entities beneficially owned by one or more individuals,  estates or trusts.  Prospective  investors should consult with their own tax advisors prior to making an investment in the certificates.

      Sales of REMIC  Certificates.  If a REMIC Certificate is sold, the selling
Certificateholder  will recognize  gain or loss equal to the difference  between the amount realized on the sale and its adjusted basis in the REMIC Certificate.
The adjusted basis of a REMIC Regular Certificate generally will be:

      o     equal   the  cost  of  the   REMIC   Regular   Certificate   to  the
            certificateholder,

      o     increased by income reported by such  certificateholder with respect to the REMIC Regular Certificate,  including original issue discount and market discount income, and

      o     reduced,  but not below zero, by  distributions on the REMIC Regular
            Certificate received by the  certificateholder  and by any amortized premium.

      The adjusted basis of a REMIC Residual  Certificate  will be determined as described  under  "--Taxation  of Owners of REMIC  Residual  Certificates--Basis
Rules, Net Losses and  Distributions."  Except as provided in the following four paragraphs,  gain or loss from the sale of a REMIC  Certificate  will be capital gain or loss,  provided the REMIC  Certificate is held as a capital asset within the meaning of Section 1221 of the Code.

      Gain from the sale of a REMIC Regular  Certificate that might otherwise be capital gain will be treated as ordinary  income to the extent the gain does not exceed the excess,  if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate  assuming that income had  accrued  thereon at a rate equal to 110% of the  applicable  Federal rate,  determined as of the date of purchase of the REMIC  Regular  Certificate, over (2) the amount of  ordinary  income  actually  includible  in the  seller's income prior to the sale.  In addition,  gain  recognized on the sale of a REMIC
Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market  discount  will be taxable as ordinary  income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder,  reduced by any market discount included in income under the  rules  described  above  under  "--Taxation  of  Owners  of  REMIC  Regular
Certificates--Market Discount" and "--Premium."

      REMIC Certificates will be evidences of indebtedness within the meaning of
Section  582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC  Certificate  by a bank or  thrift  institution  to which  this  section applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC  Regular  Certificate  that might  otherwise be capital gain may be treated as ordinary income to the extent that the  certificate  is held as part of a  conversion  transaction  within the meaning  of  Section  1258 of the Code.  A  conversion  transaction  includes  a transaction in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate  market risk, if substantially  all of the taxpayer's  return is  attributable  to the time value of the taxpayer's net investment  in the  transaction.  The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the  taxpayer's net investment at 120% of the  appropriate  applicable

                                      107

Federal rate at the time the taxpayer  enters into the  conversion  transaction, subject to  appropriate  reduction  for prior  inclusion  of interest  and other ordinary income items from the transaction.

      Finally,  a taxpayer  may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net  investment  income for the taxable year,  for purposes of the rule that limits the deduction of interest on indebtedness  incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Except as may be provided in Treasury regulations yet to be issued, if the
seller  of  a  REMIC   Residual   Certificate   reacquires  the  REMIC  Residual
Certificate,  or acquires any other residual  interest in a REMIC or any similar interest in a taxable  mortgage pool, as defined in Section 7701(i) of the Code, during the period beginning six months before,  and ending six months after, the date of the sale,  such sale will be  subject  to the wash sale rules of Section
1091 of the  Code.  In that  event,  any loss  realized  by the  REMIC  Residual
Certificateholder on the sale will not be deductible,  but instead will be added to the REMIC Residual  Certificateholder's adjusted basis in the newly- acquired asset.

      Losses  on the  sale  of a  REMIC  Residual  Certificate  in  excess  of a threshold  amount  (which  amount  could need to be  aggregated  with similar or previous  losses)  may  require  disclosure  of such  loss on an IRS Form  8886.
Investors  should  consult  with their tax  advisors as to the need to file such form.

      Prohibited  Transactions  And Other Possible  REMIC Taxes.  In the event a
REMIC  engages in a prohibited  transaction,  the Code imposes a 100% tax on the income  derived  by the REMIC  from the  prohibited  transaction.  A  prohibited transaction  may occur upon the  disposition  of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted  investments, the receipt of  compensation  for services,  or gain from the  disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending  distribution on the REMIC Certificates.  It is not anticipated that any
REMIC will engage in any prohibited  transactions  in which it would recognize a material amount of net income.

      In  addition,  a  contribution  to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed  property.  Each pooling and servicing  agreement will include provisions  designed to prevent the acceptance of any contributions that would be subject to this tax.

      REMICs  also are subject to federal  income tax at the  highest  corporate rate on net income from  foreclosure  property,  determined  by reference to the rules applicable to real estate investment  trusts.  Net income from foreclosure property  generally  means gain from the sale of a foreclosure  property that is inventory  property  and gross  income  from  foreclosure  property  other  than qualifying rents and other qualifying income for a real estate investment trust.
It is not anticipated  that any REMIC will recognize net income from foreclosure property subject to federal income tax.

      To the extent  permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the closing date,  tax on net income from  foreclosure  property or state or local income or franchise  tax that may be  imposed  on the REMIC  will be borne by the  related master  servicer or trustee in either case out of its own funds,  provided  that the master servicer or the trustee has sufficient  assets to do so, and provided that the tax arises out of a breach of the master  servicer's  or the  trustee's obligations under the related pooling and servicing  agreement and in respect of compliance with applicable laws and regulations. Any of these taxes not borne by the master  servicer or the trustee  will be charged  against the related  trust fund resulting in a reduction in amounts payable to holders of the related REMIC
Certificates.

                                      108

      Tax And  Restrictions  on  Transfers  of REMIC  Residual  Certificates  to
Certain  Organizations.  If a REMIC  Residual  Certificate  is  transferred to a disqualified  organization,  a tax would be  imposed  in an amount  equal to the product of:

      o     the present value,  discounted using the applicable Federal rate for obligations  whose  term  ends on the close of the last  quarter  in which excess  inclusions  are expected to accrue with respect to the
            REMIC  Residual   Certificate,   of  the  total  anticipated  excess
            inclusions  with  respect  to the  REMIC  Residual  Certificate  for periods after the transfer and

      o     the  highest   marginal   federal  income  tax  rate  applicable  to
            corporations.

      The anticipated  excess  inclusions must be determined as of the date that the REMIC Residual  Certificate is transferred  and must be based on events that have occurred up to the time of the transfer,  the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the
REMIC's organizational  documents. The tax would be imposed on the transferor of the REMIC  Residual  Certificate,  except that where the  transfer is through an agent for a disqualified  organization,  the tax would instead be imposed on the agent.  However, a transferor of a REMIC Residual  Certificate would in no event be liable for the tax with respect to a transfer if the transferee  furnishes to
the   transferor  an  affidavit  that  the  transferee  is  not  a  disqualified organization  and, as of the time of the transfer,  the transferor does not have actual  knowledge  that the  affidavit  is false.  Moreover,  an entity will not qualify as a REMIC unless there are reasonable  arrangements  designed to ensure that

      o     residual  interests  in the  entity  are not  held  by  disqualified organizations and

      o     information  necessary  for the  application  of the  tax  described herein will be made available. Restrictions on the transfer of REMIC
            Residual Certificates and other provisions that are intended to meet this  requirement  will be included  in the  pooling  and  servicing agreement,  and  will be  discussed  more  fully  in any  prospectus
            supplement   relating  to  the   offering  of  any  REMIC   Residual
            Certificate.

      In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record  holder of an interest  in the entity,  then a tax will be imposed on the entity  equal to the product of (1) the amount of excess  inclusions  on the
REMIC  Residual   Certificate   that  are  allocable  to  the  interest  in  the
pass-through  entity held by the  disqualified  organization and (2) the highest marginal federal income tax rate imposed on corporations.  A pass-through entity will not be subject to this tax for any period,  however,  if each record holder of an interest in the pass-through entity furnishes to the pass-through entity

      o     the holder's  social security number and a statement under penalties of  perjury  that the social  security  number is that of the record holder or

      o     a statement under penalties of perjury that the record holder is not a  disqualified  organization.  Notwithstanding  the  preceding  two sentences,  in the case of a REMIC Residual  Certificate  held by an electing large  partnership,  as defined in Section 775 of the Code, all  interests  in the  partnership  shall  be  treated  as  held by disqualified  organizations,  without  regard to whether  the record holders  of the  partnership  furnish  statements  described  in the preceding sentence,  and the amount that is subject to tax under the second  preceding  sentence is excluded from the gross income of the partnership  allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partnership.

                                      109

For these purposes, a disqualified organization means:

      o     the United States, any State or political  subdivision  thereof, any foreign government, any international organization, or any agency or
            instrumentality   of  the   foregoing,   not   including,   however,
            instrumentalities  described in Section  168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

      o     any organization,  other than a cooperative described in Section 521 of the Code,  that is exempt from federal  income tax,  unless it is subject to the tax imposed by Section 511 of the Code or

      o     any organization described in Section 1381(a)(2)(C) of the Code.

      For these purposes,  a pass-through entity means any regulated  investment company,  real estate  investment  trust,  trust,  partnership  or other  entity described in Section 860E(e)(6)(B) of the Code. In addition, a person holding an interest in a  pass-through  entity as a nominee for another  person will,  with respect to the interest, be treated as a pass-through entity.

      Termination.  A REMIC will terminate  immediately  after the  distribution date  following  receipt  by the REMIC of the final  payment  in  respect of the mortgage  loans or upon a sale of the REMIC's  assets  following the adoption by the REMIC of a plan of complete  liquidation.  The last  distribution on a REMIC
Regular  Certificate  will be  treated  as a  payment  in  retirement  of a debt
instrument.  In  the  case  of  a  REMIC  Residual  certificate,   if  the  last
distribution  on the REMIC Residual  Certificate is less than the REMIC Residual
Certificateholder's  adjusted  basis  in the  Certificate,  the  REMIC  Residual
Certificateholder  should,  but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

      Reporting  And Other  Administrative  Matters.  Solely for purposes of the administrative  provisions  of  the  Code,  the  REMIC  will  be  treated  as  a partnership and REMIC Residual  Certificateholders  will be treated as partners.
The trustee or other party specified in the related  prospectus  supplement will file REMIC federal income tax returns on behalf of the related REMIC,  and under the terms of the related  pooling and  servicing  agreement,  will either (1) be irrevocably  appointed by the holders of the largest percentage  interest in the related REMIC Residual  Certificates as their agent to perform all of the duties of the tax matters  person with respect to the REMIC in all respects or (2) will be  designated  as and will act as the tax matters  person  with  respect to the related  REMIC in all respects and will hold at least a nominal  amount of REMIC
Residual Certificates.

      The  trustee,  as the tax  matters  person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally  will have the  authority  to act on behalf of the REMIC and the REMIC
Residual  Certificateholders  in connection with the administrative and judicial review of items of income,  deduction, gain or loss of the REMIC, as well as the
REMIC's  classification.  REMIC  Residual  Certificateholders  generally will be required to report such REMIC items  consistently  with their  treatment  on the
REMIC's  tax  return  and may be bound by a  settlement  agreement  between  the
Trustee,  as either tax matters  person or as agent for the tax matters  person, and the IRS  concerning  any REMIC item  subject to that  settlement  agreement.
Adjustments  made  to  the  REMIC  tax  return  may  require  a  REMIC  Residual
Certificateholder to make corresponding  adjustments on its return, and an audit of the REMIC's tax return,  or the  adjustments  resulting from an audit,  could result in an audit of a REMIC Residual  Certificateholder's  return.  Any person that holds a REMIC  Residual  Certificate as a nominee for another person may be required  to  furnish  the  REMIC,  in a  manner  to  be  provided  in  Treasury regulations, with the name and address of the person and other information.

                                      110

      Reporting of interest income,  including any original issue discount, with respect to REMIC Regular Certificates is required annually,  and may be required more frequently under Treasury regulations.  These information reports generally are required to be sent to individual holders of REMIC regular interests and the
IRS;  holders  of REMIC  Regular  Certificates  that are  corporations,  trusts, securities dealers and some other  non-individuals will be provided interest and original issue discount income  information and the information set forth in the following  paragraph  upon request in accordance  with the  requirements  of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the  information  was  requested,  or two weeks  after the receipt of the  request.  The REMIC must also comply with rules requiring a REMIC Regular  Certificate  issued with original  issue  discount to disclose on its face the amount of original  issue  discount and the issue date, and requiring the information to be reported to the IRS.  Reporting with respect to  the  REMIC  Residual  Certificates,  including  income,  excess  inclusions, investment  expenses and relevant  information  regarding  qualification  of the
REMIC's  assets  will  be made  as  required  under  the  Treasury  regulations, generally on a quarterly basis.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition,  the reports will include information required by  regulations  with respect to computing  the accrual of any market  discount.
Because exact  computation of the accrual of market discount on a constant yield method would require  information  relating to the holder's  purchase price that the REMIC may not have,  Treasury  regulations  only  require  that  information pertaining to the appropriate  proportionate  method of accruing market discount be provided.  See  "--Taxation  of Owners of REMIC Regular  Certificates--Market
Discount."

      The responsibility  for complying with the foregoing  reporting rules will be borne by the Trustee or other  party  designated  in the  related  prospectus supplement.

      Backup  Withholding  With  Respect  to  REMIC  Certificates.  Payments  of
interest and  principal,  as well as payments of proceeds from the sale of REMIC
Certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients of the payments fail to furnish to the payor  information including their taxpayer  identification numbers, or otherwise fail to establish an exemption from the backup  withholding tax. Any amounts deducted and withheld from a  distribution  to a  recipient  would be allowed as a credit  against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply  information but that does not do so in the proper manner.

      Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder
that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect  connection to the United States in addition to its  ownership  of a REMIC  Regular  Certificate,  will not be subject to United
States federal income or withholding tax in respect of a distribution on a REMIC
Regular  Certificate,  provided that the holder complies to the extent necessary with identification requirements including delivery of a statement signed by the
certificateholder   under   penalties   of   perjury,    certifying   that   the
certificateholder  is not a United  States  Person  and  providing  the name and address of the  certificateholder.  The IRS may assert  that the  foregoing  tax exemption should not apply with respect to a REMIC Regular Certificate held by a
REMIC  Residual  Certificateholder  that owns  directly or  indirectly  a 10% or greater  interest  in the REMIC  Residual  Certificates.  If the holder does not qualify for exemption,  distributions  of interest,  including  distributions in respect of accrued  original issue  discount,  to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

                                      111

      Special rules apply to  partnerships,  estates and trusts,  and in certain circumstances  certifications  as to  foreign  status and other  matters  may be required to be provided by partners and beneficiaries thereof.

      In addition,  the foregoing rules will not apply to exempt a United States shareholder  of a controlled  foreign  corporation  from  taxation on the United
States  shareholder's  allocable  portion of the interest income received by the controlled foreign corporation.

      Further, it appears that a REMIC Regular Certificate would not be included in the estate of a  non-resident  alien  individual  and would not be subject to
United States estate taxes. However, it is suggested that certificateholders who are non-resident  alien individuals  consult their tax advisors  concerning this question.

      Except as stated in the related prospectus supplement,  transfers of REMIC
Residual  Certificates  to investors  that are not United States Persons will be prohibited under the related pooling and servicing agreement.

Notes

      On or prior to the date of the related prospectus  supplement with respect to the proposed issuance of each series of notes,  counsel to the depositor will provide  its  opinion  that,  assuming  compliance  with all  provisions  of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as  indebtedness  and (2) the issuer, as created  under the owner trust  agreement,  will not be  characterized  as an association  or publicly  traded  partnership  taxable as a corporation  or as a taxable  mortgage  pool.  For purposes of this tax  discussion,  references to a noteholder or a holder are to the beneficial owner of a note.

      Status as Real Property Loans

      Notes held by a domestic building and loan association will not constitute
"loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will
not   constitute   real  estate  assets  within  the  meaning  of  Code  section
856(c)(4)(A)  and  interest  on  notes  will  not  be  considered  "interest  on obligations  secured by mortgages on real  property"  within the meaning of Code section 856(c)(3)(B).

      Taxation of Noteholders

      Notes  generally  will be subject to the same rules of  taxation  as REMIC
Regular Certificates issued by a REMIC, except that (1) income reportable on the notes is not required to be reported  under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular  Certificate as ordinary  income is inapplicable to the notes. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" and "--Sales of REMIC Certificates."

Grantor Trust Funds

      Classification of Grantor Trust Funds

      On or prior to the date of the related prospectus  supplement with respect to the proposed issuance of each series of Grantor Trust  Certificates,  counsel to the depositor  will provide its opinion that,  assuming  compliance  with all provisions of the related pooling and servicing  agreement,  the related

                                      112

Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of  subchapter  J of  Chapter  1 of the  Code  and  not as a  partnership  or an association taxable as a corporation.

      Characterization of Investments in Grantor Trust Certificates

      Grantor Trust  Fractional  Interest  Certificates.  In the case of Grantor
Trust  Fractional  Interest  Certificates,  except as  disclosed  in the related prospectus  supplement,  counsel to the depositor  will provide its opinion that
Grantor Trust  Fractional  Interest  Certificates  will  represent  interests in
"loans . . . secured by an  interest  in real  property"  within the  meaning of
Section   7701(a)(19)(C)(v)   of  the  Code;   "obligation[s]   (including   any
participation or certificate of beneficial  ownership  therein) which . . .[are]
principally  secured by an  interest  in real  property"  within the  meaning of
Section  860G(a)(3)  of the Code;  and real estate  assets within the meaning of
Section  856(c)(4)(A)  of the Code. In addition,  counsel to the depositor  will
deliver  its  opinion  that  interest  on  Grantor  Trust  Fractional   Interest
Certificates  will to the same extent be  considered  "interest  on  obligations secured by mortgages on real property or on interests in real  property"  within the meaning of Section 856(c)(3)(B) of the Code.

      The assets  constituting  certain  Grantor Trust Funds may include buydown mortgage loans. The  characterization of an investment in buydown mortgage loans will depend upon the precise terms of the related buydown agreement,  but to the extent that the buydown  mortgage  loans are secured by a bank  account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal  income tax treatment or the  characterization  of investments in buydown  mortgage  loans.  Accordingly,  holders of Grantor  Trust  Certificates should  consult their own tax advisors with respect to the  characterization  of investments in Grantor Trust Certificates  representing an interest in a Grantor
Trust Fund that includes buydown mortgage loans.

      Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates
evidence an interest in a Grantor Trust Fund  consisting of mortgage  loans that are "loans . . . secured by an interest in real property"  within the meaning of
Section 7701(a)(19)(C)(v) of the Code, and real estate assets within the meaning of Section  856(c)(4)(A)  of the Code, and the interest on the mortgage loans is
"interest  on  obligations  secured by mortgages  on real  property"  within the meaning of Section  856(c)(3)(B)  of the Code, it is unclear whether the Grantor
Trust Strip Certificates, and income from the Grantor Trust Certificates will be characterized the same way. However, the policies underlying these sections,  to encourage or require  investments in mortgage loans by thrift  institutions  and
real  estate  investment   trusts,   suggest  that  this   characterization   is
appropriate.  Counsel to the  depositor  will not  deliver  any opinion on these
questions.   It  is  suggested   that   prospective   purchasers  to  which  the
characterization  of an  investment  in  Grantor  Trust  Strip  Certificates  is material  consult their tax advisors  regarding  whether the Grantor Trust Strip
Certificates, and the income therefrom, will be so characterized.

      The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial  ownership  therein) which . . .[are]
principally  secured by an  interest  in real  property"  within the  meaning of
Section 860G(a)(3)(A) of the Code.

      Taxation  of Owners of Grantor  Trust  Fractional  Interest  Certificates.
Holders of a particular series of Grantor Trust Fractional Interest Certificates generally  will be required to report on their federal  income tax returns their shares of the entire income from the mortgage loans,  including  amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any  reasonable  servicing fees and other  expenses.  Because of stripped interests,  market or original issue discount,  or premium,  the amount includible  in  income  on  account  of  a  Grantor  Trust  Fractional  Interest
Certificate may differ  significantly from the amount  distributable on the same certificate representing interest on the mortgage loans. Under Section 67 of the
Code, an individual, estate or trust holding a

                                      113

Grantor  Trust  Fractional  Interest   Certificate   directly  or  through  some
pass-through  entities will be allowed a deduction for the reasonable  servicing fees  and  expenses  only to the  extent  that  the  aggregate  of the  holder's miscellaneous  itemized  deductions exceeds two percent of the holder's adjusted gross  income.  In addition,  Section 68 of the Code provides that the amount of itemized  deductions  otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the  individual's  adjusted gross income over the amount or (2) 80% of the amount of itemized deductions  otherwise allowable for the taxable year. The amount of  additional  taxable  income  reportable  by holders of Grantor  Trust
Fractional  Interest  Certificates  who are subject to the limitations of either
Section   67  or  Section   68  of  the  Code  may  be   substantial.   Further,
certificateholders  other than corporations  subject to the alternative  minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative  minimum  taxable  income.  Although it is not  entirely  clear,  it appears  that in  transactions  in  which  multiple  classes  of  Grantor  Trust
Certificates,  including Grantor Trust Strip Certificates,  are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method  that  recognizes  that  each  class  benefits  from the  related services. In the absence of statutory or administrative  clarification as to the method to be used, it is intended to base information  returns or reports to the
IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust  Certificates  with respect to each period on the distributions made to each class during that period.

      The federal  income tax  treatment of Grantor  Trust  Fractional  Interest
Certificates  of any  series  will  depend on  whether  they are  subject to the stripped  bond  rules of  Section  1286 of the Code.  Grantor  Trust  Fractional
Interest  Certificates  may be subject to those  rules if (1) a class of Grantor
Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates  retains,  for its own account or for purposes  of resale,  a right to  receive a  specified  portion of the  interest payable on the mortgage loans.  Further,  the IRS has ruled that an unreasonably high  servicing  fee  retained  by a seller or  servicer  will be  treated  as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes  reasonable  servicing fees for various types of mortgages the IRS has established safe harbors. The servicing fees paid with respect to the mortgage  loans for a series of Grantor  Trust  Certificates may be higher  than those safe  harbors  and,  accordingly,  may not  constitute reasonable  servicing  compensation.  The  related  prospectus  supplement  will include information  regarding  servicing fees paid to the master servicer,  any subservicer or their respective  affiliates  necessary to determine  whether the safe harbor rules apply.

      If Stripped  Bond Rules  Apply.  If the stripped  bond rules  apply,  each
Grantor Trust  Fractional  Interest  Certificate  will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Code,  subject,  however,  to the  discussion in the sixth  following  paragraph regarding the possible  treatment of stripped bonds as market discount bonds and the discussion  regarding de minimis market discount.  See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Discount" below.

      Under the stripped bond rules,  the holder of a Grantor  Trust  Fractional
Interest  Certificate,  whether  a cash  or  accrual  method  taxpayer,  will be required to report  interest income from its Grantor Trust  Fractional  Interest
Certificate  for each month in an amount equal to the income that accrues on the certificate  in  that  month  calculated  under  a  constant  yield  method,  in accordance with the rules of the Code relating to original issue discount.

      The  original  issue  discount  on a  Grantor  Trust  Fractional  Interest
Certificate will be the excess of the certificate's stated redemption price over its  issue  price.  The  issue  price of a  Grantor  Trust  Fractional  Interest
Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional  Interest  Certificate.  The stated  redemption price of a Grantor Trust Fractional Interest  Certificate will be the sum of all payments to be made on the certificate, other than qualified stated

                                      114

interest,  if any, as well as the  certificate's  share of reasonable  servicing fees and other expenses.  See "--Taxation of Owners of Grantor Trust  Fractional
Interest  Certificates--Stripped  Bond Rules Do Not Apply" for a  definition  of qualified stated interest.

      In general, the amount of the income that accrues in any month would equal the  product of the  holder's  adjusted  basis in the Grantor  Trust  Fractional
Interest  Certificate at the beginning of the month, see "Sales of Grantor Trust
Certificates",   and  the  yield  of  the  Grantor  Trust  Fractional   Interest
Certificate to the holder. This yield is equal to a rate that,  compounded based on the regular  interval  between  distribution  dates and used to discount  the holder's  share of future  payments on the  mortgage  loans,  causes the present value of those future payments to equal the price at which the holder  purchased
the   certificate.   In  computing  yield  under  the  stripped  bond  rules,  a certificateholder's  share of future  payments  on the  mortgage  loans will not include any payments made in respect of any  ownership  interest in the mortgage loans retained by the depositor,  the master servicer,  any subservicer or their respective  affiliates,  but will include the  certificateholder's  share of any reasonable servicing fees and other expenses.

      To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt  instruments  the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable  Prepayment  Assumption in accruing original issue discount and (2)
adjustments in the accrual of original  issue  discount when  prepayments do not conform to the Prepayment  Assumption.  It is unclear  whether those  provisions would be applicable to the Grantor Trust Fractional  Interest  Certificates that do not represent an interest in any pool of debt  instruments the yield on which may be  affected  by reason  of  prepayments,  or  whether  use of a  reasonable
Prepayment  Assumption  may be required or permitted  without  reliance on these rules. It is also  uncertain,  if a Prepayment  Assumption is used,  whether the assumed  prepayment rate would be determined  based on conditions at the time of the first sale of the Grantor Trust  Fractional  Interest  Certificate or, for a
particular  holder,  at the time of  purchase of the  Grantor  Trust  Fractional
Interest  Certificate by that holder.  It is suggested  that  Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional  Interest  Certificates  and, in particular, whether a  Prepayment  Assumption  should be used in  reporting  original  issue discount.

      In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the  principal  amount of the mortgage  loans  allocable to the certificate,  the use of a Prepayment  Assumption  generally  would not have any significant effect on the yield used in calculating accruals of interest income.
In the  case,  however,  of a  Grantor  Trust  Fractional  Interest  Certificate
acquired  at a price  less  than or  greater  than the  principal  amount of the certificate,  that is,  at a  discount  or a  premium,  the use of a  reasonable
Prepayment  Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

      If a Prepayment  Assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest  Certificate acquired at a discount or a premium  generally  will  recognize  ordinary  income or loss equal to the difference  between the portion of the prepaid  principal amount of the mortgage  loan that is allocable to the  certificate  and the portion of the adjusted basis of the certificate  that is allocable to the  certificateholder's interest in the mortgage  loan.  If a Prepayment  Assumption is used, it appears that no separate item of income or loss should be recognized  upon a prepayment.
Instead,  a  prepayment  should be  treated  as a partial  payment of the stated
redemption  price of the  Grantor  Trust  Fractional  Interest  Certificate  and
accounted for under a method  similar to that  described  for taking  account of original issue discount on REMIC Regular Certificates. It is unclear whether any other  adjustments would be required to reflect  differences  between an assumed prepayment rate and the actual rate of prepayments.  See  "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount."

                                      115

      It is  intended  to base  information  reports  or  returns to the IRS and certificateholders  in  transactions  subject  to the  stripped  bond rules on a
Prepayment   Assumption  that  will  be  disclosed  in  the  related  prospectus supplement  and on a constant  yield  computed  using a  representative  initial offering price for each class of certificates.  However,  none of the depositor, the  master  servicer  or the  trustee  will  make any  representation  that the mortgage  loans  will in fact  prepay  at a rate  conforming  to the  Prepayment
Assumption or any other rate and certificateholders should bear in mind that the use of a  representative  initial  offering price will mean that the information returns or reports,  even if otherwise  accepted as accurate by the IRS, will in any event be accurate only as to the initial  certificateholders  of each series who bought at that price.

      Under  Treasury  regulation  Section  1.1286-1,  stripped  bonds may to be treated as market discount bonds and any purchaser of a stripped bond treated as a market  discount  bond is to account  for any  discount  on the bond as market discount  rather than original  issue  discount.  This  treatment  only applies, however,  if  immediately  after the most  recent  disposition  of the bond by a person  stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, or only a de minimis amount of,  original issue discount or (2) the annual  stated rate of interest  payable on the  original  bond is no more than one percentage point lower than the gross interest rate payable on the original  mortgage loan,  before  subtracting  any servicing fee or any stripped coupon. If interest payable on a Grantor Trust Fractional  Interest  Certificate is more than one percentage  point lower than the gross interest rate payable on the mortgage loans, the related  prospectus  supplement will disclose that fact.
If the original issue discount or market discount on a Grantor Trust  Fractional
Interest Certificate determined under the stripped bond rules is less than 0.25%
of the stated  redemption  price  multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis.  Original issue discount or market discount of only a de minimis  amount will be included in income in the same manner as de minimis
original  issue  and  market  discount   described  in   "--Characteristics   of
Investments in Grantor Trust Certificates--If  Stripped Bond Rules Do Not Apply"
and "--Market Discount" below.

      If Stripped Bond Rules Do Not Apply.  Subject to the  discussion  below on original  issue  discount,  if the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will  apply to a Grantor  Trust  Fractional  Interest  Certificate  to the
extent it evidences an interest in mortgage  loans  issued with  original  issue discount.

      The original issue discount,  if any, on the mortgage loans will equal the difference  between the stated  redemption price of the mortgage loans and their issue price. Under the OID Regulations,  the stated redemption price is equal to the total of all payments to be made on the mortgage  loan other than  qualified stated interest.  Qualified stated interest is interest that is  unconditionally payable at least annually at a single fixed rate, a qualified  floating rate, an objective  rate, a combination  of a single fixed rate and one or more qualified floating  rates or one qualified  inverse  floating  rate,  or a combination  of qualified  floating rates that does not operate in a manner that  accelerates or defers interest payments on the mortgage loan. In general,  the issue price of a mortgage loan will be the amount  received by the borrower from the lender under the terms of the mortgage  loan,  less any points paid by the borrower,  and the stated  redemption  price of a mortgage  loan will equal its  principal  amount, unless the mortgage loan provides for an initial  below-market  rate of interest or the acceleration or the deferral of interest  payments.  The determination as to whether  original  issue discount will be considered to be de minimis will be
calculated  using  the  same  test  described  in  the  REMIC  discussion.   See
"--Taxation of Owners of REMIC Regular  Certificates--Original  Issue  Discount"
above.

                                      116

      In the case of mortgage  loans  bearing  adjustable  or variable  interest rates, the related  prospectus  supplement will describe the manner in which the rules  will be  applied  with  respect  to those  mortgage  loans by the  master
servicer   or   the   trustee   in   preparing   information   returns   to  the
certificateholders and the IRS.

      If  original  issue  discount  is in excess of a de  minimis  amount,  all original  issue  discount with respect to a mortgage loan will be required to be accrued and reported in income each month,  based on a constant  yield.  Section
1272(a)(6)  of the  Code  requires  that a  Prepayment  Assumption  be  made  in computing yield with respect to any pool of debt  instruments the yield on which may be affected by reason of prepayments.  Accordingly,  for certificates backed by these pools,  it is intended to base  information  reports and returns to the
IRS and  certificateholders on the use of a Prepayment  Assumption.  However, in
the case of certificates not backed by these pools, it currently is not intended to base the  reports and returns on the use of a  Prepayment  Assumption.  It is suggested  that  certificateholders  consult  their own tax advisors  concerning whether a  Prepayment  Assumption  should be used in  reporting  original  issue discount  with  respect  to  Grantor  Trust  Fractional  Interest  Certificates.
Certificateholders  should  refer  to the  related  prospectus  supplement  with respect to each series to  determine  whether  and in what  manner the  original issue discount rules will apply to mortgage loans in the series.

      A  purchaser  of a Grantor  Trust  Fractional  Interest  Certificate  that purchases the Grantor Trust Fractional Interest  Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross  income the  certificate's  daily  portions of any  original issue discount with respect to the mortgage  loans.  However,  the daily portion will  be  reduced,  if  the  cost  of  the  Grantor  Trust  Fractional  Interest
Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust fund,  approximately  in  proportion  to the ratio the excess bears to the certificate's  allocable  portion  of  the  aggregate  original  issue  discount remaining to be accrued on the  mortgage  loans.  The adjusted  issue price of a mortgage  loan on any given day equals the sum of (1) the adjusted  issue price, or, in the case of the first accrual  period,  the issue price,  of the mortgage loan at the  beginning of the accrual  period that includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day. The adjusted  issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate  amount of original issue discount with respect to the mortgage loan that  accrued in prior  accrual  periods,  and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts  included in its stated redemption price.

      In addition to its regular  reports,  the master  servicer or the trustee, except as provided in the related  prospectus  supplement,  will  provide to any holder of a Grantor Trust  Fractional  Interest  Certificate such information as the holder may  reasonably  request  from time to time with  respect to original issue discount accruing on Grantor Trust Fractional Interest  Certificates.  See
"Grantor Trust Reporting" below.

      Market  Discount.  If the stripped  bond rules do not apply to the Grantor
Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage  loan is  considered  to have been  purchased at a market discount,  that is, in the case of a mortgage loan issued without original issue discount,  at a purchase price less than its remaining stated  redemption price, or in the case of a mortgage  loan issued with  original  issue  discount,  at a purchase  price less than its  adjusted  issue price.  If market  discount is in excess of a de minimis amount,  the holder generally will be required to include in income in each month the amount of the discount that has accrued  through the month that has not previously been included in income, but limited,  in the case of the portion of the discount  that is allocable to any mortgage  loan,  to the payment of stated redemption price on the mortgage loan that is received by, or, in the case of accrual basis certificateholders,  due to, the trust fund in that month.  A  certificateholder  may elect to  include  market

                                      117

discount in income  currently as it accrues under a constant  yield method based on the yield of the  certificate  to the holder  rather than  including  it on a deferred  basis under rules similar to those  described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

      Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations  providing  for the  method for  accruing  market  discount  on debt instruments,  the  principal  of which is payable in more than one  installment.
Until regulations are issued by the Treasury Department,  rules described in the
Committee  Report will apply.  Under those rules,  in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option:
(1) on the basis of a constant yield method,  (2) in the case of a mortgage loan issued without  original issue discount,  in an amount that bears the same ratio to the total  remaining  market  discount  as the  stated  interest  paid in the accrual  period bears to the total stated  interest  remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue  discount,  in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued  in the  accrual  period  bears to the  total  original  issue  discount remaining at the beginning of the accrual period. The Prepayment Assumption,  if any, used in calculating the accrual of original issue discount is to be used in calculating  the accrual of market  discount.  The effect of using a  Prepayment
Assumption could be to accelerate the reporting of the discount income.  Because the  regulations  referred to in this paragraph have not been issued,  it is not possible to predict what effect the regulations  might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

      Because the mortgage  loans will  provide for periodic  payments of stated
redemption  price,  the market discount may be required to be included in income at a rate that is not  significantly  slower than the rate at which the discount would be included in income if it were original issue discount.

      Market  discount with respect to mortgage loans may be considered to be de minimis and, if so, will be  includible in income under de minimis rules similar to those  described  above in  "--REMICs--Taxation  of Owners  of REMIC  Regular
Certificates--Original Issue Discount" with the exception that it is less likely that a  Prepayment  Assumption  will be used for  purposes  of these  rules with respect to the mortgage loans.

      Further,  under the rules  described in  "--REMICs--Taxation  of Owners of
REMIC Regular  Certificates--Market  Discount,"  above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense  deductions  attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.  This rule applies  without  regard to the  origination dates of the mortgage loans.

      Premium.  If a  certificateholder  is treated as acquiring the  underlying mortgage  loans at a premium,  that is, at a price in excess of their  remaining stated  redemption price, the  certificateholder  may elect under Section 171 of the Code to amortize using a constant yield.  Amortizable  premium is treated as an offset to interest  income on the related debt  instrument,  rather than as a separate interest  deduction.  However,  premium allocable to mortgage loans for which an  amortization  election  is not  made,  should be  allocated  among the payments of stated  redemption  price on the  mortgage  loan and be allowed as a deduction as these  payments  are made,  or, for a  certificateholder  using the accrual method of accounting,  when the payments of stated  redemption price are due.

      It is unclear whether a Prepayment  Assumption should be used in computing amortization  of premium  allowable under Section 171 of the Code. If premium is not subject to  amortization  using a Prepayment  Assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional  Interest  Certificate acquired at a premium should recognize a loss,  equal to the difference  between the  portion  of the  prepaid  principal  amount  of the  mortgage  loan that is allocable  to the  certificate  and the

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portion  of the  adjusted  basis of the  certificate  that is  allocable  to the mortgage loan. If a Prepayment  Assumption is used to amortize this premium,  it appears that this loss would be unavailable. Instead, if a Prepayment Assumption is used,  a  prepayment  should be  treated  as a partial  payment of the stated
redemption  price of the  Grantor  Trust  Fractional  Interest  Certificate  and
accounted for under a method  similar to that  described  for taking  account of original issue discount on REMIC Regular Certificates. It is unclear whether any
other  adjustments  would  be  required  to  reflect   differences  between  the
Prepayment   Assumption   used,  and  the  actual  rate  of   prepayments.   See
"REMICs--Taxation  of  Owners  of  REMIC  Regular  Certificates--Original  Issue
Discount."

      Taxation  of Owners of Grantor  Trust  Strip  Certificates.  The  stripped coupon rules of Section  1286 of the Code will apply to the Grantor  Trust Strip
Certificates.  Except as described above in  "Characterization of Investments in
Grantor Trust  Certificates--If  Stripped Bond Rules Apply," no  regulations  or published  rulings  under  Section  1286  of  the  Code  have  been  issued  and uncertainty  exists as to how it will be applied to securities  like the Grantor
Trust Strip Certificates.  Accordingly,  it is suggested that holders of Grantor
Trust Strip Certificates consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

      The OID  Regulations  do not  apply to  stripped  coupons,  although  they provide general  guidance as to how the original issue discount  sections of the
Code will be  applied.  In  addition,  the  discussion  below is  subject to the discussion under  "--Application  of Contingent  Payment Rules" and assumes that the holder of a Grantor Trust Strip  Certificate  will not own any Grantor Trust
Fractional Interest Certificates.

      Under the stripped  coupon rules,  it appears that original issue discount will be  required  to be  accrued  in each  month  on the  Grantor  Trust  Strip
Certificates based on a constant yield method. In effect, each holder of Grantor
Trust  Strip  Certificates  would  include as  interest  income in each month an amount equal to the product of the holder's  adjusted basis in the Grantor Trust
Strip  Certificate  at the  beginning of that month and the yield of the Grantor
Trust Strip  Certificate to the holder.  The yield would be calculated  based on the price paid for that Grantor  Trust Strip  Certificate  by its holder and the payments  remaining  to be made  thereon  at the time of the  purchase,  plus an allocable  portion of the servicing fees and expenses to be paid with respect to the mortgage  loans.  See  "Characterization  of  Investments  in Grantor  Trust
Certificates--Stripped Bond Rules Apply" above.

      As  noted,  Section  1272(a)(6)  of the Code  requires  that a  Prepayment
Assumption  be used in computing  the accrual of original  issue  discount  with respect to some categories of debt instruments,  and that adjustments be made in the amount and rate of accrual of the discount when  prepayments  do not conform to the Prepayment Assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt  instruments the yield on which may be affected by reason of prepayments, those provisions apply to Grantor Trust Strip
Certificates.  It is unclear whether those provisions would be applicable to the
Grantor Trust Strip  Certificates  that do not represent an interest in any such pool, or whether use of a Prepayment  Assumption may be required or permitted in the  absence  of  these  provisions.  It  is  also  uncertain,  if a  Prepayment
Assumption  is used,  whether the assumed  prepayment  rate would be  determined based on  conditions  at the time of the first sale of the  Grantor  Trust Strip
Certificate or, with respect to any subsequent  holder,  at the time of purchase of the Grantor Trust Strip Certificate by that holder.

      The accrual of income on the  Grantor  Trust  Strip  Certificates  will be significantly slower if a Prepayment  Assumption is permitted to be made than if yield is computed  assuming no  prepayments.  It  currently  is intended to base information  returns  or  reports  to  the  IRS  and  certificateholders  on the
Prepayment  Assumption  disclosed in the related prospectus  supplement and on a constant yield computed using a  representative  initial offering price for each class of certificates.  However,  none of the depositor,

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the  master  servicer  or the  trustee  will  make any  representation  that the mortgage  loans  will in fact  prepay  at a rate  conforming  to the  Prepayment
Assumption or at any other rate and certificateholders  should bear in mind that the  use  of  a  representative  initial  offering  price  will  mean  that  the information  returns or reports,  even if otherwise  accepted as accurate by the
IRS, will in any event be accurate only as to the initial  certificateholders of each  series who bought at that  price.  Prospective  purchasers  of the Grantor
Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

      It is unclear  under  what  circumstances,  if any,  the  prepayment  of a mortgage  loan will give rise to a loss to the holder of a Grantor  Trust  Strip
Certificate.  If a  Grantor  Trust  Strip  Certificate  is  treated  as a single instrument  rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the Grantor
Trust Strip Certificate, it appears that no loss may be available as a result of any particular  prepayment  unless  prepayments  occur at a rate faster than the
Prepayment Assumption.  However, if a Grantor Trust Strip Certificate is treated as an interest in discrete  mortgage loans,  or if the Prepayment  Assumption is not used,  then, when a mortgage loan is prepaid,  the holder of a Grantor Trust
Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

      Possible  Application of Contingent  Payment Rules.  The coupon  stripping rules' general  treatment of stripped  coupons is to regard them as newly issued debt instruments in the hands of each purchaser.  To the extent that payments on the Grantor  Trust Strip  Certificates  would cease if the  mortgage  loans were prepaid in full, the Grantor Trust Strip  Certificates could be considered to be debt instruments  providing for contingent payments.  Under the OID Regulations, debt instruments  providing for contingent  payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments, the
"Contingent  Payment  Regulations",  but it appears  that  Grantor  Trust  Strip
Certificates,  to the  extent  subject  to  Section  1272(a)(6)  of the  Code as described above, or due to their similarity to other mortgage-backed securities, such as  REMIC  regular  interests  and  debt  instruments  subject  to  Section
1272(a)(6) of the Code, that are expressly  excepted from the application of the
Contingent Payment  Regulations,  are or may be excepted from these regulations.
Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, like the Grantor Trust Strip Certificates,  that are subject to the stripped bond rules of Section 1286 of the Code.

      If the contingent payment rules under the Contingent  Payment  Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a Grantor  Trust Strip  Certificate  determines  a  projected  payment schedule  on  which  interest  will  accrue.  Holders  of  Grantor  Trust  Strip
Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all  noncontingent  payments and a projected amount for each  contingent  payment based on the projected  yield of the Grantor Trust
Strip Certificate.

      The  projected  amount of each payment is determined so that the projected payment  schedule  reflects the projected  yield.  The projected  amount of each payment must reasonably  reflect the relative expected values of the payments to be received by the holder of a Grantor  Trust Strip  Certificate.  The projected yield  referred  to above is a  reasonable  rate,  not less than the  applicable
Federal rate that, as of the issue date, reflects general market conditions, the credit  quality of the  issuer,  and the terms and  conditions  of the  mortgage loans.  The holder of a Grantor  Trust  Strip  Certificate  would be required to include as interest income in each month the adjusted issue price of the Grantor
Trust  Strip  Certificate  at the  beginning  of the  period  multiplied  by the projected  yield,  and would add to, or subtract  from, the

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income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

      Assuming that a Prepayment Assumption were used, if the Contingent Payment
Regulations   or  their   principles   were  applied  to  Grantor   Trust  Strip
Certificates,  the  amount of income  reported  with  respect  thereto  would be substantially  similar to that  described  under  "Taxation of Owners of Grantor
Trust Strip Certificates."  Certificateholders should consult their tax advisors concerning  the possible  application  of the  contingent  payment  rules to the
Grantor Trust Strip Certificates.

      Sales  of  Grantor  Trust  Certificates.  Any  gain or loss  equal  to the difference  between  the amount  realized  on the sale or  exchange of a Grantor
Trust Certificate and its adjusted basis recognized on the sale or exchange of a
Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions,  except as provided under
Section 582(c) of the Code.  The adjusted  basis of a Grantor Trust  Certificate generally will equal its cost,  increased by any income  reported by the seller, including original issue discount and market discount income,  and reduced,  but not below zero, by any previously  reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

      Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some  circumstances.  Gain attributable to accrued and unrecognized  market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial  institutions  subject to  Section  582(c) of the Code.  Furthermore,  a portion of any gain that might otherwise be capital  gain may be treated as ordinary  income to the extent that the Grantor Trust Certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion  transaction  generally is one in which the taxpayer has taken two or more positions in the same or similar property  that reduce or eliminate  market  risk,  if  substantially  all of the taxpayer's  return  is  attributable  to the time  value of the  taxpayer's  net investment  in the  transaction.  The amount of gain  realized  in a  conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the  taxpayer's net investment at 120% of the  appropriate  applicable  Federal  rate at the time the  taxpayer enters into the conversion  transaction,  subject to  appropriate  reduction for
prior   inclusion  of  interest  and  other  ordinary   income  items  from  the
transaction.  Finally,  a taxpayer  may elect to have net capital  gain taxed at ordinary  income rates  rather than capital  gains rates in order to include the net capital  gain in total net  investment  income for that  taxable  year,  for purposes of the rule that  limits the  deduction  of  interest  on  indebtedness incurred to purchase or carry  property held for  investment to a taxpayer's net investment income.

      Grantor Trust  Reporting.  The master servicer or the trustee will furnish to each holder of a Grantor  Trust  Fractional  Interest  Certificate  with each distribution a statement setting forth the amount of the distribution  allocable to principal on the  underlying  mortgage  loans and to interest  thereon at the related pass-through rate. In addition,  the master servicer or the trustee will furnish,  within a reasonable  time after the end of each calendar year, to each holder of a Grantor Trust  Certificate  who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the master servicer and subservicer and any other customary factual  information as the master  servicer or the trustee  deems  necessary  or desirable to enable holders of Grantor  Trust  Certificates  to prepare  their tax  returns and will furnish comparable  information to the IRS as and when required by law to do so.
Because the rules for accruing  discount and amortizing  premium with respect to the Grantor Trust  Certificates are uncertain in various  respects,  there is no assurance the IRS will agree with the trust fund's information  reports of these items of income  and  expense.  Moreover,  these  information  reports,  even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to  the  initial

                                      121

certificateholders  that bought their certificates at the representative initial offering price used in preparing the reports.

      Except  as   disclosed   in  the  related   prospectus   supplement,   the
responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

      Backup Withholding.  In general,  the rules described in "--REMICs--Backup
Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust
Certificates.

      Foreign  Investors.  In  general,  the  discussion  with  respect to REMIC
Regular  Certificates  in  "REMICS--Foreign  Investors  in  REMIC  Certificates"
applies to Grantor Trust  Certificates  except that Grantor  Trust  Certificates will, except as disclosed in the related prospectus supplement,  be eligible for exemption from U.S.  withholding tax, subject to the conditions described in the discussion,  only to the extent such mortgage  loans have not been  converted to real property.

      To the extent that interest on a Grantor Trust Certificate would be exempt under Sections  871(h)(1) and 881(c) of the Code from United States  withholding tax,  and  the  Grantor  Trust  Certificate  is not  held in  connection  with a certificateholder's  trade or business in the United  States,  the Grantor Trust
Certificate will not be subject to United States estate taxes in the estate of a non- resident alien individual.

Partnership Trust Funds

      Classification  of Partnership Trust Funds. With respect to each series of
Partnership Certificates, counsel to the depositor will provide its opinion that the  trust  fund  will not be a  taxable  mortgage  pool or an  association,  or publicly  traded  partnership,  taxable as a corporation  for federal income tax purposes.  This  opinion will be based on the  assumption  that the terms of the related pooling and servicing  agreement and related  documents will be complied with,  and on counsel's  conclusions  that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded  partnerships are taxable as corporations.

      If the trust fund were  taxable as a  corporation  for federal  income tax purposes, the trust fund would be subject to corporate income tax on its taxable income.  The trust fund's  taxable  income  would  include all its income on the related  mortgage  loans,  possibly  reduced  by  its  interest  expense  on any outstanding  debt securities.  Any corporate income tax could materially  reduce cash  available  to  make  distributions  on the  Partnership  Certificates  and certificateholders could be liable for any tax that is unpaid by the trust fund.

      Characterization of Investments in Partnership  Certificates.  For federal income tax purposes,

      (1)   Partnership  Certificates  held by a thrift  institution  taxed as a domestic  building and loan association  will not constitute  "loans
            ... secured by an interest in real  property"  within the meaning of
            Code Section 7701(a)(19)(C)(v);

      (2)   Partnership Certificates held by a real estate investment trust will constitute  real estate  assets  within the meaning of Code  Section
            856(c)(4)(A)  and  interest  on  Partnership  Certificates  will  be treated as  "interest  on  obligations  secured by mortgages on real property or on  interests  in real  property"  within the meaning of
            Code  Section  856(c)(3)(B),  based on the real  estate  investments trust's  proportionate  interest  in the  assets of the  Partnership
            Trust Fund based on capital accounts; and

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      (3)   Partnership Certificates held by a regulated investment company will not  constitute  Government  securities  within the  meaning of Code
            Section 851(b)(3)(A)(i).

      Taxation of Owners of Partnership Certificates

      Treatment of the Partnership Trust Fund as a Partnership.  If specified in the prospectus supplement,  the depositor will agree, and the certificateholders will agree by their purchase of  Certificates,  to treat the  Partnership  Trust
Fund as a  partnership  for purposes of federal and state income tax,  franchise tax and any other tax measured in whole or in part by income, with the assets of the  partnership  being the  assets  held by the  Partnership  Trust  Fund,  the
partners  of  the  partnership  being  the  certificateholders,   including  the
depositor. However, the proper characterization of the arrangement involving the
Partnership  Trust Fund, the Partnership  Certificates  and the depositor is not clear,  because there is no authority on transactions closely comparable to that contemplated in the prospectus.

      A variety of  alternative  characterizations  are  possible.  For example, because  one or more of the classes of  Partnership  Certificates  have  certain
features   characteristic  of  debt,  the  Partnership   Certificates  might  be
considered debt of the depositor or the Partnership  Trust Fund. Any alternative characterization  would not result in  materially  adverse tax  consequences  to
Certificateholders  as  compared  to  the  consequences  from  treatment  of the
Partnership  Certificates as equity in a partnership.  The following  discussion assumes  that the  Partnership  Certificates  represent  equity  interests  in a partnership.

      Partnership  Taxation.  As a partnership,  the Partnership Trust Fund will not be subject to federal income tax.  Rather,  each  Certificateholder  will be required to separately take into account the holder's allocated share of income, gains,  losses,  deductions  and credits of the  Partnership  Trust Fund.  It is anticipated that the Partnership  Trust Fund's income will consist  primarily of interest earned on the mortgage  loans,  including  appropriate  adjustments for market  discount,  original issue discount and bond premium,  as described above under  "--Grantor  Trust  Funds--Taxation  of Owners of Grantor Trust Fractional
Interest  Certificates--If  Stripped  Bond  Ruled  Do  Not  Apply--",  "--Market
Discount"  and  "--Premium",  and any gain upon  collection  or  disposition  of mortgage loans. The Partnership  Trust Fund's  deductions will consist primarily of interest accruing with respect to any outstanding debt securities,  servicing and other fees, and losses or deductions  upon  collection or disposition of any outstanding debt securities.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury  regulations and the partnership  agreement,  which will include a pooling and servicing agreement and related documents. The pooling and servicing agreement will provide, in general, that the  Certificateholders  will be allocated  taxable income of the  Partnership  Trust Fund for each due period equal  to  the  sum  of  (1)  the  interest  that  accrues  on  the  Partnership
Certificates  in  accordance  with  their  terms for the due  period,  including interest  accruing at the  applicable  pass-through  rate for the due period and interest on amounts  previously due on the Partnership  Certificates but not yet distributed;  (2) any Partnership Trust Fund income  attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the
Partnership  Certificates  over their  initial  issue  price;  and (3) any other amounts of income  payable to the  certificateholders  for the due  period.  The allocation will be reduced by any amortization by the Partnership  Trust Fund of premium on mortgage  loans that  corresponds to any excess of the issue price of
Partnership  Certificates  over their principal  amount.  All remaining  taxable income of the Partnership  Trust Fund will be allocated to the depositor.  Based on the  economic  arrangement  of the  parties,  this  approach  for  allocating
Partnership  Trust Fund income should be permissible  under applicable  Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders.  Moreover,  even under that method of  allocation,  certificateholders  may be  allocated  income equal to the entire  pass-through rate plus the other items described under that method even though the Trust Fund might not have sufficient

                                      123

cash to make current  cash  distributions  of these  amounts.  Thus,  cash basis holders  will in  effect  be  required  to report  income  from the  Partnership
Certificates on the accrual basis and  certificateholders  may become liable for taxes on Partnership  Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

      All of the  taxable  income  allocated  to a  certificateholder  that is a pension,  profit sharing or employee  benefit plan or other  tax-exempt  entity, including an individual  retirement account,  will constitute unrelated business taxable income generally taxable to that holder under the Code.

      A share of expenses of the Partnership  Trust Fund,  including fees of the master servicer but not interest expense, allocable to an individual,  estate or trust  certificateholder  would be miscellaneous  itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates." Accordingly,  deductions for these  expenses  might be disallowed  to the  individual in whole or in part and might  result in that holder being taxed on an amount of income that exceeds the amount  of  cash  actually  distributed  to the  holder  over  the  life  of the
Partnership Trust Fund.

      Discount income or premium amortization with respect to each mortgage loan would be  calculated in a manner  similar to the  description  under  "--Grantor
Trust   Funds--Taxation   of  Owners  of  Grantor  Trust   Fractional   Interest
Certificates  - If  Stripped  Bond  Rules Do Not  Apply."  Notwithstanding  this description,  it is intended that the  Partnership  Trust Fund will make all tax calculations  relating to income and  allocations  to  certificateholders  on an aggregate basis for all mortgage loans held by the Partnership Trust Fund rather than on a mortgage  loan-by-mortgage loan basis. If the IRS were to require that these  calculations  be made  separately for each mortgage loan, the Partnership
Trust Fund might be required  to incur  additional  expense,  but it is believed that there would not be a material adverse effect on certificateholders.

      Discount  And  Premium.  Unless  indicated  otherwise  in  the  applicable prospectus  supplement,  it is not anticipated that the mortgage loans will have been issued with original issue discount and,  therefore,  the Partnership Trust
Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than  the  remaining  principal  balance  of the  mortgage  loans at the time of purchase.  If so, the  mortgage  loans will have been  acquired  at a premium or discount,  as the  case  may  be.  As  stated  in the  previous  paragraph,  the
Partnership  Trust  Fund  intends  to make any  calculation  of  original  issue discount on an  aggregate  basis,  but might be required  to  recompute  it on a mortgage  loan-by-mortgage  loan basis. See "--Grantor Trust  Funds--Taxation of
Owners of Grantor Trust Fractional Interest  Certificates--Market  Discount" and
"Premium."

      If the  Partnership  Trust Fund  acquires the  mortgage  loans at a market discount  or  premium,  the  Partnership  Trust Fund will  elect to include  any discount in income  currently as it accrues over the life of the mortgage  loans or to offset any premium  against  interest  income on the  mortgage  loans.  As stated in the second  preceding  paragraph,  a portion  of the  market  discount income or premium deduction may be allocated to certificateholders.

      Section 708  Termination.  Under Section 708 of the Code, the  Partnership
Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged  within a 12-month  period. A 50% or greater transfer would cause a deemed  contribution  of  the  assets  of a  Partnership  Trust  Fund,  the  old partnership,  to a new Partnership Trust Fund, the new partnership,  in exchange
for  interests  in  the  new  partnership.   These  interests  would  be  deemed
distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

                                      124

      Disposition  of  Certificates.  Generally,  capital  gain or loss  will be recognized  on a sale of  Partnership  Certificates  in an  amount  equal to the difference  between  the  amount  realized  and the  seller's  tax  basis in the
Partnership Certificates sold. A certificateholder's tax basis in an Partnership
Certificate  will  generally  equal the holder's cost  increased by the holder's share of Partnership Trust Fund income includible in income and decreased by any distributions received with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership  Certificates and the amount realized on a sale of an  Partnership  Certificate  would  include the  holder's  share of any liabilities  of the  Partnership  Trust  Fund.  A holder  acquiring  Partnership
Certificates at different  prices may be required to maintain a single aggregate adjusted tax basis in such  Partnership  Certificates,  and,  upon sale or other disposition of some of the Partnership  Certificates,  allocate a portion of the
aggregate  tax  basis  to  the  Partnership   Certificates   sold,  rather  than
maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

      Any gain on the sale of an  Partnership  Certificate  attributable  to the holder's share of  unrecognized  accrued  market  discount on the mortgage loans would  generally be treated as ordinary income to the holder and would give rise to special  tax  reporting  requirements.  The  Partnership  Trust Fund does not expect to have any other assets that would give rise to such  special  reporting considerations.  Thus,  to  avoid  those  special  reporting  requirements,  the
Partnership  Trust Fund will elect to include  market  discount  in income as it accrues.

      If a  certificateholder  is required to recognize  an aggregate  amount of income,  not including income  attributable to disallowed  itemized  deductions, over the life of the  Partnership  Certificates  that exceeds the aggregate cash distributions  with respect  thereto,  the excess will  generally give rise to a capital loss upon the retirement of the Partnership Certificates.

      Allocations   Between  Transferors  and  Transferees.   In  general,   the
Partnership  Trust Fund's taxable income and losses will be determined  each due period and the tax items for a particular due period will be  apportioned  among the  certificateholders  in proportion to the  principal  amount of  Partnership
Certificates  owned by them as of the close of the last day of such due  period.
As a result, a holder purchasing  Partnership  Certificates may be allocated tax items which will affect its tax liability and tax basis  attributable to periods before the actual transaction.

      The use of a due  period  convention  may  not be  permitted  by  existing regulations.  If a due  period  convention  is not  allowed  or only  applies to transfers of less than all of the partner's  interest,  taxable income or losses of the Partnership Trust Fund might be reallocated among the certificateholders.
The depositor will be authorized to revise the  Partnership  Trust Fund's method of  allocation  between  transferors  and  transferees  to  conform  to a method permitted by future regulations.

      Section  731  Distributions.   In  the  case  of  any  distribution  to  a
certificateholder,  no gain will be recognized to that  certificateholder to the extent that the amount of any money  distributed with respect to the Partnership
Certificate  exceeds the adjusted basis of the  certificateholder's  interest in the Partnership Certificate.  To the extent that the amount of money distributed
exceeds  the   certificateholder's   adjusted  basis,  gain  will  be  currently
recognized. In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder's interest.  Any gain or loss  recognized by a  certificateholder  will be capital gain or loss.

      Section  754  Election.  In the event that a  certificateholder  sells its
Partnership Certificates at a profit, the purchasing certificateholder will have
a   higher   basis   in  the   Partnership   Certificates   than   the   selling
certificateholder  had.  An  opposite  result  will  follow  if the  Partnership
Certificate  is sold at a loss.  The tax basis of the  Partnership  Trust Fund's assets  would not be adjusted to reflect  that higher or lower basis  unless the
Partnership  Trust Fund were to file an election  under Section 754 of the Code.
In order to

                                      125

avoid the administrative complexities that would be involved in keeping accurate accounting  records,  as  well  as  potentially  onerous  information  reporting requirements,  the  Partnership  Trust  Fund will not make such  election.  As a result,  a  certificateholder  might be allocated a greater or lesser  amount of
Partnership  Trust  Fund  income  than would be  appropriate  based on their own purchase price for Partnership Certificates.

      The American  Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a  partner's  interest  in such  partnership  to make the types of basis adjustments that would be required if an election under Section 754 of the
Code were in  effect.  This new  provision  does not apply to a  "securitization partnership."  The applicable  prospectus  supplement  will address  whether any partnership  in which a  security  represents  an  interest  will  constitute  a securitization partnership for this purpose.

      Administrative  Matters.  The  trustee  is  required  to keep or have kept complete and accurate books of the  Partnership  Trust Fund.  Such books will be maintained for financial  reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each
taxable   year  of  the   Partnership   Trust   Fund   and  will   report   each
certificateholder's  allocable  share of items of Partnership  Trust Fund income and expense to holders and the IRS on Schedule K-1. The trustee will provide the
Schedule K-1 information to nominees that fail to provide the Partnership  Trust
Fund with the  information  statement  described  below and the nominees will be required to forward this information to the beneficial owners of the Partnership
Certificates.  Generally, holders must file tax returns that are consistent with the  information  return  filed by the  Partnership  Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under  Section  6031  of the  Code,  any  person  that  holds  Partnership
Certificates  as a nominee at any time  during a calendar  year is  required  to furnish the Partnership  Trust Fund with a statement  containing  information on the nominee,  the beneficial  owners and the  Partnership  Certificates so held.
Such  information  includes (1) the name,  address and  taxpayer  identification number of the nominee and (2) as to each beneficial owner (x) the name,  address and  identification  number of that person,  (y) whether that person is a United
States Person,  a tax-exempt  entity or a foreign  government,  an international organization,  or any wholly-owned  agency or  instrumentality  of either of the foregoing,  and (z) information  relating to Partnership  Certificates that were held,  bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Partnership  Certificates through a nominee are  required  to furnish  directly  to the  trustee  information  as to themselves and their  ownership of Partnership  Certificates.  A clearing agency registered  under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the  Partnership  Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership  Trust Fund with the information  described above may be subject to penalties.

      The depositor will be designated as the tax matters partner in the pooling
and  servicing   agreement  and  will  be  responsible  for   representing   the
certificateholders   in  any  dispute  with  the  IRS.  The  Code  provides  for administrative  examination  of a  partnership  as if  the  partnership  were  a separate  and  distinct  taxpayer.  Generally,  the statute of  limitations  for partnership  items does not expire until three years after the date on which the partnership  information return is filed. Any adverse determination following an audit of the  return of the  Partnership  Trust Fund by the  appropriate  taxing
authorities   could   result   in  an   adjustment   of  the   returns   of  the
certificateholders,  and a  certificateholder  may be precluded from  separately litigating a proposed  adjustment to the items of the Partnership Trust Fund. An adjustment  could also result in an audit of a  certificateholder's  returns and adjustments  of items not  related to the  income and losses of the  Partnership
Trust Fund.

                                      126

      Tax  Consequences to Foreign  Certificateholders.  It is not clear whether the  Partnership  Trust  Fund  would be  considered  to be engaged in a trade or business in the United  States for  purposes of federal  withholding  taxes with respect  to  non-United  States  Persons,  because  there is no clear  authority dealing with that issue under facts substantially similar to those in this case.
Although it is not expected that the Partnership  Trust Fund would be engaged in a trade or business in the United States for these purposes,  unless the trustee was to receive an opinion of counsel that the Partnership  Trust Fund was not so engaged,  it is possible  the  trustee may  withhold as if it were so engaged in order to protect the Partnership  Trust Fund from possible adverse  consequences of a failure to withhold.  If so, the trustee  would  withhold on the portion of its taxable income that is allocable to foreign  certificateholders  pursuant to
Section 1446 of the Code. Amounts so withheld would be deemed distributed to the foreign  certificateholders.  Subsequent adoption of Treasury regulations or the issuance of other  administrative  pronouncements  may  require the  Partnership
Trust Fund to change  its  withholding  procedures.  In  determining  a holder's withholding  status, the Partnership Trust Fund may rely on IRS Form W-8BEN, IRS
Form  W-9 or the  holder's  certification  of  nonforeign  status  signed  under penalties of perjury.

      Each  foreign  holder  might  be  required  to file a U.S.  individual  or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the Partnership  Trust Fund's income.  Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number  to the  Partnership  Trust  Fund on  Form  W-8BEN  in  order  to  assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes  withheld by the  Partnership  Trust  Fund,  taking  the  position  that no taxes were due because the Partnership  Trust Fund was not engaged in a U.S. trade or business.
However,  interest  payments  made or  accrued to a  certificateholder  who is a foreign person  generally will be considered  guaranteed  payments to the extent such payments are  determined  without  regard to the income of the  Partnership
Trust Fund. If these interest payments are properly  characterized as guaranteed payments,  then the interest will not be  considered  portfolio  interest.  As a result,  certificateholders  who are foreign  persons  will be subject to United
States federal income tax and  withholding  tax at a rate of 30 percent,  unless reduced or eliminated pursuant to an applicable treaty. In that event, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that  should be  withheld  with  respect  to the  guaranteed payments.

      Backup Withholding. Distributions made on the Partnership Certificates and proceeds  from the sale of the  Partnership  Certificates  will be  subject to a backup  withholding tax under Section 3406 of the Code if the  certificateholder fails to comply with certain identification procedures,  unless the holder is an exempt recipient under applicable provisions of the Code.

      It is suggested  that  prospective  purchasers  consult their tax advisors with respect to the tax  consequences  to them of the  purchase,  ownership  and disposition  of  REMIC  Certificates,  Notes,  Grantor  Trust  Certificates  and
Partnership  Certificates,  including the tax consequences  under state,  local, foreign  and other tax laws and the  possible  effects  of changes in federal or other tax laws.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax  consequences  described in "Federal
Income Tax  Consequences",  potential  investors  should  consider the state and local tax  consequences of the  acquisition,  ownership,  and disposition of the securities  offered hereunder.  State tax law may differ  substantially from the corresponding  federal tax law,  and the  discussion  described  under  "Federal
Income Tax Consequences" does not purport to describe any aspect of the tax laws of any state or other  jurisdiction.  Therefore,  prospective  investors  should consult their own tax advisors with respect to the various tax  consequences  of investments in the securities offered hereunder.

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                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

Investors Affected

      A federal law called the Employee  Retirement Income Security Act of 1974, as  amended,  the Code and a variety  of state  laws may  affect  your  decision whether to invest in the securities if you are investing for:

      o     a pension or other employee benefit plan of employers in the private sector that are regulated under ERISA, referred to as an ERISA plan,

      o     an  individual  retirement  account or annuity,  called an IRA, or a pension or other benefit plan for self-employed individuals,  called a Keogh plan,

      o     a pension  and other  benefit  plan for the  employees  of state and local governments, called a government plan, or

      o     an insurance company general or separate account,  a bank collective investment  fund or other pooled  investment  vehicle which includes the assets of ERISA  plans,  IRAs,  Keogh plans,  and/or  government plans.

      A summary of the effects of those laws follows.

Fiduciary Standards for ERISA Plans and Related Investment Vehicles

      ERISA imposes  standards of fiduciary conduct on those who are responsible for operating  ERISA plans or investing their assets.  These  standards  include requirements that fiduciaries act prudently in making  investment  decisions and diversify investments so as to avoid large losses unless under the circumstances it is clearly prudent not to do so. If you are a fiduciary of an ERISA plan, you are subject to these  standards in deciding  whether to invest the plan's assets in  securities.  You may find  the  full  text of the  applicable  standards  of fiduciary  conduct in section 404 of ERISA.  If you are a fiduciary  of an ERISA
Plan, you should consult with your advisors  concerning your investment decision in the context of section 404 of ERISA.

Prohibited  Transaction  Issues for ERISA Plans,  Keogh Plans,  IRAs and Related
Investment Vehicles

      General.  Transactions involving the assets of an ERISA plan, a Keogh plan or an IRA,  called  prohibited  transactions,  may result in the  imposition  of excise  taxes and,  in the case of an ERISA  plan,  civil  money  penalties  and certain other  extraordinary  remedies.  A prohibited  transaction occurs when a person with a pre-existing  relationship  to an ERISA plan, a Keogh plan or IRA, known as a party in interest or a disqualified person,  engages in a transaction involving  the assets of the plan or IRA.  You may find the laws  applicable  to prohibited  transactions  in section 406 of ERISA and section  4975 of the Code.
There are statutory and regulatory prohibited transaction exemptions, as well as administrative  exemptions  granted by the United  States  Department  of Labor.
Prohibited transactions exemptions waive the excise taxes, civil money penalties and other remedies for certain  prohibited  transactions which are structured to satisfy prescribed conditions.

      Purchase and Sale of Securities. If an ERISA plan, a Keogh plan, an IRA or a related investment vehicle acquires securities from, or sells securities to, a party in interest or a disqualified person, a prohibited  transaction may occur.
In such a case, the party in interest or disqualified person might be

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liable for excise taxes unless a prohibited  transaction exemption is available.
Where a  prohibited  transaction  involves  an ERISA plan or related  investment vehicle, the fiduciary who causes or permits the prohibited transaction may also be liable for civil money penalties.

      Transactions  Incidental  to  the  Operation  of the  Trust.  Transactions
involving the assets of a trust may also give rise to prohibited transactions to the extent that an investment  in securities  causes the assets of a trust to be considered  assets,  commonly  known as plan  assets,  of an ERISA plan, a Keogh plan,  an  IRA  or a  related  investment  vehicle.  Whether  an  investment  in securities  will cause a trust's  assets to be treated as plan assets depends on whether the securities are debt or equity investments for purposes of ERISA. The
United States Department of Labor has issued regulations,  commonly known as the plan asset regulations, which define debt and equity investments. The plan asset regulations appear at 29 C.F.R. ss.2510.3-101.

      Under the plan asset regulations, a trust's assets will not be plan assets of an ERISA plan, Keogh plan, IRA or related  investment  vehicle that purchases securities  if the  securities  are  considered  debt.  For  this  purpose,  the securities  will  be debt  only  if  they  are  treated  as  indebtedness  under applicable local law and do not have any substantial  equity features.  The term substantial  equity features has no definition under the plan asset regulations.
In the absence of such a definition,  we cannot assure you that the  securities, either  when  they are  issued or at any later  date,  will have no  substantial equity  features.  The  prospectus  supplement  for  a  particular  offering  of securities may tell you whether we believe the  securities  should be treated as debt for ERISA purposes.

      To the extent that the securities do not  constitute  debt for purposes of
ERISA,  they will constitute  equity  investments.  In this case, an ERISA plan,
Keogh plan, IRA or related  investment  vehicle that acquires  securities  would also  acquire an  undivided  interest in each asset of the trust  unless (1) the trust is an operating  company or a venture capital operating company as defined in  the  plan  asset  regulations,  (2)  the  securities  are  publicly  offered securities  as  defined  in the  plan  asset  regulations  or (3)  benefit  plan investors as defined in the plan asset regulations do not own 25% or more of the securities  or any other class of equity  security  issued by the trust.  If the securities  may  be  treated  as an  equity  investment  under  the  plan  asset regulations,  the  prospectus  supplement may tell you whether we believe any of these exceptions will apply.

Possible Exemptive Relief

      The United States  Department of Labor has issued  prohibited  transaction exemptions,  which  conditionally  waive excise taxes and civil money  penalties that might otherwise apply to a type of transactions.

      Class  Exemptions.  The  United  States  Department  of Labor  has  issued
Prohibited  Transaction  Class  Exemptions,  or PTCEs,  which provide  exemptive relief to parties to any  transaction  which  satisfies  the  conditions  of the exemption. A partial listing of the PTCEs which may be available for investments in securities  follows.  Each of these exemptions is available only if specified conditions  are satisfied and may provide  relief for some,  but not all, of the prohibited  transactions that a particular transaction may cause. The prospectus supplement  for a  particular  offering of  securities  may tell you whether the securities  themselves  satisfy the conditions of these  exemptions.  You should consult with your advisors regarding the specific scope, terms and conditions of an  exemption  as it  applies to you,  as an  investor,  before  relying on that exemption's availability.

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      Class  Exemptions  for  Purchases and Sales of  Securities.  The following exemptions may apply to a purchase or sale of securities  between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand:

      o     PTCE 84-14, which exempts certain transactions approved on behalf of the plan by a qualified professional asset manager, or QPAM.

      o     PTCE 86-128,  which exempts certain  transactions between a plan and certain broker-dealers.

      o     PTCE  90-1,  which  exempts  certain  transactions  entered  into by insurance  company pooled separate accounts in which plans have made investments.

      o     PTCE 91-38, which exempts certain  transactions entered into by bank collective investment funds in which plans have made investments.

      o     PTCE 96-23, which exempts certain transaction  approved on behalf of a plan by an in-house investment manager, or INHAM.

      These exemptions do not expressly  address  prohibited  transactions  that might result from transactions incidental to the operation of a trust. We cannot assure you that a purchase  or sale of  securities  in  reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

      Class  Exemptions for Purchases and Sales of Securities  and  Transactions
Incidental to the Operation of the Trust. The following  exemptions may apply to a purchase or sale of securities  between an ERISA plan, a Keogh plan, an IRA or related  investment  vehicle,  on the one  hand,  and a  party  in  interest  or disqualified  person,  on the  other  hand,  and may also  apply  to  prohibited transactions that may result from transactions  incident to the operation of the trust:

      o     PTCE 95-60, which exempts certain  transactions  involving insurance company general accounts.

      o     PTCE 83-1, which exempts certain transactions involving the purchase of pass- through  certificates  in mortgage pool  investment  trusts from,  and the sale of such  certificates  to, the pool sponsor,  as well as  transactions in connection with the servicing and operation of the pool.

      Administrative  Exemption for Offerings  Managed by Certain  Underwriters.
The DOL has also issued  exemptions to several  underwriters of securities,  for specific  offerings  in  which  that  underwriter  or  any  person  directly  or indirectly,  through one or more intermediaries,  controlling,  controlled by or under common control with that underwriter is an underwriter, placement agent or a manager or co-manager of the underwriting syndicate or selling group where the trust and the offered certificates meet specified conditions.  Each of these are called  an  Underwriters'  Exemption.  Amendments  to each of the  Underwriters'
Exemptions may be found at 62 Fed. Reg. 39021 (July 21, 1997), PTE 2002-58 at 65
Fed. Reg. 67765 (November 13, 2000) and PTE 2002-41 at 67 Fed. Reg.  54487.  The
Underwriters'   Exemptions,   as  amended,  provides  a  partial  exemption  for
transactions  involving  certificates  representing  a beneficial  interest in a trust and entitling the holder to pass-through  payments of principal,  interest and/or other  payments with respect to the trust's  assets or a debt  instrument issued by the trust.  These certificates and debt instruments are referred to in this prospectus  as"Securities." When applicable,  the

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Underwriters' Exemptions applies to the initial purchase, holding and subsequent resale of Securities,  and certain transactions  incidental to the servicing and operation of the assets of such a trust.

      In order for the Underwriters' Exemptions to be available to a purchase of securities,  the trust's  assets must consist solely of certain types of assets, including  obligations  that bear  interest or are  purchased  at a discount and which are secured by  single-family  residential,  multi-family  residential and
commercial   property   (including  certain  obligations  secured  by  leasehold
interests on  commercial  property);  fractional  undivided  interests in any of these  obligations;  property  which  had  secured  any  of  these  obligations;
undistributed cash; rights under any insurance policies, third-party guarantees, contracts of suretyship,  certain  interest rate cap and swap payments and yield maintenance  agreements as described  below;  other credit support  arrangements with respect to any of the these obligations; and a pre-funding account.

      Conditions for Pre-Funding  Accounts.  If the trust includes a pre-funding account, the following conditions also apply:

      o     The ratio of the amount allocated to the pre-funding  account to the total principal  amount of the securities being offered must be less than or equal to 25%.

      o     All  additional  obligations  transferred  to the  trust  after  the closing date of the offering of securities  must meet the same terms and  conditions  of  eligibility  for  inclusion in the trust as the obligations placed in the trust at or prior to the closing date, and these  terms and  conditions  must have been  approved by Standard &
            Poor's Rating Services,  Inc.,  Moody's Investors  Service,  Inc. or
            Fitch Ratings, called the Exemption Rating Agencies. These terms and conditions  may be changed if the changes  receive prior approval of either an Exemption  Rating Agency or a majority vote of outstanding certificateholders.

      o     After the  transfer  of  additional  obligations  to the trust,  the securities  must  have a credit  rating  from  one of the  Exemption
            Rating  Agencies at least a high as the rating  assigned at the time of the initial issuance of the securities.

      o     The use of pre-funding does not, in and of itself, cause a reduction of  100  basis  points  or  more  in  the  weighted  average  annual percentage  interest rate of all of the obligations  included in the trust between the time of initial issuance of the securities and the end of the pre-funding period.

      o     Either the  characteristics  of the  obligations  added to the trust during the pre- funding  period must be monitored by an  independent
            insurer  or  other  independent  credit  support  provider,   or  an
            independent  accountant  must furnish a letter,  prepared  using the same type of procedures as were applicable to the obligations  which were  transferred to the trust as of the closing date of the initial offering of securities,  stating whether or not the  characteristics
            of  the  additional   obligations  conform  to  the  characteristics
            described in the prospectus or prospectus supplement.

      o     The  pre-funding  period must end no later than three months,  or 90 days if later,  after the closing  date of the  initial  issuance of securities,  or  earlier  in  certain  circumstances  if the  unused balance in the pre-funding  account falls below a specified  minimum level or an event of default occurs.

      o     Amounts  transferred to any pre-funding  account and/or  capitalized interest  account used in  connection  with the  pre-funding  may be invested only in investments  which are

                                      131

            described in the pooling and servicing  agreement,  are permitted by the Exemption  Rating  Agencies  rating the securities and have been rated,  or the obligor has been rated,  in one of the three  highest generic rating categories by one of the Exemption Rating Agencies or
            else  are  either  direct   obligations  of,  or  obligations  fully
            guaranteed  as to timely  payment of principal  and interest by, the
            United  States or any agency or  instrumentality  thereof,  provided that such obligations are backed by the full faith and credit of the
            United States.

      o     The prospectus or prospectus  supplement  must describe the duration of the pre- funding period.

      o     The  trustee,  or any agent  with  which the  trustee  contracts  to provide trust services,  must be a substantial financial institution or trust company  experienced in trust  activities and familiar with its  duties,  responsibilities  and  liabilities  with ERISA and the trustee, as legal owner of the assets of the trust, must enforce all the  rights  created  in  favor  of  Securityholders  of the  trust, including ERISA plans.

      Additional Conditions for the Underwriters' Exemption. If the requirements applicable  to the trust and  pre-funding  account  are met,  the  Underwriters'
Exemption will apply to a particular  transaction only if the transaction  meets the following additional conditions:

      o     The acquisition of securities by an ERISA Plan, a Keogh Plan, an IRA or a related investment  vehicle is on terms,  including price, that are at  least  as  favorable  to the  buyer  as they  would be in an arm's-length transaction with an unrelated party.

      o     The rights and interests evidenced by the securities acquired by the
            ERISA Plan,  Keogh Plan, IRA or related  investment  vehicle are not
            subordinated  to  the  rights  and  interests   evidenced  by  other
            securities  of the same trust unless none of the  mortgage  loans or other assets has a  loan-to-value  ratio that exceeds 100% as of the date of the issuance of the securities.

      o     The  securities  acquired  by the ERISA  Plan,  Keogh  Plan,  IRA or related  investment vehicle have received a rating that is in one of four highest  generic rating  categories  from the Exemption  Rating
            Agencies.  The  securities  must be rated in one of the two  highest
            generic   categories  by  the  Exemption   Rating  Agencies  if  the
            loan-to-value ratio of any  one-to-four-family  residential mortgage loan or home equity loan held in the trust  exceeds 100% at the date
            of  issuance  of  the   securities.   However,   in  that  case  the
            Underwriters' Exemptions will not apply (a) to any of the securities if (x) any  mortgage  loan or other  asset held in the trust  (other than a one- to four-family  residential mortgage loan or home equity loan) has a  loan-to-value  ratio that  exceeds  100% at the date of
            issuance  of  the   securities  or  (y)  any  one-  to   four-family
            residential  mortgage  loan or home equity loan has a  loan-to-value ratio  that  exceeds  125%  at  the  date  of  the  issuance  of the securities or (b) to any subordinate securities.

      o     The trustee of the trust is not an affiliate  of the trust  sponsor, any servicer, any underwriter, any insurer, any swap counterparty or any obligor with respect to obligations or receivables  constituting more than 5% of the aggregate  unamortized  principal balance of the assets in the trust,  determined on the date of initial  issuance of securities, or any affiliate of any of these entities.

      o     The sum of all payments  made to and retained by the  underwriter(s)
            or  selling   agents  must   represent  not  more  than   reasonable
            compensation  for  underwriting  the  securities;

                                      132

            the sum of all payments made to and retained by the sponsor pursuant to the assignment of the assets to the trust must represent not more than the fair market value of such  obligations;  and the sum of all payments  made to and retained by all servicers  must  represent not more than  reasonable  compensation  for such persons'  services and reimbursement  of such  person's  reasonable  expenses in connection with such services.

      o     The  investing  ERISA plan,  Keogh plan,  IRA or related  investment vehicle must be an accredited  investor as defined in Rule 501(a)(1)
            of Regulation D of the Commission  under the Securities Act of 1933, as amended.

      o     In the case of certain  types of issuers,  the pooling and servicing agreement contains restrictions  necessary to ensure that the assets of the trust may not be reached by creditors of the depositor in the event of its bankruptcy or insolvency and prohibits all parties from filing an involuntary  bankruptcy or insolvency petition against the trust,  and a true sale  opinion  is issued in  connection  with the transfer of assets to the trust.

      The Underwriters'  Exemptions permit  interest-rate  swaps,  interest rate caps and yield  supplement  agreements  to be assets of a trust  fund if certain conditions are satisfied.

      An  interest-rate  swap or (if  purchased by or on behalf of the trust) an interest-rate  cap contract  (collectively,  a "Swap" or "Swap  Agreement") is a permitted  trust  fund asset if it:  (a) is an  "eligible  Swap;" (b) is with an
"eligible  counterparty;"  (c) is purchased by a "qualified  plan investor;" (d)
meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the trust  to  make  termination  payments  to the  Swap  counterparty  (other  than currently  scheduled  payments)  solely from excess spread or amounts  otherwise payable to the servicer, depositor or seller.

      An "eligible Swap" is one which: (a) is denominated in U.S.  dollars;  (b)
pursuant to which the trust pays or  receives,  on or  immediately  prior to the respective payment or distribution date for the class of securities to which the
Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly  available  index (e.g.,  LIBOR or the U.S.  Federal  Reserve's Cost of
Funds  Index  (COFI)),  with the trust  receiving  such  payments  on at least a quarterly basis and obligated to make separate  payments no more frequently than the  counterparty,  with all  simultaneous  payments  being  netted  ("Allowable
Interest Rate");  (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates,  or (ii)
the portion of the principal  balance of such class  represented  by obligations
("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable  notional amount, the day count fractions,  the fixed or floating rates  permitted  above,  and  the  difference  between  the  products  thereof, calculated  on a one-to-one  ratio and not on a multiplier  of such  difference)
("Leveraged");  (e) has a final  termination  date that is either the earlier of the date on which the issuer  terminates or the related class of securities  are fully  repaid and (f) does not  incorporate  any  provision  which could cause a unilateral  alteration in the interest rate requirements  described above or the prohibition against leveraging.

      An "eligible  counterparty"  means a bank or other  financial  institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit  rating  categories or one of the two highest short  term  credit  rating  categories  utilized  by at least one of the Rating
Agencies rating the  securities;  provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either  have a long term  rating in one of the three  highest  long term  rating categories or not have a long term rating from the applicable Rating Agency.

                                      133

      A "qualified plan investor" is a plan where the decision to buy such class of  securities  is made  on  behalf  of the  plan  by an  independent  fiduciary qualified to understand the Swap  transaction and the effect the Swap would have on the rating of the  securities  and such  fiduciary is either (a) a "qualified professional  asset manager"  ("QPAM") under PTCE 84-14,  (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the  securities  are acquired by the plan.

      In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and  conditions  of the Swap),  the Swap  Agreement  must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating  Agency below a level  specified by the Rating  Agency,  the servicer must, within the period specified under the Pooling and Servicing Agreement: (a)
obtain a  replacement  Swap  Agreement  with an eligible  counterparty  which is acceptable  to the Rating  Agency and the terms of which are  substantially  the same as the current Swap  Agreement  (at which time the earlier  Swap  Agreement
must  terminate);   or  (b)  cause  the  Swap   counterparty  to  establish  any
collateralization  or other  arrangement  satisfactory to the Rating Agency such that the then current  rating by the Rating  Agency of the  particular  class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must  specifically  obligate the  counterparty  to perform  these duties for any class of  securities  with a term of more than one year).  In the event that the servicer fails to meet these  obligations,  holders of the  securities  that are employee benefit plans or other retirement  arrangements must be notified in the immediately  following  periodic  report which is provided to the holders of the securities  but in no event  later  than the end of the second  month  beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Underwriters'  Exemptions will prospectively cease to be applicable to any class of  securities  held by an employee  benefit plan or other retirement arrangement which involves such ratings dependent Swap.

      "Non-ratings  dependent  Swaps" (those where the rating of the  securities does not  depend on the terms and  conditions  of the Swap) are  subject  to the following  conditions.  If the credit rating of the counterparty is withdrawn or reduced below the lowest level  permitted  above,  the servicer  will,  within a specified  period  after  such  rating  withdrawal  or  reduction:  (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially  the same as the current Swap Agreement (at which time the earlier
Swap Agreement must  terminate);  (b) cause the  counterparty to post collateral with the trust in an amount equal to all payments  owed by the  counterparty  if the Swap  transaction  were  terminated;  or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or  similar  arrangement  or (if  purchased  by or on  behalf  of the  trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional  principal  amount  and/or is  written  on an  International  Swaps and
Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the  trust  fund if it meets  the  following  conditions:  (a) it is denominated in U.S. dollars;  (b) it pays an Allowable  Interest Rate; (c) it is not Leveraged;  (d) it does not allow any of these three preceding  requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible  counterparty and (f) it has an Allowable
Notional Amount.

      Limits  on  Scope  of  the  Underwriters'  Exemptions.  The  Underwriters'
Exemptions  will  not  provide  complete  exemptive  relief  even  where a trust satisfies all of the  conditions  applicable to the trust and all of the general conditions  are met. It does not provide  relief for the purchase of  securities from, or the sale of securities to, a party in interest or  disqualified  person where  the party in  interest  or  disqualified  person  is a  fiduciary  of the purchaser  or seller  in which  the  fiduciary  receives  consideration  for its personal account from any party other than the purchaser or the seller.

                                      134

      The  Underwriters'  Exemptions also will not provide  exemptive relief for the  purchase  and  holding of  securities  by a  fiduciary  on behalf of a plan sponsored by the trust's sponsor, the trustee,  any insurer,  any servicer,  any obligor  with  respect  to  obligations  or  receivables  included  in the trust constituting more than 5% of the aggregate  unamortized principal balance of the assets  in the  trust,  determined  on  the  date  of  initial  issuance  of the securities,  and any  affiliate  of any of  these  entities.  The  Underwriters'
Exemptions  generally  provides exemptive relief in other cases for the purchase of  securities  from,  or the sale of  securities  to, a party  in  interest  or disqualified  person  where the party in  interest or  disqualified  person is a fiduciary  of the  purchaser or seller and is also an obligor with respect to 5%
or less of the fair market value of obligations or receivables  contained in the trust or an affiliate only when the following additional conditions are met:

      o     The purchaser or seller is not an ERISA plan, an IRA or a Keogh plan that is  sponsored by an  underwriter  or selling  agent,  a trust's sponsor,  the trustee, any insurer, any servicer or any obligor with
            respect  to  obligations  or  receivables   included  in  the  trust
            constituting  more than 5% of the  aggregate  unamortized  principal balance  of the  assets  in the  trust,  determined  on the  date of initial issuance of the securities, or any affiliate of any of these entities.

      o     Solely in the case of initial  issuance of securities,  at least 50%
            of each  class of  securities  issued  by the trust is  acquired  by persons  independent  of the  underwriters  or selling  agents,  the trust's sponsor, the trustee, any insurer, any servicer, any obligor with respect to  obligations  or  receivables  included in the trust constituting  more than 5% of the  aggregate  unamortized  principal balance  of the  assets  in the  trust,  determined  on the  date of initial  issuance of the  securities,  and any  affiliate  of any of these entities.

      o     The purchaser's investment in each class of securities issued by the trust  does not exceed  25% of all of the  securities  in such class outstanding at the time of the issuance.

      o     Immediately  after  the  acquisition,   no  more  than  25%  of  the
            purchaser's  assets  are  invested  in  securities  issued by trusts
            containing   assets   sold  or   serviced  by  an  entity  that  has
            discretionary  authority  over the  purchaser or renders  investment advice to the purchaser for a fee.

      The Underwriters' Exemptions provide relief for transactions in connection with the servicing, operation and management of a trust only if:

      o     The  transactions  are carried out in accordance with the terms of a binding pooling and servicing agreement.

      o     The  pooling  and  servicing  agreement  is  provided  to,  or fully described  in the  prospectus  or offering  memorandum  provided to, investing  ERISA  plans,  Keogh plans,  IRAs and related  investment vehicles before they purchase securities issued by the trust.

      Statutory  Exemption for Insurance  Company  General  Accounts.  Insurance
companies  contemplating  the  investment  of  general  account  assets  in  the securities  should  consult  with  their  legal  advisors  with  respect  to the applicability of Section 401(c) of ERISA and regulations thereunder.

                                      135

Consultation with Counsel

      There can be no assurance  that any DOL exemption  will apply with respect to any  particular  Plan  that  acquires  the  securities  or,  even  if all the conditions specified therein were satisfied, that any such exemption would apply to  transactions  involving the trust fund.  Prospective  Plan investors  should consult with their legal counsel concerning the impact of ERISA and the Code and the potential  consequences to their specific  circumstances  prior to making an investment in the securities.  Neither the Depositor,  the Trustee, the Servicer
nor any of their  respective  affiliates  will  make any  representation  to the effect that the securities  satisfy all legal  requirements  with respect to the investment  therein by Plans  generally or any particular  Plan or to the effect that the  securities are an  appropriate  investment for Plans  generally or any particular Plan.

Government Plans

      Government  plans are generally not subject to the fiduciary  standards of
ERISA or the prohibited  transaction rules of ERISA or the Code.  However,  many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other  requirements for investment  transactions  involving the assets of government  plans. If you are considering  investing in securities on behalf of a government plan, you should consult with your advisors  regarding the requirements of applicable state law.

Required Deemed Representations of Investors

      If so provided in the prospectus  supplement for a series,  a purchaser of the one or more classes of the related  securities  may be required to represent or may be deemed to have represented that either (a) it is not an ERISA Plan, an
IRA or a Keogh Plan and is not purchasing  such securities by or on behalf of or with plan assets of an ERISA Plan, an IRA or a Keogh Plan or (b) the purchase of any such  securities by or on behalf of or with plan assets of an ERISA Plan, an
IRA or a Keogh Plan is permissible  under applicable law, will not result in any non-exempt  prohibited  transaction  under ERISA or Section 4975 of the Code and will not subject the Servicer, the Depositor or the Trustee to any obligation in addition to those undertaken in the related Agreement.  A fiduciary of a Plan or any  person  investing  plan  assets to  purchase  securities  must make its own determination that the conditions for purchase will be satisfied with respect to such securities.

      THIS  DISCUSSION IS A GENERAL  DISCUSSION OF SOME OF THE RULES WHICH APPLY
TO ERISA PLANS, KEOGH PLANS, IRAS, GOVERNMENT PLANS AND THEIR RELATED INVESTMENT
VEHICLES.  PRIOR  TO  MAKING  AN  INVESTMENT  IN  SECURITIES,  PROSPECTIVE  PLAN
INVESTORS  SHOULD  CONSULT WITH THEIR LEGAL AND OTHER  ADVISORS  CONCERNING  THE
IMPACT OF ERISA AND THE CODE AND,  PARTICULARLY IN THE CASE OF GOVERNMENT  PLANS
AND RELATED INVESTMENT  VEHICLES,  ANY ADDITIONAL STATE LAW CONSIDERATIONS,  AND
THE POTENTIAL CONSEQUENCES IN THEIR SPECIFIC CIRCUMSTANCES.

                                LEGAL INVESTMENT

      The prospectus supplement for each series of securities will specify which classes of securities of the series,  if any, will constitute  mortgage  related securities  for purposes of the Secondary  Mortgage  Market  Enhancement  Act of
1984. Any class of securities that is not rated in one of the two highest rating categories by one or more nationally  recognized  statistical rating agencies or that  represents an interest in a trust fund that includes junior mortgage loans will not constitute  mortgage related  securities for purposes of SMMEA Mortgage related  securities  are  legal  investments  to the  same  extent  that,  under

                                      136

applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or  instrumentality  thereof constitute legal investments  for  persons,  trusts,  corporations,  partnerships,  associations, business  trusts  and  business  entities,  including  depository  institutions, insurance  companies and pension funds created pursuant to or existing under the laws of the United States or of any state,  the authorized  investments of which are subject to state  regulation.  Under SMMEA,  if a state enacted  legislation prior to October 3, 1991 specifically limiting the legal investment authority of any entities with respect to mortgage related  securities,  the securities would constitute  legal  investments for entities  subject to that legislation only to the extent provided in that  legislation.  SMMEA provides,  however,  that in no event will the enactment of any  legislation of this kind affect the validity of any  contractual  commitment  to  purchase,  hold or invest in mortgage  related securities, or require the sale or other disposition of such securities, so long as that contractual commitment was made or the securities were acquired prior to the enactment of that legislation.

      SMMEA also amended the legal investment  authority of federally  chartered depository  institutions as follows:  federal savings and loan  associations and federal  savings  banks may  invest in,  sell or  otherwise  deal with  mortgage related  securities  without  limitation  as to the  percentage  of their assets represented thereby,  federal credit unions may invest in those securities,  and national  banks may  purchase  those  securities  for their own account  without regard to the  limitations  generally  applicable to investment  securities  set forth in 12 U.S.C.  24  (Seventh),  subject in each case to  regulations  as the applicable federal regulatory authority may prescribe.

      On April 23, 1998, the Federal Financial Institutions  Examination Council
issued a revised  supervisory  policy  statement  applicable  to all  depository institutions,  setting forth  guidelines for  investments in high-risk  mortgage securities.  The 1998 policy  statement has been adopted by the Federal  Reserve
Board,  the Office of the  Comptroller  of the Currency,  the FDIC, the National
Credit  Union  Administration  and the  Office  of  Thrift  Supervision  with an effective date of May 26, 1998. The 1998 policy statement rescinds a 1992 policy statement  that had required,  prior to purchase,  a depository  institution  to determine whether a mortgage derivative product that it is considering acquiring is  high-risk,  and,  if so,  that the  proposed  acquisition  would  reduce the institution's  overall interest rate risk. The 1998 policy statement  eliminates former  constraints  on  investing  in  certain  high-risk  mortgage  derivative products and  substitutes  broader  guidelines  for  evaluating  and  monitoring investment risk.

      The Office of Thrift  Supervision  (the "OTS") has issued Thrift Bulletins
73a, entitled  "Investing in Complex  Securities" ("TB 73a"), which is effective as of December  18, 2001 and applies to savings  associations  regulated  by the
OTS, and 13a, entitled "Management of Interest Rate Risk, Investment Securities,
and  Derivatives  Activities"  ("TB 13a"),  which is effective as of December 1,
1998, and applies to thrift institutions regulated by the OTS.

      One of the primary purposes of TB 73a is to require savings  associations, prior to taking  any  investment  position,  to  determine  that the  investment position meets applicable  regulatory and policy  requirements  (including those set forth TB 13a (see  below)) and  internal  guidelines,  is  suitable  for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities,  additional analysis,  including, among others, analysis of repayment  terms,  legal structure,  expected  performance of the issuer and any underlying assets as well as analysis of the effects of payment  priority,  with respect to a security  which is divided  into  separate  tranches  with  unequal payments, and collateral investment parameters,  with respect to a security that is  prefunded  or  involves a  revolving  period.  TB 73a  reiterates  OTS's due diligence  requirements  for  investing  in all  securities  and warns that if a savings  association  makes an  investment  that  does  not meet the  applicable regulatory requirements,  the savings association's investment practices will be subject to criticism,  and OTS may require  divestiture of such securities.  OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability,  interest rate risk, and classification factors.

                                      137

For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any  collateralized  mortgage  obligation  or real estate  mortgage
investment   conduit   security,   other  than  any  "plain  vanilla"   mortgage
pass-through  security (that is,  securities  that are part of a single class of securities in the related pool that are non-callable and do not have any special features).  Accordingly, all Classes of the Offered Certificates would likely be viewed as "complex securities." With respect to quality and suitability factors,
TB 73a warns (i) that a savings  association's  sole reliance on outside ratings for material  purchases of complex securities is an unsafe and unsound practice,
(ii) that a savings  association  should  only use  ratings  and  analyses  from nationally recognized rating agencies in conjunction with, and in validation of, its own  underwriting  processes,  and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings  associations should follow the guidance  set  forth in TB 13a.  With  respect  to  collateralized  loan or bond obligations,  TB 73a also  requires that the savings  associations  meet similar
requirements  with  respect  to  the  underlying  collateral,   and  warns  that
investments  that are not fully rated as to both  principal  and interest do not meet OTS regulatory requirements.

      One of the primary  purposes of TB 13a is to require thrift  institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant  transaction"  involving securities or financial  derivatives,  and  (ii)  conduct  a  pre-purchase  price  sensitivity analysis of any "complex security" or financial  derivative.  The OTS recommends that while a thrift institution should conduct its own in-house  pre-acquisition analysis, it may rely on an analysis conducted by an independent  third-party as long as management understands the analysis and its key assumptions. Further, TB
13a recommends that the use of "complex  securities with high price sensitivity"
be limited to  transactions  and  strategies  that lower a thrift  institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift  institutions that do not have adequate risk  measurement,  monitoring and  control  systems  may be viewed by OTS  examiners  as an unsafe and unsound practice.

      Prospective  investors  in the  securities,  including in  particular  the classes of securities  that do not constitute  mortgage  related  securities for purposes  of SMMEA  should  consider  the  matters  discussed  in the  following paragraph.

      There may be other  restrictions  on the  ability  of  certain  investors, including depository institutions,  either to purchase securities or to purchase securities  representing  more than a  specified  percentage  of the  investor's assets. Investors should consult their own legal advisors in determining whether and to what  extent  the  securities  constitute  legal  investments  for  those investors or are subject to investment,  capital or other restrictions,  and, if applicable,  whether SMMEA has been overridden in any  jurisdiction  relevant to that investor.

                                       138

                             METHODS OF DISTRIBUTION

      The securities  offered hereby and by the related  prospectus  supplements will be offered in series  through one or more of the methods  described  in the paragraph  below.  The  prospectus  supplement  prepared  for each  series  will describe  the method of offering  being  utilized for that series and will state the net proceeds to the depositor from the sale.

      The  depositor  intends  that  securities  will  be  offered  through  the following  methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the  securities of a particular  series may be made through a  combination  of two or more of these methods. These methods are as follows:

      (1)   By  negotiated  firm  commitment  or best efforts  underwriting  and public re-offering by underwriters;

      (2)   By placements by the depositor with institutional  investors through dealers; and

      (3)   By direct placements by the depositor with institutional investors.

      If  underwriters  are  used in a sale  of any  securities,  other  than in connection with an underwriting on a best efforts basis,  the securities will be acquired by the  underwriters  for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment  therefor.  The underwriters may be  broker-dealers affiliated  with  the  depositor  whose  identities  and  relationships  to  the depositor  will  be as set  forth  in the  related  prospectus  supplement.  The managing  underwriter or underwriters  with respect to the offer and sale of the securities  of a  particular  series  will  be set  forth  on the  cover  of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

      In connection with the sale of the securities  offered,  underwriters  may receive compensation from the depositor or from purchasers of such securities in the form of discounts,  concessions  or  commissions.  Underwriters  and dealers participating  in  the  distribution  of the  securities  may  be  deemed  to be underwriters in connection with the securities, and any discounts or commissions received  by them from the  depositor  and any  profit on the  resale of offered securities by them may be deemed to be  underwriting  discounts and  commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting  agreement  pertaining to the sale of offered  securities  of any series will provide that the  obligations  of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all the securities if any are purchased,  other than in connection with an  underwriting  on a best efforts basis,  and that, in limited circumstances,  the depositor  will indemnify the several  underwriters  and the underwriters  will indemnify the depositor  against  certain civil  liabilities, including  liabilities  under the Securities  Act of 1933 or will  contribute to payments required to be made in respect thereof.

      The prospectus supplement with respect to any series offered by placements through  dealers will contain  information  regarding the nature of the offering and any  agreements to be entered into between the  depositor and  purchasers of offered securities of the series.

      The depositor  anticipates that the securities offered hereby will be sold
primarily  to  institutional   investors  or   sophisticated   non-institutional
investors.  Purchasers of offered securities,  including dealers, may, depending on the facts and  circumstances of such purchases,  be deemed to be underwriters within

                                       139

the meaning of the Securities Act of 1933 in connection  with reoffers and sales by them of the offered securities.  Holders of offered securities should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

      Certain  legal matters in connection  with the  securities  will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York.

                              FINANCIAL INFORMATION

      The  depositor  has  determined  that  its  financial  statements  are not material to the offering made hereby. Any prospective  purchaser that desires to review  financial  information  concerning the depositor will be provided by the depositor on request with a copy of the most recent financial  statements of the depositor.

                                     RATING

      It is a condition  to the  issuance of any class of  securities  that they shall have been rated not lower than  investment  grade,  that is, in one of the
four  highest  rating  categories,   by  at  least  one  nationally   recognized
statistical rating organization.

      Any ratings on the  securities  address the  likelihood  of receipt by the holders  thereof of all  collections on the underlying  mortgage assets to which such holders are  entitled.  These  ratings  address the  structural,  legal and issuer-related  aspects  associated  with  the  securities,  the  nature  of the underlying mortgage assets and the credit quality of the guarantor,  if any. The ratings  do  not  represent  any  assessment  of  the  likelihood  of  principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result,  securityholders might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

                              AVAILABLE INFORMATION

      The  depositor  is  subject  to  the  informational  requirements  of  the
Securities  Exchange Act of 1934 and in accordance  therewith  files reports and other information with the Securities and Exchange Commission. Reports and other information  filed by the  depositor  can be inspected  and copied at the public reference  facilities  maintained  by the  Commission  at its  Public  Reference
Section,  450 Fifth  Street,  N.W.,  Washington,  D.C.  20549,  and its Regional
Offices located as follows:  Chicago  Regional  Office,  500 West Madison,  14th
Floor,  Chicago,  Illinois 60661;  New York Regional  Office,  Seven World Trade
Center,  New York, New York 10048.  Copies of this material can also be obtained from the Public  Reference  Section of the Commission,  450 Fifth Street,  N.W.,
Washington,  D.C.  20549,  at prescribed  rates and  electronically  through the
Commission's  Electronic  Data Gathering,  Analysis and Retrieval  System at the
Commission's  Web site  (http:\\www.sec.gov).  The depositor  does not intend to send any financial reports to securityholders.

      This  prospectus  does not contain all of the information set forth in the registration  statement,  of which this  prospectus  forms a part,  and exhibits thereto which the depositor has filed with the  Commission  under the securities
Act of 1933 and to which reference is hereby made.

                                      140

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      There are incorporated into this prospectus by reference all documents and reports  filed or caused to be filed by the  depositor  with  respect to a trust fund under Section 13(a),  13(c), 14 or 15(d) of the Securities  Exchange Act of
1934,  prior to the  termination  of the offering of securities  offered  hereby evidencing  interest in a trust fund.  The depositor will provide or cause to be provided  without charge to each person to whom this  prospectus is delivered in connection  with the  offering  of one or more  classes  of  securities  offered hereby,  a copy  of any or all  documents  or  reports  incorporated  herein  by reference,  in each case to the extent those  documents or reports relate to one or more of the classes of those offered  securities,  other than the exhibits to those documents (unless the exhibits are specifically  incorporated by reference in the  documents).  Requests to the depositor  should be directed in writing to its principal  executive office at 1100 Town & Country Road, Orange,  California
92868,  Attention:  Secretary,  or by telephone at (714) 541-9960. The depositor has determined that its financial statements are not material to the offering of any securities offered hereby.

                                      141

                                    GLOSSARY

Accrual  Securities:  A class of securities  as to which  accrued  interest or a portion  thereof  will  not be  distributed  but  rather  will be  added  to the principal  balance  of the  security  on each  distribution  date in the  manner described in the related prospectus supplement.

Applicable  Federal  Rate:  A rate based on the  average  of  current  yields on
Treasury securities, which rate is computed and published monthly by the IRS.

ARM Loan: A mortgage loan with an interest rate that adjusts periodically,  with a corresponding  adjustment in the amount of the monthly  payment,  to equal the sum of a fixed percentage amount and an index.

Call Class: The holder of a non-offered  class of securities that has the right, at its  discretion,  to  terminate  the related  trust fund on and effect  early retirement  of the  securities  of such  series in the  manner  described  under
"Description of the Securities--Termination" in this prospectus.

CERCLA:  The Comprehensive  Environmental  Response,  Compensation and Liability
Act, as amended.

Clean-up  Call:  The right of the party  entitled to effect a  termination  of a trust fund upon the aggregate  principal  balance of the outstanding  trust fund assets for the series at that time being less than the percentage,  as specified in the related prospectus supplement,  of the aggregate principal balance of the trust fund assets at the cut-off date for that series and which  percentage will be between 25% and 0%.

Closing Date:  With respect to any series of  securities,  the date on which the securities are issued.

Code: The Internal Revenue Code of 1986, as amended.

Commission: The Securities and Exchange Commission.

Committee Report:  The conference  committee report  accompanying the Tax Reform
Act of 1986.

CPR: The Constant  Prepayment  Rate model,  which  assumes that the  outstanding principal  balance of a pool of mortgage  loans prepays at a specified  constant annual rate.  In  generating  monthly  cash flows,  this rate is converted to an equivalent constant monthly rate.

Crime Control Act: The Comprehensive Crime Control Act of 1984.

DIDMC: The Depository  Institutions  Deregulation  and Monetary  Control  Act of
1980.

DOL: The U.S. Department of Labor.

DOL Regulations:  The regulations promulgated by the U.S. Department of Labor at
29 C.F.R. ss.2510. 3-101

Due Period: The second day of the month immediately preceding the month in which the distribution  date occurs,  or the day after the cut-off date in the case of the first Due  Period,  and ending on the first day of the month of the  related distribution date, unless the prospectus supplement specifies otherwise.

Equity  Certificates:  Where the  issuer  is an owner  trust,  the  certificates evidencing ownership of the trust fund.

                                      142

ERISA Permitted  Investments:  The types of investments  permitted by the rating agencies named in the  Underwriter's  Exemption issued by the DOL in which funds in a pre-funding account may be invested.

FTC Rule: The "Holder in the Due Course" Rule of the Federal Trade Commission.

Garn-St. Germain Act: The Garn-St. Germain Depositor Institutions Act of 1982.

Grantor Trust Certificate:  A certificate  representing an interest in a Grantor
Trust Fund.

Grantor Trust Fractional Certificate:  A Grantor Trust Certificate  representing an undivided equitable ownership interest in the principal of the mortgage loans constituting  the related  Grantor  Trust Fund,  together  with  interest on the
Grantor Trust Certificates at a pass-through rate.

Grantor Trust Strip Certificate:  A certificate representing ownership of all or a  portion  of the  difference  between  interest  paid  on the  mortgage  loans constituting the related Grantor Trust Fund (net of normal  administration  fees and any retained  interest of the depositor) and interest paid to the holders of
Grantor  Trust  Fractional  Interest  Certificates  issued  with  respect to the
Grantor  Trust Fund.  A Grantor  Trust  Strip  Certificate  may also  evidence a nominal ownership  interest in the principal of the mortgage loans  constituting the related Grantor Trust Fund.

Grantor Trust Fund: A trust fund as to which no REMIC  election will be made and which  qualifies  as a grantor  trust  within the  meaning of Subpart E, part I, subchapter J of Chapter 1 of the Code.

High Cost  Loan:  A  mortgage  loan  subject  to the Home  Ownership  and Equity
Protection Act of 1994.

High LTV Loan: Mortgage loans with loan-to-value  ratios in excess of 80% and as high as 150% and which are not insured by a primary insurance policy.

Homeownership Act: The Home Ownership and Equity Protection Act of 1994.

Insurance Proceeds:  Proceeds received with respect to a mortgage loan under any hazard insurance policy, special insurance policy, primary insurance policy, FHA insurance  policy,  VA guarantee,  bankruptcy  bond or mortgage  pool  insurance policy,  to the extent such proceeds are not applied to the  restoration  of the property  or released  to the  mortgagor  in  accordance  with normal  servicing procedures.

Liquidated Loan: A defaulted mortgage loan that is finally  liquidated,  through foreclosure sale or otherwise.

Liquidation Proceeds: All amounts,  other than Insurance Proceeds,  received and retained in connection  with the  liquidation  of a defaulted  mortgage loan, by foreclosure or otherwise.

Lockout Date:  The date of  expiration  of the Lockout  Period with respect to a mortgage loan.

Lockout Period:  The period specified in a mortgage note during which prepayment of the mortgage loan is prohibited.

Mortgage: The mortgage,  deed of trust or similar instrument securing a mortgage loan.

NBRC: The National Bankruptcy Review Commission.

NCUA: The National Credit Union Administration.

                                      143

Nonrecoverable Advance: An advance made or to be made with respect to a mortgage loan which the master  servicer  determines is not ultimately  recoverable  from
Related Proceeds.

OID Regulations:  The rules governing original issue discount that are set forth in  Sections  1271-1273  and  1275  of the  Code  and in  the  related  Treasury regulations.

Partnership Certificate: A certificate representing an interest in a Partnership
Trust Fund.

Partnership  Trust Fund: A trust fund as to which no REMIC election will be made and which  qualifies  as a  partnership  within the meaning of  subchapter  K of
Chapter 1 of the Code.

Plans:  Employee  pension  and  welfare  benefit  plans  subject  to  ERISA  and tax-qualified  retirement  plans  described  in  Section  401(a)  of the Code or
Individual Retirement Accounts described in Section 408 of the Code.

Prepayment Assumption:  With respect to a REMIC Regular Certificate or a Grantor
Trust Certificate, the assumption as to the rate of prepayments of the principal balances  of  mortgage  loans held by the trust fund used in pricing the initial offering of that security.

Prepayment Period:  The calendar month immediately  preceding the month in which the  distribution  date  occurs,  unless  the  prospectus  supplement  specifies otherwise.

PTCE: Prohibited Transaction Class Exemption

Purchase  Price:  As to any mortgage loan, an amount equal to the sum of (1) the unpaid  principal  balance of the mortgage loan, (2) unpaid accrued  interest on the  Stated  Principal  Balance  at the rate at which  interest  accrues  on the mortgage loan, net of the servicing fee and any retained interest, from the date as to which  interest was last paid to the calendar  month in which the relevant purchase is to occur, (3) any unpaid  servicing fees and unreimbursed  servicing expenses  payable or  reimbursable  to the master  servicer with respect to that mortgage  loan, (4) any unpaid  retained  interest with respect to that mortgage loan,  (5) any realized  losses  incurred with respect to that mortgage loan and
(6) if  applicable,  any expenses  reasonably  incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase  obligation  including any costs and damages incurred by the trust in connection  with any violation by such loan of any predatory or abusive  lending law.

Record Date:  The last business day of the month  preceding the month in which a distribution date occurs, unless the prospectus supplement specifies otherwise.

Related  Proceeds:  Recoveries  on a mortgage  loan related to amounts which the master servicer has previously advanced to the related trust fund.

Relief Act: The Servicemembers Civil Relief Act.

REMIC:  A real estate  mortgage  investment  conduit as defined in Sections 860A through 860G of the Code.

REMIC  Certificates:  Certificates  evidencing  interests  in a trust fund as to which a REMIC election has been made.

REMIC Provisions: Sections 860A through 860G of the Code.

                                      144

REMIC Regular Certificate:  A REMIC Certificate designated as a regular interest in the related REMIC.

REMIC  Residual  Certificate:  A  REMIC  Certificate  designated  as a  residual interest in the related REMIC.

REMIC Provisions: The REMIC Provisions and the related Treasury regulations.

Retained Interest: A portion of the interest payments on a trust fund asset that may be retained by the depositor or any previous owner of the asset.

RICO: The Racketeer Influenced and Corrupt Organizations statute.

SAIF: The Savings Association Insurance Fund.

Scheduled  Principal  Balance:  As to any mortgage loan or manufactured  housing contract,  the unpaid principal balance thereof as of the date of determination, reduced by the  principal  portion of all monthly  payments due but unpaid as of the date of determination.

Senior/Subordinate  Series:  A series of securities of which one or more classes is  senior  in right of  payment  to one or more  other  classes  to the  extent described in the related prospectus supplement.

Single Family Properties:  One- to four-family  residential properties including detached and attached dwellings,  townhouses,  rowhouses, individual condominium units, individual units in planned-unit  developments and individual units in de minimis planned-unit developments.

Special Hazard  Subordination  Amount: The amount of any Special Hazard Realized
Loss that is allocated to the subordinate securities of a series.

Stated  Principal  Balance:  As to any  mortgage  loan or  manufactured  housing contract,  the principal  balance of the mortgage loan or  manufactured  housing contract as of the cut-off date,  after  application of all scheduled  principal payments due on or before the cut-off date, whether or not received,  reduced by all amounts,  including advances by the master servicer,  allocable to principal that are distributed to  securityholders on or before the date of determination, and as further reduced to the extent that any realized loss thereon has been, or had it not been covered by a form of credit support,  would have been, allocated to one or more classes of securities on or before the determination date.

Strip  Securities:  A class of  securities  which are entitled to (a)  principal distributions,  with disproportionate,  nominal or no interest distributions, or
(b)  interest  distributions,  with  disproportionate,  nominal or no  principal distributions.

Stripped Interest:  The distributions of interest on a Strip Security with no or a nominal principal balance.

United States Person:  A citizen or resident of the United States; a corporation or partnership,  including an entity treated as a corporation or partnership for federal income tax purposes,  created or organized in, or under the laws of, the
United States or any state thereof or the District of Columbia,  except,  in the case of a partnership, to the extent provided in Treasury regulations; an estate whose income is subject to United States  federal  income tax  regardless of its source;  or a trust if a court  within  the  United  States is able to  exercise primary  supervision over the administration of the trust and one or more United
States  persons have the authority to control all  substantial  decisions of the trust. To the extent prescribed in

                                      145

regulations by the Secretary of the Treasury,  which have not yet been issued, a trust which was in existence on August 20, 1996,  other than a trust  treated as owned by the grantor  under  subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United  States person  notwithstanding  the previous sentence.

                                      146

$1,429,630,000 (Approximate)

Argent Securities Trust 2006-W3
Issuing Entity

Asset-Backed Pass-Through Certificates, Series 2006-W3

Argent Securities Inc.
Depositor

Ameriquest Mortgage Company
Seller, Sponsor and Master Servicer

____________________

FREE WRITING PROSPECTUS
____________________

UBS Investment Bank	JPMorgan

You should rely only on the information contained or incorporated by reference in this free writing prospectus and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Asset-Backed Pass-Through Certificates, Series 2006-W3 in any state where the offer is not permitted.

We do not claim that the information in this free writing prospectus and prospectus is accurate as of any date other than the dates stated on the respective covers.

March 14, 2006